Exhibit 10.2

Pursuant to 17 CFR 230.406, confidential information has been omitted in places marked “[* * *]”and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

AMENDED AND RESTATED

AGREEMENT

FOR

NUMBER PORTABILITY ADMINISTRATION CENTER/

SERVICE MANAGEMENT SYSTEM

BETWEEN

NEUSTAR, INC.

AND

CANADIAN LNP CONSORTIUM INC.

ARTICLE 1 - DEFINITIONS
ARTICLE 2 - SCOPE OF WORK
ARTICLE 3 - TERM
ARTICLE 4 - COMPENSATION AND NPAC/SMS USER AGREEMENTS
4.1	Compensation
4.2	NPAC/SMS User Agreement
ARTICLE 5 - RELATIONSHIP
ARTICLE 6 - PRICING AND ADJUSTMENT
6.1	General
6.2	Service Element Charges
6.3	User Training
6.4	Interoperability Testing
6.5	Expenses
6.6	Target Amounts; Shortfall and Credits; Billing
6.7	Most Favored Customer
6.8	[Deleted]
ARTICLE 7 - BENCHMARKING
7.1	Overview
7.2	Phases - General
7.3	Phase 1 - Obligations of Contractor and Customer
7.4	Phase 2
7.5	Phase 3
7.6	Phase 4
7.7	Standard & Disputes
ARTICLE 8 - OBLIGATIONS OF CONTRACTOR
8.1	Testing of Canadian NPAC/SMS
A.	[Deleted]
8.3	Provision of Canadian NPAC/SMS; Service Level Adjustments
8.4	Compliance with Service Level Requirements; Monitoring and Reporting
8.5	Security; Unauthorized Access; Inspection
8.6	Procurement; Staffing Responsibilities; Location Changes
8.7	Training
8.8	Taxes
8.9	Licenses and Permits
8.10	Laws and Regulations
8.11	Immigration Law Compliance
8.12	Quality
8.13	Notification of Additional Services, Enhancements and Modifications
ARTICLE 9 - OWNERSHIP OF INTELLECTUAL PROPERTY; SOURCE CODE ESCROW
9.1	Ownership of Intellectual Property
9.2	Grant of License on Condition of Termination by Customer
9.3	Grant of License on Condition of Force Majeure or Contract Expiration
9.4	Software Escrow
ARTICLE 10 - PROBLEM RESOLUTION
10.1	Hotline Service
10.2	Problem Correction
10.3	Root Cause Analysis and Reports
ARTICLE 11 - PROJECT STAFF
11.1	Project Executives and Oversight
11.2	Project Managers
11.3	Conduct of Personnel
ARTICLE 12 - DISASTER RECOVERY
12.1	Contractor’s Responsibility for Disaster Recovery
12.2	Disaster Recovery Plans
12.3	Disaster Recovery Exercises for the Canadian NPAC/SMS
12.4	Implementing Switch to Disaster Recovery Site; Restoration
12.5	Data Loss During a Disaster Recovery
12.6	Occurrence of Force Majeure
12.7	Allocation of Resources For Disaster Recovery or Force Majeure
12.8	Permanent Loss of Contractor’s NPAC/SMS Data Centers
ARTICLE 13 - ADDITIONAL SERVICES
13.1	Requested by Customer

13.2	Proposed by Contractor
13.3	Changes Pursuant to Benchmarking and Agreed-Upon Changes in Service Levels
13.4	Statement of Work
13.5	Staffing
13.6	Enhancements to Canadian NPAC/SMS Software
ARTICLE 14 - BUSINESS RECORDS AND AUDITS
14.1	Contractor’s Regular Audits; Customer’s Right to Audit
14.2	Access for Audits
14.3	Provision of Facilities for Audits
14.4	Audit of Fees
14.5	Record Retention
14.6	Compliance with Audit Recommendations
ARTICLE 15 - CONFIDENTIAL INFORMATION
15.1	Confidential Information Defined; Obligations
15.2	Exclusions
15.3	Return or Destruction
15.4	Injunctive Relief
15.5	Loss of Confidential Information
15.6	Third Parties
ARTICLE 16 - DELAYS; PERFORMANCE CREDITS AND CORRECTIVE REPORTING; DEFAULTS; FORCE MAJEURE
16.1	Notice of Delays
16.2	[Deleted]
16.3	Performance Credits
16.4	Allocation of Damages Among Users
16.5	Contractor Defaults
16.6	Force Majeure
ARTICLE 17 - INDEMNIFICATION
17.1	Mutual Indemnification
17.2	Contractor Indemnification
17.3	Procedures
ARTICLE 18 - INFRINGEMENT
18.1	Contractor’s Obligation to Indemnify for Infringement
18.2	Contractor’s Obligations If Use Is Threatened
ARTICLE 19 - LIABILITY; LIMITATION OF LIABILITY
19.1	DIRECT DAMAGES
19.2	CONSEQUENTIAL DAMAGES
19.3	EXCLUSIONS
ARTICLE 20 - INSURANCE
20.1	Contractor’s Insurance Requirements
20.2	Contractor’s Failure to Maintain Insurance
20.3	Self Insurance

Contractor may self insure the risks for which insurance is otherwise required under this Article 20 upon written request to and approval, in writing, by Customer. Approval by Customer of self-insurance shall not be unreasonably withheld and shall be based upon Customer’s reasonable assessment that Contractor’s net worth, financial history and stability appear to be sufficient to satisfy any obligation Contractor could reasonably be expected to incur during the term of this Agreement.

20.4	Customer’s Insurance Requirements
20.5	Customer’s Failure to Maintain Insurance
20.6	Additional Insurance
ARTICLE 21 - WARRANTIES
21.1	Harmful Code or Data
21.2	No Liens or Violations of Third Party Rights
21.3	Conformance with Specifications and other Standards
21.4	Authority
21.5	EXCLUSIVE WARRANTIES
21.6	Year 2000 Compliance
ARTICLE 22 - ASSIGNMENT, OTHER TRANSFER, AND SUBCONTRACTING
22.1	Consent Required
22.2	Assignment of Monies Due
ARTICLE 23 - TERMINATION
23.1	Termination by Customer
23.2	Nonwaiver
23.3	Users’ Liability for Payments

23.4	Return of Property upon Termination
23.5	No Termination by Contractor
ARTICLE 24 - TRANSITION AT EXPIRATION OR TERMINATION OF THIS AGREEMENT
24.1	Contractor’s Obligation to Assist with Transition
24.2	Optional Extension upon Termination or Non-Renewal without License
24.3	Optional Extension upon Termination or Non-Renewal with License, Loss of Neutrality or Regulatory Termination
24.4	Transition Services
ARTICLE 25 - REGULATORY AND LEGISLATIVE CONSIDERATIONS
25.1	Users are Communications Common Carriers
25.2	Changes in Law and Regulations
ARTICLE 26 - INTERNAL DISPUTE RESOLUTION AND ARBITRATION
26.1	Internal Dispute Resolution
26.2	Arbitration
26.3	Continuation of Services
26.4	Arbitration Regarding Customer Liability or Allocation Model
ARTICLE 27 - GENERAL
27.1	Successors and Assigns
27.2	Attorneys’ Fees
27.3	Service Parity
27.4	Advertising or Publicity
27.5	Non-Waiver
27.6	Notices
27.7	Governing Law
27.8	Severability
27.9	Remedies
27.10	Survival
27.11	Joint Work Product
27.12	Headings
27.13	Counterparts
ARTICLE 28 - NONEXCLUSIVE MARKET RIGHTS
ARTICLE 29 - [DELETED]
ARTICLE 30 - ENTIRE AGREEMENT
ARTICLE 31 - SYSTEM PERFORMANCE PLAN
ANNEX A TO EXHIBIT G
AFFECTED REGIONS

EXHIBITS:

Exhibit A	Turn-up Testing Schedule
Exhibit B	NANC NPAC/SMS Functional Requirements Specification
Exhibit C	NANC NPAC/SMS Interoperable Interface Specification
Exhibit D	RESERVED
Exhibit E	Pricing Schedules
Exhibit F	[Deleted]
Exhibit G	Service Level Requirements
Exhibit H	Reporting and Monitoring Requirements
Exhibit I	Key Personnel
Exhibit J	NPAC/SMS User Agreement Form
Exhibit K	External Design
Exhibit L	Additional Terms and Conditions of Software License
Exhibit M	Software Escrow Agreement
Exhibit N	[Deleted]
Exhibit O	Statement of Work Cost Principles

AMENDED AND RESTATED
CONTRACTOR SERVICES AGREEMENT

THIS CONTRACTOR SERVICES AGREEMENT (“Agreement”) is made and entered into as of June 1, 2003 (“Effective Date”) by and between CANADIAN LNP CONSORTIUM INC., a corporation incorporated pursuant to the laws of Canada, having offices at                                                                                                                                                         (the “Customer”), and NEUSTAR, Inc., a New York corporation, having offices at 1200 K Street NW, 11th Floor, Washington, D.C.  20005 (“Contractor”).

WITNESSETH:

WHEREAS Customer and Contractor have agreed upon terms and conditions pursuant to which Contractor will provide the Canadian NPAC/SMS and Services to Users in Canada pursuant to NPAC/SMS User Agreements;

AND WHEREAS in reliance upon the expertise of Contractor in developing, designing and delivering the Canadian NPAC/SMS and Services, Customer wishes to retain the professional services of Contractor as provider of the Canadian NPAC/SMS and Services in Canada;

AND WHEREAS Contractor desires to provide the Canadian NPAC/SMS and Services in Canada in accordance with the terms and conditions as set forth herein;

AND WHEREAS Customer wishes to retain Contractor as provider of the Canadian NPAC/SMS and Services in Canada and Contractor has agreed to provide the Canadian NPAC/SMS and Services in Canada, in each case, upon the terms and conditions set forth in this Agreement; [Amended]

NOW, THEREFORE, for and in consideration of the premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1 - DEFINITIONS

As used throughout this Agreement, the following terms shall have the meanings set forth below unless otherwise indicated:

1.1           [Deleted]

1.2           The term “Additional Services” shall have the meaning set forth in Section 13.1.

1.3           The term “Ad Hoc Report” means any report of any aspect of Per User/Per Request Charges or activity other than a Standard Report prepared by Contractor at the request of a User.

1.4           The term “Agreement” includes all the terms and conditions contained herein, including any Statement of Work and any Exhibit, appendix, attachment or documents referenced herein or incorporated herein by reference, including any and all amendments to this Agreement and each of the foregoing instruments.  In the event of a conflict between or among the terms and conditions contained herein, in any Statement of Work or any such Exhibit, appendix or attachment, the following shall control in descending order of precedence:  (a) any Statement of Work (but only with respect to the subject matter thereof); (b) the terms and conditions contained herein; (c) Exhibit E (Pricing Schedules); (d) Exhibit O (Statement of Work Cost Principles); (e) Exhibit G — (Service Level Requirements); (f) Exhibit H - Reporting and Monitoring Requirements;  (g) all other Exhibits; (h) the NPAC/SMS User Agreements; and (i) any other appendices or attachments referred to in this Agreement.  [Amended]

1.5           The term “Allocation Model” means the initial or CRTC-determined and/or Customer-determined price allocation algorithm provided to Contractor by Customer from time to time, which shall specify (i) which Service Element Charges shall be allocated among Users; and (ii) the method of allocation to be used for such Service Element Charges and any other amounts which may appropriately be billed to Users hereunder or under the NPAC/SMS User Agreements and with respect to which Contractor requests billing or allocation instructions from Customer.  Customer may amend the Allocation Model by delivery of an amended Allocation Model to Contractor at least 30 days prior to the Billing Cycle with respect to which such Allocation Model is to be effective.

1.6           The term “Billing Cycle” means any calendar month, or portion thereof, during which Services are rendered hereunder.

1.7           The term “Business Day” means Monday through Friday of each week, excluding New Year’s Day, Victoria Day, July 1, Labour Day, Easter, Canadian Thanksgiving Day, December 24 and December 25.  [Amended]

1.8           [Deleted]

1.9           The term “Confidential Information” has the meaning defined in Section 15.1.

1.10         The term “Contractor” means Neustar, Inc., as identified above, and shall include its permitted successors or assigns pursuant to Article 22 of this Agreement. [Amended]

1.11         The term “Contractor Delays” shall mean any delays directly or indirectly resulting from Contractor having failed to meet or perform any of its obligations hereunder.

1.12         [Deleted]

1.13         “CRTC” means the Canadian Radio-television and Telecommunications Commission or any successor body thereto.

1.14         The term “Custom Enhancement” means any Enhancement made by Contractor at the request of Customer in order to adapt the Canadian NPAC/SMS Software to Customer’s specific requirements.  [Amended]

1.15         The term “Customer” means Canadian LNP Consortium Inc., as identified above, and its permitted successors or assigns pursuant to Article 22 of this Agreement.

1.16         The term “Defects” shall mean, collectively or individually, a failure of the Canadian NPAC/SMS to meet the Specifications, or a demonstrable mistake in any Documentation and shall include Material Defects and Minor Defects.  [Amended]

1.17         [Deleted]

1.18 The term “Deliverables” means Documentation (other than escrowed proprietary technical manuals and documentation), and other materials developed for or delivered to Customer by Contractor under this Agreement or under any Statement of Work issued hereunder.

1.19         The term “Documentation” means technical or user manuals and other similar written reference or instructional materials that relate to the Users’ use or operation of Canadian NPAC/SMS.  [Amended]

1.20         The term “Effective Date” means the date set forth in the preamble to this Agreement.

1.21         The term “Enhancements” means changes or additions, other than Maintenance Modifications, to the Canadian NPAC/SMS Software and related Documentation, including all new releases, Custom Enhancements, and User Enhancements that improve existing functions, add new functions, or significantly improve performance by changes in system design or coding.  [Amended]

1.22         [Deleted]

1.23         The term “Intellectual Property” means rights under patents, copyrights, trade secret law, and any other statutory provision or common law doctrine, relating to rights in and to Software, designs, formulas, procedures, methods, ideas, inventions and improvements, works of authorship and other material, recordings, graphs, drawings, reports, analyses, other writings, any information in any form and other property of any type not specifically listed herein, whether or not the foregoing are protected or protectable under Intellectual Property rights now or in the future.

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1.24         The term “LSMS” means a User’s Local Service Management System or its equivalent, including all software, minicomputers, front-end processors, workstations, computers, terminals, local area network (“LAN”) servers and associated peripheral equipment, lines and cabling used to connect and transmit data to and from the Canadian NPAC/SMS and other Users. [Amended]

1.25         The term “Maintenance Modifications” means any modifications or revisions, other than Enhancements, to the Canadian NPAC/SMS Software or Documentation that correct Defects, support new releases of the operating systems with which the Canadian NPAC/SMS Software is designed to operate, support new input/output (“I/O”) devices or provide other incidental updates and corrections.  [Amended]

1.26         The term “Material Defect” shall mean a Defect that adversely affects the ability of the Canadian NPAC/SMS to port telephone numbers successfully in accordance with the Specifications. [Amended]

1.27         The term “Minor Defect” shall mean a Defect other than a Material Defect.

1.28         [Deleted]

1.29         The term “Neutral Third Party” means means an entity which (i) is not a Canadian carrier; (ii) is not owned by, or does not own, any Canadian carrier; provided that ownership interests of five percent (5%) or less shall not be considered ownership for purposes of this Agreement; or (iii) is not affiliated, by common ownership or otherwise, with a Canadian carrier.  In this Section 1.29, the term “Canadian carrier” means a telecommunications common carrier that is subject to the legislative authority of the Canadian Parliament and “telecommunications common carrier” means a person who owns or operates a transmission facility used by that person to provide telecommunications services to the public for compensation.

1.30         The term “Normal Business Hours” means 7:00 a.m. to 7:00 p.m. Central Time during Business Days.

1.31         The term “Canadian NPAC/SMS” means the total solution provided by Contractor as described in this Agreement for providing, maintaining, administering, and operating a number portability administration center and service management system for the Canadian Region, including, but not limited to, the data processing system used to provide Canadian NPAC/SMS, the Canadian NPAC/SMS Software (including Enhancements or Maintenance Modifications), Additional Services performed pursuant to Statements of Work, Contractor utilities, hardware, Third Party software, peripherals, communications equipment and services, and other facilities used by Contractor at its NPAC/SMS Data Centers to provide Services under this Agreement, including, without limitation one virtual point of presence in the Canadian Region to which Users can connect to the Canadian NPAC/SMS, and other points of presence that may be provided pursuant to a Statement of Work if the Canadian Region is expanded.  [Amended]

1.32         The term “NPAC/SMS Data Centers” means the two geographically distinct locations where Contractor provides the facilities, equipment and personnel to operate the  NPAC/SMS Production Computer System and the NPAC/SMS Disaster Recovery Computer System.

1.33         The term “NPAC/SMS Disaster Recovery Computer System” means the dedicated computer system that provides a software and hardware test capability for ongoing Canadian NPAC/SMS development and provides a dedicated Canadian NPAC/SMS disaster recovery arrangement, and which, as of the Effective Date, is located at [* * *] 28273, which is the same disaster recovery computer system utilized to provide NPAC/SMS for other customers of NeuStar.  [Amended]

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1.34         The term “NPAC/SMS Production Computer System” means the dedicated computer system that provides the Canadian NPAC/SMS to Users, and which, as of the Effective Date, is located at 45980 Center Oak Plaza, Building 8, Sterling, VA 20166, and which is the same primary computer system  utilized to provide NPAC/SMS for other customers of NeuStar.  [Amended]

1.35         The term “Canadian NPAC/SMS Software” means all computer programming code created, written and developed for or in anticipation of the Canadian NPAC/SMS application in any form.  If not otherwise specified, the Canadian NPAC/SMS Software shall include Object Code and Source Code.  The Canadian NPAC/SMS Software shall include any Maintenance Modifications created by Contractor from time to time, and shall include Enhancements thereto when added to the Canadian NPAC/SMS Software in connection with a Statement of Work issued hereunder.  [Amended]

1.36         The term “NPAC/SMS User Agreement” means the agreement between Contractor and a User for the Canadian NPAC/SMS, in the form attached to this Agreement as Exhibit J - NPAC/SMS User Agreement Form.  [Amended]

1.37         The term “Object Code” means the machine-readable form of any computer programming code.

1.38         The terms “Party” or “Parties” means Contractor and/or Customer.

1.39         The term “Pricing Schedules” means the Pricing Schedules attached hereto as Exhibit E.

1.40         The term “Project” means the work being performed under this Agreement to enable Contractor to offer the Services, including work performed under any Statement of Work relating to Additional Services.

1.41         The term “Project Executive” or “Project Executives” means the individuals designated by each of the Parties to act as its primary contact between the Parties for the resolution of issues and problems concerning operation of the Canadian NPAC/SMS, as provided for under Section 11.1.  [Amended]

1.42         The term “Project Manager” means the individuals designated by each of the Parties to act as its primary interface between the Parties with respect to the furnishing of Additional Services, as provided for under Section 11.2.

1.43         The term “Project Plan” means the timetable for accomplishing a Project, as set out in the applicable Statement of Work for any Additional Services.  [Amended]

1.44         [Deleted]

1.45         The term “Reporting Requirements” means the Reporting and Monitoring Requirements attached as Exhibit H.

1.46         The term “Services” means the delivery of Canadian NPAC/SMS services in the manner provided under this Agreement, and shall include Additional Services.  [Amended]

1.47         [Deleted]

1.48         The term “Service Element” means any of the individual service items identified and priced in Exhibit E - Pricing Schedules.

1.49         The term “Service Element Charges” means (i) all Service Element fees and charges for Service Elements allocable to a User pursuant to the Allocation Model, and (ii) all other Service Element fees and charges for Services incurred by a User, according to Contractor’s records.

1.50         The term “Service Levels” means the service levels for Canadian NPAC/SMS specified in Exhibit G, as amended from time to time as provided for in this Agreement; and the term “Service Level Requirements” means the Service Level Requirements attached as Exhibit G.  [Amended]

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1.51         The term “Software” means computer programs and related Documentation and includes application programs, operating system programs, utilities, templates, parameter tables and settings, interfaces to external programs, tools, program related data, and local area network management software.

1.52         The term “Source Code” means the human-readable form of any computer programming code and related Documentation, including all comments and any procedural code such as job control language.

1.53         The term “Specifications” means the functional, technical and design specifications for Services set forth in any Statement of Work (including without limitation Statement of Work 28CA), Exhibit B - NANC NPAC/SMS Functional Requirements Specification, Exhibit C - NANC NPAC/SMS Interoperable Interface Specification, Exhibit K - External Design, any other documents identified as Exhibits, and any other appendices or attachments referenced in this Agreement, with any conflict between or among such documents controlled pursuant to the precedence order described in the definition of “Agreement” in Section 1.4.  [Amended]

1.54         The term “ Standard Report” means a report designated in Section 9 of Exhibit B - NANC NPAC/SMS Functional Requirements Specification.

1.55         The term “Statement of Work” means any statements of work entered into under Article 13.

1.56         The term “Termination Event” shall have the meaning given to such term in Section 24.1 hereof.

1.57         [Deleted]

1.58         The term “Third Party” means any individual, corporation, partnership, association or other entity, other than the Parties hereto.

1.59         [Deleted]

1.60         [Deleted]

1.61         The term “Turnup Test Plan” shall mean the final version of the NPAC/SMS Turnup Test Plan. [Amended]

1.62         The term “Unauthorized Access” includes (i) a breach of security on a system, LAN or telecommunications network which contains, processes or transmits a User’s proprietary or Confidential Information, or (ii) unauthorized or illegal activities by Contractor, its employees, subcontractors or agents to obtain money or information from or through Customer or any User, or in any way to damage Customer or any User using User  Data, an LSMS or the Canadian NPAC/SMS.  [Amended]

1.63         The terms “User” or “Users” mean, individually or collectively, those entities as specified on the list of Users to be provided to Contractor by Customer from time to time that have also entered into a User Agreement with Contractor.  The list of Users provided by Customer will specify the type of access to the Canadian NPAC/SMS permitted to the User under the corporate by-laws or constating documents of Customer.  Customer shall be entitled to provide changes to the User list to Contractor from time to time.  [Amended]

1.64         The term “User Charges” means, as to any User, the sum of (i) such User’s Service Element Charges, (ii) to the extent not reflected in Service Element Charges, such User’s fees and charges incurred in connection with any Statement of Work hereunder, determined in the manner specified by said Statement of Work and (iii) all other amounts which may appropriately be billed to Users hereunder or under the NPAC/SMS User Agreements.

1.65         The term “User Data” means all data and information, however recorded, provided to Contractor by Users to enable Contractor to provide the Canadian NPAC/SMS to Users under this Agreement.  [Amended]

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1.66         The term “User Enhancement” means any Enhancement made by Contractor in order to adapt the Canadian NPAC/SMS Software to special requirements of a specific User, which Enhancement will have no utility or limited utility to other Users in the Canadian Region which, in any event, does not affect or impair the delivery of Services to other Users. [Amended]

ARTICLE 2 - SCOPE OF WORK

Contractor shall (i) adapt the Canadian NPAC/SMS Software to meet Customer’s requirements and test the Canadian NPAC/SMS Software according to the terms and conditions of this Agreement for implementation under the schedule in the Project Plan and Test Schedule; (ii) provide all facilities, equipment, Software, personnel and materials necessary to manage, maintain and operate the NPAC/SMS Data Centers; and (iii) provide the Canadian NPAC/SMS to Users according to the terms and conditions of this Agreement, including from time to time, providing Additional Services upon the execution of Statements of Work by both Parties under Article 13.  [Amended]

Without limiting the foregoing, during the Initial Term, Contractor shall provide, maintain, support, administer and operate to and for the benefit of Customer and Users, the Canadian NPAC/SMS.

The baseline of functionality and service for the Canadian NPAC/SMS will be as set forth in the Specifications, excluding the functionality contained in NANC Change Orders 109, 179, 240, 243, 244, 294, 328, and 329.  For greater certainty, Contractor and Customer acknowledge and agree, without limiting the generality of the foregoing, that the intent of this Section is to confirm the obligations of Contractor to provide, maintain, support, administer and operate the Canadian NPAC/SMS for the Customer and the Users under, and in accordance with, this Agreement and the NPAC/SMS User Agreements, notwithstanding that Customer and Contractor may not have executed and delivered a Statement of Work for Additional Services (including, without limitation, Enhancements) which have been, or may be, the subject of a Statement of Work or other agreement relating to any such Additional Services (including, without limitation, Enhancements) executed and delivered by Contractor and other customers of Contractor.  For greater certainty, “Enhancements” includes, without limitation, all releases.  Contractor covenants and agrees that Exhibit B (NANC NPAC/SMS Functional Requirements Specification) and Exhibit C (NANC NPAC/SMS Interoperable Interface Specification) shall, at all times during the Initial Term incorporate and reflect the most current version of the Canadian NPAC/SMS.  Accordingly, Contractor shall prepare, and shall keep current at all times, a document (the “FRS Attachment”) outlining in detail all of the functional, technical, and design features described in the Specifications which have not been acquired by Customer and which do not apply to the Canadian NPAC/SMS.  The Parties agree that the FRS Attachment shall be attached by Contractor as an appendix to, and shall form a part of, Exhibit B — NANC NPAC/SMS Functional Requirements Specifications.  The FRS Attachment, and any subsequent revisions thereto, shall be submitted to Customer for review and approval prior to its attachment to and inclusion in Exhibit B.

Notwithstanding the implementation by Contractor of Enhancements, or the provision of solutions or services similar to the Canadian NPAC/SMS to third parties by Contractor, any and all Additional Services to the Canadian NPAC/SMS will be determined solely and exclusively by the Customer and Users.

Neither the Customer nor the Users will bear, incur or otherwise be responsible for any direct or indirect cost, liability or expense in respect of any functionality or service related to the Canadian NPAC/SMS offered by Contractor to any third party, which has not been expressly agreed to be borne by the Customer or Users.  The Parties further expressly acknowledge and agree that the Customer and Users shall not be directly or indirectly responsible for any cost, liability or expense related to Enhancements introduced by Contractor at the request, or with the agreement, of other customers of Contractor.  Without restricting the generality of the foregoing, or derogating from any other obligation of Contractor hereunder, Contractor shall use best efforts to ensure that the Customer and Users will receive the benefit of all cost savings and other efficiencies resulting from Contractor centralizing its NPAC/SMS operating facilities, equipment, and personnel, including without limitation its Data Centers, and otherwise through the efficient allocation of resources by Contractor, in respect of similar services provided to other customers of Contractor.

6

Contractor shall provide, maintain, support, administer and operate, to and for the benefit of the Customer and Users, a Canadian NPAC/SMS, all in accordance with this Agreement and the User Agreements, regardless of the actual or potential requirements of third parties to whom Contractor provides or may provide solutions or services similar to the Canadian NPAC/SMS. [Amended]

ARTICLE 3 - TERM

This Agreement shall be effective as of the Effective Date and shall continue through May 31, 2007 (the “Initial Term”) unless terminated earlier under the terms and conditions of this Agreement.  After the Initial Term, this Agreement shall automatically renew for consecutive one (1) year terms, unless an election not to renew is made by: (i) Customer by providing at least ninety (90) days written notice to Contractor prior to the end of the Initial Term or any subsequent renewal term; or (ii) Contractor by providing at least one hundred and eighty (180) days written notice to Customer prior to the end of the Initial Term or any subsequent renewal term.  [Amended]

ARTICLE 4 - COMPENSATION AND NPAC/SMS USER AGREEMENTS

4.1           Compensation

In consideration for the fulfillment by Contractor of its obligations hereunder, Customer hereby grants to Contractor the right to provide the Canadian NPAC/SMS to Users in the Canadian Region for the term of this Agreement.  Contractor shall be further compensated for its fulfillment of such obligations by the fees paid by Users pursuant to their respective NPAC/SMS User Agreement and in the Pricing Schedules, as provided in Article 6 - Pricing and Adjustment.  [Amended]

Customer shall have no obligation to pay Contractor any compensation for any Services or other work provided under this Agreement, unless expressly authorized by a Statement of Work issued in accordance with Article 13 - Additional Services or a written modification to this Agreement.

4.2           NPAC/SMS User Agreement

Customer shall from time to time supply Contractor with a list of Third Parties authorized to have access to the Canadian NPAC/SMS as Users and the level of such access.  Contractor will enter into User Agreements with such Users, which agreements will permit only the approved level of access.  The terms on which such access at one level is permitted to a User shall be nondiscriminatory with the same level of access permitted to another User, and terms of access at different levels shall be as agreed between Customer and Contractor.  Contractor agrees that if Customer notifies Contractor that a User no longer qualifies for access to the Canadian NPAC/SMS, Contractor shall take prompt action to terminate the User Agreement with such User and cease providing such access.  [Amended]

Contractor shall enter into an NPAC/SMS User Agreement with each User for the provision of Services.  The NPAC/SMS User Agreement shall be in exactly the form attached to this Agreement as Exhibit J - NPAC/SMS User Agreement Form and may only be modified by the Parties.  Contractor shall provide a monthly report to Customer of the name and address of all Users currently under contract with Contractor for Services, which report shall set forth in a separate section all new Users added since the last such report.  Contractor shall also provide a copy of this report to any requesting User at no additional charge.

Contractor shall not provide Services in the Canadian Region to any Third Party except to those Third Party(s) identified from time to time by Customer as having authority to have access to the Canadian NPAC/SMS pursuant to an executed NPAC/SMS User Agreement.  Any Third Party requesting services from Contractor similar to Canadian NPAC/SMS in the Canadian Region shall be required to complete an application for such Services, the form of which is attached as an exhibit to Exhibit J - NPAC/SMS User Agreement Form.  Contractor shall have no obligation to investigate the accuracy of any information provided by a Third Party applying for access to the Canadian NPAC/SMS as a User or the qualifications of those entities identified on the list of Third Parties qualified as Users supplied by Customer.  [Amended]

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ARTICLE 5 -  RELATIONSHIP

Contractor’s relationship to Customer in the performance of this Contract is that of an independent contractor.  Personnel furnished by Contractor (hereinafter “Contractor’s Employee(s)”) to perform Services hereunder shall at all times remain under Contractor’s exclusive control and direction and shall be employees of Contractor and not employees of Customer.  Contractor shall pay all wages, salaries and other amounts due Contractor’s Employee(s) relative to this Contract and shall be responsible for all obligations respecting them relating to FICA, income tax withholdings, unemployment compensation and other similar responsibilities and, as such, Contractor shall file all required forms and necessary payments appropriate to the Contractor’s tax status.  In the event the Contractor’s Employee(s)’ independent status is denied or changed and the Contractor or Contractor’s Employee(s) are declared to have “common law” status with respect to work performed for Customer, Contractor agrees to indemnify and hold Customer, its members and their parents, affiliates and subsidiaries harmless from all costs, including legal fees, which they may incur as a result of such change in status.

Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Contractor and Customer.  Neither Party is, by virtue of this Agreement, authorized as an agent, employee or legal representative of the other.  Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors.  Neither Party shall have any power or authority to bind or commit the other.

ARTICLE 6 - PRICING AND ADJUSTMENT

6.1           General

Contractor shall be compensated for rendering the Services hereunder at the prices set forth in Exhibit E - Pricing Schedules (the “Pricing Schedules”).  [Amended]

[Deleted]

6.2           Service Element Charges

(a)           Monthly Charges.  Monthly Charges will be assessed to Users for each Service Element requested by Users from those listed under Category 1 in Schedule 1 of the Pricing Schedules. The applicable monthly rate charges appearing in Schedule 1 of the Pricing Schedules shall be assessed for each month for which Services are provided.  For the purpose of pro-rating charges for partial months, each month will be deemed to have 30 days.  Contractor may take requests for these Services directly from any User, and will report these charges to Customer in the Monthly Summary of Charges. Contractor will invoice such charges to the respective Users for the Service Elements actually used or requested by such User.

(b)           Per User/Per Request Charges.  Per User/Per Request charges apply only when a specific Service Element listed under Category 2 in Schedule 1 of the Pricing Schedules has been requested or used by a User, and will be accumulated and billed on a monthly basis as described in more detail below.  The following shall apply to specific Per User/Per Request Service Elements:

(i)            NPAC User Support Contacts: NPAC/SMS Hotline Calls.  A flat per-contact charge set forth in Category 2 of Schedule 1 to the Pricing Schedules will be assessed by Contractor for contacts received by Contractor from a User for “Billable NPAC User Support Manual Requests,” as defined in Footnote 3 to Schedule 1 of the Pricing Schedules, in excess of five (5) per day, commencing three (3) months after the date such User completes Turnup Testing.  An initial phone call, e-mail message, facsimile transmission, or any other form of written or oral communication from a User, and all follow-up contacts relating directly to the subject matter of the initial call, shall constitute a single “contact” hereunder.  Contractor will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received such Services.

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(ii)           Ported Telephone Numbers.  Promptly after the end of each calendar month, each User shall be charged for the total number of telephone numbers ported (as defined in the footnote 3 to Schedule 1 of the Pricing Schedules) by such User during the subject month, in accordance with the applicable price per “TN Porting Event” set forth in Category 2 of Schedule 1 of the Pricing Schedules. [Amended]

(iii)          Reports.  All Standard Reports will be prepared for a fixed fee as set forth in Schedule 1 of the Pricing Schedules.  All Ad Hoc Reports will be prepared by  Contractor and charged at an hourly rate for the time required to define and develop the Ad Hoc Report format.  Contractor may take requests for these Reports directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said Reports.

(c)           Non-Recurring Charges.  Non-Recurring Charges will be assessed to Users for each Service Element listed under Category 3 in Schedule 1 and in Schedule 6 of the Pricing Schedules.  Contractor may take requests for these Service Elements directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said Service Elements.

6.3           User Training

Training Charges will be assessed to Users for each of their respective personnel who attend training courses on the use of the Canadian NPAC/SMS during the term of this Agreement at the fees per person per day for training are as set forth in Schedule 2 of the Pricing Schedules.  Current training programs are one day and are charged at a pro-rated cost per day.  The introduction of future Enhancements or other changes to the Canadian NPAC/SMS may increase course length and pricing, with any such changes to be described in a Statement of Work relating to the implementation of any such Enhancement or change.  Contractor will provide classroom space and hands-on training plus a copy of the training materials for each participant.  Other costs such as travel and expenses of participants are not included and will be the responsibility of the course participants or the Users they represent, as determined between them.  If more than three participants from the same User attend the same class, each participant’s training fee will be reduced by ten percent (10%).  Contractor will also travel and conduct training courses at a User’s site, provided that a minimum of three participants will take the on-site course.  The price for such training arrangements is ninety percent (90%) of standard training prices set forth in Schedule 2 of the Pricing Schedules, plus reasonable expenses of the person or persons presenting the course (e.g., travel, hotel, meals, etc.).  Contractor may take requests for training directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said training.  [Amended]

6.4           Interoperability Testing

Interoperability Testing will be performed in accordance with an Interoperability Test Plan to be prepared by Contractor, and will be charged to Users (or, if applicable, a Third Party supplier of LSMS or Service Order Administration (“SOA”) services designated by a User as its provider of LSMS or SOA services, referred to herein as an “LSMS/SOA Supplier”) in accordance with Schedule 3 of the Pricing Schedules. The Initial Test charges shown in Schedule 3 of the Pricing Schedules will be required to be paid in connection with initial testing of a User’s or LSMS/SOA Supplier’s LSMS or SOA software.  A certain amount of re-testing of a User’s or LSMS/SOA Supplier’s LSMS or SOA software will be required in connection with any new release of the LSMS or SOA software by the User or LSMS/SOA Supplier.  The extent of any such re-testing, and the related fees and charges therefor, will be addressed in a Statement of Work relating to such re-testing.  Re-testing of LSMS or SOA software required in connection with a new release of the Canadian NPAC/SMS Software initiated by Contractor will not be charged to Users or LSMS/SOA Suppliers.  Additional testing beyond the scope of testing or time frame specified in the Interoperability Test Plan (due, for example, to the need or desire of a User to perform material amounts of re-testing following remediation of defects or other alterations to LSMS or SOA software made during the course of Interoperability Testing) shall be charged at a flat rate per day (or portion thereof) as set forth in said Schedule 3.  Contractor may take requests for these Service Elements directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received the Interoperability Testing.  [Amended]

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6.5           Expenses

Except as otherwise provided in this Agreement and any Statement of Work, all expenses (including travel and travel-related expenses) incurred by Contractor in connection with the provision of Services are included in the fees and shall not be reimbursed by Customer or Users, unless agreed upon by Customer in writing.

6.6           Target Amounts; Shortfall and Credits; Billing

(a)                                  [Deleted]

(b)                                 [Deleted]

(c)                                  Invoicing of Monthly Charges for Users; Monthly Summary of Charges.

Promptly after the end of each Billing Cycle, Contractor shall prepare and send to each User an invoice for the amount of its User Charges, less the sum of such User’s share of any liquidated damages, if any, assessed against Contractor pursuant to Article 16 hereof.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each User in the Canadian Region, and for all Users within the Canadian Region.  All invoices shall be due and payable within 45 days of the date of the invoice, as provided in the NPAC/SMS User Agreement. [Amended]

(d)                                 [Deleted]

6.7           Most Favored Customer

Contractor’s Terms to Users for the Services shall be at least as favorable as the Terms provided by Contractor to any other customer receiving Canadian NPAC/SMS type services.  Subject to the following paragraphs in this Section, if Contractor provides more favorable Terms to another customer for Canadian NPAC/SMS type services such as are received by Users, taking into account any inherent differences, Contractor shall extend such Terms to Customer and Users.  As used in this Article, “Terms” includes, but is not limited to, rates, prices, charges, liquidated damages, contractual terms and conditions, or any other contractual element (including, without limitation, service level requirements) affecting the price of Canadian NPAC/SMS type services offered or the rights or obligations of the parties under either this Agreement or the NPAC/SMS User Agreement or any similar agreement with another customer of Contractor receiving Canadian NPAC/SMS type services (the latter being referred to herein as a “Comparable Agreement”).  Contractor shall promptly advise Customer in writing when it has entered into a Comparable Agreement and inform Customer of any more favorable Terms (and, as provided below, any corresponding less favorable Terms) in such an agreement. [Amended]

Subject to the following paragraph, if Contractor provides more favorable Terms to another customer under a Comparable Agreement, Customer may substitute all or any portion of such more favorable Terms for the Terms of this Agreement or the NPAC/SMS User Agreement, including, if appropriate, the lowest charges included in such Terms, retroactive to the date the more favorable Terms became effective as to such other customer of Contractor.

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Notwithstanding the foregoing, if any such more favorable Term of a Comparable Agreement was the product of negotiations which resulted from or resulted in one or more corresponding less favorable Terms elsewhere in such agreement, Customer must also substitute or add, as the case may be, such corresponding less favorable Term or Terms to this Agreement or the NPAC/SMS User Agreement along with the more favorable Term. The inclusion of such less favorable Terms with the more favorable Terms shall occur only where the more favorable and less favorable Terms are (i) directly related by subject matter and the changes reflecting such Terms are made as part of the same generation of revisions to the Comparable Agreement (prior to the effectiveness thereof) or (ii) are part of the same amendment thereto (after effectiveness).  Contractor shall bear the burden of showing that the changes were related in the manner described in the preceeding sentence.

Upon receiving Contractor’s notice of the provision of more favorable Terms in a Comparable Agreement, Customer must respond within 90 days whether or not it wishes to adopt such Term or Terms (except that such period shall be extended, as reasonably necessary, if Customer is in good faith discussions with Contractor regarding the consequence and/or implementation of such Term or Terms within such 90 days), and if Customer does not respond within such period, Customer shall be deemed to have waived the application of this Section 6.7 in such instance.

6.8           [Deleted]

ARTICLE 7 — BENCHMARKING

7.1           Overview

Customer and Contractor hereby establish the process described in this Article 7 as the exclusive process for establishing benchmarks under this Agreement in order to ensure Contractor provides Customer with technology and service levels equal to or greater than other organizations receiving similar services (“Benchmarking”).  Each Benchmarking shall, subject to the provisions of this Article 7, be conducted by a person (the “Benchmarker”) who is, at Customer’s option:

(a)                                  an employee or employees of Contractor, or an independent contractor chosen by Contractor; or

(b)                                 a Third Party selected by Customer, provided that (i) neither such Third Party nor any of its affiliates competes or intends to compete, directly or indirectly, with Contractor for the provision of NPAC/SMS in Canada or in any other service area and (ii) such Third Party signs an appropriate confidentiality agreement with Customer and Contractor regarding the Confidential Information, substantially in accordance with the provisions of Article 15 hereof.

The fees and expenses charged by the Third Party Benchmarker described in Section 7.1(b) shall be paid by Customer.  The Benchmarker shall, subject to the provisions of this Article 7, conduct the Benchmarking in accordance with this Article 7.

7.2           Phases - General

Upon Customer’s Request, the Benchmarker shall conduct the Benchmarking Process.  Contractor shall not be required to repeat, separately for Customer, Benchmarking conducted by or on behalf of Contractor for other customers of Contractor in respect of the NPAC/SMS, provided that such Benchmarking for such other customers fully satisfies the benchmarking requirements of Customer, as determined solely by Customer, acting reasonably.  Customer shall, where mutually agreed with other customers of Contractor, participate with such customers to develop joint Benchmarking requirements and to permit Contractor to conduct such Benchmarking jointly for Customer and such other customers.

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Subject to the provisions contained in this Article 7, Customer and Contractor shall agree upon the period during which the Benchmarking Process shall be conducted.  Benchmarking shall consist of the following phases:

•                    Phase 1:  Plan Development Phase (“Phase 1”)

•                    Phase 2:  Data Collection and Report (“Phase 2”)

•                    Phase 3:  Evaluation Phase (“Phase 3”)

•                    Phase 4:  Implementation Phase (“Phase 4”)

Unless Contractor and Customer otherwise agree, no new Phase 1 may be commenced until a previously commenced Benchmarking has completed Phase 3; provided, however, that Customer may initiate a new Benchmarking (the “Priority Benchmarking”) prior to the completion of Phase 3 of a previously commenced Benchmarking, in which circumstances the Contractor shall have the right to temporarily stop the activities relating to such previously commenced Benchmarking, and the timeframes set forth herein under which the applicable Phases for the Benchmarking were required to be completed for such Benchmarking shall be suspended until the Priority Benchmarking has completed Phase 3, following which any such suspended timeframes shall be immediately re-implemented.  In addition to the foregoing, unless Contractor and Customer otherwise agree, no Phase 4 shall be commenced prior to the completion of all prior Phase 4s commenced under any Benchmarking.

7.3           Phase 1 — Obligations of Contractor and Customer

Phase 1 shall consist of the preparation and delivery of a benchmarking plan setting forth at a minimum: (i) the subject of evaluation, (ii) industries or companies to be used for comparison, (iii) specific criteria, metrics and methods or techniques for obtaining data (including, but not limited to, comprehensive data collection or specific statistical sampling techniques), (iv) required contents of the Benchmarking Report (as defined below), and (v) timeframes and schedules for data collection and evaluation, (collectively, the “Benchmarking Plan”).  The Benchmarking Plan shall be developed, finalized and delivered in accordance with this Section 7.3.

(a)                                  Commencement of Phase 1

Customer shall deliver to Contractor and Benchmarker (if not an employee or Third Party contractor of the Contractor) written notification that it wishes to initiate Benchmarking under this Article 7.  All notifications by Customer must comply with Article 27.6 — “Notices” of the Agreement.  Phase 1 shall commence on the earlier of (a) the date on which Contractor attends a benchmarking meeting with Customer’s representatives and (b) fourteen (14) days after delivery by Customer of the aforementioned written notification.

(b)                                 Consultation and Discussion

Within twenty (20) days after Customer delivers written notification to Contractor and the Benchmarker in accordance with Subsection 7.3(a), Contractor and Benchmarker  shall attend a meeting with Customer’s representatives for the purpose of jointly discussing and developing the details of the Benchmarking Plan.  Contractor and Benchmarker shall attend such additional meetings with Customer’s representatives as reasonably requested by Customer. Each of these meetings shall be on a date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least seven (7) Business Days prior to the scheduled date of an irreconcilable conflict.

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(c)                                  Completion of Benchmarking Plan

Customer and Contractor shall jointly determine the objective Third Party information that will be required to conduct or support the Benchmark Plan.  In such circumstances, Customer and Contractor shall:

(a)          review the Benchmark Plan and

(b)         schedule a meeting to address any issues either Party may have with the Benchmark Plan.

Contractor shall provide all information required for the Benchmark Plan (including information relating to other customer sites, if available) at no additional cost to Customer.

Contractor shall develop and deliver the initial draft of the Benchmarking Plan to Customer within twenty (20) days following the earlier of (i) joint agreement between Customer and Contractor or (ii) Customer’s determination of the contents of the Benchmarking Plan with respect to those items for which joint agreement was not reached.  The parties intend that a Benchmarking Plan may, but need not, include the following:

•                    Benchmark subject

•                    Methodology, including Benchmarker selection criteria, data collection, data evaluation, gap analysis, development of recommendations, and development of a Statement of Work or Action Plan (as defined in Section 7.5 (c) below)

•                    Comparable industries

•                    Metrics for comparison and ranges or delineation of metrics (including round off conventions and related measurement and representation conventions)

•                    Timeframes for initiation and completion of steps in methodology and for Phase 1, Phase 2, and Phase 3

•                    Requirements for Benchmarking Report (as defined below) and back-up substantiation, including date of delivery in final form and requirements of draft preparation, Customer review and Contractor revisions for final delivery

•                    Requirements for data authentication, verification and substantiation

•                    Requirements for Evaluation Report (as defined below), Action Plan (as defined below)

•                    Requirements for determining sufficiency of any data collection, metric satisfaction or criteria satisfaction

Within twenty (20) days following delivery of the draft Benchmarking Plan, Contractor shall attend a meeting with Customer’s representatives for the purpose of jointly discussing revisions or comments to the draft Benchmarking Plan.

If Contractor and the Customer cannot agree on any aspect of the Benchmarking Plan within thirty (30) days following delivery of the initial draft of the Benchmarking Plan (or thirty (30) days following the date such initial draft should have been delivered if not delivered on such date), the Customer shall make all such determinations with respect to the Benchmarking Plan, and Contractor shall be required to adhere to and incorporate such determination into the final Benchmarking Plan and to deliver the final Benchmarking Plan within thirty (30) days after notification by the Customer of such final determinations.

Phase 1 shall be complete upon delivery of the final Benchmarking Plan.

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7.4           Phase 2

Phase 2 shall commence immediately upon completion of Phase 1 and shall consist of the collection and analysis of data by the Benchmarker in accordance with Benchmarking Plan and the delivery by the Benchmarker of a report of their findings in accordance with the Benchmarking Plan (the “Benchmarking Report”).  Phase 2 shall be completed upon the issuance of Benchmarking Report, which shall be delivered by the Benchmarker on or before the date set forth in the Benchmarking Plan and otherwise in accordance with the requirements of such applicable Benchmarking Plan.

7.5           Phase 3

(a)                            Commencement

Phase 3 shall commence immediately following delivery by the Benchmarker of the Benchmarking Report (or upon the date such Benchmarking Report should have been delivered, if not delivered on such date).  Within thirty (30) days thereafter, Contractor shall prepare and deliver to Customer an evaluation report (the “Evaluation Report”) setting forth recommendations regarding whether corrective action is needed.  If Customer and Contractor agree, after reviewing the Benchmarking Report and the Evaluation Report, that any amendment to the Agreement, including without limitation, adjustments to the Service Levels, are necessary or appropriate, the Parties shall amend the Agreement accordingly.  If any amendment to the Agreement, including any adjustment to the Service Levels, would also involve or necessitate a change to or modification of the Canadian NPAC/SMS or the Services, Contractor and Customer shall agree, on a case-by-case basis, as to whether such change or modification shall be performed pursuant to a Statement of Work or an Action Plan (as defined in Section 7.5(c) below).  Any agreed upon Statement of Work shall be performed by Contractor in accordance with the provisions of Section 13.4, and any amendment to the Service Levels agreed to by the Parties shall take effect upon the completion and acceptance of the work subject to any such Statement of Work.  Any agreed upon Action Plan shall be performed in accordance with its terms, at no cost to Customer or Users, and on such other terms and conditions as otherwise agreed to by the Parties.

(b)                           Consultation and Discussion

Within twenty (20) days after the delivery of the Evaluation Report (or upon the date such Evaluation Report should have been delivered, if not delivered on such date), Contractor shall attend a meeting with Customer’s representatives for the purpose of jointly discussing the Evaluation Report and the recommendations for corrective action, if any.  Contractor shall attend additional meetings with Customer’s representatives as reasonably requested by Customer.  Each of these meetings shall be on a date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least seven (7) Business Days prior to the scheduled date of an irreconcilable conflict.

(c)                                  Evaluation Report

If Contractor and the Customer cannot agree within twenty (20) days following delivery of the Evaluation Report on any aspect thereof, the Customer shall make all such determinations with respect to those items for which Customer and Contractor cannot agree.  Thereafter, within ninety (90) days following agreement of Contractor and Customer with respect to the corrective action required, or in the absence of such agreement, upon written notice by the Customer to Contractor of its determination of the corrective action required, the Customer and Contractor shall negotiate in good faith whether the Contractor shall deliver either a Statement of Work pursuant to the requirements of Article 13, or whether the Contractor shall deliver a proposed action plan for the approval of the Customer (which approval cannot be unreasonably withheld), providing for the implementation of the corrective action required at no cost to Customer or Users (“Action Plan”).

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(d)                                 Completion

Phase 3 shall be completed upon delivery of a proposed Statement of Work or proposed Action Plan, as the case may be.

7.6           Phase 4

Phase 4 shall commence upon execution of a Statement of Work or implementation of an Action Plan, as the case may be. Phase 4 shall conclude in accordance with the timeline and schedule of the project plan set forth in the Statement of Work or otherwise in accordance with the timeline and schedule established by the parties in the Action Plan, as the case may be.

7.7           Standard & Disputes

In exercising its power to make any determinations hereunder upon the failure of the Contractor and the Customer to agree within the time periods set forth herein, Customer shall make such determinations (i) in writing, (ii) in good faith and (iii) in the exercise of commercial reasonableness for similar industries and for similar purposes.  Notwithstanding anything else to the contrary herein, in the event that Customer has not delivered any determinations hereunder within ten (10) Business Days after the applicable date that Customer had the right to make the relevant determination because of the failure of the Customer and Contractor to agree, Contractor shall have the right to make such determination provided that, in making any such determinations, Contractor shall make such determinations: (i) in writing; (ii) in good faith and (iii) in the exercise of commercial reasonableness for similar industries and similar purposes.  If either Party disputes any determination made by other party resulting the failure of the parties to agree within the applicable periods set forth herein, either party may within five (5) Business Days of any such disputed determination, seek resolution of the dispute in accordance with Article 26 of this Agreement.  Pending final and binding determination, the parties shall be bound by the other party’s determinations and shall proceed based upon such determinations and time frames for performance.[Amended]

ARTICLE 8 - OBLIGATIONS OF CONTRACTOR

8.1           Testing of Canadian NPAC/SMS

(a)                                  Testing; Readiness of Users.  Turnup Testing (as described in footnote 5 to Schedule 1 of Exhibit E - Pricing Schedules) will be completed in accordance with the Turnup Test Plan which shall conform to any requirements of the CRTC.  In addition, Exhibit A sets forth certain notes regarding Turnup Testing and the necessary test cases for Users of different classes as described therein.  Each such User must have a Certified System (as defined in Section 7.3(b) of the NPAC/SMS User Agreement) prior to the scheduled commencement date. [Amended]

(b)                                 [Deleted]

(c)                                  [Deleted]

A.                                   [Deleted]

8.3           Provision of Canadian NPAC/SMS; Service Level Adjustments

Contractor shall provide the Canadian NPAC/SMS and the Services at not less than the Service Levels, and in a manner such that each User receives the applicable Services at the same Service Levels.  Customer shall have the applicable remedies set forth herein, for any failure by Contractor to provide the Canadian NPAC/SMS and the Services at or above the Service Levels.  [Amended]

Either Customer or Contractor may, at any time, initiate discussions to review any Service Level. If Customer and Contractor agree on an adjustment to the Service Levels, the Parties shall amend the Service Levels accordingly.  If any such adjustment to the Service Levels would also involve or necessitate a change to or modification of the Canadian NPAC/SMS, Contractor shall propose a Statement of Work in accordance with Article 13, which shall be agreed to and performed in accordance with the provisions of Section 13.4, and any amendment to the Service Levels agreed to by the Parties shall take effect upon the completion and acceptance of the work subject to any such Statement of Work.  [Amended]

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8.4           Compliance with Service Level Requirements; Monitoring and Reporting

Contractor will monitor its compliance with the Service Levels hereunder and certain other aspects of User and system functionality, and issue reports to Customer thereon (“Reports”).  Standard Reports (as defined in Section 9 of Exhibit B) and other Reports to be provided on a periodic basis hereunder, and the fees to be charged therefor, if any, are described in Exhibit H - Reporting and Monitoring Requirements.  Contractor will also prepare Ad Hoc Reports (which include Reports not specifically included on Exhibit H and Reports included on Exhibit H, but requested by Customer or a User at other than the time established for the regular issuance thereof), the preparation of which will be charged in accordance with Exhibit E - Pricing Schedules.  The Project Executives will review the forms of Standard Reports and revise them from time to time as mutually agreed.  Each Report shall (i) have an executive summary and a glossary of defined terms, (ii) present monthly, quarterly and year-to-date cumulative data (including comparisons with similar data from the immediately prior year, if applicable) where appropriate, (iii) make use of tables, graphs and other similar methods of presenting the information and statistics contained therein, and (iv) also have such narrative analysis and summaries as Contractor feels would aid the understanding of the data presented in statistical, tabular and graphical form.  The Reports, and the systems and procedures for requesting and creating them, shall meet the User and system functionality requirements of Sections 9.2 and 9.3 of Exhibit B - NANC NPAC/SMS Functional Requirements Specifications.

The distribution of Reports shall be controlled by the recipient thereof.  Distribution of Reports within the Contractor’s organization shall be limited to those persons who have a “need to know” and Contractor shall provide to Customer for its approval, and update from time to time as necessary, a list of Contractor personnel who will receive distributions of various Reports.  Contractor’s Project Executive or other appropriate representative of Contractor will be available upon reasonable notice to discuss any Report with Customer’s Project Executive or other appropriate representative of Customer, or in the case of Reports relating to a particular User, with a representative of that User.

Customer reserves the right, at Customer’s expense, to contract with Third Parties to verify the monitoring functions of Contractor referred to above or review reports on Customer’s behalf; provided that (i) neither such Third Party nor any of its affiliates competes or intends to compete, directly or indirectly, with Contractor for the provision of Canadian NPAC/SMS in the Canadian Region or in any other service area and (ii) such Third Party signs an appropriate confidentiality agreement with Customer and Contractor regarding the Confidential Information, substantially in accordance with the provisions of Article 15 hereof.  [Amended]

8.5           Security; Unauthorized Access; Inspection

Contractor shall maintain and enforce at the NPAC/SMS Data Centers safety and physical security procedures at a level provided no less than that required with respect to any other NPAC/SMS facility provided by Contractor (the “Safety/Security Requirements”).  [Amended]

In the event Contractor becomes aware of an Unauthorized Access to the Canadian NPAC/SMS, User Data, or an LSMS, Contractor shall immediately (i) notify Customer and the applicable User(s) in writing; (ii) investigate the Unauthorized Access; and (iii) subject to reasonable access, security, and confidentiality requirements, provide Customer, Users, and their respective designees with reasonable access to all resources and information in Contractor’s possession as may be necessary to investigate the Unauthorized Access.  Customer (together with affected User(s)) shall have the right to conduct and control any investigation relating to the Unauthorized Access as it determines is appropriate.  [Amended]

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Subject to Contractor’s reasonable access, security, and confidentiality requirements, Customer, upon 24 hours prior written notice to Contractor’s Project Executive,  shall have the right to make visits to the Data Center to review Safety/Security Requirements respecting User Data (“Safety/Security Visits”); provided, however, that such visits may be made no more than four times in any twelve month period (excluding any follow-up visits referred to in the following sentence).  If any of the safety and physical security procedures in effect at the NPAC/SMS Data Centers do not at a minimum comply with those specified in the Safety/Security Requirements, Contractor shall (i) implement corrective measures, and (ii) give notice of such implementation to Customer and permit Customer to make one or more follow-up visits to the affected Data Center, as necessary, to confirm that the deficiency has been rectified.  Customer’s rights under this Section shall not in any way limit Customer’s right, with reasonable advance notice, to visit the Data Center for reasons other than a Safety/Security Visit.

8.6           Procurement; Staffing Responsibilities; Location Changes

Contractor shall be responsible for and shall pay all expenses and costs of the procurement or provision of all hardware, systems software, telecommunications services, facilities, and supplies required to support the provision of the Canadian NPAC/SMS, and the operation of the NPAC/SMS Data Centers, by Contractor.  All facilities shall comply with the facilities requirements in effect with respect to the other NPAC/SMS facilities provided by Contractor.  Each User shall be responsible for providing and shall pay all expenses and costs of the procurement or provision of all hardware, systems software, telecommunications services, facilities and supplies required to access the Canadian NPAC/SMS from such User’s facilities, to Contractor’s point of presence, as specified in Section 1.31. [Amended]

Contractor shall be responsible for staffing the NPAC/SMS Data Centers and providing appropriate personnel to provide the Canadian NPAC/SMS.  Contractor must manage its own labor relations with any trade or union represented among its employees and shall negotiate and be responsible for adjusting all disputes between itself, its employees, and  any union representing such employees.  If Contractor has knowledge of any actual or potential labor dispute which is delaying or threatens to delay the timely performance of any Project, Contractor shall give prompt notice to Customer.  Contractor shall confirm the notice in writing within 24 hours.  [Amended]

Any change in the location of an NPAC/SMS Data Center must be approved in advance by Customer, which approval shall not be unreasonably withheld or delayed, and must be accomplished without impairing the level of Services rendered hereunder by Contractor. Any incremental expense incurred by Users as a result of relocation of an NPAC/SMS Data Center shall be reimbursed to them by Contractor, unless such relocation is done at the request of Customer (alone or on behalf of Users), in which case, Customer shall first enter into a Statement of Work setting forth the manner in which Contractor shall be reimbursed for any expense incurred in connection with such relocation.

8.7           Training

Contractor shall develop and provide comprehensive training courses for User personnel consistent with the requirements in effect with respect to the other NPAC/SMS services provided by Contractor .  The pricing for training courses and materials shall be as set forth in Section 6.3 and Exhibit E - Pricing Schedules.  All training provided by Contractor shall include written course materials that may be kept, reproduced, and distributed by the Users, provided that any reproductions of such materials shall include any copyright or similar proprietary notices placed on the materials by Contractor. Users shall have the right to make unlimited copies of training materials provided by Contractor, at no additional charge, for internal use.  A User may cancel a training course scheduled by Contractor at any time upon written notice to Contractor; provided, however, that the User shall be liable to Contractor for all reasonable expenses incurred by Contractor in preparation for the course that are not otherwise recoverable by Contractor if such training course is canceled by the User less than two weeks prior to the start of such course.  In order to ensure that only qualified students pass Contractor’s training programs, Contractor shall monitor the progress of Users’ employees as they are trained, shall periodically test students as a course proceeds, and shall provide written certification of satisfactory performance of course requirements for those students that successfully meet such requirements.  There shall be no restrictions on any User having an individual trained in the operation of Canadian NPAC/SMS train other employees of the User, except that, each User must notify Contractor at the time the training course is scheduled if it desires the individual(s) being enrolled to be trained as trainers.  All individuals trained as trainers must schedule and attend, at the User’s expense, any additional training courses mandated by Contractor to maintain such individual’s expertise as a trainer with respect to any Enhancement or Maintenance Modification to the Canadian NPAC/SMS Software.  Contractor shall have no responsibility for certifying any employees trained by such User’s trainers.  [Amended]

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Notwithstanding anything to the contrary above, a User may train its personnel internally.  In such event, Contractor shall provide the above-referenced training materials directly to User.  User  may then use such materials to train its personnel internally, but, prior to using the Canadian NPAC/SMS, such personnel will be required to pass a certification examination of the same or similar nature given to those individuals taking Contractor’s training courses.  [Amended]

Customer is granted a limited license to translate the Documentation into the French language for use by Users in connection with the Services.  Notwithstanding such translation, the English language version of the Documentation shall take precedence in all circumstances and Contractor shall have no liability associated with any inconsistency between the English language version provided by Contractor and any French language version developed by or for Customer, or any interpretation thereof.

8.8           Taxes

Users shall pay all taxes arising out of the operation of the Canadian NPAC/SMS or the provisioning of Services, whether in the nature of sales or use taxes or personal property taxes.  All amounts shall be invoiced to the Users in accordance with the Allocation Model as in effect from time to time.  In the event the Customer or any User is required by any Canadian governmental authority to withhold any amount from the amounts due under this Agreement or any User Agreement as withholding tax, the Customer or the User, as the case may be, shall withhold the required amount.  The amount of the withholding will be credited against the amounts otherwise due hereunder or under the User Agreement.  Customer and any User, as the case may be, shall provide Contractor with evidence of such withholding for Contractor’s records.  [Amended]

Contractor agrees to pay, and to hold Customer and the Users harmless against, any penalty, interest, additional tax or other charge that may be levied or assessed as a result of the delay or failure of Contractor for any reason to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Contractor, unless such delay or failure by Contractor is on account of the delay or failure of a User to remit to or reimburse Contractor for any taxes which a User is obligated to pay by law, rule or regulation or under this Agreement or its respective NPAC/SMS User Agreement.  Customer shall have no liability to Contractor for any taxes.

8.9           Licenses and Permits

Contractor shall, at its sole cost and expense, obtain all licenses, authorizations and permits required by applicable legislative enactment and regulatory authorizations in connection with the performance of its obligations under this Agreement.  Contractor shall indemnify and hold Customer,  its members and Users and their respective affiliates harmless from and against any and all liabilities, damages (including without limitation punitive or special damages), losses or expenses (including attorney’s fees) arising out of any breach by Contractor of this Section.

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8.10         Laws and Regulations

Contractor shall comply, at its expense, with all applicable federal and provincial laws, ordinances, regulations, and codes in the performance of its obligations under this Agreement (including procurement of required permits and certificates), including the Fair Labor Standards Act and the Occupational Safety and Health Act.  Contractor shall indemnify and hold Customer, its members and Users and their respective affiliates harmless from and against any and all liability, damages (including without limitation punitive or special damages), losses or expenses (including attorney’s fees) arising out of any breach by Contractor of this Section.

8.11         Immigration Law Compliance

Contractor warrants, represents and agrees that it will not assign any individual to perform work under this Agreement who is an unauthorized alien under the Immigration Reform and Control Act of 1986, as amended or its implementing regulations.  In the event any employee of Contractor working under this Agreement is discovered to be an unauthorized alien, Contractor will immediately remove that individual and replace that individual with one who is not an unauthorized alien.  Contractor shall indemnify and hold Customer, its members and Users and their respective affiliates, harmless from and against any and all liabilities, damages (including without limitation punitive or special damages), losses or expenses (including attorney’s fees) arising out of any breach by Contractor of this Section.

8.12         Quality

Contractor shall provide high-quality service and support to Users consistent with the NPAC/SMS Service Level Requirements specified in Exhibit G and as modified through the  process set forth in Article 7 herein.  [Amended]

The Contractor will measure performance against these Service Level Requirements, report appropriately in accordance with Section  8.4, promote an effective quality assurance process consistent with the requirements in effect with respect to the other NPAC/SMS services provided by Contractor to other customers and confirm User satisfaction through the survey process.  [Amended]

Contractor shall retain a competent and experienced staff and ensure that each staff member is aware of, committed to, and actively involved in total quality improvement.  Each NPAC/SMS staff member shall be personally responsible to Contractor for the quality of his or her work.  The NPAC/SMS quality manager and functional managers will ensure that sufficient resources are committed to this effort.

Contractor agrees that it will comply with Customer’s reasonable requests for the additional collection and reporting of specific quality data that Customer needs to measure Services and Deliverables against Customer quality objectives.  Any such request for additional collection and reporting will be accomplished through the Statement of Work process.  Customer and Contractor may also agree to apply particular quality standards to specific Statements of Work.

Contractor shall demonstrate to the Customer quality management practices consistent with the principles contained in Deming, Total Quality Management (TQM), ISO 9000, Malcolm Baldridge or similar quality program.  These principles may be described in the Methods and Procedures Document (operating procedures as agreed to between the Project Executives as then in effect).  Contractor’s subcontractor developing Canadian NPAC/SMS Software is certified under the Software Engineers Institute at Level III, the highest commercial certification available.  [Amended]

8.13         Notification of Additional Services, Enhancements and Modifications

Contractor shall provide written notification to all Users on a monthly basis of any proposed Additional Services, Enhancements, Custom Enhancements, User Enhancements and/or Maintenance Modifications to the Canadian NPAC/SMS.  In addition to the above notification requirement, Contractor may also post notice of any proposed Additional Services, Enhancements, Custom Enhancements, User Enhancements and/or Maintenance Modifications to the Canadian NPAC/SMS on an Electronic Bulletin Board.  [Amended]

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ARTICLE 9 - OWNERSHIP OF INTELLECTUAL PROPERTY; SOURCE CODE ESCROW

9.1           Ownership of Intellectual Property

Except as otherwise expressly provided in this Agreement or an applicable Statement of Work, Contractor shall own all Intellectual Property created by or for Contractor under this Agreement, including the Canadian NPAC/SMS Software and any Enhancements and Maintenance Modifications.  Contractor shall not own any standard interface connecting the Canadian NPAC/SMS to Users, which interface shall be in the public domain. [Amended]

9.2           Grant of License on Condition of Termination by Customer

Subject to the Escrow Agreement contemplated by Section 9.4, in the event of termination of this Agreement by Customer under Section 23.1 (a), (b), (c) or (d) and, in the case of Sections 23.1(a) and (b), under circumstances where Customer has not alternatively selected to extend this Agreement under Section 24.2, Contractor shall grant to Customer a nontransferable (other than to its permitted successors and assigns pursuant to Exhibit L), restricted, perpetual, royalty-free, non-exclusive license to use and modify the Canadian NPAC/SMS Software and to sublicense the Canadian NPAC/SMS Software to any contractor providing services similar to the Canadian NPAC/SMS to the Users or to any other entity performing a function similar to that of Customer, for use in creating, managing and operating a data center similar to the NPAC/SMS Data Center in the Canadian Region as it exists at the time of termination.  Other terms and conditions of the above referenced license are set forth in Exhibit L.  [Amended]

9.3           Grant of License on Condition of Force Majeure or Contract Expiration

Subject to the Escrow Agreement contemplated by Section 9.4, in the event of termination of this Agreement by Customer under Section 12.6 or 12.8, or under circumstances where this Agreement has not been renewed  pursuant to Article 3 and has not been extended pursuant to Section 24.2, Contractor shall grant to Customer a renewable five year, nontransferable (other than to its permitted successors and assigns pursuant to Exhibit L), restricted, non-exclusive license to use and modify the Canadian NPAC/SMS Software and to sublicense the Canadian NPAC/SMS Software to any contractor providing services similar to the Canadian NPAC/SMS to the Users or to any other entity performing a function similar to that of Customer, for use in creating, managing and operating a data center similar to the NPAC/SMS Data Center in the Canadian Region as it exists at the time of termination or Agreement expiration.  A monthly royalty fee, which method of calculation is described in Exhibit L, will be required for the duration of the five year license or until the effective date of termination by Customer.  Other terms and conditions of the above referenced license are set forth in Exhibit L.  [Amended]

9.4           Software Escrow

Contractor shall deposit the Source Code, Object Code and related Documentation for the Canadian NPAC/SMS Software into an escrow account pursuant to an escrow agreement to be entered into between Contractor, Customer and an escrow agent.  The escrow agreement shall authorize release of the Source Code, Object Code and related Documentation to Customer as a licensee (consistent with Sections 9.2 and 9.3 above) on certain terms and conditions upon the occurrence of  a Termination Event  or Non-Renewal (as such terms are defined in Section 24.1 below).  The escrow agreement shall be  in the form of Exhibit M hereto, subject to any changes to such form of agreement that the Parties agree to accept from the escrow agent.  [Amended]

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ARTICLE 10 - PROBLEM RESOLUTION

10.1         Hotline Service

Contractor shall provide a “Hotline Service” to Users to (i) help Users in answering routine questions and resolving problems with respect to use of the Canadian NPAC/SMS and (ii) enable Users to report any defect in the Canadian NPAC/SMS or any failure of the Canadian NPAC/SMS to perform in accordance with the Specifications, which defects and/or failures shall be responded to by Contractor in accordance with Section 10.2.  In addition to telephone access, the “Hotline Service” shall also include access by means of electronic mail service.  The Hotline Service shall be made available seven days a week, 24 hours a day.  Contractor will provide personnel to answer the Hotline Service during Normal Business Hours and will have personnel “on call” for calls to the Hotline Service during all other hours.  All common carrier charges incurred by Users and all costs of telephone and terminal equipment incurred by Users shall be the responsibility of the Users using the Hotline Service. Users may contact the Hotline Service at 1-888-NPAC HELP.  Contractor shall make a diligent effort to promptly acknowledge Users’ contacts to the Hotline Service.  Users will be charged for their contacts to the Hotline Service pursuant to Section 6.2(b)(i) hereof.  [Amended]

10.2         Problem Correction

When a problem occurs which Contractor or a User determines is caused by a Defect, Contractor will use its best efforts to  identify and begin remedial efforts with respect to such problems at no charge and within the following time frames:

(a)           With respect to Material Defects, within one hour.

(b)           With respect to Minor Defects, within two Business Days.

Additionally, in connection with Material Defects, Contractor shall also prepare updated system status reports from the NPAC/SMS Data Center approximately every 30 minutes following notice of the problem and make that information available to Users via the NPAC/SMS Hotline provided for under Section 10.1.  If Contractor is unable to promptly correct Defects, it shall provide Users with procedures that will enable them to bypass or otherwise work around the problem through efforts that are appropriate in view of (i) the impact of the problem on their operations and (ii) the ability to implement bypass or work-around procedures to minimize such impact during Contractor’s remedial efforts.

As part of the Services rendered under this Agreement, Contractor shall promptly correct any errors or inaccuracies in User Data and any reports provided by Contractor under this Agreement that were caused by Contractor.

10.3         Root Cause Analysis and Reports

In addition to any other requirements of Contractor under Section 10.2, and without limiting any other right or remedy of the Customer under this Agreement (including, without limitation and for greater certainty, Performance Credits), the following reports (referred to collectively as “Root Cause Reports”) shall be delivered by Contractor within the time periods set forth below following detection by Contractor of a Material Defect that affects more than one User (for the purposes of this Section 10.3, referred to as an “Outage”).

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10.3.1      Preliminary Root Cause Analysis Report

As soon as practicable, but in any event within one (1) Business Day following detection of an Outage, a preliminary root cause analysis report (the “Preliminary Root Cause Analysis Report”) will be prepared and delivered to the Customer, setting forth the following (at a minimum):

(a)           a description of the Outage and its duration;

                                                (b)           Contractor’s best determination at that point in time of the root cause of the Outage, based upon exercise of commercially reasonable and industry accepted techniques and practices;

                                                (c)           a brief description of the techniques and practices employed by Contractor in making its determination;

(d)           a summary of the reason or basis for Contractor’s determination; and

(e)           a description of all corrective action taken to date.

10.3.2      Definitive Root Cause Analysis Report; Interim Root Cause Analysis Report

Within the earlier of either:

(a)                                  five (5) Business Days following delivery of the Preliminary Root Cause Analysis Report; or

(b)                                 six (6) Business Days following detection of the Outage, where Contractor has failed, pursuant to Section 10.3.1, to deliver a Preliminary Root Cause Analysis Report;

Contractor will prepare and deliver to Customer either:

(c)                                  a definitive root cause analysis report (the “Definitive Root Cause Analysis Report”) as described in Section 10.3.2.1; or

(d)                                 an interim root cause analysis report (the “Interim Root Cause Analysis Report”) as described in Section 10.3.2.2, where Contractor is unable to deliver a Definitive Root Cause Analysis Report within the time periods described in Section 10.3.2 (a) and (b).

10.3.2.1   Definitive Root Cause Analysis Report.  The Definitive Root Cause Analysis Report shall set forth the following (at a minimum):

(a)                                Contractor’s best and definitive determination at that point in time of the root cause for the Outage, based upon exercise of commercially reasonable and industry-accepted techniques and practices, and a statement, upon which Customer can rely, that Contractor believes this cause to be the definitive root cause for the Outage;

(b)                               a brief description of the techniques and practices employed by Contractor in making its determinations;

(c)           a summary of the reason or basis for Contractor’s determinations; and

(d)                               if the root cause identified in such Definitive Root Cause Analysis Report is different than the root cause identified in the applicable Preliminary Root Cause Analysis Report, a summary of the reasons for the difference in the determinations.

10.3.2.2   Interim Root Cause Analysis Report.  The Interim Root Cause Analysis Report shall set forth the following (at a minimum):

(a)                                  each of the items described in the Preliminary Root Cause Analysis Report;

(b)                                 Contractor’s best determination at that point in time of the root cause for the Outage, based upon exercise of commercially reasonable and industry accepted techniques and practices;

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(c)                                  statement of why Contractor is unable at that time to conclude that the cause is the definitive root cause for the Outage; and

(d)                                 a summary of the steps Contractor will follow to continue its investigation into determining the definitive root cause, including, without limitation, the Root Cause Analysis Follow Up Reports described in Section 10.3.3.

10.3.3      Root Cause Analysis Follow-up Reports

If Contractor is unable to issue a Definitive Root Cause Analysis Report as described above, then Contractor shall, in addition to the steps described in Section 10.3.2.2 to be taken by Contractor, prepare and deliver the following periodic root cause analysis follow-up reports (“Root Cause Analysis Follow-Up Reports”):

(a)                                  Root Cause Analysis Follow-up Reports shall be delivered commencing five (5) Business Days following the date on which the Interim Root Cause Analysis Report was delivered or should have been delivered (if not delivered).  Subsequent Root Cause Analysis Follow-up Reports shall be prepared and delivered every five (5) Business Days following the date the first Root Cause Analysis Follow-up Report was delivered or should have been delivered (if not delivered).  The Root Cause Analysis Reports shall set forth, at a minimum, the items set forth in Section 10.3.2.2.

(b)                                 Root Cause Analysis Follow-up Reports need not be delivered for an Outage when either:

(i)                                     Contractor delivers a Definitive Root Cause Analysis Report in accordance with this Section 10.3, including a statement, upon which Customer can rely, that Contractor believes this determined cause to be the definitive root cause for the Outage; or

(ii)                                  Contractor delivers a root cause analysis termination report (“Root Cause Analysis Termination Report”), as described below.

10.3.4      Root Cause Analysis Termination Report

The Root Cause Analysis Termination Report may be delivered by Contractor no earlier than 12 days following the Outage, and shall set forth the following (at a minimum):

(a)                                  a statement that Contractor is unable definitively to determine the root cause for the Outage, based upon exercise of commercially reasonable and industry accepted techniques and practices;

(b)                               a statement that Contractor has exhausted all commercially reasonable and industry accepted techniques and practices for attempting to determine the definitive root cause for the Outage;

(c)                                a statement that Contractor believes, based upon commercially reasonable and industry accepted techniques and practices, that even without definitively determining the root cause for the Outage, the corrective action set forth in the Corrective Action Plan (as defined below) will adequately prevent a reoccurrence of the Outage; and

(d)                                 a summary of the reasons for Contractor’s belief that the corrective action set forth in the Corrective Action Plan described below will adequately prevent a reoccurrence of the applicable Outage.

10.3.5      Corrective Action Plan

Within the ten (10) Business Days after the date on which the Preliminary Root Cause Analysis Report was delivered, or should have been delivered (if not delivered), as well as upon delivery of a Definitive

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Root Cause Analysis Report, Contractor shall prepare and deliver a corrective action plan (“Corrective Action Plan”) setting forth:

(a)           a summary of the corrective action to be taken;

(b)                                 the schedule for implementation of the corrective action to avoid a reoccurrence of an Outage, based upon the definitive root cause determined by Contractor to have caused the Outage; and

(c)                                  Contractor’s opinion as to the likelihood of reoccurrence of the applicable Outage;

provided, however, that if Contractor has been unable at the time of delivery of the Corrective Action Plan definitively to have determined the root cause, the Corrective Action Plan shall nonetheless be required to be delivered, as set forth herein, based upon the root cause as then determined by Contractor (even if not definitive), and shall also include “work around” plans, if required to ensure that there will be no reoccurrence of the applicable Outage.  The Corrective Action Plan shall also summarize the reasons for the recommended corrective action, based upon commercially reasonable and industry accepted techniques and practices.

Within ten (10) Business Days following the delivery of either:

(d)           a Definitive Root Cause Analysis Report; or

(e)           a Root Cause Analysis Termination Report;

Contractor shall deliver a definitive corrective action plan (“Definitive Corrective Action Plan”), setting forth the corrective action and the schedule for implementation of the corrective action determined to be taken to avoid a reoccurrence of an Outage.  The Definitive Corrective Action Plan shall also summarize the reasons for the recommended corrective action, based upon commercially reasonable and industry accepted techniques and practices.[Amended]

ARTICLE 11 - PROJECT STAFF

11.1         Project Executives and Oversight

Each Party shall appoint an individual who, from the Effective Date of this Agreement, shall serve as the primary contact for that Party with the other Party (the “Contractor Project Executive” and the “Customer Project Executive,” as applicable).  The initial Contractor Project Executive and Customer Project Executive are identified in Exhibit I - Key Personnel.  The Parties acknowledge that the Project Executives are important for the efficient and effective implementation of the Services, which Project Executives must be experienced in Canadian telecommunications industry, regulation and practice.

The Contractor Project Executive and Customer Project Executive shall be responsible for coordinating the day to day resolution of issues and problems concerning operation of the Canadian NPAC/SMS.  Customer agrees that, unless Contractor is otherwise notified by Customer, Customer’s Project Executive has the authority to act on behalf of Customer for all purposes under this Agreement.  Contractor shall (i) require action from, and shall be entitled to rely upon actions taken by, Customer’s Project Executive in all circumstances where action is required of Customer under this Agreement (e.g., consents, approvals, etc.) and (ii) satisfy all its requirements of delivery of items to Customer under this Agreement if Contractor makes delivery of such items to Customer’s Project Executive (leaving open only the determination of whether any such delivery was made to Customer’s Project Executive on or prior to the required delivery date).  Notwithstanding the above, the Customer’s Project Executive is not authorized to modify or amend the terms of this Agreement, unless specifically stated herein.  [Amended]

[Deleted]

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[Deleted]

Monthly, or as may otherwise be required by either Customer or Contractor, the Parties’ Project Executives will jointly conduct performance reviews of the Service Levels.  These reviews shall be conducted on a mutually convienient schedule reasonably promptly following receipt by Customer of the Reports relating to Service Levels described in Exhibit H.  In the case of a failure to meet Service Levels, Customer and Contractor will use all reasonable commercial efforts to identify responsibility for the deviations and to solve the problems in accordance with the terms of this Agreement.

Quarterly during the term of this Agreement, or as may otherwise be reasonably required by either Customer or Contractor, the Customer’s Management Committee will review the Service Level results generated from the composite reports relating to Service Levels, which reports are described in Schedule H.  Contractor shall use reasonable efforts to make Contractor’s Project Executive available to meet with the Management Committee for such purpose.  In the case of a failure to meet Service Levels, the Management Committee will direct Contractor and Customer to develop specific action plans in an effort to remedy the problem in a specific period of time in order to prevent a recurrence of such deficiencies.

Contractor shall use its best efforts to ensure that its Project Executive (initial and replacement) serves for a minimum of one year, and Customer shall use its best efforts to ensure that there is some level of continuity of service by its Project Executive (initial and replacement).  Contractor’s appointment of any Contractor Project Executive shall be subject to Customer’s consent, which consent shall not be unreasonably withheld or delayed.  The Contractor Project Executive may also serve as Contractor’s Project Manager for Projects calling for the appointment of a Project Manager.

11.2         Project Managers

For Projects related to Additional Services or any other Project where Project Managers will facilitate completion of the Project, Contractor and Customer shall each designate a Project Manager who shall act as the primary interface between the Parties with respect to the furnishing of such Additional Services in the applicable Statement of Work.  The Parties’ respective Project Managers shall be responsible for insuring the continuity of communications between the Parties as the Project proceeds.  Each Project Manager shall designate an authorized representative to act in his or her absence.

Each month or at such other intervals as may be mutually agreed to, there shall be a meeting to discuss the progress of the Project.  At such meetings the Contractor’s Project Manager shall present a written report to Customer’s Project Manager with respect to Project status and progress.  Contractor’s Project Manager shall also be responsible for (1) producing and verifying the delivery schedule for all new Projects; (2) coordinating logistics and delivery of all Deliverables; and (3) conducting project quality review meetings as necessary.

11.3         Conduct of Personnel

While at the locations of Contractor and Customer, Contractor’s and Customer’s personnel, contractors and subcontractors shall (i) comply with host company’s requests, rules and regulations regarding personal and professional conduct generally applicable to such locations, and safety and physical security procedures applicable to such locations; provided that such persons are made aware of such requests, rules, regulations and procedures sufficiently in advance in order to have time to comply; and (ii) otherwise conduct themselves in a businesslike and professional manner.

In the event that Customer or Contractor, as the case may be, determines in good faith that a particular employee or subcontractor of the other is not conducting himself or herself properly under this Section 11.3, either Party may provide the other Party with written notice and documentation in respect of such conduct.  Upon receipt of such written notice, the other Party shall promptly investigate the matter and take appropriate action which may include (i) removing the non-compliant person from the Project staff, (ii) providing the other Party with prompt written notice of such removal, and (iii) replacing the non-compliant person with a similarly qualified individual.

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Neither Party nor any User shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

ARTICLE 12 - DISASTER RECOVERY

12.1         Contractor’s Responsibility for Disaster Recovery

As part of the Canadian NPAC/SMS, Contractor shall be responsible for providing disaster recovery arrangements consistent with the disaster recovery and back-up processes specified in Exhibit G - Service Level Requirements.  [Amended]

In the event of a disaster, Contractor shall not increase its charges under this Agreement or charge Customer or Users usage fees in addition to the fees payable under this Agreement.

12.2         Disaster Recovery Plans

Contractor shall provide Customer with separate disaster recovery and back-up plans for the NPAC/SMS Production Computer System site and the NPAC/SMS Disaster Recovery Computer System site, which plans are subject to Customer’s approval.

The disaster recovery and back-up plans shall address both operational and managerial processes and procedures, including back-up and restoration procedures, and shall be a complete, stand-alone document.  The plans shall describe in reasonable detail how Contractor will perform testing, and what will be tested, to validate the managerial processes and procedures implemented by Contractor.

Contractor will, at Customer’s request, review the disaster recovery and back-up plans with Customer.  Such review will address such areas as the disaster recovery and back-up strategy, including procedures, data center facilities, back-up frequency, and disaster recovery processor capacity.  Contractor will make such changes in the plans as may be jointly agreed to by the Parties.  Contractor will also revise the disaster recovery and back-up plans following any significant changes in the Canadian NPAC/SMS hardware and software environment, when necessary, in its discretion, after consultation with Customer.  [Amended]

12.3         Disaster Recovery Exercises for the Canadian NPAC/SMS

Customer may request a complete disaster recovery exercise for the NPAC/SMS Production Computer System once a year (at a time agreed to by Contractor and Customer), unless at any point in time during the 12 months prior to such request Contractor has successfully “cut-over” to the NPAC/SMS Disaster Recovery Computer System and operated thereon during the normal course of operations.  Contractor shall certify to Customer, in a written report, that the disaster recovery plans are fully operational and shall include in such report the detailed results of such exercise.

12.4         Implementing Switch to Disaster Recovery Site; Restoration

If a failure of the NPAC/SMS Production Computer System is detected, in accordance with the Methods and Procedures Document (operating procedures as agreed to between the Project Executives as then in effect), and cannot be immediately corrected, the cutover to the NPAC/SMS Disaster Recovery Computer Site  must be completed within 10 minutes. Thereafter Contractor shall prepare updated system status reports from the NPAC/SMS Data Center approximately every 30 minutes and make that information available to Users via the NPAC/SMS Hotline provided for under Section 10.1. Whenever it is determined that the Canadian NPAC/SMS is to be restored at the NPAC/SMS Production Computer System, such restoration shall be accomplished within the time frame specified in Exhibit G - Service Level Requirements. Contractor is responsible for executing all phases of the disaster recovery and restoration.  [Amended]

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12.5         Data Loss During a Disaster Recovery

Contractor shall provide the necessary data communications and computer equipment and develop the necessary procedures to ensure that the NPAC/SMS Production Computer System site databases are recoverable by the NPAC/SMS Disaster Recovery Computer System.

Contractor is responsible for informing Users of the database status after Contractor employs any database recovery procedures.  Contractor will notify the Users of the time period during which transactions were lost so that they may effect restoration to the best of their abilities.  Any User updates required because of a data loss under this Article shall not be considered a billable event.

12.6         Occurrence of Force Majeure

Upon the occurrence of a Force Majeure Event, as described in Section 16.6, at the Contractor’s NPAC/SMS Production Computer System site or the NPAC/SMS Disaster Recovery Computer System site, Contractor shall immediately invoke the disaster recovery procedures as set forth in this Article 12.

If any Force Majeure Event results in a failure to deliver the Canadian NPAC/SMS from both the NPAC/SMS Production Computer System site and the NPAC/SMS Disaster Recovery Computer System site, Users may, upon written notice to Contractor, cease payment of the charges payable under this Agreement, except for services already rendered, until the recovery from such Force Majeure Event has been completed at either of such NPAC/SMS Data Centers or an alternate location provided by Contractor.  [Amended]

If a Force Majeure Event, as defined in Section 16.6, at both the NPAC/SMS Production Computer System site and the NPAC/SMS Disaster Recovery Computer System site prevents Contractor from reinstating the Canadian NPAC/SMS within 30 days of such Force Majeure Event, Customer may terminate this Agreement as of a date specified by Customer (such termination shall not be deemed a termination for cause under Article 23 - Termination).  Contractor shall notify Customer within 5 Business Days after such Force Majeure Event whether it expects to reinstate the Canadian NPAC/SMS within 30 days.  If Contractor will not reinstate within such period, Customer must notify Contractor within 5 Business Days following its receipt of Contractor’s notice if Customer intends to terminate this Agreement.  If Customer elects not to terminate based on Contractor’s representation that it will reinstate the Canadian NPAC/SMS by a certain date, Contractor shall keep Customer informed of its progress toward such reinstatement.  If Contractor informs Customer that Contractor is not able to meet its projected completion date for reinstatement or Contractor fails to meet its projected completion date for reinstatement, Customer shall again have the right to terminate this Agreement, within five (5) Business Days following its receipt of such notice from Contractor.  Failure by Contractor to notify Customer that Contractor  will not meet the projected completion date does not waive Customer’s right to terminate this Agreement.  [Amended]

12.7         Allocation of Resources For Disaster Recovery or Force Majeure

Whenever a Force Majeure Event or a disaster causes Contractor to allocate limited resources between or among Customer and Contractor’s other customers, Customer shall receive at least the same priority in respect of such allocation as that received by Contractor’s other customers.

12.8         Permanent Loss of Contractor’s NPAC/SMS Data Centers

The following Contractor obligations and Customer rights apply in the event of a permanent loss of Contractor’s NPAC/SMS Data Centers:

(a)           Loss of NPAC/SMS Production Computer System site.  If the NPAC/SMS Production Computer System site is physically irreparable and the application cannot be moved back, Contractor shall implement steps to ensure that the NPAC/SMS Disaster Recovery Computer System site is capable of providing all functions of the Canadian NPAC/SMS and that any personnel, procedures or other facilities necessary to provide those services on an ongoing basis at the NPAC/SMS Disaster Recovery Computer System site are provided.  At the same time, Contractor shall establish a replacement NPAC/SMS Production Computer System site which must be made operational within 6 months. Within 30 days after such loss, Contractor shall establish a contingency plan to provide back-up Canadian NPAC/SMS capability at another location pending restoration of the NPAC/SMS Production Computer System, in the event of the loss of or interruption in Services from the NPAC/SMS Disaster Recovery Computer System.  [Amended]

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(b)           Loss of NPAC/SMS Disaster Recovery Computer System site.  If, at any time, a disaster renders the NPAC/SMS Disaster Recovery Computer System site unusable, then Contractor shall establish a replacement NPAC/SMS Disaster Recovery Computer System site capable of providing all of the NPAC/SMS disaster recovery services, which shall be made operational within 6 months.  Within 30 days after such loss, Contractor shall establish a contingency plan to provide back-up Canadian NPAC/SMS capability at another location pending restoration of the NPAC/SMS Disaster Recovery Computer System, in the event of the loss of or interruption in Services from the NPAC/SMS Production Computer System.  [Amended]

(c)           Customer’s Right to Terminate for Cause.  If Customer elects not to exercise its right to terminate for a Force Majeure event under Section 12.6 and Contractor fails to restore the Canadian NPAC/SMS after the loss of either or both of the NPAC/SMS Data Centers within the time frames allowed in subsections (a) and (b) above, Customer shall have the right to terminate this Agreement for cause as provided for in Article 23 - Termination.  [Amended]

ARTICLE 13 - ADDITIONAL SERVICES

13.1         Requested by Customer

During the term of this Agreement, Customer may request that Contractor provide new or additional services under this Agreement or make certain changes in the Services provided under this Agreement, including, without limitation, (i) the addition of new or different functionality to the Canadian NPAC/SMS, (ii) a modification, reduction or expansion of existing functionality of the Canadian NPAC/SMS,  (iii)  the offering of additional support, training, consulting services or any other addition to or modification or expansion of the Services or alteration of the Specifications,  (iv) an increase or decrease in any new or additional services or changes previously requested pursuant to this Article 13, or (v) for example implementation of number pooling, portability of wireless telephone numbers and location portability (collectively (including changes, modifications and reductions) “Additional Services”).  Customer will initiate its request for Additional Services by delivering a proposal to Contractor detailing the Additional Services being requested and any requirements to be met.  Contractor may request further information or clarification, if needed by Contractor to formulate a response, and within three weeks (or such longer or shorter period agreed to by the Parties) after Contractor’s receipt of Customer’s request (or, if later, Contractor’s receipt of any information or clarification requested by it), Contractor shall respond with a proposed Statement of Work, which shall be prepared and finalized in accordance with the requirements of this Article 13.  Contractor shall not accept any such requests from or enter into Statements of Work with Users without Customer’s written approval. All requests for User Enhancements by any User must be made through Customer in the form of a request for Additional Services pursuant to Article 13 - Additional Services, and the requesting User shall be responsible for any charges or fees for such User Enhancement as provided in the related Statement of Work. Customer will not object to the incorporation of User Enhancements.  Furthermore, all User requests for Additional Services will be forwarded by Customer to Contractor under the provisions set forth herein.  As part of its response to any request from Customer for Additional Services that Customer states are intended to benefit more than one User, Contractor shall state (1) the price if paid by Users by a specified date and (2) the price if paid by Users over the remaining term of this Agreement, or, if shorter, 48 months.  Customer may elect the pricing option it prefers.  Customer’s election of either option shall not preclude further negotiations between the Parties as to price.  [Amended]

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13.2         Proposed by Contractor

During the term of this Agreement, Contractor may propose Additional Services to Customer, including without limitation Enhancements developed by Contractor arising out of its own research and development or in connection with a request for services from another Customer of Contractor.  Contractor will initiate this process by delivering a proposal to Customer detailing the Additional Services being proposed.  If Customer wishes to accept the proposal for Additional Services, it shall so notify the Contractor in writing, and Contractor shall respond within three weeks (or such longer or shorter period agreed to by the Parties) with a proposed Statement of Work, which shall be prepared and finalized in accordance with the requirements of this Article.

13.3         Changes Pursuant to Benchmarking and Agreed-Upon Changes in Service Levels

Additional Services delivered by Contractor during the Initial Term pursuant to any Statement of Work shall, notwithstanding any other provision contained herein, be charged at Cost plus 30%, computed in accordance with Exhibit O (Statement of Work Cost Principles) to this Agreement, except where such functionality is developed for the benefit of one or more other customers of Contractor, in which case the cost under any such Statement of Work will be pro rated among all customers of Contractor requesting such functionality, provided that the costs of any demonstrable intermediate and interdependent functionality that is necessary to implement such functionality will be borne by the Customer, and Contractor shall develop such intermediate and interdependent functionality in the most efficient and cost-effective manner.  Notwithstanding anything to the contrary in this Section 13.3, in the event the Additional Services requested by the Customer would, after reasonable demonstration to the Customer, result in material and adverse changes to the TN Porting Event volumes, Contractor and the Customer will agree to include in such Statement of Work for such Additional Services, other terms and conditions, including without limitation, additional fixed fees and/or adjustments to the pricing schedules under Exhibit E.

Customer and Contractor acknowledge and agree that the Customer and Users shall not be liable, directly or indirectly, for any cost related to the development, acquisition, establishment or implementation by Contractor of any Software, Source Code, Third Party Software, hardware, services, system or any other method or functionality which Contractor may determine is required to prohibit or restrict access to any Additional Services (including, without limitation, Enhancements) which may have been implemented or incorporated into the Canadian NPAC/SMS and which have not been the subject matter of a Statement of Work executed and delivered by Customer and Contractor in accordance with this Article 13.  Contractor and the Customer agree that Contractor may monitor whether a User is using any Additional Services (including Enhancements) which have not been the subject matter of a Statement of Work executed and delivered by Customer and Contractor in accordance with Article 13 (an “Unauthorized Use”).  Contractor shall have the right to notify the Customer of any such Unauthorized Use and issue a cease and desist notice to the User.  In the event the User does not adhere to the requirements of such cease and desist notice (which notice will provide for a cure period consistent with the termination provisions under the applicable NPAC/SMS User Agreement), the Customer and Contractor agree that, in addition to any other rights that Contractor may have under this Agreement or the applicable NPAC/SMS User agreement, Contractor shall have the right to terminate or suspend such User rights under and in accordance with the applicable User Agreement.[Amended]

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13.4         Statement of Work

Each proposed  Statement of Work submitted by the Contractor pursuant to this Article shall be specifically identified as a Statement of Work relating to this Agreement, and shall set forth at least the following:

(a)           Description of the work to be performed by Contractor, with reference to the Specifications for the Additional Services or Enhancements, if any;

(b)           Identification of any Enhancements as a Custom Enhancement or a User Enhancement, if applicable;

(c)           Delivery schedule for performance and completion of the work and initiation of the Additional Services, including milestones and delivery dates for all Deliverables, where appropriate;

(d)           Completion and acceptance criteria (including testing procedures and quality standards);

(e)           Designation of the names and addresses of the Project Managers of each Party and resume material concerning other key personnel provided by Contractor;

(f)            Any changes to the fees to be charged to Users, and the schedule of effective date(s) for said changes in the fee structure; and

(g)           Identification of any impact on Service Levels, disaster recovery, and back-up plans, including proposed revisions thereto.

Upon receipt of Contractor’s proposal under this Article 13, Customer will review the Statement of Work and may request changes and modifications.  Contractor will then prepare a final Statement of Work containing the provisions agreed upon by both Parties.  Upon Customer’s acceptance of the final Statement of Work submitted by Contractor, the Statement of Work shall be executed by both Parties. Each Statement of Work shall incorporate and be subject to the terms and conditions of this Agreement.  In the event of any inconsistency between the terms and conditions of a Statement of Work and those in the Agreement, the Statement of Work shall govern.

If a Statement of Work is never finalized between the Parties, the requested or proposed Additional Services (including, without limitation, any Enhancement) will not become a part of the Canadian NPAC/SMS or the Canadian NPAC/SMS Software.  [Amended]

For greater certainty, and without restricting the generality of the final paragraph of Section 4.1 or of Section 13.4 of this Agreement, a failure, by Customer and Contractor, to execute and deliver a Statement of Work related to any proposed Additional Services (including, without limitation, Enhancements) shall not, directly or indirectly, modify, eliminate, reduce, limit or otherwise derogate from any obligation of Contractor under the Agreement including, without limitation, the Service Levels or Service Level Requirements as set forth in this Agreement. [Amended]

13.5         Staffing

Contractor shall use its best efforts to ensure that the key individuals assigned to perform such Additional Services under any Statement of Work will continue to be assigned to and perform services for the engagement during the entire Project related thereto.

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If Customer, within 30 days after commencement of work on a Project by a key individual designated by Contractor, determines that said individual does not demonstrate the training or skills to perform the services in a satisfactory fashion or is not performing the services in a professional, effective and efficient manner, Customer shall notify Contractor in writing detailing its objections.  Contractor’s and Customer’s Project Managers (or, if the key individual under discussion is the Project Manager, other representatives of Contractor and Customer) shall meet to resolve Customer’s objections.  If so agreed after said meeting, Contractor shall replace such individual and/or add one or more additional key individuals with appropriate training and skills, and shall agree on any changes to the Project Plan necessitated by the staffing changes.

If any person performing services under a Statement of Work discontinues work on the Project for any reason (including, without limitation, due to having been replaced at the request of Customer pursuant to the preceding paragraph), or becomes sick, disabled or otherwise incapacitated or unable to perform his or her duties, Contractor shall use its best efforts to replace such person with another of like educational background, professional experience, training and skills.  There shall be no charge for (i) the time required by the substitute individual to become knowledgeable enough regarding the services to make a productive contribution substantially equal to that of the person replaced, or for (ii) any work performed by key individuals replaced at the request of Customer that the Parties agree is unsatisfactory or unusable.

13.6         Enhancements to Canadian NPAC/SMS Software

Certain requests for Additional Services from Customer pursuant to this Article may result in the development of Enhancements to the Canadian NPAC/SMS Software by Contractor.  The ownership of such Enhancements shall be determined in accordance with Section 9.1. Contractor will be free to offer any Enhancement to other customers without any compensation to Customer or adjustment in the fees charged to Users; provided, however, that in the case of a Custom Enhancement or a User Enhancement, Contractor will meet with Customer or User, as the case may be, to agree upon an equitable method of rebating all or a portion of the development cost for the Custom Enhancement or User Enhancement, taking into account the nature and extent of the proposed usage by Contractor, anticipated revenues, and other equitable considerations.  [Amended]

ARTICLE 14 - BUSINESS RECORDS AND AUDITS

14.1         Contractor’s Regular Audits; Customer’s Right to Audit

Contractor shall, at its cost, conduct a regular annual audit of its NPAC/SMS Data Center operations by its internal auditors.  Such audit shall, among other things, address the accuracy of Contractor’s invoices for services; security, back-up, and disaster recovery procedures; and overall compliance with industry standards for similar data center operations.  Contractor shall provide Customer with a copy of each such audit promptly upon its completion.

Customer may, at its expense, and subject to the limitations and restrictions provided elsewhere in this Article 14 - Business Records and Audits, conduct an audit of  NPAC/SMS Data Center operations of the same scope as Contractor’s annual audit, upon reasonable advance notice to Contractor; provided, however, that (i) such Customer audits may be conducted no more frequently than once in any 12 month period, except if such audit is required by judicial or regulatory authority, in which case such audits can occur in any number and at any time and (ii) Contractor shall reimburse Customer for the total cost of performing such Customer audit if such audit reveals a condition of material noncompliance by Contractor requiring Contractor to take remedial actions and incur expenses therefor under Section 14.6 below.

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14.2         Access for Audits

As part of the Services, Contractor shall, subject to reasonable confidentiality restrictions, provide to Customer and its designees reasonable access during Normal Business Hours to:

(a)           Contractor’s staff;

(b)           books and records and supporting documentation relating to the Services and the fees payable under this Agreement, excluding Contractor’s cost information;

(c)           use the Canadian NPAC/SMS system and the Software used to perform the Services (without access to the Source Code thereof); and

(d)           the service locations or other facilities, as may be necessary for Customer or its designees to perform the audits described above.  [Amended]

Customer and its representatives will comply with any reasonable restrictions imposed by Contractor to minimize any disruption to Contractor’s normal operations.

14.3         Provision of Facilities for Audits

For a reasonable period of time, Contractor shall provide to Customer and its designees on Contractor’s premises reasonable amounts of office space, office furnishings (including lockable cabinets), telephone and facsimile service, utilities and office-related equipment and duplicating services as Customer or such auditors and inspectors may reasonably require to perform the audits described in this Article 14.  Customer will comply with any reasonable restrictions imposed by Contractor to minimize any disruption to Contractor’s normal operations.  Such facilities and related assistance shall be provided as part of the Services.

14.4         Audit of Fees

Upon reasonable notice from Customer, no more frequently than once in any 12 month period, unless otherwise required by any regulatory authority, Customer may audit the fees charged to Users for any period not previously audited by Customer for which Contractor is required to retain records, to determine that such fees are accurate and in compliance with this Agreement, except that Customer may audit previously audited fees if, as a result of a current audit or the receipt or discovery of any other information, it has reasonable cause to believe that inaccuracies or discrepancies exist which previous audits failed to disclose.  If, as a result of such audit, Customer determines that Contractor has overcharged Users, Customer shall notify Contractor of the amount of such overcharge and if Contractor agrees with the results of Customer’s audit, or if Customer prevails in any arbitrated dispute regarding such audit, Contractor shall promptly refund to affected Users the amount of the overcharge, plus interest, at the rate of one and one quarter percent (1¼%) per month (which rate is the equivalent of 15% per annum), or at the highest rate allowed by law, whichever is lower, from the date payment was received.  In the event any such audit reveals an overcharge to Users during any audited period exceeding five percent (5%) or more of a particular fee category, Contractor shall reimburse Customer for the cost of such audit.  If Contractor disagrees with the results of said audit, Contractor and Customer shall resolve any dispute in accordance with the provisions of Article 26 below.

14.5         Record Retention

Contractor shall keep, based upon U.S. generally accepted accounting principles, books, records and supporting documentation sufficient to document the Canadian NPAC/SMS and the invoices paid or payable by Users for the Canadian NPAC/SMS for the current fiscal year and at least the four immediately preceding fiscal years of Contractor.  [Amended]

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14.6         Compliance with Audit Recommendations

If any audit by an auditor designated by Customer or a regulatory authority results in Contractor being notified that it is not in compliance with any law, regulation, audit requirement or generally accepted accounting principle relating to the Canadian NPAC/SMS, Contractor shall take actions to comply with such audit.  [Amended]

Contractor shall bear the expense of any such compliance work, unless such compliance work is required to bring the Canadian NPAC/SMS, Customer or a User into compliance with a legal, regulatory or audit requirement that (i) is imposed on Customer or a User and impacts the Canadian NPAC/SMS or the Services rendered hereunder and (ii) has not been, by this Agreement (including, without limitation, by any Statement of Work), previously identified to Contractor as a requirement of the Canadian NPAC/SMS or Services.  Contractor will not undertake any compliance work, the expense of which is not to be borne by Contractor, without a Statement of Work executed by the Parties.  [Amended]

ARTICLE 15 - CONFIDENTIAL INFORMATION

15.1         Confidential Information Defined; Obligations

“Confidential Information” means all information, materials and ideas that relate to the subject matter of this Agreement or the performance by the disclosing party of its obligations hereunder,  which is disclosed or otherwise provided by one Party (the “Disclosing Party”) (in writing, electronically, orally, or in any other form, tangible or intangible, except that with respect to oral or intangible  disclosures, the substance of which such disclosure must be memorialized in writing and delivered to the receiving party within 14 days of the initial disclosure) to the other Party (the “Receiving Party”) and that is marked as “confidential” and/or “proprietary”, including, without limitation, User Data, Software, proprietary aspects of the functional requirements and the systems interface, pricing and financial information and customer records of either Party or of any Users.  User Data shall be the property of the User furnishing such data.

The Disclosing Party shall have the right to correct any inadvertent failure to designate information as “confidential” and/or “proprietary” by written notification to the Receiving Party. The Receiving Party shall, from that time forward treat such information as Confidential Information under this Agreement.

During the course of this Agreement, either Party may receive or have access to Confidential Information of the other Party or a User.  The Receiving Party shall not, without first obtaining the Disclosing Party’s written consent, disclose to any Third Party (other than, in the case of User Data, the rightful owner of such data), commercially exploit or use for any purpose other than the performance of its obligations under this Agreement any Confidential Information, or information or materials developed by the Receiving Party based on Confidential Information, that it has received or to which it has had access.  Each Party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the Disclosing Party.

Any duty to protect confidential information under this Article shall expire 5 years after the scheduled termination or expiration of this Agreement.

15.2         Exclusions

Confidential Information shall not include:

(a)           information generally available to, or known to, or which becomes known by, the public through no wrongful act of the Receiving Party;

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(b)           information lawfully known by the Receiving Party prior to receipt from the Disclosing Party;

(c)           information lawfully disclosed by a Third Party to the Receiving Party;

(d)           information independently developed by the Receiving Party without the use of information disclosed by the Disclosing Party;

(e)           information disclosed to a Third Party by the Disclosing Party without restriction; and

(f)            information lawfully required to be disclosed to any governmental agency or which is otherwise required to be disclosed by law, provided that before making such disclosure the Receiving Party shall give the Disclosing Party an adequate opportunity to object to such disclosure or take action to assure confidential handling of such information.

15.3         Return or Destruction

Upon the request of the Disclosing Party, which may be made at any time, the Receiving Party shall return (with respect to User Data, in the form and on the media then in use) to the Disclosing Party, or, at the option of the Disclosing Party, shall destroy or permanently erase, the Confidential Information provided by the Disclosing Party and all copies thereof (in written, electronic or other form), and shall destroy or permanently erase any information and materials developed by it based on the Disclosing Party’s Confidential Information. Notwithstanding anything to the contrary above, User Data or Confidential Information that is necessary to provide or receive Services and operate the Canadian NPAC/SMS shall not be returned or destroyed.  Upon the request of the Disclosing Party, the Receiving Party shall certify that the destruction or permanent erasure of Confidential Information provided for herein has occurred.  [Amended]

15.4         Injunctive Relief

Each party acknowledges that the unauthorized disclosure or use of Confidential Information may cause irreparable harm and significant injury, the amount of which may be extremely difficult to estimate.  If the Receiving Party fails to abide by its obligations under this Article, the Disclosing Party may be entitled to seek immediate injunctive relief, in addition to any other rights and remedies available to it at law or in equity.

15.5         Loss of Confidential Information

In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Receiving Party will notify the Disclosing Party immediately.

15.6         Third Parties

Customer acknowledges that any Third Party having a need to obtain access to Confidential Information of Contractor as a result of its actions as a representative, agent or subcontractor of Customer, or otherwise through its relationship with Customer shall, as a condition to such access, be required to execute a confidentiality agreement directly with Contractor, which confidentiality agreement shall include the substantive restrictions set forth in this Article 15 and shall otherwise be in a form reasonably satisfactory to Contractor and Customer.

ARTICLE 16 - DELAYS; PERFORMANCE CREDITS AND CORRECTIVE REPORTING; DEFAULTS; FORCE MAJEURE

16.1         Notice of Delays

Time is of the essence in Contractor’s performance of its obligations under this Agreement.  Contractor shall promptly notify Customer in writing of any anticipated or known delay in Contractor’s performance of an obligation by the date specified therefor, if any, in this Agreement, the reasons for the delay, and the expected duration of the delay.  In the event of any failure of Customer or User to perform an obligation which delays or threatens to delay a scheduled performance date of Contractor under this Agreement (“Customer/User Delay”), Contractor shall promptly notify Customer in writing of such delay or threatened delay, and Contractor’s scheduled performance date shall be extended day-for-day for any such actual delay of Customer or User directly affecting such scheduled performance date.  If Contractor fails to notify Customer of a Customer/User Delay of which Customer or the applicable User does not otherwise have a prior notice (i.e., pursuant to a Project Plan), Contractor may not use such Customer/User Delay as an excuse for its failure to meet a scheduled performance date.

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16.2         [Deleted]

16.3         Performance Credits

In the event that a Service Affecting Event (as defined below) shall have occurred for any reason other than the occurrence of a Force Majeure Event or a Customer/User Delay, Contractor shall pay to Customer or affected Users, as applicable, as “Performance Credits” (and as liquidated damages and not as a penalty) an aggregate sum equal to the amount set forth under the heading “Performance Credit Amount” for each such Service Affecting Event, as set forth in Exhibit G; provided, however, that in no event shall the annual aggregate amount of Performance Credits exceed $[* * *]. For purposes hereof, a “Service Affecting Event” shall mean the failure of Contractor to meet a “Service Affecting” Service Commitment Level set forth in Exhibit G - Service Level Requirements; provided, however, that if the same facts and circumstances directly or indirectly result in the failure to meet more than one Service Level, all such related failures, for purposes of calculating Performance Credits which shall be due in connection therewith, shall be deemed to be a single Service Affecting Event.  [Amended]

In the event that a Non-Service Affecting Event (as defined below) shall have occurred for any reason, Contractor shall not be required to pay any Performance Credits.  For each Non-Service Affecting Event, Contractor shall (i) notify Customer in writing of such Non-Service Affecting Event, including in such notification an explanation of the cause of the Non-Service Affecting Event and a detailed summary of the course of actions, if any, necessary to mitigate the likelihood of such cause recurring and (ii) diligently pursue the identified course of action to completion.  For purposes hereof, a “Non-Service Affecting Event” shall mean the failure of Contractor to meet one of the Service Levels other than those which give rise to Service Affecting Events.

16.4         Allocation of Damages Among Users

The aggregate amount of accrued liquidated damages under Section 16.3 above shall be allocated among Users as directed by Customer and credited against the next succeeding monthly billing to such Users for Services or, in the event Customer terminates this Agreement as a result of any such failure, shall be allocated and credited in the same manner, with the balance, if any, remaining after applying said amounts against any final billings to be paid to such Users by Contractor.  Liquidated damages shall be considered as compensation for direct damages for the delay suffered by the Users other than those specified in Section 19.1(g) and Contractor shall remain liable for any of the direct damages specified in Section 19.1(g). [Amended]

16.5         Contractor Defaults

Contractor shall be in default (“Default”) under this Agreement if Contractor shall:

(a)           chronically fail to provide the Canadian NPAC/SMS at one or more of the “Service Affecting” Service Levels, which failure is evidenced by recurring events of the same or similar nature that are indicative of a systemic problem and which either have been unaffected by Contractor’s repeated cure efforts, if any, or are reasonably unlikely to be cured with Contractor’s diligent efforts over a reasonable period, which in any event shall be no less than 30 days; or  [Amended]

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(b)           fail to perform any of its other material obligations, i.e., material breach, under this Agreement (including the obligations referred to in Section 21.3, but excluding the obligations referred to in Section 16.5(a) above) and such failure continues for a period of 30 days following receipt of written notice of such failure from Customer; provided, however, that where such failure (other than with respect to a payment obligation) cannot reasonably be cured within such 30 day period, so long as Contractor is diligently pursuing such cure, the time for curing such failure shall be extended for such period as may be necessary for Contractor to complete such cure.

Upon any Default hereunder by Contractor, Customer may, subject to Articles 19 and 26 hereof, pursue any legal remedies it may have under applicable law or principles of equity.

16.6         Force Majeure

Any failure or delay by Customer, a User or Contractor in the performance of its obligations under this Agreement shall not be deemed a Default of this Agreement to the extent such failure or delay is directly or indirectly caused by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States or Canada, court order, or the occurrence of a Force Majeure Event (as otherwise defined herein) affecting the non-performing Party’s first-tier suppliers, subcontractors or agents (i.e.,not subcontractors of subcontractors), or any other similar cause beyond the reasonable control of such Party and without the fault or negligence of such Party and which cannot be reasonably circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (each, a “Force Majeure Event”).  Notwithstanding the foregoing, any failure or delay by Contractor which results from Contractor’s failure to comply with a requirement of this Agreement intended to prevent such a failure shall not be considered subject to this Article.

Notwithstanding the foregoing, Contractor’s liability for loss or damage to Customer’s material in Contractor’s possession or control shall not be modified by this clause.

ARTICLE 17 - INDEMNIFICATION

17.1         Mutual Indemnification

Each Party shall defend against suits, claims and demands and shall indemnify and hold harmless the other, its corporate affiliates, shareholders, shareholders’ affiliates and their respective officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees) included in a settlement (between the indemnifying Party and a Third Party) of such suits, claims or demands, or awarded to a Third Party by a court or appropriate administrative agency of competent jurisdiction, including without limitation, those based on contract or tort arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages, claims, demands, and expenses result from or in connection with, (i) personal injury (including death) or damage to tangible property arising from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them during the term of this Agreement, or (ii) assertions under Workers’ Compensation or similar laws made by persons furnished by the indemnifying Party during the term of this Agreement or any transition period as provided under Article 24.

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17.2         Contractor Indemnification

Contractor shall defend, indemnify and hold harmless Customer, its shareholders and their officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, suits, damages, claims, demands, and expenses (including, without limitation, reasonable attorneys’ fees) included in a settlement (between Contractor and a Third Party) of such suits, claims or demands, or awarded to a Third Party by a court or appropriate administrative agency of competent jurisdiction, including, without limitation those based on contract or tort arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages claims, demands, and expenses arise out of, or in connection with, personal injury (including death) or damage to tangible personal property caused by defective or malfunctioning or improperly provided Software or Services provided by Contractor during the term of  this Agreement or any transition period as provided under Article 24.  For the purposes of this Article, Third Party includes a regulatory agency having jurisdiction over Customer, its shareholders, or Users.

17.3         Procedures

With respect to all indemnification obligations under this Agreement, the indemnified Party shall promptly notify the indemnifying Party of any written claim, loss, or demand for which the indemnifying Party is responsible under this Article and shall cooperate with the indemnifying Party as reasonably required.  An indemnified Party shall be entitled, upon its request and at its expense, to participate in the defense of any lawsuit arising from any indemnifiable claim when and for so long as such Party is a named party to such lawsuit; provided, however, that the indemnified Party may not settle any such lawsuit without the indemnifying Party’s consent.

ARTICLE 18 - INFRINGEMENT

18.1         Contractor’s Obligation to Indemnify for Infringement

Contractor shall defend, indemnify and hold harmless Customer, its shareholders and Users and their respective affiliates, from and against any losses, damages, expenses (including, without limitation, attorneys’ fees and costs), demands, claims, suits, and liabilities that may result by reason of any alleged violation, infringement or misappropriation of a patent, trade secret, copyright or other proprietary interest based on the Canadian NPAC/SMS provided by Contractor during the term of this Agreement, including any materials and/or equipment utilized or supplied by Contractor in connection with the provision of the Canadian NPAC/SMS by Contractor during the term of this Agreement.  Customer shall promptly notify Contractor of any claim of infringement or misappropriation for which Contractor is responsible and shall cooperate with Contractor to facilitate the defense or settlement of such claim.  Contractor shall (i) keep Customer reasonably apprised of the continuing status of the claim, including any lawsuit resulting therefrom, and (ii) when and for so long as Customer is a named party to any such lawsuit shall permit Customer, upon Customer’s written request and at Customer’s expense, to participate in the defense of such lawsuit; provided, however, that Customer may not settle any such lawsuit without Contractor consent.  [Amended]

18.2         Contractor’s Obligations If Use Is Threatened

If use of the Canadian NPAC/SMS shall be prevented or appears likely to be prevented by an injunction or court order or by settlement resulting from any such claim, Contractor shall, at its expense, either:

(a)           by license or release from claim of violation, infringement or misappropriation, procure for Customer and Users the right to continue using the Canadian NPAC/SMS Software; or

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(b)           modify the Canadian NPAC/SMS Software so it is functionally equivalent to the original Canadian NPAC/SMS Software, but is no longer subject to a claim of violation, infringement or misappropriation; or

(c)           remove any infringing materials and replace same with equally suitable materials free from claim of infringement or misappropriation; or

(d)           with regard to Custom Enhancement(s) or User Enhancement(s), if none of the foregoing alternatives is reasonably available to Contractor, reimburse the affected User(s) for the total cost (as depreciated) of Custom Enhancement(s) or User Enhancement(s) as applicable.  Such reimbursement shall be calculated on the basis of five years straight-line depreciation from the acceptance date of the Custom Enhancement or User Enhancement, as applicable.  Contractor shall be relieved of such reimbursement liability five years after such date.  [Amended]

Contractor’s refund to and reimbursement of Users under this Section shall not constitute an election of remedies or otherwise limit the rights and remedies available to affected Users under this Agreement or NPAC/SMS User Agreement.

ARTICLE 19 - LIABILITY; LIMITATION OF LIABILITY

19.1         DIRECT DAMAGES

EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO A BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT.  CUSTOMER SHALL NOT BE LIABLE TO CONTRACTOR FOR ANY BREACH OR DEFAULT BY A USER UNDER A USER AGREEMENT, UNLESS OTHERWISE SPECIFICALLY PROVIDED IN A STATEMENT OF WORK.

WITHOUT LIMITING THE GENERAL MEANING OF THE TERM “DIRECT DAMAGES”, CONTRACTOR AGREES THAT THE FOLLOWING SHALL BE CONSIDERED “DIRECT DAMAGES” FOR CUSTOMER AND USERS AND CONTRACTOR SHALL NOT ASSERT THAT THEY ARE INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES TO THE EXTENT THEY RESULT FROM CONTRACTOR’S FAILURE TO FULFILL ITS OBLIGATIONS UNDER THIS AGREEMENT:

(a)           COSTS OF RECREATING OR RELOADING ANY SERVICE PROVIDER DATA LOST OR DAMAGED;

(b)           COSTS OF IMPLEMENTING A WORK AROUND IN RESPECT OF A FAILURE TO PROVIDE THE SERVICES;

(c)           COSTS OF REPLACING LOST OR DAMAGED PROPERTY, EQUIPMENT, SOFTWARE AND MATERIALS;

(d)           COSTS AND EXPENSES INCURRED TO CORRECT DEFECTS IN THE CANADIAN NPAC/SMS SOFTWARE USED IN PROVIDING THE SERVICES;  [Amended]

(e)           ANY LIQUIDATED DAMAGES PROVIDED FOR IN THIS AGREEMENT; PROVIDED, HOWEVER, THAT WHERE LIQUIDATED DAMAGES SHALL HAVE BEEN PROVIDED FOR, THEY SHALL BE IN LIEU OF ALL OTHER DIRECT DAMAGES ARISING OUT OF OR ASSOCIATED WITH THE FACTS AND CIRCUMSTANCES GIVING RISE TO THE LIQUIDATED DAMAGES, INCLUDING WITHOUT LIMITATION, THE OTHER TYPES OF DIRECT DAMAGES DESCRIBED ABOVE IN THIS SECTION 19.1, EXCLUDING SECTION 19.1(g) HEREIN AND ALL OTHER DIRECT DAMAGES ARISING OUT OF OR ASSOCIATED WITH THE FACTS AND CIRCUMSTANCES LEADING TO A TERMINATION BY CUSTOMER OF THIS AGREEMENT UNDER SECTION 23.1;

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(f)            COSTS AND EXPENSES INCURRED TO PROCURE THE SERVICES FROM AN ALTERNATE SOURCE, TO THE EXTENT IN EXCESS OF CONTRACTOR’S CHARGES UNDER THIS AGREEMENT; AND STRAIGHT TIME, OVERTIME OR RELATED EXPENSES INCURRED BY A USER, INCLUDING OVERHEAD ALLOCATIONS OF THE USER FOR THE USER’S EMPLOYEES, WAGES AND SALARIES OF ADDITIONAL EMPLOYEES, TRAVEL EXPENSES, OVERTIME EXPENSES, TELECOMMUNICATIONS CHARGES AND SIMILAR CHARGES, DUE TO THE FAILURE OF CONTRACTOR TO PROVIDE THE SERVICES;

(g)           ANY FINES, PENALTIES, INTEREST OR OTHER COSTS, INCLUDING ATTORNEYS’ FEES, IMPOSED UPON CUSTOMER OR ANY USER BY ANY REGULATORY AGENCY BECAUSE OF DELAYS, ERRORS OR OMISSIONS ATTRIBUTABLE TO CONTRACTOR; AND

(h)           ANY OTHER TYPE OF DAMAGES NORMALLY CONSIDERED DIRECT DAMAGES IN A PARTICULAR CIRCUMSTANCE.

19.2         CONSEQUENTIAL DAMAGES

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING, PERFORMANCE OR USE OF ANY SOFTWARE OR SERVICES PROVIDED UNDER THIS AGREEMENT OR ANY STATEMENT OF WORK OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS UNDERTAKEN IN THIS AGREEMENT OR ANY STATEMENT OF WORK.  EACH PARTY WAIVES ANY CLAIM TO PUNITIVE DAMAGES AGAINST THE OTHER.

19.3         EXCLUSIONS

THE LIMITATIONS OR EXCULPATIONS OF LIABILITY SET FORTH IN THE FIRST SENTENCE OF SECTION 19.2 ARE NOT APPLICABLE TO:

(a)           INDEMNIFICATION CLAIMS;

(b)           LIABILITY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY; OR

(c)           ANY BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS.

ARTICLE 20 - INSURANCE

20.1         Contractor’s Insurance Requirements

Contractor must maintain and cause Contractor’s subcontractors to maintain: (i) Workers’ Compensation insurance as prescribed by the law of the applicable state, (ii) employer’s liability insurance with limits of at least $3,144,600 each occurrence and in the aggregate, (iii) commercial general liability insurance (including contractual liability and products liability coverage) with combined single limits of at least $15,723,000 in the general aggregate for bodily injury and property damage, and (iv) professional liability insurance with combined single limits of at least $10,000,000 in the general aggregate.  Neither Contractor nor Contractor’s insurer(s) shall have a right of subrogation against Customer based on any loss or liability insured against under the foregoing insurance.  Contractor’s policies for the insurance under clause (iii) above must be endorsed to name Customer as an additional insured where applicable and state:  “[Customer] is to be notified in writing at least 30 days prior to cancellation of or any material change in the coverage limits.” Also, Contractor must furnish certificates evidencing the foregoing insurance coverage prior to the Acceptance Date.  [Amended]

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20.2         Contractor’s Failure to Maintain Insurance

If Contractor fails to maintain the insurance required by Section 20.1, Customer may procure such insurance.  In such event, Customer shall invoice Contractor and Contractor shall promptly reimburse Customer for any premiums and other charges paid by Customer for such coverage.

20.3         Self Insurance

Contractor may self insure the risks for which insurance is otherwise required under this Article 20 upon written request to and approval, in writing, by Customer.  Approval by Customer of self-insurance shall not be unreasonably withheld and shall be based upon Customer’s reasonable assessment that Contractor’s net worth, financial history and stability appear to be sufficient to satisfy any obligation Contractor could reasonably be expected to incur during the term of this Agreement.

20.4         Customer’s Insurance Requirements

Customer must maintain and cause Customer’s subcontractors to maintain: (i) Workers’ Compensation insurance as prescribed by the law of the applicable state, (ii) employer’s liability insurance with limits of at least $3,144,600 each occurrence and in the aggregate, (iii) [Deleted] and (iv) professional liability insurance with combined single limits of at least $10,000,000 in the general aggregate.  Neither Customer nor Customer’s insurer(s) shall have a right of subrogation against  Contractor based on any loss or liability insured against under the foregoing insurance.  Customer’s policies for the insurance under clause (iii) above must be endorsed to name Contractor as an additional insured where applicable and state: “Neustar, Inc. is to be notified in writing at least 30 days prior to cancellation of or any material change in the coverage limits.”  Also, Customer must furnish certificates evidencing the foregoing insurance coverage prior to the Acceptance Date. [Amended]

20.5         Customer’s Failure to Maintain Insurance

If Customer fails to maintain the insurance required of it by Section 20.4, Contractor may procure such insurance.  In such event, Contractor shall invoice Customer and Customer shall promptly reimburse Contractor for any premiums and other charges paid by Contractor for such coverage.

20.6         Additional Insurance

In addition to any insurance required to be maintained pursuant to this Article, Contractor may, at its election, obtain insurance with respect to any losses, liabilities, damages or expenses (including, without limitation, reasonable attorneys’ fees) incurred by Contractor arising out of, resulting from or in connection with any error, omission or failure of the facilities, equipment, systems or personnel of User or any of its affiliates, agents, successors or assigns used or involved in any way in the provision of services utilizing the Canadian NPAC/SMS Services to any end-user customer or any Third Party.  If Contractor obtains such insurance, Contractor shall, on a quarterly basis, invoice Users in accordance with the Allocation Model then in effect for one-half of the premiums or other charges for the first $78,615,000 of such coverage, which amounts shall be invoiced to Users as part of the monthly billing process and reimbursed by Users in accordance with such invoice.  The aggregate maximum amount that can be invoiced to all Users in any given  year shall be no more than $39,308.  Any deductible for this insurance shall be paid by Contractor.  This insurance must be purchased from an outside agent and is not to be covered by self-insurance as described in Section 20.3.  In addition, Contractor will provide to Customer a certificate of insurance.  Should Contractor purchase this insurance the level of coverage must be reviewed with Customer with the intent that reductions be based on a risk assessment.  [Amended]

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ARTICLE 21 - WARRANTIES

21.1         Harmful Code or Data

Contractor warrants that the Canadian NPAC/SMS Software will not contain, either now or in the future, any malicious code, program, or other internal component (e.g. software virus, software worm, software time bomb, Trojan Horse), which could damage, destroy, or alter Software or hardware of Users, or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the Canadian NPAC/SMS Software in any manner or which could adversely affect the operation of a computer or its memory by a User.  Contractor shall immediately advise Customer and Users, in writing, upon reasonable suspicion or actual knowledge that the Canadian NPAC/SMS Software provided under this Agreement may result in the harm described above.  [Amended]

21.2         No Liens or Violations of Third Party Rights

Contractor warrants that the Canadian NPAC/SMS Software and the other Deliverables provided under this Agreement are free from liens and encumbrances.  Contractor further warrants that Contractor will maintain reasonable policies and practices to protect against improper incorporation of Third Party Intellectual Property into the Canadian NPAC/SMS Software, Custom Software or other Deliverables. Contractor represents that it does not have any knowledge of any proceeding or threatened claims, suits, challenges or other legal actions relating to Contractor’s Intellectual Property intended to be used in performance of Contractor’s obligations under this Agreement and warrants that it will promptly notify Customer if it becomes aware of any such legal action.  [Amended]

21.3         Conformance with Specifications and other Standards

Contractor warrants that the Canadian NPAC/SMS shall operate without Defects during the term of this Agreement.  In addition to its obligations under Section 10.2, Contractor shall correct any Material Defects within 30 days (or within such shorter period as may be specified elsewhere in this Agreement) after the Material Defect is brought to Contractor’s attention in writing at no additional charge to Customer or Users.  In addition to its obligations under Section 10.2, Contractor shall correct any Minor Defects within 60 days (or within such shorter period as may be specified elsewhere in this Agreement) after the Defect is brought to Contractor’s attention in writing at no additional charge to Customer or Users.  Contractor’s failure to comply with its obligations under this Article shall constitute a Default for the purposes of Section 16.5.  [Amended]

All Services shall be performed in accordance with the highest professional standards and shall be in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority as contemplated in accordance with Article 25 herein.  Services not performed in accordance with the requirements of this Agreement (that may or may not constitute a Default as defined herein) shall be re-performed at no cost to Customer or the Users.

21.4         Authority

Each Party represents to the other that it has full authority to enter into and perform all of its obligations under this Agreement, and that the person signing this Agreement on behalf of the Party has been properly authorized to enter into this Agreement.  Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions and provisions.

21.5         EXCLUSIVE WARRANTIES

THE WARRANTIES SET FORTH IN THIS AGREEMENT OR A STATEMENT OF WORK ARE THE EXCLUSIVE WARRANTIES MADE BY CONTRACTOR.  ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED.

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21.6         Year 2000 Compliance

Contractor represents and warrants that the Canadian NPAC/SMS delivered hereunder will record, store, process, and present calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as they performed for dates on or before December 31, 1999.  [Amended]

ARTICLE 22 - ASSIGNMENT, OTHER TRANSFER, AND SUBCONTRACTING

22.1         Consent Required

Except as provided otherwise in this Article, neither Party shall (i) assign or otherwise transfer any rights or obligations under this Agreement or any Statement of Work without the prior written consent of the other Party, or (ii) subcontract any obligations under this Agreement without the prior written consent of the other Party, in each case, which consent shall not be unreasonably withheld or delayed.  As used herein, “subcontract” shall mean with respect to Contractor, that Contractor has subcontracted one or more of its obligations for direct delivery of Services to Customer, including interfacing with Customer or Users concerning such obligations.  Notwithstanding anything to the contrary in the preceding sentence, Contractor shall not require the prior consent of Customer to subcontract any portion of the work covered under this Agreement or under any Statement of Work to any of DSET and ESI (which provide testing services), NAS (which provides network maintenance services) or to Mark Foster, Lisa Marie Maxson, John Pope and other individuals or their companies or affiliates similarly engaged by Contractor for technical expertise.  Any such assignment made without the prior written consent of the other Party shall be void.  Contractor’s request for consent to an assignment or transfer of rights or obligations to any entity, which is not a Neutral Third Party, shall constitute adequate grounds for withholding such consent.

22.2         Assignment of Monies Due

Notwithstanding the foregoing, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in this Agreement or the subject Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to this Agreement or the subject Statement of Work, including the negotiation of amendments and the settlement of disputed invoices.

ARTICLE 23 - TERMINATION

23.1         Termination by Customer

Customer shall have the right, upon written notice to Contractor, to terminate this Agreement or any applicable Statements of Work:

(a)           if a Default by Contractor has occurred and is continuing under this Agreement;

(b)           if (i) a receiver, trustee, administrator, or administrative receiver is appointed for Contractor or its property, (ii) Contractor makes an assignment for the benefit of creditors, (iii) any proceedings are commenced against Contractor under any bankruptcy, insolvency, or debtor’s relief law, and such proceedings are not vacated or set aside within 90 days from the date of commencement thereof, or (iv) Contractor is liquidated or dissolved;

(c)           if Contractor is merged with or acquired by an entity which is not a Neutral Third Party;

(d)           if Contractor otherwise ceases to be a Neutral Third Party and such cessation continues for a period of 30 days following the date that an executive officer of Contractor first becomes aware of the event causing the cessation of neutrality (with Contractor having an obligation to diligently conduct quarterly investigations of its affiliates’ activities that may impact Contractor’s neutrality); provided, however, that where such cessation of neutrality cannot reasonably be cured within such 30 day period, so long as Contractor is diligently pursuing such cure, and regulatory authorities having jurisdiction over such matters (after having reviewed the details of the event(s) causing Contractor’s cessation of neutrality) have not specifically required Customer to terminate this Agreement due to such cessation of neutrality, the time for curing such failure shall be extended for such period as may be necessary for Contractor to complete such cure; or

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(e)           under the circumstances related to a regulatory event as set forth in Article 25.

23.2         Nonwaiver

The termination rights provided to Customer under this Article 23 are not intended to constitute an election of remedies, and, except as provided otherwise in this Agreement or the subject Statement of Work, Customer is entitled to any additional rights and remedies available to it at law or in equity, subject to the limitations and exclusions in this Agreement.  All rights and remedies of Customer herein created or otherwise existing at law or in equity are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any of the others.

23.3         Users’ Liability for Payments

Except as provided in Articles 9 and 24 herein and Article 7 of the NPAC/SMS User Agreement, in the event of termination under this Article, Users shall be liable only for payment to Contractor for Services performed prior to the effective date of the termination, and Users shall not be liable for anticipated profit or fee on Services not performed.  Except as otherwise provided in this Agreement, Customer shall have no liability for any payments to Contractor.

23.4         Return of Property upon Termination

Subject to Article 24 — Transition at Expiration or Termination of this Agreement, upon termination and regardless of any dispute between the Parties, all property, equipment, data, documents or other materials of Customer or the Users pertaining to this Agreement in the possession of Contractor, its employees, agents or subcontractors shall be returned to their owners within 15 days of the notice of termination or such later date as Customer may designate.

23.5         No Termination by Contractor

Without prejudice to Contractor’s other rights and remedies at law or in equity, Contractor shall have no right to terminate this Agreement because of any breach by Customer of any term or condition of this Agreement or for any other reason except as otherwise may be specified in any Statement of Work.

ARTICLE 24 - TRANSITION AT EXPIRATION OR TERMINATION OF THIS AGREEMENT

24.1         Contractor’s Obligation to Assist with Transition

Upon termination of this Agreement by Customer under either Article 12 or Article 23 hereof (hereafter “Termination Event”) or upon expiration of this Agreement as the result of an election not to renew under Article 3 hereof (“Non-Renewal”), Contractor shall assist Customer in the orderly transition of the Services specified herein from Contractor to a successor contractor or administrator for the Canadian NPAC/SMS (in either case, the “Successor Contractor”), consistent with the requirements of this Article 24 - Transition at Expiration or Termination of this Agreement.  [Amended]

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24.2         Optional Extension upon Termination or Non-Renewal without License

Upon the occurrence of a Termination Event (other than a Termination Event under Section 23.1(c), (d) or (e), or Article 12) or Non-Renewal, and in each case, upon Customer’s request in lieu of being granted a license under Article 9 hereof, Contractor shall agree to extend this Agreement with Customer for a period the last day of which shall not extend beyond the earlier of (i) the date that Customer completes its transition to a Successor Contractor for the provision of NPAC/SMS in the Canadian Region or (ii) the date that is 18 months after (a) in the case of a Termination Event, the date notice of termination is given by Customer or (b) in the case of Non-Renewal, the date the notice of Non-Renewal is given or received, as applicable, by Customer.  Any such extension shall be at a price and Service Levels in effect on the date of termination or expiration of the Agreement, as applicable, as adjusted pursuant to Section 6.1 if such extension extends beyond the Initial Term.  In addition, upon any such extension, Contractor shall provide any Transition Services (as defined below) requested by Customer; provided that (i) Contractor shall be paid for such services at reasonable rates, consistent with the charges underlying the Pricing Schedules set forth in Exhibit E and (ii) Contractor shall have no obligation to perform any such Transition Services under this Section 24.2 after the end of the extension period.  Notwithstanding anything to the contrary above, Contractor’s obligation to perform Services during any extension period is subject to Customer using diligent efforts to transition to a Successor Contractor beginning no later than (i) in the case of a Termination Event, the date it gives a notice of termination of this Agreement or (ii) in the case of Non-Renewal, the date it gives or receives, as applicable, the notice of Non-Renewal.

24.3         Optional Extension upon Termination or Non-Renewal with License, Loss of Neutrality or Regulatory Termination

Upon the occurrence of  (A) a Termination Event (other than a Termination Event under Section 23.1 (c) or (d) or Article 12) or Non-Renewal and, in each case, under circumstances where Customer has obtained a license under Article 9 hereof, or (B) a Termination Event under Section 23.1(c) or (d), whether or not Customer has obtained a license under Article 9 hereof, or (C ) a Termination Event under Section 23.1(e), Contractor shall, upon Customer’s request, extend this Agreement with Customer for a period the last day of which shall not extend beyond the earlier of (i) the date that Customer completes its transition to a Successor Contractor for the provisioning of NPAC/SMS in the Canadian Region or (ii) the date that is 180 days after (a) in the case of a Termination Event, the date notice of termination is given by Customer or (b) in the case of Non-Renewal, the date the notice of Non-Renewal is given or received, as applicable, by Customer.  Any such extension shall be at a price and Service Levels in effect on the date of such termination or expiration of the Agreement, as applicable, as adjusted pursuant to Section 6.1 if such extension extends beyond the Initial Term.  In addition, upon any such extension, Contractor shall provide any Transition Services (as defined below) requested by Customer; provided that (i) Contractor shall be paid for such services at reasonable rates, consistent with the charges underlying the Pricing Schedules set forth in Exhibit E and (ii) Contractor shall have no obligation to perform any such Transition Services under this Section 24.3 after the end of the extension period.  Notwithstanding anything to the contrary above, Contractor’s obligation to perform Services during any extension period is subject to Customer using diligent efforts to transition to a Successor Contractor beginning no later than, in the case of a Termination Event, the date it gives a notice of termination of this Agreement or, in the case of Non-Renewal, the date it gives or receives, as applicable, the notice of Non-Renewal.  [Amended]

24.4         Transition Services

Contractor shall cooperate with Customer in effecting the orderly transition of the Services to a Successor Contractor by performing the services set forth below (collectively, the “Transition Services”) where requested by Customer upon or in anticipation of a Termination Event or Non-Renewal.  The Transition Services shall be provided through the period of any extension under Section 24.2 or 24.3, or if the Agreement is not being extended pursuant to such Sections, a period not to exceed 180 days after the expiration or termination of the Agreement.  Contractor shall be paid for the performance of such Transition Services at reasonable rates, consistent with the charges underlying the Pricing Schedules in Exhibit E.  Customer shall submit its request for Transition Services in writing to Contractor on or immediately prior to the expiration or termination date.

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At Customer’s request, which request shall be made as provided above, Contractor agrees to provided the following Transition Services in accordance with this Section 24.4:

(a)           provide Customer with a list or summary, as applicable, of all hardware, software, and communications inventories and documentation of operational and procedural practices required for the orderly transition to a Successor Contractor for the Services;

(b)           consistent with Contractor’s contractual obligations to Third Parties regarding nondisclosure, provide Customer and/or its designees all Contractor information that is reasonably necessary to enable Customer and/or its designees to provide the Services.  Contractor shall use its best efforts to secure in its agreements with Third Parties the right to provide such Third Party information to Customer and/or its designees under these circumstances;

(c)           with respect to Third Party Software used to provide the Services, Contractor shall provide reasonable assistance to Customer in obtaining licenses from the appropriate vendors;

(d)           with respect to any other agreements for necessary Third Party services being used by Contractor to perform the Services, Contractor shall:

(i)            use its best efforts to transfer or assign such agreements to Customer or the Successor Contractor, and

(ii)           pay any transfer fee or non-recurring charge imposed by the applicable Third Party vendors, which fee or charge Customer agrees to reimburse to Contractor; and

(e)           Contractor shall return to Customer (without retaining copies) all software, documentation, and procedures including all tapes, disks, and printed matter provided by Customer and Users, and the contents of the NPAC/SMS database pertaining to Customer.

Customer agrees to allow Contractor to use, at no charge, those Customer facilities necessary to perform the Transition Services for as long as Contractor is providing the Transition Services.

ARTICLE 25 - REGULATORY AND LEGISLATIVE CONSIDERATIONS

25.1         Users are Communications Common Carriers

Contractor expressly recognizes that (i) the Users and the Canadian NPAC/SMS are or may be subject to certain United States and Canadian federal and state (or provincial) statutes and rules and regulations promulgated thereunder, as well as rules, regulations, orders, opinions, decisions and possible approval of the CRTC, NANC and other regulatory bodies having jurisdiction or delegated authority over Users and the Canadian NPAC/SMS, and (ii) this Agreement is subject to changes and modifications required as a result of any of the foregoing; provided, however, that the Parties hereby agree that this Agreement and the NPAC/SMS User Agreements shall remain in full force and effect in accordance with their respective terms and each of the Parties and each of the Users shall continue to perform all of its respective obligations under this Agreement and the NPAC/SMS User Agreements, as applicable, in accordance with the respective terms thereof until the Parties can agree upon any amendment (which shall include any Statement of Work) that may be required to this Agreement as a result of any such regulatory change; and provided, further, however, that if the Parties are unable to agree upon any required amendment, the Parties agree to resolve such dispute pursuant to an “expedited” arbitration proceeding in accordance with the procedures set forth in Section 4 of the form of escrow agreement attached hereto as Exhibit M (“Expedited Arbitration”).  Notwithstanding anything to the contrary above, Customer may terminate this Agreement if the required amendment is technically or economically unfeasible or if the regulatory change requires Customer to terminate this Agreement, except that Customer agrees it will give Contractor at least 10 days advance written notice of its intent to terminate this Agreement on such basis and agrees that if, within 10 days of its receipt of such notice, Contractor delivers its written objection to Customer disputing the basis upon which Customer is exercising its termination right, Customer will resolve such dispute with Contractor in an Expedited Arbitration proceeding, with the focus of such proceeding being whether the required amendment is technically or economically unfeasible or whether the regulatory change requires Customer to terminate this Agreement, as applicable.  The Parties shall cooperate fully with each other in obtaining any necessary regulatory approvals of the Canadian NPAC/SMS or other regulatory proceeding regarding Canadian NPAC/SMS.  [Amended]

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25.2         Changes in Law and Regulations

Customer shall notify Contractor of any relevant changes in applicable legislative enactment and regulations that Customer becomes aware of in the ordinary course of its business in accordance with the provisions of Section 27.6.  Any necessary modifications to the Canadian NPAC/SMS as a result of such changes shall be made in accordance with the provisions of Article 13, and subject to the provisions of Section 25.1.  Contractor shall be responsible for any fines and penalties imposed on Users and/or Customer arising from any noncompliance by Contractor, its subcontractors or agents with the laws and regulations in respect of the Canadian NPAC/SMS.  A User shall be responsible for any fines and penalties imposed on it or Contractor relating to Contractor’s provision of the Canadian NPAC/SMS and arising from the failure of such User to comply with laws and regulations to which it is subject.  [Amended]

ARTICLE 26 - INTERNAL DISPUTE RESOLUTION AND ARBITRATION

26.1         Internal Dispute Resolution

Except in circumstances where the time required for application of this dispute resolution procedure would cause irreparable harm, any claim, controversy or dispute arising out of or relating to this Agreement, which cannot otherwise be resolved after good faith negotiations by the Parties, shall be resolved as follows:

(a)           The dispute shall initially be referred jointly to the Contractor Project Executive and Customer Project Executive.  The Contractor Project Executive and Customer Project Executive shall attempt to resolve the dispute within 7 calendar days of such submission.

(b)           If the Contractor Project Executive and Customer Project Executive are unable to resolve the dispute within such time period, the dispute shall be submitted in writing to the lead executive officer respectively of Customer and Contractor.  The lead executive officers shall attempt to resolve the dispute within 14 calendar days of such submission.

(c)           If the matter has not been resolved under the above procedure within 21 days of the commencement of such procedure (which period may be extended by mutual agreement), any Party wishing to pursue the matter must resort to binding arbitration as provided in the Section 26.2.

The above calendar day periods may be extended by mutual written agreement of Customer and Contractor.

26.2         Arbitration

Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in Toronto, Ontario in accordance with the J.A.M.S/Endispute Arbitration Rules and Procedures (“Endispute Rules”), as amended by this Agreement.  The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise.  Each Party shall bear the cost of preparing and presenting its case.  The Parties agree that this provision and the Arbitrator’s authority to grant relief shall be subject to the Ontario Arbitration Act, 1991 (“OAA”), the provisions of this Agreement, substantive law, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes.  The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages.  The Arbitrator’s decision shall follow the plain meaning of the relevant documents, and shall be binding. Any Party may appeal a decision of the arbitrator to the CRTC, if the matter is within its jurisdiction.  Any Party aggrieved by a decision on appeal to the CRTC may exercise the right to obtain judicial review thereof in accordance with applicable law. The Arbitrator shall render a written and reasoned opinion setting forth both findings of fact and conclusions of law.  The award may be confirmed and enforced in any court of competent jurisdiction.  All post proceedings, except those before the CRTC, shall be governed by the OAA.

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26.3         Continuation of Services

Contractor agrees to continue to honor its ongoing obligations, if any, under this Agreement without interruption in the event of a bona fide dispute concerning payment or a dispute concerning any provision of this Agreement, pending final resolution of such dispute pursuant to this Article.

26.4         Arbitration Regarding Customer Liability or Allocation Model

Contractor shall be notified of, and be entitled to participate in (without any obligation on the part of Customer to ensure such participation), any dispute resolution proceeding between Customer and Users concerning how Customer has allocated charges to Users pursuant to the Allocation Model for the purpose of ensuring that Contractor is made whole with respect to all rates, charges or other amounts at issue and to which Contractor is entitled under this Agreement.

ARTICLE 27 - GENERAL

27.1         Successors and Assigns

This Agreement and any Statements of Work entered pursuant to it shall be binding upon the Parties’ respective successors and assigns.

27.2         Attorneys’ Fees

The Party substantially prevailing in any legal action between the Parties concerning this Agreement shall receive reimbursement of its reasonable attorneys’ fees and court costs incurred from the other Party.

27.3         Service Parity

Contractor shall provide the Services under this Agreement in a manner such that each User shall receive the applicable Services for which it contracts under its NPAC/SMS User Agreement at the same Service Levels as every other User receiving such Services.

27.4         Advertising or Publicity

Neither Party shall identify, either expressly or by implication, the other Party or its corporate affiliates or use any of their names, trademarks, trade names, service marks, or other proprietary marks in any advertising, sales presentations, news releases, releases to any professional or trade publication, advertising or other promotional materials without such other Party’s prior written consent, which shall not be unreasonably withheld or delayed.

47

27.5         Non-Waiver

No course of dealing or failure of either Party to enforce strictly any term, right, obligation or provision of this Agreement or any Statement of Work or to exercise any option provided hereunder or thereunder shall be construed as a waiver of such provision.

The acceptance by Customer, or the provision by Contractor, of any credits under this Agreement or any Statement of Work shall not be deemed to be a waiver by Customer of any of its rights under this Agreement or any Statement of Work or at law or in equity.

27.6         Notices

All notices or other communications required or permitted to be given under this Agreement shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:

If to Customer:	To the Customer Project Executive at the address set forth in Exhibit I;

with a copy to:	Jacques R. Sarrazin, President

Canadian LNP Consortium Inc.

6 Eagle Chase Court

Nepean, Ontario

K2J 3N5

	Tel:	613-823-0144

	Fax:	613-823-1169

	Email:	jr.sarrazin@sympatico.ca

with a copy to:	J. Scott Fletcher

Gowling Lafleur Henderson LLP

Barristers and Solicitors

2600 - 160 Elgin Street

Ottawa, Ontario

K1P 1C3

	Tel:	613-786-0167

	Fax:	613-563-9869

	Email:	scott.fletcher@gowlings.com

If to Contractor:	To the Contractor Project Executive at the address set forth in Exhibit I;

with a copy to:	NeuStar Inc.

Attn: Christine Walker

45980 Center Oak Plaza, Building 8

Sterling, VA 20166

Fax No.: (571) 434-5792

All notices or other communications shall be deemed effectively given: (a) when delivered, if personally delivered, including courier, facsimile or overnight delivery service, (except that notices received after 3:00 p.m. local time will be deemed received on the following Business Day); (b) on the date of delivery (or, if refused, the refusal date shown on the return receipt) if mailed certified or registered mail, return receipt requested; or (c) four days after mailing if mailed first class. [Amended]

27.7         Governing Law

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein, excluding its choice of laws rules. Contractor agrees to submit to the jurisdiction of any court within the Canadian Region wherein an action is commenced against Customer under this Agreement.  [Amended]

48

27.8         Severability

If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from the Agreement and replaced by a valid and enforceable provision which so far as possible achieves the Parties’ intent in agreeing to the original provision.  The remaining provisions of the Agreement shall continue in full force and effect.

27.9         Remedies

The rights and remedies provided herein shall be cumulative and in addition to any other remedies available at law or in equity.

27.10       Survival

All obligations that by their nature survive the expiration or termination of this Agreement, including, but not limited to:  Section 8.9 - Licenses and Permits; Section 8.10 - Laws and Regulations; Section 8.11 - Immigration Law Compliance; Article 9 - Ownership of Intellectual Property; Source Code Escrow;  Article 14 — Business Records and Audits; Article 15 - Confidential Information; Article 17 — Indemnification; Article  18 — Infringement; Article 19 - Liability; Limitation of Liability ; Article 21 — Warranties; Article 24 - Transition Services; and Article 27 — General, shall remain in effect after its expiration or termination until such obligations expire according to their respective terms.  [Amended]

27.11       Joint Work Product

This Agreement is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

27.12       Headings

The Article headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

27.13       Counterparts

This Agreement may be executed simultaneously in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one (1) and the same instrument.

ARTICLE 28 - NONEXCLUSIVE MARKET RIGHTS

Contractor expressly acknowledges that Customer is not by this Agreement granting, and has no authority to grant, Contractor the exclusive right to provide Canadian NPAC/SMS Services in the Canadian Region.  [Amended]

ARTICLE 29 — [Deleted]

ARTICLE 30 - ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between Contractor and Customer relating to the subject matter hereof and shall not be modified or rescinded in any manner except by a written amendment executed by both Parties.  Other than as expressly provided herein, both Contractor and Customer agree that no prior or contemporaneous oral representations form a part of their agreement. Estimates and forecasts furnished by Customer shall not constitute commitments.  The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.

49

ARTICLE 31 — SYSTEM PERFORMANCE PLAN

[Deleted]

[Deleted]

If the actual NPAC to LSMS Interface Transaction Rate (as contemplated by SLR 6 in Exhibit G) meets or exceeds ten (10) transactions per second during at least fifteen percent (15%) of the time intervals, during a calendar month, in respect of which Contractor measures and reports transaction rates as at the date of this Agreement, then the parties shall, within ninety (90) days thereafter, negotiate and implement a system performance plan (the “Performance Plan”) to increase such throughput capacity to twenty-five (25) transactions per second.  The Performance Plan shall define measurements and milestone requirements of throughput performance, including both system peek throughput capacity and timing for attainment of specified levels.  Should the parties fail to agree upon the Performance Plan within such ninety (90) day period, the applicable throughput performance requirement shall be as specified in the NANC NPAC/SMS Functional Requirements Specification (namely, for greater certainty, twenty-five (25) transactions per second).  [Amended]

The Performance Plan, when completed, shall become a part of this Agreement and shall be incorporated herein as Exhibit N.

IN WITNESS WHEREOF, Contractor and Customer have executed this Contractor Services Agreement in duplicate on the day and year below written.

NEUSTAR, INC.	CANADIAN LNP CONSORTIUM INC.

By:	By:
(Signature)	(Signature)

(Name & Title Typed or Printed)	(Name & Title Typed or Printed)

(Date)	(Date

50

EXHIBIT  A

TURN-UP TESTING SCHEDULE NOTES

EXHIBIT A - TURN-UP TESTING NOTES

The process of certifying a new Service Provider in a  region can be (generally) defined as a 3-step process as follows:

Step 1 -        Establishing connectivity with the NPAC.  This assumes that if dedicated T1 circuits are to be used, they have been installed and tested.  If dial-up connections are to be used, they will be tested and verified (“ping testing”).  Following this, NPAC encryption key generation and exchange must be accomplished, then initial association establishment can be made.

Step 2 -        Executing the suite of Turn-Up test cases as currently defined in the New Entrants  Test Plan, available from the Customer Project Executive.  These test cases are to be successfully run  by each new Service Provider desiring to participate in the region with the assistance of a NeuStar test engineer.

Step 3 -        Participating in an “SP to SP” testing process as currently defined in the New Entrants Test Plan.  This phase of testing involves test cases that are executed by two SPs working together with the NPAC.

EXHIBIT  B

NANC NPAC/SMS FUNCTIONAL

REQUIREMENTS SPECIFICATION

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The most current version of the FRS is available on the Internet at
http://www.npac.com/docs/frs1001.doc

A copy is also
available upon request for the cost of copying and handling from Customer, by request made to the attention of Canadian LNP Consortium Inc.

[Information referred to in this exhibit immediately follows this page.]

[Graphic Omitted:  Lockheed Martin Logo]

NPAC SMS Functional Requirements Specification

Final Version 1.0

Prepared for:

The Illinois Commerce Commission SMS Subcommittee

By:

Lockheed Martin IMS and Evolving Systems, Inc.

October 1, 1996

Copyright © 1996  Lockheed Martin IMS Corporation All Rights Reserved. Copyright © 1996  Evolving Systems, Inc. All Rights Reserved.

This Functional Requirements Specification (FRS) contains valuable ideas, know-how and concepts that are considered proprietary. This information is contained throughout the FRS and is not easily separable without significantly reducing the coherence of the FRS as a whole. Therefore, this complete FRS is considered to be proprietary and is marked accordingly at the bottom of each page by the words “Proprietary Data”.

This FRS includes data that shall not be disclosed outside the Illinois Commerce Commission SMS Subcommittee and shall not be duplicated, used, or disclosed on whole or in part for any purpose except for reviewing and approving this document. However, the proprietary nature of this document could change when a contract or other legally binding instrument is executed.

HP is a registered trademark of Hewlett-Packard Corporation.

The symbol and the initials ESI are registered trademarks of Evolving Systems, Inc. Portions of this product are based on copyrighted materials of Oracle Software, Inc.

0.	PREFACE

0.1	Document Structure

0.2	Abbreviations and Notations

0.3	Document Language

0.4	Document Version History

1.	INTRODUCTION

1.1	NPAC SMS Platform Overview

1.2	NPAC SMS Functional Overview
1.2.1	Provisioning Service Functionality
1.2.2	Disconnect Service Functionality
1.2.3	Repair Service Functionality
1.2.4	Conflict Resolution Functionality
1.2.5	Disaster Recovery and Backup Functionality
1.2.6	Order Cancellation Functionality
1.2.7	Audit Request Functionality
1.2.8	Report Request Functionality
1.2.9	Data Management Functionality
1.2.9.1	NPAC Network Data
1.2.9.2	Service Provider Data
1.2.9.3	Subscription Version Data

1.3	Background

1.4	Objective

1.5	Assumptions

1.6	Constraints

1.7	Related Publications

2.	BUSINESS PROCESS FLOWS

2.1	Provision Service Process
2.1.1	Service provider-to-service provider activities
2.1.2	Subscription version creation process
2.1.3	Service providers perform physical changes

Lockheed Martin IMS Corporation	Final Version 1.0 NPAC SMS FRS
Proprietary Data	October 1, 1996

i

2.1.4	NPAC SMS “activate and data download” process
2.1.5	Service providers perform network updates

2.2	Disconnect Process
2.2.1	Customer notification, Service Provider initial disconnect service order activities
2.2.2	NPAC waits for effective release date
2.2.3	NPAC performs broadcast download of disconnect data

2.3	Repair Service Process

2.4	Conflict and Conflict Resolution Process
2.4.1	Subscription version in conflict
2.4.2	New Service Provider coordinates conflict resolution activities
2.4.3	New Service Provider notification of conflict resolution
2.4.4	Missing conflict resolution concurrence notification
2.4.5	Subscription version cancellation
2.4.6	Conflict resolved

2.5	Disaster Recovery and Backup Process
2.5.1	NPAC personnel determine downtime requirement
2.5.2	NPAC notifies Service Providers of switch to backup NPAC and start of cutover quiet period
2.5.3	Service providers connect to backup NPAC
2.5.4	Backup NPAC notifies Service Providers of application availability and end of cutover quiet period
2.5.5	Service providers conduct business using backup NPAC
2.5.6	Backup NPAC notifies Service Providers of switch to primary NPAC and start of cutover quiet period
2.5.7	Service providers reconnect to primary NPAC
2.5.8	Primary NPAC notifies Service Providers of availability and end of cutover quiet period

2.6	Service Order Cancellation Process
2.6.1	Service provider issues service order cancellation
2.6.2	NPAC requests missing acknowledgment from Service Provider
2.6.3	NPAC cancels the Subscription Version and notifies both Service Providers

2.7	Audit Request Process
2.7.1	Service provider requests audit
2.7.2	NPAC SMS issues queries to appropriate Service Providers
2.7.3	NPAC SMS compares Subscription Version data
2.7.4	NPAC SMS updates appropriate Local SMS databases

2.8	Report Request Process
2.8.1	Service provider requests report
2.8.2	NPAC SMS generates report
2.8.3	Report delivered via on-line GUI, Email, electronic file, fax, printer

2.9	Data Administration Requests
2.9.1	Service provider requests administration of data by NPAC personnel
2.9.2	NPAC SMS personnel confirms user’s privileges
2.9.3	NPAC SMS personnel inputs user’s request
2.9.4	NPAC SMS performs user’s request
2.9.5	NPAC SMS personnel logs request denial if user’s privileges are not validated

3.	NPAC DATA ADMINISTRATION

3.1	Overview
3.1.1	Data Type Legend
3.1.2	NPAC Customer Data
3.1.3	Subscription Version Data
3.1.4	Network Data

3.2	NPAC Personnel Functionality

3.3	System Functionality

3.4	Requirements Defined in the Proposal

3.5	Requirements Defined in Post-Award Activities

4.	SERVICE PROVIDER DATA ADMINISTRATION

4.1	Service Provider Data Administration and Management
4.1.1	User Functionality
4.1.2	System Functionality
4.1.2.1	Service Provider Data Creation
4.1.2.2	Service Provider Data Modification
4.1.2.3	Delete Service Provider Data
4.1.3	Service Provider Queries
4.1.3.1	User Functionality
4.1.3.2	System Functionality

4.2	Requirements Defined in the Proposal

4.3	Requirements Defined in Post-Award Activities

5.	SUBSCRIPTION MANAGEMENT

5.1	Subscription Version Management
5.1.1	Subscription Version Management
5.1.1.1	Version Status
5.1.2	Subscription Administration Requirements
5.1.2.1	User Functionality
5.1.2.2	System Functionality
5.1.3	Subscription Queries
5.1.3.1	User Functionality
5.1.3.2	System Functionality

6.	NPAC SMS INTERFACES

6.1	SOA to NPAC SMS Interface
6.1.1	Request Administration
6.1.2	Subscription Administration
6.1.3	Audit Requests
6.1.4	Notifications

6.2	NPAC SMS to Local SMS Interface
6.2.1	Transaction Administration

6.2.2	Network Subscription Administration

6.3	Interface Transactions

6.4	Interface and Protocol Requirements
6.4.1	Protocol Requirements
6.4.2	Interface Performance Requirements
6.4.3	Interface Performance Requirements

6.5	Requirements Defined in the Proposal
6.5.1	NPAC Operations GUI

6.6	Network Requirements
6.6.1	NPAC SMS WAN Topology Requirements
6.6.1.1	The NPAC Site LAN
6.6.2	NPAC SMS WAN Hardware Requirements
6.6.2.1	Enterprise Switching Hubs
6.6.2.2	Local Access Servers

7.	SECURITY

7.1	Identification

7.2	Authentication
7.2.1	Password Requirements

7.3	Access Control
7.3.1	System Access
7.3.2	Resource Access

7.4	Data and System Integrity

7.5	Audit
7.5.1	Audit Log Generation
7.5.2	Reporting and Intrusion Detection

7.6	Continuity of Service

7.7	Software Vendor

7.8	OSI Security Environment
7.8.1	Threats
7.8.2	Security Services
7.8.3	Security Mechanisms
7.8.3.1	Encryption
7.8.3.2	Authentication
7.8.3.3	Data Origin Authentication
7.8.3.4	Integrity and Non-repudiation
7.8.3.5	Access Control
7.8.3.6	Audit Trail
7.8.3.7	Key Exchange

8.	AUDIT ADMINISTRATION

8.1	Service Provider User Functionality

8.2	NPAC User Functionality

8.3	System Functionality

8.4	Audit Report Management

8.5	Requirements in the Proposal

8.6	Database Integrity Sampling

9.	REPORTS

9.1	Overview

9.2	User Functionality

9.3	System Functionality

10.	PERFORMANCE AND RELIABILITY

10.1	Availability and Reliability

10.2	Capacity and Performance

10.3	Requirements in RFP Not Given a Unique ID

11.	BILLING

11.1	User Functionality

11.2	System Functionality

11.3	Requirements Defined in the Proposal

Appendix A. Business Process Flows

Appendix B. Glossary

Appendix C. System Tunables

v

List of Figures

List of Figures

Figure 3-1 Entity Relationship Model

Figure 5-1 Version Status

List of Tables

List of Tables

Table 0-1
Table 0-2
Table 3-1
Table 3-1
Table 3-2
Table 3-3
Table 3-4
Table 3-5
Table 3-6
Table 6-1
Table 11-1 Subscription Tunables
Table 11-2 Communications Tunables
Table 11-3 Audit Tunables
Table 11-4 Logs Tunables
Table 11-5 Keys Tunables

Preface

0.   Preface

This section describes the organization and typographical conventions used within the document.

0.1   Document Structure

This document is organized into sections as defined below:

Preface	This section describes the document structure, conventions, and references used to develop this document.

Section 1	Introduction - This section introduces the project and describes its scope and objectives, constraints, associated assumptions, and related references.

Section 2	Business Process Flows - This section provides the high level processing flows for the NPAC SMS.

Section 3	NPAC Data Administration - This section provides the high level functional requirements related to the NPAC SMS data relationships.

Section 4	Service Provider Data Administration - This section contains the functional requirements for managing service provider information on the NPAC SMS.

Section 5	Subscription Administration - This section contains the functional requirements associated with managing service provider subscriptions for ported numbers on the NPAC SMS.

Section 6	NPAC SMS Interfaces - This section contains the functional requirements associated with the NPAC SMS external interfaces.

Section 7	Security - This section contains the functional requirements for the NPAC SMS system security.

1

Section 8	Audit Administration - This section contains the functional requirements for NPAC SMS audit administration.

Section 9	Reports - This section contains the functional requirements for NPAC SMS reporting capabilities.

Section 10	Performance and Reliability - This section contains the functional requirements for NPAC SMS system performance and reliability.

Section 11	Billing - This section contains the functional requirements for NPAC SMS usage recording for usage billing.

Appendix A	This section contains the flow diagrams depicting the NPAC SMS process flows.

Appendix B	Glossary - This section provides a description of all acronyms and terms used in this document.

Appendix C	System Tunables - This section provides a list of all system tunables and their default values.

0.2   Abbreviations and Notations

To uniquely identify requirements, this document follows a naming convention where the first character is always a letter denoting whether the item is an assumption (A), a constraint (C) or a requirement (R).

In order to identify all NPAC SMS functional requirements this document incorporates information from three sources: the Illinois NPAC SMS RFP, Lockheed Martin’s response to the RFP and requirements definition activities performed with the Illinois Number Portability SMS Subcommittee.

If the second character is the letter “N”, the item is a requirement, assumption or a constraint that was stated in the narrative portion of the RFP and not assigned a number.  The number following this character identifies the item’s section in the RFP/requirements document.

If the second character is the letter “P”, the item is a requirement, assumption or a constraint that was stated in the Lockheed Martin Proposal and not in the RFP.

2

These items represent clarifications or enhancements to the RFP.  The number following this character identifies the item’s section in the RFP/requirements document.

If the second character is the letter “R”, the item is a requirement, assumption or a constraint that was identified during requirements analysis and verification activities subsequent to the release of the Lockheed Martin Proposal.  These items represent clarifications or enhancements to the RFP.  The number following this character identifies the item’s section in the RFP/requirements document.

The following labels are used to identify assumptions, constraints, and requirements within the document.  Each label begins with the letter A, C, or R followed either by a number or letter illustrated below:

A-<nnn>

Is a label for each assumption in the document. Assumptions are conditions that are expected to be true during the design and implementation phases of the project. This is an assumption that was a numbered assumption in the RFP.

AN-<nnn>	This is an assumption that was contained in the narrative text in the RFP.

AP-<nnn>	This is an assumption that was contained in the proposal response.

AR-<nnn>	This is an assumption that was identified as a new assumption for the system, during post-award meetings with the Illinois LCC.

C-<nnn>

Is a label for each constraint within the document. Constraints are conditions that restrict the design and implementation scope of the project. This is a constraint that was a numbered constraint in the RFP.

CN-<nnn>	This is a constraint that was contained in the narrative text in the RFP.

CP-<nnn>	This is a constraint that was contained in the proposal response.

CR-<nnn>	This is a constraint that was identified as a new constraint for the system, during post-award meetings with the Illinois LCC.

3

R-<nnn>	Is a label for each requirement in the document. Requirements define the functionality expected of the design and implementation. This is a requirement that was a numbered requirement in the RFP.

RN-<nnn>	This is a requirement that was contained in the narrative text in the RFP.

RP-<nnn>	This is a requirement that was contained in the proposal response.

RR-<nnn>	This is a requirement that was identified as a new requirement for the system, during post-award meetings with the Illinois LCC.

Table 0-1

0.3   Document Language

Specific language is used in the document to denote whether a statement is informative or required.  The following words have these connotations when used to describe actions or items:

shall	The use of the term “shall” in this document is intended to precede a required statement. Compliance with “shall” must be demonstrated during design review and system acceptance testing.

is, will, should

Use of the terms “is,” “will,” or “should” in this document is intended to identify guidance or preference. Statements annotated in this manner are to be treated as informative or preference, but not required. Statements following the words “is,” “will,” or “should” are not a mandatory deliverable for the final system.

Table 0-2

0.4   Document Version History

Draft version 0.6 created on 7/11/96.

Draft version 0.7 dated 8/9/96 contains the following changes:

•                    In Section 5, requirements beginning with the prefix “RR” were renumbered.

4

•                    Section 12, Number Portability Administration Center, has been added.

•                    Appendix B, Glossary, has been added.

•                    Sections 1 through 11 contain changes that were made as a result of the NPAC SMS industry meetings on August 1 and 2, 1996.

Draft version 0.8 dated 8/28/96 contains the following changes:

Global:

•                    Changed “NPAC Interoperable Interface” to “SOA to NPAC SMS Interface and NPAC SMS to Local SMS Interface.”

•                    Changed “mechanized SOA interface” to “SOA to NPAC SMS Interface.”

•                    Changed “subscription version” to “Subscription Version.”

•                    Changed “service provider” to “Service Provider.”

Section 1:

•                    Clarified third sentence and added word in Section 1.2.1.

•                    Minor typographical changes throughout.

•                    Updated Section 1.7, Related Publications.

Section 2:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Standardized point size of 3rd level headings throughout section.

•                    Made organization of flows consistent throughout section, and consistent with diagrams in Appendix A.

•                    Minor typographical changes throughout.

Section 3:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Minor typographical changes throughout.

•                    Replaced “Service Provider” with “NPAC Customer” in applicable models.

5

•                    Added “Modify Request Timestamp,” “Modify Broadcast Timestamp,” and “Modify Broadcast Complete Timestamp” to Subscription Version Data Model.

Section 4:

•                    Clarified wording in R4-2.

•                    Divided requirement R4-8 into required and optional data elements, and added items per updates to Section 3.

•                    Marked requirements R4-18.1, R4-18.2, and R4-18.3 for deletion.

•                    Added “up to a tunable number of Subscription Versions” to requirement R4-30.1.

•                    Clarified wording of requirements in sections 4.2 and 4.3.

•                    Minor typographical changes throughout.

Section 5:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Differentiated between Inter-Service Provider or “porting to original” ports and Intra-Service Provider ports in sections 5.1.2.2.1, 5.1.2.2.3, 5.1.2.2.4, 5.1.2.2.5, and 5.1.2.2.6.

•                    Replaced cross-references to other requirements with appropriate verbage.

•                    Added Section 5.1.2.2.7, Subscription Version Resend.

•                    Minor typographical changes throughout.

Section 6:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Minor typographical changes throughout.

Section 7:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

6

•                    Replaced “Interoperable Interface” with “SOA to NPAC SMS interface and NPAC SMS to Local SMS interface.”

•                    Minor typographical changes throughout.

Section 8:

•                    No Changes.

Section 9:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Re-labelled “RN” requirements “RP.”

•                    Minor typographical changes throughout.

Section 10:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Renumbered Assumptions beginning with 10-1.

•                    Renumbered “RN” requirements beginning with 10-1.

•                    Minor typographical changes throughout.

Section 11:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

•                    Minor typographical changes throughout.

Section 12:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

Appendix A:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

7

Appendix B:

•                    Changes/additions/deletions per face-to-face meeting August 19-21, Denver, Colorado.

Draft version 1.0 dated 9/17/96 was modified per the face-to-face meeting held September 9-11 at Ameritech facilities, Chicago, IL.

Final version 1.0 dated 10/1/96 was modified per the face-to-face meeting held September 18-20 at Ameritech facilities, Chicago, IL.

8

Introduction

1.   Introduction

This document defines the functional requirements of the Number Portability Administration Center Service Management System (NPAC SMS) enabling Service Provider Portability in Illinois LATA 358.

This introduction gives readers a brief overview of NPAC SMS functionality. It is intended to prepare you for the detailed sections that follow.  If you need more information on any particular area, please consult the applicable detailed sections in the remainder of this document or the NPAC SMS Interoperable Interface Specification.

This introduction is also meant to convey the basic course of events that give the best understanding of the system. Alternate courses of events (variants of the basic course or error paths) are described in the detailed sections later in this document and in the NPAC SMS Interoperable Interface Specification.

1.1   NPAC SMS Platform Overview

The Number Portability Administration Center Service Management System (NPAC SMS) is a hardware and software platform which contains the database of information required to effect the porting of telephone numbers.  In general, the NPAC SMS receives customer information from both the old and new Service Providers (including the new Location Routing Number), validates the information received, and downloads the new routing information when an “activate” message is received indicating that the customer has been physically connected to the new Service Provider’s network.  The NPAC SMS also contains a record of all ported numbers and a history file of all transactions relating to the porting of a number.  The NPAC SMS shall also provide audit functionality and the ability to transmit LNP routing information to Service Providers to maintain synchronization of Service Provider’s network elements that support LNP.

1

1.2   NPAC SMS Functional Overview

1.2.1   Provisioning Service Functionality

The new Service Provider will obtain authorization to port the customer and notify the old Service Provider according to processes internal to the Service Providers.  Both the old and new Service Providers will send a notification to the NPAC SMS from their Service Order Administration Systems (SOA).  When the NPAC SMS receives the notification(s), it will perform certain validation checks, and attempt to match the notification received from the new Service Provider with a concurring notification from the old Service Provider. If both Service Providers did not send notifications, the SMS will enter into a coordination process described in the next paragraph.  Assuming the notifications are valid, the two Service Providers will complete any physical changes required.  At the time the new Service Provider is ready to provide service, it will send an activation notice to the NPAC SMS.  The NPAC SMS will broadcast the update out in real time to each local SMS.  Upon receiving the update from the NPAC SMS, all Service Providers will update their networks.  The NPAC SMS will record any transmission failures and take the appropriate action.

In the case where either the old or new Service Providers did not send a notification to the NPAC SMS, the NPAC SMS will notify the Service Provider from which it did not receive a notification that it is expecting a notification. If it then receives the missing notification and the notifications indicate agreement among the Service Providers, the process proceeds as normal. If it still does not receive a notification and if it is the old Service Provider that failed to respond, the NPAC SMS will log the failure to respond and place the subscription in the “Conflict” state. If it was the new Service Provider that failed to respond, the NPAC will log the failure to respond, cancel the notification, and notify both Service Providers of the cancellation. If there is disagreement among the Service Providers as to who will be providing service for the telephone number, the conflict resolution procedures will be implemented (see Section 1.2.4). Processes for obtaining authorization from the customer to port a number are defined by the Service Providers. The NPAC is not involved in obtaining or verifying customer approval to port a TN.

1.2.2   Disconnect Service Functionality

When a ported number is being disconnected, the customer and Service Provider will agree on a date. The current Service Provider will send an update indicating

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the disconnect to the NPAC SMS. The NPAC SMS will broadcast the update to all Service Providers based on the disconnect effective date and remove the telephone number from its database of ported numbers. Upon receiving the update, all Service Providers will remove the telephone number from their LNP databases. The NPAC SMS will log the update in history. Calls to the telephone number will be routed as a non-ported number.

1.2.3   Repair Service Functionality

A problem will be detected either by a Service Provider or by a customer contacting a Service Provider.

There will be audit capabilities in the NPAC SMS to aid in isolating problems. If an inaccuracy is found, the NPAC SMS will supply the correct data to any local SMS requesting updates.

1.2.4   Conflict Resolution Functionality

If Service Providers disagree on who will serve a particular line number, the NPAC SMS will place the request in the “conflict” state and notify both Service Providers. The Service Providers will determine who will serve the customer via internal processes. When a resolution is reached, the NPAC will be notified and will remove the request from the “conflict” state or cancel it.

1.2.5   Disaster Recovery and Backup Functionality

If there is unplanned downtime, the NPAC will assess how long the primary machine will be down.  The NPAC will notify all of the Service Providers of the situation and planned action by electronic notification and telephone calls to the Service Providers’ contact numbers.  The Service Providers will attempt to switch to the backup NPAC.

1.2.6   Order Cancellation Functionality

From the time the old or new Service Provider sends a create Subscription Version request to the time the new Service Provider receives the request, a Service Provider may send a message to the NPAC SMS to cancel the Subscription Version. If both Service Providers agree with the cancellation, the NPAC SMS will set the Subscription Version to canceled and notify both Service Providers that the Subscription Version has been canceled.

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1.2.7   Audit Request Functionality

An audit function will be necessary for troubleshooting customer problems and also as a maintenance process to ensure Subscription Version data integrity across the entire LNP network. Audits will be concerned with the process of comparing the NPAC SMS view of the LNP network’s Subscription Version data with one or more of the Service Provider’s views of its network.  In the case of “on demand” audits, audits may be initiated by any Service Provider who has reason to believe a problem may exist in another Service Provider’s network.  These audits are executed via queries to the appropriate Service Provider’s network, and corrected via downloads to those same networks.

In addition, Local Service Providers will be responsible for comparing database extracts of Subscription data written to an FTP site by the NPAC SMS with their own versions of the same Subscription data.

In a third scenario, the NPAC SMS will select a random sample of active Subscription Versions from its own database, then compare those samples to the representation of that same data in the various Local SMS databases.  All three of the methods outlined above are designed to help ensure data integrity across the LNP network.

1.2.8   Report Request Functionality

The NPAC SMS supports report generation for pre-defined and ad-hoc reports.  The report generation function creates output report files according to specified format definitions, and distributes reports to output devices as requested.  The report distribution service supports distribution to electronic files local/remote printers, e-mail and FAX machines.

1.2.9   Data Management Functionality

The NPAC SMS will support functionality to manage network, Service Provider, and Subscription Version data.

1.2.9.1   NPAC Network Data

The NPAC SMS contains data which defines the configuration of the LNP service and network.  This includes such data as: participating Service Providers, NPA-NXXs that are portable, and LRNs associated with each Service Provider.

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1.2.9.2   Service Provider Data

The Service Provider data indicates who the LNP Service Providers are and includes location, contact name, security, routing, and network interface information.

1.2.9.3   Subscription Version Data

The subscription data indicates how local number portability should operate to meet subscribers’ needs.

1.3   Background

An industry task force was formed in Illinois in April 1995, pursuant to the Illinois Commerce Commission (ICC) Order on Customers First Plan (Docket 94-0096 dated April 7, 1995), to develop a permanent number portability solution for Illinois.  During the year, this task force has made significant progress in defining and resolving the issues related to implementing number portability.

1.4   Objective

The target date for LRN implementation is second quarter 1997.

The objective of this document is to uniquely identify the baseline end-user, functional requirements that define the LNP SMS supporting number portability in LATA 358.

1.5   Assumptions

A1-1 The Service Providers will be billed in proportion to their usage of the services provided by the NPAC SMS.

A1-2 The resource accounting measurements will not cause degradation in the performance of the basic functions of the NPAC SMS.

AR4-1.1 All NPAC Customers will obtain a unique Service Provider ID from a proper source.

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AR6-1 Range Activations.

A range activate will contain an average of 20 TNs.

AR6-2 Percent of Range Activations.

20% of all downloads as specified in R6-28.1, R6-28.2, R6-29.1 and R6-29.2 will be processed via range activations.

AR10-1 Scheduled Downtime

NPAC initiated downtime as defined in R10-5 does not include downtime needed for software release updates initiated by or collectively agreed to by the Service Providers.

A10-1 Initial Turn-up Number of Service Providers

On initial turn-up, there will be 10 Service Providers each having one SOA to NPAC SMS interface and one NPAC SMS to Local SMS interface.

A10-2 Unknown Number of Updates

The number of updates due to mass changes, the number of audit requests and the number of report requests is not known at this time.

A10-3 Churn of Accumulated Records

It is assumed that there will be thirty percent churn of accumulated records.

A11-2 Accounting Measurements Will Not Degrade the Basic System Performance

The resource accounting measurements will not cause degradation in the performance of the basic functions of the NPAC.

1.6   Constraints

The following constraints shall be adhered to during the development of the software associated with the requirements within this document.

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C1-1 The NPAC SMS is not involved in real time call processing.

C1-2 The NPAC SMS is not involved in facilitating or tracking Service Provider-to-Service Provider activities.

CN1-1 Initially, only wireline Service Provider portability within Illinois LATA 358 will be implemented.

CN2-1.1.1 Interactions between Service Providers are beyond the scope of the NPAC SMS.

Processes for obtaining authorization from the customer to port a number are defined by the Service Providers.  The NPAC is not involved in obtaining or verifying customer authorization.  Details of steps in those processes do not involve the NPAC or NPAC SMS, and are beyond the scope of the NPAC SMS functionality.

CN2-1.3.1.   Service provider network change activities are beyond the scope of the NPAC SMS.

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as physical changes performed in the Service Provider’s networks, are beyond the scope of the NPAC SMS functionality.

CN2-1.4.1 Service provider’s internal activities are beyond the scope of this document.

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as physical changes performed in the Service Provider’s networks are beyond the scope of this document.

CN2.1.5-1.   Service Provider’s Network Change Validation Activities Are Beyond The Scope Of The NPAC SMS.

Network testing performed by the Service Providers, such as testing of call processing and testing of Service Provider network elements, is beyond the scope of the NPAC SMS.

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CN2-1.6.1 Service provider’s internal activities are beyond the scope of this document.

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as updates to data performed in the Service Providers network elements are beyond the scope of this document.

CN2-2.3.1 Service provider’s internal activities are beyond the scope of this document.

Deleted

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as updates to data performed in the Service Provider’s network elements are beyond the scope of this document.

CN2-3.1.1 Service provider’s internal activities are beyond the scope of this document.

Deleted

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as updates to data performed in the Service Provider’s network elements are beyond the scope of this document.

CN2-3.3.1   Service provider’s repair activities are beyond the scope of the NPAC SMS.

Details of steps in the repair processes that do not involve the NPAC or NPAC SMS, such as the customer’s notification of problems, the Service Provider’s analysis/troubleshooting activities and the Service Provider’s repair activities are beyond the scope of the NPAC SMS functionality.

CN2-4.1.1 Service provider’s internal activities are beyond the scope of this document.

Deleted

Details of steps in the processes that do not involve the NPAC are beyond the scope of this document.

CN2.4.2-1.   Service provider’s conflict resolution activities are beyond the scope of the SMS NPAC.

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Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as conflict resolution escalation and arbitration activities are beyond the scope of this document.

CN2-6.1.1 Interactions between Service Providers are beyond the scope of this document.

Processes for obtaining authorization from the customer to port a number are defined by the Service Providers.  The NPAC is not involved in obtaining or verifying customer authorization.  Details of steps in those processes do not involve the NPAC or NPAC SMS, and are beyond the scope of this document.

1.7   Related Publications

NPAC SMS Interoperable Interface Specification, Version 1.0 Final, October 1, 1996.

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NPAC Data Administration

2.   Business Process Flows

The following process flows indicate how the NPAC SMS is used by the Service Providers in business processes associated with number portability.  Specific requirements generated by the process flows are included in the appropriate sections later in the document.

The process flows supported by the NPAC SMS are:

•                    Service Provisioning

•                    Service Disconnection

•                    Service Repair

•                    Conflict and Conflict Resolution

•                    Disaster Recovery and Backup

•                    Service Order Cancellation

•                    Audit Requests

•                    Report Requests

•                    Data Administration Requests

2.1   Provision Service Process

This process flow defines the provisioning flow in which a customer ports a telephone number to a new Service Provider.  The service provisioning flow activities are shown in Flow 2.1, Appendix A page 3.

2.1.1   Service provider-to-service provider activities

The new Service Provider must obtain authorization to port the customer.  The new Service Provider will notify the old Service Provider according to processes internal to the Service Providers.

CN2-1.1.1 Interactions between Service Providers are beyond the scope of the NPAC SMS.

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Processes for obtaining authorization from the customer to port a number are defined by the Service Providers.  The NPAC is not involved in obtaining or verifying customer authorization.  Details of steps in those processes do not involve the NPAC or NPAC SMS, and are beyond the scope of the NPAC SMS functionality.

2.1.2   Subscription version creation process.

The Subscription Version creation flow activities are shown in Flow 2.1.2, Appendix A page 4.

2.1.2.1  Create Subscription Version.

When a number is ported, both the old and new Service Providers must send a notification to the NPAC SMS.  The NPAC validates the data for each notification and attempts to match the notification with a concurring notification from the other Service Provider.  If a notification is missing from either provider after a tunable time period, the NPAC sends a request for the missing notification.  If the data provided with the notification is valid, the NPAC SMS creates a pending Subscription Version and awaits the concurring notification.  If the data is invalid, the NPAC SMS reports a specific error to the sender of the data and discards the request.

2.1.2.2  Request missing/late notification

If concurring notification or explicit non-concurrence from the old Service Provider is not received, the process flows to 2.4 (Conflict).  If concurring notification or explicit non-concurrence from the new Service Provider is not received, the process flows to 2.6 (Cancel).

2.1.3   Service providers perform physical changes.

The two Service Providers involved in the number port will coordinate and perform the physical changes to their respective networks.

CN2-1.3.1. Service provider network change activities are beyond the scope of the NPAC SMS.

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as physical changes performed in the Service Provider’s networks, are beyond the scope of the NPAC SMS functionality.

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2.1.4   NPAC SMS “activate and data download” process.

The NPAC network data broadcast download flow is shown in Flow 2.1.4, Appendix A page 5.

2.1.4.1   New Service Provider sends activation to NPAC SMS.

The new Service Provider sends an activate notification to the NPAC SMS.

2.1.4.2   NPAC SMS broadcasts network data to all Service Providers

Upon receipt of the activation notification, the NPAC SMS broadcasts the network update data in real time to all Service Providers’ Local SMSs.

2.1.4.3   Failure - notify NPAC

If the NPAC SMS does not receive positive acknowledgment of the broadcast, the NPAC SMS will rebroadcast the network data download to the Service Providers that did not acknowledge the original broadcast.  The NPAC SMS will perform the rebroadcast a tunable number of times within a tunable time frame.

2.1.4.4   Initiate repair procedures

If the tunable rebroadcast parameters have been exceeded, the NPAC staff will initiate repair processes with the appropriate Service Providers. The NPAC SMS will send a list of failed Service Providers to the old and new Service Providers.

2.1.5   Service providers perform network updates.

Upon receiving the network data download broadcast from the NPAC SMS, all Service Providers’ local SMSs will confirm the receipt of the download broadcast, and update their network elements. The Service Providers may also test their network changes.

CN2-1.5-1. Service Provider’s Network Change Validation Activities Are Beyond The Scope Of The NPAC SMS.

Network testing performed by the Service Providers, such as testing of call processing and testing of Service Provider network elements, is beyond the scope of the NPAC SMS.

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2.2   Disconnect Process

This process flow defines the activities associated with the discontinuance of service for a ported number.  The NPAC Disconnect Service flow is shown in Flow 2.2, Appendix A page 6.

2.2.1   Customer notification, Service Provider initial disconnect service order activities.

When a ported number is being disconnected, the customer and Service Provider will agree on a date.  The Service Provider will send a notification to the NPAC SMS indicating the date of the physical disconnect of the number and also the date that the disconnect information is to be broadcast to all Local SMSs (the ‘effective release date’).

2.2.2   NPAC waits for effective release date.

The NPAC SMS will send delete actions containing the disconnect information based on the effective release date specified by the Service Provider.  If no effective release date is specified on the disconnect request, the NPAC SMS processes the request immediately.

2.2.3   NPAC performs broadcast download of disconnect data.

The NPAC SMS will broadcast the disconnect information to all Service Providers. If the broadcast is not acknowledged, the disconnect information will be resent a tunable number of times within a tunable time frame. If the tunable parameters for the collection of responses have been exceeded, the NPAC staff will initiate repair processes with the appropriate Service Providers (Flow 2.3), and send a list of failed Service Providers to the current Service Provider.

2.3   Repair Service Process

This process flow defines the activities performed when a problem is detected either by the NPAC SMS, a Service Provider, or by a customer who contacts a Service Provider.  The repair service flow is shown in Flow 2.3, Appendix A page 7.

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2.3.1-A   Service provider receives problem notification from customer.

2.3.1-B   Service provider receives problem notification from another Service Provider.

2.3.1-C   Service provider receives problem notification from NPAC SMS.

2.3.2   Service provider analyzes the problem.

2.3.3   Service provider performs repairs.

There will be audit capabilities in the NPAC SMS to aid in isolating problems.

CN2-3.3.1 Service provider’s repair activities are beyond the scope of the NPAC SMS.

Details of steps in the repair processes that do not involve the NPAC or NPAC SMS, such as the customer’s notification of problems, the Service Provider’s analysis/troubleshooting activities and the Service Provider’s repair activities are beyond the scope of the NPAC SMS functionality.

2.3.4   Request broadcast of repaired data.

There will be audit capabilities in the NPAC SMS to aid in isolating problems. A Service Provider may request a download of data to assist in the repair process, if necessary.

2.3.5   Broadcast repaired subscription data.

If inaccurate routing data is found, the NPAC SMS will broadcast the correct data to any involved Service Provider’s networks to correct inaccuracies.

2.4   Conflict and Conflict Resolution Process

This process flow defines the activities performed when Service Providers disagree on who will serve a particular customer.  The conflict flow is shown in Flow 2.4.1, in Appendix A page 8.

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2.4.1   Subscription version in conflict.

Two different paths may cause the NPAC SMS to place a Subscription Version in conflict status (see Flow 2.4.1 in Appendix A).

2.4.1.1 Change of status upon problem notification.

Subscription version’s conflict status “on” is achieved when a Service Provider notifies NPAC SMS personnel of a disagreement between the new and old Service Providers as to whether or not a TN may be ported, or when the old Service Provider fails to respond to a request for concurrence.

2.4.1.2 Change of status upon non-concurrence.

Non-concurrence between Service Providers causes the NPAC SMS to place the Subscription Version in conflict during the “Create Version” process (2.1.2).

2.4.2   New Service Provider coordinates conflict resolution activities.

The New and Old Service Providers use internal and inter-company processes to resolve the conflict. See Flow 2.4.2 for a description of the conflict resolution process.

CN2.4.2-1. Service provider’s conflict resolution activities are beyond the scope of the SMS NPAC.

Details of steps in the processes that do not involve the NPAC or NPAC SMS, such as conflict resolution escalation and arbitration activities are beyond the scope of this document.

2.4.3   New Service Provider notification of conflict resolution.

If less than 30 days [tunable parameter] have passed since the Subscription Version status was set to conflict “on” and a resolution was reached, the new Service Provider will initiate the action to change the Subscription Version status to “Conflict Resolution Pending.” See Flow 2.4.3 for a description of the conflict resolution process.

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2.4.4   Missing conflict resolution concurrence notification.

While in “Conflict Resolution Pending” status, the NPAC SMS waits for concurrence notification from both Service Providers. If the conflict resolution concurrence is not received within 18 hours [tunable parameter], the NPAC SMS sends a request for the concurrence. If the conflict resolution concurrence is not received within 18 hours [tunable parameter] of the second notification, the NPAC SMS returns the Subscription Version status to “conflict.”

2.4.5   Subscription version cancellation

2.4.5.1  Version cancellation when conflict status “on” for 30 days.

If the Subscription Version status has been set to conflict “on” for 30 days [tunable parameter] and no resolution has occurred, the NPAC SMS will cancel the Subscription Version, and notify both the old and new Service Providers of the cancellation.

2.4.5.2  Cancel pending notification.

If the Subscription Version is in conflict “on” and the new Service Provider requests to cancel the Subscription Version, the NPAC personnel will set the Subscription Version to cancel and both Service Providers will be notified. (Flow 2.6).

2.4.6   Conflict resolved.

When both Service Providers agree to resolve the conflict and have notified the NPAC within the allowable time frame, the NPAC SMS will change the Subscription Version status to pending.

2.5   Disaster Recovery and Backup Process

This process flow defines the backup and restore activities performed by the NPAC and the Service Providers.  The disaster recovery flow is shown in Flow 2.5, Appendix A page 10.

2.5.1   NPAC personnel determine downtime requirement

If there is planned downtime for the NPAC SMS, the NPAC SMS will send an electronic notification to the Service Providers’ SOAs that includes information

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on when the downtime will start, how long it will be, and if they will be required to switch to the backup or disaster recovery machine. Downtime is considered planned when the NPAC can provide notification to the Service Providers at least 24 hours in advance.

If there is unplanned downtime, the NPAC will assess how long the primary machine will be down. The NPAC will notify all of the Service Providers by electronic notification and telephone calls to the Service Providers’ contact numbers. The notification will describe the situation and the planned action.  The Service Providers will attempt to switch to the backup NPAC.

2.5.2   NPAC notifies Service Providers of switch to backup NPAC and start of cutover quiet period

The NPAC Service Providers will switch to the backup or disaster recovery machine as indicated in the notification.

2.5.3   Service providers connect to backup NPAC

The Service Providers must use an alternate connection route to the backup NPAC and establish associations with the backup NPAC application.

2.5.4   Backup NPAC notifies Service Providers of application availability and end of cutover quiet period

When the backup NPAC application and database are on-line, processes will proceed as normal.  The backup NPAC application will be at the same version level as the primary NPAC application.  The NPAC SMS database will also contain the same routing information as the primary database.

2.5.5   Service providers conduct business using backup NPAC

The Service Provider should continue to process as normal when connected to the backup NPAC.  If a Service Provider does use internal processes to request updates to SCPs while waiting to be able to send them to the backup machine, the Service Provider will still resend the updates when the backup NPAC can begin processing them in order to ensure that every Service Provider and the NPAC SMS receive the update.

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2.5.6   Backup NPAC notifies Service Providers of switch to primary NPAC and start of cutover quiet period.

When the primary machine is brought back up, the backup NPAC will advise the Service Providers of the timing of their switch back to the primary machine.  At this time the backup NPAC will stop taking updates.

2.5.7   Service providers reconnect to primary NPAC

The Service Providers re-establish associations with the primary NPAC application using their normal connections.

2.5.8   Primary NPAC notifies Service Providers of availability and end of cutover quiet period

When the primary NPAC is available, NPAC personnel will notify Service Providers of the end of the cutover quiet period.

2.6   Service Order Cancellation Process

This flow defines the process performed when a Service Provider cancels a service order.  The service order cancellation flow is shown in Flow 2.6, Appendix A page 11.

2.6.1   Service provider issues service order cancellation

From the time a Service Provider sends notification of a new Subscription Version to the time the Subscription Version is activated, either Service Provider may send a message to the NPAC SMS to cancel the Subscription Version. If this occurs, the NPAC SMS will notify both Service Providers that the Subscription Version is in a cancel-pending state.

2.6.2   NPAC requests missing acknowledgment from Service Provider.

When notified that a Subscription Version has been set to cancel-pending, both Service Providers must concur by returning a cancel-pending acknowledgment to the NPAC SMS within 18 hours [tunable parameter].  If the NPAC does not receive acknowledgment in the allowable time from one of the Service Providers, a request is sent to that Service Provider for a cancel-pending-acknowledgment.

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If the missing cancel-pending-acknowledgment is not received within a tunable time frame, the Subscription Version status is set to “conflict.”  Both Service Providers are then notified that the Subscription Version status is now “conflict.”

2.6.3   NPAC cancels the Subscription Version and notifies both Service Providers.

When acknowledgment is received from both Service Providers, within the allowed time frame the NPAC SMS will set the Subscription Version to canceled in its database and notify both Service Providers that the Subscription Version has been canceled. All canceled Subscription Versions are purged from the NPAC database after a tunable period.

2.7   Audit Request Process

This process flow defines the activities performed by the NPAC when Service Providers request audits of LNP data.  The audit request flow is shown in Flow 2.7, Appendix A page 12.

2.7.1   Service provider requests audit

Any Service Provider can request audits of the entire network or of individual Service Provider’s networks.

2.7.2   NPAC SMS issues queries to appropriate Service Providers

Upon receipt of an audit request, the NPAC SMS queries the appropriate Service Provider’s Local SMS databases.

2.7.3   NPAC SMS compares Subscription Version data

The NPAC SMS compares its own Subscription Version data to the data it finds in the targeted Local SMS Subscription Version databases.

2.7.4   NPAC SMS updates appropriate Local SMS databases

The NPAC SMS updates Subscription Version information in the appropriate Local SMS databases.

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2.8   Report Request Process

This process flow defines the activities performed by the NPAC when the Service Providers request report generation and delivery.  The report request flow is shown in Flow 2.8, Appendix A page 13.

2.8.1   Service provider requests report.

2.8.2   NPAC SMS generates report.

2.8.3   Report delivered via on-line GUI, Email, electronic file, fax, printer.

2.9   Data Administration Requests

This section defines the activities performed by the NPAC when Service Providers make a manual request for data administration.

2.9.1   Service provider requests administration of data by NPAC personnel

Service provider personnel are able to contact NPAC personnel to request data administration activities.

2.9.2   NPAC SMS personnel confirms user’s privileges

Before NPAC personnel fulfill the data administration request, they will confirm the user’s privileges and validate the request.

2.9.3   NPAC SMS personnel inputs user’s request

Upon validation of the request, NPAC personnel will input the request.

2.9.4   NPAC SMS performs user’s request

The NPAC SMS processes the request.

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2.9.5   NPAC SMS personnel logs request denial if user’s privileges are not validated

If the user’s privileges are not confirmed, or the request cannot be validated, the NPAC personnel log the activity and end the process.

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3.   NPAC Data Administration

3.1   Overview

The NPAC SMS manages the ported TN information associated with Service Provider portability for the LNP service.  This section describes the high level requirements associated with managing ported telephone numbers from an operations perspective. Figure 3-1 illustrates the logical data model associated with the data elements for the NPAC SMS.

The figure below illustrates the relationship between NPAC Customer data and other data tracked or created by the system.

[Graphic Omitted:  Diagram of entity relationship model]

Figure 3-1 Entity Relationship Model

3.1.1   Data Type Legend

The following table describes the data types used in the data models.

DATA TYPE LEGEND

Data Type	Description
Network Address: raw binary data stored as unformatted bytes.
Address

B	Boolean (True or False) indicator.

C	Character or Alphanumeric strings.

E	Enumeration.

M	Bit Mask comprised of one or more bytes.

N	Numeric data (up to 32 bit integer, numeric data that can be arithmetically manipulated).

N(x)	Character string of “x” digits only.

T	Timestamp: month, day, year, hour, minute, and seconds.

TN	Telephone Number: 3-digit NPA, 3-digit NXX, 4-digit Station Number.

Table 3-1

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3.1.2   NPAC Customer Data

NPAC Customer Data contains information about NPAC customers participating in the LNP service. The data items that need to be administered by NPAC Customer Data Management are represented in tables 3-1, 3-2, and 3-3:

NOTE:  A check in the Required column means that this attribute must exist in the record before the record is considered useable.

NPAC CUSTOMER DATA MODEL

Attribute Name	Type (Size)	Required	Description
NPAC Customer ID	C (4)		An alphanumeric code which uniquely identifies an NPAC Customer.
NPAC Customer Name	C (40)		A unique NPAC Customer Name.
NPAC Customer Allowable Functions	M

Each bit in the mask represents a boolean indicator for the following functional options:

•        SOA Management

•        SOA Network Data Management

•        LSMS Network Data Management

•        LSMS Data Download

•        LSMS Queries/Audits

NPAC Customer Download	M		Each bit in the mask represents a boolean indicator for the following download options: • Download Network Data

Table 3-1

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NPAC CUSTOMER CONTACT DATA MODEL

Attribute Name	Type (Size)	Required	Description
NPAC Customer Contact ID	N		A unique sequential number assigned upon creation of the Contact record.
NPAC Customer ID	C (4)		An alphanumeric code which uniquely identifies an NPAC Customer.
Contact Type	C (2)

The type of NPAC Customer Contact Organization. Valid values are:

•        BI - Billing.

•        CF - Conflict Resolution Interface.

•        LI - Local SMS Interface.

•        NC - NPAC Customer.

•        NF - Network and Communications Facilities Interface.

•        OP - Operations.

•        RE - Repair Center Contact Organization.

•        SE - Security.

•        SI - SOA System Interface.

•        UA - User Administration.

•        WI - Web Interface.

Contact	C (40)		Name of NPAC Customer Contact Organization.
Contact Address Line 1	C (40)		Contact Organization address Line 1.
Contact Address Line 2	C (40)		Contact Organization address Line 2.

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Attribute Name	Type (Size)	Required	Description
Line 2
Contact City	C (20)		Contact Organization city.
Contact State	C (2)		Contact Organization state.
Contact Zip	C (9)		Contact Organization zip code or postal code.
Contact Country	C (2)		Contact Organization country.
Contact Province	C (2)		Contact Organization province.
Contact Phone	TN		Contact Organization phone number.
Contact Fax	TN		Contact Organization Fax phone number.
Contact Pager	TN		Contact Organization Pager phone number.
Contact Pager PIN	C (10)		Contact Organization Pager Personal Identification Number (PIN).
Contact Email	C (60)		Contact Organization E-mail address.

Table 3-2

NPAC CUSTOMER NETWORK ADDRESS DATA MODEL

Attribute Name	Type (Size)	Required	Description
NPAC Customer Network Address ID	N		A unique sequential number assigned upon creation of the Network Address record.
NPAC Customer ID	C (4)		An alphanumeric code which uniquely identifies an NPAC Customer.
Network	C (1)		Type of Network Address.

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Attribute Name	Type (Size)	Required	Description
Address Type			Valid values are: • S - SOA interface • L - Local SMS interface.
NSAP Address	Address (20)		OSI Network Service Access Point Address
TSAP Address	Address (4)		OSI Transport Service Access Point Address.
SSAP Address	Address (4)		OSI Session Service Access Point Address.
PSAP Address	Address (4)		OSI Presentation Service Access Point Address.
Internet Address	Address (12)		Internet address of the Service Provider Web interface.

Table 3-3

3.1.3   Subscription Version Data

Subscription Version Data consists of information about the ported TNs. The data items that need to be administered by Subscription Version Data Management functions are identified in table 3-4:

SUBSCRIPTION VERSION DATA MODEL

Attribute Name	Type (Size)	Required	Description
Version ID	N		A unique sequential number assigned upon creation of the Subscription Version.
LRN	TN		The LRN is an identifier for the switch on which portable NPA-NXXs reside.
Old Service Provider ID	C (4)		Old Service Provider ID.

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Attribute Name	Type (Size)	Required	Description
New Service Provider ID	C (4)		New Service Provider ID.
TN	TN		Subscription Version telephone number.
Local Number Portability Type	E		Number Portability Type. Valid enumerated values are: • LSPP - Local Service Provider Portability (0) • LISP - Local Intra-Service Provider Portability (1)
Status	E

Status of the Subscription Version. The default value is P for Pending. Valid enumerated values are:

•        X - Conflict (0)

•        A - Active (1)

•        P - Pending (2)

•        S - Sending (3)

•        F - Failed (4)

•        PF - Partial Failure (5)

•        CR - Conflict Resolution Pending (6)

•        DP - Disconnect Pending (7)

•        O - Old (8)

•        C - Canceled (9)

•        CP - Cancel Pending (10)

CLASS DPC	N (9)		DPC for 10-digit GTT for CLASS features.
CLASS SSN	N (3)		CLASS SSN for the Subscription Version.

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Attribute Name	Type (Size)	Required	Description
LIDB DPC	N (9)		DPC for 10-digit GTT for LIDB features.
LIDB SSN	N (3)		LIDB SSN for the Subscription Version.
CNAM DPC	N (9)		DPC for 10-digit GTT for CNAM features.
CNAM SSN	N (3)		CNAM SSN for the Subscription Version.
ISVM DPC	N (9)		DPC for 10-digit GTT for ISVM features.
ISVM SSN	N (3)		ISVM SSN for the Subscription Version.
New Service Provider Due Date	T		The due date planned by the new Service Provider for: • Subscription Version Transfer of Service or • Modification of a pending Subscription Version.
Old Service Provider Due Date	T		The due date planned by the old Service Provider for: • Subscription Version Transfer of Service or • Modification of a pending Subscription Version.
Old Service Provider Authorization	B		A boolean indicator set by the old Service Provider to indicate authorization or denial of Transfer of Service for the Subscription Version to the new Service Provider.
New Service Provider Create Time Stamp	T		The date and time that the New Service Provider authorized Transfer of Service of the Subscription Version.

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Attribute Name	Type (Size)	Required	Description
Old Service Provider Authorization Time Stamp	T		The date and time that the old Service Provider authorized Transfer of Service for the Subscription Version.
Activation Request Time Stamp	T		The date and time that the Subscription Version activation request was made by the new Service Provider.
Activation Broadcast Date	T		The date and time that broadcasting began to all local SMS systems for the activation of the Subscription Version.
Activation Broadcast Complete Time Stamp	T		The date and time that all Local SMS systems successfully acknowledged activating the Subscription Version.
Disconnect Request Time Stamp	T		The date and time that the Subscription Version disconnect request was made by the local Service Provider.
Disconnect Broadcast Time Stamp	T		The date and time that broadcasting began to all local SMS systems for the disconnect of the Subscription Version.
Disconnect Broadcast Complete Time Stamp	T		The date and time that all Local SMS systems successfully acknowledged disconnecting the Subscription Version.
Effective Release Date	T		The date that the Subscription Version is to be disconnected from all Local SMS systems.
Customer Disconnect Date	T		The date that the Customer’s service was disconnected.
Pre-Cancellation Status	E		Status of the Subscription Version prior to cancellation. Valid

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Attribute Name	Type (Size)	Required	Description
enumerated values are: • X - Conflict (0) • P - Pending (2) • CR - Conflict Resolution Pending (6) • DP - Disconnect Pending (7)
Old Service Provider Cancellation Time Stamp	T		The date and time that the Old Service Provider acknowledged that the Subscription Version be canceled.
New Service Provider Cancellation Time Stamp	T		The date and time that the New Service Provider acknowledged that the Subscription Version be canceled.
Cancellation Time Stamp	T		The date and time that the Subscription Version became canceled.
Old Time Stamp	T		The date and time that the Subscription Version became old.
Conflict Time Stamp	T		The date and time that the Subscription Version was placed in conflict.
Conflict Resolution Pending Time Stamp	T		The data and time that the Subscription Version was placed in conflict resolution pending.
Old Service Provider Conflict Resolution Time Stamp	T		The date and time that the Old Service Provider acknowledged the resolution of a Subscription Version in conflict.

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Attribute Name	Type (Size)	Required	Description
Stamp
New Service Provider Conflict Resolution Time Stamp	T		The date and time that the New Service Provider acknowledged the resolution of a Subscription Version in conflict.
Create Time Stamp	T		The date and time that this Subscription Version record was created.
Modified Time Stamp	T		The date and time that this Subscription Version record was last modified. The default value is the Create Time Stamp.
Porting to Original	B		A boolean that indicates whether the Subscription Version created is to be ported back to the original Service Provider. The default value is False.
End User Location Value	C (12)		For future use.
End User Location Value Type	C (2)		For future use.
Modify Request Timestamp	T		The date and time that the Subscription Version Modify request was made.
Modify Broadcast Timestamp	T		The date and time that broadcasting began to all local SMS systems for the modification of the Subscription Version.
Modify Broadcast Complete Timestamp	T		The date and time that all local SMS systems successfully acknowledged modifying the Subscription Version.
Billing ID	C (4)		For future use. The default value is the Facilities Based Service Provider ID.

Table 3-4

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3.1.4   Network Data

The network data represents the attributes associated with network topology and routing data with respect to local number portability.  This information is used by the respective network elements to route ported numbers to the new termination points.  The data items that need to be administered by Network Data Administration functions are identified in tables 3-5 and 3-6:

PORTABLE NPA-NXX DATA MODEL

Attribute Name	Type (Size)	Required	Description
NPA-NXX Id	N	Ö	A unique sequential number assigned upon creation of the NPA-NXX record.
NPA-NXX	C (6)	Ö	The NPA-NXX open for porting.
NPAC Customer ID	C (4)		An alphanumeric code which uniquely identifies an NPAC customer.
NPA-NXX Effective Date	T	Ö	The date that the NPA-NXX is available for LNP in the NPAC Customer networks.
Split new NPA-NXX	C (6)		The new NPA-NXX for an NPA-NXX split.
Split Activation Date	T		The date that the new NPA-NXX becomes available for use in an NPA-NXX split. This date represents the

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Attribute Name	Type (Size)	Required	Description
beginning of the permissive dialing period.
Split Disconnect Date	T		The data that the old NPA-NXX becomes unavailable for use in an NPA-NXX split. This date represents the end of the permissive dialing period.
NPA-NXX has been Ported	B	Ö	A boolean that indicates if any TN within this NPA-NXX has been ported. The default value is false, indicating that no TN within this NPA-NXX has yet been ported.

Table 3-5

LRN DATA MODEL

Attribute Name	Type (Size)	Required	Description
LRN ID	N	Ö	A unique sequential number assigned upon creation of the LRN record.
LRN	TN	Ö	The LRN is the unique identifier for the switch on which the portable NPA-NXXs reside.
NPAC Customer ID	C (4)	Ö	An alphanumeric code which uniquely identifies an NPAC Customer.

Table 3-6

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3.2   NPAC Personnel Functionality

The following requirements describe the functionality required by the NPAC/SMS to support the daily operation of the Regional LNP SMS support staff.  These requirements define the high level functionality required by the system with the specifics of each requirement defined in more detail in sections 4 and 5.

R3-l

DELETE

R3-2

DELETE

R3-3 Create NPA-NXX data for a Service Provider

NPAC SMS shall allow NPAC personnel to create a new LNP NPA-NXX for a Service Provider.

R3-4.1

(Duplicate - refer to R4-1)

R3-4.2

(Duplicate - refer to R4-3)

R3-5

(Duplicate - refer to R4-2)

R3-6 Administer mass changes for NPA splits, LRN changes, LIDB changes, CLASS, ISVM and CNAM

NPAC SMS shall allow NPAC personnel to perform NPA splits, LRN, LIDB, CLASS, ISVM and CNAM mass changes that affect multiple Subscription Versions, with version statuses of active, pending, conflict, conflict resolution pending, cancel pending, deferred disconnect or failed.

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R3-7.1 Administer mass changes for one or more Subscription Versions

NPAC SMS shall allow NPAC personnel to select Subscription Versions which match a user defined TN and specify a mass update action to be applied against all Subscription Versions selected (except for Subscription Versions with a status of old, partial failure, sending, or canceled).

R3-7.2 Administer mass changes for one or more Subscription Versions for a TN range

NPAC SMS shall allow NPAC personnel to select Subscription Versions which match a TN range, and specify a mass update action to be applied against all Subscription Versions selected (except for Subscription Versions with a status of old, partial failure, sending, or canceled).

3.3   System Functionality

R3-8 Off-line batch updates for Local SMS Disaster Recovery

NPAC SMS shall support an off-line batch download (via 4mm DAT tape and FTP file download) to mass update Local SMSs with Subscription Versions and Service Provider Network data.

The contents of the batch download are:

•                    Subscriber data:

•       Version ID

•       TN

•       LRN

•       New Current Service Provider ID

•       Activation Request Timestamp

•       Version Status

•       CLASS DPC

•       CLASS SSN

•       LIDB DPC

•       LIDB SSN

•       ISVM DPC

•       ISVM SSN

•       CNAM DPC

•       CNAM SSN

•       End User Location - Value

•       End User Location - Type

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•       Billing ID

•       LNP Type

•       Download Reason

•                    Network data

•                    NPAC Customer ID

•                    NPAC Customer name

•                    NPA-NXX-Download Data:

•                    NPA-NXX ID

•                    NPA-NXX Value

•                    NPAC Customer ID

•                    Effective TimeStamp

•                    Download Reason

•                    LRN-Download Data:

•                    LRN ID

•                    LRN Value

•                    Download Reason

R3-9 NPAC SMS download of network data to the Local SMS

NPAC SMS shall be able to communicate creation or deletion of NPA-NXX data and LRN data for a Service Provider to Local SMSs.

The contents of the network download are:

•                    Network data:

•                    NPAC Customer ID

•                    NPAC Customer Name

•                    NPA-NXX-Download Data:

•                    NPA-NXX ID

•                    NPA-NXX Value

•                    Effective TimeStamp

•                    Download Reason

•                    LRN-Download Data:

•                    LRN ID

•                    LRN Value

•                    Download Reason

R3-10 NPAC SMS notification of NPA-NXX availability to the Service Providers

NPAC SMS shall inform all Service Providers about the availability of the NPA-NXXs for porting via the NPAC SMS to Local SMS interface or the Web bulletin board.  The NPA-NXX data fields sent via the NPAC SMS to Local SMS interface are:

•                    NPAC Customer ID

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•                    NPAC Customer Name

•                    NPA-NXX ID

•                    NPA -NXX Value

•                    Effective Date

•                    Download Reason

The NPA-NXX data fields sent to the WEB bulletin board are:

•                    NPAC Customer ID

•                    NPAC Customer Name

•                    NPA-NXX Value

•                    Effective Date

R3-11 NPAC SMS notification of LRN availability to the Service Providers

NPAC SMS shall inform all Service Providers about a new Service Provider and the associated LRNs. NPAC SMS shall post the new Service Providers and/or new LRNs on the Web bulletin board.  The Service Provider data fields sent to the WEB bulletin board are:

•                    NPAC Customer ID

•                    NPAC Customer Name

•                    NPAC Customer Type

•                    Contact Type

•                    Contact Name

•                    Contact Address 1

•                    Contact Address 2

•                    Contact City

•                    Contact State

•                    Contact Zip

•                    Contact Province

•                    Contact Country

•                    Contact Phone

•                    Contact Fax

•                    Contact Pager

•                    Contact Pager PIN

•                    Contact Email

The LRN data fields sent to the WEB Bulletin Board are:

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•                    NPAC Customer ID

•                    NPAC Customer Name

•                    LRN Value

R3-12

(Duplicate - refer to R5-18)

R3-13 NPAC SMS mass change update capability to the Local SMS

NPAC SMS shall have the capability to identify all Subscription Versions affected by mass changes, (such as NPA splits), and automatically carry out the required updates to modified data in the Local SMSs.

3.4   Requirements Defined in the Proposal

RP3-1.1 Service Provider NPA-NXX Data  Addition

NPAC SMS shall allow Service Providers to add their NPA-NXX data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface.

RP3-1.2 Service Provider LRN Data Addition

NPAC SMS shall allow Service Providers to add their LRN data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface.

RP3-2

DELETE

RP3-3.1 Service Provider NPA-NXX Data Deletion

NPAC SMS shall allow Service Providers to delete their NPA- NXX data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface provided the changes do not cause any updates to the Subscription Versions.

RP3-3.2 Service Provider LRN Data Deletion

NPAC SMS shall allow Service Providers to delete their LRN data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface provided the changes do not cause any updates to the Subscription Versions.

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3.5   Requirements Defined in Post-Award Activities

RN3-1 NPA Split Permissive Dialing

NPAC SMS shall support a permissive dialing period, during which dialing of both NPAs is allowed during NPA splits.

RN3-2 NPA split

NPAC SMS shall accept both the old and new NPAs during the permissive dialing period, but will only respond and download with the new NPA.

RN3-3 NPA Split Permissive Dialing Cleanup

NPAC SMS shall perform an update to remove NPAC SMS mapping and deactivate Subscription Versions associated with an NPA split after the expiration date of the permissive dialing period.

RR3-1 Service Provider Download Indicator

NPAC SMS shall provide a mechanism for the Service Provider to indicate whether or not they want NPA-NXX data and LRN data downloaded to their Local SMS via the NPAC SMS to Local SMS Interface.

RR3-2 Service Provider Download Indicator Default

NPAC SMS shall download NPA-NXX data and LRN data via the NPAC SMS to Local SMS Interface if the indicator is ON.

R3-14 Bulk Database Extracts

NPAC SMS shall periodically perform NPAC SMS database extracts of active Subscription Versions on an NPA-NXX basis to an ASCII file.

R3-15 FTP Site for Database Extracts

NPAC SMS shall store database extract files at the NPAC SMS FTP site for Local SMS file retrieval.

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R3-16 Database Extract File Creation

NPAC SMS shall allow NPAC personnel to specify database extract file creation on a weekly, monthly, or quarterly basis.

R3-17 Scope of Database Extract File Creation

NPAC SMS shall allow NPAC personnel to specify an NPA-NXX for database extract file creation.

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Service Provider Data Administration

4.   Service Provider Data Administration

4.1   Service Provider Data Administration and Management

Service Provider Data Administration functions allow NPAC personnel to receive and record data needed to identify authorized LNP Service Providers.  The Service Provider data indicates who the LNP Service Providers are and includes location, contact name, security, routing, and network interface information.

Service Provider Administration supports functionality to manage Service Provider data.  There can be only one instance of Service Provider data for a specific LNP Service Provider.

AR1-1 All NPAC Customers will obtain a unique Service Provider ID from a proper source.

4.1.1   User Functionality

R4-1 Create Service Providers

The NPAC SMS shall allow NPAC Personnel to add a Service Provider.

R4-2 Modify Service Providers

NPAC SMS shall allow modification of Service Provider data via the NPAC SMS to Local SMS interface or the SOA to NPAC SMS interface.  Service Providers can only modify their own data.

R4-3 Delete Service Providers

NPAC SMS shall allow NPAC personnel to delete a Service Provider.

1

R4-4 View of Service Provider Data

NPAC SMS shall allow NPAC personnel to view Service Provider data.

R4-5.1 View List of Service Provider Subscriptions

NPAC SMS shall allow NPAC personnel to view a list of Subscription Versions associated with the Service Provider.

R4-5.2 Authorized Service Providers View Their Own Data

NPAC SMS shall allow authorized Service Provider personnel to view their own Service Provider data via the SOA to NPAC SMS interface, the NPAC SMS to Local SMS interface, and the NPAC Operations GUI.

RP4-2 Authorized Service Providers Modify Their Own Data

NPAC SMS shall allow authorized Service Provider personnel to modify their own Service Provider data.

RR4-4 Broadcast NPAC Customer Names

NPAC SMS shall broadcast all additions, modifications, and deletions of NPAC Customer names via the NPAC SMS to Local SMS interface.

4.1.2   System Functionality

This section describes NPAC SMS functionality required to support the NPAC personnel requests described in the above section. The following specifies user requests and lists the NPAC SMS functionality needed to support those requests.

4.1.2.1   Service Provider Data Creation

NPAC personnel can request that Service Provider data be created in the NPAC SMS. The functionality described below enables a new instance of Service Provider data for a Service Provider to be created, provided that no other Service Provider data exists for the Service Provider.

2

R4-6 New Service Provider ID

NPAC SMS shall require the following to be entered to identify the Service Provider, when NPAC personnel are creating a new Service Provider:

Service Provider ID - the alphanumeric identifier of the Service Provider. This ID must be unique.

R4-7.1 Examine for Duplicate Service Provider ID

NPAC SMS shall check to see if there is an existing Service Provider with the same Service Provider ID.

R4-7.2 Error notification of Duplicate Service Provider

NPAC SMS shall inform the user that the Service Provider data already exists for the Service Provider, if it does exist, and that the new Service Provider data cannot be created.

R4-8 Service Provider Data Elements

NPAC SMS shall require the following data if there is no existing Service Provider data:

1.               Service Provider name, address, phone number, and contact organization.

2.               NPAC customer type.

3.               Service Provider allowable functions.

4.               Service Provider Network Address of NPAC SMS to Local SMS interface.

5.               Service Provider Network Address of NPAC SMS to SOA interface.

6.               Service Provider Security Contact. Contact data is security data when Contact Type is “SE.”

3

7.               Service Provider Repair contact name and phone number. The default Service Provider Repair Contact and phone number shall be the same as the Service Provider contact and phone number, if the Service Provider Repair Contact information is left blank.

8.               Service Provider billing name, address, phone number, and billing contact for NPAC SMS billing. The default for the Service Provider Billing data shall be the same as the Service Provider data, if the Service Provider Billing information is left blank.

9.               Service Provider Download Indicator

10.         Service Provider Maximum Query

The following data is optional:

1.               Service Provider Contact Type: SOA Contact, Local SMS, Web, Network Communications, Conflict Resolution, Operations, and User Administration Contact Address Information.

R4-9 Service Provider data validation

NPAC SMS shall validate that all required Service Provider data has been received, after the Service Provider data has been collected.

R4-10 Notification of successful add for new Service Provider

NPAC SMS shall notify NPAC personnel upon successful creation of the new Service Provider.

R4-11 Failure notification of Service Provider creation

NPAC SMS shall issue an appropriate error message upon unsuccessful creation of the new Service Provider.

4

4.1.2.2   Service Provider Data Modification

NPAC personnel and the SOA to NPAC SMS interface and the NPAC to Local SMS interface can request that Service Provider data be modified in the NPAC SMS. The functionality described below enables the user to modify data for the Service Provider.

R4-12

(Duplicate - refer to R4-2)

R4-13 Service Provider Key selection for modifying Service Provider data

NPAC SMS shall require one of the following data items to identify the Service Provider data to be modified:

Service Provider ID

or

Service Provider Name

The Service Provider ID is required over the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

R4-14 Error notification of invalid Service Provider ID or Name during Modify

NPAC SMS shall issue an appropriate error message to the user if the Service Provider data to be modified does not exist.

R4-15.1 Modify restrictions on Service Provider data - Service Providers

NPAC SMS shall allow Service Provider data to be modified or added to the Service Provider data with the exception of the data listed in Table 3-1.

R4-15.2 Modify restrictions on Service Provider data - NPAC Operations Personnel

NPAC SMS shall allow NPAC Operations personnel to modify the data in Table 3-1 with the exception of the NPAC Customer ID.

5

R4-16 Re-validation of Service Provider data after Modify

NPAC SMS shall revalidate that all required Service Provider data is present when a user attempts to submit modified Service Provider data.

R4-17 Modify Validation Error Message

NPAC SMS shall issue an appropriate error message to the user if the Service Provider data fails validation on a modify.

R4-18.1

DELETE

R4-18.2

DELETE

R4-18.3

DELETE

4.1.2.3   Delete Service Provider Data

NPAC personnel can request that the Service Provider data be deleted. Deleted Service Provider data will be written to a history file. The functionality described below enables a user to delete data for the Service Provider.

R4-19

(Duplicate - refer to R4-3)

R4-20 Service Provider key for delete

NPAC SMS shall require the Service Provider ID and/or Service Provider name from the user to identify the Service Provider data to be deleted.

R4-21 Error Message for Delete key search

NPAC SMS shall generate an error message and send it to the request originator, if the Service Provider data does not exist, or if is has already been deleted and exists only in a history file. NPAC SMS will not proceed further with the deletion request.

6

R4-22.1 No Subscription Versions during Service Provider Delete

NPAC SMS shall perform the deletion of the Service Provider data, notify the user that the deletion request was successful, if there are no affected Subscription Versions, and write the Service Provider data to a history file.

R4-22.2 Subscription during Service Provider Delete

NPAC SMS shall notify the user that the request to delete the Service Provider data cannot be completed until the affected individual Subscription Versions are modified, if affected Subscription Versions are found.

R4-22.3 Service Provider subscription restrictions during Network Data Delete.

NPAC SMS shall determine if there are any Subscription Versions being affected by the NPA-NXX and/or LRN data being deleted.

4.1.3   Service Provider Queries

The query functionality discussed in this section will give users the ability to view Service Provider and Subscription data. A user may not be able to modify a particular data item because they do not have the proper security permissions, therefore the data is made available via NPAC SMS for read-only purposes.

4.1.3.1   User Functionality

R4-23

(Duplicate - refer to R4-5.2)

R4-24.1 Display of Service Provider ID and related subscription data

NPAC SMS shall allow NPAC personnel to view all Subscription Versions associated with a Service Provider ID and/or Service Provider Name.

R4-24.2 Display of LRN and related subscription data

NPAC SMS shall allow NPAC personnel to view all Subscription Versions associated with an LRN.

7

R4-24.3 Display of NPA-NXX and related subscription data

NPAC SMS shall allow NPAC personnel to view all Subscription Versions associated with an NPA-NXX.

4.1.3.2   System Functionality

The following specifies NPAC SMS functionality needed to support the user requests described above.

4.1.3.2.1   Service Provider Query

R4-25 Service Provider as Key for queries

NPAC SMS shall require the Service Provider ID and/or the Service Provider Name for queries regarding Service Provider data.

R4-26.1 Error message for unknown Service Provider during a query

NPAC SMS shall provide the request originator with a message indicating that there was no data in the NPAC SMS that matched the search keys for a Service Provider query, if no match was found.

R4-26.2 Results returned to Service Provider during a query

NPAC SMS shall return all Service Provider data associated with the Service Provider ID and/or Service Provider Name, as listed in Tables 3-1, 3-2, and 3-3, if the Service Provider data matches the query criteria.  Service Providers are only allowed to query their own data.

R4-27 Service Provider Query Types

NPAC SMS shall receive the Service Provider ID, a request to view subscription data, and optionally the subscription data status types to be returned (e.g., active only, active or pending) for queries regarding subscription data for a specific Service Provider.

8

R4-28 Service Provider Information Message during query

NPAC SMS shall provide the request originator with a message indicating that there was no data in NPAC SMS that matched the search keys, if NPAC SMS does not have subscription data as specified by the request originator.

4.1.3.2.2   Subscription List Query

R4-29 Service Provider subscription query options

NPAC SMS shall receive the attributes to be searched on for queries regarding Subscription Versions associated with the Service Provider. Allowable attributes are the following data elements from the Subscriber Data Table (Table 3-4):

•                    Subscription Version ID

•                    Subscription Version Status

•                    Local Number Portability Type

•                    Ported Telephone Number

•                    Old facilities-based Service Provider Due Date

•                    New facilities-based Service Provider ID

•                    Authorization from old facilities-based Service Provider

•                    Local Routing Number (LRN)

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Billing Service Provider ID

•                    End User Location Value

•                    End User Location Type

•                    Customer Disconnect Date

•                    Effective Release Date

9

•                    Disconnect Broadcast Complete Time Stamp

•                    Conflict Time Stamp

•                    Activation Time Stamp

•                    Cancellation Time Stamp

•                    New Service Provider Creation Time Stamp

•                    Old Service Provider Authorization Time Stamp

•                    Pre-cancellation Status

•                    Old Service Provider Cancellation Time Stamp

•                    New Service Provider Cancellation Time Stamp

•                    Old Time Stamp

•                    Old Service Provider Conflict Resolution Pending Time Stamp

•                    New Service Provider Conflict Resolution Pending Time Stamp

•                    Create Time Stamp

•                    Modify Time Stamp

•                    Porting To Original

R4-30.1 Service Provider subscription query

NPAC SMS shall return all active Subscription Versions associated with the Service Provider which satisfy the selection criteria, up to a tunable parameter number of Subscription Versions for queries initiated via the NPAC SMS to Local SMS interface.

R4-30.2 NPAC SMS shall return all Subscription Versions

NPAC SMS shall return all Subscription Versions regardless of Subscription Version status for queries initiated via the NPAC Operations GUI.

R4-30.3

DELETE

R4-30.4

DELETE

10

R4-30.5

DELETE

R4-30.6 Count of subscription information during a query

NPAC SMS shall return an “out of range” error and the count of subscription records returned by a query, if more than a tunable parameter number of Subscription Versions are found.

R4-30.7

DELETE

R4-30.8 Error Message for Service Provider subscription query

NPAC SMS shall provide the request originator with a message indicating that there was no data in NPAC SMS that matched the search keys, if NPAC SMS does not have Subscription Versions as specified by the request originator.

4.2   Requirements Defined in the Proposal

RN4-1 Service Provider Network Data Addition/Deletion

NPAC SMS shall allow Service Providers to add/delete the NPA-NXX and/or LRN data via the NPAC SMS to Local SMS interface and SOA to NPAC SMS interface provided the changes do not cause mass updates to the Subscription Versions.

4.3   Requirements Defined in Post-Award Activities

RR4-1 Removal of Service Provider with Respect to LRNs

NPAC SMS shall allow removal of a Service Provider by NPAC personnel only if all associated LRNs are removed, and no Subscription Versions are associated with the LRN.

11

RR4-2 Removal of Service Provider with Respect to NPA-NXXs

NPAC SMS shall allow removal of a Service Provider by NPAC personnel only if all associated NPA-NXXs are removed, and no Subscription Versions are associated with the NPA-NXX.

RR4-3 Removal of NPA-NXX

NPAC SMS shall allow removal of an NPA-NXX by NPAC personnel only if no Subscription Versions are associated with the NPA-NXX.

12

Subscription Management

5.   Subscription Management

5.1   Subscription Version Management

Subscription Management functions allow NPAC personnel and SOA to NPAC SMS interface users to specify data needed for ported numbers. The subscription data indicates how local number portability should operate to meet subscribers’ needs. These functions will be accessible to authorized service providers via an interface (i.e., the SOA to NPAC SMS interface) from their operations systems to the NPAC SMS and will also be accessible to (and performed by) NPAC personnel.

Subscription Management supports functionality to manage multiple versions of subscription data. See Section 5.1.1, Subscription Version Management for more details on the different states of a version.

RN5-1 Subscription Version Status - Only One Per Subscription

NPAC SMS shall allow only one pending, sending, cancel pending, conflict, conflict resolution pending, disconnect pending, failed or partial failure Subscription Version per subscription.

RN5-2 Subscription Version Status - Only One Active Version

NPAC SMS shall allow only one active Subscription Version per subscription.

RN5-3 Subscription Version Status - Multiple Old/Canceled

NPAC SMS shall allow multiple old and/or canceled Subscription Versions per subscription.

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5.1.1   Subscription Version Management

Subscription Version management provides functionality to manage multiple time-sensitive views of subscription data. This section addresses version management for LNP and the user and system functionality needed for subscription administration. In this context a version may be defined as time-sensitive subscription data.

At any given time, a Subscription Version in the SMS can have one of several statuses (e.g., active, old) and may change status depending on results of different SMS processes (e.g., modification, activation). This section describes the different statuses that a version can have and the SMS processes that can change the status. This section also discusses functionality and data that is needed for Subscription Management.

5.1.1.1   Version Status

[Graphic Omitted:  Version Status state diagram]

Figure 5-1  Version Status

1.               Conflict to Canceled

A.           NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version in conflict directly to canceled after it has been in conflict for a tunable number of days.

2.     Conflict to Cancel Pending

A.           NPAC Operations GUI - NPAC Personnel

User cancels a Subscription Version in conflict.

B.           SOA to NPAC SMS Interface

User sends a cancellation request for a Subscription Version with a status of conflict.

3.     Cancel Pending to Conflict

A.           NPAC Operations GUI - NPAC Personnel

User sets a Subscription Version with a status of cancel pending to conflict.

B.             NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version with a status of cancel pending to conflict if cancel pending acknowledgment has not been received from the old and/or new Service Provider within a tunable timeframe.

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4.     Conflict Resolution Pending to Cancel Pending

A.           NPAC Operations GUI - NPAC Personnel

User cancels a Subscription Version with a status of conflict resolution pending.

B.             SOA to NPAC SMS Interface

User sends a cancellation request for a Subscription Version with a status of conflict resolution pending.

5.     Conflict to Conflict Resolution Pending

A.           NPAC Operations GUI - NPAC Personnel

User sets a Subscription Version with a status of conflict to conflict resolution pending.

B.             SOA to NPAC SMS Interface - New Service Provider

New Service Provider sends a conflict resolution pending request for a Subscription Version with a status of conflict.

C.             SOA to NPAC SMS Interface - Old Service Provider

Old Service Provider sends a Subscription Version modification request for a Subscription Version with a status of conflict, which provides the old Service Provider’s authorization for the transfer of service.

6.     Conflict Resolution Pending to Conflict

A.           NPAC Operations GUI - NPAC Personnel

User sets a Subscription Version with a status of conflict resolution pending to conflict.

B.             NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version with a status of conflict resolution pending to conflict after conflict resolution pending acknowledgment has not been received from old and/or new Service Provider within a tunable timeframe.

C.             SOA to NPAC SMS Interface - Old Service Provider

Old Service Provider sends a Subscription Version modification request for a Subscription Version with a status of conflict resolution pending, which revokes the old Service Provider’s authorization for transfer of service.

7.     Pending to Conflict

A.           NPAC Operations GUI - NPAC Personnel

1.               User sets a Subscription Version with a status of pending to conflict.

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2.               User creates a Subscription Version for an existing pending Subscription Version for the old Service Provider and does not provide authorization for the transfer of service.

B.             NPAC SMS Internal

NPAC SMS automatically sets a pending Subscription Version to conflict after authorization for transfer of service has not been received from the old Service Provider within a tunable timeframe.

C.             SOA to NPAC SMS Interface - Old Service Provider

1.               Old Service Provider sends a Subscription Version creation request for a Subscription Version with a status of pending, which revokes the old Service Provider’s authorization for transfer of service.

2.               If the current Service Provider sends an immediate Subscription Version Disconnect request, a pending Subscription Version exists, and the old Service Provider has not authorized transfer of service for the pending Subscription Version, the pending Subscription Version is set to conflict.

8.     Conflict Resolution Pending to Pending

A.           NPAC SMS Internal

NPAC SMS automatically sets a conflict resolution pending Subscription Version to pending after receiving conflict resolution pending acknowledgment from the old and new Service Provider.

9.     Pending to Cancel Pending

A.           NPAC Operations GUI - NPAC Personnel

User cancels a Subscription Version with a status of pending.

B.             SOA to NPAC SMS Interface

User sends a cancellation request for a Subscription Version with a status of pending.

C.             NPAC SMS Internal

1.               NPAC SMS automatically sets a pending Subscription Version to cancel pending after authorization for the transfer of service has not been received from the new Service Provider within a tunable timeframe.

2.               NPAC SMS automatically sets a pending Subscription Version to cancel pending if an activation request is not received a tunable amount of time after the most current of the two due dates: either new Service Provider due date or old Service Provider due date.

10.   Cancel Pending to Canceled

A.           NPAC SMS Internal

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NPAC SMS automatically sets a cancel pending Subscription Version to canceled after receiving cancel pending acknowledgment from the old and new Service Provider.

11.   Creation - Set to Conflict

A.           NPAC Operations GUI - NPAC Personnel

User creates a Subscription Version for the old Service Provider and does not provide authorization for the transfer of service.

B.             SOA to NPAC SMS Interface - Old Service Provider

User sends an old Service Provider Subscription Version creation request and does not provide authorization for the transfer of service.

12.   Creation - Set to Pending

A.           NPAC Operations GUI - NPAC Personnel

User creates a Subscription Version for either the new or old Service Provider. If the create is for the old Service Provider and authorization for the transfer of service is not provided, refer to step 11-A.

B.             SOA to NPAC SMS Interface

User sends a Subscription Version creation request for either the new or old Service Provider. If the create is for the old Service Provider, and authorization for the transfer of service is not provided, refer to step 11-B.

13.   Disconnect Pending to Cancel Pending

A.           NPAC Operations GUI - NPAC Personnel

User cancels a Subscription Version with a disconnect pending status.

B.             SOA to NPAC SMS Interface - New Service Provider

User sends a cancellation request for a disconnect pending Subscription Version.

14.   Disconnect Pending to Sending

A.           NPAC SMS Internal

1.               NPAC SMS automatically sets a deferred disconnect pending Subscription Version to sending after the effective release date is reached.

15.   Pending to Sending

A.           NPAC Operations GUI - NPAC Personnel

User activates a pending Subscription Version.

B.             SOA to NPAC SMS Interface - New Service Provider

User sends an activation message for a pending Subscription Version.

16.   Sending to Failed

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A.           NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version from sending to failed after all Local SMSs fail Subscription Version activation or disconnect after the tunable retry period expires.

17.   Failed to Sending

A.           NPAC Operations GUI - NPAC Personnel

User re-sends a failed Subscription Version.

18.   Partial Failure to Sending

A.           NPAC Operations GUI - NPAC Personnel

User re-sends a partial failure Subscription Version.

19.   Sending to Partial Failure

A.           NPAC SMS Internal

NPAC SMS automatically sets a Subscription Version from sending to partial failure after one or more, but not all, of the Local SMSs fail the Subscription Version activation or disconnect after the tunable retry period expires.

20.   Sending to Old

A.           NPAC SMS Internal

NPAC SMS automatically sets a sending Subscription Version to old after a disconnect or “porting to original” port to all Local SMSs successfully completes.

21.   Sending to Active

A.           NPAC SMS Internal

NPAC SMS automatically sets a sending Subscription Version to active after the Subscription Version activation is successful in all of the Local SMSs.

B.             NPAC SMS Internal

NPAC SMS automatically sets a sending Subscription Version to active after the Subscription Version modification is successfully broadcast to any of the Local SMSs.

22.   Active to Old

A.           NPAC SMS Internal

NPAC SMS automatically sets the previously active Subscription Version to old once a Subscription Version activation, modification, or disconnect is successful in Local SMSs.

23.   Immediate Disconnect to Sending

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A.           NPAC Operations GUI - NPAC Personnel

User disconnects an active Subscription Version and does not supply an effective release date.

B.    SOA to NPAC SMS Interface - Current Service Provider

User sends a disconnect request for an active Subscription Version and does not supply an effective release date.

24.   Deferred Disconnect - Set to Disconnect Pending

A.           NPAC Operations GUI - NPAC Personnel

User disconnects an active Subscription Version and supplies an effective release date.

B.    SOA to NPAC SMS Interface - Current Service Provider

User sends a disconnect request for an active Subscription Version and supplies an effective release date.

25.   Modify Active to Sending

A.           NPAC Operations GUI - NPAC Personnel

User modifies an active Subscription Version.

B.    SOA to NPAC SMS Interface - Current Service Provider

User sends a modification request for an active Subscription Version.

R5-1.1 Subscription Version Statuses

NPAC SMS Subscription Version instances shall at any given time have one of the following statuses:

•                    Active - Version is currently active in the network.

Note: There may be another pre- active version in the system that will eventually supersede this version. Examples: 1) Pending version for the active subscription exists 2) Sending version for the active subscription exists.

•                    Canceled - A pending, conflict, conflict resolution pending, or disconnect pending version was canceled prior to activation in the network.

•                    Cancel Pending - Version is awaiting cancellation acknowledgment from both Service Providers, at which time the version will be set to canceled.

•                    Conflict - Version is in conflict (i.e., a dispute exists between the two Service Providers), awaiting resolution.

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•                    Conflict Resolution Pending - Conflict has been resolved and the version is awaiting conflict resolution acknowledgment from both Service Providers, at which time the version will be set to pending.

•                    Disconnect Pending - Version is awaiting the effective release date, at which time the version will be set to sending and the disconnect request will be sent to all Local SMSs.

•                    Failed - Version failed activation, modification, or disconnect in ALL of the Local SMSs in the network.

•                    Old - Version was previously active in the network and was either superseded by either another active version or was disconnected.

•                    Partial Failure - Version failed activation, modification, or disconnect in one or more, but not all, Local SMSs in the network.

•                    Pending - Version is either pending activation (approval had been received from both Service Providers) or pending creation/approval from one or the other Service Provider.

•                    Sending - Version is currently being sent to all of the Local SMSs in the network.

R5-1.2

(Duplicate - refer to R5-20.3)

(Duplicate - refer to R5-30.2

(Duplicate - refer to R5-53)

(Duplicate - refer to R5-54

(Moved - refer to R5-54.2)

R5-2.1 Old Subscription Retention - Tunable Parameter

NPAC SMS shall provide an Old Subscription Retention tunable parameter which is defined as the length of time that old Subscription Versions shall be retained and accessible through a query request.

R5-2.2 Old Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Old Subscription Retention tunable.

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R5-2.3 Old Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Old Subscription Retention tunable parameter to 18 months.

R5-3.1 Cancel-Pending Subscription Retention - Tunable Parameter

NPAC SMS shall provide a Cancel-Pending Subscription Retention tunable parameter which is defined as the length of time that canceled Subscription Versions with a pre-cancellation status of pending shall be retained and accessible through a query request.

R5-3.2 Cancel-Pending Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancel-Pending Subscription Retention tunable parameter.

R5-3.3 Cancel-Pending Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Cancel-Pending Subscription Retention tunable parameter to 90 days.

R5-3.4 Cancel-Conflict Subscription Retention - Tunable Parameter

NPAC SMS shall provide a Cancel-Conflict Subscription Retention tunable parameter which is defined as the length of time that canceled Subscription Versions with a pre-cancellation status of conflict shall be retained and accessible through a query request.

R5-3.5 Cancel-Conflict Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancel-Conflict Subscription Retention tunable parameter.

R5-3.6 Cancel-Conflict Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Cancel-Conflict Subscription Retention tunable parameter to 30 days.

R5-3.7 Cancel-Conflict Resolution Pending Retention - Tunable Parameter

NPAC SMS shall provide a Cancel-Conflict Resolution Pending Retention tunable parameter, which is defined as the length of time that canceled Subscription Versions with a pre-cancellation status of conflict resolution pending shall be retained and accessible through a query request.

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R5-3.8 Cancel-Conflict Resolution Pending Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancel-Conflict Resolution Pending Retention tunable parameter.

R5-3.9 Cancel-Conflict Resolution Pending Retention - Tunable Parameter Default

NPAC SMS shall default the Cancel-Conflict Resolution Pending Retention tunable parameter to 30 days.

R5-3.10 Cancel-Disconnect Pending Retention - Tunable Parameter

NPAC SMS shall provide a Cancel-Disconnect Pending Retention tunable parameter which is defined as the length of time that canceled Subscription Versions with a pre-cancellation status of disconnect pending shall be retained and accessible through a query request.

R5-3.11 Cancel-Disconnect Pending Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancel-Disconnect Pending Retention tunable parameter.

R5-3.12 Cancel-Disconnect Pending Retention - Tunable Parameter Default

NPAC SMS shall default the Cancel-Disconnect Pending Retention tunable parameter to 90 days.

RR5-1.1 Pending Subscription Retention - Tunable Parameter

NPAC SMS shall provide a Pending Subscription Retention tunable parameter, which is defined as the length of time that a pending Subscription Version shall remain in the system prior to cancellation.

RR5-1.2 Pending Subscription Retention - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Pending Subscription Retention tunable parameter.

RR5-1.3 Pending Subscription Retention - Tunable Parameter Default

NPAC SMS shall default the Pending Subscription Retention tunable parameter to 90 days.

RR5-1.4 Pending Subscription Retention - Tunable Parameter Expiration

NPAC SMS shall cancel a Subscription Version via the cancel pending process after a pending Subscription Version has existed in the system for a Pending Subscription Retention number of days subsequent to the later of the two due dates, old Service Provider Due Date or new Service Provider Due Date.

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R5-4

(Duplicate - Refer to RN5-1)

R5-5 Subscription Versions Creation for TN Ranges

NPAC SMS shall create individual Subscription Versions when a Subscription Version creation request is received for a TN range.

R5-6 Subscription Administration Transaction Logging

NPAC SMS shall log all subscription administration transactions. The log entries shall include:

•                    Activity Type: create, modify, activate, query, all status types, and all acknowledgments.

•                    Service Provider ID

•                    Initial Version Status

•                    New Version Status

•                    Userid and/or Login

•                    Local Number Portability Type

•                    Date

•                    Time

•                    Ported Telephone Number

•                    Status Flag - successful or failed

•                    Subscription Version ID (when assigned)

5.1.2   Subscription Administration Requirements

5.1.2.1   User Functionality

Authorized users can invoke the following functionality in the NPAC SMS to administer subscription data:

R5-7 Creating a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to create a Subscription Version.

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R5-8.1 Modifying a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to modify a Subscription Version.

R5-8.2

(Duplicate - refer to R5-25)

R5-9 Activating a Subscription version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to activate a Subscription Version.

RN5-9

DELETE

R5-10.1 Setting a Subscription Version to Conflict

NPAC SMS shall allow NPAC personnel to set a Subscription Version to conflict or conflict resolution pending.

R5-10.2 Subscription Version Conflict Status Rule

NPAC SMS shall prohibit a Subscription Version in conflict from being activated.

R5-11 Disconnecting a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to disconnect a Subscription Version.

R5-12 Canceling a Subscription Version

NPAC SMS shall allow NPAC personnel and the SOA to NPAC SMS interface to cancel a Subscription Version.

R5-13 Querying a Subscription Version

NPAC SMS shall allow NPAC personnel, Local SMS/ SOA to NPAC SMS interface to query for a Subscription Version.

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5.1.2.2   System Functionality

This section describes NPAC SMS functionality required to support NPAC personnel and SOA to NPAC SMS interface user requests defined in the above section.

Additionally, NPAC SMS functionality will perform operations which are not invoked by a direct user request. Some examples of this are: monitor a Subscription Version to determine whether the old and the new facilities-based Service Providers have authorized the transfer of service for a ported number, issue appropriate notifications to Service Providers, and change the status of a Subscription Version based on tunable parameters.

5.1.2.2.1   Subscription Version Creation

This section provides the requirements for the Subscription Version Create functionality, which is executed upon the user requesting to create a Subscription Version.

5.1.2.2.1.1   Subscription Version Creation - Inter-Service Provider and Porting to Original Ports

This section provides the Subscription Version Creation requirements for performing an Inter-Service Provider or a “porting to original” port of a TN. These two type of ports are specified in the same section because of the similarities of their functions.

An Inter-Service Provider port of a TN is the porting of a TN to a new Service Provider.

A “porting to original port” implies that all porting data will be removed from the Local SMSs and the TN will revert to the default routing, which ultimately results in the TN returning to the original “donor” Service Provider.

The primary differences in functionality between these two types of ports is that for a “porting to original” port, the routing data is not supplied and upon activation, a delete request is broadcast to the Local SMSs instead of a create request.

Both port types require authorization for the transfer of service from the old and new Service Providers.

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RR5-3 Activate Subscription Version - Notify NPA-NXX First Usage Upon Concurrence

NPAC SMS shall notify all Local SMSs of an NPA-NXX being used for the first time immediately after creation validation of the Subscription Version activation.

R5-14 Create Subscription Version - Old Service Provider Input Data

NPAC SMS shall require the following data from the NPAC personnel or old Service Provider upon Subscription Version creation for an Inter-Service Provider or “porting to original” port:

•                    Local Number Portability Type -Port Type.

•                    Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.

•                    Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is initially planned to occur.

•                    New facilities-based Service Provider ID - the identifier of the new facilities-based Service Provider.

•                    Old facilities-based Service Provider ID - the identifier of the old facilities-based Service Provider.

•                    Authorization from old facilities-based Service Provider - indication that the transfer of service is authorized by the ported-from Service Provider.

R5-15.1 Create “Inter-Service Provider Port” Subscription Version - New Service Provider Input Data

NPAC SMS shall require the following data from NPAC personnel or the new Service Provider upon Subscription Version creation for an Inter-Service Provider Port:

•                    Local Number Portability Type - Port Type.  This field must be set to “LSPP” for Inter-Service Provider ports.

•                    Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.

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•                    Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is initially planned to occur.

•                    New Facilities-based Service Provider ID - the identifier of the new facilities-based Service Provider.

•                    Old Facilities-based Service Provider ID - the identifier of the old facilities-based Service Provider.

•                    Location Routing Number (LRN) - the identifier of the ported-to switch.

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Porting to Original - flag indicating whether or not this is a “porting to original” port.  This flag must be set to “FALSE” for an inter-Service Provider port.

R5-15.2 Create “porting to original” Subscription Version - New Service Provider Input Data

NPAC SMS shall require the following data from NPAC personnel or the new Service Provider upon Subscription Version creation for a “porting to original” port:

•                    Local Number Portability Type - Port Type.  This field must be set to “LSPP” for “porting to original” ports.

•                    Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or a group of Subscription Versions that share the same attributes.

•                    Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is initially planned to occur.

•                    New Facilities-based Service Provider ID - the identifier of the new facilities-based Service Provider.

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•                    Old Facilities-based Service Provider ID - the identifier of the old facilities-based Service Provider.

•                    Porting to original - flag indicating whether or not this is a “porting to original” port.  This flag must be set to “TRUE” for “porting to original” port.

R5-16 Create Subscription Version - New Service Provider Optional input data

NPAC SMS shall accept the following optional fields from NPAC personnel or the new Service Provider upon Subscription Version creation for an Inter-Service Provider port:

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

R5-17.1

(Duplicate - Refer to R5-18.7 and R5-20.1)

R5-17.2

(Duplicate - Refer to R5-18.8 and R5-20.1)

R5-18.1 Create Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-4 upon Subscription Version creation for an Inter-Service Provider or “porting to original” port:

•                    LNP Type

•                    Ported TN(s)

•                    Old Service Provider Due Date

•                    New Service Provider Due Date

•                    Old Service Provider ID

•                    New Service Provider ID

•                    Authorization from old facilities-based Service Provider

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•                    LRN

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Porting to Original

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

R5-18.2 Create Subscription Version - Due Date Consistency Validation

NPAC SMS shall verify the old and new Service Provider due dates are the same upon Subscription Version creation for an Inter-Service Provider or ‘porting to original” port.

R5-18.3 Create Subscription Version - Due Date Validation

NPAC SMS shall verify that the due date is the current or a future date upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-18.4 Create Subscription Version - Ported TN NPA-NXX  Validation

NPAC SMS shall verify that the NPA-NXX to be ported exists as a ported TN in the NPAC SMS system upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-18.5 Create Subscription Version - Service Provider ID Validation

NPAC SMS shall verify that the old and new Service Provider IDs exist in the NPAC SMS system upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

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R5-18.6 Create Subscription Version - LRN Validation

NPAC SMS shall verify that an input LRN is associated with the new Service Provider in the NPAC SMS system upon Subscription Version creation for an Inter-Service Provider port.

R5-18.7 Create Subscription Version - Originating Service Provider Validation

NPAC SMS shall verify that the originating user is identified as the new or old Service Provider on the incoming Subscription Version upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-18.8 Create Subscription Version - Duplicate Authorization Validation

NPAC SMS shall verify that authorization for transfer of service for a given Service Provider does not already exist when a Service Provider creates a Subscription Version for an Inter-Service Provider or “porting to original” port.

R5-18.9 Create Subscription Version - Service Provider ID Validation

NPAC SMS shall verify that the incoming New and Old Service Provider IDs match the IDs in the current pending version, if one exists, upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-19 Create Subscription Version - Old Service Provider ID Validation

NPAC SMS shall verify that the old Service Provider ID on the version being created is equal to the new Service Provider ID on the active Subscription Version, if an active version exists upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-20.1 Create Subscription Version - Validation Failure  Notification

NPAC SMS shall send an appropriate error message to the originating NPAC personnel or SOA to NPAC SMS interface user if any of the validations fail upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

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R5-20.2 Create Subscription Version - Validation Failure - No Update

NPAC SMS shall not apply the incoming data to an existing subscription if any of the validations fail upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-20.3 Create Subscription Version - Validation Failure - No Create

NPAC SMS shall not create a new Subscription Version, if a version does not exist, if any of the validations fail upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-20.4 Create Subscription Version - Validation Success - Update Existing

NPAC SMS shall apply the incoming data to an existing Subscription Version if all validations pass upon Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-20.5 Create Subscription Version - Validation Success - Create New

NPAC SMS shall create a new Subscription Version, if a version does not already exist, if all validations pass at the time of Subscription Version creation for an Inter-Service Provider or “porting to original” port.

R5-21.1 Initial Concurrence Window - Tunable Parameter

NPAC SMS shall provide an Initial Concurrence Window tunable parameter which is defined as the number of hours subsequent to the time the Subscription Version was initially created by which both Service Providers are expected to authorize transfer of service if this is an Inter-Service Provider or “porting to original” port.

R5-21.2 Initial Concurrence Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Initial Concurrence Window date tunable parameter.

R5-21.3 Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the Initial Concurrence Window date tunable parameter to 18 hours.

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R5-21.4

(Duplicate - Refer to R5-21.1)

R5-21.5

(Duplicate - Refer to R5-21.1)

R5-21.6 Create Subscription Version - Set to Pending

NPAC SMS shall set a Subscription Version to pending upon successful subscription creation and the Old Service Provider has authorized transfer of service if this is an Old Service Provider create request for an Inter-Service Provider or “porting to original” port.

R5-21.7 Create Subscription Version - Notify User Success

NPAC SMS shall notify the old and new Service Providers when a Subscription Version is set to pending upon successful subscription creation for an Inter-Service Provider or “porting to original” port.

RR5-2.1 Create Subscription Version - Set to Conflict

NPAC SMS shall set a Subscription Version directly to conflict if the Subscription Version passed validations, but this is a create request from the Old Service Provider and the Old Service Provider did not authorize transfer of service for an Inter-Service Provider or “porting to original” port.

RR5-2.2 Create Subscription Version - Set Conflict Timestamp

NPAC SMS shall set the conflict timestamp to the current time when a Subscription Version is set to conflict at the time of subscription version creation for an Inter-Service Provider or “porting to original” port.

RR5-2.3 Create Subscription Version - Conflict Notification

NPAC SMS shall notify the Old and New Service Provider when a Subscription Version is set to conflict at the time of Subscription Version creation for an Inter-Service Provider or “porting to original” port.

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R5-22 Create Subscription Version - Initial Concurrence Window Tunable Parameter Expiration

NPAC SMS shall send a notification to the Service Provider (old or new) who has not yet authorized the transfer of service, when the Initial Concurrence Window tunable parameter for a pending Subscription Version has expired.

R5-23.1 Final Concurrence Window - Tunable Parameter

NPAC SMS shall provide a Final Concurrence Window tunable parameter which is defined as the number of hours after the concurrence request is sent by the NPAC SMS by which time both Service Providers are expected to authorize transfer of subscription service for an Inter-Service Provider or “porting to original” port.

R5-23.2 Final Concurrence Window Tunable - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Final Concurrence Window tunable parameter.

R5-23.3 Final Concurrence Window Tunable - Tunable Parameter Default

NPAC SMS shall default the Final Concurrence Window tunable parameter to 18 hours.

R5-23.4 New Service Provider Fails to Authorize Transfer of Service

NPAC SMS shall cancel a Subscription Version, according to the cancel processing when the Final Concurrence Window tunable parameter expires and a new Service Provider has not sent authorization for the transfer of service.

R5-23.5 Old Service Provider Fails to Authorize Transfer of Service

NPAC SMS shall place a Subscription Version in conflict, according to the cancel processing when the time associated with the Final Concurrence Window tunable parameter has expired and an old Service Provider has not sent authorization for the transfer of service.

5.1.2.2.1.2   Subscription Version Creation - Intra-Service Provider Port

This section provides the Subscription Version Creation requirements for performing an Intra-Service Provider port of a TN. An Intra-Service Provider port of a TN is when a TN is ported to a new location within the current Service Provider network (i.e., the routing data is modified, but the Service Provider remains the same).

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RR5-4 Create “Intra-Service Provider Port” Subscription Version - Current Service Provider Input Data

NPAC SMS shall require the following data from the NPAC personnel or the Current (New) Service Provider at the time of Subscription Version Creation for an Intra-Service Provider port:

•                    LNP Type - port type This field must be set to “LISP for Intra-Service Provider support.

•                    Ported Telephone Number(s) - this entry can be a single TN or a continuous range of TNs that identifies a subscription or group of Subscription Versions that share the same attributes.

•                    Due Date - date on which Intra-Service Provider port is planned to occur.

•                    New facilities-based Service Provider ID - current Service Provider within which the Intra-Service Provider port will occur.

•                    Old facilities-based Service Provider ID - current Service Provider within which the Intra-Service Provider port will occur.

•                    Location Routing Number (LRN) - identifier of the ported-to switch

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

RR5-5 Create “Intra-Service Provider Port” Subscription Version - Current Service Provider Optional Input Data

NPAC SMS shall accept the following optional fields from the NPAC personnel or the Current Service Provider upon a Subscription Version Creation for an Intra-Service Provider port:

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

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RR5-6.1 Create “Intra-Service Provider Port” Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-4 upon Subscription Version creation for an Intra-Service Provider port:

•                    LNP Type

•                    Ported TN(s)

•                    Current Service Provider Due Date

•                    Old Service Provider ID

•                    New Service Provider ID

•                    LRN

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

RR5-6.2 Create “Intra-Service Provider Port” Subscription Version - New and Old Service Provider ID Match

NPAC SMS shall validate that the new and old Service Provider IDs are identical to the ID of the requesting user at the time of Subscription Version creation for an Intra-Service Provider port.

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RR5-6.3 Create “Intra-Service Provider Port” Subscription Version - Due Date Validation

NPAC SMS shall verify that the input due date is the current or a future due date upon Subscription Version creation for an Intra-Service Provider port.

RR5-6.4 Create “Intra-Service Provider Port” Subscription Version - Ported TN NPA-NXX Validation

NPAC SMS shall verify that the NPA-NXX for the TN to be ported exists as a ported TN in the NPAC SMS system upon Subscription Version creation for an Intra-Service Provider port.

RR5-6.5 Create “Intra-Service Provider Port” Subscription Version - LRN Validation

NPAC SMS shall verify that the LRN is associated with the new Service Provider in the NPAC SMS system upon Subscription Version creation for an Intra-Service Provider port.

RR5-6.6 Create “Intra-Service Provider Port” Subscription Version - Duplicate Authorization Validation

NPAC SMS shall verify that the authorization for transfer of service for a given Service Provider does not already exist when a Service Provider creates a Subscription Version for an Intra-Service Provider port.

RR5-6.7 Create “Intra-Service Provider Port” Subscription Version - Old Service Provider ID Validation

NPAC SMS shall verify that the old Service Provider ID on the version being created is equal to the new Service Provider ID on the active Subscription Version, if an active version exists, upon Subscription Version creation for an Intra-Service Provider port.

RR5-6.8 Create “Intra-Service Provider Port” Subscription Version - Active Version Exists

NPAC SMS shall validate that an active version exists at the time of Subscription Version creation for an Intra-Service Provider port.

RR5-7.1 Create “Intra-Service Provider Port” Subscription Version - Validation Failure Notification

NPAC SMS shall send an appropriate error message to the originating NPAC personnel or SOA to NPAC SMS Interface if any of the validations fail at the time of Subscription Version creation for an Intra-Service Provider port.

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RR5-7.2 Create “Intra-Service Provider Port” Subscription version - Validation Failure - No Create

NPAC SMS shall not create a new Subscription Version if any of the validations fail at the time of Subscription Version creation for an Intra-Service Provider port.

RR5-8 Create “Intra-Service Provider Port” Subscription version - Set to Pending

NPAC SMS shall set a Subscription Version to pending upon successful creation of a Subscription Version for an Intra-Service Provider port.

RR5-9 Create “Intra-Service Provider Port” Subscription version - Notify User of Creation

NPAC SMS shall notify the current Service Provider when a Subscription Version is set to pending upon a successful creation of a Subscription Version for an Intra-Service Provider port.

5.1.2.2.2   Subscription Version Modification

This section provides the requirements for the Subscription Version Modification functionality, which is executed upon the user requesting modify Subscription Version.

5.1.2.2.2.1   Modification of a Pending, Conflict, or Conflict Resolution Pending Subscription Version

R5-24.1

(Duplicate - refer to R5-27 and R5-28

R5-24.2

(Duplicate - refer to R5-27 and R5-28

R5-24.3

(Duplicate - refer to R5-27 and R5-28

R5-25 Modify Subscription Version - Invalid Version Status Notification

NPAC SMS shall return an error to the originating NPAC personnel or SOA to NPAC SMS interface user if the version status is sending, failed, partial failure,

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canceled, cancel pending, old or disconnect pending upon Subscription Version modification.

R5-26 Modify Subscription Version - Version Identification

NPAC SMS shall receive the following data from the originating NPAC personnel or SOA to NPAC SMS interface user to identify a pending, conflict, or conflict resolution pending Subscription Version to be modified:

Ported Telephone Number and status or

Subscription Version ID

R5-27.1 Modify Subscription Version - New Service Provider Data Values

NPAC SMS shall allow the following data to be modified in a pending, conflict, or conflict resolution pending Subscription Version for an Inter-Service Provider or Intra-Service Provider port by the new/current Service Provider or NPAC personnel:

•                    Location Routing Number (LRN) - the identifier of the ported to switch.

•                    Due Date - date on which transfer of service from old facilities-based Service Provider to new facilities-based Service Provider is planned to occur.

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

R5-27.2 Modify “porting to original” Subscription Version - New Service Provider Data Values

NPAC SMS shall allow the following data to be modified in a pending, conflict, or conflict resolution pending Subscription Version for a “porting to original” port by the new Service Provider or NPAC personnel:

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•                    Due Date - New Service Provider date on which “port to original” is planned to occur.

R5-27.3 Modify Subscription Version - Old Service Provider Data Values

NPAC SMS shall allow the following data to be modified in a pending, conflict, or conflict resolution pending Subscription Version for an Inter-Service Provider or “porting to original” port by the old Service Provider or NPAC personnel:

•                    Due Date - date on which transfer of service from old facilities-based Service Provider to new Service Provider is planned to occur.

•                    Old Service Provider Authorization

R5-28 Modify Subscription Version - New Service Provider Optional input data.

NPAC SMS shall accept the following optional fields from the NPAC personnel or the new Service Provider upon modification of a pending, conflict, or conflict resolution pending Subscription version:

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

R5-29.1 Modify Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-4 upon Subscription Version modification.

•                    LNP Type

•                    Ported TN(s)

•                    Old Service Provider Due Date

•                    New Service Provider Due Date

•                    Old Service Provider Authorization

•                    Old Service Provider ID

•                    New Service Provider ID

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•                    LRN

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

R5-29.2 Modify Subscription Version - Due Date Validation

NPAC SMS shall verify that an input due date is the current or future due date upon Subscription Version modification.

R5-29.3 Modify Subscription Version - LRN Validation

NPAC SMS shall verify that an input LRN is associated with the new Service Provider in the NPAC SMS system upon Subscription Version modification.

R5-29.4 Modify Subscription Version - Originating Service Provider Validation

NPAC SMS shall verify that the originating user is identified as the new or old Service Provider on the current Subscription Version, if one exists, upon Subscription Version modification.

R5-30.1 Modify Subscription Version - Validation Failure Notification

NPAC SMS shall send an error message to the originating user if the modified pending, conflict, or conflict resolution pending Subscription Version fails validations.

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R5-30.2 Modify Subscription Version - Validation Error Processing

NPAC SMS shall leave the original version intact upon validation failure of a modified pending, conflict, or conflict resolution pending Subscription Version.

R5-31.1

DELETE

R5-31.2 Modify Subscription Version - Retain Status

NPAC SMS shall retain the original status of pending, conflict, or conflict resolution pending upon successful Subscription Version modification and the Old Service Provider has not revoked authorization for the transfer of service if this is an Old Service Provider Subscription Version modification request.

R5-31.3 Modify Subscription Version - Successful Modification Notification

NPAC SMS shall send an appropriate message to the old and new Service Providers upon successful modification of a Subscription Version.

R5-32

(Duplicate - refer to R5-31.3)

RR5-10.1 Modify Subscription Version - Set to Conflict

NPAC SMS shall set a Subscription Version directly to conflict if the Subscription Version passed validations, but this is a modification request from the Old Service Provider and the Old Service Provider revoked authorization for the transfer of service.

RR5-10.2 Modify Subscription Version - Set Conflict Timestamp

NPAC SMS shall set the conflict timestamp to the current time when a Subscription Version is set to conflict upon Subscription Version modification.

RR5-10.3 Modify Subscription Version - Conflict Notification

NPAC SMS shall notify the Old and New Service Provider when a Subscription Version is set to conflict upon Subscription Version modification.

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RR5-10.4 Modify Subscription Version - Set to Conflict Resolution Pending

NPAC SMS shall set a Subscription Version directly to Conflict Resolution Pending if the Subscription Version passes validations, the current Subscription Version is set to Conflict, this is a Subscription Version modification request from the old Service Provider, and the old Service Provider has now provided authorization for the transfer of service.

RR5-10.5 Modify Subscription Version - Conflict Resolution Pending Processing

NPAC SMS shall execute the Conflict Resolution Pending process when a Subscription Version is set to Conflict Resolution Pending upon a Subscription Version modification request.

5.1.2.2.2.2   Modification of an Active Subscription Version

R5-33

(Duplicate - refer to R5-35 and R5-36)

RR5-11 Modify Active Subscription Version - Service Provider Owned

NPAC SMS shall allow only NPAC personnel and the current Service Provider to modify their own active Subscription Versions.

R5-34 Modify Active Subscription Version - Create New Subscription Version with Status of  Sending

NPAC SMS shall create a new Subscription Version with a status of sending upon successful modification of an active Subscription Version.

R5-35 Modify Active Subscription Version - Version Identification

NPAC SMS shall require the following data from NPAC personnel or SOA to NPAC SMS interface users to identify the active Subscription Version to be modified:

Ported Telephone Numbers and status of Active or

Subscription Version ID

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R5-36 Modify Active Subscription Version - Input Data

NPAC SMS shall allow the following data to be modified for an active Subscription Version:

•                    Location Routing Number (LRN) - the identifier of the ported to switch

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

R5-37 Active Subscription Version - New Service Provider Optional  input data.

NPAC SMS shall accept the following optional fields from the new Service Provider or NPAC personnel for an active Subscription Version to be modified:

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

R5-38.1 Modify Active Subscription Version - Field-level Data Validation

NPAC SMS shall perform field-level data validations to ensure that the value formats for the following input data, if supplied, is valid according to the formats specified in Table 3-4 upon Subscription Version modification of an active version:

•                    LRN

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

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•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Billing Service Provider ID

•                    End-User Location - Value

•                    End-User Location - Type

R5-38.2 Modify Active Subscription Version - LRN Validation

NPAC SMS shall verify that an input LRN is associated with the new Service Provider in the NPAC SMS system upon Subscription Version modification of an active version.

R5-39.1 Modify Active Subscription Version - Validation Failure Notification

NPAC SMS shall send an appropriate error message to the originating user if the modified active Subscription Version fails validations.

R5-39.2 Modify Active Subscription Version - Validation Error Processing

NPAC SMS shall leave the original version intact upon validation failure of a modified active Subscription Version.

R5-40.1 Modify Active Subscription Version - Broadcast Date/Time Stamp

NPAC SMS shall record the current date and time as the broadcast date and time stamp upon successful revalidation of the modified active Subscription Version.

R5-40.2

(Duplicate - refer to R5-34)

R5-40.3 Modify Active Subscription Version - Modification Success User Notification

NPAC SMS shall notify the originating user indicating successful modification of an active Subscription Version.

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R5-41 Activation Of A Modified Subscription Version

NPAC SMS shall proceed with the activation process immediately upon successful modification of an active Subscription Version.

5.1.2.2.3 Subscription Version Conflict

This section provides the requirements for the functionality to place a Subscription Version in to conflict and remove it from conflict.

5.1.2.2.3.1 Placing a Subscription Version in Conflict

R5-42 Conflict Subscription Version - Version Identification

NPAC SMS shall require the following data from NPAC personnel to identify the Subscription Version to be placed in conflict:

Ported Telephone Number or

Subscription Version ID

R5-43 Conflict Subscription Version - Invalid Status Notification

NPAC SMS shall send an error message to the NPAC personnel if the version status is not pending, cancel pending, or conflict resolution pending upon attempting to set the Subscription Version to conflict.

RN5-11

(Duplicate - Refer to R5-42 and R5-43)

R5-44.1 Conflict Subscription Version - Set Status to Conflict

NPAC SMS shall, upon placing a Subscription Version into conflict, set the version status to conflict.

R5-44.2 Conflict Subscription Version - Set Conflict Date and Time

NPAC SMS shall, upon placing a Subscription Version into conflict, record the current date and time as the conflict date and time stamp.

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R5-44.3 Conflict Subscription Version - Successful Completion Message

NPAC SMS shall issue an appropriate message to the originating user and the Old and New Service Providers indicating successful completion of the process to place a subscription in conflict.

R5-45.1 Conflict Expiration Window - Tunable Parameter

NPAC SMS shall provide a Conflict Expiration Window tunable parameter which is defined as a number of days a Subscription Version will remain in conflict prior to cancellation.

R5-45.2 Conflict Expiration Window - Tunable Parameter Default

NPAC SMS shall default the Conflict Expiration Window tunable parameter to 30 days.

R5-45.3 Conflict Expiration Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administration to modify the Conflict Expiration Window tunable parameter.

R5-45.4 Conflict Subscription Version - Set to Cancel

NPAC SMS shall set the status of the Subscription Version to cancel after a Subscription Version has been in conflict for a Conflict Expiration Window tunable parameter number of days.

R5-45.5 Conflict Subscription Version - Set Cancellation Date Timestamp

NPAC SMS shall set a Subscription Version cancellation date timestamp to the current time upon setting a conflict Subscription Version to cancel.

R5-45.6 Conflict Subscription Version - Inform Service Providers of Cancel Status

NPAC SMS shall notify both Service Providers after a Subscription Version status is set to cancel from conflict.

5.1.2.2.3.2 Removing a Subscription Version from Conflict

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R5-46 Conflict Resolution Pending Subscription Version - Version Identification

NPAC SMS shall require the following data from the NPAC personnel user or new Service Provider to identify the Subscription Version to be set to conflict resolution pending:

Ported Telephone Number or

Subscription Version ID

R5-47 Conflict Resolution Pending Subscription Version - Invalid Status Notification

NPAC SMS shall send an error message to the originating user if the Subscription Version status is not in conflict upon attempting to set the Subscription Version to conflict resolution pending.

R5-48

DELETE

R5-49.1

DELETE

R5-49.2

DELETE

R5-50.1 Conflict Resolution Pending Subscription Version - Set Status

NPAC SMS shall set the version status to conflict resolution pending if the Subscription Version is in conflict upon a request to set a Subscription Version to conflict resolution pending.

R5-50.2 Conflict Resolution Pending Subscription Version - Status Message

NPAC SMS shall send an appropriate message to the originating user indicating successful completion of the process to set a subscription to conflict resolution pending.

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RR5-12.1 Conflict Resolution Pending Subscription Version - Inform Both Service Providers of Conflict Resolution Pending Status

NPAC SMS shall inform both Service Providers when the status of a Subscription Version is set to conflict resolution pending for an Inter-Service Provider or “porting to original” port.

RR5-12.2 Conflict Resolution Pending Subscription Version - Inform Current Service Provider of Conflict Resolution Pending Status

NPAC SMS shall inform the current Service Provider when the status of a Subscription Version is set to conflict resolution pending for an Intra-Service Provider port.

RR5-13.1 Conflict Resolution Pending Acknowledgment - Update Old Service Provider Conflict Resolution Date and Time Stamp

NPAC SMS shall update the old Service Provider conflict resolution date and time stamp with the current date and time when conflict resolution pending acknowledgment is received from the old Service Provider.

RR5-13.2 Conflict Resolution Pending Acknowledgment - Set Old Authorization Flag

NPAC SMS shall restore the old Service Provider Authorization flag to its value prior to entering conflict when conflict resolution pending acknowledgment is received from the old Service Provider.

RR5-14 Conflict Resolution Pending Acknowledgment - Update New Service Provider Conflict Resolution Pending Date and Time Stamp

NPAC SMS shall update the new Service Provider conflict resolution pending date and time stamp with the current date and time when conflict resolution pending acknowledgment is received from the new Service Provider.

RR5-15.1 Conflict Resolution Pending Acknowledgment - Complete, Set Pending - Both Service Providers

NPAC SMS shall set the Subscription Version status to pending when both Service Providers have acknowledged the conflict resolution pending message for a given Inter-Service Provider or “porting to original” Subscription Version.

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RR5-15.2 Conflict Resolution Pending Acknowledgment - Complete, Set Pending - Current Service Provider

NPAC SMS shall set the Subscription Version status to pending when the current Service Provider has acknowledged the conflict resolution pending message for a given Intra-Service Provider Subscription Version.

RR5-16.1 Conflict Resolution Pending Acknowledgment - Complete, Notification - Both Service Providers

NPAC SMS shall notify the old and new Service Providers when a Subscription Version is set to pending after both Service Providers have acknowledged the conflict resolution pending message for an Inter-Service Provider or “porting to original” port.

RR5-16.2 Conflict Resolution Pending Acknowledgment - Complete, Notification - Current Service Provider

NPAC SMS shall notify the current Service Provider when a Subscription Version is set to pending after the current Service Provider has acknowledged the conflict resolution pending message for an Intra-Service Provider port.

RR5-17.1 Conflict Resolution-Initial Concurrence Window - Tunable Parameter

NPAC SMS shall provide a Conflict Resolution-Initial Concurrence Window tunable parameter which is defined as the number of hours after the version is set to Conflict Resolution Pending by which both Service Providers are expected to acknowledge the conflict resolution.

RR5-17.2 Conflict Resolution-Initial Concurrence Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Conflict Resolution-Initial Concurrence Window tunable parameter.

RR5-17.3 Conflict Resolution-Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the Conflict Resolution-Initial Concurrence Window tunable parameter to 4 hours.

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RR5-17.4 Conflict Resolution-Initial Concurrence Window - Tunable Parameter Expiration

NPAC SMS shall send a notification to the Service Provider (new or old) who has not yet acknowledged the conflict resolution pending status when the Conflict Resolution-Initial Concurrence Window tunable parameter expires.

RR5-18.1 Conflict Resolution-Final Concurrence Window - Tunable Parameter

NPAC SMS shall provide a Conflict Resolution-Final Concurrence Window tunable parameter which is defined as the number of hours after the second conflict resolution pending notification is sent, by which time both Service Providers are expected to acknowledge the conflict resolution.

RR5-18.2 Conflict Resolution-Final Concurrence Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Conflict Resolution-Final Concurrence Window tunable parameter.

RR5-18.3 Conflict Resolution-Final Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the Conflict Resolution-Final Concurrence Window tunable parameter to 4 hours.

RR5-19 Conflict Resolution-Final Concurrence Window - Tunable Parameter Expiration

NPAC SMS shall set the Subscription Version status to conflict when the NPAC SMS has not received the conflict resolution pending acknowledgment either from the old and/or the new Service Providers and the Conflict Resolution-Final Concurrence Window tunable parameter expires.

RR5-20 Conflict Resolution-Final Concurrence Window - Tunable Parameter Expiration Notification

NPAC SMS shall notify the old and new Service Providers upon setting a Subscription Version to conflict after the NPAC SMS has not received the conflict resolution pending acknowledgment from both Service Providers and the Conflict Resolution-Final Concurrence Window tunable parameter expires.

5.1.2.2.4 Subscription Version Activation

This section provides the requirements for the Subscription Version Activation functionality, which is executed upon the NPAC personnel or SOA to NPAC SMS interface user requesting to activate a Subscription Version.

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R5-51.1 Activate Subscription Version - Version Identification

NPAC SMS shall require the following data from the NPAC personnel or new service provider to identify the Subscription Version to be activated:

Ported Telephone Number or

Subscription Version ID

RR5-21 Activate “porting to original” Subscription Version

NPAC SMS shall proceed with the “immediate” disconnect processing when a “porting to original” Subscription Version is activated.

RR5-22 Activate Subscription Version - Set Activation Received Timestamp

NPAC SMS shall set the Activation Received timestamp to the current date and time upon receiving a Subscription Version activation request.

R5-51.2 Activate Subscription Version - Date and Time Stamp

NPAC SMS shall record the current date and time as the Activation Date and Time Stamp, after all Local SMSs have successfully acknowledged activating the new Subscription Version.

R5-52 Activate Subscription Version - Invalid Status Notification

NPAC SMS shall send an error message to the originating user if the version status is not pending upon Subscription Version activation.

R5-53.1 Activate Subscription Version - Validation

NPAC SMS verify that a Subscription Version is in a valid pending state by checking that a new Service Provider time stamp exists, and that the old Service Provider authorization is TRUE.

R5-53.2 Activate Subscription Version Validation Error Message

NPAC SMS shall send an error message to the originating user if the Subscription validation fails.

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R5-54.1

DELETE

R5-54.2

DELETE

R5-55 Activate Subscription Version - Local SMS Identification

NPAC SMS shall determine which Local SMSs to send the Subscription Version to by identifying all Local SMS that are accepting Subscription Version data downloads.

R5-56

(Duplicate - refer to R5-57.1

R5-57.1 Activate Subscription Version - Send to Local SMSs

NPAC SMS shall send the activated Subscription Version for an activated Inter or Intra-Service Provider port via the NPAC SMS to Local SMS Interface to the Local SMSs.

R5-57.2 Activate Subscription Version - Set to Sending

NPAC SMS shall set the subscription status to sending upon sending the activated Subscription Version to the Local SMSs.

R5-57.3 Activate Subscription Version - Date and Time Stamp

NPAC SMS shall record the current date and time as the broadcast date and time stamp upon sending the activated subscription to the Local SMSs.

R5-58.1 Local SMS Activation message logging

NPAC SMS shall log the activation responses resulting from the activation requests sent to the Local SMSs.

R5-58.2 Local SMS Activation Log Retention Period - Tunable Parameter

NPAC SMS shall provide a Local SMS Activation Log Retention Period tunable parameter which is defined as the number of days Local SMS activation responses will remain in the log.

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R5-58.3 Local SMS Activation Log Retention Period - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Local SMS Activation Log Retention Period tunable parameter.

R5-58.4 Local SMS Activation Log Retention Period - Tunable Parameter Default

NPAC SMS shall default the Local SMS Activation Log Retention Period tunable parameter to 90 days.

R5-58.5 Local SMS Activation Message Log - Viewing

NPAC SMS shall allow NPAC personnel to view the Local SMS Activation Message log.

R5-59.1 Activate Subscription Version - Set Status of Current to Active

NPAC SMS shall, upon receiving successful activation acknowledgment from all involved Local SMSs, set the sending Subscription Version status to active.

R5-59.2 Activate Subscription Version - Set Status of Previous to Old

NPAC SMS shall upon receiving successful activation acknowledgment from all involved Local SMSs, set the previous active Subscription Version status to old.

R5-60.1 Subscription Activation Retry Attempts - Tunable Parameter

NPAC SMS shall provide a Subscription Activation Retry Attempts tunable parameter which defines the number of times a new Subscription Version will be sent to a Local SMS which has not acknowledged receipt of the activation request.

R5-60.2 Subscription Activation Retry Interval - Tunable Parameter

NPAC SMS shall provide a Subscription Activation Retry Interval tunable parameter, which defines the delay between sending new Subscription Versions to a Local SMS that has not acknowledged receipt of the activation request.

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R5-60.3 Subscription Activation Retry Attempts - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Activation Retry Attempts tunable parameter.

R5-60.4 Subscription Activation Retry Interval - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Activation Retry Interval tunable parameter.

R5-60.5 Subscription Activation Retry Attempts - Tunable Parameter Default

NPAC SMS shall default the Subscription Activation Retry Attempts tunable parameter to 3 times.

R5-60.6 Subscription Activation Retry Interval - Tunable Parameter Default

NPAC SMS shall default the Subscription Activation Retry Interval tunable parameter to 2 minutes.

R5-60.7 Subscription Version Activation Failure Retry

NPAC SMS shall resend the activated Subscription Version a Subscription Activation Retry Attempts tunable parameter number of times to a Local SMS that has not acknowledged the receipt of the activation request once the Subscription Activation Retry Interval tunable parameter expires.

R5-60.8 Subscription Version Activation Failure - After Retries

NPAC SMS shall consider the Subscription Version activation for a given Local SMS failed once the applicable Activation Retry tunable parameter number of retries has been exhausted for that Local SMS.

R5-60.9 Subscription Version Activation Failure - Status Sending

NPAC SMS shall retain the status for the Subscription Version being activated as sending until the Subscription Version retry period expires for all Local SMSs, or until all Local SMSs have acknowledged the activation.

R5-60.10 Subscription Version Activation Failure - Local SMS Identification

NPAC SMS shall notify the NPAC SMS Administrator of all Local SMSs where new activation failed, once each Local SMS has successfully responded or failed to respond during the activation retry period.

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R5-60.11 Subscription Version Activation Failure - Set Status to Partial Failure

NPAC SMS shall set the Subscription Version status to partial failure if the activation failed in one or more, but not all, of the Local SMSs.

R5-60.12 Subscription Version Partial Activation Failure - Set Status of Previous to Old

NPAC SMS shall set the status of a previous active version to old when a Subscription Version activation succeeds for at least one of the Local SMSs.

R5-61.1 Subscription Version Activation Subscription Version - Set Status to Failure

NPAC SMS shall set the status of the Subscription Version to failed if the Subscription Version fails activation in all the Local SMSs to which it was sent.

R5-61.2 Subscription Version Activation Subscription Version - Failure Notification

NPAC SMS shall notify the NPAC System Administrator when a Subscription Version fails activation at all of the Local SMSs.

R5-61.3 Subscription Version Activation - Resend to Failed Local SMSs

NPAC SMS shall provide NPAC SMS personnel with the functionality to re-send activate Subscription Version requests to all failed Local SMSs.

RR5-22.1 Subscription Version Activation - Failed Local SMS Notification - Both Service Providers

NPAC SMS shall send a list to the Old and New Service Providers of all Local SMSs that failed activation when a Subscription Version is set to failed or partial failure subsequent to Subscription Version activation for an Inter-Service Provider or “porting to original” port.

RR5-22.2 Subscription Version Activation - Failed Local SMS Notification - Current Service Provider

NPAC SMS shall send a list to the current Service Provider of all Local SMSs that failed activation when a Subscription Version is set to failed or partial failure subsequent to Subscription Version activation for an Intra-Service Provider port.

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5.1.2.2.5 Subscription Version Disconnect

This section provides the requirements for the Subscription Version Disconnect functionality, which is executed upon the NPAC personnel or SOA to NPAC SMS interface user requesting to have a Subscription Version disconnected.

R5-62 Disconnect Subscription Version - Version Identification

NPAC SMS shall receive the following data from the NPAC personnel or current Service Provider to identify an active Subscription Version to be disconnected:

Ported Telephone Numbers or

Subscription Version ID

RR5-23.1 Disconnect Subscription Version - Required Input Data

NPAC SMS shall require the following input data upon a Subscription Version disconnect:

•                    Customer Disconnect Date - Date upon which the customer’s service is disconnected.

RR5-23.2 Disconnect Subscription Version - Optional Input Data

NPAC SMS shall accept the following optional input data upon a Subscription Version disconnect:

•                    Effective Release Date - Future date upon which the disconnect should be broadcast to all Local SMSs.

RN5-10 Disconnect Subscription Version - Invocation by Current Service Provider

NPAC SMS shall allow only NPAC personnel or the Current Service Provider to invoke the functionality to disconnect a Subscription Version.

R5-63 Disconnect Subscription Version - Invalid Status Notification

NPAC SMS shall send an appropriate error message to the originating user that the Subscription Version is not active in the network and cannot be disconnected or set to disconnect pending if there is no Subscription Version with a status of active.

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R5-64.1 Disconnect Subscription Version - Cancel Other Version Notification

NPAC SMS shall notify the originating user that the active Subscription Version cannot be disconnected until a failed, cancel pending, conflict, or conflict resolution pending Subscription Version is canceled, if such a Subscription Version exists.

R5-64.2 Disconnect Subscription Version - Wait for Other Version to Complete Notification

NPAC SMS shall notify the originating user that the active Subscription Version cannot be disconnected until a sending Subscription Version successfully completes or a failed or partial failure Subscription Version is re-sent and successfully completes.

R5-64.3 Disconnect Subscription Version - Disallow Immediate Disconnect with Pending Subscription Version

NPAC SMS shall disallow an immediate disconnect request if a pending Subscription Version exists and the old Service Provider has authorized for transfer of service for the pending Subscription Version.

R5-64.4 Disconnect Subscription Version - Disallow Deferred Disconnect with Pending Subscription Version

NPAC SMS shall disallow a deferred disconnect request if a pending Subscription Version exists.

R5-64.5 Disconnect Subscription Version - Allow Immediate Disconnect with Pending Subscription Version

NPAC SMS shall allow an immediate disconnect request to proceed if a pending Subscription Version exists and the old Service Provider has not authorized for transfer of service for the pending Subscription Version.

R5-64.6 Disconnect Subscription Version - Immediate Disconnect - Set Pending Subscription Version to Conflict

NPAC SMS shall set a pending Subscription Version to conflict upon allowing an immediate disconnect request to proceed.

R5-64.7 Disconnect Subscription Version - Send Denied Disconnect Request Message to Originating User

NPAC SMS shall send a denied disconnect request message to the originating user when a disconnect request is disallowed.

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RR5-24 Disconnect Subscription Version -Set to Disconnect Pending

NPAC SMS shall set the status of a Subscription Version to disconnect pending upon a Subscription Version disconnect request when an effective release date is specified.

RR5-25.1 Disconnect Subscription Version - Disconnect Pending Status Notification

NPAC SMS shall inform the current Service Provider when the status of a Subscription Version is set to Disconnect Pending.

RR5-25.2 Disconnect Subscription Version - Customer Disconnect Date Notification

NPAC SMS shall notify the new Service Provider (donor) of the Subscription Version Customer Disconnect Date and Effective Release Date immediately prior to broadcasting a Subscription Version disconnect.

R5-65.1 Disconnect Subscription Version -Immediate Broadcast

NPAC SMS shall immediately proceed with the broadcasting of the disconnect after the Customer Disconnect Date notification is sent if no Effective Release Date was specified with the request.

R5-65.2 Disconnect Subscription Version - Deferred Broadcast

NPAC SMS shall proceed with the broadcasting of the disconnect when the specified Effective Release Date is reached if an Effective Release Date was specified with the request.

R5-65.3

DELETE

R5-65.4 Disconnect Subscription Version - Broadcast Interface Message to Local SMSs

NPAC SMS shall broadcast the disconnect Subscription Version message to the Local SMSs via the NPAC SMS to Local SMS Interface.

R5-65.5 Disconnect Subscription Version - Disconnect Broadcast Date and Time Stamp

NPAC SMS shall record the current date and time as the disconnect broadcast date and time stamp upon sending of disconnect messages to the Local SMSs.

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R5-65.6 Disconnect Subscription Version - Set to Sending

NPAC SMS shall set a Subscription Version status to sending upon sending the disconnect messages to the Local SMSs.

R5-66.1 Disconnect Subscription Version Complete - Set Active to Old

NPAC SMS shall set the active Subscription Version status to old upon a successful disconnect in all Local SMSs.

R5-66.2 Disconnect Subscription Version Complete - Set Disconnect Broadcast Complete Date

NPAC SMS shall set the Disconnect Broadcast Complete timestamp to the current date in the previously active, now old, Subscription Version upon a successful disconnect in all Local SMSs.

R5-66.3 Disconnect Subscription Version Complete - Set Disconnect to Old

NPAC SMS shall set the sending disconnect Subscription Version to old upon a successful disconnect in all Local SMSs.

R5-67.1 Disconnect Subscription Version - Set Status to Failed

NPAC SMS shall set the status of the disconnect Subscription Version to failed if the disconnect fails in all the Local SMSs to which it was sent.

R5-67.2 Disconnect Pending Subscription Version - Failure Notification

NPAC SMS shall notify the NPAC SMS System Administrator when a disconnect Subscription Version fails in all of the Local SMSs.

R5-67.3 Disconnect Subscription Version - Resend Disconnect Requests to All Local SMSs

NPAC SMS shall provide authorized NPAC SMS personnel with the functionality to resend all failed disconnect requests to the Local SMSs.

R5-68.1 Disconnect Subscription Version - Subscription Disconnect Retry Attempts - Tunable Parameter

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Disconnect Retry Attempts tunable parameter, which is defined as the number of

47

times the NPAC SMS will resend a disconnect message to an unresponsive Local SMS.

R5-68.2 Disconnect Pending Subscription Version - Subscription Disconnect Retry Attempts - Tunable Parameter Default

NPAC SMS shall default the Subscription Disconnect Retry Attempts tunable parameter to 3 times.

R5-68.3 Disconnect Subscription Version - Subscription Disconnect Retry Interval - Tunable Parameter

NPAC SMS shall allow the NPAC SMS Administrator to modify the Subscription Disconnect Retry Interval tunable parameter, which is defined as the amount of time that shall elapse between disconnect retries.

R5-68.4 Disconnect Subscription Version - Subscription Disconnect Retry Interval - Tunable Parameter Default

NPAC SMS shall default the Subscription Disconnect Retry Interval tunable parameter to 2 minutes.

R5-68.5 Disconnect Subscription Version - Retry Processing

NPAC SMS shall resend a Subscription Version disconnect message a Subscription Disconnect Retry Attempts tunable parameter number of times to a Local SMS that has not acknowledged the receipt of a disconnect once the Subscription Disconnect Retry Interval tunable parameter expires.

R5-68.6 Disconnect Subscription Version - Sending Status during Retries

NPAC SMS shall retain the status for the Subscription Version being disconnected as sending until the Subscription Disconnect Retry Attempts tunable parameter period expires for all Local SMSs, or until all Local SMSs have acknowledged the disconnect.

R5-68.7 Disconnect Subscription Version - Retry Failed

NPAC SMS shall consider the disconnect Subscription Version request to have failed at a specific Local SMS after the Subscription Disconnect Retry Attempts tunable parameter count for the specific Local SMS has been exhausted.

48

R5-68.8 Disconnect Subscription Version - Failure Notification after Retries Complete

NPAC SMS shall send a list of the Local SMSs where the disconnect request failed to the NPAC SMS System Administrator after every local SMS has either succeeded or failed with the disconnect.

R5-68.9 Disconnect Subscription Version - Set to Partial Failure

NPAC SMS shall set the disconnect Subscription Version status to partial fail if the disconnect request failed at one or more, but not all, of the Local SMSs.

R5-68.10 Disconnect Subscription Version - Resend Disconnect Requests to Failed Local SMSs

NPAC SMS shall provide authorized NPAC SMS personnel with the functionality to resend disconnect requests to all Local SMSs that failed to register the disconnect request.

5.1.2.2.6 Subscription Version Cancellation

This section provides the requirements for the Subscription Version Cancellation functionality, which is executed upon the NPAC personnel or SOA to NPAC SMS interface user requesting to cancel a Subscription Version.

RR5-26.1 Cancel Subscription Version - Inform Both Service Providers of Cancel Pending Status

NPAC SMS shall inform both old and new Service Providers when the status of a Subscription Version is set to cancel pending for an Inter-Service Provider or “porting to original” port.

RR5-26.2 Cancel Subscription Version - Inform Current Service Provider of Cancel Pending Status

NPAC SMS shall inform the current Service Provider when the status of a Subscription Version is set to cancel pending for an Intra-Service Provider port.

R5-69 Cancel Subscription Version - Version Identification

NPAC SMS shall receive the following data from the NPAC personnel to identify a Subscription Version to be canceled:

Ported Telephone Number or

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Subscription Version ID

R5-70 Cancel Subscription Version - Invalid Status Notification

NPAC SMS shall send an appropriate error message to the originating user if the status is not pending, conflict, conflict resolution pending, or disconnect pending.

RR5-27 Cancel Subscription Version - Validate Service Provider

NPAC SMS shall send an appropriate error message to the originating user if the originating user is neither the New nor the Old Service Provider in the existing Subscription Version upon Subscription Version cancellation.

R5-71.1 Cancel Subscription Version - Set to Canceled.

(Superseded - refer to RR5-28.)

R5-71.2 Cancel Subscription Version - Set Cancellation Date and Time Stamp

NPAC SMS shall set the Subscription Version cancellation date and time to current upon setting the Subscription Version status to canceled.

RR5-28.1 Cancel Subscription Version - Set to Cancel After Both Service Providers Acknowledge

NPAC SMS shall set the Subscription Version status to cancel upon receiving cancellation pending acknowledgment from both Service Providers for an Inter-Service Provider or “porting to original” port.

RR5-28.2 Cancel Subscription Version - Set to Cancel After Current Service Provider Acknowledges

NPAC SMS shall set the Subscription Version status to cancel upon receiving cancellation pending acknowledgment from the current Service Provider for an Intra-Service Provider port.

RR5-29.1 Cancel Subscription Version - Inform Both Service Providers of Cancel Status

NPAC SMS shall notify both old and new Service Providers after a Subscription Version’s status is set to canceled for an Inter-Service Provider or “porting to original” port.

50

RR5-29.2 Cancel Subscription Version - Inform Current Service Provider of Cancel Status

NPAC SMS shall notify the current Service Provider after a Subscription Version’s status is set to canceled for an Intra-Service Provider port.

RR5-30 Cancel Subscription Version Acknowledgment - Update Old Service Provider Date and Time Stamp

NPAC SMS shall update the old Service Provider cancellation date and time stamp with the current date and time when the cancellation acknowledgment is received from the old Service Provider.

RR5-31 Cancel Subscription Version Acknowledgment - Update New Service Provider Date and Time Stamp

NPAC SMS shall update the new Service Provider cancellation date and time stamp with the current date and time when the cancellation acknowledgment is received from the new Service Provider.

RR5-32.1 Cancellation-Initial Concurrence Window - Tunable Parameter

NPAC SMS shall provide a Cancellation-Initial Concurrence Window tunable parameter, which is defined as the number of hours after the version is set to Cancel Pending by which both Service Providers are expected to acknowledge the pending cancellation.

RR5-32.2 Cancellation-Initial Concurrence Window - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancellation-Initial Concurrence Window tunable parameter.

RR5-32.3 Cancellation-Initial Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the Cancellation-Initial Concurrence Window tunable parameter to 4 hours.

RR5-33.1 Cancellation-Final Concurrence Window - Tunable Parameter

NPAC SMS shall provide a Cancellation-Final Concurrence Window tunable parameter which is defined as the number of hours after the second cancel pending notification is sent by which both Service Providers are expected to acknowledge the pending cancellation.

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RR5-33.2 Cancellation-Final Concurrence Window Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Cancellation-Final Concurrence Window tunable parameter.

RR5-33.3 Cancellation-Final Concurrence Window - Tunable Parameter Default

NPAC SMS shall default the Cancellation-Final Concurrence Window tunable parameter to 4 hours.

RR5-34 Cancellation-Initial Concurrence Window - Tunable Parameter Expiration

NPAC SMS shall send a notification to the Service Provider (new and/or old) who has not yet acknowledged the cancel pending status when the Cancellation-Initial Concurrence Window tunable parameter expires.

RR5-35 Cancellation-Final Concurrence Window - Tunable Parameter Expiration

NPAC SMS shall set the Subscription Version status to conflict when the NPAC SMS has not received the cancellation acknowledgment from the old and/or new Service Providers and the Cancellation-Final Concurrence Window tunable parameter has expired.

RR5-36 Cancel Subscription Version - Inform Service Providers of Conflict Status

NPAC SMS shall notify the old and new Service Providers upon setting a Subscription Version to conflict.

5.1.2.2.7 Subscription Version Resend

This section provides the requirements for the Subscription Version resend functionality, which is executed upon the NPAC personnel requesting to resend a Subscription Version.

RR5-38.1 Resend Subscription Version - Identify Subscription Version

NPAC SMS shall receive the following data from NPAC personnel to identify a failed or partial failure version to be resent:

•                    Ported Telephone Number or Subscription Version ID

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RR5-38.2 Resend Subscription Version - Input Data

NPAC SMS shall require the following input data from NPAC personnel upon a Subscription Version resend:

•                    List of “failed” Local SMSs to resend to.

RR5-38.3 Resend Subscription Version - Error Message

NPAC SMS shall send an error message to the originating user if the version status is not partial failure or failed upon Subscription Version resend.

RR5-38.4 Resend Subscription Version - Activation Request

NPAC SMS shall resend a Subscription Version activation request, if either the Subscription Version previously failed activation or an active Subscription Version previously failed modification, to the designated list of failed Local SMSs via the NPAC SMS to Local SMS Interface upon a Subscription Version resend request.

RR5-38.5 Resend Subscription Version - Disconnect Request

NPAC SMS shall resend a Subscription Version disconnect request, if the Subscription Version failed disconnect, to the designated list of failed Local SMSs upon a Subscription Version resend request.

RR5-38.6 Resend Subscription Version - Failed or Partial Failure

NPAC SMS shall set a failed or partial failure Subscription Version to sending subsequent to resending to the Local SMSs.

RR5-38.7 Resend Subscription Version - Standard Activation Processing

NPAC SMS shall proceed with the standard activation processing subsequent to resending a Subscription Version activation request to the Local SMSs.

RR5-38.8 Resend Subscription Version - Standard Disconnect Processing

NPAC SMS shall proceed with the standard disconnect processing subsequent to resending a Subscription Version disconnect request to the Local SMSs.

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5.1.3       Subscription Queries

This section provides the requirements for the Subscription Version Query functionality, which is executed upon the user requesting a query of a Subscription Version (R5-13).

5.1.3.1    User Functionality

R5-72 Query Subscription Version - Request

NPAC SMS shall allow NPAC personnel, SOA to NPAC SMS interface users, and NPAC SMS to Local SMS interface users to query data maintained by the NPAC SMS for a Subscription and all its Versions.

5.1.3.2    System Functionality

The following requirements specify the NPAC SMS query functionality defined above.

R5-73 Query Subscription Version - Version Identification

NPAC SMS shall receive the following data to identify a Subscription Version to be queried:

Ported Telephone Numbers and status (optional) or

Subscription Version ID

R5-74.1 Query Subscription Version - Status Supplied

NPAC SMS shall only retrieve Subscription Versions with a specific status when the user supplies a specific Subscription Version status as part of the query criteria.

R5-74.2 Query Subscription Version - Return All Subscription Versions for Ported TN

NPAC SMS shall return all Subscription Versions associated with a ported TN that the requester is eligible to view if the originating user has not provided a Subscription Version status as part of the query criteria.

R5-74.3 Query Subscription Version - Output Data

NPAC SMS shall return the following output data for a Subscription Version query request initiated by NPAC personnel or a SOA to NPAC SMS interface user:

54

•                    Subscription Version ID

•                    Subscription Version Status

•                    Local Number Portability Type

•                    Ported Telephone Number

•                    Old facilities-based Service Provider Due Date

•                    New facilities-based Service Provider Due Date

•                    New facilities-based Service Provider ID

•                    Old facilities-based Service Provider ID

•                    Authorization from old facilities-based Service Provider

•                    Location Routing Number (LRN)

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    Billing Service Provider ID

•                    End-User Location Value

•                    End User Location Type

•                    Customer Disconnect Date

•                    Effective Release Date

•                    Disconnect Broadcast Complete Time Stamp

•                    Conflict Time Stamp

•                    Activation Time Stamp

•                    Cancellation Time Stamp

•                    New Service Provider Creation Time Stamp

•                    Old Service Provider Authorization Time Stamp

•                    Pre-cancellation Status

55

•                    Old Service Provider Cancellation Time Stamp

•                    New Service Provider Cancellation Time Stamp

•                    Old Time Stamp

•                    Old Service Provider Conflict Resolution Pending Time Stamp

•                    New Service Provider Conflict Resolution Pending Time Stamp

•                    Create Time Stamp

•                    Modified Time Stamp

•                    Porting to Original

•                    List of all Local SMSs that failed activation, modification, or disconnect.

R5-74.4 Query Subscription Version - Output Data

NPAC SMS shall return the following output data for a Subscription Version query request initiated over the NPAC SMS to Local SMS interface:

•                    Subscription Version ID

•                    Ported Telephone Number

•                    Location Routing Number (LRN)

•                    New facilities-based Service Provider ID

•                    Activation Time Stamp

•                    Customer Disconnect Date

•                    Class DPC

•                    Class SSN

•                    LIDB DPC

•                    LIDB SSN

•                    CNAM DPC

•                    CNAM SSN

•                    ISVM DPC

•                    ISVM SSN

•                    End-User Location Value

•                    End-User Location Type

•                    Billing Service Provider ID

•                    Local Number Portability Type

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R5-75 Query Subscription Version -No Data Found

NPAC SMS shall send the originating user an appropriate message indicating that there was no data found if no Subscription Versions were found for a query.

RN5-4 Query Subscription Version - Retrieve Data, Modification Not Allowed

NPAC SMS shall allow NPAC personnel or SOA to NPAC SMS interface users to retrieve subscription data that they cannot modify.

RN5-5 Query Subscription Version - Retrieve Data Based on Single Ported TN Only

NPAC SMS shall allow authorized NPAC personnel, SOA to NPAC SMS interface users, or NPAC SMS to Local SMS interface users to submit query requests for Subscription Version data based on a single ported TN only.

RN5-6 Query Subscription Version - View for Any Ported TN

NPAC SMS shall allow old and new Service Providers or NPAC personnel to view a Subscription Version for any ported TN.

RR5-39 Query Subscription Version - View Old or Active Only

NPAC SMS shall allow NPAC Customers who are neither the old nor the new Service Provider to view only those Subscription Versions for a ported TN with a status of active, canceled, or old.

RR5-40 Query Subscription Version - Online Records Only

NPAC SMS shall only allow Subscription Version queries of online subscription Versions that have not been archived.

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NPAC SMS Interfaces

6.             NPAC SMS Interfaces

Two CMIP-based, mechanized interfaces to the NPAC SMS were defined in the Illinois NPAC RSMS RFP. One interface supports the Service Provider’s Service Order Administration (SOA) systems. This interface is referred to as the SOA to NPAC SMS interface. The second interface supports the Service Providers Local Service Management System (LSMS). This interface is referred to as the NPAC SMS to LSMS interface. Both of the interfaces support two-way communications.

The Lockheed Martin NPAC SMS supports an additional World Wide Web (WWW) interface that performs a subset of the SOA to NPAC SMS functions. The interface is referred to as the NPAC Operations GUI. The requirements for this interface are defined in Section 6.5.1.

6.1          SOA to NPAC SMS Interface

The SOA to NPAC SMS Interface could be used by a variety of local Service Provider systems for retrieving and updating subscription data in an NPAC SMS. The types of systems that are expected to use this interface are Service Provisioning OSs and/or Gateway Systems. The interface will require security features to ensure that data is not corrupted by unauthorized access. Security management is covered in Section 7.

6.1.1       Request Administration

R6-1 Strong authentication for application-to-application associations.

Application-to-application associations across the SOA to NPAC SMS interface shall be implemented using strong authentication.

R6-2.1 Support for multiple Subscription Versions administration requests.

Each Subscription Version administration request sent over the interface shall be capable of supporting aggregated transactions.

1

R6-2.2 Support for independent Subscription Versions administration requests within aggregated download transactions.

A failure of a single Subscription Version administration request within a set of aggregated transactions shall not cause other requests in the set to fail.

R6-3 The NPAC SMS shall respond to each Subscription Versions administration request.

Each request from the SOA to NPAC SMS Interface shall be acknowledged with at least one response message from the NPAC SMS.

6.1.2       Subscription Administration

Subscription Administration provides functionality in creating or modifying subscriptions and activating or deleting them from the networks.

R6-4.1 Administration of Subscription Version creation.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to add new versions of subscription data.

R6-4.2 Administration of Subscription Version data modification.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to modify a specific version of subscription data.

R6-4.3 Administration of Subscription Version data cancellation.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to cancel a specific version of subscription data.

R6-5.1 Query a version.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to retrieve a specific version of a subscription.

2

R6-5.2 Retrieval of multiple Subscription Versions.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to retrieve all versions of a subscription.

R6-6.1 Activation of a Subscription Version.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to request the activation of a specific Subscription Version.

R6-6.2 Disconnect of a Subscription Version.

NPAC SMS shall allow users of the SOA to NPAC SMS interface to request the disconnection of a specific Subscription Version.

6.1.3       Audit Requests

Audit Request functionality enables users of the SOA to NPAC SMS interface to obtain audits of a specific subscription or range of subscriptions for all Service Providers or selected Service Providers.

R6-7.1 Request audits based on a specific subscription.

Users of the SOA to NPAC SMS Interface shall be able to request an audit based on specific Subscription Versions.

R6-7.2 Request audits based on multiple Subscription Versions.

Users of the SOA to NPAC SMS Interface shall be able to request an audit based on multiple Subscription Versions.

R6-8.1 Request audits based on a specific Service Provider.

Users of the SOA to NPAC SMS Interface shall be able to request an audit of a specific Service Provider.

R6-8.2 Request audits based on multiple Service Providers

Users of the SOA to NPAC SMS Interface shall be able to request an audit of multiple Service Providers.

3

R6-9.1 Request audits based on specific TNs

Users of the SOA to NPAC SMS Interface shall be able to request an audit based on specific TNs.

R6-9.2 Request audits based on a range of TNs.

Users of the SOA to NPAC SMS Interface shall be able to request an audit based on a range of TNs.

R6-9.3 Request audits based on a specific Subscription Versions parameters.

Users of the SOA to NPAC SMS Interface shall be able to request an audit based on specific Subscription Version parameters.

R6-10.1 Audit request acknowledgment when discrepancies reported.

Each audit request shall be acknowledged with at least one response transaction from the NPAC SMS. This response shall include a list of the discrepancies derived from the comparison of the data in the NPAC SMS to the data in the Local SMS.

R6-10-2 Audit request acknowledgment when no discrepancies reported.

Each audit request shall be acknowledged with one response when no discrepancy are reported.

R6-10.3 Audit request acknowledgment response per TN error.

Each audit request shall be acknowledged with one response per erroneous telephone number when discrepancies are reported.

6.1.4       Notifications

R6-11 Notification of authorization to transfer service.

NPAC SMS shall notify a new or an old Service Provider that they have not provided authorization or concurrence, within a tunable parameter time frame, for a transfer of service for a TN via the SOA to NPAC SMS Interface.

4

R6-12 Notification of Subscription Versions due date modification.

NPAC SMS shall notify both the old and new Service Providers that the Due Date for a Subscription Version has been modified via the SOA to NPAC SMS Interface.

6.2          NPAC SMS to Local SMS Interface

The NPAC SMS to Local SMS Interface could be used to send subscription data and audit requests to a variety of Service Provider systems. The types of systems that are expected to use this interface are Local SMSs (or SMS-like functionality at LNP SCPs) and/or Gateway Systems. The interface will require security features to ensure that data is not corrupted by unauthorized access. Security management is covered in Section 7.

6.2.1       Transaction Administration

R6-13 Interface user authentication

NPAC SMS shall require users of the NPAC SMS to Local SMS interface to specify their system identification to be able to use the interface.

R6-14.1 Support for multiple subscription-versions data-download transactions.

The NPAC SMS to Local SMS interface shall be capable of supporting aggregated data download transactions.

R6-14.2 Failed Data Download Transactions

The NPAC SMS to Local SMS interface shall not allow one failed item in a download request to cause other items in the request to fail.

5

R6-15.1 NPAC SMS to Local SMS interface support of subscription-data-download response transactions from Local SMSs.

NPAC SMS shall receive subscription-data-download transaction responses from Local SMSs via the NPAC SMS to Local SMS interface. A minimum of one response will be received.

R6-15.2 NPAC SMS to Local SMS interface support of subscription-data-download response transactions positive acknowledgment.

NPAC SMS shall receive a positive subscription-data-download transaction response from Local SMSs via the NPAC SMS to Local SMS interface when the download was successful.

R6-15.3 NPAC SMS to Local SMS interface support of subscription-data-download response transactions negative acknowledgment.

NPAC SMS shall receive a negative subscription-data-download transaction response from Local SMSs via the NPAC SMS to Local SMS interface when the download was not successful.

R6-16.1 Subscription requests for a single Subscription Version transaction.

NPAC SMS shall send requests over the NPAC SMS to Local SMS interface for a single Subscription Version.

R6-16.2 Subscription requests for a range of Subscription Versions transactions.

NPAC SMS shall send requests over the NPAC SMS to Local SMS interface for a range of contiguous Subscription Versions.

R6-17.1 Receipt of subscription request response acknowledgments.

NPAC SMS to Local SMS interface shall receive subscription request response acknowledgment transactions from the Local SMS.

R6-17.2

DELETE

R6-17.3

DELETE

6

R6-18.1 Receipt of Local SMS Subscription Versions resend requests (single TN).

NPAC SMS to Local SMS interface shall receive requests from the Local SMS for download of Subscription Versions data based on a single TN.

R6-18.2 Receipt of Local SMS Subscription Versions resend requests (range of TNs).

NPAC SMS to Local SMS interface shall receive requests from the Local SMS for download of Subscription Versions data based on a range of TNs.

R6-18.3 Receipt of Local SMS Subscription Versions resend requests (range of time).

NPAC SMS to Local SMS interface shall receive requests from the Local SMS for download of Subscription Versions data based on a range of time.

R6-19 Network data download responses.

NPAC SMS shall receive one response transaction from the Local SMS for each network data download.

6.2.2       Network Subscription Administration

Network Subscription Administration provides functionality in activating, modifying, or deleting subscription data from the network and in supporting audits.

R6-20.1 Add new Subscription Versions data via the NPAC SMS to Local SMS.

NPAC SMS shall generate a request to the Local SMS to add new Subscription Versions data via NPAC to Local SMS interface.

R6-20.2 Modify specific Subscription Versions data via the NPAC SMS to Local SMS.

NPAC SMS shall generate a request to the Local SMS to modify specific Subscription Versions data via NPAC to Local SMS interface.

7

R6-20.3 Delete specific Subscription Versions data via the NPAC SMS to Local SMS.

NPAC SMS shall generate a request to the Local SMS to delete specific Subscription Versions data via NPAC to Local SMS interface.

R6-21

DELETE

6.3          Interface Transactions.

The CMIP protocol provides for six types of transactions over the interface (Reference: ISO 9595 and 9596). They are Create, Delete, Set, Get,

M-Action, and Event Report. Refer to Requirements RN6-1.1, RN6-1.2, RN6-1.3, RN6-1.4, RN6-1.5, RN6-1.6 noted in Section 6.5.1 (CMIP transactions) for the definition of the requirements for these transactions.

R6-22 Manager-agent relationship of interface transactions.

NPAC SMS Interoperable Interface shall be designed in terms of CMIP transactions in a manager-agent relationship.

6.4          Interface and Protocol Requirements

While it is expected that dedicated links will be used for the interfaces, switched connections should also be supported. Reliability and availability of the links will be essential and high capacity performance will be needed.

R6-23 Open interfaces.

The SOA to NPAC SMS Interface and the NPAC SMS to Local SMS Interface shall be open, non-proprietary interfaces.

8

6.4.1       Protocol Requirements

R6-24 Interface protocol stack.

Both of the NPAC SMS interfaces, as defined above, shall be implemented via the following protocol stack:

Application	CMISE, ACSE, ROSE
Presentation	ANSI T1.224
Session:	ANSI T1.224
Transport:	TCP, RFC1006
Network:	IP
Link	PPP, MAC, Frame Relay, ATM (IEEE 802.3)
Physical	DS1, DS-0 x n , V.34

Table 6-1

R6-25 Multiple application associations.

NPAC SMS shall support multiple application associations per Service Provider.

6.4.2                       Interface Performance Requirements

R6-26 Interface availability.

Both the SOA to NPAC SMS and the NPAC SMS to Local SMS interfaces shall be available on a 24 by 7 basis, consistent with other availability requirements in this specification.

R6-27 Interface reliability.

A 99.9 % reliability rate shall be maintained for both the SOA to NPAC SMS and NPAC SMS to Local SMS interfaces.

AR6-1 Range Activations.

A range activate will contain an average of 20 TNs.

9

AR6-2 Percent of Range Activations.

20% of all downloads as specified in R6-28.1, R6-28.2, R6-29.1 and R6-29.2 will be processed via range activations.

R6-28.1 SOA to NPAC SMS interface transaction rates - sustained

A transaction rate of 2 CMIP transactions (sustained) per second shall be supported by each SOA to NPAC SMS interface association.

R6-28.2 SOA to NPAC SMS interface transaction rates - peak

NPAC SMS shall support a rate of 5.2 CMIP operations per second (peak) over a single SOA to NPAC SMS interface association.

R6-29.1 NPAC SMS to Local SMS interface transaction rates.

A transaction rate of 25 TN downloads per second shall be supported by each NPAC SMS to Local SMS interface.

R6-29.2 NPAC SMS to Local SMS interface transaction rates - sustained

NPAC SMS shall, given a transaction rate of 25 TN downloads per second and the assumptions concerning range activations expressed above, support a rate of 5.2 CMIP operations per second (sustained) over each NPAC SMS to Local SMS interface association.

6.4.3       Interface Performance Requirements

R6-30.1 Interface specification.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The interoperable interface model defining both the NPAC to Local SMS and the SOA to NPAC SMS shall be specified in terms of ISO 10165-4, “Generalized Definition of Managed Objects (GDMO)”

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R6-30.2 Interface specification identification.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The interface specification shall be referred to as the “NPAC SMS Interoperable Interface Specification” (NPAC SMS IIS).

R6-30.3 Interface specification ownership.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The NPAC SMS Interoperable Interface Specification will become the property of the consortium.

R6-31 NPAC SMS Interoperable Interface Specification phased-delivery.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The model and interface specification shall be delivered in stages.

R6-32 NPAC SMS Interoperable Interface Specification draft content.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The draft model shall be provided at the object and attribute level. The draft shall include tables that show how the interface functions required by this specification are mapped into the services provided by the model.

R6-33 NPAC SMS Interoperable Interface Specification delivery schedule.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The selected Primary vendor shall deliver a complete interoperable interface specification one month after the announcement of the vendor selection.

R6-34 NPAC SMS Interoperable Interface Specification detail.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The application to application interfaces shall be specified in sufficient detail to allow local Service Providers to build applications utilizing the SOA and Local SMS interfaces with minimal or no interaction between the suppliers of the interoperable systems. For example the interoperable interface specification shall provide for error handling of error conditions

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appropriate to all of the functional requirements. It shall also define the security relationship between the systems.

R6-35 NPAC SMS Interoperable Interface Specification extensibility.

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

The interface specified shall be capable of extension to account for evolution of the interface requirements.

6.5          Requirements Defined in the Proposal

6.5.1       NPAC Operations GUI

NPAC SMS supports an HTTPS (World Wide Web) interface that performs a subset of the SOA functions. The HTTPS interface is referred to as the NPAC Operations GUI. The NPAC Operations GUI supports the request functionality of the SOA to NPAC SMS interface.

RP6-2.1 HTTPS interface.

NPAC SMS shall provide an NPAC Operations GUI consisting of a secure HTTPS interface to the World Wide Web.

RP6-2.2 SOA to NPAC SMS Create Subscription Versions administration requests via an NPAC Operations GUI interface.

NPAC SMS shall support Create Subscription Version requests via a secure, NPAC Operations GUI interface.

RP6-2.3 SOA to NPAC SMS Cancel Subscription Versions administration requests via an NPAC Operations GUI interface.

NPAC SMS shall support Cancel Subscription Version requests via a secure, NPAC Operations GUI interface.

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RP6-2.4 SOA to NPAC SMS Modify Subscription Versions administration requests via an NPAC Operations GUI interface.

NPAC SMS shall support Modify Subscription Version requests via a secure, NPAC Operations GUI interface.

RP6-2.5 SOA to NPAC SMS Query Subscription Versions administration requests via an NPAC Operations GUI interface

NPAC SMS shall support query of Subscription Versions via a secure, NPAC Operations GUI interface.

RP6-2.6 SOA to NPAC SMS Activate Subscription Versions administration requests via an NPAC Operations GUI interface.

NPAC SMS shall support Activation of Subscription Versions via a secure, NPAC Operations GUI interface.

RP6-2.7 SOA to NPAC SMS Disconnect Subscription Versions administration requests via an NPAC Operations GUI interface.

NPAC SMS shall allow NPAC personnel and users of the SOA to NPAC SMS interface to request disconnection of a Subscription Version via a secure, NPAC Operations GUI interface.

RP6-3 SOA to NPAC SMS audit requests

NPAC SMS shall support SOA to NPAC SMS audit via the NPAC Operations GUI interface.

RP6-3.1 SOA to NPAC SMS audit requests via an NPAC Operations GUI interface (single Service Provider network).

NPAC SMS shall support audit requests on single Service Provider networks via a secure, NPAC Operations GUI interface.

RR6-1 Acknowledgment of a Cancel Pending for a Subscription Version

NPAC SMS shall acknowledge receiving a cancel pending request for a Subscription Version via the SOA to NPAC SMS Interface.

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RR6-2 Acknowledgment of a Conflict Resolution for a Subscription Version

NPAC SMS shall acknowledge receiving a conflict resolution request for a Subscription Version via the SOA to NPAC SMS Interface.

RR6-3 Deferred Disconnect of a Subscription Version

NPAC SMS shall allow a specific Subscription Version to be placed into a deferred disconnect status by having the effective date in the future via the SOA to NPAC SMS Interface.

RR6-4 Cancel Request Notification

NPAC SMS shall notify a Service Provider of a request for a Subscription Version status to be changed to cancel via the SOA to NPAC SMS Interface.

RR6-5 Conflict Resolution Request Notification

NPAC SMS shall notify a Service Provider of a request for a Subscription Version status to be changed to conflict resolution via the SOA to NPAC SMS Interface.

RR6-6 SOA to NPAC SMS Downtime Operational Information Notification.

NPAC SMS shall notify all Service Providers of planned downtime via the SOA to NPAC SMS Interface.

RR6-7 NPAC SMS to Local SMS Downtime Operational Information Notification

NPAC SMS shall notify all Service Providers of planned downtime via the NPAC SMS to Local SMS interface.

RR6-8 Tunable Parameter Number of Aggregated Download Records

NPAC SMS shall allow NPAC System Administrators to specify a tunable parameter value for the maximum number of download records.

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RR6-9 Download Time Tunable Parameter to Restricted Time Range

NPAC SMS shall allow NPAC System Administrators to specify a tunable parameter value for the maximum time range for a download.

RR6-10

DELETE

RR6-11

(Duplicate - refer to RP6-2.5)

RR6-12

DELETE (moved to RP6-2.6)

RR6-13 Queries Constrained by NPA-NXX

NPAC SMS shall constrain all queries on the NPAC SMS to Local SMS Interface to one NPA-NXX plus additional filter criteria.

6.6          Network Requirements

6.6.1       NPAC SMS WAN Topology Requirements

6.6.1.1    The NPAC Site LAN

RP6-4 NPAC Site Connection to the Internet

The NPAC site shall connect to the Internet using a DS0 ISDN circuit through a bastion server firewall to the NPAC LAN/WAN.

RP6-5 Support of DS0 Connections

The NPAC site shall support 20 DS0 dial-up connections to the Public Switched Telephone Network through the dial-up remote access server.

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6.6.2       NPAC SMS WAN Hardware Requirements

6.6.2.1    Enterprise Switching Hubs

RP6-6 Enterprise Switching Hub

The NPAC LAN/WAN shall utilize an Enterprise switching hub that supports switching Dual 100 Mbps fast ethernet.

6.6.2.2    Local Access Servers

RP6-7 NPAC LAN/WAN Connectivity

The NPAC LAN/WAN shall support at least 10 dedicated BR1 or DS0 ports for the purpose of WAN connectivity.

RP6-8 Inter-LAN Segments

The NPAC LAN/WANs shall support IP filtering and bridging between LAN segments.

RP6-9 Client Access

The NPAC LAN/WAN shall support PPP and MPP for the purpose of client access.

RP6-10 Security

The NPAC LAN/WAN shall support CHAP, TACACS, Callback, Caller Number ID verification, Password, and SmartCard for security purposes.

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Security

7.             Security

Introduction

In addition to the general security requirements based on the user interface paradigm in Section 7.1 through 7.7, there are requirements for the security on an OSI application to application interface (such as the one specified in Section 6 for the SMS to SMS and SMS to SOA interfaces).

7.1          Identification

A user identification is a unique, auditable representation of the user’s identity within the system. The NPAC SMS requires all system users, both individuals and remote machines, to be uniquely identified to support individual accountability over the NPAC Operations GUI.

R7-l Unique User Identification Codes - Individuals

NPAC SMS shall require unique user identification codes (userids) to identify all NPAC and Service Provider personnel.

R7-2 Assigned Userid Identification

NPAC SMS shall require NPAC and Service Provider personnel to identify themselves with their assigned userid before performing any actions.

R7-3 Current Active User List Maintenance

NPAC SMS shall maintain internally the identity of all NPAC and Service Provider personnel logged on to the NPAC SMS.

R7-4 User Invoked Processes

NPAC SMS shall have for every process running an associated userid of the invoking user (or the userid associated with the invoking process).

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R7-5.1 Userids, Unused - Disabling

NPAC SMS shall disable userids after a period of time during which the userid has not been used.

R7-5.2 Unused Userid Disable Period - Tunable Parameter

NPAC SMS shall provide an Unused Userid Disable Period tunable parameter which is defined as the number of days for which the userid has not been used.

R7-5.3 Unused Userid Disable Period - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS administrator to modify the Unused Userid Disable Period tunable parameter time period.

R7-5.4 Unused Userid Disable Period - Tunable Parameter Default

NPAC SMS shall default the Unused Userid Disable Period tunable parameter to 60 days.

R7-6.1 Userids, Disabled - Reinstatement

NPAC SMS shall provide a complementary mechanism or procedure for the re-instatement disabled userids.

R7-6.2 Userids - Deletion

NPAC SMS shall provide a procedure for the deletion of userids.

R7-7 Userids - Temporary Disabling

NPAC SMS shall support the temporary disabling of userids.

R7-8 Userids, Disabled - Automatic Reactivation

NPAC SMS shall provide an option for automatic reactivation of disabled userids.

R7-9.1 Userids - One Active Login

NPAC SMS shall control and limit simultaneous active usage of the same userids by allowing only one active login.

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R7-9.2 Second Login Attempt

NPAC SMS shall present the NPAC or Service Provider personnel with an option of disconnecting the first login and continuing the second login or terminating the second login, when a second login is entered.

7.2          Authentication

The identity of all NPAC SMS system users, both individuals and remote machines, must be verified or authenticated to enter the system, and to access restricted data or transactions over the NPAC Operations GUI.

R7-10 User Authentication

NPAC SMS shall authenticate the identity of all NPAC and Service Provider users of the NPAC Operations GUI prior to their initially gaining access to NPAC SMS.

R7-11

(Duplicate - refer to R7-10)

R7-12 Authentication Data Protection

NPAC SMS shall protect all internal storage of authentication data so that it can only be accessed by an NPAC Security Administrator user.

7.2.1       Password Requirements

R7-13 Passwords - Non-shared

NPAC SMS shall require a single password entry for each userid.

R7-14 Passwords - Userid Unique

NPAC SMS shall allow a user to define a password that is already associated with another userid.

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R7-15 Passwords - One-Way Encrypted

NPAC SMS shall store passwords in a one-way encrypted form.

R7-16 Passwords, Encrypted - Privileged Users Access Control

NPAC SMS shall only allow access to encrypted passwords by authorized users.

R7-17

(Duplicate - refer to R7-15)

R7-18 Passwords, Entry - Automatic Clear Text Suppression

NPAC SMS shall automatically suppress or fully blot out the clear-text representation of the password on the data entry device.

R7-19 Passwords - Network Transmission Clear Text Suppression

NPAC SMS shall ensure that passwords sent over public or external shared data networks are encrypted.

R7-20 Passwords - Non-Null

NPAC SMS shall require non-null passwords.

R7-21 Passwords - User-Changeable

NPAC SMS shall provide a mechanism to allow passwords to be user-changeable. This mechanism shall require re-authentication of the user identity.

R7-22 Passwords - Reset Capability

The NPAC SMS shall have a mechanism to reset passwords.

R7-23.1 Passwords - Aging Enforcement

NPAC SMS shall enforce password aging.

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R7-23.2 Password Aging Default

NPAC SMS shall default the system password aging to 90 days.

R7-24.1 Passwords - Expiration Notification

NPAC SMS shall notify users a NPAC-specifiable period of time prior to their password expiring. The system supplied default shall be seven days.

R7-24.2 Passwords - Expiration Notification Default

NPAC SMS shall default the password expiration notification time period to seven days

R7-24.3 Passwords - Require User to Enter New Password

NPAC SMS shall require any user whose password has expired to enter a new password before allowing that user access to the system.

R7-25.1 Passwords - Non-Reusable

NPAC SMS shall ensure that a password can not be reused by the same individual for specifiable period of time.

R7-25.2 Password Reuse Default

NPAC SMS shall default the time period in which a password can not be reused to six months.

R7-26.1 Passwords - Minimum Structure Standard #1

Passwords shall contain a combination of at least six case-sensitive alphanumeric characters including at least one alphabetic and one numeric or punctuation character.

R7-26.2 Passwords - Associated Userid

NPAC SMS shall ensure that passwords do not contain the associated userid.

R7-27.1 Password Generator

NPAC SMS shall provide a password generator.

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R7-27.2 Passwords, System Generated - Attack Resistant

NPAC SMS shall ensure that generated passwords are “reasonably” resistant to brute-force password guessing attacks.

R7-27.3 Passwords, System Generated - Random

NPAC SMS shall ensure that the generated sequence of passwords have the property of randomness.

7.3          Access Control

Access to the NPAC SMS and other resources will be limited to those users that have been authorized for that specific access right.

7.3.1       System Access

R7-28.1 System Access - Individuals

NPAC SMS shall allow access to authorized individual users.

R7-28.2 System Access - Remote Machines

NPAC SMS shall allow access to authorized remote systems.

R7-29.1 System Access, User Information - Entry

NPAC SMS shall provide a facility for the initial entry of authorized user and associated authentication information.

R7-29.2 System Access, User Information - Modification

NPAC SMS shall provide a facility for the modification of authorized user and associated authentication information.

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R7-30

(Duplicate - refer to R7-10)

R7-31 System Access, Login - Trusted Communication

NPAC SMS’s login procedure shall be able to be reliably initiated by the user, i.e., a trusted communications path should exist between NPAC SMS and the user during the login procedure.

R7-32.1 System Access - Disconnect User

NPAC SMS shall disconnect end users after a period of non-use.

R7-32.2 Non-use Disconnect Tunable Parameter

NPAC SMS shall default the Non-use Disconnect tunable parameter to 60 minutes.

R7-33.1 System Access - User Authentication Failure

NPAC SMS shall exit and end the session if the user authentication procedure is incorrectly performed a specifiable number of times.

R7-33.2 Incorrect Login Exit Default

NPAC SMS shall default the number of allowable incorrect login attempts to 3.

R7-34 System Access, User Authentication Failure - Notification

NPAC SMS shall provide a mechanism to immediately notify the NPAC SMS system administrator when the threshold in R7-33.1 is exceeded.

R7-35.1 System Access - Login Process I/O Port Restart

NPAC SMS shall restart the login process when the threshold in R7-33.1 has been exceeded and a specified interval of time has passed.

R7-35.2 Login Process Restart Default

NPAC SMS shall default the time interval to restart the login process to 60 seconds.

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R7-36 System Access, User Authentication Failure - Userid Non-Suspension

NPAC SMS shall not suspend the userid upon exceeding the threshold in R7-33.1.

R7-37 System Access, User Authentication Procedure - Entry

NPAC SMS shall perform the entire user authentication procedure even if the userid that was entered was not valid.

R7-38 System Access, User Authentication Procedure Entry - Error Feedback

NPAC SMS shall only provide error feedback of “invalid”.

R7-39 System Access, User Authentication Procedure Entry - Time Parameters

NPAC SMS shall provide a mechanism to restrict user login based on time-of-day, day-of-week, calendar date.

R7-40.1 System Access, User Authentication Procedure Entry - Method

ISSUE

NPAC SMS shall provide a mechanism to restrict user login based on method of entry.

R7-40.2 System Access, User Authentication Procedure Entry - Location

NPAC SMS shall provide a mechanism to restrict user login based on user system location.

R7-41 System Access, User Authentication Procedure Entry - Dial-Up Limitations

NPAC SMS shall provide a mechanism to limit the users authorized to access the system via dial-up facilities.

R7-42.1 System Access - Network Basis

NPAC SMS shall provide a mechanism to limit system entry for privileged NPAC SMS users on a specifiable network access.

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R7-42.2 System Access - Per-Port Basis

NPAC SMS shall provide a mechanism to limit system entry for privileged NPAC SMS users on a specifiable per-port basis.

R7-43.1 System Access, Network Authentication

NPAC SMS shall provide a strong authentication mechanism for network access.

R7-43.2 Internet Access

NPAC SMS shall use authentication of public encryption keys for users accessing the NPAC SMS over the Internet.

R7-43.3 Dial-in Access

NPAC SMS shall use smart cards to authenticate users accessing the NPAC SMS via dial-up.

R7-44 System Access - Secure Logoff Procedures

NPAC SMS shall provide a mechanism to end the session through secure logoff procedures.

R7-45

(Duplicate - refer to R7-47)

R7-46 System Access, Unauthorized Use Message - Specifiable

NPAC SMS shall ensure that the message is NPAC SMS-specifiable to meet their own requirements, and any applicable laws.

R7-47.1 System Access, Unauthorized Use Message - Specifiable

NPAC SMS shall be able to display an advisory warning message of up to 20 lines in length prior to login.

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R7-47.2 Advisory Warning Message Default

NPAC SMS shall default the pre-login advisory warning message to the following:

NOTICE: This is a private computer system.

Unauthorized access or use may lead to prosecution.

R7-48.1 System Access - User’s Last Successful Access

NPAC SMS shall display the date and time of the user’s last successful system access upon successful login.

R7-48.2 System Access - User’s Unsuccessful Access Attempts

NPAC SMS shall display the number of unsuccessful attempts by that userid to access the system, since the last successful access by that userid upon successful login.

R7-49.1 System Access, Security Administration - Authorize Users

NPAC SMS shall only allow the NPAC Security Administrator to authorize users.

R7-49.2 System Access, Security Administration - Revoke Users

NPAC SMS shall only allow the NPAC Security Administrator to revoke users.

R7-50.1 System Access, Security Administration -Adding Users

NOT A SYSTEM REQUIREMENT-CANNOT BE TESTED

NPAC SMS shall provide security documentation that defines and describes procedures for adding users.

R7-50.2 System Access, Security Administration -Deleting Users

NOT A SYSTEM REQUIREMENT- CANNOT BE TESTED

NPAC SMS shall provide security documentation that defines and describes procedures for deleting users.

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7.3.2              Resource Access

R7-51 Data Access for Authorized Users

NPAC SMS shall allow only authorized users to access the data that is part of or controlled by the SMS system.

R7-52 Service Provider Data Protected

NPAC SMS shall protect service provider data from access by unauthorized users.

R7-53.1 Authorized User Access to Software

NPAC SMS shall ensure that only NPAC system administrators can access the software files that constitutes the NPAC SMS.

R7-53.2 Authorized User Access to Transactions

NPAC SMS shall ensure that only authorized users can access the transactions that constitute the NPAC SMS.

R7-53.3 Authorized User Access to Data

NPAC SMS shall ensure that only authorized NPAC Operations GUI users can access the data generated by the transactions that constitutes the SMS.

R7-54.1 Access Control of Executable Software

NPAC SMS shall ensure that the executable and loadable software is access controlled for overwrite and update, as well as execution rights.

R7-55 Access Control of Resources

NPAC SMS shall ensure that control of access to resources is based on authenticated user identification.

R7-56 Use of Encryption

NPAC SMS shall ensure that userid and password is used as a primary access control for direct login and system ID is used for primary access control to the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

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R7-57 Resource Access to Users

NPAC SMS shall ensure that for software resources controlled by NPAC SMS, it must be possible to grant access rights to a single user or a group of users.

R7-58 Resource Access Denied to Users

NPAC SMS shall ensure that for software resources controlled by NPAC SMS, it must be possible to deny access rights to a single user or a group of users.

R7-59

(Duplicate - refer to R7-53.3)

R7-60 Only NPAC Personnel Can Modify User Access

NPAC SMS shall allow only NPAC personnel to modify access rights to a resource.

R7-61 Removal of User Access Rights

NPAC SMS shall provide a mechanism to remove access rights to all software resources for a user or a group of users.

R7-62.1

(Duplicate - refer to R7-12)

R7-62.2

(Duplicate - refer to R7-12)

7.4   Data and System Integrity

R7-63 Identify Originator of System Resources

NPAC SMS shall identify the originator of any accessible system resources.

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R7-64 Identify Originator of Information Received Across Communication Channels

NPAC SMS shall be able to identify the originator of any information received across communication channels.

R7-65.1 Monitor System Resources

NPAC SMS NMS shall use SNMP to monitor the system resources.

R7-65.2 Detect Error Conditions

NPAC SMS NMS shall use SNMP to detect error conditions.

R7-65.3 Detect Communication Errors

NPAC SMS NMS shall use SNMP to detect communication errors.

R7-65.4 Detect Link Outages

NPAC SMS NMS shall use SNMP to detect link outages.

R7-66.1 Rule Checking on Update

NPAC SMS shall ensure proper rule checking on data update.

R7-66.2 Handling of Duplicate Inputs

NPAC SMS shall handle duplicate/multiple inputs.

R7-66.3 Check Return Status

NPAC SMS shall check return status.

R7-66.4 Validate Inputs

NPAC SMS shall validate inputs for reasonable values.

R7-66.5 Transaction Serialization

NPAC SMS shall ensure proper serialization of update transactions.

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R7-67 Database Integrity Checking

NPAC SMS shall include database integrity checking utilities for the NPAC SMS database.

7.5   Audit

7.5.1              Audit Log Generation

R7-68.1 Security Audit Log for After the Fact Investigation

NPAC SMS shall generate a security audit log that contains information sufficient for after the fact investigation of loss or impropriety for appropriate response, including pursuit of legal remedies.

R7-68.2 Security Audit Data Availability

NPAC SMS shall ensure that the security audit data is available on-line for a minimum of 90 days.

R7-68.3 Security Audit Data Archived

NPAC SMS shall archive the security audit data off-line for a minimum of two years.

R7-69 User Identification Retained

NPAC SMS shall ensure that the user-identification associated with any NPAC SMS request or activity is maintained, so that the initiating user can be traceable.

R7-70 Protection of Security Audit Log Access

NPAC SMS shall protect the security audit log from unauthorized access.

R7-71.1

DELETE

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R7-71.2 NPAC Personnel Delete Security Audit Log

NPAC SMS shall ensure that only authorized NPAC personnel can archive and delete any or all of the security audit log(s) as part of the archival process.

R7-72 Security Audit Control Protected

NPAC SMS shall ensure that the security audit control mechanisms are protected from unauthorized access.

R7-73.1 Log Invalid User Authentication Attempts

NPAC SMS shall write a record to the security audit log for each invalid user authentication attempt.

R7-73.2 Log NPAC SMS End User Logins

NPAC SMS shall write a record to the security audit log for logins of NPAC users.

R7-73.3 Log NPAC Personnel Activities

NPAC SMS shall write a record to the security audit log for security controlled activities of NPAC users.

R7-73.4 Log Unauthorized Data Access

NPAC SMS shall write a record to the security audit log for unauthorized data access attempts.

R7-73.5 Log Unauthorized Transaction Access

NPAC SMS shall write a record to the security audit log for unauthorized NPAC SMS transaction functionality access attempts.

R7-74 No Disable of Security Auditing

NPAC SMS shall ensure that NPAC audit capability cannot be disabled.

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R7-75 Security Audit Record Contents

NPAC SMS shall ensure that for each recorded event, the audit log contains the following:

•                    Date and time of the event

•                    User identification including relevant connection information

•                    Type of event

•                    Name of resources accessed or function performed

•                    Success or failure of the event

R7-76.1 Recorded Login Attempts

NPAC SMS shall record actual or attempted logins in audit logs after an NPAC-tunable parameter threshold of consecutive login failures.

7.5.2              Reporting and Intrusion Detection

R7-77.1 Exception Reports on Data Items

NPAC SMS shall provide post-collection audit analysis tools that can produce exception reports on items relating to system intrusions.

R7-77.2 Exception Reports on Users

NPAC SMS shall provide post-collection audit analysis tools that can produce exception reports on users relating to system intrusions.

R7-77.3 Exception Reports on Communication Failures

NPAC SMS shall provide post-collection audit analysis tools that can produce exception reports on communication failures relating to system intrusions.

R7-77.4 Summary Reports on Data Items

NPAC SMS shall provide post-collection audit analysis tools that can produce summary reports on data items relating to system intrusions.

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R7-77.5 Summary Reports on Users

NPAC SMS shall provide post-collection audit analysis tools that can produce summary reports on users relating to system intrusions.

R7-77.6 Summary Reports on Communication Failures

NPAC SMS shall provide post-collection audit analysis tools that can produce summary reports on communication failures relating to system intrusions.

R7-77.7 Detailed Reports on Data Items

NPAC SMS shall provide post-collection audit analysis tools that can produce detailed reports on data items relating to system intrusions.

R7-77.8 Detailed Reports on Users

NPAC SMS shall provide post-collection audit analysis tools that can produce detailed reports on users relating to system intrusions.

R7-77.9 Detailed Reports on Communication Failures

NPAC SMS shall provide post-collection audit analysis tools that can produce detailed reports on communication failures relating to system intrusions.

R7-78 Review User Actions

NPAC SMS shall provide a capability to review a summary of the actions of any one or more users, including other NPAC users, based on individual user identity.

R7-79.1 Monitor Network Address

NPAC SMS shall provide tools for the NPAC to monitor the message passing activities to and from a specific network address as they occur.

R7-80.1 Real-time Security Monitor

NPAC SMS NMS shall provide a real-time mechanism to monitor the occurrence or accumulation of security auditable events. Where possible, NPAC SMS shall determine and execute the least disruptive action to terminate the event.

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R7-80.2 Security Event Notification

NPAC SMS NMS shall notify the NPAC personnel immediately when security event thresholds are exceeded through the SNMP agent.

7.6   Continuity of Service

R7-81 System Made Unavailable by Service Provider

NPAC SMS shall ensure that no service provider action, either deliberate or accidental, should cause the system to be unavailable to other users.

R7-82 Detect Service Degrading Conditions

NPAC SMS shall report conditions that would degrade service below a pre-specified minimum, including high memory, CPU, network traffic, and disk space utilization.

R7-83 System Recovery After Failure

NPAC SMS shall provide procedures or mechanisms to allow recovery after a system failure without a security compromise.

R7-84.1 Software Backup Procedures

NPAC SMS shall have documented procedures for software backup.

R7-84.2 Data Backup Procedures

NPAC SMS shall have documented procedures for data backup.

R7-84.3 Software Restoration Procedures

NPAC SMS shall have documented procedures for software restoration.

R7-84.4 Data Restoration Procedures

NPAC SMS shall have documented procedures for data restoration.

R7-85.1 Software Version Number

NPAC SMS shall record the exact revision number of the latest software installed.

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R7-85.2 Software Version Number

NPAC SMS shall display for viewing the exact revision number of the latest software via a Web bulletin board, and also through the NPAC Operations GUI upon completion of the user login sequence.

7.7   Software Vendor

R7-86 Software Development Methodology

NPAC SMS shall be developed using a corporate policy governing the development of software.

R7-87 Bypass of Security

NOT A SYSTEM REQUIREMENT - CANNOT BE TESTED

NPAC SMS shall not support any mode of entry into NPAC SMS for maintenance, support, or operations that would violate or bypass any security procedures.

R7-88 Documented Entry

NPAC SMS shall document any mode of entry into the SMS for maintenance, support, or operations.

7.8   OSI Security Environment

7.8.1              Threats

Attacks against the NPAC SMS may be perpetrated in order to achieve any of the following:

Denial of service to a customer by placing wrong translation information in the SMS

Denial of service to a customer by preventing a valid message from reaching the SMS

Disrupting a carrier’s operations by having numerous spurious calls (to users who are not clients of that carrier) directed to that carrier

Switching customers to various carriers without their consent

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Disrupting the functioning of the NPAC SMS by swamping it with spurious messages.

7.8.2              Security Services

R7-89 Authentication

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support Authentication (at association setup).

R7-90 Data Origin Authentication

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support data origin authentication for each incoming message.

R7-91.1 Detection of Message Replay

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of replay.

R7-91.2 Deletion of a Message

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of message deletion.

R7-91-3 Modification of a Message

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of message modification.

R7-91.4 Delay of a Message

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support detection of message delay.

R7-92 Non-repudiation of Origin

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall support non-repudiation of origin.

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R7-93 Access Control

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall allow only authorized parties (i.e., carriers serving a given customer) to cause changes in the NPAC SMS database.

7.8.3              Security Mechanisms

This section outlines the requirements to specify security mechanisms.

7.8.3.1     Encryption

R7-94.1 Public Key Crypto System (PKCS)

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall use a public key crypto system (PKCS) to provide digital signatures. Since there is no requirement for confidentiality service there is no need for any additional encryption algorithms.

R7-94.2 Digital Signature Algorithms

NPAC SMS shall support one of the digital signature algorithms listed in the OIW Stable Implementation Agreement, Part 12, 1995.

R7-95 RSA Encryption Modulus Size

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall require the size of the modulus of each key to be at least 600 bits for RSA encryption.

7.8.3.2     Authentication

R7-96 Digital Signature Algorithm

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall apply the digital signature algorithm to the fields specified below without any separators between those fields or any other additional characters.

•                    The unique identity of the sender

•                    The Generalized Time, corresponding to the issuance of the message

21

•                    A sequence number

•                    A key identifier

•                    Key list ID

R7-97 Authenticator Contents

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall provide authentication consisting of the following:

•                    The unique identity of the sender

•                    The Generalized Time, corresponding to the issuance of the message

•                    A sequence number

•                    A key identifier

•                    The digital signature of the sender’s identity, Generalized Time and sequence number listed above

•                    Key list ID

R7-98 Authenticator in Access Control Field

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall convey the authenticator in the CMIP access control field.

7.8.3.3     Data Origin Authentication

R7-99.1 Subsequent Messages Contain Access Control Field

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that every subsequent CMIP message that contains the access control field carries the authenticator.

R7-99.2 Separate Counter for Association Sequence Numbers

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall verify that each party maintains a separate sequence number counter for each association it uses to send messages.

22

R7-99.3 Increment Sequence Numbers

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall verify that every time the authenticator is used the value of the sequence number will be incremented by one.

7.8.3.4     Integrity and Non-repudiation

R7-100.1 Security Field

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that all the notifications defined for the number portability application contain a security field.

R7-100.2 Security Field Syntax

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that the syntax of the security field used for the notification corresponds to the authenticator.

R7-101.1 Digital Signature Applied

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that the digital signature applies to all the fields in the notification, except the security field, in the order in which they appear, followed by the sender’s identity.

R7-101.2

(Duplicate - refer to R7-91.1)

R7-101.3

(Duplicate - refer to R7-91.2)

R7-101.4

(Duplicate - refer to R7-91.3)

R7-101.5

(Duplicate - refer to R7-91.4)

23

R7-102 Notifications in Confirmed Mode

NPAC SMS shall ensure that all the notifications are sent in the confirmed mode.

R7-103 MISSING in RFP

7.8.3.5     Access Control

R7-104 Responsible for Access Control

NPAC SMS shall be responsible for access control on the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

R7-105.1

(Duplicate - refer to R7-97 and R7-98)

R7-105.2 Generalized Time

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall ensure that external messages received have a generalized time in the access control information within 5 minutes of the NPAC SMS system clock.

7.8.3.6     Audit Trail

R7-106 Log Contents

SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface shall keep a log (as defined in ISO/EC 10164 parts 6 and 8, 1992) of all of the following:

•                    incoming messages that result in the setup or termination of associations

•                    all invalid messages (invalid signature, sequence number out of order, Generalized Time out of scope, sender not authorized for the implied request)

•                    all incoming messages that may cause changes to the NPAC SMS database.

24

7.8.3.7     Key Exchange

R7-107.1 Lists of Keys

NPAC SMS shall ensure that during a security key exchange, each party provide the other with a list of keys.

R7-107.2 Keys in Electronic Form

NPAC SMS shall provide the list of keys in a secure electronic form.

R7-107.3 Paper copy of MD5 Hashes of the Keys

NOT A SYSTEM REQUIREMENT- CANNOT BE TESTED

The originator of the list of keys shall also provide the receiver with signed (in ink) paper copy of the MD5 hashes of the keys in the list.

R7-107.4 Key List Exchange

NPAC SMS shall support exchange of the list of keys in person or remotely.

R7-107.5 Remote Key List Exchange

NPAC SMS shall convey the lists via two different channels, diskette sent via certified mail, and a file sent via Email or FTP using encryption mechanisms if the keys are exchanged remotely.

R7-108.1 Remote Reception Acknowledgment

NPAC SMS shall support the Service Providers’ acknowledgment via 2 secure electronic forms, Email or FTP using encryption mechanisms.

R7-108.2 Acknowledgment Contents

NPAC SMS shall support the acknowledgment consisting of the MD5 hash of each one of the keys in the list.

R7-108.3 Phone Confirmation

NOT A SYSTEM REQUIREMENT- CANNOT BE TESTED

The recipient shall call the sender by phone for further confirmation and provide the sender with the MD5 hash of the whole list.

25

R7-109.1 Periodic Paper List of Public Keys NPAC Uses

NPAC SMS shall generate a paper list to each Service Provider of the MD5 hashes of all the public keys used by a Service Provider once a month.

R7-109.2 Acknowledgment of Paper List of Public Keys

NPAC SMS shall verify the identity of the Service Provider to whom the MD5 hashes of the public keys was sent.

R7-110.1 List Encryption Keys

NPAC SMS shall provide each Service Provider with a numbered list of encryption keys, numbered from 1 to 1000.

R7-110.2

(Duplicate - refer to R7-107.2)

R7-110.3 List Encryption Keys

NPAC SMS shall ensure unique numbering of the keys.

R7-111.1 New Encryption Key Can Be Chosen

NPAC SMS shall allow a new encryption key to be chosen with every message that contains a key identifier.

R7-111.2 Keys Not Reused

NPAC SMS shall reject messages that use a key whose usage has stopped.

R7-111.3 Compromised Keys

NPAC SMS shall allow authorized NPAC SMS personnel to initiate a new key for messages.

26

R7-111.4 Key Change Once Per Year

NPAC SMS shall change the key used between the NPAC SMS and Service Provider after one year of usage.

R7-111.5 Key Size Increase Per Year

NPAC SMS shall allow NPAC SMS personnel to change key sizes for Service Providers as needed to ensure secure communications between the NPAC SMS and the Service Providers.

R7-111.6 Per Service Provider Basis

NPAC SMS shall expect new key initiation to be requested on a per Service Provider basis.

RR7-1 Load Key List

NPAC SMS shall be able to load a new key list in 15 minutes or less.

RN7-1 Authenticator Contents - Individual System Clock Accuracy

NPAC SMS shall be responsible for ensuring that the system clock is accurate to within two minutes of GMT.

RN7-2 Authenticator Contents - Zero Sequence Number

A sequence number equal to zero shall be required for association request and association response messages.

RR7-2 Modifying User Name

NPAC SMS shall provide a mechanism for authorized NPAC personnel to change a user name in the NPAC SMS.

27

Audit Administration

8.     Audit Administration

An audit function will be necessary for troubleshooting a customer problem and also as a maintenance process to ensure data integrity across the entire LNP network. Audit will be concerned with the process of comparing the NPAC view of the LNP network with one or more of the Service Provider’s view of its network.  In the case of “on demand” audits, audits may be initiated by any Service Provider who has reason to believe a problem may exist in another Service Provider’s network.  Such audits are executed via queries to the appropriate Service Provider’s network, and corrected via downloads to those same networks.  Requirements pertaining to these requirements are given in Sections 8.1 through 8.5.

With audits, two different scenarios are supported, one designed to “sync up” the information contained in the various Local SMS databases with the content of the NPAC SMS database, the other for the NPAC to perform random integrity checks of its own database.

The local SMS will be responsible for comparing database extracts written to an FTP site by the NPAC SMS with its own version of that same data.  Note that the Service Provider network may contain several network nodes designated for local number portability and may also choose to keep its own copy in its respective SMS.  In the second scenario, the NPAC SMS will select a random sample of active Subscription Versions from its own database, then compare those samples to the representation of that same data in the various Local SMS databases.  Requirements pertaining to periodic audits are given in Section 8.6.

A8-1 Service Provider Audits Issued Immediately

NPAC SMS will process audit requests from service providers immediately.

8.1   Service Provider User Functionality

R8-1 Service Providers Audit Request - Single TN

NPAC SMS shall receive an audit request on a single telephone number from the Service Providers.

1

R8-2.1 Service Providers Audit Request - Range of TNs

NPAC SMS shall receive an audit request for a range of telephone numbers from the Service Providers.

R8-2.2

DELETE

R8-3 Service Providers Specify Audit Scope

NPAC SMS shall allow Service Providers to specify the scope of an audit by specifying one or more of the following parameters:

•                    Specific Service provider network or ALL Service Providers networks

•                    Full audit for all LNP attributes or a partial audit where the Service Provider can specify one or more of the following LNP attributes:

• LIDB data

• CLASS data

• LRN data

• CNAM data

• ISVM data

Default: Full audit

8.2   NPAC User Functionality

R8-4 NPAC Personnel Audit Request - Single TN

NPAC SMS shall allow NPAC personnel to issue an audit request on a single telephone number.

R8-5.1 NPAC Personnel Audit Request - Range of TNs

NPAC SMS shall allow NPAC personnel to issue an audit request for a range of telephone numbers.

2

R8-5.2

DELETE

R8-6.1 Specify an Immediate Audit Request

NPAC SMS shall provide NPAC personnel and users of the SOA to NPAC SMS interface the capability to issue an audit request to be executed immediately.

R8-6.2

DELETE

R8-7.1

DELETE

R8-7.2

DELETE

R8-7.3

DELETE

R8-8

DELETE

R8-9 NPAC Personnel Specify Audit Scope

NPAC SMS shall allow NPAC SMS Personnel to specify the scope of an audit by specifying one or more of the following parameters:

•                    Specific Service Provider network or ALL Service Providers networks.

•                    Full audit for all LNP attributes or a partial audit where the Service Provider can specify one or more of the following LNP attributes:

• LIDB data

• CLASS data

• LRN data

• CNAM data

3

• ISVM data

Default: Full audit

•                    Specify an activation Date/Time stamp range, i.e., only audit records activated between a specific time window.

R8-10 NPAC Personnel Status of Audit Request

NPAC SMS shall allow NPAC personnel to obtain the final results of an audit request.

R8-11 Audit Progress Indicators

NPAC SMS shall indicate the progress of an audit as the percentage of records audited, when supplying the status of an audit request.

R8-12 NPAC Personnel Cancel of an Audit

NPAC SMS shall allow NPAC personnel to cancel an audit request.

R8-13

DELETE

R8-14.1

DELETE

R8-14.2

DELETE

8.3   System Functionality

R8-15.1 NPAC Personnel View of ALL Audit Requests

NPAC SMS shall allow NPAC Personnel to view ALL audit requests including requests issued by the Service Providers.

4

R8-15.2 Mechanized SOA Interface Obtain Audit Requests

NPAC SMS shall allow the mechanized SOA interface to obtain all audit requests issued from that particular mechanized SOA interface.

R8-15.3 Send Audit Results to Originating SOA

NPAC SMS shall send audit results to the originating SOA.

R8-16.1 Flow of Audit Execution

NPAC SMS shall send the query resulting from the audit request to the local Service Providers’ networks via the NPAC SMS to Local SMS interface described in the NPAC SMS Interoperable Interface Specifications.

R8-16.2

DELETE

R8-16.3

DELETE

R8-16.4

DELETE

R8-17.1 Compare NPAC SMS Subscription Versions to Service Provider Subscription Versions

NPAC SMS shall conduct a comparison of the Subscription Versions belonging to the Service Provider to its own Subscription Versions.

R8-17.2 Add TNs to Service Provider Subscription Versions

NPAC SMS shall, following the comparison of its own Subscription Versions to the Service Provider’s Subscription Versions, add any TN found to be absent back into the Service Provider’s Subscription Version database.

R8-17.3 Modify Erroneous TNs

NPAC SMS shall, following the comparison of its own Subscription Versions to the Service Provider’s Subscription Versions, modify any TN found to be in error.

5

R8-17.4 Delete Discrepant TNs from Service Provider Subscription Versions

NPAC SMS shall, following the comparison of its own Subscription Versions to the Service Provider’s Subscription Versions, delete any discrepant TNs from the Service Provider’s Subscription Version database.

R8-18

(Duplicate - refer to R8-7.3)

R8-19 Record Audit Results in an Audit Log

NPAC SMS shall record all audit results in an audit log.

8.4   Audit Report Management

R8-20 Service Providers Audit Retrieval

NPAC SMS shall allow NPAC personnel and Service Provider personnel to retrieve an audit report for a specific audit request.

R8-21.1 Generate an Audit Report

NPAC SMS shall be capable of generating an audit report for each audit request that has been requested.

R8-21.2 Audit Report Contents

NPAC SMS shall generate an audit report indicating the one of the following:

•                    Audit request parameters which identified the scope of the audit.

•                    Date and Time of Audit.

•                    Progress indication.

•                    Service Provider network which contains database conflict.

•                    A difference indicator which indicates one of the following:

• mismatch between the NPAC SMS and local SMS

• record missing in local SMS

6

• an audit failure

• no discrepancies found

R8-22 NPAC Personnel Generate and View an Audit Report

NPAC SMS shall allow NPAC personnel and SOA to NPAC SMS interface to generate and view an audit report on-line.

R8-23.1 NPAC Personnel View an In-progress Audit Report

NPAC SMS shall allow NPAC personnel to view an audit report while the audit is in progress so the current audit results can be viewed on-line up to this point.

R8-23.2 Service Providers View Results of Audits They Have Requested

NPAC SMS shall ensure that Service Providers can only view the results of those audits which they have requested.

R8-24

(Duplicate - refer to R9-2)

R8-25 NPAC Personnel Specify Time Audit Results Retained

NPAC SMS shall allow NPAC personnel to specify the length of time audit results will be retained in the audit log.

8.5   Requirements in the Proposal

RP8-1 Valid Audit Statuses

NPAC SMS shall support the following valid audit statuses:

•                    In-progress

•                    Canceled

•                    Complete

7

8.6   Database Integrity Sampling

RR8-1 Random Sampling of Active Subscription Versions

NPAC SMS shall select a random sample of active Subscription Versions to query over the NPAC SMS to Local SMS interface to monitor NPAC SMS data integrity.

RR8-2.1 Data Integrity Sample Size - Tunable Parameter

NPAC SMS shall provide a Data Integrity Sample Size tunable parameter which is defined as the number of active Subscription Versions in the sample to monitor NPAC SMS data integrity.

RR8-2.2 Data Integrity Sample Size - Tunable Parameter Modification

NPAC SMS shall allow the NPAC SMS Administrator to modify the Data Integrity Sample Size tunable parameter.

RR8-2.3 Data Integrity Sample Size - Tunable Parameter Default

NPAC SMS shall default the Data Integrity Sample Size tunable parameter to 1000.

8

Reports

9.     Reports

9.1   Overview

The NPAC SMS must support scheduled and ad hoc report generation for selectable reports. The report generation service shall create output report files according to specified format definitions, and distribute reports to output devices as requested. A report distribution service is used to distribute report files to selected output devices. Authorized NPAC personnel can request reports from active database, history logs, error logs, traffic measurements, usage measurements, and performance reports.

9.2   User Functionality

R9-1 NPAC Personnel Report Selection

NPAC SMS shall allow NPAC personnel using the NPAC Operations GUI to select the type of report required.

R9-2 NPAC Personnel Selection of Output Destination

NPAC SMS shall allow NPAC personnel using the NPAC Operations GUI to select the predefined report output destination. Destinations are printer, file system, email, display or FAX.

R9-3 NPAC Personnel Re-print of Reports

NPAC SMS shall allow NPAC personnel using the NPAC Operations GUI to re-print reports from previously saved report outputs.

R9-4 NPAC Personnel Create Customized Reports

NPAC SMS shall allow NPAC personnel to create customized reports through an ad-hoc facility.

1

R9-5 NPAC Personnel Define Scope and Filtering

NPAC SMS shall allow NPAC personnel to define scope and filtering for items to be included in the customized reports.

R9-6 Service Providers Receive Reports on Their Activities

NPAC SMS shall allow Service Provider personnel to receive reports on information related to their activities.

R9-7 Not a Functional Requirement

Vendors must provide examples of report outputs.

RP9-1 Service and Network Data Reports

NPAC SMS shall support the following service and network data reports for NPAC personnel and Service Provider personnel using the NPAC Operations GUI:

1.               NPAC Service Tunable Parameters Report

2.               List of Service Provider’s LRNs

3.               Open NPA-NXXs List

RP9-2 Service Provider Reports

NPAC SMS shall support the following Service Provider reports for NPAC and Service Provider personnel using the NPAC Operations GUI:

4.               Service Provider Profile (Service Provider’s own data only)

5.               Service Provider’s Subscription List by Status (Service Provider’s own data only)

RP9-3 Subscription Data Reports

NPAC SMS shall support the following subscription data reports for NPAC and Service Provider personnel using the NPAC Operations GUI:

6.               Subscriptions Listed by Status

7.               Subscriptions Listed by Service Provider by Status

2

RP9-4 System Reports

NPAC SMS shall support the following system reports for NPAC system administration personnel using the NPAC Operations GUI:

8.               Overall CPU System Utilization

9.               Storage Utilization

10.         NPAC SMS Application Performance (Downloads per Second)

11.         NPAC SMS Application Performance (Subscription Activation Time)

12.         NPAC SMS-SOA Link Utilization

13.         NPAC SMS-LSMS Link Utilization

14.         NPAC SMS Application Performance (SOA/LSMS Response Time)

15.         NPAC SMS Application Performance (Interface Transaction Rate)

16.         NPAC SMS Application Performance (Provider SMS Database Sampling)

RP9-5 Security Reports

NPAC SMS shall support the following security reports for NPAC security administration personnel using the NPAC Operations GUI:

17.         Access Privileges Matrix

18.         Authorized Users List

19.         Security Log

20.         Invalid Access Attempts

21.         Encryption Keys List

RP9-6 Log File Reports

NPAC SMS shall support the following log file reports for NPAC personnel using the NPAC Operations GUI:

22.         History Report

23.         Error Report

24.         Service Provider Notification Report

25.         Subscription Transaction Report

26.         Service Provider Administration Report

27.         Subscription Administration Report

3

RP9-7 Audit Reports

NPAC SMS shall support an Audit Results Report.

RP9-8 Regularly Scheduled Reports

NPAC SMS shall support the generation of regularly scheduled standard or ad hoc reports, to be provided at the request of a Service Provider.

RR9-1 Data Integrity Report

NPAC SMS shall generate an NPAC SMS data integrity report.

9.3   System Functionality

R9-8

(Duplicate - refer to R9-2)

R9-9 Verification of User Privileges

NPAC SMS shall verify whether the user requesting the report has the proper viewing privileges for the selected data.

R9-10 Support of On-line File Transfer

NPAC SMS shall support on-line file transfer capabilities to transfer report files.

R9-11 Transaction History Log

NPAC SMS shall maintain a History Log to keep track of transactions processed.

R9-12.1 Error Log - Transaction Errors

NPAC SMS shall maintain an Error Log to keep track of transaction errors.

R9-12.2 Error Log - Transmission Errors

NPAC SMS shall maintain an Error Log to keep track of transmission errors.

4

R9-12.3

(Duplicate - refer to RP9-5 number 20)

R9-13

(Duplicate - refer to R9-2)

5

Performance and Reliability

10.  Performance and Reliability

This section defines the reliability, availability, performance and capacity requirements for the NPAC SMS. The NPAC SMS will be designed for high reliability, including fault tolerance and data integrity features, symmetrical multi-processing capability, and allow for economical and efficient system expansion.

Note that throughout this section, “downtime” refers to the unavailability of the NPAC service.  This is to be distinguished from cases where users can still switch to a backup machine.

The following are the availability, reliability, performance and capacity requirements for the NPAC SMS system.

10.1 Availability and Reliability

R10-1 System Availability

NPAC SMS shall be available 24 hours a day, 7 days a week with the exception of scheduled downtime and unscheduled downtime within the time frame defined in R10-3 and R10-5.

R10-2 System Reliability

NPAC SMS shall be 99.9 percent reliable. This applies to functionality and data integrity.

R10-3 Unscheduled Downtime

NPAC SMS shall have unscheduled downtime per year less than or equal to 9 hours.

1

R10-4 Mean Time to Repair for Unscheduled Downtime

NPAC SMS shall support a mean time to repair of less than or equal to 1 hour, for unscheduled downtime.

R10-5 Scheduled Downtime

NPAC SMS shall have NPAC initiated, scheduled downtime of less than or equal to 24 hours per year.

AR10-1 Scheduled Downtime

NPAC initiated downtime as defined in R10-5 does not include downtime needed for software release updates initiated by or collectively agreed to by the Service Providers.

R10-6.1 Communication Link Monitoring

NPAC shall be capable of monitoring the status of all of its communication links.

R10-6.2 Detecting Communication Link Failures

NPAC shall be capable of detecting and reporting all communication link failures.

R10-7 Detecting Single Bit Data Transmission Errors

NPAC SMS shall be capable of detecting and correcting single bit errors during data transmission between hardware components (both internal and external).

R10-8 Continue Transaction Processing After Downtime

NPAC SMS shall complete processing of all sending transactions at the time of system failure when the NPAC SMS resumes processing.

R10-9.1 Self Checking Logic

NPAC SMS shall support functional components with on board automatic self checking logic for immediate fault locating.

2

R10-9.2 Continuous Hardware Checking

NPAC SMS shall support continuous hardware checking without any performance penalty or service degradation.

R10-9.3 Duplexing of Hardware

NPAC SMS shall support duplexing of all major hardware components for continuous operation in the event of a system hardware failure.

R10-9.4 Transparent Hardware Fault Tolerance

NPAC SMS shall support hardware fault tolerance that is transparent to the Service Providers.

R10-10.1 Service Provider Notification of System Unavailability

NPAC SMS shall notify Service Providers of the system unavailability via the NPAC SMS to Local SMS interface if the system becomes unavailable for normal operations due to any reason, including both scheduled and unscheduled maintenance.

R10-10.2 System Availability Notification Method

NPAC SMS shall notify Service Providers via their contact numbers if electronic communication is not possible.

R10-10.3 System Availability Notification Contents

NPAC SMS shall include the following information in the notification:

•                    the functionality that is unavailable

•                    the reason for the downtime

•                    when the down time will start

•                    when the down time will stop

•                    switch to backup or disaster recovery machine required

•                    an NPAC contact number

3

R10-11 Updates Highest Priority

NPAC SMS shall ensure the capability of receiving, processing and broadcasting updates will be given the highest priority during any maintenance, if resources allow only partial functionality.

R10-12.1 Tolerance to Communication Link Outages

NPAC SMS shall provide tolerance to communication link outages and offer alternate routing for such outages.

R10-12.2 Alternate routing

NPAC SMS shall offer alternate routing during communication link outages.

R10-13.1 Switch to Backup or Disaster Recovery Machine

NPAC SMS shall, in cases where Service Providers have been switched to a backup or disaster recovery machine, adhere to a maximum time to repair of 4 hours for the primary machine.

R10-13.2 Time to Switch Machines

NPAC SMS shall ensure that the time to switch the Service Providers to another machine and provide full functionality must not exceed the mean time to repair.

R10-13.3 Total Disaster Recovery

NPAC SMS shall restore the capability of receiving, processing and broadcasting updates within 24 hours in the event of a disaster that limits the ability of both the NPAC and NPAC SMS to function.

R10-13.4 Full Functionality Restored

NPAC SMS shall restore full functionality within 48 hours, in the event of a disaster that limits both the NPAC and NPAC SMS ability to function.

R10-14 Reports on Reliability

NPAC shall provide reliability reports documenting the following:

•                    schedule down time

4

•                    unscheduled down time

•                    mean time to repair

•                    system availability on a monthly basis to the Service Provider

10.2 Capacity and Performance

R10-15 Number of Service Providers

NPAC SMS shall allow for a minimum of 30 Service Providers each having one SOA to NPAC SMS interface and one NPAC SMS to Local SMS interface.

A10-1 Initial Turn-up Number of Service Providers

On initial turn-up, there will be 10 Service Providers each having one SOA to NPAC SMS interface and one NPAC SMS to Local SMS interface.

R10-16 Capacity

NPAC SMS will have the capacity to support a user group in the NPAC sized for 30 Service Providers.

R10-17 Number of Ported Numbers Supported

NPAC SMS shall be capable of initially handling 200,000 ported numbers.

A10-2 Unknown Number of Updates

The number of updates due to mass changes, the number of audit requests and the number of report requests is not known at this time.

R10-18 History File Data Storage

NPAC SMS shall ensure that the data storage of the History file must keep track of all transactions made for a tunable parameter period of time (default of one year).

A10-3 Churn of Accumulated Records

It is assumed that there will be thirty percent churn of accumulated records.

5

R10-19 Broadcast Update Response Time

NPAC SMS shall ensure that from the time an activation notice, modification or deletion request is received from a Service Provider until the time the broadcast of the update is started to all Service Provider local SMS will be less than 60 seconds.

R10-20 Request/Transaction Response Time

NPAC SMS, under normal operating conditions, shall ensure that the response time from when a request or transaction is received in the system to the time an acknowledgment is returned will be less than 3 seconds for 95% of all transactions. This does not include the transmission time across the interface to the Service Providers’ SOA or Local SMS.

R10-21 Future System Growth

NPAC SMS shall be expandable to handle future growth due to circumstances described as follows:

•                    Added areas of portability

•                    Added Service Providers

10.3   Requirements in RFP Not Given a Unique ID

RN10-1 Allowable Connection to Backup

NPAC SMS shall ensure that Service Providers cannot connect to the backup machine if the primary machine is available.

RN10-2 Return to the Primary Machine SOA Notification

NPAC SMS shall send an electronic notification to the Service Provider’s SOA indicating the time the NPAC will switch them back to the primary machine.

RN10-3 Return to the Primary Machine Local SMS Notification

NPAC SMS shall send an electronic notification to the Service Provider’s Local SMS indicating the time the NPAC will switch them back to the primary machine.

6

RN10-4 Database Sync After Return to the Primary Machine

NPAC SMS shall sync up the database in its primary SMS with any updates sent to the backup or disaster recovery machine during the downtime.

7

Appendix A: Business Process Flows

11.  Billing

A11-1

DELETE

A11-2 Accounting Measurements Will Not Degrade the Basic System Performance

The resource accounting measurements will not cause degradation in the performance of the basic functions of the NPAC.

11.1   User Functionality

R11-1 Toggling the Generation of Usage Measurements

NPAC SMS shall allow the NPAC administrator to turn on and off the recording of Service Provider usage statistics for the service elements.

11.2   System Functionality

R11-2  Generating Usage Measurements for NPAC Resources

NPAC SMS shall measure and record the usage of NPAC resources on a per Service Provider basis.

R11-3 Generating Usage Measurements for Allocated Connections

NPAC SMS shall generate usage measurements for allocated connections for each Service Provider.

R11-4 Generating Usage Measurements for Allocated Mass Storage

NPAC SMS shall generate usage measurements for the allocated mass storage (number of records stored) for each Service Provider.

R11-5 Generating Usage Measurements for the Number of Transactions Processed

NPAC SMS shall measure the number of transactions processed for each Service Provider.

R11-6 Generating Usage Measurements for the Number of Transactions Downloaded

NPAC SMS shall measure the number of transactions downloaded to each Service Provider.

R11-7

(Duplicate - refer to RP11-5)

R11-8 Generating Detailed Usage Measurement Reports

NPAC shall produce detailed NPAC usage reports for the contracting entity.

R11-9 Billing Report Types

NPAC SMS shall be capable of creating the following billing reports:

•                    Login Session Per User ID

•                    Allocated Mass Storage

•                    Transactions Processed (to include download data and data resent by request)

•                    Audits Requested and Processed

•                    Requested Report Generation

•                    Service Establishment (to include Service Provider establishment, user login ID addition to the NPAC SMS, and mechanized Interface Activation)

R11-10 Full Billing Report

The NPAC SMS shall be capable of creating a full billing report, with all of the report types in R11-9 included.

R11-11 Billing Report Creation by NPAC Personnel

NPAC SMS shall allow NPAC personnel to create billing reports for all Service Provider usage. For all report types in R11-9 and R11-10, the NPAC personnel will be able to specify whether the report is an aggregation/summary of stored data or a detailed report containing every item stored for the report type.

R11-12 Billing Report Creation by Service Provider

NPAC SMS shall allow Service Providers to gather billing report data on only their NPAC SMS usage. Service Providers will not be able to create reports on any other Service Provider’s usage. For all report types in R11-9 and R11-10, the NPAC SMS shall create an aggregation/summary of stored data for the report type.

R11-13 NPAC Personnel Billing Report Destination

NPAC SMS shall allow NPAC personnel to determine the output destination of the billing report. The destinations will include: on-line (on screen), printer, file, or FAX. The default selection is on-line.

R11-14 Service Provider Billing Report Destination

NPAC SMS shall allow Service Provider users to determine the output destination of the billing report. The destinations will include: on-line (on screen) or file. The default selection is on-line.

R11-15 NPAC Personnel Only Can Access Billing System

The NPAC billing system shall be accessible only to NPAC personnel.

11.3   Requirements Defined in the Proposal

RP11-1 Service Element Usage Records

NPAC SMS shall generate service element usage records representing the use or invocation of a single instance of a potentially billable service element.  As a minimum, service element records capture the following information:

•                    Date/time of service element invoked.

•                    Service element category (on demand, recurring, one time).

•                    Service element type.

•                    Service element subtype, where appropriate (e.g., type of transactions, such as audit, activate, download, etc.).

•                    Quantity, if multi-service element usage is indivisible (e.g. grouped operation), otherwise defaults to 1.

•                    TN (telephone number) or other information identifying subject of service.

•                    Requesting Service Provider.

RP11-2 Aggregation of Resource Accounting Records into Service Element Usage Records

NPAC SMS shall generate service element usage records by aggregating and processing detailed resource accounting records on a periodic basis.

RP11-3 Flexible Service Element Usage Definition

The aggregation function on the NPAC SMS shall permit flexible definition of service elements and their association to the underlying resource accounting records.  Multiple resource accounting records may be associated with the creation of a single service element usage event.

RP11-4 Service Element Record Export

The NPAC SMS shall make service element record datasets available in a format that may be imported into a third party billing system.  Such a billing system may not necessarily execute on the NPAC SMS hardware platform itself.

RP11-5 Initial Types of Service Elements

The initial set of service elements to be generated by the NPAC SMS shall be:

Category	Type	Sample Subtypes	Metric
Monthly	Dial-up Port	• ISDN	Dial-up port reserved or dialup number allocated.
• V.34
	Dedicated Port	• ISDN	Nailed-up connection port.
• DS-0 x n
• DS-1
	Database Record	-	subscription version record (any state) stored in database.

Category	Type	Sample Subtypes	Metric
Per Request	Transaction	• Subscription create	Transaction of subtype indicated
• Activate
• Cancel
• Download
• Audit
• Resend
	Reports	• Download	Report generated.
• TNs active
• Audits
	Support Call	• Phone call	NPAC user support contact/request initiated.
• Email
• fax
	Ad Hoc Report	-	Number of hours of report development time.

Non-recurring	Service establishment	-	New Service Provider activation as NPAC user.

	Log-on Id	-	New log-on id assigned.

	Mechanized interface activation	-	New mechanized interface activated.

RP11-6 Service Element Usage Aggregation

The NPAC billing system shall accept service element usage records and aggregate service elements for a time period (e.g., month) into the following types of categories, and combinations of these categories:

1.               By service element category and type.

2.               By Service Provider (NPAC user company).

3.               By type or group of Service Provider (e.g., LLC member vs. non-member).

4.               By usage-level threshold amounts (separates basic service element usage levels from higher discretionary amounts, e.g., for audits).

RP11-7 Service Element Rating

For each of the aggregate service element category counts, the NPAC billing system shall support the capability to apply a service element price to each category combination identified in the service element pricing schedule (e.g., by service element type by Service Provider type by usage-level threshold amount).

RP11-8 Discounting

Within a given price schedule category, the NPAC billing system shall support the capability to apply volume discounts to service element quantities in that category.  Discounts will be defined as a percentage discount applied or separate price for quantities ‘n’ through ‘m’ of the service element usage for the period, where ‘n’ is the quantity at which the discount bracket starts and where ‘m’ is the start of the next discount bracket, if one exists, or is unlimited if not.

RP11-9 Flexible Service Element Categorization, Rating, and Discounting

The NPAC billing system shall support the capability to provide flexible service element rating, enabling price schedule amounts, rating category definitions, and discounts, to be modified without software changes.

RP11-10 Miscellaneous Transactions

The NPAC billing system shall support the capability to provide a means, via a user interface, for the entering, editing, or deleting of manual billing entries for miscellaneous activities such as training, task order billing, and manual adjustments, for example.  Manual entries must be specified with sufficient information that unambiguously enables them to be categorized, rated, and rendered on an invoice.  Information such as that identified in RP11-1 should be captured.

RP11-11 Minimums Applied

The NPAC billing system shall provide the capability to calculate if total amounts due within or across certain categories fall below certain minimum amounts.  If so, a miscellaneous transaction will be generated which will bring the sum totals due in those categories to the minimum required amount.

RR11-12 Cost Re-Apportionment

The NPAC billing system shall support the capability to enable the total amounts due in certain categories to be aggregated and re-apportioned amongst certain groups of individual companies (e.g., LLC member companies) in proportion to a specified basis, such as proportion of portable TNs or proportion of portable NXXs.  Where cost re-apportionment is performed, explicit calculation of the re-apportionment must be detailed on the invoice statement.  Both service element-based amounts as well as minimum calculations may be subject to re-apportionment.

RR11-13 Cost Aggregation

The NPAC billing system shall support the capability to enable classes of NPAC user companies to be grouped and invoiced as a whole, e.g., invoice an LLC for all LLC member company’s usage.

RR11-14 Discretionary Amounts

The NPAC billing system shall, in categorizing and aggregating service element usage records, support the capability to be able to group usage for certain service elements into a shared-group category (i.e., one subject to cost aggregation or apportionment) and overflow service element usage amounts over a tunable parameter per-company threshold into NPAC user company-specific categories (accounts).  This enables certain basic usage levels to be subject to cost aggregation or apportionment, while forwarding costs for usage above those levels to the specific requesting company.

RR11-15 Non-member Rating

The NPAC billing system shall support the capability to provide service element categorization and category-specific pricing so as to allow differential prices for the same types of service elements provided to different classes of NPAC user companies, e.g., allow different prices for LLC member companies vs. non-member companies.

RR11-16 Non-member Subsidization

The NPAC billing system shall support the capability to enable adjustment transactions to a category (e.g., LLC member costs subject to re-apportionment) whose amount is determined by a per unit amount applied to another category’s volume.  This enables cross-category subsidization or cost apportionment, such as might be used to by LLC member companies to subsidize non-member use of the NPAC.

RR11-17 Discount Volume Aggregation

The NPAC billing system shall support the capability to allow discount bracket quantities to be derived from a different category than the category whose unit price is subject to discounts.  This enables volumes for per-request service elements (e.g., transactions) to be aggregated between user groups or companies prior to applying discounts to usage actually incurred by that company or group.

RP11-18 Invoice Rendering

The NPAC billing system shall support the capability to render invoices reporting the amounts of service element usage by category applicable to the invoiced entity (LLC, LLC member, or non-member company), indicating also all miscellaneous entries, minimums applied, discounts, payment credits, adjustments, late fees, and cost apportionments or aggregation applied.

RP11-19 Accounts Receivable Tracking

The NPAC billing system shall support the capability to track all invoices rendered using an accounts receivable tracking capability, and track and report all invoice amounts due.  Current, overdue, negative and positive, account balances for all NPAC user companies receiving invoices will be tracked.

RP11-20 Payment Credits

The NPAC billing system shall support the capability to note all payments received, either from invoiced companies or other entities, and reflect such payments in the accounts receivable tracking and note such received payments on the next applicable invoice.

RP11-21 Receivables Aging

The NPAC billing system shall support the capability to age receivables (past due invoice amounts) and generate appropriate dunning notices and calculate late payment penalties, where applicable.

RP11-22 Financial Accounting Integration

The NPAC billing system shall support the capability to integrate with a financial accounting system, including export and import of account activity, invoice amounts, and payment events.

RP11-23 Billing System Internal Operations

The NPAC billing system shall support the capability to provide an operations interface, enabling personnel to perform various normal billing system functions, as well as administrative and maintenance functions.  Normal billing system functions include obtaining resource accounting records, generating service element usage records, executing rating and categorization processes, generating invoices and internal reports, and exporting data to an integrated financial accounting system.  Administration and maintenance activities include backup, restore, and updating billing system process definitions (such as price schedules, category definitions, matrix formulas, minimums, discounts, and apportionment formula).

Appendix A. Business Process Flows

This appendix contains pictorial representations of the business process flows discussed in Section 2, Business Process Flows.

[Graphics Omitted: Pictorial representations of process flows described]

Appendix B.  Glossary

Appendix B. Glossary

This glossary provides a comprehensive list of definitions and acronyms that apply to NPAC SMS.

APDU	Application Protocol Data Unit

ASN.1	Abstract Syntax Notation 1

BAU	Business As Usual

BER	Basic Encoding Rules

CARE	Customer Account Record Exchange

CER	Canonical Encoding Rules

CLASS	Custom Local Area Signaling Services. Premium local service features, such as call forwarding or automatic callback.

CME	Conformance Management Entity

CMIP	Common Management Information Protocol

CMISE	Common Management Information Service Element

CNAM	Caller Id with Name

DER	Distinguished Encoding Rules

DES	Data Encryption Standard

DPC	Destination Point Code

FR	Frame Relay

GDMO	Generalized Definitions of Managed Objects

GMT	Greenwich Mean Time

GTT	Global Title Translation

ICC	Illinois Commerce Commission

IEC	International Electrotechnical Commission

ISO	International Organization of Standardization

ISVM	Inter-Switch Voice Mail

KEK	Key Encryption Key

LIDB	Line Information Database

LNP	Local Number Portability

LRN

Location Routing Number. A proposed implementation solution for providing LNP which utilizes AIN triggers, SS7 signaling, and unique 10-digit code for switch identification. LRN has been endorsed by the Illinois LNP Task Force and major network telecommunications vendors as an optimum long term implementation solution for Local Number Portability.

LSMS	Local Service Management System

LSPP	Local Service Provider Portability

MAC	Media Access Control

MD5	Message Digest (Version 5)

NANP	North American Numbering Plan. A 10-digit numbering scheme used in North America to uniquely identify a directory number.

NE	Network Element

NMF	Network Management Forum

NPA	Numbering Plan Area

NPAC Customer	Any customer of the NPAC SMS.

NPAC SMS	Number Portability Administration Center and Service Management System

NSAP	Network Layer Service Access Point

NXX	Exchange

OCN	Operating Company Number

OSI	Open Systems Interconnect

OG	Operational GUI

PKCS	Public Key Crypto System

POP	Point-Of-Presence. Location in which a long distance company has installed transmission equipment that serves as, or relays calls to, a network switching center of that long distance company.

Ported TN	A TN ported to a switch that is not the NANP-assigned switch.

PPP	Point-To-Point Protocol

PSAP	Presentation Layer Service Access Point

RFP	Request for Proposal

RSA	A popular encryption algorithm whose name is derived from the initials of its inventors: Rivest, Shamir, and Adelman.

SCP	Service Control Point

SMS	Service Management System

SOA	Service Order Activation

SP	Service Provider. Generally refers to a facilities-based user of the NPAC SMS.

SSAP	Session Layer Service Access Point

SSN	Subsystem Number

STP	Signal Transfer Point. A packet switch that transmits messages between switches and other network components. Also transmits messages between switches in the process of normal call set-up and routing.

TCAP	Transaction Capabilities Action Part. A message protocol for the SS7 network.

TMN	Telecommunications Management Network

TN	Telephone Number

TSAP	Transport Layer Service Access Point

Version	Time-sensitive or status-sensitive instance of a subscription.

Appendix C.  System Tunables

Appendix C.   System Tunables

This appendix provides a comprehensive list of tunables identified throughout the FRS and their default values.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Initial Concurrence Window	SP_Initial_Concurrence_Window	18	hours	1-72

The hours subsequent to the time the subscription version was initially created by which both Service Providers are expected to authorize transfer of service if this is an Inter-Service Provider or “porting to original” port.

Final Concurrence Window	SP_Final_Concurrence_Window	18	hours	1-72

The number of hours after the concurrence request is sent by the NPAC SMS by which time both Service Providers are expected to authorize transfer of subscription service for an Inter-Service Provider or “porting to original” port.

Conflict Expiration Window	SV_Conflict_Cancellation _Window	30	days	1-180

The length of time conflict subscriptions will remain in the conflict state before cancellation.

Maximum Subscriber Query	Max_Subscriber_Query	50	records	10-150

The maximum number of active subscription versions returned by a query to the NPAC.

Pending Subscription Retention	Pending_SV_Cancellation	90	days	1-180

The length of time pending subscriptions will remain in the pending state before cancellation.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Conflict Resolution-Initial Concurrence Window	Conflict_Resolution_Initial_Ack _Window	4	hours	1-72

The number of hours after the version is set to conflict resolution pending by which both Service Providers are expected to acknowledge the conflict resolution.

Conflict Resolution-Final Concurrence Window	Conflict_Resolution_Final_Ack _Window	4	hours	1-72

The number of hours after the second conflict resolution pending notification is sent, by which both Service Providers are expected to acknowledge the conflict resolution.

Cancellation-Initial Concurrence Window	Cancellation_Initial_Ack _Window	4	hours	1-72

The numbers of hours after the version is set to cancel pending by which both Service Providers are expected to acknowledge the pending cancellation.

Cancellation-Final Concurrence Window	Cancellation_Final_Ack_Window	4	hours	1-72

The number of hours after the second cancel pending notification is sent by which both Service Providers are expected to acknowledge the pending cancellation.

Old Subscription Retention	Purge_Old_SV	18	months	1-36

The length of time old subscriptions will be retained.

Cancel-Pending Subscription Retention	Purge_Canceled_Pending_SV	90	days	1-360

The length of time canceled subscriptions, with last status of pending, will be retained.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Cancel-Conflict Subscription Retention	Purge_Canceled_Conflict_SV	30	days	1-360

The length of time canceled subscriptions, with last status of conflict, will be retained.

Cancel-Conflict Resolution Pending Retention	Purge_Canceled_Conflict _Resolution_Pending_SV	30	days	1-360

The length of time canceled subscriptions, with last status of conflict resolution pending, will be retained.

Cancel-Disconnect Pending Retention	Purge_Canceled_Disconnect _Pending_SV	90	days	1-360

The length of time canceled subscriptions, with last status of disconnect pending, will be retained.

Table 11-1 Subscription Tunables

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Subscription Activation Retry Attempts	Subscription_Version_Activation_Retry	3	attempts	1-10

The number of times a new subscription version will be sent to a Local SMS which has not acknowledged receipt of the activation request.

Subscription Activation Retry Interval	Subscription_Version_Activation _Retry_Interval	2	minutes	1-60

The delay between sending new Subscription Versions to a Local SMS that has not acknowledged receipt of the activation request.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Subscription Modification Retry Attempts	Subscription_Version _Modification_Retry	3	attempts	1-10

The number of times a modified active subscription version will be sent to a Local SMS which has not acknowledged receipt of the modification request.

Subscription Modification Retry Interval	Subscription_Version_Modification_Retry_Interval	2	minutes	1-60

The delay between sending modified active subscription versions to a Local SMS that has not acknowledged receipt of the modification request.

Subscription Disconnect Retry Attempts	Subscription_Version_Disconnect _Retry	3	attempts	1-10

The number of times the NPAC SMS will resend a subscription disconnect message to an unresponsive Local SMS.

Subscription Disconnect Retry Interval	Subscription_Version_Disconnect _Retry_Interval	2	minutes	1-60

The amount of time that shall elapse between subscription disconnect retries.

Local SMS Retry Attempts	LSMS_Retry_Attempts	3	attempts	1-10

The default number of times the NPAC SMS will resend a message to an unresponsive Local SMS.

Local SMS Retry Interval	LSMS_Retry_Interval	2	minutes	1-60

The default delay between sending messages to an unresponsive Local SMS.

SOA Retry Attempts	SOA_Retry_Attempts	3	attempts	1-10

The default number of times the NPAC SMS will resend a message to an unresponsive SOA.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

SOA Retry Interval	SOA_Retry_Interval	2	minutes	1-60

The default delay between sending messages to an unresponsive SOA.

Failed Login Attempts	Failed_Login_Attempts	3	attempts	0-10

The number of allowable incorrect logon attempts

Failed Login Shutdown Period	Failed_Login_Shutdown_Period	60	seconds	0-300

The amount of time the NPAC SMS will wait to restart the logon process after a user has exceeded the Failed_Login_Attempts tunable.

Unused User Id Disable Period	Unused_User_Id_Disable_Period	60	days	1-360

The number of days for which a userid has not been used before the NPAC SMS disables that userid.

Password Age Limit	Password_Age_Limit	90	days	1-360

The amount of time for password aging.

Password Expiration Notice	Password_Expiration_Notice	7	days	1-30

The amount of time prior to a password expiring that the NPAC SMS will notify a user.

Post Expiration Logins	Post_Expiration_Logins	2	logins	0-10

The number of logins a user is permitted after the user’s password has expired.

Password Reuse Limit	Password_Reuse_Limit	6	months	1-36

The amount of time in which a password cannot be reused.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Record Logons After Failure	Record_Logons_After_Failure	10	attempts	0-100

The threshold for consecutive failed logon attempts after which logon attempts will be recorded in the audit log.

Non-Use Disconnect	Non_Use_Disconnect	60	minutes	1-1440

The amount of idle (non-use) time before the NPAC SMS will disconnect a user’s logon session.

Table 11-2 Communications Tunables

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Canceled Audit Retention Period	Canceled_Audit_Retention _Period	30	days	1-360

The length of time canceled audits will be retained.

Data Integrity Sample Size	Data_Integrity_Sample_Size	1000	SVs	1-5000

The number of active Subscription Versions in a sample to be monitored by the NPAC SMS.

Table 11-3 Audit Tunables

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Local SMS Activation Log Retention Period	Local_SMS_Activation_Log_Duration	90	days	1-360

The number of days Local SMS activation responses will remain in the log.

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Audit Log Retention Period	Audit_Log_Retention_Period	90	days	1-360

The length of time audit logs will be retained.

Error Log Retention Period	Error_Log_Retention_Period	90	days	1-360

The length of time system error logs will be retained.

History File Data Storage	History_File_Data_Storage	90	days	1-360

The length of time history logs will be retained.

Usage Log Retention	Usage_Log_Retention	90	days	1-360

The length of time usage logs will be retained.

Table 11-4 Logs Tunables

Tunable Name	Tunable Variable Name	Default Value	Units	Valid Range

Key Change Interval	Key_Change_Interval	7	days	1-365

How often the key is changed automatically.

Reverification Acknowledgment Period	Reverification_Acknowledgment _Period	3	days	0-30

The maximum number of days allowed for the reverification acknowledgment period.

Table 11-5 Keys Tunables

EXHIBIT  C

NANC NPAC/SMS INTEROPERABLE

INTERFACE SPECIFICATION

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The most current version of the IIS is available on the Internet at
http://www.npac.com/docs/iis1001.doc
A copy is also

available upon request for the cost of copying and handling from Customer,

by request made to the attention of Canadian LNP Consortium Inc.

[Information referred to in this exhibit immediately follows this page.]

NPAC SMS

INTEROPERABLE INTERFACE SPECIFICATION

Version 1.0

Final

Prepared for:
The Illinois Commerce Commission SMS Subcommittee

By:

Lockheed Martin IMS and Evolving Systems, Inc. (ESI)

October 1, 1996

NPAC SMS

INTEROPERABLE INTERFACE SPECIFICATION

Version 1.0

Final

Prepared for:
The Illinois Commerce Commission SMS Subcommittee

By:

Lockheed Martin IMS and Evolving Systems, Inc. (ESI)

October 1, 1996

© 1996 LOCKHEED MARTIN IMS CORPORATION

The Work is subject to the terms of the GNU General Public License (the “GPL”), a copy of which may be found at ftp://prep.ai.mit.edu/pub/gnu/GPL.  Any use of this Work is subject to the terms of the GPL.  The “Work” covered by the GPL by operation of this notice and license is this document and any and all modifications to or derivatives of this document. Where the words “Program,” “software,” “source code,” “code,” or “files” are used in the GPL, users understand and agree that the “Work” as defined here is substituted for purposes of this notice and license.

1. INTRODUCTION

1.1. Document Overview

1.2. How To Use This Document

1.3. Document Version History

1.4. References
1.4.1. Standards
1.4.2. Related Publications

1.5. Abbreviations/Definitions

2. INTERFACE OVERVIEW

2.1. Overview

2.2. OSI Protocol Support

2.3. SOA to NPAC SMS Interface
2.3.1. Subscription Administration
2.3.2. Audit Requests
2.3.3. Notifications
2.3.4. Service Provider Data Administration

2.4. NPAC SMS to Local SMS Interface
2.4.1. Subscription Version and Network Data Download
2.4.2. Service Provider Data Administration
2.4.3. Notifications

3. HIERARCHY DIAGRAMS

3.1. Overview
3.1.1. Managed Object Model Inheritance Hierarchy
3.1.2. Log Record Managed Object Hierarchy
3.1.3. NPAC SMS to Local SMS Naming Hierarchy for the NPAC SMS
3.1.4. NPAC SMS to Local SMS Naming Hierarchy for the Local SMS
3.1.5.SOA to NPAC SMS Naming Hierarchy for the NPAC SMS

4. INTERFACE FUNCTIONALITY TO CMIP DEFINITION MAPPING

4.1. Overview
4.1.1. Primary NPAC Mechanized Interface Operations
4.1.2. Managed Object Interface Functionality
4.1.3. Attribute Interface Functionality
4.1.4. Action Interface Functionality
4.1.5. Notification Interface Functionality

5. SECURE ASSOCIATION ESTABLISHMENT

5.1. Overview

5.2. Security
5.2.1. Authentication and Access Control Information
5.2.1.1. System Id

October 1, 1996	Version 1.0 Final	NPAC SMS Interoperable Interface Specification
© 1996 LOCKHEED MARTIN IMS CORPORATION

i

5.2.1.2. System Type
5.2.1.3. User Id
5.2.1.4. List Id
5.2.1.5. Key Id
5.2.1.6. CMIP Departure Time
5.2.1.7. Sequence Number
5.2.1.8. Signature
5.2.1.9. Association Functions
5.2.1.10. Recovery Mode
5.2.2. Association Establishment
5.2.3. Data Origination Authentication
5.2.4. Audit Trail

5.3. Association Management and Recovery
5.3.1. Establishing Associations
5.3.1.1. Error Handling
5.3.1.2. NPAC SMS Behavior
5.3.1.3. Service Provider SOA and Local SMS Procedures
5.3.2. Releasing or Aborting Associations
5.3.3. CMIP Error Handling
5.3.4. Resynchronization
5.3.4.1. Local SMS Resynchronization
5.3.4.2. SOA Resynchronization

6. MESSAGE FLOW DIAGRAMS

6.1. Overview

6.2. Audit Scenarios
6.2.1. SOA Initiated Audit
6.2.2. SOA Initiated Audit Cancellation by the SOA
6.2.3. SOA Initiated Audit Cancellation by the NPAC
6.2.4. NPAC Initiated Audit
6.2.5. NPAC Initiated Audit Cancellation by the NPAC
6.2.6. Audit Query on the NPAC

6.3. Service Provider Scenarios
6.3.1. Service Provider Creation by the NPAC
6.3.2. Service Provider Deletion by the NPAC
6.3.3. Service Provider Modification by the NPAC
6.3.4. Service Provider Modification by the Local SMS
6.3.5. Service Provider Modification by the SOA
6.3.6. Service Provider Query by the Local SMS
6.3.7. Service Provider Query by the SOA
6.3.8. NPA-NXX Scenarios
6.3.8.1. NPA-NXX Creation by the NPAC
6.3.8.2. NPA-NXX Deletion by the NPAC
6.3.8.3. NPA-NXX Creation by the Local SMS
6.3.8.4. NPA-NXX Creation by the SOA
6.3.8.5. NPA-NXX Deletion by the Local SMS
6.3.8.6. NPA-NXX Deletion by the SOA
6.3.8.7. NPA-NXX Query by the Local SMS
6.3.8.8. NPA-NXX Query by the SOA
6.3.9. LRN Scenarios

ii

6.3.9.1. LRN Creation by the NPAC
6.3.9.2. LRN Creation by the SOA
6.3.9.3. LRN Deletion by the SOA
6.3.9.4. LRN Query by the SOA
6.3.9.5. LRN Deletion by the NPAC
6.3.9.6. LRN Creation by the Local SMS
6.3.9.7. LRN Deletion by the Local SMS
6.3.9.8. LRN Query by the Local SMS
6.3.9.9. Network Data Download
6.3.9.10. Scoped/Filtered GET of Network Data

6.4. SubscriptionVersion Flow Scenarios
6.4.1. SubscriptionVersion Create Scenarios
6.4.1.1. SubscriptionVersion Create by the Initial SOA (Old Service Provider)
6.4.1.2. SubscriptionVersion Create by the Initial SOA (New Service Provider)
6.4.1.3. SubscriptionVersion Create by Second SOA (New Service Provider)
6.4.1.4. SubscriptionVersion Create by Second SOA (Old Service Provider)
6.4.1.5.SubscriptionVersion Activated by New Service Provider SOA
6.4.1.6. Active SubscriptionVersion Create on Local SMS
6.4.1.7. Active Subscription Version Create on Local SMS Using Create Action
6.4.1.8. SubscriptionVersion Create: No Create Action from a SOA After Concurrence Window
6.4.1.9. Subscription Version Create: Failure to Receive Response from Old SOA
6.4.1.10. Subscription Version Create: Failure to Receive Response from New SOA
6.4.1.11. SubscriptionVersionCreate M-CREATE Failure to Local SMS
6.4.2. SubscriptionVersion M-CREATE: Partial Failure to Local SMS
6.4.3. Modify Scenarios
6.4.3.1. SubscriptionVersion Modify Active Version Using M-ACTION by a Service Provider SOA
6.4.4. SubscriptionVersion Modify Prior to Activate Using M-ACTION
6.4.4.1. SubscriptionVersion Modify Prior to Activate Using M-SET
6.4.5. Cancel Scenarios
6.4.5.1. SubscriptionVersion Cancel by Service Provider SOA
6.4.5.2. SubscriptionVersionCancel: No Acknowledgment from a SOA
6.4.6. Disconnect Scenarios
6.4.6.1. SubscriptionVersion Immediate Disconnect
6.4.6.2. SubscriptionVersion Disconnect With Effective Release Date
6.4.7. Conflict Scenarios
6.4.7.1. SubscriptionVersion Conflict and Conflict Resolution Pending by the NPAC SMS
6.4.7.2. Subscription Version Conflict Resolution Pending by the New Service Provider SOA
6.4.8. SubscriptionVersion Conflict: No Acknowledgment from SOA
6.4.9. SubscriptionVersion Conflict: No Conflict Resolution
6.4.10. SubscriptionVersion Create for Intra-Service Provider Port
6.4.11. SubscriptionVersion Query
6.4.12. Subscription Data Download

6.5. Miscellaneous
6.5.1. Sequencing of Events on Initialization/Resynchronization of Local SMS

6.6. SOA/Local SMS Notification of Scheduled NPAC Downtime
6.6.1. NPA-NXX Split

6.7. Mass Update

7. GDMO DEFINITIONS

7.1. Overview

7.2. Object Definitions

7.3. Name Binding Definitions

7.4. Attribute Definitions

7.5. Package Definitions

iii

7.6. Parameter Definitions

7.7. Action Definitions

7.8. Notification Definitions

8. GENERAL ASN.1 DEFINITIONS

8.1. Overview

8.2. LNP ASN.1 Object Identifier Definitions

8.3. LNP General ASN.1 Definitions

9. MANAGED OBJECT CONFORMANCE STATEMENTS

9.1. Overview

9.2. lnpAudits Tables
9.2.1. lnpAudits Packages
9.2.2. lnpAudits Name Bindings
9.2.3. lnpAudits Attributes
9.2.4. lnpAudits Actions
9.2.5. lnpAudits Notifications

9.3. lnpLocalSMS Tables
9.3.1. lnpLocalSMS Packages
9.3.2. lnpLocalSMS Name Bindings
9.3.3. lnpLocalSMS Attributes
9.3.4. lnpLocalSMS Actions
9.3.5. lnpLocalSMS Notifications

9.4. lnpLogAudit-DiscrepancyRptRecord Tables
9.4.1. lnpLogAudit-DiscrepancyRptRecord Packages
9.4.2. lnpLogAudit-DiscrepancyRptRecord Name Bindings
9.4.3. lnpLogAudit-DiscrepancyRptRecord Attributes
9.4.4. lnpLogAudit-DiscrepancyRptRecord Actions
9.4.5. lnpLogAudit-DiscrepancyRptRecord Notifications

9.5. lnpLogAuditResultsRecord Tables
9.5.1. lnpLogAuditResultsRecord Packages
9.5.2. lnpLogAuditResultsRecord Name Bindings
9.5.3. lnpLogAuditResultsRecord Attributes
9.5.4. lnpLogAuditResultsRecord Actions
9.5.5. lnpLogAuditResultsRecord Notifications

9.6. lnpLogCancellationAcknowledgeRequestRecord
9.6.1. lnpLogCancellationAcknowledgeRequest Packages
9.6.2. lnpLogCancellationAcknowledgeRequest Name Bindings
9.6.3. lnpLogCancellationAcknowledgeRequest Attributes

9.7. lnpLogConflictResolutionAcknowledgeRequestRecord
9.7.1. lnpLogConflictResolutionAcknowledgeRequest Packages
9.7.2. lnpLogConflictResolutionAcknowledgeRequest Name Bindings
9.7.3. lnpLogConflictResolutionAcknowledgeRequest Attributes

9.8. lnpLogNewSP-CreateRequestRecord Tables
9.8.1. lnpLogNewSP-CreateRequestRecord Packages
9.8.2. lnpLogNewSP-CreateRequestRecord Name Bindings

iv

9.8.3. lnpLogNewSP-CreateRequestRecord Attributes
9.8.4. lnpLogNewSP-CreateRequestRecord Actions
9.8.5. lnpLogNewSP-CreateRequestRecord Notifications

9.9. lnpLogOldSP-ConcurrenceRequestRecord Tables
9.9.1. lnpLogOldSP-ConcurrenceRequestRecord Packages
9.9.2. lnpLogOldSP-ConcurrenceRequestRecord Name Bindings
9.9.3. lnpLogOldSP-ConcurrenceRequestRecord Attributes
9.9.4. lnpLogOldSP-ConcurrenceRequestRecord Actions
9.9.5. lnpLogOldSP-ConcurrenceRequestRecord Notifications

9.10. lnpLogOperational-InformationRecord Tables
9.10.1. lnpLogOperational-InformationRecord Packages
9.10.2. lnpLogOperational-InformationRecord Name Bindings
9.10.3. lnpLogOperational-InformationRecord Attributes
9.10.4. lnpLogOperational-InformationRecord Actions
9.10.5. lnpLogOperational-InformationRecord Notifications

9.11. lnpLogStatusAttributeValueChangeRecord Tables
9.11.1. lnpLogStatusAttributeValueChangeRecord Packages
9.11.2. lnpLogStatusAttributeValueChangeRecord Name Bindings
9.11.3. lnpLogStatusAttributeValueChangeRecord Attributes
9.11.4. lnpLogStatusAttributeValueChangeRecord Actions
9.11.5. lnpLogStatusAttributeValueChangeRecord Notifications
9.11.6. lnpNetwork Packages
9.11.7. lnpNetwork Name Bindings
9.11.8. lnpNetwork Attributes
9.11.9. lnpNetwork Actions
9.11.10. lnpNetwork Notifications

9.12. lnpNPAC-SMS Tables
9.12.1. lnpNPAC-SMS Packages
9.12.2. lnpNPAC-SMS Name Bindings
9.12.3. lnpNPAC-SMS Attributes
9.12.4. lnpNPAC-SMS Actions
9.12.5. lnpNPAC-SMS Notifications

9.13. lnpServiceProvs Tables
9.13.1. lnpServiceProvs Packages
9.13.2. lnpServiceProvs Name Bindings
9.13.3. lnpServiceProvs Attributes
9.13.4. lnpServiceProvs Actions
9.13.5. lnpServiceProvs Notifications

9.14. lnpSubscriptions Tables
9.14.1. lnpSubscriptions Packages
9.14.2. lnpSubscriptions Name Bindings
9.14.3. lnpSubscriptions Attributes
9.14.4. lnpSubscriptions Actions
9.14.5. lnpSubscriptions Notifications

9.15. serviceProv Tables
9.15.1. serviceProv Packages
9.15.2. serviceProv Name Bindings
9.15.3. serviceProv Attributes
9.15.4. serviceProv Actions

v

9.15.5. serviceProv Notifications

9.16. serviceProvLRN Tables
9.16.1. serviceProvLRN Packages
9.16.2. serviceProvLRN Name Bindings
9.16.3. serviceProvLRN Attributes
9.16.4. serviceProvLRN Actions
9.16.5. serviceProvLRN Notifications

9.17. serviceProvNetwork Tables
9.17.1. serviceProvNetwork Packages
9.17.2. serviceProvNetwork Name Bindings
9.17.3. serviceProvNetwork Attributes
9.17.4. serviceProvNetwork Actions
9.17.5. serviceProvNetwork Notifications

9.18. serviceProvNPA-NXX Tables
9.18.1. serviceProvNPA-NXX Packages
9.18.2. serviceProvNPA-NXX Name Bindings
9.18.3. serviceProvNPA-NXX Attributes
9.18.4. serviceProvNPA-NXX Actions
9.18.5. serviceProvNPA-NXX Notifications

9.19. subscriptionAudit Tables
9.19.1. subscriptionAudit Packages
9.19.2. subscriptionAudit Name Bindings
9.19.3. subscriptionAudit Attributes
9.19.4. subscriptionAudit Actions
9.19.5. subscriptionAudit Notifications

9.20. subscriptionVersion Tables
9.20.1. subscriptionVersion Packages
9.20.2. subscriptionVersion Name Bindings
9.20.3. subscriptionVersion Attributes
9.20.4. subscriptionVersion Actions
9.20.5. subscriptionVersion Notifications

9.21. subscriptionVersionNPAC Tables
9.21.1. subscriptionVersionNPAC Packages
9.21.2. subscriptionVersionNPAC Name Bindings
9.21.3. subscriptionVersionNPAC Attributes
9.21.4. subscriptionVersionNPAC Actions
9.21.5. subscriptionVersionNPAC Notifications

10. SUBSCRIPTION VERSION STATUS

Appendix A: Errors

vi

Introduction

1.                                      Introduction

1.1.                              Document Overview

The NPAC SMS Interoperable Interface Specification contains the information model for the Number Portability Administration Center and Service Management System (NPAC SMS) mechanized interfaces. Both Service Order Activation (SOA) and Local Service Management System (LSMS or Local SMS) interfaces to the NPAC SMS are described in this document.

1.2.                              How To Use This Document

The NPAC SMS Interoperable Interface Specification contains the following chapters:

Chapter 1 Introduction — This chapter describes the conventions and organization of this document. It also lists related documentation.

Chapter 2 Interface Overview — This chapter contains an overview of protocol requirements and a brief description of the functionality provided in each interface.

Chapter 3 Hierarchy Diagrams — This chapter contains the class hierarchy diagrams for all managed objects defined in the interoperable interface.

Chapter 4 Interface Functionality to CMIP Definition Mapping — This chapter contains the mapping of the interface functionality to the managed objects, attributes, actions, and notifications.

Chapter 5 Secure Association Establishment— This chapter contains information on secure association establishment.

Chapter 6 Message Flow Diagrams — This chapter contains the message flow diagrams.

Chapter 7 GDMO Definitions — This chapter contains the GDMO interface definitions supporting the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface

Chapter 8 General ASN.1 Definitions — This chapter contains the ASN.1 definitions that support the GDMO definitions in Chapter 7.

Chapter 9 Managed Object Conformance Statements — This chapter contains the Managed Object Conformance tables.

Chapter 10 Subscription Version Status — This chapter contains a Subscription Version Status diagram, which illustrates the transition from one subscription version state to another.

Appendix A Errors — This appendix contains the valid errors associated with CMISE confirmed primitives used in the interoperable interface definitions.

1.3.                              Document Version History

Version 1.0 released on 8/15/96.

Version 1.0 Draft 3, released on 9/17/96.

Version 1.0 FINAL, released on 10/01/96, contains the following changes:

Global:

•                    Miscellaneous typographical and formatting corrections.

Chapter 1:

•                    In Section 1.3 Document History, remove the bullet for Section 9 under the September 16, 1996 updates.

Chapter 2:

•                    In Section 2.2 OSI Protocol Support, changed OSI protocol stack to HP OTS9000.

•                    In Section 2.3 SOA to NPAC SMS Interface, added “service provider and network” information to functionality.

•                    In Section 2.3.1 Subscripton Administration, added “or range of versions” to modify, activate and disconnect bullets.

•                    In Section 2.3.4 and 2.4.2 Service Provider Administration, added [as well] “as add and delete” [their own network data].

Chapter 3:

•                    In Section 3.1.4 NPAC SMS to Local SMS Naming Hierarchy for the Local SMS, fixed formatting.

•                    In Exhibit 5 The NPAC SMS to Local SMS Naming Hierarchy for the Local SMS, removed lnpAudits container.

Chapter 4:

•                    In all exhibits, removed reference to NPAC SMS to Local SMS interface in releation to audit functionality..

•                    In Exhibit 8 for the serviceProvLRN and serviceProvNPA-NXX, changed “service provider’s switch” to “service provider”.

Chapter 5:

•                    In Exhibit 13, removed subscriptionAuditLSMS reference.

•                    In 5.1.2., Association Establishment, removed bullet related to audit functional group.

Chapter 6:

•                    In 6.5.1.5 Subscription Version Activated by New Service Provider SOA, added support in item a for a tn-range.

•                    In 6.5.1.6.2 Subscription Version Create: No Create Action from a SOA After Concurrence Window, corrected formatting.

•                    In 6.5.1.7 Subscription Version Create M-CREATE Failure to Local SMS, changed ‘failure’ to ‘failed’ in flow diagram items and supporting text.

•                    In 6.6.1 Sequencing of Events on Initialization/Resynchronization of Local SMS, corrected spacing on items b and d in the diagram.

•                    In 6.5.1.3 Subscription Version Create by Second SOA (New Service Provider), change M-CREATE to M-SET and ‘object creation’ to ‘attributeValueChange’.

Chapter 7:

•                    Created subscriptionLocalSMS-Create action.

•                    Created subscriptionLocalSMS-Create package.

•                    Created subscriptionLocalSMS-CreateResults notification.

•                    Modified the operational notification to only have the following fields: downTime, npacContactNumber, additionalDownTimeInformation and accessControl.

•                    Modified the lnpLogOperational-InformationRecord.

•                    Add versionStatus to the modify action.

•                    Add TN range to action request data for activate, disconnects and modifies.

•                    Removed Local SMS references from lnpAuditsBehavior.

•                    In the subscriptionVersion object, clarified definition of subscriptionActivationTimeStamp and subscriptionCustomerDisconnectDate.

Chapter 8:

•                    Renamed DPC-Optional to DPC. Changed dpc-value type from ‘DPC’ to ‘OCTET STRING (SIZE(3))’.

•                    Renamed SSN-Optional to SSN. Changed ssn-value type from ‘SSN’ to ‘INTEGER(0...255)’.

•                    Added to ActivateAction the choice of tn and subscription version id OR tn-range.

•                    Added to DisconnectAction the choice of tn and subscription version id OR tn-range.

•                    Added to ModifyAction the choice of tn and subscription version id OR tn-range and status.

•                    Removed dependency between LRN and NPA-NXX data in the lnpDownLoadReply.

•                    Removed switch-to-backup, ReasonCode and FunctionalityUnavailble variables.

•                    Renamed ‘outageTime’ to ‘downTime’ and ‘additionalOutageInformation’ to ‘additionalDownTimeInformation’.

•                    Added create action supporting data.

•                    Removed  ‘processAudits’ from LSMSUnits type of association functions.

Chapter 9:

•                    Updated for gdmo additions and deletions.

•                    Add top class attributes to all objects.

Chapter 10:

•                    Updated per requirement changes related to the subscription version status attribute.

Appendix A:

•                    Add resourceLimitation definition and usage.

1.4.                              References

1.4.1.                     Standards

ANSI T1.224-1992, Operations, Administration, Maintenance, and Provisioning (OAM&P) - Protocols for Interfaces between Operations Systems in Different Jurisdictions.

ANSI T1.243-1995, Telecommunications, Operations, Administration, Maintenance and Provisioning (OAM&P) - Baseline Security Requirements for the Telecommunications Management Network (TMN).

ANSI T1.246, Operations, Administration, Maintenance and Provisioning (OAM&P) - Information Model and Services for Interfaces between Operations Systems across Jurisdictional Boundaries to Support Configuration Management - Customer Account Record Exchange (CARE).

Belcore TA- 1253, Generic Requirements for Operations Interfaces Using OSI Tools: Network Element Security Administration.

Committee T1 Technical Report No, 40, Security Requirements for Electronic Bonding Between Two TMNs.

ISO/IEC 11183-1:1992, Information Technology - International Standardized Profiles AOM ln OSI Management - Management Communications - Part 1  Specification of ACSE, Presentation and Session Protocols for the use by ROSE and CMISE.

ISO/IEC 11183-2:1992, Information Technology - International Standardized Profiles AOM ln OSI Management - Management Communications - Part 2:  CMISE/ROSE for AOM12 - Enhanced Management Communications.

ISO/IEC 11183-3:1992, Information Technology - International Standardized Profiles AOM ln OSI Management - Management Communications - Part 3: CMISE/ROSE for AOM12 - Basic Management Communications.

ITU X.509, Information Technology - Open Systems Interconnection - The Directory Authentication Framework.

ITU X.690/ISO IS 8825-1 Annex D, ASNI/BER Encoding of Digital Signatures and Encrypted Cyphertext.

ITU X.741, OSI Systems Management, Objects and Attributes for Access Control

ITU X.803, Upper Layers Security Model.

NMF Forum 016, Issue 1.0, 1992, OMNIPoint 1 Specifications and Technical Reports, Application Services Security of Management.

OIW Stable Implementation Agreement, Part 12, 1995.

Rec. M.3100:1992 & 1995 draft, Generic Network Information Model.

Rec. X.701 | ISO/IEC 10040:1992, Information Technology - Open System Interconnection - Common Management Overview.

Rec. X.710 | ISO/IEC 9595:1990, Information Technology - Open System Interconnection - Common Management Information Service Definitions.

Rec. X.711 | ISO/IEC 9596-1:1991, Information Technology - Open System Interconnection - Common Management Information Protocol - Part 1: Specification.

Rec. X.720 | ISO/IEC 10165-1:1991, Information Technology - Open System Interconnection - Structure of Management Information - Part 1 Management Information Model.

Rec. X.721 | ISO/IEC 10165-2:1992, Information Technology - Open System Interconnection - Structure of Management Information:  Guidelines for the Definition of Managed Objects.

Rec. X.722 | ISO/IEC 10165-4:1992, Information Technology - Open System Interconnection - Structure of Management Information:  Guidelines for the Definition of Managed Objects.

Rec. X.730 | ISO/10164-1:1992, Information Technology - Open System Interconnection - System Management - Part 1:  Object Management Function.

Rec. X.734 | ISO/10164-5:1992, Information Technology - Open System Interconnection - System Management - Part 5:  Event Report Management Function.

Rec. X.735 | ISO/10164-6:1992, Information Technology - Open System Interconnection - System Management - Part 6:  Log Control Function.

Rec. X.209:  1988, Specification for Basic Encoding Rules for Abstract Syntax Notation One (ANS.1).

Rec. X.690:  1994, ASN.1 Encoding Rules: Specification of Basic Encoding Rules (BER), Canonical Encoding Rules (CER), and Distinguished Encoding Rules (DER).

Rec. X.208:  1988, Specification of Abstract Syntax Notation One (ASN.1).

Rec. X.680 | ISO/IEC 8824-1:  1994, Information Technology - Abstract Syntax Notation One (ASN.1) - Specification of Basic Notation.

Rec. X.680 Amd.1 | ISO/IEC 8824-1 Amd.1, Information Technology - Abstract Syntax Notation One (ASN.1) - Specification of Basic Notation 1 Amendment 1:  Rules of Extensibility.

ITU-T Recommendations are available from the US Department of Commerce, National Technical Information Service, 5285 Port Royal Road, Springfield, VA 22161.  ISO standard are available from the American National Standards Institute, 11 West 42nd Street, New York, NY 10036.

1.4.2.                     Related Publications

Illinois Commerce Commission Number Portability Administration Center and Service Management System Request for Proposal (ICC NPAC/SMS RFP), February 6, 1996.

Lockheed Martin Team Response to the Illinois Commerce Commission Number Portability Administration Center and Management System Request for Proposal, March 18, 1996.

Scoggins, Sophia and Tang, Adrian 1992. Open networking with OSI. Englewood Cliffs, NJ, Prentice-Hall.

Stallings, William 1993. SNMP, SNMPv2, and CMIP, The Practical Guide to Network-Management Standards, Reading Massachusetts, Addison-Wesley.

1.5.                              Abbreviations/Definitions

A-PDU	Application Protocol Data Unit
ASN.1	Abstract Syntax Notation 1
BER	Basic Encoding Rules
CARE	Customer Account Record Exchange
CER	Canonical Encoding Rules
CLASS	Custom Local Area Signaling Services
CME	Conformance Management Entity
CMIP	Common Management Information Protocol
CMISE	Common Management Information Service Element
CNAM	Caller Id with Name
GDMO	Generalized Definitions of Managed Objects
DER	Distinguished Encoding Rules
DES	Data Encryption Standard
FR	Frame Relay
IEC	International Electrotechnical Commission
ISO	International Organization of Standardization
ISVM	Inter-Switch Voice Mail
LIDB	Line Information Database
LNP	Local Number Portability
LRN	Location Routing Number
LSMS	Local Service Management System
LSPP	Local Service Provider Portability
MAC	Media Access Control
MD5	Message Digest (Version 5)
NE	Network Element
NMF	Network Management Forum
NPAC SMS	Number Portability Administration Center and Service Management System
NPA	Numbering Plan Area
NXX	Exchange
OCN OSI	Operating Company Number Open Systems Interconnect
PPP	Point-To-Point Protocol
RFP	Request for Proposal
RSA	Encryption Scheme
SOA	Service Order Activation
TMN	Telecommunications Management Network
SMS	Service Management System
TN	Telephone Number

Interface Overview

2.                                      Interface Overview

2.1.                              Overview

This specification defines the interfaces between the NPAC SMS and the service providers’ Service Order Entry System and Local SMS.  The interfaces, defined using the CMIP protocol, are referred to as the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface respectively.  CMISE M-CREATE, M-DELETE, M-SET, M-GET, M-CANCEL-GET, M-EVENT-REPORT, and M-ACTION primitives are fully supported in a confirmed mode.  The relationship from the SOA to the NPAC SMS is a manager to agent relationship.  The relationship between the Local SMS to NPAC SMS is a manager to agent or an agent to manager relationship depending on the function being performed. The SOA and Local SMS interfaces are defined by Association Functions. These functions allow each association to define the services it supports. Association establishment from the SOAs and Local SMSs to the NPAC SMS, Association Function and security for each of these interfaces is discussed in Chapter 5, Secure Association Establishment.

The sections that follow provide an overview of protocol requirements and a brief description of the functionality provided in each interface.  Complete functional descriptions for the interfaces are provided in the process flow diagrams in Chapter 6, Message Flow Diagrams, as well as the behavior for the managed objects.

2.2.                              OSI Protocol Support

The SOA to NPAC SMS and NPAC SMS to Local SMS interfaces must be implemented over the protocol stack shown in Exhibit 1.

Exhibit 1. NPAC/SMS Primary Network Protocol Stacks

Layer	Mechanized Interface	Function
	CMIP Agent Server	User
7	CMISE, ACSE, ROSE	Application
6	ANSI T1.224	Presentation
5	ANSI T1.224	Session
4	TCP, RFC1006, TPO	Transport
3	IP	Network
2	PPP, MAC, FRAME Relay, ATM (IEEE 802.3)	Link
1	DS-1, DS-0 x n, ISDN, V.34	Physical

The DSET agent development tools and the Stratus RFC 1006 compliant HP OTS-9000 stack will be used to create the NPAC SMS interface used by the SOA systems and Local SMSs.  Multiple associations per service provider to the NPAC SMS can be supported.  The secure association establishment is described in Chapter 5.

2.3.                              SOA to NPAC SMS Interface

The SOA to NPAC SMS interface, which allows communication between a service provider’s Service Provisioning Operating Systems and/or Gateway systems and the NPAC SMS, supports the retrieval and update of subscription, service provider, and network information.  The following transactions occur to support local number portability functionality:

•        SOA requests for subscription administration to the NPAC SMS and responses from the NPAC SMS to the SOA.

•        Audit requests from the SOA to the NPAC SMS and responses from the NPAC SMS to the SOA.

•        Notifications from the NPAC SMS to the SOA of subscription version data changes, need for concurrence or authorization for number porting, conflict-resolution, cancellation, outage information, or customer disconnect dates.

•        Service provider data administration from the SOA to the NPAC SMS.

Mapping of this functionality into the CMIP Definitions is provided in Chapter 4 (see Exhibit 7.)

2.3.1.                     Subscription Administration

Service provider subscription administration functionality includes the capability to:

•                    Create a subscription version

•                    Cancel a subscription version

•                    Acknowledge cancellation of a subscription version

•                    Acknowledge resolution of a subscription version conflict

•                    Modify a subscription version or range of versions

•                    Retrieve a specific subscription version or range of versions

•                    Activate a version or range of versions

•                    Disconnect a subscription version or range of versions

•                    Remove a subscription version from conflict

2.3.2.                     Audit Requests

Audit functionality allows the SOAs to request audits for a subscription version or group of subscription versions based on a Telephone Number (TN) for a specified service provider or all service provider networks. The action SOA receives discrepancy reports as they are found in the network. Upon audit completion it receives a notification of the success or failure of the audit and the total number of discrepancies found.

2.3.3.                     Notifications

SOAs are sent notifications to ensure that they are fully informed of relevant events for their subscriptions.  Notification of creation, deletion, or data value changes for subscription versions will be sent to the SOA as they occur. Notification will be sent to the SOA if the service provider has not authorized transfer of service for a TN in the number of days specified in the “Service Provider Concurrence Interval” defined on the NPAC. This notification will indicate to the service provider that authorization is needed for the pending subscription version. If the service provider has not acknowledged version conflict resolution or cancellation within a timeframe specified by the NPAC SMS, notifications will be sent requesting conflict resolution acknowledgment or cancellation acknowledgment. The donor service provider SOA is notified of the customer’s disconnect date. SOA systems are also sent notifications to insure they are aware of planned down time in the NPAC SMS.

2.3.4.                     Service Provider Data Administration

Service providers can use, read, and update their own service provider information on the NPAC SMS using the SOA to NPAC SMS interface.  Service providers can update information in their service provider profile as well as add and delete their own network data.  Changes to network data that result in mass updates are prevented by the NPAC SMS to SOA interface.  Mass changes must be initiated by the service provider contacting the NPAC personnel directly.

2.4.                              NPAC SMS to Local SMS Interface

The NPAC SMS to Local SMS interface is used for communications between a service provider’s Local SMS and the NPAC SMS for support of LNP network element provisioning.  The following transactions occur to support Local Number Portability:

•                    Subscription version and network data download from the NPAC SMS to the Local SMS.

•                    Service provider data administration from the Local SMS to the NPAC SMS.

•                    Notifications from the NPAC SMS to the Local SMS of planned NPAC SMS outages and the first use of a new NPA-NXX.

Mapping of this functionality into the CMIP Definitions is provided in Chapter 4 (see Exhibit 7.)

2.4.1.                     Subscription Version and Network Data Download

When new network (new switches, NPA-NXX, or LRN data for service providers) or subscription data is created or existing network or subscription data is modified on the NPAC SMS, the data is automatically downloaded from the NPAC SMS to the Local SMS.  The Local SMS may request that data be downloaded using a download request that is sent from the Local SMS to the NPAC SMS.  The Local SMS then receives the data to be downloaded in the request response.  Subscriber data to be downloaded can be requested based on time range, a TN, or a TN range and an optional local number portability type.  Network data to be downloaded can be requested based on a time range, service provider or all service providers, an NPA-NXX range or all NPA-NXX data, an LRN range or all LRN data, or all network data can be requested.

Service providers can also directly read data they wish to download from the NPAC SMS MIB.

2.4.2.                     Service Provider Data Administration

Service providers can use, read, and update their own service provider information on the NPAC SMS using the Local SMS to NPAC SMS interface.  Service providers can update information in their service provider profile as well as add and delete their own network data.  Changes to network data that result in mass updates are prevented by the NPAC SMS to Local SMS interface.  Mass changes must be initiated by the service provider contacting the NPAC personnel directly.

2.4.3.                     Notifications

Local SMS are sent notifications to insure they are aware of planned down time in the NPAC SMS. Local SMS are also sent notifications when a new NPA-NXX is to be used for the first time in a subscription version.

Hierarchy Diagrams

3.                                      Hierarchy Diagrams

3.1.                              Overview

The following five exhibits show the class hierarchy diagram for all managed objects (Exhibit 2), Log Record Objects (Exhibit 3), the Local SMS (Exhibit 4), the NPAC SMS naming hierarchies for the Local SMS (Exhibit 5) and the SOA (Exhibit 6.)  These exhibits will help the user gain a better understanding of the structure of the interface definitions provided.

3.1.1.                     Managed Object Model Inheritance Hierarchy

The Managed Object Model Inheritance Hierarchy shows the inheritance hierarchy used for object definitions in the NPAC SMS to Local SMS and the SOA to NPAC SMS interfaces.

[Exhibit 2. Graphic omitted:. Diagram of the Managed Object Model Inheritance Hierarchy.]

3.1.2.                     Log Record Managed Object Hierarchy

The Log Record Managed Object Hierarchy shows the inheritance hierarchy of the log records used in the NPAC SMS to Local SMS and SOA to NPAC SMS interfaces.

[Exhibit 3. Graphic omitted:. Diagram of the Log Record Managed Object Hierarchy]

3.1.3.                     NPAC SMS to Local SMS Naming Hierarchy for the NPAC SMS

The NPAC SMS to Local SMS Naming Hierarchy for the NPAC SMS shows the naming hierarchy used in the NPAC SMS to instantiate objects defined in the NPAC SMS to Local SMS interface.

Shaded objects are instantiated at NPAC SMS start-up and are not created via M-CREATE or M-DELETE requests. All other objects are created at start-up from a persistent object store on the NPAC SMS or from actions taken while the NPAC SMS is running.

Each object class belongs to one or more Association Functions.

Refer to Section 5.2.1.9, Association Functions.

[Exhibit 4. Graphic omitted: Diagram of the NPAC SMS to Local SMS Naming Hierarchy for the NPAC SMS.]

3.1.4.                     NPAC SMS to Local SMS Naming Hierarchy for the Local SMS

The NPAC SMS to Local SMS Naming Hierarchy for Local SMS shows the naming hierarchy used in the Local SMS to instantiate objects defined in the NPAC SMS to Local SMS interface.

Shaded objects are instantiated at Local SMS start-up and are not created via M-CREATE or M-DELETE requests. All other objects are created at start-up from a persistent object store on the Local SMS or from actions taken while the Local SMS is running.

Each object class belongs to one or more Association Functions.
Refer to Section 5.2.1.9, Association Functions.

[Exhibit 5. Graphic omitted:. Diagram of the NPAC SMS to Local SMS Naming Hierarchy for the Local SMS.]

3.1.5.                     SOA to NPAC SMS Naming Hierarchy for the NPAC SMS

The SOA to NPAC SMS Naming Hierarchy for the NPAC SMS shows the naming hierarchy used in the NPAC SMS to instantiate objects defined in the SOA to NPAC SMS interface.

Shaded objects are instantiated at NPAC SMS start-up and are not created via M-CREATE or M-DELETE requests. All other objects are created at start-up from a persistent object store on the NPAC SMS or from actions taken while the NPAC SMS is running.

Each object class belongs to one or more Association Functions.
Refer to Section 5.2.1.9, Association Functions.

[Exhibit 6. Graphic omitted:. Diagram of the SOA to NPAC SMS Naming Hierarchy for the NPAC SMS.]

Interface Functionality to CMIP Definition Mapping

4.                                      Interface Functionality to CMIP Definition Mapping

4.1.                              Overview

The following tables, Exhibits 7-11, contain the mapping of the interface functionality to managed objects, attributes, actions, and notifications.

4.1.1.                     Primary NPAC Mechanized Interface Operations

The primary interface functions in support of the NPAC requirements are described in the table below, as well as their corresponding Common Management Information Exchange (CMISE) operation and referenced object type for that operation.  This table does not include miscellaneous operations, such as service provider network data querying or downloading, etc.  These functions are described in the object behaviors in the GDMO source below.

Exhibit 2. Primary NPAC Mechanized Interface Operations Table

Function	Direction (To/From)	CMIP Operation	Referenced Object Type
Abort/Cancel Audit Request	from SOA	M-DELETE	subscriptionAudit
Audit Complete	to SOA	M-EVENT-REPORT: subscriptionAuditResults	subscriptionAudit
Audit Discrepancy	to SOA	M-EVENT-REPORT: subscriptionAuditDiscrepancyRpt	subscriptionAudit
Audit Request SOA	from SOA	M-CREATE	subscriptionAudit
Cancellation Acknowledge-ment	from SOA (new service provider)	M-EVENT-REPORT: subscription VersionNewSP CancellationAcknowledge	lnpSubscriptions
Cancellation Acknowledg-ment	from SOA (old service provider)	M-EVENT-REPORT: subscription VersionOldSPCancellationAcknowledge	lnpSubscriptions
Conflict Resolution Acknowledg-ment	from SOA (new service provider)	M-EVENT-REPORT: subscription VersionNewSP-Conflict ResolutionAcknowledge	lnpSubscriptions
Conflict Resolution Acknowledg-ment	from SOA (old service provider)	M-EVENT-REPORT: subscription VersionOldSP-Conflict ResolutionAcknowledge	lnpSubscriptions

Function	Direction (To/From)	CMIP Operation	Referenced Object Type
Conflict Resolution Pending	from SOA (new service provider)	M-ACTION: subscriptionVersionNewSP-ConflictResolutionPending	lnpSubscriptions
Customer Disconnect Date	to SOA	M-EVENT-REPORT: subscriptionVersionDonorSP-CustomerDisconnectDate	subscriptionVersionNPAC
Network Data Download	from LOCAL SMS	M-ACTION: lnpDownload or M-GET: scoped and filtered for intended serviceProvLRN, serviceProvNPA-NXX service provider attributes	lnpNetwork
Network Data Update	from LOCAL SMS or from SOA	M-CREATE: or M-SET: on relevant serviceProvLRN, serviceProvNPA-NXX service provider attributes	serviceProvLRN, serviceProvNPA-NXX
New NPA-NXX	to LOCAL SMS	M-EVENT-REPORT: subscriptionVersionNewNPA-NXX	subscriptionVersionNPAC
Recovery Complete	from LOCAL SMS	M-ACTION: lnpRecoveryComplete	lnpNPAC-SMS
Request for Cancellation Acknowledg-ment	to SOA	M-EVENT-REPORT: subscription VersionCancellationAcknowledgment Request	subscriptionVersionNPAC
Request for Conflict Resolution Acknowledg-ment	to SOA	M-EVENT-REPORT: subscription VersionConflictResolutionAcknowledgment Request	subscriptionVersionNPAC
Request for Version Create	to SOA (new service provider)	M-EVENT-REPORT: subscriptionVersionNewSPCreate Request	subscriptionVersionNPAC
Request for Version Create	to SOA (old service provider)	M-EVENT-REPORT: subscriptionVersionOldSPConcurrence Request	subscriptionVersionNPAC
Subscription Version Activate	from SOA	M-ACTION: subscriptionVersionActivate	lnpSubscriptions
Subscription Version Cancel	from SOA	M-ACTION subscriptionVersionCancel	lnpSubscriptions
Subscription Version Change Notification	to SOA	M-EVENT-REPORT: attributeValueChangeNotification or subscriptionVersionStatusAttributeValue Change	subscriptionVersionNPAC

Function	Direction (To/From)	CMIP Operation	Referenced Object Type
Subscription Version Conflict	from SOA (old service provider)

M-ACTION:
subscriptionVersionOldSP-Create setting subscriptionOldSP-Authoriztion = FALSE

Note: This is an enhancement based on the current IIS, superceding RFP narrative 5.1.2.2 for manual-only conflict on/off

subscriptionVersion
Subscription Version Create	to LOCAL SMS	M-ACTION: subscriptionVersionLocalSMS-Create	lnpSubscriptions
Subscription Version Create	from SOA	M-ACTION: subscriptionVersionOldSP-Create or subscriptionVersionNewSP-Create	lnpSubscriptions
Subscription Version Delete	to LOCAL SMS	M-DELETE: scoped and filtered for intended subscriptionVersion criteria	subscriptionVersion
Subscription Version Disconnect	from SOA	M-ACTION: subscriptionVersionDisconnect	lnpSubscriptions
Subscription Version Download	to LOCAL SMS	M-ACTION: subscriptionVersionLocalSMS-Create or M-CREATE: for an individual subscriptionVersion	lnpSubscriptions
Subscription Version Download Request	from LOCAL SMS	M-ACTION: lnpDownload or M-GET: scoped and filtered for intended subscriptionVersionNPAC criteria	lnpSubscriptions
Subscription Version Modify	from SOA	M-ACTION: subscriptionVersion Modify or M-SET: on relevant subscriptionVersionNPAC attributes for pending, active, conflict-pending, conflict versions	lnpSubscriptions
Subscription Version Modify	to LOCAL SMS	M-SET: scoped and filtered for intended subscriptionVersion criteria setting relevant attributes	lnpSubscriptions
Subscription Version Query	from SOA from LOCAL SMS	M-GET: scoped and filtered for intended subscriptionVersionNPAC criteria setting relevant attributes	lnpSubscriptions
Subscription Version Query	to LOCAL SMS	M-GET: scoped and filtered for intended subscriptionVersion criteria	lnpSubscriptions

4.1.2.                     Managed Object Interface Functionality

The table below contains the mapping of the SOA to NPAC SMS and the Local SMS to NPAC SMS managed objects to the interface functionality described in the RFP.

Exhibit 3. Managed Object Interface Functionality Table

Managed Object Name	Interface Functionality Mapping
lnpAudits	Container object used to contain all subscription audit objects on the NPAC SMS and the Local SMS. It is used in the SOA to NPAC SMS interface to support audit functionality.

lnpLocal SMS	Container object used to contain all objects on a Local SMS. It is used in the NPAC SMS to Local SMS interface to support NPAC SMS communication to the service provider Local SMS system.

lnpLogAudit-DiscrepancyRptRecord	Object used to log information from a subscriptionAudit-DiscrepancyRpt notification.

lnpLogAuditResultsRecord	Object used to log information from a subscriptionAuditResults notification.

lnpLogCancellation AcknowledgeRequest Record	Object used to log information from a subscriptionVersionCancellationAcknowledgeRequest notification.

lnpLogConflictResolution AcknowledgeRequest Record	Object used to log information from a subscriptionVersionConflictResolutionAcknowledgeRequest.

lnpLogNewSP-CreateRequestRecord	Object used to log information from a subscriptionVersionNewSP-CreateRequest notification.

lnpLogOldSP-ConcurrenceRequestRecord	Object used to log information from a subscriptionVersionOldSP-ConcurrenceRequest notification.

lnpLogOperational-InformationRecord	Object used to log information from a lnpNPAC-SMS-Operational-Information notification.

lnpLogStatusAttributeValueChange Record	Object used to log information from a subscriptionVersionStatusAttributeValueChange notification.

lnpNetwork

Container object used to contain all service provider network data on the NPAC SMS and the Local SMS It is used in the NPAC SMS to Local SMS interface to support downloading of network data to the Local SMS and the Lockheed Martin extended functionality that allows service providers to create/delete their network data on the NPAC SMS.

lnpNPAC-SMS	Container object used to contain all objects on a NPAC SMS. It is used in the NPAC SMS to Local SMS interface to support NPAC SMS communication from the service provider Local SMS and the SOA systems.

lnpServiceProvs	Container object used to contain all service provider data on the NPAC SMS. It is used in the NPAC SMS to Local SMS interface to support retrieving of service

Managed Object Name	Interface Functionality Mapping

provider data from the Local SMS and the Lockheed Martin extended functionality that allows service providers to update their service provider data on the NPAC SMS. Service providers can only retrieve their own service provider data.

lnpSubscriptions

Container object used to contain all subscription versions on the NPAC SMS and the Local SMS. It is used in the NPAC SMS to Local SMS interface to support query of subscription data on the NPAC SMS and downloading of subscription data to the Local SMS.

serviceProv

Object used to represent a service provider and its associated data on the NPAC SMS. These objects are used in the NPAC SMS to Local SMS interface to support retrieving of service provider data from the Local SMS and the Lockheed Martin extended functionality that allows service providers to update their service provider data on the NPAC SMS except serviceProvId and serviceProvType. Service providers can only retrieve their own service provider data.

serviceProvLRN

Object used to represent an LRN associated with a service provider on the NPAC SMS or the Local SMS. These objects are used to support downloading of network LRN data to the Local SMS and the Lockheed Martin extended functionality that allows service providers to create/delete their own network LRN data. The service provider will have to add a new object and delete the old one to modify the data.

serviceProvNetwork

Container object used to contain network data for a service provider on the NPAC SMS and the Local SMS. It is used in the NPAC SMS to Local SMS interface to support downloading of network data to the Local SMS and the Lockheed Martin extended functionality that allows service providers to update their network data on the NPAC SMS.

serviceProvNPA-NXX

Object used to represent an NPA-NXX associated with a service provider on the NPAC SMS or the Local SMS. These objects are used to support downloading of network NPA-NXX data to the Local SMS and the Lockheed Martin extended functionality that allows service providers to create/delete their own network NPA-NXX data. NPA splits are supported only through direct contact with NPAC personnel.

subscriptionAudit

Object used to represent a subscription audit request on the NPAC SMS. These objects are used to support subscription audit requests from the SOA to the NPAC SMS using the SOA to NPAC SMS interface. The object supports notifications for audit discrepancies found and audit completion results.

subscriptionVersion

Object used to represent a subscription version on the Local SMS. These objects are used to support subscription version download from the NPAC SMS to the Local SMS using the NPAC SMS to Local SMS interface

subscriptionVersionNPAC

Object used to represent a subscription version on the NPAC SMS. These objects are used to support subscription administration from the SOA using the SOA to NPAC SMS interface. Capability is provided for version creation, activation, modification, cancellation, and disconnect.

4.1.3.                     Attribute Interface Functionality

The table below contains the mapping of the SOA to NPAC SMS and the Local SMS to NPAC SMS attributes to the interface functionality described in the RFP.

Exhibit 4. Attribute Interface Functionality Table

Attribute Name	Interface Requirements Mapping
accessControl	This attribute is used to define access control information for security. It is used in the NPAC SMS to Local SMS and SOA to NPAC SMS interfaces.

actionResultsStatus	This attribute is used to store the status of an action that sends back an asynchronous notification with the results.

additionalDownTimeInformation

This attribute is used to provide additional information about a planned NPAC SMS outage. It is used to support the notification of operational outages to the service provider SOA and Local SMS systems using the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

auditDiscrepancyFailureReason	This attribute is used to specify the failure reason for a discrepancy in the lnpLogAudit-DiscrepancyRptRecord.

auditDiscrepancyLSMS-SP-Id	This attribute is used to specify the service provider Id of the Local SMS on which a discrepancy was found in the lnpLogAudit-DiscrepancyRptRecord.

auditDiscrepancyTn	This attribute is used to specify the TN for which a discrepancy was found in the lnpLogAudit-DiscrepancyRptRecord.

auditDiscrepancyVersionId	This attribute is used to specify the version Id for which a discrepancy was found in the lnpLogAudit-DiscrepancyRptRecord.

auditResponseLevel	This attribute is used to store the level to which an audit was performed (SCP, Local SMS).

auditResultCompletionTime	This attribute is used to specify the completion time of an audit in the lnpLogAuditResultsRecord.

auditResultFailed-SP-List

This attribute is used to specify the list of failed service provider Local SMSs for a failed audit. It is used to support the audit functionality from the service provider SOA using the SOA to NPAC SMS interface.

auditResultNumberDiscrepancies	This attribute is used to specify the number of discrepancies found in an audit in the lnpLogAuditResultsRecord.

auditResultStatus	This attribute is used to specify the final status of an audit in the lnpLogAuditResultsRecord.

downTime	This attribute is used to specify the down time in the lnpLogOperational-InformationRecord.

failedTN-List	This attribute is used to indicate the TN(s) and errors for a failed action in the return asynchronous notification.

lnpAuditsName	This attribute is used to specify the name of the audit container. It is used to support audit functionality in the NPAC SMS using the SOA to NPAC SMS interface.

lnpLocal-SMS-Name	This attribute is used to specify the name of the Local SMS data container. It is used to support the NPAC SMS to Local SMS interface.

lnpNetworkName	This attribute is used to specify the name of the network data container. It is used to support download functionality to the

Attribute Name	Interface Requirements Mapping
Local SMS in the NPAC SMS to Local SMS interface.

lnpNPAC-SMS-Name	This attribute is used to specify the name of the NPAC SMS data container. It is used to support the NPAC SMS to Local SMS interface.

lnpServiceProvsName

This attribute is used to specify the name of the service provider data container. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

lnpSpecificInfo	This attribute is used to pass specific error information in the case of a cmip processing failure error.

lnpSubscriptionsName

This attribute is used to specify the name of the subscription container. It is used to support subscription download functionality to the service provider Local SMS systems and subscription administration functionality for the SOA systems using the SOA to NPAC SMS and Local SMS to NPAC SMS interfaces.

npacContactNumber

This attribute is used to indicate the NPAC contact number to be called concerning an NPAC SMS outage. It is used to support the notification of operational outages to the service provider SOA and Local SMS systems using the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

npacCustomerAllowableFunctions	This attribute is used to specify what functions a service provider can perform on the SOA to NPAC SMS and NPAC SMS to Local SMS interfaces.

resultsCompletionTime	This attribute is used to store the completion time of the action in the action results notification.

serviceProvAddress

This attribute is used to specify the service provider address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvBillingAddress

This attribute is used to specify the service provider billing address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvConflictAddress

This attribute is used to specify the service provider conflict address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvDownloadReason	This attribute is used to specify the reason for download in the serviceProvLRN and serviceProvNPA-NXX objects. It is used in the NPAC SMS to Local SMS Interface.

serviceProvID	This attribute is used to specify the service provider Id to

Attribute Name	Interface Requirements Mapping

uniquely identify a service provider object. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvLRN-ID

This attribute is used to specify the service provider LRN unique identifier. It is used to support downloading of network LRN data to the Local SMS and the Lockheed Martin extended functionality that allows service providers to update their own network LRN data.

serviceProvLRN-CreationTimeStamp	This attribute is used to specify the last date and time the serviceProvLRN object was created on the NPAC SMS. It is used in the NPAC SMS to Local SMS Interface.

serviceProvLRN-Value	This attribute is used to specify the value for a service provider LRN associated with an NPA-NXX.

serviceProvLSMS-Address

This attribute is used to specify the service provider Local SMS contact address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvName

This attribute is used to specify the service provider English name. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvNetAddress

This attribute is used to specify the service provider Network operations contact address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvNPA-NXX-EffectiveTimeStamp	This attribute is used to specify the effective date on which the service provider NPA-NXX is available for LNP. It is used in the NPAC SMS to Local SMS interface.

serviceProvNPA-NXX-ID

This attribute is used to specify the service provider NPA-NXX unique identifier. It is used to support downloading of network NPA-NXX data to the Local SMS and the Lockheed Martin extended functionality that allows service providers to update their own network NPA-NXX data.

serviceProvNPA-NXX-CreationTimeStamp	This attribute is used to specify the date and time the serviceProvNPA-NXX object was created. It is used in the NPAC SMS to Local SMS Interface.

serviceProvNPA-NXX-Value	This attribute is used to specify the service provider NPA-NXX value. It is used to support downloading of network NPA-NXX data to the Local SMS.

serviceProvOperationsAddress	This attribute is used to specify the service provider operations contact address data. It is used to support service provider data query and the Lockheed Martin functionality for service

Attribute Name	Interface Requirements Mapping
provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvRepairCenterInfo	This attribute is used to specify the repair center information for a service provider.

serviceProvSOA-Address

This attribute is used to specify the service provider SOA contact address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvSysLinkInfo

This attribute is used to specify the service provider network address connectivity data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS interface and the SOA to NPAC SMS interface.

serviceProvTunables	This attribute is used to specify the service provider tunables for the NPAC SMS to Local SMS interface.

serviceProvUserAdminAddress

This attribute is used to specify the service provider user administration contact address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

serviceProvWebAddress

This attribute is used to specify the service provider web contact address data. It is used to support service provider data query and the Lockheed Martin functionality for service provider data update in the NPAC SMS using the Local SMS to NPAC SMS or SOA to NPAC SMS interface.

subscriptionActivationTimeStamp

This attribute is used to specify the subscription version activation time stamp. It is used to support service provider data administration in NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionAuditAttributeList

This attribute is used to specify a list of attributes in a subscription version that are to be audited. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditId	This attribute is used to uniquely identify an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditName	This attribute is used to give an English name to an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS.

subscriptionAuditNonPortedTNs	This attribute is used to specify if non-ported TNs should be audited in an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

Attribute Name	Interface Requirements Mapping
subscriptionAuditNumberOfTNs	This attribute is used to specify the number of TNs being audited in an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditNumberOfTNsComplete

This attribute is used to specify the number of TNs that have been successfully audited in a complete or in progress audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditRequestingSP	This attribute is used to specify the service provider Id that requested the audit.

subscriptionAuditServiceProvIdRange

This attribute is used to identify a specific service provider or if all service providers should be audited in an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditStatus	This attribute is used to specify the status of an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditTN-ActivationRange

This attribute is used to specify the activation date and time range for TNs to be audited in an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditTN-AtSuspend

This attribute is used to specify the last TN that was audited when an audit request was suspended in the network. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditTN-NotificationNumber

This attribute is used to specify the number of TNs that have completed audit before the number of subscriptionAuditNumberOfTNsComplete gets incremented in an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionAuditTN-Range	This attribute is used specify the range of TNs to be audited in an audit request. It is used to support audit functionality from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionBillingId

This attribute is used to specify the subscription version service provider billing Id. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionBroadcastTimeStamp

This attribute is used to specify the subscription version’s broadcast from the NPAC SMS to the Local SMS systems time stamp. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

Attribute Name	Interface Requirements Mapping
subscriptionCancellationTimeStamp

This attribute is used to specify the subscription version cancellation time stamp. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionCLASS-DPC

This attribute is used to specify the subscription version CLASS DPC Type. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionCLASS-SSN

This attribute is used to specify the subscription version CLASS SSN. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionCNAM-DPC	This attribute is used to specify the CNAM DPC in the subscriptionVersion object. It is used in the both the NPAC SMS to Local SMS Interface and the SOA to NPAC SMS Interface.

subscriptionCNAM-SSN	This attribute is used to specify the CNAM SSN in the subscriptionVersion object. It is used in the both the NPAC SMS to Local SMS Interface and the SOA to NPAC SMS Interface.

subscriptionConflictTimeStamp

This attribute is used to specify the subscription conflict time stamp. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionCreationTimeStamp

This attribute is used to specify the subscription version creation time stamp. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionCustomerDisconnectDate	This attribute is used to specify the timestamp of when the customer was disconnected.

subscriptionDisconnectCompleteTimestamp

This attribute is used to specify the timestamp of when the subscription version was disconnect. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to the NPAC SMS interface.

subscriptionDownloadReason	This attribute is used to specify the reason for download in the subscriptionVersion objects. It is used in the NPAC SMS to Local SMS Interface.

Attribute Name	Interface Requirements Mapping
subscriptionEffectiveReleaseDate

This attribute is used to specify the subscription version disconnect date. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionEndUserLocationType

This attribute is used to specify the subscription version end user location type. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionEndUserLocationValue

This attribute is used to specify the subscription version end user location value. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionFailed -SP-List	This attribute is used to store the failed service providers after a subscription version broadcast results in a failed or partially-failed subscription version status.

subscriptionISVM-DPC	This attribute is used to specify the ISVM DPC in the subscriptionVersion object. It is used in both the NPAC SMS to Local SMS Interface and the SOA to NPAC SMS Interface.

subscriptionISVM-SSN	This attribute is used to specify the ISVM SSN in the subscriptionVersion object. It is used in both the NPAC SMS to Local SMS Interface and the SOA to NPAC SMS Interface.

subscriptionLIDB-DPC

This attribute is used to specify the subscription version LIDB DPC. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionLIDB-SSN	This attribute is used to specify the LIDB SSN in the subscriptionVersion object. It is used in both the NPAC SMS to Local SMS Interface and the SOA to NPAC SMS Interface.

subscriptionLNPType

This attribute is used to specify the subscription version LNP Type. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionLRN

This attribute is used to specify the LRN data for the subscription version. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionModifiedTimeStamp	This attribute is used to specify the timestamp of any

Attribute Name	Interface Requirements Mapping

modifications to the subscription version. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionNewCurrentSP

This attribute is used to specify the current or new service provider for the subscription version. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionNewSP-CreationTimeStamp

This attribute is used to specify the subscription version new service provider creation time stamp. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionNewSP-CancellationTimeStamp

This attribute is used to specify the time stamp of the subscription version cancellation pending acknowledgment by the new service provider. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to the NPAC SMS interface.

subscriptionNewSP-ConflictResolutionTimeStamp

This attribute is used to specify the time stamp of the subscription version conflict resolution pending acknowledgment by the new service provider. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to the NPAC SMS interface.

subscriptionNewSP-DueDate

This attribute is used to specify the new service provider activation date and time for the subscription version. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionOldSP

This attribute is used to specify the old SP for the subscription version. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionOldSP-Authorization

This attribute is used to specify the subscription version old service provider authorization indication. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

Attribute Name	Interface Requirements Mapping
subscriptionOldSP-AuthorizationTimeStamp

This attribute is used to specify the subscription version old service provider authorization time stamp. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionOldSP-CancellationTimeStamp

This attribute is used to specify the time stamp of the subscription version cancellation pending acknowledgment by the old service provider. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to the NPAC SMS interface.

subscriptionOldSP-ConflictResolutionTimeStamp

This attribute is used to specify the time stamp of the subscription version conflict resolution pending acknowledgment by the old service provider. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to the NPAC SMS interface.

subscriptionOldSP-DueDate

This attribute is used to specify the subscription version cutover time stamp to the new service provider. It is used to support service provider data administration in NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionOldTimeStamp

This attribute is used to specify the subscription version time stamp when the version became old. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionPortingToOriginal-SPSwitch

This attribute is used to specify that subscription version is being ported back to the original service provider. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to the NPAC SMS interface.

subscriptionPreCancellationStatus

This attribute is used to specify the previous status of a cancel-pending subscription version. Valid values are pending, conflict, sending, active, failed, failed partial, conflict-resolution-pending, and disconnect-pending.

subscriptionTN

This attribute is used to specify the subscription version TN for a subscription version. It is used to support service provider data administration using the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.

subscriptionVersionAttributeValueChangeInfo	This attribute is used to specify the attribute value change information in the lnpLogVersionAttributeValueChangeRecord.

Attribute Name	Interface Requirements Mapping
subscriptionVersionId

This attribute is used to specify the unique version id for the subscription version in the NPAC SMS. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

subscriptionVersionStatus

This attribute is used to specify the subscription version status. It is used to support service provider data administration in the NPAC SMS using the SOA to NPAC SMS interface and subscription version download from the NPAC SMS to the Local SMS using the Local SMS to NPAC SMS interface.

4.1.4.                     Action Interface Functionality

The table below contains the mapping of the SOA to NPAC SMS and the Local SMS to NPAC SMS actions to the interface functionality described in the RFP.

Exhibit 5. The Action Interface Functionality Table

Action Name	Interface Requirements Mapping
lnpDownload	This action is used to support the downloading of subscription and network data to the Local SMS from the NPAC via the NPAC SMS to Local SMS interface.

lnpRecoveryComplete

This action is used to specify the system has recovered from down time and the transactions performed since the association establishment can now be sent to the Local SMS from the NPAC SMS using the Local SMS to NPAC SMS interface.

subscriptionVersionActivate	This action is used to support subscription version activation by the new service provider from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionCancel	This action is used to support subscription version cancellation by a service provider from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionDisconnect	This action is used to support subscription version disconnection by the current service provider from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionLocalSMS-Create	This action can be used by the NPAC SMS to create multiple subscription versions via the Local SMS to NPAC SMS interface.

subscriptionVersionModify	This action is used to support subscription version modification by a service provider from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionNewSP-CancellationAcknowledge

This action is used to support the acknowledgment of subscription versions with a status of conflict-resolution-pending by the old service from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionNewSP-ConflictResolutionAcknowledge

This action is used to support the acknowledgment of subscription versions with a status of conflict-resolution-pending by the new service from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

Action Name	Interface Requirements Mapping
subscriptionVersionNewSP-ConflictResolutionPending	This action is used on the NPAC SMS via the SOA to NPAC SMS interface to set the subscriptionversion status from conflict to conflict resolution pending.

subscriptionVersionNewSP-Create	This action is used to support subscription version creation by the new service provider from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionOldSP-CancellationAcknowledge	This action is used to support the acknowledgment of subscription versions with a status of cancel-pending by the old service from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionOldSP-ConflictResolutionAcknowledge

This action is used to support the acknowledgment of subscription versions with a status of conflict-resolution-pending by the old service from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

subscriptionVersionOldSP-Create	This action is used to support subscription version creation by the old service provider from the SOA to the NPAC SMS using the SOA to NPAC SMS interface.

4.1.5.                     Notification Interface Functionality

The table below contains the mapping of the SOA to NPAC SMS and the Local SMS to NPAC SMS notifications to the interface functionality described in the RFP.

Exhibit 6. The Notification Interface Functionality Table

Notification Name	Interface Requirements Mapping
lnpNPAC-SMS-Operational-Information

This notification is used to support the reporting of NPAC SMS scheduled down time. This notification can be issued from the lnpNPAC-SMS object on the NPAC SMS to a SOA via the SOA to NPAC SMS interface or from the NPAC SMS to the Local SMS via the NPAC SMS to Local SMS interface.

subscriptionAudit-DiscrepancyRpt

This notification is used to support the reporting of audit discrepancies found during audit processing. This notification can be issued from an audit object on the NPAC SMS to a SOA via the SOA to NPAC SMS interface.

subscriptionAudit-Results	This notification is used to support the reporting of audit processing results. This notification can be issued from an audit object on the NPAC SMS to a SOA via the SOA to NPAC SMS interface.

subscriptionVersionCancellationAcknowledgeRequest

This notification is issued to new and old service providers to request that a cancellation acknowledgment be sent for a subscriber version in a cancel-pending state. This notification is issued via the SOA to NPAC SMS interface from the NPAC subscription version object if the service provider fails to acknowledge the cancellation after a tunable amount of time specified in the NPAC SMS service data table.

subscriptionVersionConflictResolutionAcknowledge Request	This notification is issued to new and old service providers

Notification Name	Interface Requirements Mapping

to request that a conflict resolution acknowledgment be sent for a subscriber version in a conflict-resolution-pending state. This notification is issued via the SOA to NPAC SMS interface from the NPAC subscription version object if the service provider fails to acknowledge the conflict resolution after a tunable amount of time specified in the NPAC SMS service data table.

subscriptionVersionDonorSP-CustomerDisconnectDate

This notification informs the donor service provider SOA that a subscription version is being disconnected. This notification is issued from a subscription version object on the NPAC SMS to a SOA via the SOA to NPAC SMS interface.

subscriptionVersionLocalSMS-ActionResults

This notification contains the results of a subscriptionVersionLocalSMS-Create action once all the create requests have been attempted. It is issued from the Local SMS to the NPAC SMS via the NPAC SMS to Local SMS interface.

subscriptionVersionNew-NPA-NXX	This notification informs the Local SMS of a pending subscription version involving a new NPA-NXX.

subscriptionVersionNewSP-CreateRequest

This notification is issued to the new service provider to request that a create request be sent for the subscriber version created by the old service provider to provide authorization and/or porting information. This notification is issued via the SOA to NPAC SMS interface from the NPAC subscription version object if the new service provider failed to authorize porting of a number after a tunable amount of time specified in the NPAC SMS service data table.

subscriptionVersionOldSP-ConcurrenceRequest

This notification is issued to the old service provider to request that a create request be sent for the subscriber version created by the new service provider to provide concurrence for porting. This notification is issued via the SOA to NPAC SMS interface from the NPAC subscription version object if the old service provider failed to authorize porting of a number after a tunable amount of time specified in the NPAC SMS service data table.

subscriptionVersionStatusAttributeValueChange

This notification is issued when the subscription version status is modified. This notification is issued from both the NPAC SMS to Local SMS interface and the SOA to NPAC SMS interface from the subscriptionVersionNPAC object.

Secure Association Establishment

5.                                      Secure Association Establishment

5.1.                              Overview

This chapter describes the security, the association management and recovery procedures for the service provider SOAs and Local SMSs to follow, and how error information will be passed between interfaces.

The first section describes the security and authentication procedures used in the NPAC SMS interface. The second section describes the NPAC SMS’s behavior and error handling and suggests how a service provider SOA or Local SMS should proceed when establishing an association.

5.2.                              Security

This section describes the security processes and procedures necessary for service provider SOA systems and Local SMSs to establish a secure association and maintain secure communication with the NPAC SMS.  Security threats to the NPAC SMS include:

•                    Spoofing - An intruder may masquerade as either the SOA, Local SMS, or NPAC SMS to falsely report information.

•                    Message Tampering - An intruder may modify, delete, or create messages passed.

•                    Denial or Disruption of Service - An intruder may cause denial or disruption of service by generating or modifying messages.

•                    Diversion of Resources - An intruder may generate or modify messages that cause resources to be diverted to unnecessary tasks.

•                    Slamming - An intruder may generate or modify messages that cause customer’s service to be moved between service providers.

Security threats are prevented in the NPAC SMS by use of the following methods:

•                    Strong two way authentication at association.

•                    Insuring data integrity by detection of replay, deletion, or modification to a message.

•                    Insuring non-repudiation of data by guaranteeing integrity and supporting data origination authentication for each incoming message.

•                    Implementation of access control and application level security that allows only authorized parties to cause changes to the NPAC SMS database.

5.2.1.                     Authentication and Access Control Information

The following access control information definition will be used in the AccessControl field of the association and CMIP PDUs to insure a secure communication for both the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface:

LnpAccessControl ::= SEQUENCE {
	systemId	SystemID,
	systemType	SystemType,
	userId	GraphicString60 OPTIONAL,
	listId	INTEGER,
	keyId	INTEGER,
	cmiDepartureTime	GeneralizedTime,
	sequenceNumber	INTEGER (04294967295),
	signature	BITSTRING
	function	AssociationFunction,
	recoveryMode	BOOLEAN

}

ServiceProvID ::= NumberString(SIZE(8))

SystemID ::= CHOICE {
serviceProvID [0] ServiceProvId,
npac-sms [1] GraphicsString60

}

SystemType ::= ENUM {
soa(0),
local-sms(1),
soa-and-local-sms(2),
npac-sms(3) —value is only valid for AccessControl definition

}

AssociationFunction ::= SEQUENCE {
soaUnits [0] SoaUnits,
lsmsUnits [1] LSMSUnits

}

SoaUnits ::= SEQUENCE {
soaMgmt [0] NULL OPTIONAL,
networkDataMgmt [1] NULL OPTIONAL

}

LsmsUnits ::= SEQUENCE {
processAudits [0] NULL OPTIONAL,
dataDownload [1] NULL OPTIONAL,
networkDataMgmt [2] NULL OPTIONAL,
query [3] NULL OPTIONAL

}

Exhibit 7 Access Control

5.2.1.1.            System Id

The system Id is the unique Id for the system using an interoperable interface and must be specified in the systemId field. For a service provider using the SOA and/or Local SMS interfaces, this is the OCN. For the NPAC SMS, it is the unique identifier for the regional SMS.

5.2.1.2.            System Type

The system type that indicates the type of system using the interoperable interface must be specified in the systemType field. The valid types are SOA and/or Local SMS and NPAC SMS.

5.2.1.3.            User Id

The user Id of the user of the interface can optionally be specified in the userId field for the SOA interface. This is the 60 character graphics string user identifier for a user on a SOA system. It is not validated on the NPAC SMS, however, it is used for logging purposes.

5.2.1.4.            List Id

The list Id must be specified as an integer in the listId field to identify a key list.  This key list is one of the key lists exchanged outside of the interface process that is known to both the NPAC SMS and the Local SMS or SOA system it is communicating with.

5.2.1.5.            Key Id

The key Id of a key in the key list must be specified as an integer in the keyId field.  This uniquely identifies the key in the key list used to create the digital signature. The size of the modulus for the key is 600 bits as specified by the ICC.

5.2.1.6.            CMIP Departure Time

The CMIP departure time must be specified in GeneralizedTime in the cmipDepartureTime field as the time the PDU departed the sending system.  In order to insure data integrity and no-repudiation the NPAC SMS system must be synchronized to within two minutes of the Local SMS and SOA systems that it communicates.

5.2.1.7.            Sequence Number

The sequence number is a 32 bit integer that must be specified in the sequenceNumber field.  It should be specified as zero at association time and incremented by one for every message sent over the association. Once the sequence number reaches 4294967295 the counter will be reset to one for the association. Please note that each sender independently keeps its own counter for the sequence number of messages sent and received. For example, after association is established, a Local SMS could send three messages to the NPAC SMS with sequence numbers 1, 2, and 3 respectively.  The NPAC SMS when sending it’s first message to the Local SMS would use sequence number 1 not sequence number 4.

5.2.1.8.            Signature

The signature field contains the MD5 hashed and encrypted systemId, the system type, the userId, the cmipDepartureTime, and sequenceNumber without separators between those fields or other additional characters. Encryption is done using RSA encryption using the key from the key list specified. Validation of this field insures data integrity and non-repudiation of data.

5.2.1.9.            Association Functions

The Association Function(s) must be specified on the initial association request (AARQ PDU). The following table lists the possible Association Functions that can be specified for each of the Association Request Initiators:

Exhibit 8 Association Functions

Association Request Initiator
Association Function	SOA	Local SMS
SOA Management (Audit and Subscription Version) Classes: lnpSubscriptions subscriptionAudit subscriptionVersion subscriptionVersionNPAC	X

Service Provider and Network Data Management Classes: lnpNetwork lnpNPAC-SMS lnpServiceProvs serviceProv serviceProvLRN serviceProvNetwork serviceProv-NPA-NXX	X	X

Network and Subscription Data Download Classes: lnpNetwork lnpSubscriptions		X

Query Classes: All		X

Note that the multiple Association Functions can be specified for an association. For example, a Local SMS can establish an association for both the process audit and network and subscription data download association functions.

5.2.1.10.Recovery Mode

The recovery mode flag is set to TRUE when a Local SMS is establishing a connection after a downtime. This flag indicates to the NPAC SMS to hold all current transactions until the Local SMS sends the Recovery Complete action. Once an association is established in recovery mode, the Local SMS should request subscription and network downloads. The Local SMS should also query for active audits and remove any outstanding audits on its system.  After these steps are complete, the Local SMS should submit the Recovery Complete action. The NPAC SMS will respond with all updates since association establishment and then normal processing will resume. See Chapter 6, Section 6.5.1, Sequencing of Events on Initialization/Resynchronization of Local SMS.

The recovery mode flag applies only to the Network and Subscription Data Download Association Function.

5.2.2.                     Association Establishment

Strong two way authentication at association is done for both the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.  This secure association establishment is done at the application level using the access control field described above.  The access control information used during association set-up is sent in the association control messages. Association establishment can be done by the SOA to NPAC SMS or Local SMS to NPAC SMS. The NPAC SMS cannot initiate an association. The initiator of the association specifies its information in the AARQ PDU message and the responder in the AARE PDU.

The following is an example of the information exchanged in the AARQ and AARE PDUs and the processing involved.  Assume for the example:

•                    A Local SMS is making an association with the NPAC SMS.

•                    The Local SMS systemId is “Company XYZ User Id.”

•                    The NPAC SMS systemId is “NPAC SMS User Id.”

•                    The listId for the key list is 1.

•                    The keyId is 32.

•                    The key in listId 1 with a keyId of 32 is “ABC123.”

•                    The sequence number is 0 (as required).

The Local SMS initiates the association request by creating and sending an AARQ PDU to the NPAC SMS.  This AARQ PDU contains the following access control information in the syntax described above:

•                    The systemId of “Company XYZ User Id.”

•                    The listId of 1.

•                    The keyId of 32.

•                    The current Local SMS GMT time in the cmipDepartureTime.

•                    A sequence number of 0.

•                    The signature contains MD5 hashed and encrypted systemId, systemType, userId, cmipDepartureTime, and the sequenceNumber using the encryption key “ABC123” as found in key list 1 with key id 32.

•                    And all BOOLEAN items are set to FALSE in the functional groups field, except for the processAudits item which is set to TRUE.

Once the AARQ PDU is sent, the sender (in this case the Local SMS), starts a tunable timer (with a default value of 2 minutes).  If the timer expires before the AARE PDU is received then the Local SMS will terminate the association attempt.

When the NPAC SMS receives the association request it validates the data received.  The data is validated as follows:

•                    Insure the systemId is present and valid for the association.

•                    Insure the sequence number is 0.

•                    Insure the cmipDepartureTime is within 5 minutes of the current NPAC SMS GMT time.

•                    Find the key specified and decrypt the signature insuring that the systemId, systemType, userId, cmipDepartureTime, and sequenceNumber are the same as those specified in the PDU.

•                    The functional groups requested are valid for the system type that requested the association. In this example, the system type must be “local-sms(1)” or “soa-and-local-sms(2).”

If validation of the AARQ PDU fails then an A-ABORT will be issued by the NPAC SMS without any additional information.  This will prevent network resources from being used by intruders.  If the validation of the AARQ PDU is successful then an AARE PDU would be sent back to the Local SMS.  This AARE PDU contains the following access control information in the syntax described above:

•                    The systemId of “NPAC SMS User Id.”

•                    The listId of 1.

•                    The keyId of 32.

•                    The current NPAC SMS GMT time in the cmipDepartureTime.

•                    A sequence number of 0.

•                    And the signature contains MD5 hashed and encrypted systemId, systemType, userId, cmipDepartureTime, and the sequenceNumber using the encryption key “ABC123” as found in key list 1 with key id 32.

The NPAC SMS may choose to optionally specify a new listId and keyId if for any reason it wants to make a key change. When the Local SMS receives the association response it validates the data received.  The data is validated as follows:

•                    Insure the systemId is present and valid for the association. (Note: the userId field is not required for Local SMS and NPAC SMS associations).

•                    Insure the sequence number is 0.

•                    Insure the cmipDepartureTime is within 5 minutes of the current Local SMS GMT time.

•                    Find the key specified and decrypt the signature insuring that the systemId, systemType, userId, cmipDepartureTime, and sequenceNumber are the same as those specified in the PDU.

If validation of the AARE PDU fails then an A-ABORT will be issued by the Local SMS without any additional information.  This will prevent network resources from being used by intruders.  If validation is successful then an secure association has been established.

5.2.3.                     Data Origination Authentication

For M-GET, M-SET, M-CREATE, M-DELETE, and M-ACTION, the access control field described above is used for data origination authentication.  Please note that any of the messages sent between manager and agent must be sent in confirmed mode.  The following is an example of the information exchanged in the CMIP PDUs and the processing involved.  Assume for the example:

•                    A Local SMS is making an association with the NPAC SMS.

•                    The Local SMS systemId is “Company XYZ User Id.”

•                    The NPAC SMS systemId is “NPAC SMS User Id.”

•                    The listId for the key list is 1.

•                    The keyId is 32.

•                    The key in listId 1 with a keyId of 32 is “ABC123.”

•                    The sequence number is 1.

The Local SMS sends an M-GET to the NPAC SMS.  The M-GET PDU contains the following access control information in the syntax described above:

•                    The systemId of “Company XYZ User Id.”

•                    The listId of 1.

•                    The keyId of 32.

•                    The current Local SMS GMT time in the cmipDepartureTime.

•                    A sequence number of 1.

•                    And the signature contains MD5 hashed and encrypted systemId, systemType, userId, cmipDepartureTime, and the sequenceNumber using the encryption key “ABC123” as found in key list 1 with key Id 32.

Once the M-GET is sent, the sender (in this case the Local SMS), starts a tunable timer (with a default value of 2 minutes).  If the timer expires before the M-GET Response is received then the Local SMS will terminate and reestablish the association.

When the NPAC SMS receives the M-GET request it validates the data received.  The data is validated as follows:

•                    Insure the systemId is present and valid for the association. (Note: the userId field is not required for Local SMS and NPAC SMS associations).

•                    Insure the sequence number is the next sequence number expected. (In this case 1).

•                    Insure the cmipDepartureTime is within 5 minutes of the current NPAC SMS time.

•                    Find the key specified and decrypt the signature, insuring that the systemId, systemType, userId, cmipDepartureTime, and sequenceNumber are the same as those specified in the PDU.

If validation of the M-GET PDU fails then an A-ABORT will be issued by the NPAC SMS without any additional information to prevent tampering and unauthorized use of network resources by intruders. If the validation of the M-GET PDU is successful then the NPAC SMS would get the data requested and send an M-GET Response would be sent back to the Local SMS.

Since CMIP notifications (M-EVENT-REPORT) do not have access control fields, all notifications defined contain the access control information in the notification definition. The values and authentication for the notification access control fields are the same as above except for the signature field. The signature field must contain all of the notification data, the generalized time, and the sequence number MD5 hashed and encrypted. Please note that CMIP notifications are confirmed.

5.2.4.                     Audit Trail

Audit trails will be maintained in logs on the NPAC SMS for the following association information:

•                    Association set-up messages.

•                    Association termination messages.

•                    Invalid messages:

•                    Invalid digital signature.

•                    Sequence number out of order.

•                    Generalized time out of range.

•                    Invalid origination address.

•                    All incoming messages regardless of whether or not they cause changes to data stored in the NPAC SMS.

This information will be made available for report generation on the NPAC SMS system.  It will not be made available through the NPAC SMS Interoperable Interface.

5.3.                              Association Management and Recovery

5.3.1.                     Establishing Associations

5.3.1.1.            Error Handling

All association establishment requests and responses will include the following data elements.  This includes the NPACAssociationInfo which will contain any error information transferred between the interfaces.

A successful response will always be defined as an errorCode of 0 (zero).

The CMIPUserInfo structure defined in:

CMIPAssoc {

joint-iso-ccitt ms(9) cmip(1) modules(0)
aAssociateUserInfo(1)

}

will be passed in the user-information field of all association PDUs (AARQ,  AARE, RLRQ, RLRE, ABRT).  The ASN.1 basic definition is as follows:

CMIPUserInfo::= SEQUENCE

{

protocolVersion[0] IMPLICIT ProtocolVersion

DEFAULT {version1-cmip-assoc},

functionalUnits[1] IMPLICIT FunctionalUnits

DEFAULT {},

accessControl                  [2] EXTERNAL OPTIONAL,

userInfo                                [3] EXTERNAL OPTIONAL

}

The LnpAccessControl structure (defined earlier) will be passed in the accessControl field on all association PDUs.  The following ASN.1 structure will be passed in the userInfo field on AARE, RLRE, and ABRT PDUs generated from the NPAC SMS:

NpacAssociationInfo ::= SEQUENCE

{

errorCode  [0] IMPLICIT ErrorCode,

errorText   [1] IMPLICIT     GraphicString(SIZE(1..80))

}

ErrorCode ::= ENUMERATION

{

success (0),

access-denied (1),                — accessControl information failed
— validation

retry-same-host (2),                                        —  this NPAC SMS host is the
— primary, but is temporarily
— down, try this host again later

try-other-host (3)                                                    — this NPAC SMS is no longer the
— primary, try the backup host

}

The errorText field may contain further information to be defined later.

5.3.1.2.            NPAC SMS Behavior

Under normal conditions, the primary NPAC SMS will be responding by accepting association requests while the secondary NPAC SMS will be responding by denying association requests with an error code of TRY _OTHER_HOST.

When the primary NPAC SMS needs to go down for a short period of time (secondary will not take over),  the primary NPAC SMS will either not be responding (if down) or be denying association requests with an error code of RETRY _SAME_HOST (if partially up). The secondary NPAC SMS will be responding by denying association requests with an error code of TRY _OTHER_HOST.

When the primary NPAC SMS goes down (scheduled or unscheduled) and the secondary NPAC SMS is re-synchronizing to become active, the primary NPAC SMS will be denying association requests with an error code of TRY  _OTHER_HOST. The secondary NPAC SMS will be responding by denying association requests with an error code of RETRY_SAME_HOST. Once the secondary NPAC SMS is done re-synchronizing, it will then start accepting association requests.

5.3.1.3.            Service Provider SOA and Local SMS Procedures

The following is an algorithm that can be used by a service provider SOA or Local SMS when trying to establish an association with the NPAC SMS:

try to establish an association on the primary NPAC SMS if a response was obtained

{

  if the response was an AARE

  {

    switch (error code)

    {

      case SUCCESSFUL

        done

      case ACCESS_DENIED

        find out what is causing the error and fix it

        retry the association on the primary NPAC SMS

      case RETRY_SAME_HOST

        wait X seconds

        retry the association on the primary NPAC SMS

      case TRY_OTHER_HOST

        wait X seconds

        execute this algorithm again substituting

        “secondary” for “primary”

    }

  }

  else

  {

    if the response was an ABRT

    {

      if the reason for the abort indicates some hope

      for a successful retry

      {

        wait X seconds

        retry primary NPAC SMS

      }

      else

      {

        find out what is causing the error and fix it

        retry the association on either the primary or

        secondary NPAC SMS

      }

    }

  }

else

{

  # timeout - some type of network error has occurred

  # a number of different things can be done:

  #

  #   wait X seconds

  #   retry primary

  #

  #       or

  #

  #   find out what is causing the error and fix it

  #   retry the association on the primary NPAC SMS

  #

  #       or

  #

  #   wait X seconds

  #   execute this algorithm again substituting

  #   “secondary” for “primary”

}

5.3.2.                     Releasing or Aborting Associations

Any of the systems, NPAC SMS, service provider SOA or Local SMS can release or abort an association at any time. Once a scheduled outage has arrived, the NPAC SMS will deny associations (error code of “Try Other Host” or “Retry Same Host” depending on the type of outage) and begin to terminate any associations that are outstanding. The NPAC SMS will first try to terminate the associations gracefully by sending an association release PDU. Any associations that are still outstanding will be issued an association abort.

5.3.3.                     CMIP Error Handling

In addition to the standard CMIP error reporting mechanisms, the following attribute will be passed in the SpecificErrorInfo structure on CMIP errors that return a PROCESSING FAILURE error. This structure will be used to detail errors not covered by the standard CMIP error codes.

GDMO Definition

lnpSpecificInfo ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpSpecificInfo;

    MATCHES FOR EQUALITY;

    BEHAVIOUR lnpSpecificInfoBehavior;

    REGISTERED AS {lnp-attribute 8};

lnpSpecificInfoBehavior BEHAVIOUR

    DEFINED AS !

This attribute is used to return more detailed error text information upon a CMIP Processing Failure error.

!;

ASN.1 Definition

LnpSpecificInfo ::= GraphicString(SIZE(1..256))

5.3.4.                     Resynchronization

The SOA and Local SMS associations are viewed to be permanent connections by the NPAC SMS. Thus when the association is broken for any reason, the system connecting to the NPAC SMS must assume responsibility to resynchronize themselves with the NPAC SMS.

5.3.4.1.            Local SMS Resynchronization

To resynchronize itself, the Local SMS starts by setting the recoveryMode flag of the access control parameter. This flag signals the NPAC SMS to hold all data updates to this Local SMS. The Local SMS should then request the downloads it needs.  Once this is complete, the Local SMS should issue the lnpRecoveryComplete action to turn off the recoveryMode flag and receive back any other updates that have occurred since the association was established.

5.3.4.2.            SOA Resynchronization

The SOA interface resynchronizes itself by issuing the necessary queries that inform it of updates made to objects it is concerned with since it last had an association with the NPAC SMS. For subscription objects, a query should be launched based upon the new or old service provider equal to the SOA service provider and the subscriptionModifiedTimeStamp to be greater than the time when the association was lost.

Audit results may only be viewed from the NPAC SMS GUI and are not available on the mechanized interface.

Message Flow Diagrams

6.                                      Message Flow Diagrams

6.1.                            Overview

This chapter defines the message flow scenarios for the SOA to NPAC and the NPAC SMS to Local SMS interfaces.  Each of these definitions consists of a message flow diagram and a textual description of the diagram.

The following is an example message flow diagram and legend for elements shown in the diagram.

[Graphic Omitted:  example message flow diagram and legend]

6.2.                            Audit Scenarios

6.2.1.                     SOA Initiated Audit

In this scenario, the SOA initiates an audit to the NPAC SMS due to suspected subscription version discrepancies.

[Graphic Omitted: Process diagram for SOA initiated audit]

a.               Action is taken by SOA personnel to start an audit due to suspected network discrepancies.

b.              The SOA sends a M-CREATE request to the NPAC SMS, requesting an audit.  The SOA must specify the following attributes in the request:

serviceProvID - SOA service provider id
subscriptionAuditName - English audit name
subscriptionAuditServiceProvIdRange - which service provider or all service providers for audit
subscriptionAuditTN-Range - TNs to be audited

If these attributes are not specified, then the create will fail with a missingAttributesValue error.  The SOA may also specify the following attributes in the request:

subscriptionAuditAttributeList - subscription version attributes to be audited
subscriptionAuditTN-ActivationRange - time range of activation for subscription versions to be audited

The subscriptionAuditId and the subscriptionAuditStatus will be determined by the NPAC SMS.  If any values are deemed invalid, an invalidArgumentValue error will be returned. NOTE: The subscriptionAuditTN-Range will be limited based on the maximum range size specified in the NPAC SMS.  If the limit specified is exceeded, the create request will fail with an invalidAttributeValue error.

c.               Once the NPAC SMS creates the audit request object, it sends an M-CREATE response back to the SOA that initiated the request.

d.              NPAC SMS sends M-EVENT-REPORT to the service provider SOA for the subscriptionAudit creation.

e.               The service provider SOA confirms the M-EVENT-REPORT.

f.                 NPAC SMS begins audit.

g.              NPAC SMS issues a scoped and filtered M-GET for the subscription versions in the audit.

h.              Local SMS returns M-GET query data.

i.                  NPAC SMS performs the necessary comparisons of each subscription version object.

j.                  If a discrepancy is found, NPAC SMS issues a subscriptionAuditDiscrepancyRpt M-EVENT-REPORT.

k.               Service provider SOA confirms the M-EVENT-REPORT.

l.                  If a discrepancy is found, NPAC SMS issues the necessary operation to the Local SMS to correct the discrepancy (M-CREATE, M-DELETE, or
M-SET).

m.            NPAC SMS has completed the audit comparisons and corrections.

n.              NPAC SMS issues the subscriptionAuditResults M-EVENT-REPORT to the service provider SOA.

o.              The Service provider SOA confirms the M-EVENT-REPORT.

p.              The NPAC SMS then sends an objectDeletion M-EVENT-REPORT to the SOA for the subscriptionAudit object.

q.              The service provider SOA confirms the M-EVENT-REPORT.

r.                 The NPAC SMS issues a local M-DELETE request for the subscriptionAudit object to/from the NPAC SMS. This will attempt to delete the subscriptionAudit object on the NPAC SMS.

s.               The M-DELETE response is received on the NPAC SMS indicating whether the subscriptionAudit object was deleted successfully.

6.2.2.                     SOA Initiated Audit Cancellation by the SOA

The SOA cancels an audit that it initiated.

[Graphic Omitted:  Process diagram for SOA cancelled audit]

a.               Action is taken by SOA personnel to cancel an audit previously initiated by the SOA.

b.              The SOA sends an M-DELETE request for the subscriptionAudit object to the NPAC SMS, requesting cancellation of an audit.  If the audit was not initiated by the SOA requesting cancellation, then the request will be rejected with an accessDenied error.

c.               The NPAC SMS will respond by sending an objectDeletion M-EVENT-REPORT.

d.              The SOA confirms the M-EVENT-REPORT.

e.               The NPAC SMS sends an M-DELETE response to the SOA.

6.2.3.                     SOA Initiated Audit Cancellation by the NPAC

The NPAC cancels an audit that was initiated by an SOA.

[Graphic Omitted:  Process diagram for audit cancellation by NPAC]

a.               Action is taken by NPAC personnel to cancel an audit previously initiated by an SOA.

b.              The NPAC SMS sends an objectDeletion M-EVENT-REPORT to the SOA that initiated the audit request.

c.               The SOA confirms the M-EVENT-REPORT

d.              The NPAC SMS issues a local M-DELETE request to/from the NPAC SMS. This will attempt to delete the subscriptionAudit object on the NPAC SMS.

e.               The M-DELETE response is received on the NPAC SMS indicating whether the subscriptionAudit object was deleted successfully.

6.2.4.                     NPAC Initiated Audit

In this scenario, the NPAC SMS initiates an audit due to suspected subscription version discrepancies.

[Graphic Omitted: Process diagram for audit initiated for subscription version discrepancies]

a.               Action is taken by NPAC personnel to start an audit due to suspected network discrepancies.

b.              The NPAC SMS does a Local M-CREATE request to itself for the subscriptionAudit object requesting an audit.

c.               The NPAC SMS responds with an M-CREATE response indicating that the subscriptionAudit object was created successfully.

d.              The NPAC SMS sends an M-GET request to the Local SMSs to retrieve the subscription data to use for audit processing.  The request uses the CMIP scoping and filtering options to retrieve only the subscriptionVersion objects to be audited.

e.               The Local SMS responds to the M-GET request by returning the subscription data that satisfies the scope and filter data.

f.                 NPAC SMS performs the comparisons. If any discrepancies are found, the NPAC SMS will perform the necessary fix to the Local SMS.

g.              NPAC SMS completes the audit.

h.              Issue a local M-DELETE request for the subscriptionAudit object to/from the NPAC SMS. This will attempt to delete the subscriptionAudit object on the NPAC SMS.

i.                  The M-DELETE response is received on the NPAC SMS indicating whether the subscriptionAudit object was deleted successfully.

6.2.5.                     NPAC Initiated Audit Cancellation by the NPAC

The NPAC SMS cancels an audit that it initiated.

[Graphic Omitted: Process diagram - The NPAC SMS cancels an audit that it initiated]

a.               Action is taken by NPAC personnel to cancel an audit previously initiated by the NPAC SMS.

b.              Issue a local M-DELETE request to/from the NPAC SMS. This will attempt to delete the subscriptionAudit object on the NPAC SMS.

c.               The M-DELETE response is received on the NPAC SMS indicating whether the subscriptionAudit object was deleted successfully.

6.2.6.                     Audit Query on the NPAC

This scenario shows a service provider query on an existing audit that it initiated.

[Graphic Omitted:  Process diagram of audit query]

a.               The service provider SOA takes action to query an audit that it initiated.

b.              Service provider SOA sends an M-GET request for a subscriptionAudit on the NPAC SMS.

c.               NPAC SMS responds to an M-GET with the audit data or a failure and reason for failure. An accessDenied error will be returned to the service provider if they did not originate the audit queried.

6.3.                            Service Provider Scenarios

6.3.1.                     Service Provider Creation by the NPAC

In this scenario, the NPAC SMS creates data for a new LNP service provider. The addition of NPA-NXX and LRN data for a new service provider will be shown in flows that follow.

[Graphic Omitted: Process diagram for service provider creation]

a.               Action is taken by NPAC SMS personnel to create a new service provider.

b.              Issue a local M-CREATE request for the serviceProv object to/from the NPAC SMS. This will attempt to create the serviceProv object on the NPAC SMS. If the M-CREATE fails, the appropriate error will be returned.

c.               The M-CREATE response is received on the NPAC SMS indicating whether the serviceProv object was created successfully. If a failure occurs, processing will stop.

d.              Issue a local M-CREATE request for the serviceProvNetwork object to/from the NPAC SMS. This will attempt to create the serviceProvNetwork object on the NPAC SMS. If the M-CREATE fails, the appropriate error will be returned.

e.               The M-CREATE response is received on the NPAC SMS indicating whether the serviceProvNetwork object was created successfully. If the object cannot be created, the serviceProv object is deleted and an error is returned.

f.                 The NPAC SMS sends an M-CREATE request for the serviceProvNetwork object to each of the Local SMSs.

g.              The Local SMS(s) will respond by sending an M-CREATE response back to the NPAC SMS.

6.3.2.                     Service Provider Deletion by the NPAC

In this scenario, the NPAC SMS deletes data for an LNP service provider with no network data.

[Graphic Omitted: Process diagram for service provider deletion]

a.               Action is taken by NPAC SMS personnel to delete an existing service provider.

b.              Check the network database to see if the service provider has NPA-NXX data defined for it. If so, deny the request.

c.               Issue a local M-DELETE request for the serviceProv object to/from the NPAC SMS. This will attempt to delete the serviceProv object on the NPAC SMS.

d.              The M-DELETE response is received on the NPAC SMS indicating whether the serviceProv object was deleted successfully.

e.               If the serviceProv object was deleted, issue a local M-DELETE request for the serviceProvNetwork object to/from the NPAC SMS. This will attempt to delete the serviceProvNetwork object on the NPAC SMS.

f.                 The M-DELETE response is received on the NPAC SMS indicating whether the serviceProvNetwork object was deleted successfully.

g.              If the serviceProvNetwork object was deleted, the NPAC SMS sends an M-DELETE request for the serviceProvNetwork object to each of the Local SMS(s).

h.              The Local SMS(s) will respond by sending an M-DELETE response back to the NPAC SMS.

6.3.3.                     Service Provider Modification by the NPAC

In this scenario, the NPAC SMS modifies the LNP service provider data.

[Graphic Omitted: Process diagram for service provider modification]

a.               Action is taken by the NPAC personnel to modify data for an existing service provider.

b.              Issue a local M-SET request for the serviceProv object to/from the NPAC SMS. This will attempt to set the specified information on the NPAC SMS.

c.               Validate the data to be set in the M-SET request. An M-SET Error Response of invalidArgumentValue is returned if any data is deemed invalid.

d.              The M-SET response is received on the NPAC SMS indicating whether the serviceProv object was modified successfully.

e.               NPAC SMS performs an M-SET to the Local SMS if the service provider name changed.

f.                 The Local SMS responds.

6.3.4.                     Service Provider Modification by the Local SMS

In this scenario, the Local SMS modifies its own service provider data.

[Graphic Omitted: Process diagram for service provider modification by local SMS]

a.               Action is taken by the Local SMS personnel to modify their own service provider data.

b.              The Local SMS sends an M-SET request to the NPAC SMS to modify their service provider information.

c.               The NPAC SMS verifies that the service provider to be modified is owned by the service provider that initiated the request. If not, an access denied M-SET Error Response of invalidArgumentValue is returned.

d.              Validate the data to be set in the M-SET request. An invalidArgumentValue M-SET Error Response is returned if any data is deemed invalid.

e.               The NPAC SMS sends an M-SET response back to the Local SMS that initiated the request.

6.3.5.                     Service Provider Modification by the SOA

In this scenario, the SOA modifies its own service provider data.

[Graphic Omitted: Process diagram for service provider modification by SOA]

a.               Action is taken by the SOA to modify their own service provider data.

b.              The SOA sends an M-SET request to the NPAC SMS to modify their service provider information.

c.               The NPAC SMS verifies that the service provider to be modified is owned by the service provider that initiated the request. If not, an access denied M-SET Error Response of invalidArgumentValue is returned.

d.              Validate the data to be set in the M-SET request. An invalidArgumentValue M-SET Error Response is returned if any data is deemed invalid.

e.               The NPAC SMS sends an M-SET response back to the SOA that initiated the request.

6.3.6.                     Service Provider Query by the Local SMS

In this scenario, the Local SMS queries their own service provider data.

[Graphic Omitted: Process diagram for service provider query by local SMS]

a.               Action is taken by the Local SMS personnel to query their own service provider data.

b.              The Local SMS sends an M-GET request to the NPAC SMS requesting their own service provider information.

c.               The NPAC SMS verifies that the service provider information to be retrieved is owned by the service provider that initiated the request. If not, an M-GET Error Response of accessDenied is returned if the two service providers do not match.

d.              The NPAC SMS sends an M-GET response containing the requested service provider information back to the Local SMS or SOA that initiated the request.

6.3.7.                     Service Provider Query by the SOA

In this scenario, the SOA queries their own service provider data.

[Graphic Omitted: Process diagram for service provider query by SOA]

a.               Action is taken by the SOA or SOA personnel to query their own service provider data.

b.              The SOA sends an M-GET request to the NPAC SMS requesting their own service provider information.

c.               The NPAC SMS verifies that the service provider information to be retrieved is owned by the service provider that initiated the request. If not, an M-GET error response of accessDenied is returned if the two service providers do not match.

d.              The NPAC SMS sends an M-GET response containing the requested service provider information back to the SOA that initiated the request.

Service Provider Network Data Scenarios

6.3.8.                     NPA-NXX Scenarios

6.3.8.1.            NPA-NXX Creation by the NPAC

In this scenario, NPAC SMS creates new NPA-NXX data for an LNP service provider.

[Graphic Omitted: Process diagram for NPA-NXX creation]

a.               Action is taken by the NPAC Personnel to create an NPA-NXX for a specified service provider.

b.              The NPAC SMS sends an M-CREATE request to itself in order to create a local serviceProvNPA-NXX object.

c.               The NPAC SMS receives the M-CREATE response indicating whether the serviceProvNPA-NXX object was created successfully.

d.              If the serviceProvNPA-NXX object was created, the NPAC SMS sends an M-CREATE request to the Local SMS(s) for the serviceProvNPA-NXX object.

e.               The Local SMS(s) respond by sending an M-CREATE response indicating whether the serviceProvNPA-NXX object was created successfully.

6.3.8.2.            NPA-NXX Deletion by the NPAC

In this scenario, NPAC SMS deletes an NPA-NXX for an LNP service provider.

[Graphic Omitted: Process diagram for NPA-NXX deletion]

a.               Action is taken by NPAC SMS personnel to delete an NPA-NXX for a specified service provider.

b.              Check the subscriptions database to see if subscriptions exist with this NPA-NXX that have a status other than “old” or “canceled.” If so, terminate processing at this point.

c.               The NPAC SMS sends an M-DELETE request to itself in order to delete the local serviceProvNPA-NXX object.

d.              The NPAC SMS receives the M-DELETE response indicating whether the serviceProvNPA-NXX object was deleted successfully.

e.               If the serviceProvNPA-NXX object was deleted, the NPAC SMS sends an M-DELETE request to the Local SMS(s) for the serviceProvNPA-NXX object.

f.                 The Local SMS(s) responds by sending an M-DELETE response to the NPAC SMS indicating whether the serviceProvNPA-NXX object was deleted successfully.

6.3.8.3.            NPA-NXX Creation by the Local SMS

In this scenario, the Local SMS creates a new NPA-NXX for its own service provider network data.

[Graphic Omitted: Process diagram for NPA-NXX creation]

a.               Action is taken by the Local SMS personnel to create an NPA-NXX available for porting in their own service provider network.

b.              The Local SMS sends an M-CREATE request to the NPAC requesting that an NPA-NXX object be created for their own service provider network.

c.               The NPAC SMS verifies that the service provider creating the NPA-NXX information is the same as the service provider that owns the network data. If not, then an access denied M-CREATE accessDenied Error Response is returned.

d.              The NPAC SMS responds by sending an M-CREATE response to the Local SMS that initiated the request indicating whether the serviceProvNPA-NXX object was created successfully.

e.               If the serviceProvNPA-NXX object was created, the NPAC SMS sends an M-CREATE request to the other Local SMS(s) for the serviceProvNPA-NXX object.

f.                 The Local SMS(s) responds by sending an M-CREATE Response indicating whether the serviceProvNPA-NXX object was created successfully.

6.3.8.4.            NPA-NXX Creation by the SOA

In this scenario, the SOA creates a new NPA-NXX for its own service provider network data.

[Graphic Omitted: Process diagram for NPA-NXX creation]

a.               Action is taken by the SOA personnel to create an NPA-NXX available for porting in their own service provider network.

b.              The SOA sends an M-CREATE request to the NPAC requesting that an NPA-NXX object be created for their own service provider network.

c.               The NPAC SMS verifies that the service provider creating the NPA-NXX information is the same as the service provider that owns the network data. If not, then an access denied M-CREATE response to the SOA that initiated the request indicating whether the serviceProvNPA-NXX object was created successfully.

d.              The NPAC SMS sends an M-CREATE response back to the SOA for the serviceProvNPA-NXX object.

e.               The NPAC SMS sends an M-CREATE request to the other Local SMS(s) for the serviceProvNPA-NXX object.

f.                 The Local SMS(s) responds by sending an M-CREATE response indicating whether the serviceProvNPA-NXX object was created successfully.

6.3.8.5.            NPA-NXX Deletion by the Local SMS

In this scenario, the Local SMS deletes an NPA-NXX in its own service provider network data.

[Graphic Omitted: Process diagram for NPA-NXX deletion]

a.               Action is taken by the Local SMS personnel to delete an NPA-NXX for their own service provider network data.

b.              The SMS sends an M-DELETE request to the NPAC SMS requesting that an NPA-NXX object be deleted for their own service provider.

c.               The NPAC SMS verifies that the service provider that owns the NPAC-NXX information to be deleted is the same as the service provider that owns the network data. If not, then an M-DELETE accessDenied error response is returned.

d.              Check the subscriptions database to see if subscriptions exist with this LRN that have a status other than “old” or canceled.” If so, terminate processing at this point.

e.               The NPAC SMS responds by sending an M-DELETE response indicating whether the serviceProvNPA-NXX object was deleted successfully.

f.                 If the serviceProvNPA-NXX object was deleted, the NPAC SMS sends an M-DELETE request to the other Local SMS(s) for the serviceProvNPA-NXX object.

g.              The Local SMS(s) responds by sending an M-DELETE response indicating whether the serviceProvNPA-NXX object was deleted successfully.

6.3.8.6.    NPA-NXX Deletion by the SOA

In this scenario, the SOA deletes a new NPA-NXX for its own service provider network data.

[Graphic Omitted: Process diagram for NPA-NXX deletion by SOA]

a.               Action is taken by the SOA personnel to delete an NPA-NXX for their own service provider network data.

b.              The SOA sends an M-DELETE request to the NPAC SMS requesting that an NPA-NXX object be deleted for their own service provider.

c.               The NPAC SMS verifies that the service provider that owns the NPAC-NXX information to be deleted is the same as the service provider that owns the network data. If not, then an M-DELETE accessDenied Error Response is returned.

d.              Check the subscriptions database to see if subscriptions exist with this LRN that have a status other than “old” or “canceled.” If so, terminate processing at this point.

e.               The NPAC SMS responds by sending an M-DELETE response indicating whether the serviceProvNPA-NXX object was deleted successfully.

f.                 The NPAC SMS sends an M-DELETE request to the Local SMS(s) for the serviceProvNPA-NXX object.

g.              The Local SMS(s) respond by sending an M-DELETE response indicating whether the serviceProvNPA-NXX object was deleted successfully.

6.3.8.7.            NPA-NXX Query by the Local SMS

In this scenario, the Local SMS queries for NPA-NXX data.

[Graphic Omitted: Process diagram for NPA-NXX Query by local SMS]

a.               Action is taken by Local SMS personnel to query for a serviceProvNPA-NXX.

b.              The Local SMS sends an M-GET request to the NPAC SMS for the serviceProvNPA-NXX object.

c.               The NPAC SMS responds by sending an M-GET response containing the NPA-NXX data back to the Local SMS.

6.3.8.8.            NPA-NXX Query by the SOA

In this scenario, the SOA queries for NPA-NXX updates.

[Graphic Omitted: Process diagram for NPA-NXX query for updates]

a.               Action is taken by SOA personnel to query for a serviceProvNPA-NXX.

b.              The SOA sends an M-GET request to the NPAC SMS for the serviceProvNPA-NXX object.

c.               The NPAC SMS responds by sending an M-GET response containing the NPA-NXX data back to the Local SMS.

6.3.9.                     LRN Scenarios

6.3.9.1.            LRN Creation by the NPAC

In this scenario, the NPAC SMS creates an LRN for an LNP serviceProvNPA-NXX.

[Graphic Omitted: Process diagram for LRN creation]

a.               Action is taken by the NPAC personnel to create an LRN for an existing service provider.

b.              The NPAC SMS sends an M-CREATE request to itself in order to create a local serviceProvLRN object.

c.               The NPAC SMS receives the M-CREATE response indicating whether the serviceProvLRN object was created successfully.

d.              If the serviceProvLRN object was created, the NPAC SMS sends an M-CREATE request to the Local SMS(s) for the serviceProvLRN object.

e.               The Local SMS(s) responds by sending an M-CREATE response indicating whether the serviceProvLRN object was created successfully.

6.3.9.2.            LRN Creation by the SOA

In this scenario, the SOA creates an LRN for its own service provider network data.

[Graphic Omitted: Process diagram for LRN creation by SOA]

a.               Action is taken by the SOA personnel to create an LRN for their own network data.

b.              The SOA sends an M-CREATE request to the NPAC SMS requesting that an LRN object be created for their own network data.

c.               The NPAC SMS verifies that the service provider creating the LRN information is the same as the service provider that owns the service provider network data. If not, then an accessDenied M-CREATE Error Response is returned.

d.              The NPAC SMS responds by sending an M-CREATE response back to the SOA that initiated the request, indicating whether the serviceProvLRN object was created successfully.

e.               The NPAC SMS sends an M-CREATE request to the Local SMS(s) for the serviceProvLRN object.

f.                 The Local SMS(s) respond by sending an M-CREATE response indicating whether the service provider LRN object was created successfully.

6.3.9.3.            LRN Deletion by the SOA

In this scenario, the SOA deletes an LRN for their own service provider network data.

[Graphic Omitted: Process diagram for LRN deletion by SOA]

a.               Action is taken by the SOA personnel to delete an LRN for their own network data.

b.              The SOA sends an M-DELETE request to the NPA requesting that an LRN object be deleted.

c.               The NPAC SMS verifies that the service provider deleting the LRN information is the same as the service provider that is associated with the network data. If not, then an accessDenied M-DELETE error response is returned.

d.              Check the subscriptions database to see if subscriptions exist with this LRN that have a status other than “old” or “canceled.” If so, an M-SET error response complexity limitation is returned.

e.               The NPAC SMS responds by sending an M-DELETE response indicating whether the serviceProvLRN object was deleted successfully.

f.                 The NPAC SMS sends an M-DELETE request to the Local SMS(s) for the serviceProvLRN object.

g.              The Local SMS(s) responds by sending a message indicating whether the serviceProvLRN object was deleted successfully.

6.3.9.4.            LRN Query by the SOA

In this scenario, the SOA queries LRN data.

[Graphic Omitted: Process diagram for LRN query by SOA]

a.               Action is taken by SOA personnel to an LRN for a specified service provider.

b.              The SOA sends an M-GET request to the NPAC SMS for the serviceProvLRN object.

c.               The NPAC SMS responds by sending an M-GET response containing the data back to the SOA.

6.3.9.5.            LRN Deletion by the NPAC

In this scenario, the NPAC SMS deletes an LRN for an LNP serviceProvNPA-NXX.

[Graphic Omitted: Process diagram for LRN deletion by NPAC]

a.               Action is taken by the NPAC SMS personnel to delete an LRN for a service provider.

b.              Check the subscriptions database to see if subscriptions exist with this LRN that have a status other than “old” or “canceled.” If so, terminate processing at this point.

c.               The NPAC SMS sends an M-DELETE request to itself in order to delete the local serviceProvLRN object.

d.              The NPAC SMS receives the M-DELETE response indicating whether the serviceProvLRN object was deleted successfully.

e.               If the serviceProvLRN object was deleted, the NPAC SMS sends an M-DELETE request to the Local SMS(s) for the serviceProvLRN object.

f.                 The Local SMS(s) responds by sending an M-DELETE response indicating whether the serviceProvLRN object was deleted successfully.

6.3.9.6.            LRN Creation by the Local SMS

In this scenario, the Local SMS creates an LRN for its own service provider network data.

[Graphic Omitted: Process diagram for LRN creation by local SMS]

a.               Action is taken by the Local SMS personnel to create an LRN for their own network data.

b.              The SMS sends an M-CREATE request to the NPAC requesting that an LRN object be created for their own network data.

c.               The NPAC verifies that the service provider creating the LRN information is the same as the service provider that owns the service provider network data. If not, then an accessDenied M-CREATE error response is returned.

d.              The NPAC SMS responds by sending an M-CREATE response back to the Local SMS that initiated the request, indicating whether the serviceProvLRN object was created successfully.

e.               If the serviceProvLRN object was created, the NPAC SMS sends an M-CREATE request to the other Local SMS(s) for the serviceProvLRN object.

f.                 The Local SMS(s) responds by sending an M-CREATE response indicating whether the serviceProvLRN object was created successfully.

6.3.9.7.            LRN Deletion by the Local SMS

In this scenario, the Local SMS deletes an LRN for their own service provider network data.

[Graphic Omitted: Process diagram for LRN deletion by local SMS]

a.               Action is taken by the Local SMS personnel to delete an LRN for their own network data.

b.              The Local SMS sends an M-DELETE request to the NPAC requesting that an LRN object be deleted.

c.               The NPAC SMS verifies that the service provider deleting the LRN information is the same as the service provider that is associated with the network data. If not, then an accessDenied M-DELETE Error Response is returned.

d.              Check the subscriptions database to see if subscriptions exist with this LRN that have a status other than “old” or “canceled.” If so, an M-SET Error Response complexity limitation is returned.

e.               The NPAC SMS responds by sending an M-DELETE response indicating whether the serviceProvLRN object was deleted successfully.

f.                 If the serviceProvLRN object was deleted, the NPAC SMS sends an M-DELETE request to the other Local SMS(s) for the serviceProvLRN object.

g.              The Local SMS(s) responds by sending a message indicating whether the serviceProvLRN object was deleted successfully.

6.3.9.8.            LRN Query by the Local SMS

In this scenario, the Local SMS queries LRN data.

[Graphic Omitted: Process diagram for LRN query by local SMS]

a.               Action is taken by Local SMS personnel to query an LRN for a specified service provider.

b.              The Local SMS sends an M-GET request to the NPAC SMS for the serviceProvLRN object.

c.               The NPAC SMS responds by sending an M-GET response containing the data back to the Local SMS.

6.3.9.9.            Network Data Download

This scenario shows a Local SMS request for network data download in order to update their view of this data.

[Graphic Omitted: Process diagram for network data download]

a.               Action is taken by the Local SMS personnel to request a network data download. The criteria to decide which network data is to be downloaded is specified by the Local SMS personnel.

b.              The Local SMS sends an M-ACTION request to the NPAC SMS lnpNetwork object requesting a network data download.

c.               The NPAC SMS looks up the network data in the network database as specified by the criteria in the M-ACTION request.

d.              The NPAC SMS responds by sending an M-ACTION response to the Local SMS that initiated the request. The response includes the success/failure of the request along with the requested network data.

e.               The Local SMS must take appropriate action to update their view of the data.

6.3.9.10.      Scoped/Filtered GET of Network Data

This scenario shows a request for network data via a scoped/filtered M-GET. In this case, scoping is done from the lnpNetwork object. However, scoping and filtering can be done from serviceProvNetwork and serviceProvNPA-NXX objects.

[Graphic Omitted: Process diagram for get of network data]

a.               Action is taken by the Local SMS personnel to request network data via a scoped/filtered M-GET request.

b.              The Local SMS sends a scoped/filtered M-GET request to the NPAC SMS.

c.               The NPAC SMS sends network data objects (serviceProvNetwork, serviceProvNPA-NXX, serviceProvLRN) that pass the scope/filter criteria to the Local SMS that initiated the request.

d.              A final M-GET response is sent to the Local SMS that initiated the request once all scoped/filtered network objects have been returned.

6.4.                            SubscriptionVersion Flow Scenarios

6.4.1.                     SubscriptionVersion Create Scenarios

The subscriptionVersionNPAC object is created by either the new or old service provider SOA issuing an M-ACTION. Once one provider issues its M-ACTION create, the other service provider then responds with its own create.

6.4.1.1.            SubscriptionVersion Create by the Initial SOA (Old Service Provider)

In this scenario, the old service provider is the first to send the M-ACTION to create the subscriptionVersion object.

[Graphic Omitted: Process diagram for subscription version creation]

a.               Action is taken by the old service provider SOA to create a new version of a subscriber.

b.              Old service provider SOA sends M-ACTION subscriptionVersionOldSP-Create to the NPAC SMS lnpSubscriptions object to create a new subscriptionVersionNPAC. The old service provider SOA must specify the following valid attributes:

subscriptionTN or a valid subscriptionVersionTN-Range

subscriptionNewCurrentSP

subscriptionOldSP

subscriptionOldSP-DueDate

subscriptionOldSP-Authorization

subscriptionLNPType

If the service provider were to give a range of TNs, this would result in an M-CREATE and M-EVENT-REPORT for each TN.

If an attribute value is invalid, an invalidArgumentValue will be returned, indicating invalid data values. Other appropriate errors will also be returned.

c.               If the request is valid, the NPAC SMS will create the subscriptionVersionNPAC object. The status will be set to “pending” and the subscriptionOldSP-AuthorizationTimeStamp and subscriptionModifiedTimeStamp will be set.

d.              NPAC SMS responds to M-CREATE.

e.               NPAC SMS sends action reply with success or failure and reasons for failure.

f.                 If the M-ACTION was successful, the NPAC SMS issues an M-EVENT-REPORT to old service provider SOA of subscriptionVersionNPAC creation.

g.              Old service provider SOA responds by sending an M-EVENT-REPORT confirmation back to the NPAC SMS.

h.              If the M-ACTION was successful, the NPAC SMS issues an M- EVENT-REPORT to new service provider SOA of subscriptionVersionNPAC creation.

i.                  New service provider SOA issues an M-EVENT-REPORT confirmation to NPAC SMS.

The next scenario would be “SubscriptionVersion Create by the Second SOA (New Service Provider).”

6.4.1.2.            SubscriptionVersion Create by the Initial SOA (New Service Provider)

In this scenario, the new service provider is the first to send the M-ACTION to create the subscriptionVersion object.

[Graphic Omitted: Process diagram for subscription version create]

a.               Action is taken by the new service provider SOA to create a new version of a subscriber.

b.              New service provider SOA sends M-ACTION subscriptionVersionNewSP-Create to the NPAC SMS lnpSubscriptions object to create a new subscriptionVersionNPAC. The new service provider SOA must specify the following valid attributes:

subscriptionTN or a valid subscriptionVersionTN-Range
subscriptionNewCurrentSP
subscriptionOldSP
subscriptionNewSP-DueDate
subscriptionLNPType
subscriptionPortingToOriginal-SP Switch

The following items must be provided unless subscriptionPortingToOriginal-SP is true:

subscriptionLRN
subscriptionCLASS-DPC
subscriptionCLASS-SSN
subscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC
subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN

The following attributes are optional:

subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId

If the service provider were to give a range of TNs, this would result in an M-CREATE and M-EVENT-REPORT for each TN.

If any attribute is invalid, an action failure will be returned, indicating invalidArgumentValue. Other appropriate errors will also be returned.

c.               If the request is valid, the NPAC SMS will create the subscriptionVersionNPAC object. The status will be set to “pending” and the subscriptionNewSP-AuthorizationTimeStamp,

subscriptionModifiedTimeStamp and subscriptionCreationTimeStamp will be set.

d.              NPAC SMS responds to M-CREATE.

e.               NPAC SMS sends action reply with success or failure and reasons for failure.

f.                 If the M-ACTION was successful, NPAC SMS issues an M-EVENT-REPORT to old service provider SOA of subscriptionVersionNPAC creation.

g.              Old service provider SOA responds by sending an M-EVENT-REPORT confirmation back to the NPAC SMS.

h.              If the M-ACTION was successful, NPAC SMS issues an M-EVENT-REPORT to new service provider SOA of subscriptionVersionNPAC creation.

i.                  New service provider SOA issues an M-EVENT-REPORT confirmation to NPAC SMS.

The next scenario would be “SubscriptionVersion Create by the Second SOA (Old Service Provider).”

6.4.1.3.            SubscriptionVersion Create by Second SOA (New Service Provider)

In this scenario, the old service provider has already issued its request causing the subscriptionVersionNPAC to be created. The new service provider is now following with its own create action.

[Graphic Omitted: Process diagram for subscription version create by second soa]

a.               New service provider SOA personnel take action to create a new subscription version.

b.              New service provider SOA sends M-ACTION subscriptionVersionNewSP-Create to NPAC SMS lnpSubscriptions object to create a new subscriptionVersionNPAC. The new service provider SOA must specify the following valid attributes:

subscriptionTN or a valid subscriptionVersionTN-Range
subscriptionNewCurrentSP
subscriptionOldSP
subscriptionNewSP-DueDate
subscriptionLNPType
subscriptionPortingToOriginal-SP Switch

The following items must be provided unless subscriptionPortingToOriginal-SP is true:

subscriptionLRN
subscriptionCLASS-DPC
subscriptionCLASS-SSN
subscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC

subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN

The following attributes are optional:

subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId

If a TN range is specified in the request, it would result in an M-SET request and M-EVENT-REPORT for each TN.

If the new service provider is not the new service provider specified in the initial create by the old service provider, an accessDenied error will be returned.

If any attribute is invalid, an action failure will be returned, indicating invalidArgumentValue. Other appropriate errors will be returned.

c.               If successful, the NPAC SMS sets the subscriptionNewSP-AuthorizationTimeStamp, subscriptionModifiedTimeStamp, subscriptionCreationTimeStamp, and all data specified in the M-ACTION.

d.              NPAC SMS responds to M-SET.

e.               NPAC SMS sends M-ACTION reply with success or failure and reasons for failure.

f.                 NPAC SMS issues the M-EVENT-REPORT to the old service provider when the subscriptionNewSP-DueDate changes value.

g.              Old service provider SOA issues M-EVENT-REPORT confirmation.

h.              If the M-ACTION was successful, the NPAC SMS issues M-EVENT-REPORT to the new service provider for all attributes updated from the preceding list.

i.                  New service provider SOA issues M-EVENT-REPORT confirmation.

j.                  NPAC SMS decides if this subscription version is the first use or the NPA-NXX.

k.               If this is the first use of the NPA-NXX, the NPAC SMS sends the subscriptionVersionNewNPA-NXX M-EVENT-REPORT to inform the Local SMS.

l.                  The Local SMS confirms the M-EVENT-REPORT.

The next scenario would be “SubscriptionVersion Activated by New Service Provider SOA.”

6.4.1.4.            SubscriptionVersion Create by Second SOA (Old Service Provider)

In this scenario, the new service provider has already issued its request causing the subscriptionVersionNPAC to be created. The old service provider is now following with its own create action.

[Graphic Omitted: Process diagram for subscription version create by second soa]

a.               Old service provider SOA personnel take action to create a old subscription version.

b.              Old service provider SOA sends M-ACTION subscriptionVersionOldSP-Create to NPAC SMS lnpSubscriptions object to create an old subscriptionVersionNPAC.  The old service provider SOA must specify the following valid attributes:

subscriptionTN or a valid subscriptionVersionTN-Range
subscriptionOldCurrentSP
subscriptionOldSP
subscriptionOldSP-Authorization
subscriptionOldSP-DueDate
subscriptionLNPType

If a TN range is specified in the request, it would result in an M-SET request and M-EVENT-REPORT for each TN.

If the old service provider is not the old service provider specified in the initial create request by the new service provider, an accessDenied error will be returned.

If any attribute is invalid, an invalidArgumentValue will be returned, indicating invalid data values. Other appropriate errors will also be returned.

c.               If the data is valid, the NPAC SMS sets the subscriptionOldSP-AuthorizationTimeStamp, subscriptionModifiedTimeStamp and all data specified in the M-ACTION.

d.              NPAC SMS responds to M-SET.

e.               NPAC SMS sends M-ACTION reply with success or failure and reasons for failure.

f.                 If the M-ACTION was successful, the NPAC SMS issues M-EVENT-REPORT attribute value change to the old service provider for all attributes updated from the following list:

subscriptionOldSP-DueDate
subscriptionOldSP-Authorization

g.              Old service provider SOA issues M-EVENT-REPORT confirmation.

h.              If the M-ACTION was successful, the NPAC SMS issues M-EVENT-REPORT attribute value change to the new service provider for all attributes updated from the preceding list.

i.                  New service provider issues M-EVENT-REPORT confirmation.

j.                  NPAC SMS decides if this subscription version is the first use or the NPA-NXX.

k.               If this is the first use of the NPA-NXX, the NPAC SMS sends the subscriptionVersionNewNPA-NXX M-EVENT-REPORT to inform the Local SMS.

l.                  The Local SMS confirms the M-EVENT-REPORT.

The next scenario would be “SubscriptionVersion Activated by New Service Provider SOA.”

6.4.1.5.            SubscriptionVersion Activated by New Service Provider SOA

In this scenario, both service providers have sent their create data updates for a new subscription version to the NPAC SMS. The new service provider now activates the subscriptionVersion.

[Graphic Omitted: Process diagram for subscription version activated]

a.               The new service provider SOA issues a subscriptionVersionActivate M-ACTION to the NPAC SMS lnpSubscriptions object to activate the pending subscription version or range of subscription versions.

b.              NPAC SMS issues an M-SET request setting the subscriptionVersionStatus to “sending,” subscriptionBroadcastTimeStamp and subscriptionModifiedTimeStamp on the subscriptionVersionNPAC object.

c.               NPAC SMS responds to the M-SET.

d.              The NPAC SMS responds with the M-ACTION response. An error will be returned if the service provider is not the new service provider (accessDenied) or if there is no version to be activated (invalidArgumentValue) or if any other failures occur.

e.               If the M-ACTION was successful, the NPAC SMS sends to the old SOA a subscriptionVersionStatusAttributeValueChange for the subscriptionVersionStatus being set to “sending”.

f.                 The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

g.              If the M-ACTION was successful, the NPAC SMS sends to the new service provider SOA a subscriptionVersionStatusAttributeValueChange for the subscriptionVersionStatus being set to “sending.”

h.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

For subscription versions that are not being ported to the original service provider’s switch, processing continues in the “Active SubscriptionVersion Create on Local SMSs” flow.

For ports to the original service provider’s switch, the flow follows an immediate disconnect scenario. The NPAC SMS sets the broadcast timestamp, notifies the service provider SOA of the status change and proceeds to issue M-DELETEs for the subscriptionVersion to the Local SMS.

6.4.1.6.            Active SubscriptionVersion Create on Local SMS

This scenario and associated error scenarios reflect the message flow for all new object create requests from the NPAC SMS to the Local SMSs.

[Graphic Omitted: Process diagram for active subscription version create]

a.               NPAC SMS has a new subscriptionVersion with a status of “sending.”

b.              The NPAC SMS issues an M-CREATE for the subscriptionVersion to each of the Local SMSs.

c.               Each Local SMS will reply to the M-CREATE.

d.              NPAC SMS waits for Local SMSs to report successful objectCreation.

e.               NPAC SMS issues an M-SET to update the subscriptionVersionStatus to “active” for the subscriptionVersionNPAC if all creates are successful, and sets the subscriptionActivationTimeStamp and subscriptionModifiedTimeStamp for the current version.

f.                 NPAC SMS responds to M-SET.

g.              If the subscriptionVersion NPAC object was modified, the NPAC SMS will issue M-EVENT-REPORT notifications to the old service provider SOA of the status change using an M-EVENT-REPORT subscriptionVersionStatusAttributeValueChange.

h.              The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

i.                  If the subscriptionVersion NPAC object was modified, the NPAC SMS will issue M-EVENT-REPORT notifications to the new service provider SOA of the status change using an M-EVENT-REPORT subscriptionVersionStatusAttributeValueChange.

j.                  The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.1.7.            Active Subscription Version Create on Local SMS Using Create Action

This scenario reflects the message flow for all new object create requests from the NPAC SMS to the Local SMS Using Create Action.

[Graphic Omitted: Process diagram for all new object create requests from the NPAC SMS to the Local SMS Using Create Action]

a.               NPAC SMS has one or more subscription versions with a status of “sending.”

b.              NPAC SMS issues the subscriptionVersionLocalSMS-Create action to Local SMS. This action contains all data necessary to create the subscription version.

c.               The Local SMS verifies the action is valid, but does not attempt to create the subscription version(s).

d.              The Local SMS responds to the M-ACTION.

e.               The Local SMS proceeds to execute all the creates specified by the action.

f.                 The Local SMS sends to the NPAC SMS the M-EVENT-REPORT specifying the success or failure of the creates.

g.              NPAC SMS confirms the M-EVENT-REPORT.

h.              NPAC SMS waits for all responses.

6.4.1.8.            SubscriptionVersion Create: No Create Action from a SOA After Concurrence Window

This scenario shows no response within “Service Provider Concurrence Window” by one of the service provider SOAs.

In this case, the new service provider SOA issued the create request. The NPAC SMS has issued the ObjectCreation M-EVENT-REPORT back to both the old and new service provider SOAs. No response has yet been received by the old service provider SOA.

[Graphic Omitted: Process diagram for no create action from SOA]

a.               NPAC SMS does not receive a response from the old service provider SOA within “Service Provider Concurrence Window”  for the pending subscriptionVersionNPAC created by the new service provider SOA.

b.              NPAC SMS sends the old service provider SOA an M-EVENT-REPORT subscriptionVersionNoConcurrence.

c.               The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

d.              Old service provider has up to “Service Provider Concurrence Failure Window” to respond to the request.

If the old service provider SOA responds with a valid M-ACTION or M-SET, processing resumes as a successful create.

6.4.1.9.            Subscription Version Create: Failure to Receive Response from Old SOA

No response within “Service Provider Concurrence Failure Window” by one of the service provider SOA.

If the old service provider SOA does not respond, the status will become “conflict.” If the new service provider SOA does not respond, the status will become “cancel-pending.”

In this scenario, the old service provider SOA has not demonstrated concurrence to the new subscriptionVersion object create request.

[Graphic Omitted: Process diagram for failure to receive response]

a.               NPAC SMS receives no response from the old service provider SOA in “Service Provider Concurrence Failure Window” after the concurrence notification was sent.

b.              NPAC SMS issues an M-SET to update the subscriptionVersionStatus to “conflict” and set the subscriptionConflictTimeStamp and

subscriptionModifiedTimeStamp on the subscriptionVersionNPAC.

c.               NPAC SMS issues an M-SET response.

d.              If the subscriptionVersionNPAC was modified, the NPAC SMS issues an M-EVENT-REPORT for the subscriptionVersionStatus to the old service provider SOA of the status change.

e.               The old service provider SOA returns an M-EVENT-REPORT confirmation to NPAC SMS.

f.                 If the subscriptionVersionNPAC was modified, the NPAC SMS issues an M-EVENT-REPORT for the subscriptionVersionStatus to the new service provider SOA of the status change.

g.              The new service provider SOA returns an M-EVENT-REPORT confirmation to NPAC SMS.

6.4.1.10.      Subscription Version Create: Failure to Receive Response from New SOA

This scenario shows action taken by the NPAC SMS after not receiving any concurrence from the new service provider after the “Service Provider Concurrence Failure Window.”

[Graphic Omitted: Process diagram for failure to receive response]

a.               NPAC SMS receives no occurrence from the new service provider SOA in “Service Provider Concurrence Failure Window”  for the pending subscriptionVersionNPAC created by the old service provider SOA.

b.              NPAC SMS issues M-SET for subscriptionVersionStatus to set it to “cancel-pending” and the subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

c.               NPAC SMS responds to M-SET.

d.              If the subscriptionVersionNPAC object was modified, the NPAC SMS notifies the old service provider of the status change.

e.               The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

f.                 If the subscriptionVersionNPAC object was modified, the NPAC SMS notifies new service provider SOA of the status change.

g.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.1.11.      SubscriptionVersionCreate M-CREATE Failure to Local SMS

This scenario shows a failure to all of the Local SMS on M-CREATE.

[Graphic Omitted: Process diagram for M-Create failure]

a.               The new service provider SOA has activated the pending subscription.

b.              The NPAC SMS issues an M-CREATE for the subscriptionVersion to each of the Local SMSs.

c.               NPAC SMS waits for responses from each Local SMS.

d.              NPAC SMS resends to each Local SMS up to a tunable number of retries at a tunable interval.

e.               No responses occur from any Local SMS or all Local SMSs report a failure response to the M-CREATE.

f.                 NPAC SMS issues M-SET to update the subscriptionVersionStatus to “failed” in the subscriptionVersionNPAC object, the subscriptionFailed-SP-List, and the subscriptionModifiedTimeStamp.

g.              NPAC SMS issues M-SET response.

h.              If the subscriptionVersionNPAC was modified, the NPAC SMS will send M-EVENT-REPORT to the old service provider SOA of the subscriptionVersionStatus change.

i.                  The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

j.                  If the subscriptionVersionNPAC was modified, the NPAC SMS will send M-EVENT-REPORT to the new service provider SOA of the subscriptionVersionStatus change.

k.               The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.2.                     SubscriptionVersion M-CREATE: Partial Failure to Local SMS

This scenario shows a partial failure to a Local SMS on an M-CREATE.

[Graphic Omitted: Process diagram for M-create partial failure]

a.               The new service provider SOA has activated the pending subscription.

b.              The NPAC SMS issues an M-CREATE for the subscriptionVersion to each of the Local SMSs.

c.               One or more Local SMSs respond to the M-CREATE.

d.              NPAC SMS waits for responses from each Local SMS.

e.               NPAC SMS resends, to each unresponsive Local SMS, up to a tunable number of retries at a tunable interval.

f.                 No responses occur from at least one Local SMS, or a Local SMS returns an M-CREATE failure.

g.              NPAC SMS issues M-SET to the subscriptionVersionStatus to “partial-failure” in the subscriptionVersionNPAC object, subscriptionFailed-SP-List, and the subscriptionModifiedTimeStamp.

h.              NPAC SMS issues M-SET response.

i.                  If the subscriptionVersionNPAC was modified, the NPAC SMS will send M-EVENT-REPORT to the old service provider SOA of the subscriptionVersionStatus change and a list of failed Local SMSs.

j.                  The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

k.               If the subscriptionVersionNPAC was modified, the NPAC SMS will send M-EVENT-REPORT to the new service provider SOA of the subscriptionVersionStatus change and a list of failed Local SMSs.

l.                  The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.3.                     Modify Scenarios

6.4.3.1.            SubscriptionVersion Modify Active Version Using M-ACTION by a Service Provider SOA

This scenario shows the modification of an active subscription. The modification of an active subscription version can only be performed by the current service provider SOA using M-ACTION.

[Graphic Omitted: Process diagram for subscription version modify activeversion]

a.               Action is taken by current service provider to modify an active subscription version. The current service provider can only modify the following attributes:

subscriptionLRN
subscriptionCLASS-DPC
subscriptionCLASS-SSN
subscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC
subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN
subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId

b.              Current service provider SOA issues M-ACTION ModifySubscriptionVersion to the NPAC SMS lnpSubscriptions object to update the active version. The NPAC SMS validates the data.

c.               If the M-ACTION data validates, NPAC SMS issues M-SET to the subscriptionVersionNPAC. The subscriptionVersionStatus is updated to “sending,” the subscriptionBroadcastTimeStamp and

subscriptionModifiedTimeStamp are set, and any other modified attributes are updated.

d.              NPAC SMS issues M-SET response indicating success or failure.

e.               NPAC SMS replies to the M-ACTION with success or failure and reasons for failure to the service provider SOA. If the action fails, no modifications are applied and processing stops. Failure reasons include accessDenied (not the current service provider) and invalidArgumentValue (validation problems).

f.                 NPAC SMS issues M-EVENT- REPORT subscriptionVersionStatusAttributeValueChange for the status change to “sending.”

g.              Current service provider SOA responds with M-EVENT-REPORT confirmation.

h.              NPAC SMS issues M-EVENT-REPORT for the rest of the modified attributes.

i.                  Current service provider SOA responds with M-EVENT-REPORT confirmation.

j.                  NPAC SMS issues M-SET to all Local SMSs for the updated attributes.

k.               Local SMSs reply to M-SET.

l.                  All Local SMSs have reported the object modification.

Failure scenarios for this modification follow the same rules for an objectCreation failure to the Local SMS. The subscriptionVersionStatus will be set to “failed” or “partially-failed” as appropriate.

m.            NPAC SMS issues M-SET to update the current subscriptionVersionNPAC object subscriptionVersionStatus to “active.”

n.              NPAC SMS responds to M-SET.

o.              NPAC SMS sends M-EVENT-REPORT to the current provider of the subscriptionVersionStatus update.

p.              Service provider SOA issues M-EVENT-REPORT confirmation.

6.4.4.                     SubscriptionVersion Modify Prior to Activate Using M-ACTION

This scenario can only be performed when the subscriptionVersionStatus is conflict, disconnect-pending, pending, cancel-pending, or conflict-resolution-pending.

[Graphic Omitted: Process diagram for SubscriptionVersion Modify Prior to Activate Using M-ACTION]

a.               Action is taken by a service provider to modify the subscriptionVersion. The old service provider can only update the following attributes:

subscriptionOldSP-DueDate
subscriptionOldSP-Authorization

The new service provider can only update the attributes:

subscriptionLRN
subscriptionNewSP-DueDate
subscriptionCLASS-DPC
subscriptionCLASS-SSN
subscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC
subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN
subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId

b.              Service provider SOA issues M-ACTION subscriptionVersionModify to the NPAC SMS lnpSubscriptions object to update the version. The NPAC SMS validates the data.

c.               If validation is successful, NPAC SMS will M-SET the attributes modified in the subscriptionVersionNPAC object and set the subscriptionModifiedTimeStamp.

d.              The NPAC SMS will issue an M-SET response.

e.               NPAC SMS replies to the M-ACTION with success or failure and reasons for failure.

f.                 NPAC SMS subscriptionVersionStatus reports subscriptionVersionStatusAttributeValueChange to the old service provider SOA, if appropriate.

g.              The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

h.              NPAC SMS reports subscriptionVersionStatus AttributeValueChange to the new service provider SOA, if appropriate.

i.                  The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

j.                  NPAC SMS issues M-EVENT-REPORT attributeValueChange to the old service provider SOA.

k.               The old service provider SOA returns M-EVENT-REPORT confirmation to the NPAC SMS.

l.                  NPAC SMS issues M-EVENT-REPORT attributeValueChange to the new service provider SOA.

m.            The new service provider SOA returns M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.4.1.            SubscriptionVersion Modify Prior to Activate Using M-SET

This scenario shows a modify using an M-SET. The M-SET can only be performed when the subscriptionVersionStatus is conflict, pending, cancel-pending, or conflict-resolution-pending.

[Graphic Omitted: Process diagram for subscription version modify prior to activate]

a.               Action is taken by a service provider to modify the subscriptionVersion. The old service provider can only update the following attributes:

subscriptionOldSP-DueDate
subscriptionOldSP-Authorization

The new service provider can only update the attributes:

subscriptionLRN
subscriptionNewSP-DueDate
subscriptionCLASS-DPC
subscriptionCLASS-SSN
ubscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC
subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN
subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId

b.              The new or old service provider SOA will issue an M-SET request for the attributes to be updated in the subscriptionVersionNPAC object. The request will be validated for an authorized service provider and validation of the attributes and values.

c.               The NPAC SMS will issue an M-SET response indicating success or failure and reasons for failure.

d.              NPAC SMS reports subscriptionVersionStatus AttributeValueChange and/or an attributeValue change to the old and new service provider SOAs if applicable.

e.               SOA issues M-EVENT-REPORT confirmation.

6.4.5.                     Cancel Scenarios

6.4.5.1.            SubscriptionVersion Cancel by Service Provider SOA

A subscription version can be canceled when the current status is conflict, conflict-resolution-pending, disconnect-pending, or pending. This can be done by either the old or new service provider.

In this scenario, the old service provider initiates the cancel. Once the second cancellation acknowledgment is received, the version status is set to “canceled.”

[Graphic Omitted: Process diagram for subscription version cancel]

a.               Action is initiated by the new or old service provider SOA to cancel a subscription version.

b.              Service provider SOA issues an M-ACTION subscriptionVersionCancel to the NPAC SMS to the lnpSubscriptions object.

c.               NPAC SMS issues M-SET to update subscriptionVersionStatus to “cancel-pending” in the subscriptionVersionNPAC object and the subscriptionModifiedTimeStamp.

d.              NPAC SMS issues M-SET response.

e.               NPAC SMS returns the M-ACTION reply. This either reflects a success or failure. Failure reasons are version in wrong state, no version to cancel, and authorization service provider.  If successful, the subscriptionPre-CancellationStatus is set to the current subscriptionVersionStatus and then the subscriptionVersionStatus is set to “cancel-pending.” If the action fails, no modifications are applied and processing stops.

f.                 An M-EVENT-REPORT for the subscriptionVersionStatus change is sent from the NPAC SMS to the old service provider SOA.

g.              The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

h.              An M-EVENT-REPORT for the subscriptionVersionStatus change is sent from the NPAC SMS to the new service provider SOA.

i.                  The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

j.                  The old service provider SOA sends an M-ACTION subscriptionVersionOldSP-CancellationAcknowledge to the NPAC SMS lnpSubscription object. This acknowledges the cancellation of the subscriptionVersionNPAC with a status of cancel-pending.

k.               The NPAC SMS issues M-SET for the subscriptionOldSP-CancellationTimeStamp in the subscriptionVersionNPAC object and subscriptionModifiedTimeStamp.

l.                  NPAC SMS issues an M-SET response.

m.            NPAC SMS responds to the M-ACTION with either a success or failure and failure reasons. If the action fails, no modifications are applied.

n.              The new service provider SOA sends an M-ACTION subscriptionVersionNewSP-CancellationAcknowledge to the NPAC SMS lnpSubscriptions object.

o.              The NPAC SMS issues M-SET for the subscriptionNewSP-CancellationTimeStamp, subscriptionModifiedTimeStamp, subscriptionCancellationTimeStamp, and subscriptionVersionStatus to “canceled.”

p.              NPAC SMS issues M-SET response.

q.              NPAC SMS replies to M-ACTION with success or failure and reasons for failure. If the action fails, no modifications are applied.

r.                 If the last M-ACTION was successful, the NPAC SMS sends the M-EVENT-REPORT for the subscriptionVersionStatus update to canceled to the old service provider SOA.

s.               If the last M-ACTION was successful, the old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

t.                 NPAC SMS sends the M-EVENT-REPORT for the subscriptionVersionStatus update to canceled to the new service provider SOA.

u.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.5.2.            SubscriptionVersionCancel: No Acknowledgment from a SOA

The NPAC SMS has set the status of the subscription version to “cancel-pending.” It is now waiting for the acknowledgments from both service provider SOAs. However one, in this scenario the new service provider, does not respond.

[Graphic Omitted: Process diagram for subscription version cancel]

a.               NPAC SMS is waiting for the cancellation acknowledgments from both service provider SOAs.

b.              The old service provider SOA sends a subscriptionVersionOldSP-CancellationAcknowledge M-ACTION to the NPAC SMS lnpSubscriptions object. This acknowledges the cancellation of the subscriptionVersionNPAC with a status of cancel-pending.

c.               NPAC SMS issues M-SET for the subscriptionOldSP-CancellationTimeStamp and subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

d.              NPAC SMS responds to M-SET.

e.               NPAC SMS replies to the M-ACTION with either a success or failure and failure reasons. If the action fails, no modifications are applied and processing stops.

f.                 The NPAC SMS waits for the cancellation acknowledgment from the new service provider SOA. No reply is received after a tunable period.

g.              NPAC SMS issues M-EVENT-REPORT subscriptionVersionCancellationAcknowledgeRequest to the unresponsive new service provider SOA.

h.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

i.                  The “Service Provider Concurrence Cancellation Window” has expired and still no cancellation acknowledgment is received from the new service provider.

j.                  NPAC SMS issues M-SET to update the subscriptionVersionStatus to conflict and the subscriptionConflictTimeStamp and subscriptionModifiedTimeStamp are set.

k.               NPAC SMS issues M-SET response.

l.                  The NPAC SMS M-EVENT-REPORT sends subscriptionVersionStatusAttributeValueChange to the old service provider SOA.

m.            The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

n.              The NPAC SMS sends subscriptionVersionStatusAttributeValueChange to the new service provider SOA.

o.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

At this point, the flow follows the conflict resolution scenarios.

6.4.6.                     Disconnect Scenarios

6.4.6.1.            SubscriptionVersion Immediate Disconnect

The current service provider can disconnect an active subscription version.  In this scenario, the disconnect is immediate.

[Graphic Omitted: Process diagram for subscription version immediate disconnect]

a.               Current service provider SOA personnel take action to disconnect a subscription version.

b.              Service provider SOA issues an M-ACTION to disconnect to the lnpSubscriptions object. The M-ACTION specifies either the subscriptionVersionId or subscriptionTN. The subscription version status must be active and no pending, failed, conflict, conflict-pending, cancel or cancel-pending versions can exist. The M-ACTION must also specify the subscriptionCustomerDisconnectDate.

c.               NPAC SMS issues an M-SET to set the subscriptionCustomerDisconnectDate according to the disconnect action. The subscriptionVersionStatus goes to “disconnect-pending.”

d.              NPAC SMS responds to M-SET.

e.               NPAC SMS responds to the M-ACTION. If the action failed, an error will be returned and processing will stop on this flow.

f.                 NPAC SMS notifies service provider SOA of subscriptionVersionStatus being set to disconnect-pending.

g.              Service provider SOA confirms M-EVENT-REPORT.

h.              NPAC SMS sends the donor service provider SOA notification that the subscription version is being disconnected with the customer disconnect date.

i.                  The donor service provider SOA confirms the M-EVENT-REPORT.

j.                  NPAC SMS issues an M-SET to the existing subscriptionVersionNPAC object to set the status to “sending” and set the subscriptionModifiedTimeStamp and the subscriptionBroadcastTimeStamp.

k.               NPAC SMS responds to whether M-SET was successful.

l.                  NPAC SMS notifies service provider SOA of status change to “sending.”

m.            Service provider SOA confirms event report.

n.              NPAC SMS sends out an M-DELETE on the subscriptionVersion to all Local SMSs.

o.              Each Local SMS responds with a successful M-DELETE reply.

p.              All Local SMSs respond successfully.

q.              NPAC SMS issues M-SET updating the subscriptionVersionStatus to old for subscriptionVersionNPAC objects. It also sets the subscriptionModifiedTimeStamp and subscriptionDisconnectCompleteTimeStamp.

r.                 NPAC SMS responds to M-SET.

s.               NPAC SMS issues an M-EVENT-REPORT for the subscriptionVersionStatus equal to “old.” If a failure had occurred with the M-DELETE to one or more Local SMSs, this would be returned in an M-EVENT-REPORT for the subscriptionVersionStatus equal to “failure” or partial-failure.” If a “partial-failure” has occurred, a list of failed Local SMSs will be included.

t.                 Service provider SOA responds to M-EVENT-REPORT.

u.              After a tunable amount of days, the subscription version is purged by the NPAC SMS housekeeping process.

6.4.6.2.            SubscriptionVersion Disconnect With Effective Release Date

In this scenario, a future dated request is submitted to disconnect an active subscriptionVersion.

[Graphic Omitted: Process diagram for subscription version disconnect]

a.               Service provider SOA personnel take action to disconnect a subscription version.

b.              Service provider SOA issues an M-ACTION request to disconnect to the lnpSubscriptions object. The M-ACTION specifies either the subscriptionVersionId or subscriptionVersionLNPType and subscriptionTN, and also has future dated the subscriptionEffectiveReleaseDate and the subscriptionCustomerDisconnectDate. The subscription version status must be active and no pending, failed, conflict, conflict-pending, cancel or cancel-pending versions can exist.

c.               NPAC SMS M-SETs the status to disconnect-pending, and sets the subscriptionEffectiveReleaseDate of the existing subscriptionVersionNPAC and also the subscriptionModifiedTimeStamp.

d.              NPAC SMS responds to M-SET.

e.               NPAC SMS responds to M-ACTION. If the action fails, no modifications are applied and the processing stops.

f.                 The NPAC SMS waits for the subscriptionEffectiveReleaseDate date to arrive.

At this point, the flow follows an immediate disconnect scenario. First the donor service provider’s Local SMS is notified of the impending disconnect. The NPAC SMS sets the subscriptionVersionStatus to sending the broadcast timestamp, notifies the service provider SOA of the status change, and proceeds to issue M-DELETEs for the subscriptionVersion to the Local SMS.

6.4.7.                     Conflict Scenarios

A situation has arisen which causes the NPAC SMS or NPAC personnel to place the subscriptionVersion into conflict.

A subscription version can be removed from conflict by the NPAC personnel or the new service provider SOA.

6.4.7.1.            SubscriptionVersion Conflict and Conflict Resolution Pending by the NPAC SMS

This scenario shows a version being placed into conflict and removed from conflict by the NPAC personnel.

[Graphic Omitted: Process diagram for subscription version conflict]

a.               NPAC personnel or NPAC SMS take action to set the status of a subscription to “conflict.”

b.              NPAC SMS issues M-SET request to update subscriptionVersionStatus to “conflict,” subscriptionConflictTimeStamp, and subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

c.               NPAC SMS issues an M-SET response. If the M-SET fails, processing for this scenario stops.

d.              NPAC SMS issues an M-EVENT-REPORT subscriptionVersionStatusAttributeValueChange to old service provider SOA.

e.               The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

f.                 NPAC SMS issues subscriptionVersionStatusAttributeValueChange for status to new service provider SOA.

g.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

h.              Once the conflict is resolved, NPAC personnel take action to remove the subscriptionVersion from conflict.

i.                  NPAC SMS issues an M-SET request to update the subscriptionModifiedTimeStamp and the subscriptionVersionStatus to “conflict-resolution-pending.”

j.                  NPAC SMS issues an M-SET response. If the M-SET fails, processing for this scenario stops.

k.               NPAC SMS issues subscriptionVersionStatusAttributeValueChange for the new status to the old service provider SOA.

l.                  The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

m.            NPAC SMS issues subscriptionVersionStatusAttributeValueChange for the new status to the new service provider SOA.

n.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

o.              Old service provider SOA issues an M-ACTION acknowledging the “conflict-resolution-pending” status to the lnpSubscriptions object.

p.              NPAC SMS issues M-SET request for subscriptionOldSPConflictResolutionTimeStamp and the subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

q.              NPAC SMS issues M-SET response.

r.                 NPAC SMS responds with an M-ACTION reply. If the M-ACTION fails, no modifications are applied and the SOA must correct the problem and retry the action.

s.               New service provider SOA issues an M-ACTION acknowledging the “conflict-resolution-pending” status to the lnpSubscriptions object.

t.                 NPAC SMS issues M-SET for the subscriptionNewSP-ConflictResolutionTimeStamp and the subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

u.              NPAC SMS responds to M-SET.

v.              NPAC SMS replies with an M-ACTION response. If the M-ACTION fails, no modifications are applied and the SOA must correct the problem and retry.

w.            NPAC SMS has received both acknowledgments.

x.                NPAC SMS issues M-SET to update the subscriptionVersionStatus to “pending” in the subscriptionVersionNPAC object and sets the subscriptionModifiedTimeStamp.

y.              NPAC SMS issues M-SET response. If the M-SET fails, processing stops for this scenario.

z.                NPAC SMS sends a subscriptionVersionStatusAttributeValueChange to the old service provider SOA for the status update.

aa.         The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

bb.       NPAC SMS sends a subscriptionVersionStatusAttributeValueChange to the new service provider SOA for the status update.

cc.         The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.7.2.            Subscription Version Conflict Resolution Pending by the New Service Provider SOA

In this scenario, the new service provider elects to remove the subscription version from conflict.

[Graphic Omitted: Process diagram for subscription version conflict resolution pending]

a.               A subscription version exists on the NPAC SMS with a status of conflict.

b.              The new service provider SOA personnel take action to remove the subscription version from conflict.

c.               The new service provider SOA sends the M-ACTION subscriptionVersionNewSP-conflictResolutionPending specifying the TN and Version ID of the subscription version in conflict.

d.              If the request is valid, the NPAC SMS will set the status to “conflict-resolution-pending”.
The request will be denied and an error returned if the subscriptionOldSP-Authorization is not set to true.

e.               The NPAC SMS responds to its own M-SET.

f.                 The NPAC SMS responds to the M-ACTION with success or failure and reason for failure.
The processing now continues with the subscriptionVersionStatusAttributeValueChange notices going out to the new and old service provider SOAs. Next, both service provider SOAs need to acknowledge the conflict-resolution-pending state and allow the subscription version to return to a pending state.

6.4.8.                     SubscriptionVersion Conflict: No Acknowledgment from SOA

This scenario shows a version being placed into conflict and resolved with one of the SOAs, the new service provider, not acknowledging conflict resolution.

[Graphic Omitted: Process diagram for subscription version conflict]

a.               NPAC personnel or NPAC SMS sets the subscriptionVersionStatus to “conflict.”

b.              NPAC SMS issues M-SET request to update subscriptionVersionStatus and the subscriptionConflictTimeStamp, and the subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

c.               NPAC SMS issues M-SET response. If the M-SET fails, processing stops for this scenario.

d.              NPAC SMS issues M-EVENT-REPORT subscriptionVersionStatusAttributeValueChange to old service provider SOA.

e.               The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

f.                 NPAC SMS issues subscriptionVersionStatusAttributeValueChange for status to new service provider SOA.

g.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

h.              NPAC personnel resolve conflict. Status changes to “conflict-resolution-pending.”

i.                  NPAC SMS issues M-SET request to update subscriptionVersionStatus to “conflict-resolution-pending” in the subscriptionVersionNPAC object.

j.                  NPAC SMS issues M-SET response. If the M-SET fails, processing for this scenario stops.

k.               NPAC SMS issues subscriptionVersionStatusAttributeValueChange for the new status to the old service provider SOA.

l.                  The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

m.            NPAC SMS issues subscriptionVersionStatusAttributeValueChange for the new status to the new service provider SOA.

n.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

o.              Old service provider SOA issues an M-ACTION acknowledging the “conflict-resolution-pending” status to the lnpSubscriptions object. NPAC SMS updates subscriptionOldSP-ConflictResolutionTimeStamp.

p.              NPAC SMS issues M-SET request to update subscriptionOldSP-ConflictResolutionTimeStamp and the subscriptionModifiedTimeStamp.

q.              NPAC SMS issues M-SET response.

r.                 NPAC SMS responds with an M-ACTION reply. If the action fails, the old service provider should correct request and retry.

s.               NPAC SMS does not get an acknowledgment from one service provider SOA.

t.                 NPAC SMS sends M-EVENT-REPORT subscriptionConflictResolutionAcknowledgeRequest to the unresponsive, new service provider SOA.

u.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

v.              NPAC SMS still does not receive an acknowledgment from other service provider SOA.

w.            NPAC SMS issues M-SET request to update subscriptionVersionStatus setting it to “conflict,” sets the subscriptionConflictTimeStamp and the subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

x.                NPAC SMS issues M-SET response.

y.              If the subscriptionVersionNPAC object was modified, the NPAC SMS issues subscriptionVersionStatusAttributeValueChange for status to old service provider SOA.

z.                The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

aa.         If the subscriptionVersionNPAC object was modified, the NPAC SMS issues subscriptionVersionStatusAttributeValueChange for status to new service provider SOA.

bb.       The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.9.                     SubscriptionVersion Conflict: No Conflict Resolution

This scenario shows the action taken at the NPAC SMS when service providers do not reach a conflict resolution.

[Graphic Omitted: Process diagram for no conflict resolution]

a.               NPAC personnel or NPAC SMS take action to set a subscriptionVersionStatus to “conflict.”

b.              NPAC SMS issues an M-SET request to set the subscriptionVersionStatus to “conflict,” the subscriptionConflictTimeStamp, and the subscriptionModifiedTimeStamp in the subscriptionVersionNPAC object.

c.               NPAC SMS responds to M-SET. If the M-SET fails, processing stops for this scenario until the M-SET completes successfully.

d.              NPAC SMS issues subscriptionVersionStatusAttributeValueChange to old service provider SOA for the new “conflict” status.

e.               The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

f.                 NPAC SMS issues subscriptionVersionStatusAttributeValueChange to new service provider SOA for the “conflict” status.

g.              The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

h.              “Version Conflict Cancellation Window” expires without conflict resolution.

i.                  NPAC SMS issues an M-SET request to set the subscriptionVersionStatus to “cancel” in the subscriptionVersionNPAC object and sets the subscriptionCancellationTimeStamp and subscriptionModifiedTimeStamp.

j.                  NPAC SMS responds to M-SET. If the M-SET fails, processing stops for this scenario until the M-SET is successfully completed.

k.               NPAC SMS issues attribute value change for status to old service provider SOA for the “cancel” status.

l.                  The new service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

m.            NPAC SMS issues attribute value change for status to new service provider SOA for the “cancel” status.

n.              The old service provider SOA returns an M-EVENT-REPORT confirmation to the NPAC SMS.

6.4.10.               SubscriptionVersion Create for Intra-Service Provider Port

This scenario shows how an intra-service port is processed.

[Graphic Omitted: Process diagram for create for intra-service provider port]

a.               Action is taken by the current provider SOA to create a new version of a subscriber.

b.              Current provider SOA sends M-ACTION subscriptionVersionNewSP-Create to the NPAC SMS lnpSubscriptions object to create a new subscriptionVersionNPAC. The SOA must specify the following valid attributes:

subscriptionTN or a valid subscriptionVersionTN-Range
subscriptionNewCurrentSP
subscriptionOldSP
subscriptionNewSP-DueDate
subscriptionPortingToOriginal-SPSwitch
subscriptionLRN
subscriptionCLASS-DPC
subscriptionCLASS-SSN
subscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC
subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN
subscriptionLNPType

The subscriptionNewCurrentServiceProv must be equal to the subscriptionOldServiceProv.

The following attributes are optional:

subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId

c.               If the request is valid, the NPAC SMS will M-CREATE the subscriptionVersionNPAC object. The status will be set to “pending.” Also the subscriptionCreationTimeStamp, the subscriptionNewSP-AuthorizationTimeStamp, subscriptionOldSP-AuthorizationTimeStamp, and the subscriptionModifiedTimeStamp will be set.

d.              NPAC SMS responds to M-CREATE.

e.               NPAC SMS sends an action reply with success or failure and reasons for failure. If the action fails, no modifications are applied and processing stops for this scenario.

f.                 NPAC SMS notifies intra-service provider SOA of subscriptionVersionNPAC creation.

g.              Service provider SOA sends M-EVENT-REPORT confirmation to NPAC SMS.

The intra-service subscriptionVersion now follows the same flow as an inter-service subscriptionVersionCreation to activate the subscriptionVersion on the NPAC SMS and create the subscriptionVersion on the Local SMSs.

The only difference is the M-EVENT-REPORT for the subscriptionVersionStatusAttributeValueChange is only sent to the new provider.

6.4.11.               SubscriptionVersion Query

This scenario shows subscriptionVersion query from service provider systems to the NPAC SMS.

[Graphic Omitted: Process diagram for query]

a.               Action is taken by either a service provider SOA or Local SMS for retrieving one or more versions of a subscription.

b.              The service provider SOA or Local SMS issues a scoped filtered M-GET from the lnpSubscriptions object to retrieve a specific version for a TN or can request all subscription versions. However the service provider SOA is limited by a scope and filter in their search capabilities. The filter will currently support all the attributes on the subscriptionVersionNPAC.

c.               The NPAC SMS replies with the requested subscriptionVersion data if the requested number of records is less than or equal to “Max Subscriber Query” specified in the NPAC SMS. Otherwise a resource Limitation Error will be returned.

The query return data includes:

subscriptionTN
subscriptionLRN
subscriptionNewCurrentSP
subscriptionOldSP
subscriptionNewSP-DueDate
subscriptionNewSP-CreationTimeStamp
subscriptionOldSP-DueDate
subscriptionOldSP-Authorization
subscriptionOldSP-AuthorizationTimeStamp
subscriptionActivationTimeStamp
subscriptionBroadcastTimeStamp
subscriptionConflictTimeStamp
subscriptionCustomerDisconnectDate
subscriptionDisconnectCompleteTimeStamp
subscriptionEffectiveReleaseDate
subscriptionVersionStatus
subscriptionCLASS-DPC
subscriptionCLASS-SSN
subscriptionLIDB-DPC
subscriptionLIDB-SSN
subscriptionCNAM-DPC
subscriptionCNAM-SSN
subscriptionISVM-DPC
subscriptionISVM-SSN
subscriptionEndUserLocationValue
subscriptionEndUserLocationType
subscriptionBillingId
subscriptionLNPType
subscriptionPreCancellationStatus
subscriptionCancellationTimeStamp

subscriptionOldTimeStamp
subscriptionModifiedTimeStamp
subscriptionCreationTimeStamp
subscriptionOldSP-CancellationTimeStamp
subscriptionNewSP-CancellationTimeStamp
subscriptionOldSP-ConflictResolutionTimeStamp
subscriptionNewSP-ConflictResolutionTimeStamp
subscriptionPortingToOriginal-SPSwitch
subscriptionFailedSP-List
subscriptionDownloadReason

6.4.12.               Subscription Data Download

This scenario shows a Local SMS request for subscription data download in order to update their view of this data.

[Graphic Omitted: Process diagram for data download]

a.               Action is taken by the Local SMS personnel to request a subscription data download. The criteria to decide which subscription data is to be downloaded is specified by the Local SMS personnel.

b.              The Local SMS sends an M-ACTION request to the NPAC SMS lnpSubscription object requesting a subscription data download.

c.               The NPAC SMS looks up the subscription data in the subscription database as specified by the criteria in the M-ACTION request.

d.              The NPAC SMS responds by sending an M-ACTION response to the Local SMS that initiated the request. The response includes the success/failure of the request along with the requested subscription data.

e.               The Local SMS must take appropriate action to update their view of the data.

6.5.                            Miscellaneous

6.5.1.                     Sequencing of Events on Initialization/Resynchronization of Local SMS

If the resynchronization flag is TRUE upon association establishment, the NPAC SMS will hold updates to the Local SMS until the flag is turned off. At that time all updates issued since the association establishment will be sent.

If any of the requests in this scenario fail, the Local SMS must correct the problem - retry the action instead of continuing.

[Graphic Omitted: Process diagram for local SMS re-sync and re-init]

a.               Local SMS establishes association with resynchronization flag on.

b.              Local SMS sends M-ACTION to start network data download. The Local SMS specifies the start time.

c.               NPAC SMS responds to M-ACTION with updates.

d.              Local SMS sends M-ACTION to start subscription data download. The Local SMS specifies the start time.

e.               NPAC SMS responds to M-ACTION with subscription version updates.

f.                 Local SMS sends M-ACTION to set resynchronization flag off.

g.              NPAC SMS replies with data updates since association establishment.

h.              Normal processing resumes.

6.6.                            SOA/Local SMS Notification of Scheduled NPAC Downtime

This scenario shows SOA/Local SMS notification of scheduled NPAC downtime.

[Graphic Omitted: Process diagram for notification of downtime]

a.               Action is taken by NPAC SMS personnel to schedule downtime for the NPAC SMS system.

b.              The NPAC SMS system recognizes that it is some tunable amount of time before a scheduled outage.

c.               The NPAC SMS sends an lnpNPAC-SMS-Operational-Information M-EVENT-REPORT to the Local SMSs.

d.              The Local SMSs respond by sending an lnpNPAC-SMS-Operational-Information M-EVENT-REPORT confirmation back to the NPAC SMS.

e.               The NPAC SMS sends an lnpNPAC-SMS-Operational-Information M-EVENT-REPORT to all SOAs.

f.                 The SOA(s) respond by sending an lnpNPAC-SMS-Operational-Information M-EVENT-REPORT confirmation back to the NPAC SMS.

6.6.1.                     NPA-NXX Split

This scenario shows NPAC SMS personnel initiation of an NPA-NXX split.

[Graphic Omitted: Process diagram for NPA-NXX Split]

a.               Action is taken by the NPAC SMS personnel to cause an NPA-NXX split.

b.              The NPAC SMS updates all subscription version records in its local database that match the specified TN range. The TN field will be updated with the new NPA, and the other_TN field will be set to the previous TN (old NPA).

c.               The permissive dialing period expires.

d.              The NPAC SMS updates all subscription version records in its local database that match the specified TN range. The other_TN field will be set to Null.

6.7.                            Mass Update

NPAC SMS personnel can perform a mass update on subscription data.

[Graphic Omitted: Process diagram for mass update]

a.               Action is taken by the NPAC SMS personnel to request that a mass update be performed on active subscription data.

b.              Search the subscription database for subscription versions that match the specified mass update criteria. Perform steps c-f for the allowable range of subscription versions.

c.               If LRN data was modified, check the LRN table to verify that it is defined for the serviceProv NPA-NXX found in the subscriptions. If not, terminate processing at this point.

d.              The NPAC SMS sends an M-SET on the subscription versions to the Local SMS.

e.               The Local SMS replies to the M-SET.

f.                 The NPAC SMS sends an attributeValueChange M-EVENT-REPORT to the current service provider SOA.

g.              The service provider SOA sends a confirmation to the M-EVENT-REPORT.

GDMO Definitions

7.                                      GDMO Definitions

7.1.                              Overview

The GDMO interface definitions provided below support the SOA to NPAC SMS interface and the NPAC SMS to Local SMS interface.  Included in this chapter of the interface specification are object name bindings, attribute, package, action, and notification definitions.

7.2.                              Object Definitions

— 1.0 LNP Audits Managed Object

lnpAudits MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        lnpAuditsPkg;

    REGISTERED AS {lnp-objectClass 1};

lnpAuditsPkg PACKAGE

    BEHAVIOR

        lnpAuditsDefinition,

        lnpAuditsBehavior;

    ATTRIBUTES

        lnpAuditsName GET;

    ;

lnpAuditsDefinition BEHAVIOR

    DEFINED AS !

        The lnpAudits class is the managed object that is used as the container object for the subscriptionAudit objects on the NPAC SMS.  This object has been created for scoping efficiency.

    !;

lnpAuditsBehavior BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object for the SOA to NPAC SMS and the Local SMS to NPAC SMS interface.

        The NPAC SMS can M-GET any lnpAudits object on the LSMS (Process Audit Association Function).

        The service provider SOA can M-GET any lnpAudits object on the NPAC SMS. (SOA Management Association Function).

        The Local SMS can not M-GET any lnpAudits object on the NPAC SMS.

        The lnpAuditsName attribute is read only and can not be changed via the Local SMS or SOA Interface once the object has been created.  The value of lnpAuditsName will always be “lnpAudits”.

        Only one of these objects will exist per agent and it will only be created at startup of the CMIP agent software on the Local SMS and the NPAC SMS.

    !;

— 2.0 LNP Local SMS Managed Object Class

lnpLocalSMS MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        lnpLocalSMS-Pkg,

        lnpRecoveryCompletePkg;

    REGISTERED AS {lnp-objectClass 2};

lnpLocalSMS-Pkg PACKAGE

    BEHAVIOR

        lnpLocalSMS-Definition,

        lnpLocalSMS-Behavior;

    ATTRIBUTES

        lnpLocal-SMS-Name GET;

    ;

lnpLocalSMS-Definition BEHAVIOR

    DEFINED AS !

        The lnpLocalSMS class is the managed object that is used as the container object for all Local SMS data in the NPAC SMS to Local SMS Interface.

    !;

lnpLocalSMS-Behavior BEHAVIOR

    DEFINED AS !

        Local SMS Managed Object.

        The NPAC SMS can M-GET any lnpLocalSMS object (Data Download Association Function).

        The lnp-LocalSMS-Name attribute is read only and can not be changed via the Local SMS Interface once the object has been created.  The value of lnpLocal-SMS-Name will always be a unique identifier for the Local SMS for the NPAC SMS to Local SMS Interface.

        The lnpRecoveryComplete-Pkg is used to used for indicating the recovery mode for the Local SMS is complete and to return all updates made since the recovery mode began.  (Data Download Functional Group).

        Only one of these objects will exist and it will only be created at startup of the CMIP agent software on the Local SMS.

    !;

— 3.0 LNP Log Record for the Subscription Audit Local SMS Discrepancy Report

lnpLogAudit-DiscrepancyRptRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogAudit-DiscrepancyRptPkg;

    REGISTERED AS {lnp-objectClass 3};

lnpLogAudit-DiscrepancyRptPkg PACKAGE

    BEHAVIOR

        lnpLogAudit-DiscrepancyRptDefinition,

        lnpLogAudit-DiscrepancyRptBehavior;

    ATTRIBUTES

        auditDiscrepancyTn GET,

        auditDiscrepancyVersionId GET,

        auditDiscrepancyLSMS-SP-Id GET,

        auditDiscrepancyFailureReason GET,

        accessControl GET;

    ;

lnpLogAudit-DiscrepancyRptDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogAudit-DiscrepancyRptRecord class is the managed object that is used to create log records for the subscriptionAudit-DiscrepancyRpt Notification.

    !;

lnpLogAudit-DiscrepancyRptBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the subscriptionAudit-DiscrepancyRpt Notification.

    !;

— 4.0 LNP Log Record for the Subscription Audit Results

lnpLogAuditResultsRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogAuditResultsPkg;

    REGISTERED AS {lnp-objectClass 4};

lnpLogAuditResultsPkg PACKAGE

    BEHAVIOR

        lnpLogAuditResultsDefinition,

        lnpLogAuditResultsBehavior;

    ATTRIBUTES

        auditResultStatus GET,

        auditResponseLevel GET,

        auditResultFailed-SP-List GET,

        auditResultNumberDiscrepancies GET,

        auditResultCompletionTime GET,

        accessControl GET;

    ;

lnpLogAuditResultsDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogAuditResultsRecord class is the managed object that is used to create log records for the subscriptionAuditResults Notification.

    !;

lnpLogAuditResultsBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the subscriptionAuditResults Notification.

    !;

— 5.0 LNP Log Record for the Subscription Version Cancellation

— Acknowledge Request Notification

lnpLogCancellationAcknowledgeRequestRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogCancellationAcknowledgeRequestPkg;

    REGISTERED AS {lnp-objectClass 5};

lnpLogCancellationAcknowledgeRequestPkg PACKAGE

    BEHAVIOR

        lnpLogCancellationAcknowledgeRequestDefinition,

        lnpLogCancellationAcknowledgeRequestBehavior;

    ATTRIBUTES

        subscriptionTN GET,

        subscriptionVersionId GET,

        accessControl GET;

    ;

lnpLogCancellationAcknowledgeRequestDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogCancellationAcknowledgeRequestRecord class is the managed object that is used to create log records for the subscriptionVersionCancellationAcknowledgeRequest Notification.

    !;

lnpLogCancellationAcknowledgeRequestBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the subscriptionVersionCancellationAcknowledgeRequest Notification.

    !;

— 6.0 LNP Log Record for the Subscription Version Conflict Resolution

— Acknowledge Request Notification

lnpLogConflictResolutionAcknowledgeRequestRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogConflictResolutionAcknowledgeRequestPkg;

    REGISTERED AS {lnp-objectClass 6};

lnpLogConflictResolutionAcknowledgeRequestPkg PACKAGE

    BEHAVIOR

        lnpLogConflictResolutionAcknowledgeRequestDefinition,

        lnpLogConflictResolutionAcknowledgeRequestBehavior;

    ATTRIBUTES

        subscriptionTN GET,

        subscriptionVersionId GET,

        accessControl GET;

    ;

lnpLogConflictResolutionAcknowledgeRequestDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogConflictResolutionAcknowledgeRequestRecord class is the managed object that is used to create log records for the subscriptionVersionConflictResolutionAcknowledgeRequest Notification.

    !;

lnpLogConflictResolutionAcknowledgeRequestBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the subscriptionVersionConflictResolutionAcknowledgeRequest Notification.

    !;

— 7.0 LNP Log Record for the Subscription Version New SP Create Request

—     Notification

lnpLogNewSP-CreateRequestRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogNewSP-CreateRequestPkg;

    REGISTERED AS {lnp-objectClass 7};

lnpLogNewSP-CreateRequestPkg PACKAGE

    BEHAVIOR

        lnpLogNewSP-CreateRequestDefinition,

        lnpLogNewSP-CreateRequestBehavior;

    ATTRIBUTES

        subscriptionTN GET,

        subscriptionVersionId GET,

        subscriptionOldSP GET,

        subscriptionOldSP-DueDate GET,

        subscriptionOldSP-Authorization GET,

        subscriptionOldSP-AuthorizationTimeStamp GET,

        accessControl GET;

    ;

lnpLogNewSP-CreateRequestDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogNewSP-CreateRequestRecord class is the managed object that is used to create log records for the subscriptionVersionNewSP-CreateRequest Notification.

    !;

lnpLogNewSP-CreateRequestBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the subscriptionVersionNewSP-CreateRequest Notification.

    !;

— 8.0 LNP Log Record for the Subscription Version Old SP Concurrence Request

—     Notification

lnpLogOldSP-ConcurrenceRequestRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogOldSP-ConcurrenceRequestPkg;

    REGISTERED AS {lnp-objectClass 8};

lnpLogOldSP-ConcurrenceRequestPkg PACKAGE

    BEHAVIOR

        lnpLogOldSP-ConcurrenceRequestDefinition,

        lnpLogOldSP-ConcurrenceRequestBehavior;

    ATTRIBUTES

        subscriptionTN GET,

        subscriptionVersionId GET,

        subscriptionNewCurrentSP GET,

        subscriptionNewSP-DueDate GET,

        subscriptionNewSP-CreationTimeStamp GET,

        accessControl GET;

    ;

lnpLogOldSP-ConcurrenceRequestDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogOldSP-ConcurrenceRequestRecord class is the managed object that is used to create log records for the subscriptionVersionOldSP-ConcurrenceRequest Notification.

    !;

lnpLogOldSP-ConcurrenceRequestBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the subscriptionVersionOldSP-ConcurrenceRequest Notification.

    !;

— 9.0 LNP Log Record for the NPAC SMS Operational Information Notification

lnpLogOperational-InformationRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogOperational-InformationPkg;

    REGISTERED AS {lnp-objectClass 9};

lnpLogOperational-InformationPkg PACKAGE

    BEHAVIOR

        lnpLogOperational-InformationDefinition,

        lnpLogOperational-InformationBehavior;

    ATTRIBUTES

        downTime GET,

        npacContactNumber GET,

        additionalDownTimeInformation GET,

        accessControl GET;

    ;

lnpLogOperational-InformationDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogOperational-InformationRecord class is the managed object that is used to create log records for the lnpNPAC-SMS-Operational-Information Notification.

    !;

lnpLogOperational-InformationBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the lnpNPAC-SMS-Operational-Information Notification.

    !;

— 10.0 LNP Log Record for the Subscription Version Status Attribute Value

—     Change Notification

lnpLogStatusAttributeValueChangeRecord MANAGED OBJECT CLASS

    DERIVED FROM “Rec. X.721 | ISO/IEC 10165-2 : 1992”:eventLogRecord;

    CHARACTERIZED BY

        lnpLogStatusAttributeValueChangePkg;

    CONDITIONAL PACKAGES

        subscriptionVersionAttributeValueChangeFailed-SP-ListPkg PRESENT IF

            !the version status is failed or partially failed!;

    REGISTERED AS {lnp-objectClass 10};

lnpLogStatusAttributeValueChangePkg PACKAGE

    BEHAVIOR

        lnpLogStatusAttributeValueChangeDefinition,

        lnpLogStatusAttributeValueChangeBehavior;

    ATTRIBUTES

        subscriptionVersionAttributeValueChangeInfo GET,

        accessControl GET;

    ;

lnpLogStatusAttributeValueChangeDefinition BEHAVIOR

    DEFINED AS !

        The lnpLogStatusAttributeValueChangeRecord class is the managed object that is used to create log records for the subscriptionVersionStatusAttributeValueChange Notification.

    !;

lnpLogStatusAttributeValueChangeBehavior BEHAVIOR

    DEFINED AS !

        This log record can be used by any CME wanting to log the

        subscriptionVersionStatusAttributeValueChange Notification.

    !;

— 11.0 LNP Network Managed Object Class

lnpNetwork MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        lnpNetworkPkg;

    CONDITIONAL PACKAGES

    lnpDownloadPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!;

    REGISTERED AS {lnp-objectClass 11};

lnpNetworkPkg PACKAGE

    BEHAVIOR

        lnpNetworkDefinition,

        lnpNetworkBehavior;

    ATTRIBUTES

        lnpNetworkName GET;

    ;

lnpNetworkDefinition BEHAVIOR

    DEFINED AS !

        The lnpNetwork class is the managed object that is used as the container object for the serviceProvNetwork objects. This object has been created primarily for scoping efficiency.

        The lnpDownloadPkg will only be used for lnpNetwork object instantiated on the NPAC SMS (Data Download Association Function). This package is used for initiating from the Local SMS downloading of serviceProvNetwork, serviceProvNPA-NXX, and serviceProvLRN object creation or deletion to the Local SMS from the NPAC SMS.

    !;

lnpNetworkBehavior BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object used for the Local SMS to

        NPAC SMS interface.

        The Local SMS and the NPAC SMS can M-GET any lnpNetwork object (Data Download Association Function).  The lnpNetworkName attribute is read only and can not be changed via the NPAC SMS to Local SMS Interface once the object has been created.  The value of lnpNetworkName will always be “lnpNetwork”.

        Only one of these objects will exist and it will only be created at startup of the CMIP agent software on the NPAC SMS or the Local SMS.

    !;

— 12.0 LNP NPAC SMS Managed Object Class

lnpNPAC-SMS MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        lnpNPAC-SMS-Pkg,

        lnpRecoveryCompletePkg;

    REGISTERED AS {lnp-objectClass 12};

lnpNPAC-SMS-Pkg PACKAGE

    BEHAVIOR

        lnpNPAC-SMS-Definition,

        lnpNPAC-SMS-Behavior;

    ATTRIBUTES

        lnpNPAC-SMS-Name GET;

    NOTIFICATIONS

        lnpNPAC-SMS-Operational-Information;

    ;

lnpNPAC-SMS-Definition BEHAVIOR

    DEFINED AS !

        The lnpNPAC-SMS class is the managed object that is used as the container object for all NPAC SMS objects in the NPAC SMS to Local SMS Interface and the SOA to NPAC SMS interface.

    !;

lnpNPAC-SMS-Behavior BEHAVIOR

    DEFINED AS !

        NPAC SMS Managed Object for the SOA to NPAC SMS and the Local SMS

        to NPAC SMS interface.

        A Local SMS (Data Download Association Function) and service provider SOA (SOA Management Association Function) can M-GET any lnpNPAC-SMS object.

        The lnpNPAC-SMS-Name attribute is read only and can not be changed via either Interface once the object has been created.

        The value of lnpNPAC-SMS-Name will be set to “Illinois-NPAC-SMS” in Illinois.

        The lnpRecoveryComplete-Pkg is used to used for indicating the recovery mode for the Local SMS is complete and to return all updates made since the recovery mode began.  (Data Download Functional Group).

        Only one of these objects will exist and it will only be created at startup of the CMIP agent software on the NPAC SMS.

        The lnpNPAC-SMS-Operational-Information will be used to notify service provider SOA and Local SMS systems of planned outages.

    !;

— 13.0 LNP Service Providers Managed Object Class

lnpServiceProvs MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        lnpServiceProvsPkg;

    REGISTERED AS {lnp-objectClass 13};

lnpServiceProvsPkg PACKAGE

    BEHAVIOR

        lnpServiceProvsDefinition,

        lnpServiceProvsBehavior;

    ATTRIBUTES

        lnpServiceProvsName GET;

    ;

lnpServiceProvsDefinition BEHAVIOR

    DEFINED AS !

        The lnpServiceProvs class is the managed object that is

        used as the container object for the serviceProv

        objects on the NPAC SMS.  This object has been created

        for scoping efficiency.

    !;

lnpServiceProvsBehavior BEHAVIOR

    DEFINED AS !

        NPAC SMS Managed Object used for the Local SMS to NPAC

        SMS interface.

        A Local SMS and service provider SOA can M-GET any lnpServiceProvs object (Network Data Association Function). The lnpServiceProvsName attribute is read only and can not be changed via the Local SMS Interface once the object has been created.  The value of lnpServiceProvsName will always be “lnpServiceProvs”.

        Only one of these objects will exist and it will only be created at startup of the CMIP agent software on the NPAC SMS.

    !;

— 14.0 LNP Subscriptions Managed Object Class

lnpSubscriptions MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        lnpSubscriptionsPkg,

        subscriptionVersionLocalSMS-CreatePkg;

    CONDITIONAL PACKAGES

    lnpDownloadPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionOldSP-CreatePkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionNewSP-CreatePkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionDisconnectPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionModifyPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionActivatePkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionCancelPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionOldSP-CancellationPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionNewSP-CancellationPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionOldSP-ConflictResolutionPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionNewSP-ConflictResolutionPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!,

    subscriptionVersionNewSP-ConflictResolutionPendingPkg PRESENT IF

        !the object is instantiated on the NPAC SMS!;

    REGISTERED AS {lnp-objectClass 14};

lnpSubscriptionsPkg PACKAGE

    BEHAVIOR

        lnpSubscriptionsDefinition,

        lnpSubscriptionsBehavior;

    ATTRIBUTES

        lnpSubscriptionsName GET;

    NOTIFICATIONS

        subscriptionVersionLocalSMS-ActionResults;

    ;

lnpSubscriptionsDefinition BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object for the SOA to NPAC SMS and the Local SMS to NPAC SMS interface.

        The lnpSubscriptions class is the managed object that is used as the container object for the subscription version objects on the NPAC SMS and the Local SMS.

        Local SMS interfaces must be able to support scope/filtered M-SETs and M-DELETEs with a TN range as the primary filter.

    !;

lnpSubscriptionsBehavior BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object

        The Local SMS (Data Download Association Function) and the service provider SOA (SOA Management Association Function) can M-GET any lnpSubscriptions object.  The lnpSubscriptionsName attribute is read only and can not be changed via the Local SMS Interface once the object has been created.  The value of lnpSubscriptionsName will always be “lnpSubscriptions”.

        Only one of these objects will exist and it will only be created at startup of the CMIP agent software on the NPAC SMS or the Local SMS.

        The lnpDownloadPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used to used for initiating downloading of subscriptionVersions object creation, deletion, or modifications to the Local SMS (Data Download Association Function).

        The subscriptionVersionOldSP-CreatePkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used for creation of subscription versions for porting TNs by the old service provider.

        The subscriptionVersionNewSP-CreatePkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used for creation of subscription versions for porting TNs by the new service provider.

        The subscriptionVersionDisconnectPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used for disconnection of a ported TN by the current service provider.

        The subscriptionVersionModifyPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used for modification of a ported TN by a service provider.

        The subscriptionVersionActivatePkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used for activation of a ported TN by a new service provider.

        The subscriptionVersionCancelPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS.  This package is used for cancellation of a ported TN by a service provider.

        The subscriptionVersionOldSP-CancellationPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS. This package is used for acknowledgment of subscription versions with status values of cancel-pending. Acknowledgments from both old and new service provider SOAs take a version from cancel-pending and to a canceled state.  This action is used by the old service provider SOA.

        The subscriptionVersionNewSP-CancellationPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS. This package is used for acknowledgment of subscription versions with status values of cancel-pending. Acknowledgments from both old and new service provider SOAs take a version out of cancel-pending and to a canceled state.  This action is used by the new service provider SOA.

        The subscriptionVersionOldSP-ConflictResolutionPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS. This package is used for acknowledgment of subscription versions with status values of conflict-resolution-pending. Acknowledgments from both old and new service provider SOAs take a version out of conflict-resolution-pending and to a pending state. This action is used by the old service provider SOA.

        The subscriptionVersionNewSP-ConflictResolutionPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS. This package is used for acknowledgment of subscription versions with status values of conflict-resolution-pending. Acknowledgments from both old and new service provider SOAs take a version out of conflict-resolution-pending and to a pending state.  This action is used by the new service provider SOA.

        The subscriptionVersionNewSP-ConflictResolutionPendingPkg will only be used for a lnpSubscriptions object instantiated on the NPAC SMS. This package is used for setting the status of subscription versions with status values of conflict to conflict-resolution-pending. This action is used by the new service provider SOA.

    !;

— 15.0 LNP Service Provider Managed Object Class

serviceProv MANAGED OBJECT CLASS

    DERIVED FROM serviceProvNetwork;

    CHARACTERIZED BY

        serviceProvPkg;

    CONDITIONAL PACKAGES

        serviceProvBillingAddressPkg PRESENT IF

            !the service provider has billing address and contact

            information!,

        serviceProvSOA-AddressPkg PRESENT IF

            !the service provider has SOA address and contact information!,

        serviceProvLSMS-AddressPkg PRESENT IF

            !the service provider has LSMS address and contact information!,

        serviceProvWebAddressPkg PRESENT IF

            !the service provider has Web address and contact information!,

        serviceProvNetAddressPkg PRESENT IF

            !the service provider has network and communication facilities address and contact information!,

        serviceProvConflictAddressPkg PRESENT IF

            !the service provider has conflict resolution interface

            address and contact information!,

        serviceProvOperationsAddressPkg PRESENT IF

            !the service provider has operations address and contact

            information!,

        serviceProvRepairCenterInfoPkg PRESENT IF

            !the service provider has repair contact information!,

        serviceProvUserAdminAddressPkg PRESENT IF

            !the service provider has user administration interface address and contact information!;

    REGISTERED AS {lnp-objectClass 15};

serviceProvPkg PACKAGE

    BEHAVIOR

        serviceProvDefinition,

        serviceProvBehavior;

    ATTRIBUTES

        npacCustomerAllowableFunctions GET-REPLACE,

        serviceProvAddress GET-REPLACE,

        serviceProvSysLinkInfo GET-REPLACE,

        serviceProvTunables GET-REPLACE;

    ;

serviceProvDefinition BEHAVIOR

    DEFINED AS !

        The serviceProv class is the managed object used on the NPAC SMS to contain the data related to each LNP service provider.

    !;

serviceProvBehavior BEHAVIOR

    DEFINED AS !

        NPAC SMS Managed Object used for the Local SMS to NPAC

        SMS interface.

        A Local SMS and service provider SOA can M-GET their own serviceProv object (Network Data Association Function). Attempts to read any service provider information other than their own will be rejected as unauthorized.  All attributes in this object, except serviceProvID and npacCustomerAllowableFunctions can be M-SET by the Local SMS Interface once the object has been created on the NPAC SMS.

    !;

— 16.0 LNP Service Provider LRN Managed Object Class

serviceProvLRN MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        serviceProvLRN-Pkg;

    REGISTERED AS {lnp-objectClass 16};

serviceProvLRN-Pkg PACKAGE

    BEHAVIOR

        serviceProvLRN-Definition,

        serviceProvLRN-Behavior;

    ATTRIBUTES

        serviceProvLRN-ID GET,

        serviceProvLRN-Value GET,

        serviceProvDownloadReason GET,

                 serviceProvLRN-CreationTimeStamp GET;

    ;

serviceProvLRN-Definition BEHAVIOR

    DEFINED AS !

        The serviceProvLRN class is the managed object used to identify Service Provider LRN values open for porting.

    !;

serviceProvLRN-Behavior BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object used for the Local SMS to

        NPAC SMS interface.

        All attributes are read only. Once created, the serviceProvLRN object can only be deleted via the Local SMS or SOA interface.

        The serviceProvLRN-ID is specified by the NPAC SMS. The serviceProvLRN-CreationTimeStamp will reflect the current system date and time when the object is created.

        NPAC SMS can M-GET, M-DELETE and M-CREATE any serviceProvLRN object on the Local SMS (Network Data Functional Unit).  The Local SMS only creates local copies of serviceProvLRN objects after receiving the objects from an NPAC SMS create request, reading them from the NPAC SMS for initial instantiation, or from a download request.

        A Local SMS can M-GET any serviceProvLRN object (Network Data Functional Unit).

        The Local SMS can M-DELETE and M-CREATE any serviceProvLRN object on the NPAC SMS for their own service provider id (Network Data Functional Unit).  Attempts to take actions on other service provider objects will be rejected as unauthorized.

        The creation or deletion of a serviceProvLRN object will be distributed to all Local SMSs.

        The serviceProvLRN-Value attributes on the NPAC SMS can

        not be modified by the Local SMS.  The service provider will have to add a new object and delete the old one to modify the data.

    !;

— 17.0 LNP Service Provider Network Managed Object Class

serviceProvNetwork MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        serviceProvNetworkPkg;

    REGISTERED AS {lnp-objectClass 17};

serviceProvNetworkPkg PACKAGE

    BEHAVIOR

        serviceProvNetworkDefinition,

        serviceProvNetworkBehavior;

    ATTRIBUTES

        serviceProvID GET,

        serviceProvName GET-REPLACE;

    ;

serviceProvNetworkDefinition BEHAVIOR

    DEFINED AS !

        The serviceProvNetwork class is the managed object used to contain the network data for a service provider.

    !;

serviceProvNetworkBehavior BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object used for the Local SMS to NPAC SMS interface.

        Service providers and the NPAC SMS can M-GET, M-CREATE, and M-SET any serviceProvNetwork object (Network Data Association Function). The serviceProvId attribute is read only and can not be changed via the NPAC SMS to Local SMS Interface once the object has been created on the Local SMS or NPAC SMS.  The serviceProvName can be M-SET via the NPAC SMS to Local SMS Interface by the NPAC SMS.  The Local SMS only creates or modifies local copies of serviceProvNetwork objects after receiving the objects from an NPAC SMS M-CREATE or M-SET request or reading them from the NPAC SMS for initial instantiation.

    !;

— 18.0 LNP Service Provider NPA-NXX Managed Object Class

serviceProvNPA-NXX MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        serviceProvNPA-NXX-Pkg;

    REGISTERED AS {lnp-objectClass 18};

serviceProvNPA-NXX-Pkg PACKAGE

    BEHAVIOR

        serviceProvNPA-NXX-Definition,

        serviceProvNPA-NXX-Behavior;

    ATTRIBUTES

        serviceProvNPA-NXX-ID GET,

        serviceProvNPA-NXX-Value GET,

        serviceProvNPA-NXX-EffectiveTimeStamp GET,

        serviceProvDownloadReason GET,

                serviceProvNPA-NXX-CreationTimeStamp GET;

    ;

serviceProvNPA-NXX-Definition BEHAVIOR

    DEFINED AS !

        The serviceProvNPA-NXX class is the managed object used to identify Service Provider NPA-NXX values open for porting.

    !;

serviceProvNPA-NXX-Behavior BEHAVIOR

    DEFINED AS !

        Local SMS and NPAC SMS Managed Object used for the Local SMS to NPAC SMS interface.

        All attributes are read only. Once created, the serviceProvNPA-NXX object can only be deleted via the Local SMS or SOA interface.  The serviceProvNPA-NXX-ID is specified by the NPAC SMS. The serviceProvNPA-NXX-CreationTimeStamp will be set to the current system date and time when the object is created.

        NPAC SMS can M-GET, M-DELETE and M-CREATE any serviceProvNPA-NXX object on the Local SMS (Network Data Association Function).  The Local SMS only creates local copies of serviceProvNPA-NXX objects after receiving the objects from an NPAC SMS create, after reading them from the NPAC SMS for initial instantiation, or from a download.

        Service providers can M-GET any serviceProvNPA-NXX object.

        The Local SMS can M-DELETE and M-CREATE any serviceProvNPA-NXX object on the NPAC SMS for their own service provider id (Network Data Association Function).  Attempts to take actions on other service provider objects will be rejected as unauthorized.

        The Local SMS can not modify any of the attributes.

        To cause an NPA-NXX split to occur the service provider must contact the NPAC SMS operations personnel.

    !;

— 19.0 LNP Subscription Audit Managed Object

subscriptionAudit MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        subscriptionAuditPkg;

    REGISTERED AS {lnp-objectClass 19};

subscriptionAuditPkg PACKAGE

    BEHAVIOR

        subscriptionAuditDefinition,

        subscriptionAuditBehavior;

    ATTRIBUTES

        subscriptionAuditId GET,

        subscriptionAuditName GET,

        subscriptionAuditStatus GET-REPLACE,

        subscriptionAuditAttributeList GET,

        subscriptionAuditTN-Range GET,

        subscriptionAuditTN-ActivationRange GET,

        serviceProvID GET,

        subscriptionAuditServiceProvIdRange GET,

        subscriptionAuditTN-NotificationNumber GET,

        subscriptionAuditNumberOfTNs GET,

        subscriptionAuditNumberOfTNsComplete GET,

        subscriptionAuditRequestingSP GET;

    NOTIFICATIONS

        subscriptionAuditResults,

        subscriptionAudit-DiscrepancyRpt,

        “Rec. X.721 | ISO/IEC 10165-2 : 1992”:attributeValueChange

            accessControlParameter;

    ;

subscriptionAuditDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionAudit class is the managed object that represents a subscription audit request.  This object is only instantiated on the NPAC SMS.

    !;

subscriptionAuditBehavior BEHAVIOR

    DEFINED AS !

        When the subscriptionAuditStatus changes an attribute value change will be emitted to the audit requester.

        All attributes must be specified upon create with the exception of the subscriptionAuditAttributeList and the subscriptionAuditTN-ActivationRange.  If the subscriptionAuditAttributeList is not specified then a full audit is assumed. If the subscriptionAuditTN-ActivationRange then an audit of all TNs in the range specified in subscriptionAuditTN-Range will be audited.  The serviceAuditId is determined by the NPAC SMS.

        The SOA or NPAC SMS can M-SET the subscriptionAuditStatus to suspended in order suspend an audit.  The NPAC SMS can change the subscriptionAuditStatus from in-progress to suspended and from suspended to in-progress or canceled.  When the status is changed to suspended, the NPAC SMS will stop processing the audit until it is resumed by the NPAC SMS changing the status back to in-progress.  The subscriptionAuditRequestingSP is the id of the service provider who requested the audit.

        The NPAC SMS will be required to set the number of TNs that will be audited in the subscriptionAuditNumberOfTNs attribute based on the NPAC SMS audit request criteria.  An attribute value change notification will be emitted when the subscriptionAuditNumberOfTNs is set.  After every subscriptionAuditTN-NotificationNumber of TNs has been audited the subscriptionAuditNumberOfTNsComplete shall be updated and an attribute value change notification shall be sent to the NPAC SMS.

        The SOA or NPAC SMS can M-CREATE, M-GET subscriptionAudit managed objects on the NPAC SMS (Process Audit Association Function). When a subscriptionAudit object is created on the NPAC SMS the NPAC SMS will begin the audit for the service provider specified or all service providers.  The SOA can only M-GET subscriptionAudit that they created.

        The SOA will be required to set the service provider ID with their service provider id so that the origination of the audit request can be tracked and notifications can be sent to the requesting SOA.

        The subscriptionAuditTN-Range will be limited based on the maximum range size specified in the NPAC SMS.  If the limit specified is exceeded, the create request will fail with an invalidAttributeValue error.

        When this object is created and deleted, object creation and deletion notifications will be sent to the requester.  Object deletion indicates completion of an audit.  The audit results notification will be sent before the object is deleted by the entity performing the audit indicating how may discrepancies the audit found and reported during execution.

        If discrepancies are found during the audit, audit discrepancy notifications will be sent to the requester at the time they are found.  When audit discrepancy notifications are sent to the NPAC SMS by the Local SMS, create or modify requests will be sent to the Local SMS by the NPAC SMS to correct the discrepancies found.

        Deletion of an audit object cancels an audit request.

    !;

— 20.0 LNP subscription Version Managed Object Class

subscriptionVersion MANAGED OBJECT CLASS

    DERIVED FROM top;

    CHARACTERIZED BY

        subscriptionVersionPkg;

    REGISTERED AS {lnp-objectClass 20};

subscriptionVersionPkg PACKAGE

    BEHAVIOR

        subscriptionVersionDefinition,

        subscriptionVersionBehavior;

    ATTRIBUTES

        subscriptionVersionId GET,

        subscriptionTN GET-REPLACE,

        subscriptionLRN GET-REPLACE,

        subscriptionNewCurrentSP GET-REPLACE,

        subscriptionActivationTimeStamp GET-REPLACE,

        subscriptionCustomerDisconnectDate GET-REPLACE,

        subscriptionCLASS-DPC GET-REPLACE,

        subscriptionCLASS-SSN GET-REPLACE,

        subscriptionLIDB-DPC GET-REPLACE,

        subscriptionLIDB-SSN GET-REPLACE,

        subscriptionCNAM-DPC GET-REPLACE,

        subscriptionCNAM-SSN GET-REPLACE,

        subscriptionISVM-DPC GET-REPLACE,

        subscriptionISVM-SSN GET-REPLACE,

        subscriptionEndUserLocationValue GET-REPLACE,

        subscriptionEndUserLocationType GET-REPLACE,

        subscriptionBillingId GET-REPLACE,

        subscriptionLNPType GET-REPLACE,

        subscriptionDownloadReason GET-REPLACE;

    ;

subscriptionVersionDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersion class is the managed object that represents a subscription version on the Local SMS.

    !;

subscriptionVersionBehavior BEHAVIOR

    DEFINED AS !

        Local SMS Managed Object

        NPAC SMS can M-GET, M-SET, M-DELETE and M-CREATE any subscriptionVersion object on the Local SMS (Data Download Association Function).  The Local SMS only creates local copies of subscriptionVersion objects after receiving the objects from an NPAC SMS create request or reading them from the NPAC SMS for initial instantiation.

        The serviceProvVersionId is assigned upon creation by the NPAC SMS and is read only.

        The subscriptionTN, subscriptionLRN and associated routing information, are specified by the new service provider SOA upon creation of a new subscription version.

        When the subscription version is activated the subscriptionActivationTimeStamp is updated.

        When the subscription version is downloaded to the locals, the subscriptionDownloadReason is set to one of new, delete, modified, audit-discrepancy, or download-request. This field is not validated in audits.

        When the subscription version status is set to disconnect pending or old, the subscriptionVersionDonorSP-CustomerDisconnectDate is sent to the donor SOA informing the service provider of the actual customer disconnect date.

        The Local SMS can not modify any of the subscription version data locally unless changes were downloaded via a download request.

    !;

— 21.0 LNP NPAC Subscription Version Managed Object Class

subscriptionVersionNPAC MANAGED OBJECT CLASS

    DERIVED FROM subscriptionVersion;

    CHARACTERIZED BY

        subscriptionVersionNPAC-Pkg;

    REGISTERED AS {lnp-objectClass 21};

subscriptionVersionNPAC-Pkg PACKAGE

    BEHAVIOR

        subscriptionVersionNPAC-Definition,

        subscriptionVersionNPAC-Behavior;

    ATTRIBUTES

        subscriptionVersionStatus GET-REPLACE,

        subscriptionOldSP GET-REPLACE,

        subscriptionNewSP-DueDate GET-REPLACE,

        subscriptionNewSP-CreationTimeStamp GET-REPLACE,

        subscriptionOldSP-DueDate GET-REPLACE,

        subscriptionOldSP-Authorization GET-REPLACE,

        subscriptionOldSP-AuthorizationTimeStamp GET-REPLACE,

        subscriptionBroadcastTimeStamp GET-REPLACE,

        subscriptionConflictTimeStamp GET-REPLACE,

        subscriptionEffectiveReleaseDate GET-REPLACE,

        subscriptionDisconnectCompleteTimeStamp GET-REPLACE,

        subscriptionCancellationTimeStamp GET-REPLACE,

        subscriptionCreationTimeStamp GET-REPLACE,

        subscriptionFailed-SP-List GET-REPLACE,

        subscriptionModifiedTimeStamp GET-REPLACE,

        subscriptionOldTimeStamp GET-REPLACE,

        subscriptionOldSP-CancellationTimeStamp GET-REPLACE,

        subscriptionNewSP-CancellationTimeStamp GET-REPLACE,

        subscriptionOldSP-ConflictResolutionTimeStamp GET-REPLACE,

        subscriptionNewSP-ConflictResolutionTimeStamp GET-REPLACE,

        subscriptionPortingToOriginal-SPSwitch GET-REPLACE,

        subscriptionPreCancellationStatus GET-REPLACE;

    NOTIFICATIONS

        subscriptionVersionOldSP-ConcurrenceRequest,

        subscriptionVersionNewSP-CreateRequest,

        subscriptionVersionNewNPA-NXX,

        subscriptionVersionConflictResolutionAcknowledgeRequest,

        subscriptionVersionCancellationAcknowledgeRequest,

        subscriptionVersionDonorSP-CustomerDisconnectDate,

        subscriptionVersionStatusAttributeValueChange,

        “Rec. X.721 | ISO/IEC 10165-2 : 1992”:attributeValueChange

            accessControlParameter,

        “Rec. X.721 | ISO/IEC 10165-2 : 1992”:objectCreation

            accessControlParameter;

    ;

subscriptionVersionNPAC-Definition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionNPAC class is the managed object that represents a subscription version on the NPAC SMS.

    !;

subscriptionVersionNPAC-Behavior BEHAVIOR

    DEFINED AS !

        NPAC SMS Managed Object for the SOA to NPAC SMS and the Local SMS to NPAC SMS interface.

        A Local SMS can M-GET any subscriptionVersionNPAC objects from the NPAC SMS via the Local SMS Interface (Data Download Association Function).

        A Service Provider SOA can M-GET any subscriptionVersionNPAC objects from the NPAC SMS via the SOA Interface (SOA Management Association Function).

        If a Service Provider SOA or Local SMS does a scoped filtered M-GET for subscription versions, this request will only be successful if a the number of records to be returned is less than or equal to the NPAC SMS tunable parameter, “Max Subscriber Query”, in the Service Data table.

        When the status of an object is changed to “cancel-pending”, subscriptionPreCancellationStatus is first set to the current status.

        The subscriptionCreationTimeStamp is set to the current system time when the object is created.

        When the subscription version is modified for any reason, the subscriptionModifiedTimeStamp is updated with the current system time.

        When the subscription version is broadcast to Local SMSs via the NPAC to Local SMS interface, the subscriptionBroadcastTimeStamp is updated with the current system time.

        When the subscription version has its version status set to old, the subscriptionOldTimeStamp is updated with the current system time.

        When the subscription version has its version status set to cancel, the subscriptionCancellationTimeStamp is updated with the current system time.

        When the subscription version has its version status set to conflict, the subscriptionConflictTimeStamp is updated with the current system time.

        When the subscription version is disconnected and the version status is set to old, the subscriptionDisconnectCompleteTimeStamp is updated with the current system time.

        When the subscription version status is set to disconnect pending the subscriptionEffectiveReleaseDate is set to the date the disconnect should be broadcast.

        When the subscription version in a cancel-pending state is acknowledged by an old service provider SOA, the subscriptionOldSP-CancellationTimeStamp is updated with the current system time.

        When the subscription version in a cancel-pending state is acknowledged by a new service provider SOA, the

        subscriptionNewSP-CancellationTimeStamp is updated with the current system time.

        When the subscription version in a conflict-resolution-pending state is acknowledged by an old service provider SOA, the subscriptionOldSP-ConflictResolutionTimeStamp is updated with the current system time.

        When the subscription version in a conflict-resolution-pending state is acknowledged by a new service provider SOA, the subscriptionNewSP-ConflictResolutionTimeStamp is updated with the current system time.

        When the subscription version status is failed or partially-failed, the subscriptionFailed-SP-List is populated with a list of the failed service providers.

        The Service Provider SOA can M-GET and M-SET subscriptionVersionNPAC objects via the SOA to NPAC SMS interface (SOA Management Association Function).  Rules for M-SET are described below.

        For M-GET requests, the filter will support all attributes for a specified ported TN.

        Any service provider SOA can view any subscription version for any ported TN (SOA Management Association Function).

        Subscription versions are created on the NPAC SMS via actions over the SOA to NPAC SMS interface to the lnpSubscriptions object (SOA Management Association Function).  New service provider SOAs must use the subscriptionVersionNewSP-Create action and old service provider SOAs must use the subscriptionVersionOldSP-Create action. Creates can only be performed provided there is only one currently active subscription version for the TN.  If one service provider SOA has already done a create, the other service provider SOA may choose to M-SET that object directly to specify the create data information instead of using a create action.

        subscriptionPortingToOriginal-SPSwitch can only be specified as TRUE for a TN that is currently ported and is being ported back to the original service provider.   If the value of subscriptionPortingToOriginal-SPSwitch is TRUE, the LRN and GTT data should not be specified.  This data is not specified because when the activate occurs for the subscription version, the Local SMS will receive requests to delete the old subscription version routing data in their networks and they will not receive any new network routing data for the subscription. Concurrence from the old service provider is required.

        If the port of the subscription version is an intra-service provider port, the new service provider SOA can use the subscriptionVersionNewSP-Create action specifying the old service provider equal to the new service provider.  In this case, the old service provider create action is not required and processing proceeds after a valid pending version is created in the same manner as it does for inter-service provider porting.

        Once a version has been created that passes validation, the subscriptionVersionNPAC object subscriptionVersionStatus will be set to pending and an object creation notification will be sent to both old and new service provider SOAs.  If a version previously existed, attribute value change notifications will be sent to both old and new service provider SOAs.

        If there is a pending version that does not have concurrence during the “Service Provider Concurrence Window” specified in the Service Data table, a subscriptionVersionNoConcurrence notification will be sent to the service provider SOA that has not responded.  The subscriptionVersionStatus will be set to cancel-pending if the new service provider SOA has not responded or to conflict if the old service provider SOA has not responded after the “Service Provider Concurrence Failure Window” specified in the Service Data table. An attribute value change will be sent to the service provider SOA that sent the original create request.

        The Service Provider SOA can M-SET attributes associated with pending, cancel-pending, conflict-resolution-pending or conflict subscription versions (SOA Management Association Function). Attempts to modify an active, sending, failed, canceled, disconnect-pending or old version using M-SET will result in an access denied error.

        Modification of an active subscription can only be done by the current/new service provider SOA using the subscriptionVersionModify action.

        The modify action can be used by both old and new service provider SOAs to update pending, conflict-resolution-pending or conflict subscription versions.

        Old service provider SOAs can only modify the following attributes:

        subscriptionOldSP-DueDate

        subscriptionOldSP-Authorization

        New service provider SOAs can only modify the following attributes:

        subscriptionLRN

        subscriptionNewSP-DueDate

        subscriptionCLASS-DPC

        subscriptionCLASS-SSN

        subscriptionLIDB-DPC

        subscriptionLIDB-SSN

        subscriptionCNAM-DPC

        subscriptionCNAM-SSN

        subscriptionISVM-DPC

        subscriptionISVM-SSN

        subscriptionEndUserLocationValue

        subscriptionEndUserLocationType

        subscriptionBillingId

        Validation will be done for both old and new service provider data that is specified on an M-SET.  If validation fails, no changes will be made and a processing failure will be returned. If the version passes validation, the version status will be set to pending.  An error message will be returned to the service provider if the status is not pending when they attempt to change the version status to cancel-pending.

        Once a pending version has been created, the new service provider can activate the subscription version if authorization for the port has been received by the old service provider within the “Service Provider Concurrence Cancellation Window”.

        Once the version is activated, the version status is set to sending, the broadcast time stamp is updated, and creates are sent to the Local SMSs.

        If the create requests are successful for all Local SMSs, the version status will be marked as active and the previously active subscription version will have its version status set to old.

        If create requests fail for a subscription version after the retry periods have expired, the version status will be set to failed or partially-failed based on if the download failed in all or some of the Local SMSs respectively.

        A status version attribute value change will be sent to both old and new service providers when the subscriptionVersionStatus is modified.  If the version status is failed or partially-failed then a list of failed service providers is provided in the subscriptionVersionStatus notification.

        A service provider should acknowledge the conflict resolution pending state within a tunable time frame specified on the NPAC SMS with a conflict resolution acknowledgement action.

        If a service provider fails to acknowledge the conflict resolution pending state, a subscriptionVersionConflictResolutionAcknowledgeRequest is sent to the service provider.  If they do not respond to this acknowledgement in a tunable time frame specified on the NPAC SMS, the version status will be set to cancel-pending.

        A service provider should acknowledge the cancel pending state within a tunable time frame specified on the NPAC SMS with a cancel acknowledgement action.

        If a service provider SOA fails to acknowledge the cancel pending state, a subscriptionVersionCancellationAcknowledgeRequest is sent to the service provider SOA.  If they do not respond to this acknowledgement in a tunable time frame specified on the NPAC SMS, the version status will be set to conflict.

        No new subscription versions are created due to changes made via the M-SET command.  Only changes to an active version via the subscriptionVersionModify action cause new subscription versions to be created.

        Attribute value change notifications will be sent to both service provider SOAs when the following attribute values change for a pending, cancel-pending, conflict-resolution-pending, conflict or disconnect-pending subscription versions:

        subscriptionNewSP-DueDate

        subscriptionNewSP-CreationTimeStamp

        subscriptionOldSP-DueDate

        subscriptionOldSP-Authorization

        subscriptionOldSP-AuthorizationTimeStamp

        subscriptionVersionStatus

        Object creation notifications will be sent to both old and new service provider SOAs when a subscriptionVersionNPAC associated with their Service Provider id is created.  Object deletion notifications will not be used. Objects will only be deleted by the NPAC SMS as a result of housekeeping processing.

        When a subscription version is disconnected, the subscriptionVersionDonorSP-CustomerDisconnectDate is sent to the donor SOA informing the service provider of the actual customer disconnect date.

    !;

7.3.           Name Binding Definitions

— 1.0 LNP Audits Managed Object Name Bindings

lnpAudits-lnpNPAC-SMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpAudits AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpNPAC-SMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpAuditsName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 1};

lnpAudits-lnpLocalSMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpAudits AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpLocalSMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpAuditsName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 2};

— 2.0 LNP Local SMS Managed Object Name Bindings

lnpLocalSMS-root NAME BINDING

    SUBORDINATE OBJECT CLASS lnpLocalSMS AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS “Rec. X.660 | ISO/IEC 9834-1 : 1992”:root;

    WITH ATTRIBUTE lnpLocal-SMS-Name;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 3};

— 3.0 LNP Network Managed Object Name Bindings

lnpNetwork-lnpNPAC-SMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpNetwork AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpNPAC-SMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpNetworkName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 4};

lnpNetwork-lnpLocalSMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpNetwork AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpLocalSMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpNetworkName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 5};

— 4.0 LNP NPAC SMS Managed Object Name Bindings

lnpNPAC-SMS-root NAME BINDING

    SUBORDINATE OBJECT CLASS lnpNPAC-SMS AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS “Rec. X.660 | ISO/IEC 9834-1 : 1992”:root;

    WITH ATTRIBUTE lnpNPAC-SMS-Name;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 6};

— 5.0 LNP Service Providers Managed Object Name Bindings

lnpServiceProvs-lnpNPAC-SMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpServiceProvs AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpNPAC-SMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpServiceProvsName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 7};

— 6.0 LNP Subscriptions Managed Object Class Name Bindings

lnpSubscriptions-lnpNPAC-SMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpSubscriptions AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpNPAC-SMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpSubscriptionsName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 8};

lnpSubscriptions-lnpLocalSMS NAME BINDING

    SUBORDINATE OBJECT CLASS lnpSubscriptions AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpLocalSMS AND SUBCLASSES;

    WITH ATTRIBUTE lnpSubscriptionsName;

    — Note: Create through interface is not supported.

    — Note: Delete through interface is not supported.

    REGISTERED AS {lnp-nameBinding 9};

— 7.0 LNP Service Provider Managed Object Class Name Bindings

serviceProv-lnpServiceProvs NAME BINDING

    SUBORDINATE OBJECT CLASS serviceProv AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpServiceProvs AND SUBCLASSES;

    WITH ATTRIBUTE serviceProvID;

    CREATE WITH-REFERENCE-OBJECT;

    DELETE ONLY-IF-NO-CONTAINED-OBJECTS;

    REGISTERED AS {lnp-nameBinding 10};

— 8.0 LNP Service Provider LRN Managed Object Class Name Bindings

serviceProvLRN-serviceProvNetwork NAME BINDING

    SUBORDINATE OBJECT CLASS serviceProvLRN AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS serviceProvNetwork AND SUBCLASSES;

    WITH ATTRIBUTE serviceProvLRN-ID;

    CREATE WITH-REFERENCE-OBJECT, WITH-AUTOMATIC-INSTANCE-NAMING;

    DELETE ONLY-IF-NO-CONTAINED-OBJECTS;

    REGISTERED AS {lnp-nameBinding 11};

— 9.0 LNP Service Provider Network Managed Object Class Name Bindings

serviceProvNetwork-lnpNetwork NAME BINDING

    SUBORDINATE OBJECT CLASS serviceProvNetwork AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpNetwork AND SUBCLASSES;

    WITH ATTRIBUTE serviceProvID;

    CREATE WITH-REFERENCE-OBJECT;

    DELETE ONLY-IF-NO-CONTAINED-OBJECTS;

    REGISTERED AS {lnp-nameBinding 12};

— 10.0 LNP Service Provider NPA-NXX Managed Object Class Name Bindings

serviceProvNPA-NXX-serviceProvNetwork NAME BINDING

    SUBORDINATE OBJECT CLASS serviceProvNPA-NXX AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS serviceProvNetwork AND SUBCLASSES;

    WITH ATTRIBUTE serviceProvNPA-NXX-ID;

    CREATE WITH-REFERENCE-OBJECT, WITH-AUTOMATIC-INSTANCE-NAMING;

    DELETE ONLY-IF-NO-CONTAINED-OBJECTS;

    REGISTERED AS {lnp-nameBinding 13};

— 11.0 LNP Subscription Audit for the NPAC SMS Managed Object

subscriptionAudit-lnpAudits NAME BINDING

    SUBORDINATE OBJECT CLASS subscriptionAudit AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpAudits AND SUBCLASSES;

    WITH ATTRIBUTE subscriptionAuditId;

    CREATE WITH-REFERENCE-OBJECT, WITH-AUTOMATIC-INSTANCE-NAMING;

    DELETE ONLY-IF-NO-CONTAINED-OBJECTS;

    REGISTERED AS {lnp-nameBinding 14};

— 12.0 LNP Subscription Version Managed Object Class

subscriptionVersion-lnpSubscriptions NAME BINDING

    SUBORDINATE OBJECT CLASS subscriptionVersion AND SUBCLASSES;

    NAMED BY

        SUPERIOR OBJECT CLASS lnpSubscriptions AND SUBCLASSES;

    WITH ATTRIBUTE subscriptionVersionId;

    CREATE WITH-REFERENCE-OBJECT, WITH-AUTOMATIC-INSTANCE-NAMING;

    DELETE ONLY-IF-NO-CONTAINED-OBJECTS;

    REGISTERED AS {lnp-nameBinding 15};

7.4.                              Attribute Definitions

— 1.0  LNP Access Control Attribute

accessControl ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpAccessControl;

    MATCHES FOR EQUALITY;

    BEHAVIOR accessControlBehavior;

    REGISTERED AS {lnp-attribute 1};

accessControlBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store/define access control information for security.

!;

— 2.0  LNP Action Id Attribute

actionId ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.Integer;

    MATCHES FOR EQUALITY;

    BEHAVIOR actionIdBehavior;

    REGISTERED AS {lnp-attribute 2};

actionIdBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the action id associated with an action that sends back an asynchronous notification.

!;

— 3.0  LNP Action Results Status Attribute

actionResultsStatus ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ActionResultsStatus;

    MATCHES FOR EQUALITY;

    BEHAVIOR actionResultsStatusBehavior;

    REGISTERED AS {lnp-attribute 3};

actionResultsStatusBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the status of an action that sends back an asynchronous notification with the results.

!;

— 4.0  LNP Additional Down Time Information

additionalDownTimeInformation ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.GraphicString255;

    MATCHES FOR EQUALITY;

    BEHAVIOR additionalDownTimeInformationBehavior;

    REGISTERED AS {lnp-attribute 4};

additionalDownTimeInformationBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to provide additional information about planned NPAC SMS down time in an NPAC operations notification in a log record.

!;

— 5.0  LNP Audit Discrepancy Failure Reason

auditDiscrepancyFailureReason ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditFailureData;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditDiscrepancyFailureReasonBehavior;

    REGISTERED AS {lnp-attribute 5};

auditDiscrepancyFailureReasonBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the audit discrepancy failure reason in an audit discrepancy notification in a log record.

!;

— 6.0  LNP Audit Discrepancy Local SMS Service Provider Id

auditDiscrepancyLSMS-SP-Id ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvId;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditDiscrepancyLSMS-SP-Id-Behavior;

    REGISTERED AS {lnp-attribute 6};

auditDiscrepancyLSMS-SP-Id-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the service provider id associated with the Local SMS in an audit discrepancy notification in a log record.

!;

— 7.0  LNP Audit Discrepancy TN

auditDiscrepancyTn ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.PhoneNumber;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditDiscrepancyTnBehavior;

    REGISTERED AS {lnp-attribute 7};

auditDiscrepancyTnBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the TN for which the discrepancy was found in an audit discrepancy notification in a log record.

!;

— 8.0  LNP Audit Discrepancy Version Id

auditDiscrepancyVersionId ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SubscriptionVersionId;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditDiscrepancyVersionId-Behavior;

    REGISTERED AS {lnp-attribute 8};

auditDiscrepancyVersionId-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the version id for the TN for which the discrepancy was found in an audit discrepancy notification in a log record.

!;

— 9.0  LNP Audit Response Level

auditResponseLevel ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditResponseLevel;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditResponseLevelBehavior;

    REGISTERED AS {lnp-attribute 9};

auditResponseLevelBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the level to which an audit was performed (SCP, Local SMS).

!;

— 10.0  LNP Audit Results Audit Completion Time

auditResultCompletionTime ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditResultCompletionTimeBehavior;

    REGISTERED AS {lnp-attribute 10};

auditResultCompletionTimeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the completion time of the audit in an audit results notification in a log record.

!;

— 11.0  LNP Audit Result Failed Service Provider List

auditResultFailed-SP-List ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.Failed-SP-List;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditResultFailed-SP-ListBehavior;

    REGISTERED AS {lnp-attribute 11};

auditResultFailed-SP-ListBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store, in an audit results notification in a log record, the list of failed service providers for an audit that failed due to failures on Local SMSs.

!;

— 12.0 LNP Audit Results Number of Discrepancies

auditResultNumberDiscrepancies ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.Integer;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditResultNumberDiscrepanciesBehavior;

    REGISTERED AS {lnp-attribute 12};

auditResultNumberDiscrepanciesBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the number of discrepancies found in an audit results notification in a log record.

!;

— 13.0 LNP Audit Result Status

auditResultStatus ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditResultStatus;

    MATCHES FOR EQUALITY;

    BEHAVIOR auditResultStatusBehavior;

    REGISTERED AS {lnp-attribute 13};

auditResultStatusBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the final status of the audit in an audit results notification in a log record.

!;

— 14.0 LNP Operational Notification Down Time

downTime ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.TimeRange;

    MATCHES FOR EQUALITY;

    BEHAVIOR downTimeBehavior;

    REGISTERED AS {lnp-attribute 14};

downTimeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to indicate the down time in an NPAC operations notification in a log record.

!;

— 15.0 LNP Failed TN List

failedTN-List ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.FailedTN-List;

    MATCHES FOR EQUALITY;

    BEHAVIOR failedTN-ListBehavior;

    REGISTERED AS {lnp-attribute 15};

failedTN-ListBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to indicate the tn(s) and errors for a failed action in the return asynchronous notification.

!;

— 16.0 LNP Audits Name

lnpAuditsName ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpAuditsName;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpAuditsNameBehavior;

    REGISTERED AS {lnp-attribute 16};

lnpAuditsNameBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpAudits managed object.  The value for this attribute is “lnpAudits”.

!;

— 17.0 LNP Local SMS Name

lnpLocal-SMS-Name ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpSMS-Name;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpLocal-SMS-NameBehavior;

    REGISTERED AS {lnp-attribute 17};

lnpLocal-SMS-NameBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpNPAC-SMS object.  Valid values are service provider id of the Local

        SMS for the NPAC SMS to Local SMS Interface.

!;

— 18.0 LNP Network Name

lnpNetworkName ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpNetworkName;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpNetworkNameBehavior;

    REGISTERED AS {lnp-attribute 18};

lnpNetworkNameBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpNetwork object.  Valid values are “lnpName” for the NPAC SMS to Local SMS Interface.

!;

— 19.0 LNP NPAC SMS Name

lnpNPAC-SMS-Name ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpSMS-Name;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpNPAC-SMS-NameBehavior;

    REGISTERED AS {lnp-attribute 19};

lnpNPAC-SMS-NameBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpNPAC-SMS object.  The valid value for this attribute in Illinois is “Illinois-NPAC-SMS” for the NPAC SMS.

!;

— 20.0 LNP Service Providers Name

lnpServiceProvsName ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpServiceProvsName;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpServiceProvsNameBehavior;

    REGISTERED AS {lnp-attribute 20};

lnpServiceProvsNameBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpServiceProvs object.   The value for this attribute will be “lnpServiceProvs” in the NPAC SMS to Local SMS Interface.

!;

— 21.0 LNP Specific Info

lnpSpecificInfo ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpSpecificInfo;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpSpecificInfoBehavior;

    REGISTERED AS {lnp-attribute 21};

lnpSpecificInfoBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to pass specific error information in the case of a cmip processing failure error.

!;

— 22.0 LNP Subscriptions Name

lnpSubscriptionsName ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LnpSubscriptionsName;

    MATCHES FOR EQUALITY;

    BEHAVIOR lnpSubscriptionsNameBehavior;

    REGISTERED AS {lnp-attribute 22};

lnpSubscriptionsNameBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpSubscriptions object.   The value for this attribute will be “lnpSubscriptions” in the NPAC SMS to Local SMS Interface.

!;

— 23.0 LNP NPAC Contact Number

npacContactNumber ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.PhoneNumber;

    MATCHES FOR EQUALITY;

    BEHAVIOR npacContactNumberBehavior;

    REGISTERED AS {lnp-attribute 23};

 npacContactNumberBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to indicate the NPAC contact number to be called concerning an NPAC SMS outage in an NPAC operations notification in a log record.

!;

— 24.0 LNP NPAC Customer Allowable Functions

npacCustomerAllowableFunctions ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AssociationFunction;

    MATCHES FOR EQUALITY;

    BEHAVIOR npacCustomerAllowableFunctionsBehavior;

    REGISTERED AS {lnp-attribute 24};

npacCustomerAllowableFunctionsBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify what functions a service provider can perform on the SOA to NPAC SMS and NPAC SMS to Local SMS interfaces.

!;

— 25.0 LNP Results Completion Time

resultsCompletionTime ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR resultsCompletionTimeBehavior;

    REGISTERED AS {lnp-attribute 25};

resultsCompletionTimeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the completion time of the action in the action results notification.

!;

— 26.0 LNP Service Provider Address

serviceProvAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY;

    BEHAVIOR serviceProvAddressBehavior;

    REGISTERED AS {lnp-attribute 26};

serviceProvAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the address information for a service provider.

!;

— 27.0 LNP Service Provider Billing Address

serviceProvBillingAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvBillingAddressBehavior;

    REGISTERED AS {lnp-attribute 27};

serviceProvBillingAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the billing address information for a service provider.

!;

— 28.0 LNP Service Provider Conflict Resolution Contact Address

serviceProvConflictAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvConflictAddressBehavior;

    REGISTERED AS {lnp-attribute 28};

serviceProvConflictAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider conflict resolution contact address and contact information.

!;

— 29.0 LNP Service Provider Data Download Reason

serviceProvDownloadReason ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.DownloadReason;

    MATCHES FOR EQUALITY;

    BEHAVIOR servicePriovderDownloadReasonBehavior;

    REGISTERED AS {lnp-attribute 29};

serviceProvDownloadReasonBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the reason the data was downloaded to the Local SMS from NPAC SMS.  This attribute only has meaning in objects instantiated on the Local SMS.

!;

— 30.0 LNP Service Provider ID

serviceProvID ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvId;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR serviceProvID-Behavior;

    REGISTERED AS {lnp-attribute 30};

serviceProvID-Behavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the serviceProvNetwork and serviceProv objects as well as an identifier for the service provider who has requested an audit on the NPAC SMS.  Valid values are the Facilities Id (or OCN) of the service provider.

!;

— 31.0 LNP Service Provider LRN Last Modified Time Stamp

serviceProvLRN-CreationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvLRN-CreationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 31};

serviceProvLRN-CreationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides the timestamp of the last time the serviceProvLRN object was created on the NPAC SMS.

!;

— 32.0 LNP Service Provider LRN ID

serviceProvLRN-ID ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LRN-ID;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvLRN-ID-Behavior;

    REGISTERED AS {lnp-attribute 32};

serviceProvLRN-ID-Behavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the serviceProvLRN object.  The NPAC SMS determines the value for this attribute.

!;

— 33.0 LNP Service Provider LRN Value

serviceProvLRN-Value ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LRN;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvLRN-Value-Behavior;

    REGISTERED AS {lnp-attribute 33};

serviceProvLRN-Value-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the value for a service provider LRN associated with an NPA-NXX.

!;

— 34.0 LNP Service Provider LSMS Address

serviceProvLSMS-Address ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvLSMS-AddressBehavior;

    REGISTERED AS {lnp-attribute 34};

serviceProvLSMS-AddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider LSMS address and contact information.

!;

— 35.0 LNP Service Provider Name

serviceProvName ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvName;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR serviceProvNameBehavior;

    REGISTERED AS {lnp-attribute 35};

serviceProvNameBehavior BEHAVIOR

    DEFINED AS !

        This attribute is the English name for the service provider.

!;

— 36.0 LNP Service Provider Network and Communications Address

serviceProvNetAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvNetAddressBehavior;

    REGISTERED AS {lnp-attribute 36};

serviceProvNetAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider network and communications facilities address and contact information.

!;

— 37.0 LNP Service Provider NPA-NXX Creation Time Stamp

serviceProvNPA-NXX-CreationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvNPA-NXX-CreationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 37};

serviceProvNPA-NXX-CreationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides the timestamp of the creation of the serviceProvNPA-NXX object on the NPAC SMS.

!;

— 38.0 LNP Service Provider NPA-NXX Effective Time Stamp

serviceProvNPA-NXX-EffectiveTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvNPA-NXX-EffectiveTimeStampBehavior;

    REGISTERED AS {lnp-attribute 38};

serviceProvNPA-NXX-EffectiveTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides a timestamp as to when the NPA-NXX is available for LNP in the service provider networks.

!;

— 39.0 LNP Service Provider NPA-NXX ID

serviceProvNPA-NXX-ID ATTRIBUTE

    WITH ATTRIBUTE SYNTAX NPA-NXX-ID;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvNPA-NXX-ID-Behavior;

    REGISTERED AS {lnp-attribute 39};

serviceProvNPA-NXX-ID-Behavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the serviceProvNPA-NXX object. The NPAC SMS determines the value for this attribute.

!;

— 40.0 LNP Service Provider NPA-NXX Value

serviceProvNPA-NXX-Value ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.NPA-NXX;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvNPA-NXX-ValueBehavior;

    REGISTERED AS {lnp-attribute 40};

serviceProvNPA-NXX-ValueBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify a portable NPA-NXX value.

!;

— 41.0 LNP Service Provider Operations Address

serviceProvOperationsAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvOperationsAddressBehavior;

    REGISTERED AS {lnp-attribute 41};

serviceProvOperationsAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider operations contact address and contact information.

!;

— 42.0 LNP Service Provider Repair Center Information

serviceProvRepairCenterInfo ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvRepairCenterInfoBehavior;

    REGISTERED AS {lnp-attribute 42};

serviceProvRepairCenterInfoBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the repair center information for a service provider.

!;

— 43.0 LNP Service Provider SOA Address

serviceProvSOA-Address ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvSOA-AddressBehavior;

    REGISTERED AS {lnp-attribute 43};

serviceProvSOA-AddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider SOA address and contact information.

!;

— 44.0 LNP Service Provider System Link Information

serviceProvSysLinkInfo ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.NetworkAddressInformation;

    MATCHES FOR EQUALITY;

    BEHAVIOR serviceProvSysLinkInfoBehavior;

    REGISTERED AS {lnp-attribute 44};

serviceProvSysLinkInfoBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the system link address information for service provider for the SOA to NPAC SMS and NPAC SMS to Local SMS interfaces.

!;

— 45.0 LNP Service Provider Tunables

serviceProvTunables ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.Tunables;

    MATCHES FOR EQUALITY;

    BEHAVIOR serviceProvTunablesBehavior;

    REGISTERED AS {lnp-attribute 45};

serviceProvTunablesBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider tunables for the NPAC SMS to Local SMS interface.

!;

— 46.0 LNP Service Provider User Administration Contact Address

serviceProvUserAdminAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvUserAdminAddressBehavior;

    REGISTERED AS {lnp-attribute 46};

serviceProvUserAdminAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider user administration contact address and contact information.

!;

— 47.0 LNP Service Provider Web Address

serviceProvWebAddress ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AddressInformation;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR serviceProvWebAddressBehavior;

    REGISTERED AS {lnp-attribute 47};

serviceProvWebAddressBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider Web interface address and contact information.

!;

— 48.0 LNP Subscription Activation Time Stamp

subscriptionActivationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionActivationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 48};

subscriptionActivationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time and date that the subscription version was activated.

!;

— 49.0 LNP Subscription Audit Attribute List

subscriptionAuditAttributeList ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditAttributes;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditAttributeListBehavior;

    REGISTERED AS {lnp-attribute 49};

subscriptionAuditAttributeListBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the list of attributes in a subscription version that are to be audited.

!;

— 50.0 LNP Subscription Audit ID

subscriptionAuditId ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditId;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionAuditIdBehavior;

    REGISTERED AS {lnp-attribute 50};

subscriptionAuditIdBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the subscriptionAudit managed objects.  The value for this attribute is specified by the NPAC SMS.

!;

— 51.0 LNP Subscription Audit Name

subscriptionAuditName ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditName;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionAuditNameBehavior;

    REGISTERED AS {lnp-attribute 51};

subscriptionAuditNameBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the English name associated with an audit.

!;

— 52.0 LNP Subscription Audit Number of TNs to be Audited

subscriptionAuditNumberOfTNs ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditNumberOfTNs;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditNumberOfTNsBehavior;

    REGISTERED AS {lnp-attribute 52};

subscriptionAuditNumberOfTNsBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the number of TNs that will be audited based on the audit request criteria.

!;

— 53.0 LNP Subscription Audit Number of TNs having Completed Audit

subscriptionAuditNumberOfTNsComplete ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditNumberOfTNsComplete;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditNumberOfTNsCompleteBehavior;

    REGISTERED AS {lnp-attribute 53};

subscriptionAuditNumberOfTNsCompleteBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the number of TNs that have completed audit.  This attribute is only incremented by the amount specified in subscriptionAuditTN-NotificationNumber. will be audited based on the audit request criteria.

!;

— 54.0 LNP Subscription Audit Requesting Service Provider

subscriptionAuditRequestingSP ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvId;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditRequestingSP-Behavior;

    REGISTERED AS {lnp-attribute 54};

subscriptionAuditRequestingSP-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the service provider who requested the audit.

!;

— 55.0 LNP Subscription Audit Service Provider Id Range

subscriptionAuditServiceProvIdRange ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditServiceProvIdRange;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditServiceProvIdRangeBehavior;

    REGISTERED AS {lnp-attribute 55};

subscriptionAuditServiceProvIdRangeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify a specific service provider or all service providers should be audited in the subscription audit.

!;

— 56.0 LNP Subscription Audit Status

subscriptionAuditStatus ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditStatus;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditStatusBehavior;

    REGISTERED AS {lnp-attribute 56};

subscriptionAuditStatusBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the status of an audit.  Valid values are in-progress, suspended, canceled, and complete.

!;

— 57.0 LNP Subscription Audit TN Activation Range

subscriptionAuditTN-ActivationRange ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditTN-ActivationRange;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditTN-ActivationRangeBehavior;

    REGISTERED AS {lnp-attribute 57};

subscriptionAuditTN-ActivationRangeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the activation date and time range for which TNs should be audited in the subscription audit.

!;

— 58.0 LNP Subscription Audit TN Notification Number

subscriptionAuditTN-NotificationNumber ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.AuditTN-NotificationNumber;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditTN-NotificationNumberBehavior;

    REGISTERED AS {lnp-attribute 58};

subscriptionAuditTN-NotificationNumberBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the number of TNs that have completed audit before the number of subscriptionAuditNumberOfTNsComplete gets incremented. This controls the frequency of attribute value notifications that gets sent to the audit requester when subscriptionAuditNumberOfTNsComplete completes.

!;

— 59.0 LNP Subscription Audit TN Range

subscriptionAuditTN-Range ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.TN-Range;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionAuditTN-RangeBehavior;

    REGISTERED AS {lnp-attribute 59};

subscriptionAuditTN-RangeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the TN range to be used for the subscription audit.

!;

— 60.0 LNP Subscription Billing Id

subscriptionBillingId ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.BillingId;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionBillingIdBehavior;

    REGISTERED AS {lnp-attribute 60};

subscriptionBillingIdBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the Billing Id for the subscription version.

!;

— 61.0 LNP Subscription Broadcast Time Stamp

subscriptionBroadcastTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionBroadcastTimeStampBehavior;

    REGISTERED AS {lnp-attribute 61};

subscriptionBroadcastTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the subscription version was broadcast to the service provider Local SMSs.

!;

— 62.0 LNP Subscription Cancellation Time Stamp

subscriptionCancellationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionCancellationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 62};

subscriptionCancellationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the cancellation time stamp for the subscription version.  This field is only valid if the subscription version status is cancel.

!;

— 63.0 LNP Subscription Version Class Destination Point Code

subscriptionCLASS-DPC ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.DPC;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionCLASS-DPCBehavior;

    REGISTERED AS {lnp-attribute 63};

subscriptionCLASS-DPCBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription version CLASS Destination Point Code.

!;

— 64.0 LNP Subscription Version Class SSN

subscriptionCLASS-SSN ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SSN;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionCLASS-SSN-Behavior;

    REGISTERED AS {lnp-attribute 64};

subscriptionCLASS-SSN-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription version CLASS SSN.

!;

— 65.0 LNP Subscription CNAM Destination Point Code

subscriptionCNAM-DPC ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.DPC;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionCNAM-DPC-Behavior;

    REGISTERED AS {lnp-attribute 65};

subscriptionCNAM-DPC-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the CNAM Destination Point value for the subscription version.

!;

— 66.0 LNP Subscription CNAM SSN

subscriptionCNAM-SSN ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SSN;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionCNAM-SSN-Behavior;

    REGISTERED AS {lnp-attribute 66};

subscriptionCNAM-SSN-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the CNAM SSN value for the subscription version.

!;

— 67.0 LNP Subscription Conflict Time Stamp

subscriptionConflictTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionConflictTimeStampBehavior;

    REGISTERED AS {lnp-attribute 67};

subscriptionConflictTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the subscription version was put into conflict.

!;

— 68.0 LNP Subscription Creation Time Stamp

subscriptionCreationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionCreationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 68};

subscriptionCreationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the creation date for a

        subscription version.

!;

— 69.0 LNP Subscription Customer Disconnect Date

subscriptionCustomerDisconnectDate ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionCustomerDisconnectDateBehavior;

    REGISTERED AS {lnp-attribute 69};

subscriptionCustomerDisconnectDateBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the customer was disconnected.

!;

— 70.0 LNP Subscription Disconnect Complete Date

subscriptionDisconnectCompleteTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionDisconnectCompleteTimeStampBehavior;

    REGISTERED AS {lnp-attribute 70};

subscriptionDisconnectCompleteTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the subscription version was disconnected.

!;

— 71.0 LNP Subscription Download Reason

subscriptionDownloadReason ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.DownloadReason;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionDownloadReasonBehavior;

    REGISTERED AS {lnp-attribute 71};

subscriptionDownloadReasonBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the reason the data was downloaded to the Local SMS from NPAC SMS.  This attribute only has meaning in objects instantiated on the Local SMS and is not audited in subscription versions.

!;

— 72.0 LNP Subscription Effective Release Date

subscriptionEffectiveReleaseDate ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionEffectiveReleaseDateBehavior;

    REGISTERED AS {lnp-attribute 72};

subscriptionEffectiveReleaseDateBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the subscription version is to be disconnected.  The status of the version must be disconnect pending.

!;

— 73.0 LNP Subscription End User Location Type

subscriptionEndUserLocationType ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.EndUserLocationType;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionEndUserLocationTypeBehavior;

    REGISTERED AS {lnp-attribute 73};

subscriptionEndUserLocationTypeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the End User Location Type for the subscription version.  This field is included for future use.

!;

— 74.0 LNP Subscription End User Location Value

subscriptionEndUserLocationValue ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.EndUserLocationValue;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionEndUserLocationValueBehavior;

    REGISTERED AS {lnp-attribute 74};

subscriptionEndUserLocationValueBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the End User Location Value for the subscription version.  This field is included for future use.

!;

— 75.0 LNP Subscription Failed Service Provider List

subscriptionFailed-SP-List ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.Failed-SP-List;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionFailed-SP-ListBehavior;

    REGISTERED AS {lnp-attribute 75};

subscriptionFailed-SP-ListBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the failed service providers after a subscription version broadcast results in a failed or partially-failed subscription version status.

!;

— 76.0 LNP Subscription ISVM Destination Point Code

subscriptionISVM-DPC ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.DPC;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionISVM-DPC-Behavior;

    REGISTERED AS {lnp-attribute 76};

subscriptionISVM-DPC-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the ISVM Destination Point value for the subscription version.

!;

— 77.0 LNP Subscription ISVM SSN

subscriptionISVM-SSN ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SSN;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionISVM-SSN-Behavior;

    REGISTERED AS {lnp-attribute 77};

subscriptionISVM-SSN-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the ISVM SSN value for the subscription version.

!;

— 78.0 LNP Subscription LIDB Destination Point Code

subscriptionLIDB-DPC ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.DPC;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionLIDB-DPC-Behavior;

    REGISTERED AS {lnp-attribute 78};

subscriptionLIDB-DPC-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the LIDB Destination Point value for the subscription version.

!;

— 79.0 LNP Subscription LIDB SSN

subscriptionLIDB-SSN ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SSN;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionLIDB-SSN-Behavior;

    REGISTERED AS {lnp-attribute 79};

subscriptionLIDB-SSN-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the LIDB SSN value for the subscription version.

!;

— 80.0 LNP Subscription Local Number Portability Type

subscriptionLNPType ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LNPType;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionLNPTypeBehavior;

    REGISTERED AS {lnp-attribute 80};

subscriptionLNPTypeBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the Local Number Portability type for the subscription version.

        This attribute is also used to store the subscription version LNP Type for a new SP create request and a old service provider concurrence request notification in a log record.

!;

— 81.0 LNP Subscription LRN

subscriptionLRN ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.LRN;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionLRNBehavior;

    REGISTERED AS {lnp-attribute 81};

subscriptionLRNBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription LRN for a subscription version.

!;

— 82.0 LNP Subscription Modified Time Stamp

subscriptionModifiedTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionModifiedTimeStampBehavior;

    REGISTERED AS {lnp-attribute 82};

subscriptionModifiedTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the last modification date for a subscription version.

!;

— 83.0 LNP Subscription New or Current Service Provider

subscriptionNewCurrentSP ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvId;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionNewCurrentSPBehavior;

    REGISTERED AS {lnp-attribute 83};

subscriptionNewCurrentSPBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription New or Current Service Provider for a subscription version.

        This attribute is also used to store the new service provider for a new SP create request notification in a log record.

!;

— 84.0 LNP Subscription New Service Provider Cancellation Time Stamp

subscriptionNewSP-CancellationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionNewSP-CancellationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 84};

subscriptionNewSP-CancellationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription cancellation concurrence time stamp for the subscription in a cancel-pending state.  This value is specified by the new service provider.

!;

— 85.0 LNP Subscription New Service Provider Conflict Resolution Time Stamp

subscriptionNewSP-ConflictResolutionTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionNewSP-ConflictResolutionTimeStampBehavior;

    REGISTERED AS {lnp-attribute 85};

subscriptionNewSP-ConflictResolutionTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription conflict resolution concurrence time stamp for the subscription in a conflict-resolution-pending state.  This value is specified by the new service provider.

!;

— 86.0 LNP Subscription New Service Provider Creation Time Stamp

subscriptionNewSP-CreationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionNewSP-CreationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 86};

subscriptionNewSP-CreationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the new service provider creates the cutover for the subscription from the old service provider.  This timestamp is set by the NPAC SMS when the new service provider sends its create request for activation.

        This attribute is also used to store the new service provider creation time stamp for a new SP create request notification in a log record.

!;

— 87.0 LNP Subscription New Service Provider Activation Due Date

subscriptionNewSP-DueDate ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionNewSP-DueDateBehavior;

    REGISTERED AS {lnp-attribute 87};

subscriptionNewSP-DueDateBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription due date for the subscription when they are being ported to a new service provider.  This value is specified by the new service provider.

!;

— 88.0 LNP Subscription Old Service Provider

subscriptionOldSP ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvId;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionOldSPBehavior;

    REGISTERED AS {lnp-attribute 88};

subscriptionOldSPBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription Old Service Provider for a subscription version.

        This attribute is also used to store the old service provider id for an old service provider concurrence request notification in a log record.

!;

— 89.0 LNP Subscription Old Service Provider Authorization

subscriptionOldSP-Authorization ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.ServiceProvAuthorization;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionOldSP-AuthorizationBehavior;

    REGISTERED AS {lnp-attribute 89};

subscriptionOldSP-AuthorizationBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to indicate the old service provider authorization or denial of cutover for the subscription to the new service provider.

        This attribute is also used to store the old service provider authorization for an old service provider concurrence request notification in a log record.

!;

— 90.0 LNP Subscription Old Service Provider Authorization Time Stamp

subscriptionOldSP-AuthorizationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionOldSP-AuthorizationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 90};

subscriptionOldSP-AuthorizationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the time stamp of when the old service provider authorizes or denies the cutover for the subscription to the new service provider.  This timestamp is set by the NPAC SMS when the old service provider sends its create request or modifies the authorization information for activation.

        This attribute is also used to store the old service provider authorization timestamp for an old service provider concurrence request notification in a log record.

!;

— 91.0 LNP Subscription Old Service Provider Cancellation Time Stamp

subscriptionOldSP-CancellationTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionOldSP-CancellationTimeStampBehavior;

    REGISTERED AS {lnp-attribute 91};

subscriptionOldSP-CancellationTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription cancellation concurrence time stamp for the subscription in a cancellation-pending state.  This value is specified by the old service provider.

!;

— 92.0 LNP Subscription Old Service Provider Conflict Resolution Time Stamp

subscriptionOldSP-ConflictResolutionTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionOldSP-ConflictResolutionTimeStampBehavior;

    REGISTERED AS {lnp-attribute 92};

subscriptionOldSP-ConflictResolutionTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription conflict resolution concurrence time stamp for the subscription in a conflict-resolution-pending state.  This value is specified by the old service provider.

!;

— 93.0 LNP Subscription Old Service Provider Cutover Due Date

subscriptionOldSP-DueDate ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionOldSP-DueDateBehavior;

    REGISTERED AS {lnp-attribute 93};

subscriptionOldSP-DueDateBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription due date for the subscription when they are being ported to a new service provider from an old service provider.  This value is specified by the old service provider.

!;

— 94.0 LNP Subscription Old Time Stamp

subscriptionOldTimeStamp ATTRIBUTE

    WITH ATTRIBUTE SYNTAX GeneralTime;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionOldTimeStampBehavior;

    REGISTERED AS {lnp-attribute 94};

subscriptionOldTimeStampBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the old time stamp for the subscription version.  This field is only valid if the subscription version status is old.

!;

— 95.0 LNP Subscription Porting To Original SP Switch

subscriptionPortingToOriginal-SPSwitch ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SubscriptionPortingToOriginal-SPSwitch;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionPortingToOriginal-SPSwitchBehavior;

    REGISTERED AS {lnp-attribute 95};

subscriptionPortingToOriginal-SPSwitchBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify that the subscription version created is to be to ported back to the original service provider switch.

!;

— 96.0 LNP Subscription Pre-Cancellation Status

subscriptionPreCancellationStatus ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.SubscriptionPreCancellationStatus;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionPreCancellationStatusBehavior;

    REGISTERED AS {lnp-attribute 96};

subscriptionPreCancellationStatusBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the previous status of a cancel-pending subscription version.  Valid values are pending, conflict, sending, active, failed, failed-partial, conflict-resolution-pending, and disconnect-pending.

!;

— 97.0 LNP Subscription Version TN

subscriptionTN ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.PhoneNumber;

    MATCHES FOR EQUALITY, ORDERING, SUBSTRINGS;

    BEHAVIOR subscriptionTN-Behavior;

    REGISTERED AS {lnp-attribute 97};

subscriptionTN-Behavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the subscription version TN .

        This attribute is also used to store the subscription version TN for a new SP create request and a old service provider concurrence request notification in a log record.

!;

— 98.0 LNP Subscription Version Attribute Value Change Information

subscriptionVersionAttributeValueChangeInfo ATTRIBUTE

    WITH ATTRIBUTE SYNTAX Attribute-ASN1Module.AttributeValueChangeInfo;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionVersionAttributeValueChangeInfoBehavior;

    REGISTERED AS {lnp-attribute 98};

subscriptionVersionAttributeValueChangeInfoBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to store the attribute value change information for a subscription version attribute value change notification in a log record.

!;

— 99.0 LNP Subscription Version Id

subscriptionVersionId ATTRIBUTE

    WITH ATTRIBUTE SYNTAX SubscriptionVersionId;

    MATCHES FOR EQUALITY, ORDERING;

    BEHAVIOR subscriptionVersionIdBehavior;

    REGISTERED AS {lnp-attribute 99};

subscriptionVersionIdBehavior BEHAVIOR

    DEFINED AS !

        This attribute provides an identifier for the lnpSubscriptions and subscriptionVersion objects.   The NPAC SMS determines the value for this attribute.

        This attribute is also used to store the subscription version Id in notification log records.

!;

— 100.0 LNP Subscription Version Status

subscriptionVersionStatus ATTRIBUTE

    WITH ATTRIBUTE SYNTAX LNP-ASN1.VersionStatus;

    MATCHES FOR EQUALITY;

    BEHAVIOR subscriptionVersionStatusBehavior;

    REGISTERED AS {lnp-attribute 100};

subscriptionVersionStatusBehavior BEHAVIOR

    DEFINED AS !

        This attribute is used to specify the status of the subscription version.  Valid values are pending, conflict, sending, active, failed, failed partial, old, canceled, conflict-resolution-pending, disconnect-pending, and cancel-pending.

!;

7.5.                              Package Definitions

— 1.0 LNP Download Package

lnpDownloadPkg PACKAGE

    BEHAVIOR lnpDownloadPkgBehavior;

    ACTIONS

         lnpDownload;

    REGISTERED AS {lnp-package 1};

lnpDownloadPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the lnpDownload action.

    !;

— 2.0 LNP Recovery Complete Package

lnpRecoveryCompletePkg PACKAGE

    BEHAVIOR lnpRecoveryCompletePkg;

    ACTIONS

         lnpRecoveryComplete;

    REGISTERED AS {lnp-package 2};

lnpRecoveryCompletePkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the lnpRecoveryCompletePkg action.

    !;

— 3.0 LNP Service Provider Billing Address Package

serviceProvBillingAddressPkg PACKAGE

    BEHAVIOR serviceProvBillingAddressPkgBehavior;

    ATTRIBUTES

         serviceProvBillingAddress GET-REPLACE;

    REGISTERED AS {lnp-package 3};

serviceProvBillingAddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvBillingAddress attribute.

    !;

— 4.0 LNP Service Provider Conflict Address Package

serviceProvConflictAddressPkg PACKAGE

    BEHAVIOR serviceProvConflictAddressPkgBehavior;

    ATTRIBUTES

        serviceProvConflictAddress GET-REPLACE;

    REGISTERED AS {lnp-package 4};

serviceProvConflictAddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvConflictAddress attribute.

    !;

— 5.0 LNP Service Provider LSMS Address Package

serviceProvLSMS-AddressPkg PACKAGE

    BEHAVIOR serviceProvLSMS-AddressPkgBehavior;

    ATTRIBUTES

        serviceProvLSMS-Address GET-REPLACE;

    REGISTERED AS {lnp-package 5};

serviceProvLSMS-AddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvLSMS-Address attribute.

    !;

— 6.0 LNP Service Provider Net Address Package

serviceProvNetAddressPkg PACKAGE

    BEHAVIOR serviceProvNet-AddressPkgBehavior;

    ATTRIBUTES

        serviceProvNetAddress GET-REPLACE;

    REGISTERED AS {lnp-package 6};

serviceProvNetAddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvNetAddress attribute.

    !;

— 7.0 LNP Service Provider Operations Address Package

serviceProvOperationsAddressPkg PACKAGE

    BEHAVIOR serviceProvOperationsAddressPkgBehavior;

    ATTRIBUTES

        serviceProvOperationsAddress GET-REPLACE;

    REGISTERED AS {lnp-package 7};

serviceProvOperationsAddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvOperationsAddress attribute.

    !;

— 8.0 LNP Service Provider Repair Center Info Package

serviceProvRepairCenterInfoPkg PACKAGE

    BEHAVIOR serviceRepairCenterInfoPkgBehavior;

    ATTRIBUTES

        serviceProvRepairCenterInfo GET-REPLACE;

    REGISTERED AS {lnp-package 8};

serviceProvRepairCenterInfoPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvRepairCenterInfo attribute.

    !;

— 9.0 LNP Service Provider SOA Address Package

serviceProvSOA-AddressPkg PACKAGE

    BEHAVIOR serviceProvSOA-AddressPkgBehavior;

    ATTRIBUTES

        serviceProvSOA-Address GET-REPLACE;

    REGISTERED AS {lnp-package 9};

serviceProvSOA-AddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvSOA-Address attribute.

    !;

— 10.0 LNP Service Provider User Administration Address Package

serviceProvUserAdminAddressPkg PACKAGE

    BEHAVIOR serviceProvUserAdminAddressPkgBehavior;

    ATTRIBUTES

        serviceProvUserAdminAddress GET-REPLACE;

    REGISTERED AS {lnp-package 10};

serviceProvUserAdminAddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the serviceProvUserAdminAddress attribute.

    !;

— 11.0 LNP Service Provider Web Address Package

serviceProvWebAddressPkg PACKAGE

    BEHAVIOR serviceProvWebAddressPkgBehavior;

    ATTRIBUTES

        serviceProvWebAddress GET-REPLACE;

    REGISTERED AS {lnp-package 11};

serviceProvWebAddressPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the

        serviceProvWebAddress attribute.

    !;

— 12.0 LNP Subscription Version Activate Package

subscriptionVersionActivatePkg PACKAGE

    BEHAVIOR subscriptionVersionActivatePkgBehavior;

    ACTIONS

        subscriptionVersionActivate;

    REGISTERED AS {lnp-package 12};

subscriptionVersionActivatePkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionActivate action.

    !;

— 13.0 LNP Subscription Version Attribute Value Change Failed Service

—      Providers List

subscriptionVersionAttributeValueChangeFailed-SP-ListPkg PACKAGE

    BEHAVIOR subscriptionVersionAttributeValueChangeFailed-SP-ListPkg;

    ATTRIBUTES

        subscriptionFailed-SP-List GET;

    REGISTERED AS {lnp-package 13};

subscriptionVersionAttributeValueChangeFailed-SP-ListPkg BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionAttributeValueChangeFailed-SP-List attribute.

    !;

— 14.0 LNP Subscription Version Cancel Package

subscriptionVersionCancelPkg PACKAGE

    BEHAVIOR subscriptionVersionCancelPkgBehavior;

    ACTIONS

        subscriptionVersionCancel;

    REGISTERED AS {lnp-package 14};

subscriptionVersionCancelPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionCancel action.

    !;

— 15.0 LNP Subscription Version Disconnect Package

subscriptionVersionDisconnectPkg PACKAGE

    BEHAVIOR subscriptionVersionDisconnectPkgBehavior;

    ACTIONS

        subscriptionVersionDisconnect;

    REGISTERED AS {lnp-package 15};

subscriptionVersionDisconnectPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionDisconnect action.

    !;

— 16.0 LNP Subscription Version Local SMS Create Package

subscriptionVersionLocalSMS-CreatePkg PACKAGE

    BEHAVIOR subscriptionVersionLocalSMS-CreatePkgBehavior;

    ACTIONS

        subscriptionVersionLocalSMS-Create;

    REGISTERED AS {lnp-package 16};

subscriptionVersionLocalSMS-CreatePkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for including the subscriptionVersionLocalSMS-Create action.

    !;

— 17.0 LNP Subscription Version Modify Package

subscriptionVersionModifyPkg PACKAGE

    BEHAVIOR subscriptionVersionModifyPkgBehavior;

    ACTIONS

        subscriptionVersionModify;

    REGISTERED AS {lnp-package 17};

subscriptionVersionModifyPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionModify action.

    !;

— 18.0 LNP New Service Provider Subscription Version Cancellation

— Acknowledge Package

subscriptionVersionNewSP-CancellationPkg PACKAGE

    BEHAVIOR subscriptionVersionNewSP-CancellationPkgBehavior;

    ACTIONS

        subscriptionVersionNewSP-CancellationAcknowledge;

    REGISTERED AS {lnp-package 18};

subscriptionVersionNewSP-CancellationPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionNewSP-CancellationAcknowledge action.

    !;

— 19.0 LNP New Service Provider Subscription Version Conflict Resolution

— Acknowledge Package

subscriptionVersionNewSP-ConflictResolutionPkg PACKAGE

    BEHAVIOR subscriptionVersionNewSP-ConflictResolutionPkgBehavior;

    ACTIONS

        subscriptionVersionNewSP-ConflictResolutionAcknowledge;

    REGISTERED AS {lnp-package 19};

subscriptionVersionNewSP-ConflictResolutionPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionNewSP-ConflictResolutionAcknowledge action.

    !;

— 20.0 LNP New Service Provider Subscription Version Conflict Resolution

— Pending Package

subscriptionVersionNewSP-ConflictResolutionPendingPkg PACKAGE

    BEHAVIOR subscriptionVersionNewSP-ConflictResolutionPendingPkgBehavior;

    ACTIONS

        subscriptionVersionNewSP-ConflictResolutionPending;

    REGISTERED AS {lnp-package 20};

subscriptionVersionNewSP-ConflictResolutionPendingPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionNewSP-ConflictResolutionPending action.

    !;

— 21.0 LNP New Service Provider Subscription Version Create Package

subscriptionVersionNewSP-CreatePkg PACKAGE

    BEHAVIOR subscriptionVersionNewSP-CreatePkgBehavior;

    ACTIONS

        subscriptionVersionNewSP-Create;

    REGISTERED AS {lnp-package 21};

subscriptionVersionNewSP-CreatePkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionNewSP-Create action.

    !;

— 22.0 LNP Old Service Provider Subscription Version Cancellation

— Acknowledge Package

subscriptionVersionOldSP-CancellationPkg PACKAGE

    BEHAVIOR subscriptionVersionOldSP-CancellationPkgBehavior;

    ACTIONS

        subscriptionVersionOldSP-CancellationAcknowledge;

    REGISTERED AS {lnp-package 22};

subscriptionVersionOldSP-CancellationPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionOldSP-CancellationAcknowledge action.

    !;

— 23.0 LNP Old Service Provider Subscription Version Conflict Resolution

— Acknowledge Package

subscriptionVersionOldSP-ConflictResolutionPkg PACKAGE

    BEHAVIOR subscriptionVersionOldSP-ConflictResolutionPkgBehavior;

    ACTIONS

        subscriptionVersionOldSP-ConflictResolutionAcknowledge;

    REGISTERED AS {lnp-package 23};

subscriptionVersionOldSP-ConflictResolutionPkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionOldSP-ConflictResolutionAcknowledge action.

    !;

— 24.0 LNP Old Service Provider Subscription Version Create Package

subscriptionVersionOldSP-CreatePkg PACKAGE

    BEHAVIOR subscriptionVersionOldSP-CreatePkgBehavior;

    ACTIONS

        subscriptionVersionOldSP-Create;

    REGISTERED AS {lnp-package 24};

subscriptionVersionOldSP-CreatePkgBehavior BEHAVIOR

    DEFINED AS !

        This package provides for conditionally including the subscriptionVersionOldSP-Create action.

    !;

7.6.                              Parameter Definitions

— 1.0 Access Control Parameter

accessControlParameter PARAMETER

    CONTEXT EVENT-INFO;

    WITH SYNTAX LNP-ASN1-1.LnpAccessControl;

    REGISTERED AS {lnp-parameter 1};

7.7.                              Action Definitions

— 1.0 LNP Download Action

lnpDownload ACTION

    BEHAVIOR

        lnpDownloadDefinition,

        lnpDownloadBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.DownloadAction;

    WITH REPLY SYNTAX LNP-ASN1-1.DownloadReply;

    REGISTERED AS {lnp-action 1};

lnpDownloadDefinition BEHAVIOR

    DEFINED AS !

        The lnpDownload action is the action that is used by the Local SMS to specify the objects to be downloaded from the NPAC SMS.

    !;

lnpDownloadBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions or an lnpNetwork object and all objects to be downloaded are specified in the action request.

        Postconditions: After this action has been executed by the Local SMS specifying which objects to download, the NPAC SMS will determine which objects satisfy the download request and return them in the download action reply.

        Data to be downloaded can be specified by a time range of last modification/creation or by other criteria.  Time range requests will be limited to a tunable range specified in the NPAC SMS.  All data modified/created in the download time period, regardless of the amount of data, will be downloaded.  For download requests not specifying a time range, the amount of data downloaded will be limited to a tunable amount as specified in the NPAC SMS.

        Criteria for a subscription download is a time range or a TN or TN range and an optional local number portability type.

        Criteria for a network data download is a time range, service provider id or all service providers, an npa-nxx range or all npa-nxx data, an LRN range or all LRN data, or all network data.

        If a download requests fails in the NPAC SMS, the failure reason will be returned in the reply.

    !;

— 2.0 LNP Recovery Complete Action

lnpRecoveryComplete ACTION

    BEHAVIOR

        lnpRecoveryCompleteDefinition,

        lnpRecoveryCompleteBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.RecoveryCompleteAction;

    WITH REPLY SYNTAX LNP-ASN1-1.RecoveryCompleteReply;

    REGISTERED AS {lnp-action 2};

lnpRecoveryCompleteDefinition BEHAVIOR

    DEFINED AS !

        The lnpRecoveryComplete action is used by the Local SMS to specify the system has recovered from downtime and the transactions performed since the association establishment can now be sent from the NPAC SMS.

    !;

lnpRecoveryCompleteBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpLocalSMS object that specified the recovery mode flag in the access control as true at association establishment.

        Postconditions: After this action has been executed by the Local SMS specifying recovery is complete, the NPAC SMS will forward those updates which took place for the network and subscription data since the association was established in the action reply.

        If a recovery complete request fails in the NPAC SMS the failure reason will be returned in the reply.

    !;

— 3.0 LNP Subscription Version Activate Action

subscriptionVersionActivate ACTION

    BEHAVIOR

        subscriptionVersionActivateDefinition,

        subscriptionVersionActivateBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.ActivateAction;

    WITH REPLY SYNTAX LNP-ASN1-1.ActivateReply;

    REGISTERED AS {lnp-action 3};

subscriptionVersionActivateDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionActivate action is the action that can be used by the SOA of the new service provider to activate a subscription version id, tn or a range of tns via the SOA to NPAC SMS interface.

    !;

subscriptionVersionActivateBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions object specifying the object to be activated by either subscriptionVersionId or the subscriptionTN.

        Postconditions: The service provider has activated the subscription version.  An error will be returned to the service provider if there is no version that can be activated or if the activation fails due to the service provider not being the new service provider for the subscription version.

        Only pending subscription versions can be activated.  Attempts to port subscription that have not been authorized by both service providers will fail.

    !;

— 4.0 LNP Subscription Version Cancel Action

subscriptionVersionCancel ACTION

    BEHAVIOR

        subscriptionVersionCancelDefinition,

        subscriptionVersionCancelBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.CancelAction;

    WITH REPLY SYNTAX LNP-ASN1-1.CancelReply;

    REGISTERED AS {lnp-action 4};

subscriptionVersionCancelDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionCancel action is the action that can be used by the SOA to cancel a subscription version via the SOA to NPAC SMS interface.

    !;

subscriptionVersionCancelBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions object specifying the object to be canceled by either subscriptionVersionId or the subscriptionTN.

        Postconditions: The service provider has set the version status to cancel-pending in the subscription version.  An error will be returned to the service provider if there is no version that can be canceled (i.e. pending, conflict, conflict-resolution-pending or disconnect-pending) or if the cancellation fails due to authorization of the service provider.

    !;

— 5.0 LNP Subscription Version Disconnect Action

subscriptionVersionDisconnect ACTION

    BEHAVIOR

        subscriptionVersionDisconnectDefinition,

        subscriptionVersionDisconnectBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.DisconnectAction;

    WITH REPLY SYNTAX LNP-ASN1-1.DisconnectReply;

    REGISTERED AS {lnp-action 5};

subscriptionVersionDisconnectDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionDisconnect action is the action that is used by the SOA to disconnect a subscription version via the SOA to NPAC SMS interface.

    !;

subscriptionVersionDisconnectBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions object and specifies the object to be disconnected by either stating the subscriptionVersionId, the subscriptionTN or a range of TNs.  In addition, the customer’s disconnect date is specified. An optional effective release date can be specified for a time deferred disconnect.

        Postconditions: The new service provider can disconnect an active subscription version.  An error will be returned to the service provider if there is no active version. If there is a pending version and the old service provider has NOT authorized the pending subscription version, the disconnect would take place and the pending subscription version would go into conflict.  If the old service provider has authorized the pending subscription version, the NPAC SMS will fail the action back to the service provider.

        If the version is active, no outstanding versions exist, and the time stamp for disconnect has not been reached, the subscription version will be modified with a version status of disconnect-pending and the subscriptionEffectiveReleaseDate set to the effective release date specified in the action.

        If the version is active, there are no outstanding versions, and the time stamp for effective release has not been specified, the subscription version will be updated with a version status of sending.

        When the new subscription version status is set to sending either immediately or at the time the date and time specified in the subscriptionEffectiveReleaseDate, the broadcast time stamp is set to the current time when the disconnect version sending starts to the Local SMSs via the NPAC SMS to Local SMS interface.

        Before the broadcast of deletes begins, the subscriptionVersionDonorSP-CustomerDisconnectDate notification is sent to the donor SOA informing the service provider of the actual customer disconnect date.

        If the delete requests are successful for all Local SMSs, the current active version will have its version status marked as old and the subscriptionDisconnectCompleteTimeStamp is set to the current system date and time.

        If a delete request fails for the disconnect subscription version after the retry periods have expired, the version status will be set to failed or partially failed based on if the create failed in all or some of the Local SMSs respectively.  The current active version will remain active and an error will be returned for the action.

    !;

— 6.0 LNP Subscription Version Local SMS Create Action

subscriptionVersionLocalSMS-Create ACTION

    BEHAVIOR

        subscriptionVersionLocalSMS-CreateDefinition,

        subscriptionVersionLocalSMS-CreateBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.LocalSMS-CreateAction;

    WITH REPLY SYNTAX LNP-ASN1-1.LocalSMS-CreateReply;

    REGISTERED AS {lnp-action 6};

subscriptionVersionLocalSMS-CreateDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionLocalSMS-Create action is the action that can be used by the NPAC SMS to create multiple subscription versions via the Local SMS to NPAC SMS interface.

    !;

subscriptionVersionLocalSMS-CreateBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions object specifying the object(s) to be created by the subscriptionVersionId and the subscriptionTN.  All attribute values required for creation will be supplied.

        Postconditions: A successful reply indicates the Local SMS can decipher the subscription version create action. An error will be returned to the NPAC SMS if the Local SMS cannot recognize the action data.

        The Local SMS will attempt to create all the specified subscription versions. It will return the subscriptionVersionActionResults notification to the NPAC SMS informing it of the success or failure of the creation attempts.

    !;

— 7.0 LNP Subscription Version Modify Action

subscriptionVersionModify ACTION

    BEHAVIOR

        subscriptionVersionModifyDefinition,

        subscriptionVersionModifyBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.ModifyAction;

    WITH REPLY SYNTAX LNP-ASN1-1.ModifyReply;

    REGISTERED AS {lnp-action 7};

subscriptionVersionModifyDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionModify action is the action that can be used by the SOA to modify a subscription version via the SOA to NPAC SMS interface.

    !;

subscriptionVersionModifyBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions object specifying the object to be modified by either the subscriptionVersionId, the subscriptionTN or a range of TNs and optionally the status of the subscription version.  All attribute values to be modified shall also be specified.

        Postconditions: The service provider has modified the subscription version.  An error will be returned to the service provider if there is no version that is modifiable or if the modification fails due to authorization of the service provider or data validation.

        Service Providers can modify attributes associated with active, pending, cancel-pending, conflict-resolution-pending, disconnect-pending or conflict subscription versions.

        Old service providers can only modify the following attributes for pending, cancel-pending, conflict-resolution-pending, or conflict subscription versions:

        subscriptionOldSP-DueDate

        subscriptionOldSP-Authorization

        New service providers can only modify the following attributes for pending, cancel-pending, conflict-resolution-pending or conflict subscription versions:

        subscriptionLRN

        subscriptionNewSP-DueDate

        subscriptionCLASS-DPC

        subscriptionCLASS-SSN

        subscriptionLIDB-DPC

        subscriptionLIDB-SSN

        subscriptionCNAM-DPC

        subscriptionCNAM-SSN

        subscriptionISVM-DPC

        subscriptionISVM-SSN

        subscriptionEndUserLocationValue

        subscriptionEndUserLocationType

        subscriptionBillingId

        Validation will be done for both old and new service provider data that is specified for pending, cancel-pending, conflict-resolution-pending or conflict subscription versions. If validation fails no changes will be made and an error will be returned. If the version passes validation, the version status will be set to pending if the subscriptionVersionStatus was not the attribute modified.  A new service provider can modify the subscriptionVersionStatus for a pending or disconnect-pending subscription version to cancel-pending.  An error message will be returned to the service provider if the status is not pending when they attempt to change the version status to cancel-pending.

        New service providers can only modify the following attributes for active subscription versions:

        subscriptionLRN

        subscriptionCLASS-DPC

        subscriptionCLASS-SSN

        subscriptionLIDB-DPC

        subscriptionLIDB-SSN

        subscriptionCNAM-DPC

        subscriptionCNAM-SSN

        subscriptionISVM-DPC

        subscriptionISVM-SSN

        subscriptionEndUserLocationValue

        subscriptionEndUserLocationType

        subscriptionBillingId

        If the data specified passes validation, the modified version is immediately activated.  The modified subscription version will have a status of sending and broadcasts will begin.  If validation fails, no changes will be made and an error will be returned in the action reply.

    !;

— 8.0 LNP New Service Provider Cancellation Acknowledge Request

subscriptionVersionNewSP-CancellationAcknowledge ACTION

    BEHAVIOR

        subscriptionVersionNewSP-CancellationAcknowledgeDefinition,

        subscriptionVersionNewSP-CancellationAcknowledgeBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.CancellationAcknowledgeAction;

    WITH REPLY SYNTAX LNP-ASN1-1.CancellationAcknowledgeReply;

    REGISTERED AS {lnp-action 8};

subscriptionVersionNewSP-CancellationAcknowledgeDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionNewSP-CancellationAcknowledge action is the action that is used the on NPAC SMS via the SOA to NPAC SMS interface by the new service provider to acknowledge cancellation of a subscriptionVersionNPAC with a status of cancel-pending.

    !;

subscriptionVersionNewSP-CancellationAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action was issued from an lnpSubscriptions object specifying the object to be acknowledged by either the subscriptionVersionId or the subscriptionTN.

        Postconditions: The service provider has acknowledged the subscription version.  An error will be returned to the service provider if no version exists that can have the cancellation acknowledged or if the acknowledgement fails due to the service provider not being authorized to perform the action.

        The subscriptionNewSP-CancellationTimeStamp will be updated to the current time if the action is successful and the version status will be changed to cancel if the old service provider has previously acknowledged the cancel.

    !;

— 9.0 LNP New Service Provider Conflict Resolution Acknowledge Request

subscriptionVersionNewSP-ConflictResolutionAcknowledge ACTION

    BEHAVIOR

        subscriptionVersionNewSP-ConflictResolutionAcknowledgeDefinition,

        subscriptionVersionNewSP-ConflictResolutionAcknowledgeBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.ConflictResolutionAcknowledgeAction;

    WITH REPLY SYNTAX LNP-ASN1-1.ConflictResolutionAcknowledgeReply;

    REGISTERED AS {lnp-action 9};

subscriptionVersionNewSP-ConflictResolutionAcknowledgeDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionNewSP-ConflictResolutionAcknowledge action is the action that is used the on NPAC SMS via the SOA to NPAC SMS interface by the new service provider to acknowledge conflict resolution of a subscriptionVersionNPAC with a status of conflict-resolution-pending.

    !;

subscriptionVersionNewSP-ConflictResolutionAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action was issued from an lnpSubscriptions object specifying the object to be acknowledged by either the subscriptionVersionId or the subscriptionTN.

        Postconditions: The service provider has acknowledged the subscription version.  An error will be returned to the service provider if there is no version that can have conflict acknowledged or if the acknowledgement fails due to the service provider not being authorized to perform the action.

        The subscriptionNewSP-ConflictResolutionTimeStamp will be updated to the current time if the action is successful and the version status will be changed to pending if the old service provider has previously acknowledged the conflict.

    !;

— 10.0 LNP New Service Provider Conflict Pending

subscriptionVersionNewSP-ConflictResolutionPending ACTION

    BEHAVIOR

        subscriptionVersionNewSP-ConflictResolutionPendingDefinition,

        subscriptionVersionNewSP-ConflictResolutionPendingBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.ConflictResolutionPendingAction;

    WITH REPLY SYNTAX LNP-ASN1-1.ConflictResolutionPendingReply;

    REGISTERED AS {lnp-action 10};

subscriptionVersionNewSP-ConflictResolutionPendingDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionNewSP-ConflictResolutionPending action is the action that is used the on NPAC SMS via the SOA to NPAC SMS interface by the new service provider to set the subscription version status from conflict to conflict-resolution-pending.

    !;

subscriptionVersionNewSP-ConflictResolutionAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action was issued from an lnpSubscriptions object specifying the object to be updated by either the subscriptionVersionId or the subscriptionTN.

        Postconditions: The NPAC SMS has acknowledged the subscription version.  An error will be returned to the service provider if there is no version that can have conflict resolution pending status set or if the acknowledgement fails due to the service provider not being the new service provider.

        The subscriptionNewSP-ConflictResolutionTimeStamp will be updated to the current time if the action is successful and the version status will be changed from conflict to conflict-resolution-pending.

    !;

— 11.0 LNP New Service Provider Subscription Version Create

subscriptionVersionNewSP-Create ACTION

    BEHAVIOR

        subscriptionVersionNewSP-CreateDefinition,

        subscriptionVersionSPNewSP-CreateBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.NewSP-CreateAction;

    WITH REPLY SYNTAX LNP-ASN1-1.NewSP-CreateReply;

    REGISTERED AS {lnp-action 11};

subscriptionVersionNewSP-CreateDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionNewSP-Create action is the action that is used the on NPAC SMS via the SOA to NPAC SMS interface by the new service provider to create a new subscriptionVersionNPAC.

    !;

subscriptionVersionNewSP-CreateBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action is issued from an lnpSubscriptions object.  Creates can only be performed provided there is only one currently active subscription or an action failure will be returned.

        The new service provider must specify valid values for the following attributes:

        subscriptionTN or a valid subscriptionVersionTN-Range

        subscriptionLRN

        subscriptionNewCurrentSP

        subscriptionOldSP

        subscriptionNewSP-DueDate

        subscriptionCLASS-DPC

        subscriptionCLASS-SSN

        subscriptionLIDB-DPC

        subscriptionLIDB-SSN

        subscriptionCNAM-DPC

        subscriptionCNAM-SSN

        subscriptionISVM-DPC

        subscriptionISVM-SSN

        subscriptionLNPType

        subscriptionPortingToOriginal-SPSwitch

        The new service provider may specify valid values for the following attributes:

        subscriptionEndUserLocationValue

        subscriptionEndUserLocationType

        subscriptionBillingId

        subscriptionPortingToOriginal-SPSwitch can only be specified as TRUE for a TN that is currently ported and is being ported back to the original service provider.   If the value of subscriptionPortingToOriginal-SPSwitch is TRUE, the LRN and GTT data should be specified as NULL.  If the variable is TRUE, when the activate occurs for the subscription version, the Local SMS’s will receive a request to delete the old subscription version routing data in their networks. They will not receive any new network routing data for the subscription. Concurrence from the old service provider is required.

        If the port of the subscription version is an intra-service provider port, the new service provider can use the

        subscriptionVersionNewSP-Create action specifying the old service provider equal to the new service provider.  In this case, the old service provider create action is not required.

        Postconditions: After this action has been executed, if the data specified passes validation, a pending subscription version will exist in the NPAC SMS.  These validations are done as follows:

        subscriptionTN or range of TNs are valid in a range open for porting by the old service provider.

        subscriptionLNPType is specified to be “LSPP” or “LISP”.

        subscriptionNewSP-DueDate is a future date.

        Old and New SP are valid service providers in the NPAC SMS.

        LRN data is associated with the New Service Provider.

        If a pre-existing version exists, validation will be done to insure that the new service provider previously specified is the same as the executor of the action.

        If the validations succeed and the subscription version does not exist, a new subscription version will be created with a status of pending.

        If the validations succeed and the subscription version already exists, the new service provider data will be applied to the subscription version.

        If the validations fail, a new subscription version will not be created if one does not exist.  If one already existed, it will be retained.

        The action success or failure and reasons for failure will be returned in the action reply.

    !;

— 12.0 LNP New Service Provider Cancellation Acknowledge Request

subscriptionVersionOldSP-CancellationAcknowledge ACTION

    BEHAVIOR

        subscriptionVersionOldSP-CancellationAcknowledgeDefinition,

        subscriptionVersionOldSP-CancellationAcknowledgeBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.CancellationAcknowledgeAction;

    WITH REPLY SYNTAX LNP-ASN1-1.CancellationAcknowledgeReply;

    REGISTERED AS {lnp-action 12};

subscriptionVersionOldSP-CancellationAcknowledgeDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionOldSP-CancellationAcknowledge action is the action that is used on the NPAC SMS via the SOA to NPAC SMS interface by the old service provider to acknowledge cancellation of a subscriptionVersionNPAC with a status of cancel-pending.

    !;

subscriptionVersionOldSP-CancellationAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action was issued from an lnpSubscriptions object specifying the object to be acknowledged by either the subscriptionVersionId or the subscriptionTN.

        Postconditions: The service provider has acknowledged the subscription version.  An error will be returned to the service provider if there is no version that can have cancellation acknowledged or if the acknowledgement fails due to the service provider not being authorized to perform the action.

        The subscriptionOldSP-CancellationTimeStamp will be updated to the current time if the action is successful and the version status will be changed to cancel if the new service provider has previously acknowledged the cancel.

    !;

— 13.0 LNP Old Service Provider Conflict Resolution Acknowledge Request

subscriptionVersionOldSP-ConflictResolutionAcknowledge ACTION

    BEHAVIOR

        subscriptionVersionOldSP-ConflictResolutionAcknowledgeDefinition,

        subscriptionVersionOldSP-ConflictResolutionAcknowledgeBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.ConflictResolutionAcknowledgeAction;

    WITH REPLY SYNTAX LNP-ASN1-1.ConflictResolutionAcknowledgeReply;

    REGISTERED AS {lnp-action 13};

subscriptionVersionOldSP-ConflictResolutionAcknowledgeDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionOldSP-ConflictResolutionAcknowledge action is the action that is used the on NPAC SMS via the SOA to NPAC SMS interface by the old service provider to acknowledge conflict resolution of a subscriptionVersionNPAC with a status of conflict-resolution-pending.

    !;

subscriptionVersionOldSP-ConflictResolutionAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action was issued from an lnpSubscriptions object specifying the object to be acknowledged by either the subscriptionVersionId or the subscriptionTN.

        Postconditions: The service provider has acknowledged the subscription version.  An error will be returned to the service provider if there is no version that can have conflict acknowledged or if the acknowledgement fails due to the service provider not being authorized to perform the action.

        The subscriptionOldSP-ConflictResolutionTimeStamp will be updated to the current time if the action is successful and the version status will be changed to pending if the new service provider has previously acknowledged the conflict.

    !;

— 14.0 LNP Old Service Provider Subscription Version Create

subscriptionVersionOldSP-Create ACTION

    BEHAVIOR

        subscriptionVersionOldSP-CreateDefinition,

        subscriptionVersionOldSP-CreateBehavior;

    MODE CONFIRMED;

    WITH INFORMATION SYNTAX LNP-ASN1-1.OldSP-CreateAction;

    WITH REPLY SYNTAX LNP-ASN1-1.OldSP-CreateReply;

    REGISTERED AS {lnp-action 14};

subscriptionVersionOldSP-CreateDefinition BEHAVIOR

    DEFINED AS !

        The subscriptionVersionOldSP-Create action is the action that is used the on NPAC SMS via the SOA to NPAC SMS interface by the old service provider to create a new subscriptionVersionNPAC.

    !;

subscriptionVersionOldSP-CreateBehavior BEHAVIOR

    DEFINED AS !

        Preconditions: This action was issued from an lnpSubscriptions object.  Creates can be performed provided there is only one currently active subscription or action failure will be returned.

        The old service provider must specify valid values for the following attributes:

        subscriptionTN or a valid subscriptionVersionTN-Range

        subscriptionNewCurrentSP

        subscriptionOldSP

        subscriptionOldSP-DueDate

        subscriptionOldSP-Authorization

        subscriptionLNPType

        Postconditions: After this action has been executed if the data specified passes validation, a pending subscription version will exist in the NPAC SMS.  These validations are done as follows:

        subscriptionTN or range of TNs are valid in a range open for porting by the old service provider.

        subscriptionLNPType is specified as “LSPP” or “LISP”.

        subscriptionOldSP-DueDate is a future date.

        Old and New SP are valid service providers in the NPAC SMS and the new service provider is not equal to the old service provider.

        If a pre-existing version exists, validation will be done to insure that the new service provider previously specified is the same as the executor of the action.

        If the validations succeed and the subscription version does not exist, a new subscription version will be created with a status of pending.

        If the validations succeed and the subscription version already exists, the old service provider data will be applied to the existing subscription version.

        If the validations fail, a new subscription version will not be created if one does not exist.  If one already existed it will be retained and an error returned.

        The action success or failure and reasons for failure will be returned in the action reply.

    !;

7.8.                              Notification Definitions

— 1.0 LNP NPAC SMS Operational Information Notification

lnpNPAC-SMS-Operational-Information NOTIFICATION

    BEHAVIOR  lnpNPAC-SMS-Operational-InformationBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.NPAC-SMS-Operational-Information

    AND ATTRIBUTE IDS

        down-time downTime,

        npac-contact-number npacContactNumber,

        additional-down-time-information additionalDownTimeInformation,

        access-control accessControl;

    REGISTERED AS {lnp-notification 1};

lnpNPAC-SMS-Operational-InformationBehavior BEHAVIOR

    DEFINED AS !

        This notification contains information about the NPAC SMS’s scheduled down time.  This notification contains the start and stop date and time for the planned down time. It is sent to both the SOA and Local SMS systems.

    !;

— 2.0 LNP Subscription Audit Local SMS Discrepancy Report

subscriptionAudit-DiscrepancyRpt NOTIFICATION

    BEHAVIOR  subscriptionAudit-DiscrepancyRptBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.AuditDiscrepancyRpt

    AND ATTRIBUTE IDS

        tn auditDiscrepancyTn,

        version-id auditDiscrepancyVersionId,

        lsms-service-provider-id auditDiscrepancyLSMS-SP-Id,

        failure-reason auditDiscrepancyFailureReason,

        access-control accessControl;

    REGISTERED AS {lnp-notification 2};

subscriptionAudit-DiscrepancyRptBehavior BEHAVIOR

    DEFINED AS !

        This notification contains a report on a discrepancy found during an audit.  The discrepancy contains the subscription TN and Version ID for which the discrepancy was found and the error.  Valid errors are:

        fields mismatched between NPAC SMS and Local SMS

        record missing in Local SMS and associated Service Provider Id record missing in NPAC SMS

        If field mismatches are found then the attribute(s) for which the mismatch and the Local SMS value(s) and the NPAC SMS value(s) will be returned as well as the Service Provider Id associated with the Local SMS.

        When audit discrepancy notifications are sent to the NPAC SMS by the Local SMS create or modification requests to correct the discrepancy will be done by the NPAC SMS.

    !;

— 3.0 LNP Subscription Audit Results

subscriptionAuditResults NOTIFICATION

    BEHAVIOR  subscriptionAuditResultsBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.AuditResults

    AND ATTRIBUTE IDS

        status auditResultStatus,

        audit-response-level auditResponseLevel,

        failed-service-provider-list auditResultFailed-SP-List,

        number-of-discrepancies auditResultNumberDiscrepancies,

        time-of-completion auditResultCompletionTime,

        access-control accessControl;

    REGISTERED AS {lnp-notification 3};

subscriptionAuditResultsBehavior BEHAVIOR

    DEFINED AS !

        This notification contains the results of an audit.  It contains the name of the audit, the number of discrepancies found during the audit, the success or failure of the audit, and the time of audit completion or failure.

    !;

— 4.0 LNP Subscription Version Cancellation Resolution Request

— Notification

subscriptionVersionCancellationAcknowledgeRequest NOTIFICATION

    BEHAVIOR  subscriptionVersionCancellationAcknowledgeBehavior;

    WITH INFORMATION SYNTAX

        LNP-ASN1-1.VersionCancellationAcknowledgeRequest

    AND ATTRIBUTE IDS

        tn subscriptionTN,

        version-id subscriptionVersionId,

        access-control accessControl;

    REGISTERED AS {lnp-notification 4};

subscriptionVersionCancellationAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        This notification requests that a service provider send a cancellation acknowledgement for a subscription version.  The TN and the version id are sent.

    !;

— 5.0 LNP Subscription Version Conflict Resolution Acknowledge Request

— Notification

subscriptionVersionConflictResolutionAcknowledgeRequest NOTIFICATION

    BEHAVIOR  subscriptionVersionConflictResolutionAcknowledgeBehavior;

    WITH INFORMATION SYNTAX

        LNP-ASN1-1.VersionConflictResolutionAcknowledgeRequest

    AND ATTRIBUTE IDS

        tn subscriptionTN,

        version-id subscriptionVersionId,

        access-control accessControl;

    REGISTERED AS {lnp-notification 5};

subscriptionVersionConflictResolutionAcknowledgeBehavior BEHAVIOR

    DEFINED AS !

        This notification requests that a service provider send a conflict resolution acknowledgement for a subscription version. The TN and the version id are sent.

    !;

— 6.0 LNP Subscription Version Donor Service Provider Customer Disconnect Date

—       Notification

subscriptionVersionDonorSP-CustomerDisconnectDate NOTIFICATION

    BEHAVIOR  subscriptionVersionDonorSP-CustomerDisconnectDateBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.VersionCustomerDisconnectDate

    AND ATTRIBUTE IDS

        tn subscriptionTN,

        version-id subscriptionVersionId,

        service-prov-customer-disconnect-date

            subscriptionCustomerDisconnectDate,

        service-prov-effective-release-date

            subscriptionEffectiveReleaseDate,

        access-control accessControl;

    REGISTERED AS {lnp-notification 6};

subscriptionVersionDonorSP-CustomerDisconnectDateBehavior BEHAVIOR

    DEFINED AS !

        This notification informs the donor service provider SOA that a subscription version is being disconnected.

        The TN, the version id, customer disconnect date and effective release date values are sent.

    !;

— 7.0 LNP Subscription Version Local SMS Action Results

subscriptionVersionLocalSMS-ActionResults NOTIFICATION

    BEHAVIOR  subscriptionVersionLocalSMS-ActionResultsBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.LocalSMS-ActionResults

    AND ATTRIBUTE IDS

        action actionId,

        status actionResultsStatus,

        failed-tn-list failedTN-List,

        time-of-completion resultsCompletionTime,

        access-control accessControl;

    REGISTERED AS {lnp-notification 7};

subscriptionVersionLocalSMS-ActionResultsBehavior BEHAVIOR

    DEFINED AS !

        This notification contains the reuslts of a subscriptionVersionLocalSMS-Create action once all the create requests have been attempted. It contains the id of the action, the success or failure of the action, the completion time and an optional list of failed subscriptionTNs and error codes.

    !;

— 8.0 LNP Subscription Version New NPA-NXX Notification

subscriptionVersionNewNPA-NXX NOTIFICATION

    BEHAVIOR  subscriptionVersionNewNPA-NXXBehavior;

    WITH INFORMATION SYNTAX

        LNP-ASN1-1.VersionNewNPA-NXX

    AND ATTRIBUTE IDS

        service-prov-npa-nxx-id serviceProvNPA-NXX-ID,

        service-prov-npa-nxx-value serviceProvNPA-NXX-Value,

        access-control accessControl;

    REGISTERED AS {lnp-notification 8};

subscriptionVersionNewNPA-NXXBehavior BEHAVIOR

    DEFINED AS !

        This notification informs the Local SMS of a pending subscription version involving a new NPA-NXX.  The service-prov-npa-nxx-id and service-prov-npa-nxx-value are sent.

    !;

— 9.0 LNP Subscription Version New SP Create Request Notification

subscriptionVersionNewSP-CreateRequest NOTIFICATION

    BEHAVIOR  subscriptionVersionNewSP-CreateRequestBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.VersionNewSP-CreateRequest

    AND ATTRIBUTE IDS

        tn subscriptionTN,

        version-id subscriptionVersionId,

        service-provider-id subscriptionOldSP,

        service-provider-due-date subscriptionOldSP-DueDate,

        service-provider-authorization subscriptionOldSP-Authorization,

        service-provider-authorization-time-stamp

            subscriptionOldSP-AuthorizationTimeStamp,

        access-control accessControl;

    REGISTERED AS {lnp-notification 9};

subscriptionVersionNewSP-CreateRequestBehavior BEHAVIOR

    DEFINED AS !

        This notification requests that a new service provider send a create request for a subscription version for which concurrence for porting the number has not been received. The TN, the version id and the old service provider id, authorization flag and authorization timestamp values are sent.

    !;

— 10.0 LNP Subscription Version Old SP Concurrence Request Notification

subscriptionVersionOldSP-ConcurrenceRequest NOTIFICATION

    BEHAVIOR  subscriptionVersionOldSP-ConcurrenceRequestBehavior;

    WITH INFORMATION SYNTAX LNP-ASN1-1.VersionOldSP-ConcurrenceRequest

    AND ATTRIBUTE IDS

        tn subscriptionTN,

        version-id subscriptionVersionId,

        service-provider-id subscriptionNewCurrentSP,

        service-provider-due-date subscriptionNewSP-DueDate,

        service-provider-creation-time-stamp

            subscriptionNewSP-CreationTimeStamp,

        access-control accessControl;

    REGISTERED AS {lnp-notification 10};

subscriptionVersionOldSP-ConcurrenceRequestBehavior BEHAVIOR

    DEFINED AS !

        This notification requests that a old service provider send a create request for a subscription version for which concurrence for porting the number has not been received. The TN, the version id, and the new service provider id, authorization flag and creation timestamp values are sent.

    !;

— 11.0 LNP Subscription Version Status Attribute Value Change Notification

subscriptionVersionStatusAttributeValueChange NOTIFICATION

    BEHAVIOR  subscriptionVersionStatusAttributeValueChangeBehavior;

    WITH INFORMATION SYNTAX  LNP-ASN1-1.VersionStatusAttributeValueChange

    AND ATTRIBUTE IDS

        value-change-info subscriptionVersionAttributeValueChangeInfo,

        failed-service-providers subscriptionFailed-SP-List,

        access-control accessControl;

    REGISTERED AS {lnp-notification 11};

subscriptionVersionStatusAttributeValueChangeBehavior BEHAVIOR

    DEFINED  AS !

        This notification type is used to report changes to the subscriptionVersionStatus field.  It is identical to an attribute value change notification as defined in M.3100 except for the addition of the list of failed service providers in cases where the version status is active, failed or partially failed.

    !;

8.                                      General ASN.1 Definitions

8.1.                              Overview

The ASN.1 definitions provided below support the GDMO definitions in Chapter 5.  Included below are the ASN.1 object identifier definitions and the syntax definitions for the interface attributes, notifications, and actions.

8.2.                              LNP ASN.1 Object Identifier Definitions

—#include           “smi.asn”

LNP-OIDS

  {joint-iso-ccitt(2) country(16) us(840) organization(1)

   lnp-net(4) oids(0)}

DEFINITIONS ::=

BEGIN

— EXPORTS all definitions

lnp-net OBJECT IDENTIFIER ::=

  {joint-iso-ccitt(2) country(16) us(840) organization(1)

   lnp-net(4) }

— LNP categories of interface information objects

lnp-attribute OBJECT IDENTIFIER ::= {lnp-net attribute(1) }

lnp-objectClass OBJECT IDENTIFIER ::= {lnp-net objectClass(2) }

lnp-nameBinding OBJECT IDENTIFIER ::= {lnp-net nameBinding(3) }

lnp-notification OBJECT IDENTIFIER ::= {lnp-net notification(4) }

lnp-action OBJECT IDENTIFIER ::= {lnp-net action(5) }

lnp-package OBJECT IDENTIFIER ::= {lnp-net package(6) }

lnp-parameter OBJECT IDENTIFIER ::= {lnp-net parameter(7) }

END — LNP-OIDS

8.3.                              LNP General ASN.1 Definitions

LNP-ASN1

  {joint-iso-ccitt(2) country(16) us(840) organization(1)

   lnp-net(4) asn1(1)}

DEFINITIONS IMPLICIT TAGS ::= BEGIN

— EXPORTS everything

IMPORTS

— CMIP

 ObjectClass, ObjectInstance

        FROM CMIP-1 {joint-iso-ccitt ms(9) cmip(1) modules(0) protocol(3)}

— DMI

 AttributeValueChangeInfo

        FROM Notification-ASN1Module {joint-iso-ccitt ms(9) smi(3) part2(2)

             asn1Module(2) 2};

ActionResultsStatus ::= ResultsStatus

ActivateAction ::= CHOICE {

        subscription-version-action [0] SubscriptionVersionAction,

        subscription-version-tn-range [1] TN-Range

    }

ActivateReply ::= SubscriptionVersionActionReply

AddressInformation ::= SEQUENCE {

    line1 GraphicString40,

    line2  GraphicString40,

    city   GraphicString20,

    state  GraphicString(SIZE(2)),

    zip  GraphicString40,

    province GraphicString(SIZE(2)),

    country GraphicString20,

    contactPhone  PhoneNumber,

    contact  GraphicString40,

    contactFax  PhoneNumber,

    contactPager  PhoneNumber,

    contactPagerPIN  DigitString,

    contactE-mail  GraphicString60

}

AssociationFunction ::= SEQUENCE {

    soaUnits SoaUnits,

    lsmsUnits LSMSUnits

}

AuditAttributes ::= CHOICE {

    specific-audit [0] SEQUENCE {

        lidb-data BOOLEAN,

        class-data BOOLEAN,

        cnam-data BOOLEAN,

        isvm-data BOOLEAN,

        lrn-data BOOLEAN

    },

    all-data [1] NULL

}

AuditDiscrepancyRpt ::= SEQUENCE {

    tn PhoneNumber,

    version-id SubscriptionVersionId,

    lsms-service-prov-id ServiceProvId,

    failure-reason AuditFailureData,

    access-control LnpAccessControl

}

AuditFailureData ::= CHOICE {

    tn-version-missing-NPAC [0] NULL,

    tn-version-missing-LSMS [1] NULL,

    mismatch-data [2] MismatchAttributes

}

AuditId ::= LnpKey

AuditName ::= GraphicString40

AuditNumberOfTNs ::= INTEGER

AuditNumberOfTNsComplete ::= INTEGER

AuditResponseLevel ::= ENUMERATED {

    audit-to-scp (0),

    audit-to-lsms (1)

}

AuditResults ::= SEQUENCE {

    status [0] AuditResultStatus,

    audit-response-level [1] AuditResponseLevel,

    failed-service-prov-list [2] Failed-SP-List OPTIONAL,

    number-of-discrepancies [3] INTEGER,

    time-of-completion [4] GeneralizedTime,

    access-control [5] LnpAccessControl

}

AuditResultStatus ::= ENUMERATED {

    success (0),

    failed-due-to-discrepancies (1),

    failed-on-local-sms (2),

    no-audit-performed (3)

}

AuditServiceProvIdRange ::= CHOICE {

    allServiceProvs [0] NULL,

    serviceProv [1] ServiceProvName

}

AuditStatus ::= ENUMERATED {

    in-progress (0),

    suspended (1),

    complete (2)

}

AuditTN-ActivationRange ::= TimeRange

AuditTN-NotificationNumber ::= INTEGER

BillingId ::= GraphicString4

Boolean ::= BOOLEAN

CancellationAcknowledgeAction ::= SubscriptionVersionAction

CancellationAcknowledgeReply ::= SubscriptionVersionActionReply

CancelAction::= SubscriptionVersionAction

CancelReply ::= SubscriptionVersionActionReply

ConflictResolutionAcknowledgeAction ::= SubscriptionVersionAction

ConflictResolutionAcknowledgeReply ::= SubscriptionVersionActionReply

ConflictResolutionPendingAction ::= SubscriptionVersionAction

ConflictResolutionPendingReply ::= SubscriptionVersionActionReply

DPC ::= CHOICE {

    dpc-value            [0] OCTET STRING (SIZE(3)),

    no-value-needed [1] NULL

}

DigitString ::= GraphicString (FROM (“0” | “1” | “2” | “3” | “4” | “5” |

                         “6” | “7” | “8” | “9” | “*” | “#” ))

DisconnectAction::= SEQUENCE {

    chc1 [0] CHOICE {

        subscription-version-action [0] SubscriptionVersionAction,

        subscription-version-tn-range [1] TN-Range

    },

    customer-disconnect-date [1] GeneralizedTime,

    effective-release-date [2] GeneralizedTime OPTIONAL

}

DisconnectReply ::= SEQUENCE {

    status SubscriptionVersionActionReply,

    version-id SET OF SubscriptionVersionId OPTIONAL

}

DownloadAction ::= CHOICE {

    subscriber-download [0] SubscriptionDownloadCriteria,

    network-download [1] NetworkDownloadCriteria

}

DownloadReason ::= ENUMERATED {

    new1 (0),

    delete1(1),

    modified (2),

    audit-discrepancy (3),

    download-request (4)

}

DownloadReply ::= SEQUENCE {

    status ENUMERATED {

        success (0),

        failed (1),

        time-range-invalid (2),

        criteria-to-large (3),

        no-data-selected (4)

    },

    CHOICE {

        subscriber-data [0] SubscriptionDownloadData,

        network-data [1] NetworkDownloadData

    } OPTIONAL

}

EndUserLocationType ::= NumberString(SIZE(2))

EndUserLocationValue ::= NumberString(SIZE(12))

Failed-SP-List  ::= SET OF SEQUENCE {

    service-prov-id ServiceProvId,

    service-prov-name ServiceProvName

}

FailedTN-List  ::= SET OF SEQUENCE {

    subscriptionVersionId SubscriptionVersionId,

    tn PhoneNumber,

    errorId INTEGER

}

GeneralTime ::= GeneralizedTime

GraphicStringBase ::= GraphicString

GraphicString4 ::= GraphicStringBase(SIZE(1..4))

GraphicString16 ::= GraphicStringBase(SIZE(1..16))

GraphicString20 ::= GraphicStringBase(SIZE(1..20))

GraphicString25 ::= GraphicStringBase(SIZE(1..25))

GraphicString28 ::= GraphicStringBase(SIZE(1..28))

GraphicString40 ::= GraphicStringBase(SIZE(1..40))

GraphicString60 ::= GraphicStringBase(SIZE(1..60))

GraphicString255 ::= GraphicStringBase(SIZE(1..255))

Integer ::= INTEGER

LnpAccessControl ::= [0] SEQUENCE {

    systemId [0] SystemID,

    systemType [1] SystemType,

    userId [2] GraphicString60 OPTIONAL,

    listId [3] INTEGER,

    keyId [4] INTEGER,

    cmipDepartureTime [5] GeneralizedTime,

    sequenceNumber [6] INTEGER(0..4294967295),

    function [7] AssociationFunction,

    recoveryMode [8] BOOLEAN,

    signature [9] BIT STRING

}

LnpAuditsName ::= GraphicString (“lnpAudits”)

LnpKey ::= INTEGER

LnpNetworkName ::= GraphicString (“lnpNetwork”)

LnpSMS-Name ::= GraphicString40

LnpServiceProvsName ::= GraphicString (“lnpServiceProvs”)

LnpSubscriptionsName ::= GraphicString (“lnpSubscriptions”)

LnpSpecificInfo ::= GraphicString255

LNPType ::= ENUMERATED {

    lspp (0),

    lisp (1)

}

LocalSMS-ActionResults ::= SEQUENCE {

    actionId [0] INTEGER,

    status [1] ActionResultsStatus,

    failed-tn-list [2] FailedTN-List OPTIONAL,

    time-of-completion [3] INTEGER,

    accessControl [4] LnpAccessControl

}

LocalSMS-CreateAction ::= SEQUENCE {

    actionId INTEGER,

    subscriptionVersionObjects SET OF SubscriptionVersionObject,

    accessControl LnpAccessControl

}

LocalSMS-CreateReply ::= ResultsStatus

LRN ::= OCTET STRING (SIZE(5))

LRN-ID ::= LnpKey

LRN-DownloadData ::= SET OF SEQUENCE {

    service-prov-lrn-id LRN-ID,

    service-prov-lrn-value LRN,

    service-prov-download-reason DownloadReason,

    service-prov-lrn-creation-timestamp GeneralizedTime OPTIONAL

}

LRN-Range ::= SEQUENCE {

  start-lrn LRN,

  stop-lrn LRN

}

LSMSUnits ::= SEQUENCE {

    dataDownload [0] NULL OPTIONAL,

    networkDataMgmt [1] NULL OPTIONAL,

    query [2] NULL OPTIONAL

}

MismatchAttributes ::= SEQUENCE {

    seq0 [0] SEQUENCE {

        lsms-subscriptionLRN LRN,

        npac-subscriptionLRN LRN

    } OPTIONAL,

    seq1 [1] SEQUENCE {

        lsms-subscriptionNewCurrentSP ServiceProvId,

        npac-subscriptionNewCurrentSP ServiceProvId

    } OPTIONAL,

    seq2 [2] SEQUENCE {

        lsms-subscriptionActivationTimeStamp GeneralizedTime,

        npac-subscriptionActivationTimeStamp GeneralizedTime

    } OPTIONAL,

    seq3 [3] SEQUENCE {

        lsms-subscriptionCustomerDisconnectDate GeneralizedTime,

        npac-subscriptionCustomerDisconnectDate GeneralizedTime

    } OPTIONAL,

    seq4 [4] SEQUENCE {

        lsms-subscriptionCLASS-DPC DPC,

        npac-subscriptionCLASS-DPC DPC

    } OPTIONAL,

    seq5 [5] SEQUENCE {

        lsms-subscriptionCLASS-SSN SSN,

        npac-subscriptionCLASS-SSN SSN

    } OPTIONAL,

    seq6 [6] SEQUENCE {

        lsms-subscriptionLIDB-DPC DPC,

        npac-subscriptionLIDB-DPC DPC

    } OPTIONAL,

    seq7 [7] SEQUENCE {

        lsms-subscriptionLIDB-SSN SSN,

        npac-subscriptionLIDB-SSN SSN

    } OPTIONAL,

    seq8 [8] SEQUENCE {

        lsms-subscriptionISVM-DPC DPC,

        npac-subscriptionISVM-DPC DPC

    } OPTIONAL,

    seq9 [9] SEQUENCE {

        lsms-subscriptionISVM-SSN SSN,

        npac-subscriptionISVM-SSN SSN

    } OPTIONAL,

    seq10 [10] SEQUENCE {

        lsms-subscriptionCNAM-DPC DPC,

        npac-subscriptionCNAM-DPC DPC

    } OPTIONAL,

    seq11 [11] SEQUENCE {

        lsms-subscriptionCNAM-SSN SSN,

        npac-subscriptionCNAM-SSN SSN

    } OPTIONAL,

    seq12 [12] SEQUENCE {

        lsms-subscriptionEndUserLocationValue EndUserLocationValue,

        npac-subscriptionEndUserLocationValue EndUserLocationValue

    } OPTIONAL,

    seq13 [13] SEQUENCE {

        lsms-subscriptionEndUserLocationType EndUserLocationType,

        npac-subscriptionEndUserLocationType EndUserLocationType

    } OPTIONAL,

    seq14 [14] SEQUENCE {

        lsms-subscriptionBillingId BillingId,

        npac-subscriptionBillingId BillingId

    } OPTIONAL,

    seq15 [15] SEQUENCE {

        lsms-subscriptionLNPType LNPType,

        npac-subscriptionLNPType LNPType

    } OPTIONAL

}

ModifyAction::= SEQUENCE {

    chc1 [0] CHOICE {

        subscription-version-action [0] SubscriptionVersionAction,

        subscription-version-tn-range [1] TN-Range

    },

    version-status [1] VersionStatus OPTIONAL,

    data-to-modify [2] SubscriptionModifyData

}

ModifyReply ::= SEQUENCE {

    status SubscriptionVersionActionReply,

    invalid-data SubscriptionModifyData

}

NetworkAddressInformation ::= SET OF SEQUENCE {

    interfaceAddress OSI-Address,

    systemType SystemType

}

NetworkDownloadCriteria ::= SEQUENCE {

    time-range [0] TimeRange OPTIONAL,

    chc1 [1] CHOICE {

        service-prov [0] ServiceProvId,

        all-service-provs [1] NULL

    },

    chc2 [2] CHOICE {

        npa-nxx-data [0] CHOICE {

            npa-nxx-range [0] NPA-NXX-Range,

            all-npa-nxx [1] NULL

        },

        lrn-data [1] CHOICE {

            lrn-range [0] LRN-Range,

            all-lrn [1] NULL

        },

        all-network-data [2] NULL

    }

}

NetworkDownloadData ::= SET OF SEQUENCE {

    service-prov-data [0] SEQUENCE {

        service-prov-id ServiceProvId,

        service-prov-name ServiceProvName OPTIONAL

    },

    service-prov-npa-nxx-data [1] NPA-NXX-DownloadData OPTIONAL,

    service-prov-lrn-data [2] LRN-DownloadData OPTIONAL

}

NewSP-CreateAction ::= NewSP-CreateData

NewSP-CreateData ::= SEQUENCE {

    chc1 [0] CHOICE {

        subscription-version-tn [0] PhoneNumber,

        subscription-version-tn-range [1] TN-Range

    },

    subscription-lrn [1] LRN OPTIONAL,

    subscription-new-current-sp [2] ServiceProvId,

    subscription-old-sp [3] ServiceProvId,

    subscription-new-sp-due-date [4] GeneralizedTime,

    subscription-class-dpc [6] DPC OPTIONAL,

    subscription-class-ssn [7] SSN OPTIONAL,

    subscription-lidb-dpc [8] DPC OPTIONAL,

    subscription-lidb-ssn [9] SSN OPTIONAL,

    subscription-isvm-dpc [10] DPC OPTIONAL,

    subscription-isvm-ssn [11] SSN OPTIONAL,

    subscription-cnam-dpc [12] DPC OPTIONAL,

    subscription-cnam-ssn [13] SSN OPTIONAL,

    subscription-end-user-location-value [14] EndUserLocationValue

        OPTIONAL,

    subscription-end-user-location-type [15] EndUserLocationType OPTIONAL,

    subscription-billing-id [16] BillingId OPTIONAL,

    subscription-lnp-type [20] LNPType,

    subscription-porting-to-original-sp-switch [21]

        SubscriptionPortingToOriginal-SPSwitch

}

NewSP-CreateReply ::= SEQUENCE {

    status SubscriptionVersionActionReply,

    invalid-data NewSP-CreateData

}

NPA ::= NumberString(SIZE(3))

NPA-NXX ::= SEQUENCE {

    npa-value NPA,

    nxx-value NumberString(SIZE(3))

}

NPA-NXX-DownloadData ::= SET OF SEQUENCE {

        service-prov-npa-nxx-id NPA-NXX-ID,

        service-prov-npa-nxx-value NPA-NXX OPTIONAL,

        service-prov-npa-nxx-effective-timestamp GeneralizedTime OPTIONAL,

        service-prov-download-reason DownloadReason,

        service-prov-npa-nxx-creation-timestamp GeneralizedTime OPTIONAL

}

NPA-NXX-ID ::= LnpKey

NPA-NXX-Range ::= SEQUENCE {

    start-npa-nxx NPA-NXX,

    stop-npa-nxx NPA-NXX

}

NPAC-SMS-Operational-Information ::= SEQUENCE {

    down-time TimeRange,

    npac-contact-number PhoneNumber,

    additional-down-time-information GraphicString255,

    access-control LnpAccessControl

}

NumberString ::= GraphicString (FROM (“0” | “1” | “2” | “3” | “4” | “5” |

                “6” | “7” | “8” | “9”))

OldSP-CreateAction ::= OldSP-CreateData

OldSP-CreateData ::= SEQUENCE {

    chc1 [0] CHOICE {

        subscription-version-tn [0] PhoneNumber,

        subscription-version-tn-range [1] TN-Range

    },

    subscription-new-current-sp [1] ServiceProvId,

    subscription-old-sp [2] ServiceProvId,

    subscription-old-sp-due-date [3] GeneralizedTime,

    subscription-old-sp-authorization [4] ServiceProvAuthorization

}

OldSP-CreateReply ::= SEQUENCE {

    status SubscriptionVersionActionReply,

    invalid-data OldSP-CreateData

}

OSI-Address ::= SEQUENCE {

    nsap            OCTET STRING(SIZE(20)),

    tsap            OCTET STRING(SIZE(1..4)),

    ssap            OCTET STRING(SIZE(1..4)),

    psap            OCTET STRING(SIZE(1..4))

}

PhoneNumber ::= NumberString(SIZE(10))

RecoveryCompleteAction ::= NULL

RecoveryCompleteReply ::= SEQUENCE {

    status ResultsStatus,

    subscriber-data [1] SubscriptionDownloadData OPTIONAL,

    network-data [2] NetworkDownloadData OPTIONAL

}

ServiceProvAuthorization ::= BOOLEAN

ServiceProvId ::= GraphicString4

ServiceProvName ::= GraphicString40

SoaUnits ::= SEQUENCE {

    soaMgmt [0] NULL OPTIONAL,

    networkDataMgmt [1] NULL OPTIONAL

}

ResultsStatus ::= ENUMERATED {

    success(0),

    failure(1)

}

SSN ::= CHOICE {

    ssn-value       [0] INTEGER(0..255),

    no-value-needed [1] NULL

}

SubscriptionData ::= SEQUENCE {

    subscription-lrn [1] LRN OPTIONAL,

    subscription-new-current-sp [2] ServiceProvId OPTIONAL,

    subscription-activation-timestamp [3] GeneralizedTime OPTIONAL,

    subscription-customer-disconnect-date [4] GeneralizedTime OPTIONAL,

    subscription-class-dpc [5] DPC,

    subscription-class-ssn [6] SSN,

    subscription-lidb-dpc [7] DPC,

    subscription-lidb-ssn [8] SSN,

    subscription-isvm-dpc [9] DPC,

    subscription-isvm-ssn [10] SSN,

    subscription-cnam-dpc [11] DPC,

    subscription-cnam-ssn [12] SSN,

    subscription-end-user-location-value [13] EndUserLocationValue

        OPTIONAL,

    subscription-end-user-location-type [14] EndUserLocationType OPTIONAL,

    subscription-billing-id [15] BillingId OPTIONAL,

    subscription-lnp-type [16] LNPType,

    subscription-download-reason [17] DownloadReason

}

SubscriptionDownloadCriteria ::= SEQUENCE {

    CHOICE {

        time-range [0] TimeRange,

        tn  [1] PhoneNumber,

        tn-range [2] TN-Range

    }

}

SubscriptionDownloadData ::= SET OF SEQUENCE {

    subscription-version-id [0] SubscriptionVersionId OPTIONAL,

    subscription-version-tn [1] PhoneNumber OPTIONAL,

    subscription-data SubscriptionData

}

SubscriptionModifyData ::= SEQUENCE {

    subscription-lrn [0] LRN OPTIONAL,

    subscription-new-sp-due-date [1] GeneralizedTime OPTIONAL,

    subscription-old-sp-due-date [2] GeneralizedTime OPTIONAL,

    subscription-old-sp-authorization [3] ServiceProvAuthorization OPTIONAL,

    subscription-class-dpc [4] DPC,

    subscription-class-ssn [5] SSN,

    subscription-lidb-dpc [6] DPC,

    subscription-lidb-ssn [7] SSN,

    subscription-isvm-dpc [8] DPC,

    subscription-isvm-ssn [9] SSN,

    subscription-cnam-dpc [10] DPC,

    subscription-cnam-ssn [11] SSN,

    subscription-end-user-location-value [12] EndUserLocationValue OPTIONAL,

    subscription-end-user-location-type [13] EndUserLocationType OPTIONAL,

    subscription-billing-id [14] BillingId OPTIONAL

}

SubscriptionPortingToOriginal-SPSwitch ::= BOOLEAN

SubscriptionPreCancellationStatus ::= ENUMERATED {

    conflict (0),

    pending (2),

    conflict-resolution-pending (6),

    disconnect-pending (7)

}

SubscriptionVersionAction ::= CHOICE {

    version-id [0] SubscriptionVersionId,

    tn [1] PhoneNumber

}

SubscriptionVersionActionReply ::= ENUMERATED {

    success (0),

    failed (1),

    soa-not-authorized (2),

    no-version-found (3),

    invalid-data-values (4),

    version-create-already-exists (5)

}

SubscriptionVersionId ::= LnpKey

SubscriptionVersionObject ::= SEQUENCE {

    tn-version-id SET OF TN-VersionId,

    subscription-data SubscriptionData

}

TimeRange ::= SEQUENCE {

    startTime [0] GeneralizedTime OPTIONAL,

    stopTime [1] GeneralizedTime OPTIONAL

}

Tunables ::= SET OF SEQUENCE {

    name GraphicString40,

    value GraphicString40

}

SystemID ::= CHOICE {

    serviceProvId [0] ServiceProvId,

    npac-sms [1] GraphicString60

}

SystemType ::= ENUMERATED {

    soa(0),

    local-sms(1),

    soa-and-local-sms(2),

    npac-sms(3)  — value is only valid for AccessControl definition

}

TN-Range ::= SEQUENCE {

    tn-start  NumberString(SIZE(1..10)),

    tn-stop   NumberString(SIZE(1..10))

}

TN-VersionId ::= SEQUENCE {

    tn PhoneNumber,

    version-id SubscriptionVersionId

}

VersionCancellationAcknowledgeRequest ::= SEQUENCE {

    tn PhoneNumber,

    version-id LnpKey,

    access-control LnpAccessControl

}

VersionConflictResolutionAcknowledgeRequest ::= SEQUENCE {

    tn PhoneNumber,

    version-id LnpKey,

    access-control LnpAccessControl

}

VersionCreateConcurrenceRequest ::= SEQUENCE {

    tn PhoneNumber,

    version-id LnpKey,

    service-prov-id ServiceProvId,

    service-prov-due-date GeneralizedTime,

    service-prov-authorization-time-stamp GeneralizedTime,

    access-control LnpAccessControl

}

VersionCustomerDisconnectDate ::= SEQUENCE {

    tn PhoneNumber,

    version-id LnpKey,

    service-prov-customer-disconnect-date GeneralizedTime,

    service-prov-effective-release-date GeneralizedTime,

    access-control LnpAccessControl

}

VersionNewNPA-NXX ::= SEQUENCE {

    service-prov-npa-nxx-id NPA-NXX-ID,

    service-prov-npa-nxx-value NPA-NXX OPTIONAL,

    access-control LnpAccessControl

}

VersionNewSP-CreateRequest ::= SEQUENCE {

    version-create-request VersionCreateConcurrenceRequest,

    service-prov-old-authorization ServiceProvAuthorization

}

VersionOldSP-ConcurrenceRequest ::= VersionCreateConcurrenceRequest

VersionStatus ::= ENUMERATED {

    conflict (0),

    active (1),

    pending (2),

    sending (3),

    download-failed (4),

    download-failed-partial (5),

    conflict-resolution-pending (6),

    disconnect-pending (7),

    old (8),

    canceled (9),

    cancel-pending (10)

}

VersionStatusAttributeValueChange ::= SEQUENCE {

    value-change-info [0] AttributeValueChangeInfo,

    failed-service-provs [1] Failed-SP-List OPTIONAL,

    access-control [2] LnpAccessControl

}

END — LNP-ASN1

9.                                      Managed Object Conformance Statements

9.1.                              Overview

The Managed Object Conformance Statement (MOCS) that follow should be used by an implementation to identify which features and properties of each managed object class are supported. These tables have been prepared without regard to whether they are instantiated on the NPAC SMS, Local SMS, or the SOA.

The Base Status headings identify the base requirement, as stated in the GDMO templates. The valid values in the base status columns will be as follows:

m	for characteristics contained in mandatory packages or in conditional packages if the GDMO condition is always true

o	for characteristics of conditional packages with GDMO conditions that indicate static optionality (e.g., “if an instance supports it”)

cn	for all other conditions, where “n” is a unique integer and “cn” is a reference to a conditional status expression

x	for characteristics explicitly prohibited in the definition

-	for characteristics that are not mentions in the definition

9.2.                              lnpAudits Tables

9.2.1.                     lnpAudits Packages

Exhibit 9. lnpAudits Packages

Package Label	Object Identifier	Condition	Base Status	Additional Information
lnpAuditsPkg	(not registered)	Mandatory	m

9.2.2.                     lnpAudits Name Bindings

Exhibit 10. lnpAudits Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpAudits-lnpNPAC-SMS	{lnp-nameBinding 1}	lnpNPAC-SMS and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpAudits-lnpLocalSMS	{lnp-nameBinding 2}	lnpLocalSMS and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.2.3.                     lnpAudits Attributes

Exhibit 11. lnpAudits Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
lnpAuditsName	{lnp-attribute 16}		m

9.2.4.                     lnpAudits Actions

No actions supported for this object.

9.2.5.                     lnpAudits Notifications

No notifications supported for this object.

9.3.                              lnpLocalSMS Tables

9.3.1.                     lnpLocalSMS Packages

Exhibit 12. lnpLocalSMS Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLocalSMS-Pkg	(not registered)	Mandatory	m
lnpRecoveryCompletePkg	{lnp-package 2}	Mandatory	m

9.3.2.                     lnpLocalSMS Name Bindings

Exhibit 13. lnpLocalSMS Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpLocalSMS-root	lnp-nameBinding 3	“Rec. X.660 |ISO|IEC 9834 : 1992 : root	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.3.3.                     lnpLocalSMS Attributes

Exhibit 14. lnpLocalSMS Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
lnpLocal-SMS-Name	{lnp-attribute 17}	m	m

9.3.4.                     lnpLocalSMS Actions

Exhibit 15. lnpLocalSMS Actions

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
lnpRecoveryComplete	{lnp-action 2}	m	1.1	RecoveryCompleteAction	NULL	m
			1.2	RecoveryCompleteReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2		SEQUENCE	o
			1.2.2.1	subscriber-data	SET OF SEQUENCE	m
			1.2.2.1.1	subscription-version-id	GraphicString	m
			1.2.2.1.2	subscription-version-tn	GraphicString	o
			1.2.2.1.3	subscription-data	SEQUENCE	m
			1.2.2.1.3.1	subscription-lrn	OCTET STRING	o
			1.2.2.1.3.2	subscription-new-current-sp	GraphicString	o
			1.2.2.1.3.3	subscription-activation-timestamp	GeneralizedTime	o
			1.2.2.1.3.4	subscription-customer-disconnect-date	GeneralizedTime	o
			1.2.2.1.3.5	subscription-class-dpc	CHOICE	m
			1.2.2.1.3.5.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.5.2	no-value-needed	NULL	o
			1.2.2.1.3.6	subscription-class-ssn	CHOICE	m
			1.2.2.1.3.6.1	ssn-value	INTEGER	o

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.2.2.1.3.6.2	no-value-needed	NULL	o
			1.2.2.1.3.7	subscription-lidb-dpc	CHOICE	m
			1.2.2.1.3.7.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.7.2	no-value-needed	NULL	o
			1.2.2.1.3.8	subscription-lidb-ssn	CHOICE	m
			1.2.2.1.3.8.1	ssn-value	INTEGER	o
			1.2.2.1.3.8.2	no-value-needed	NULL	o
			1.2.2.1.3.9	subscription-isvm-dpc	CHOICE	m
			1.2.2.1.3.9.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.9.2	no-value-needed	NULL	o
			1.2.2.1.3.10	subscription-isvm-ssn	CHOICE	m
			1.2.2.1.3.10.1	ssn-value	INTEGER	o
			1.2.2.1.3.10.2	no-value-needed	NULL	o
			1.2.2.1.3.11	subscription-cnam-dpc	CHOICE	m
			1.2.2.1.3.11.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.11.2	no-value-needed	NULL	o
			1.2.2.1.3.12	subscription-cnam-ssn	CHOICE	m
			1.2.2.1.3.12.1	ssn-value	INTEGER	o
			1.2.2.1.3.12.2	no-value-needed	NULL	o
			1.2.2.1.3.13	subscription-end-user-location-value	NumberString	o
			1.2.2.1.3.14	subscription-end-user-location-type	NumberString	o
			1.2.2.1.3.15	subscription-billing-id	GraphicString	o
			1.2.2.1.3.16	subscription-lnp-type	ENUMERATED	m
			1.2.2.1.3.17	subscription-download-reason	ENUMERATED	m
			1.2.2.2	network-data	SEQUENCE	o
			1.2.2.2.1	service-prov-data	SET OF SEQUENCE	m
			1.2.2.2.1.1	service-prov-id	GraphicString	m
			1.2.2.2.1.2	service-prov-name	GraphicString	o
			1.2.2.2.2	service-prov-npa-nxx-data	SET OF SEQUENCE	o
			1.2.2.2.2.1	service-prov-npa-nxx-id	INTEGER	m
			1.2.2.2.2.2	service-prov-npa-nxx-value	NPA-NXX	o
			1.2.2.2.2.3	service-prov-npa-nxx-effective-timestamp	GeneralizedTime	o
			1.2.2.2.2.4	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.2.5	service-prov-npa-nxx-creation-timestamp	GeneralizedTime	o
			1.2.2.2.3	service-prov-lrn-data	SET OF SEQUENCE	o
			1.2.2.2.3.1	service-prov-lrn-id	INTEGER	m
			1.2.2.2.3.2	service-prov-lrn-value	OCTET STRING	m
			1.2.2.2.3.3	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.3.4	service-prov-lrn-creation-timestamp	GeneralizedTime	o

9.3.5.                     lnpLocalSMS Notifications

No notifications supported for this object.

9.4.                              lnpLogAudit-DiscrepancyRptRecord Tables

9.4.1.                     lnpLogAudit-DiscrepancyRptRecord Packages

Exhibit 16. lnpAudits Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogAudit-DiscrepancyRptPkg	(not registered)	Mandatory	m

9.4.2.                     lnpLogAudit-DiscrepancyRptRecord Name Bindings

Exhibit 17. lnpLogAudit-DiscrepancyRptRecord Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.4.3.                     lnpLogAudit-DiscrepancyRptRecord Attributes

Exhibit 18. lnpLogAudit-DiscrepancyRptRecord Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
auditDiscrepancyTn	{lnp-attribute 7}		m
auditDiscrepancyVersionId	{lnp-attribute 8}		m
auditDiscrepancyLSMS-SP-Id	{lnp-attribute 6}		m
auditDiscrepancyFailureReason	{lnp-attribute 5}		m
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m
accessControl	{lnp-attribute 1}		m

9.4.4.                     lnpLogAudit-DiscrepancyRptRecord Actions

No actions supported for this object.

9.4.5.                     lnpLogAudit-DiscrepancyRptRecord Notifications

No notifications supported for this object.

9.5.                              lnpLogAuditResultsRecord Tables

9.5.1.                     lnpLogAuditResultsRecord Packages

Exhibit 19. lnpLogAuditResultsRecord Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogAuditResults RecordPkg	(not Registered)	Mandatory	m

9.5.2.                     lnpLogAuditResultsRecord Name Bindings

Exhibit 20. lnpLogAuditResultsRecord Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.5.3.                     lnpLogAuditResultsRecord Attributes

Exhibit 21. lnpLogAuditResultsRecord Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
auditResultStatus	{lnp-attribute 13}		m
auditResultNumberDiscrepancies	{lnp-attribute 12}		m
auditResultCompletionTime	{lnp-attribute 10}		m
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m
accessControl	{lnp-attribute 1}		m
auditResultFailed-SP-List	{lnp-attribute 11}		m
auditResponseLevel	{lnp-attribute 9}		m

9.5.4.                     lnpLogAuditResultsRecord Actions

No actions supported for this object.

9.5.5.                     lnpLogAuditResultsRecord Notifications

No notifications supported for this object.

9.6.                              lnpLogCancellationAcknowledgeRequestRecord

9.6.1.                     lnpLogCancellationAcknowledgeRequest Packages

Exhibit 22. lnpLogCancellationAcknowledgeRequest Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogCancellation AcknowledgeRequestPkg	(not Registered)	Mandatory	m

9.6.2.                     lnpLogCancellationAcknowledgeRequest Name Bindings

Exhibit 23. lnpLogCancellationAcknowledgeRequest Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.6.3.                     lnpLogCancellationAcknowledgeRequest Attributes

Exhibit 24. lnpLogCancellationAcknowledgeRequest Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
subscriptionTN	{lnp-attribute 97}		m
subscriptionversionID	{lnp-attribute 99}		m
accessControl	{lnp-attribute 1}		m
SystemId
UserId
ListId
KeyId
cmipDepartureTime
SequenceNumber
Signature
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m

9.7.                              lnpLogConflictResolutionAcknowledgeRequestRecord

9.7.1.                     lnpLogConflictResolutionAcknowledgeRequest Packages

Exhibit 25. lnpLogConflictResolutionAcknowledgeRequest Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogConflictResolution AcknowledgeRequestPkg	(not registered)	Mandatory	m

9.7.2.                     lnpLogConflictResolutionAcknowledgeRequest Name Bindings

Exhibit 26. lnpLogConflictResolutionAcknowledgeRequest Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.7.3.                     lnpLogConflictResolutionAcknowledgeRequest Attributes

Exhibit 27. lnpLogConflictResolutionAcknowledgeRequest Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
subscriptionTN	{lnp-attribute 97}		m
subscriptionversionId	{lnp-attribute 99}		m
accessControl	{lnp-attribute 1}		m
SystemId
UserId
ListId
KeyId
cmipDepartureTIme
SequenceNumber
Signature
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m

9.8.                              lnpLogNewSP-CreateRequestRecord Tables

9.8.1.                     lnpLogNewSP-CreateRequestRecord Packages

Exhibit 28. lnpLogNewSP-CreateRequestRecord Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogNewSP-CreateRequestPkg	(not registered)	Mandatory	m

9.8.2.                     lnpLogNewSP-CreateRequestRecord Name Bindings

Exhibit 29. lnpLogNewSP-CreateRequestRecord Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.8.3.                     lnpLogNewSP-CreateRequestRecord Attributes

Exhibit 30. lnpLogNewSP-CreateRequestRecord Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
subscriptionTN	{lnp-attribute 97}		m
subscriptionVersionId	{lnp-attribute 99}		m
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m
accessControl	{lnp-attribute 1}		m
subscriptionOldSP	{lnp-attribute 88}		m
subscriptionOldSP-DueDate	{lnp-attribute 93}		m
subscriptionOldSP -Authorization	{lnp-attribute 89}		m
subscriptionOldSP -AuthorizationTimeStamp	{lnp-attribute 90}		m

9.8.4.                     lnpLogNewSP-CreateRequestRecord Actions

No actions supported for this object.

9.8.5.                     lnpLogNewSP-CreateRequestRecord Notifications

No actions supported for this object.

9.9.                              lnpLogOldSP-ConcurrenceRequestRecord Tables

9.9.1.                     lnpLogOldSP-ConcurrenceRequestRecord Packages

Exhibit 31. lnpLogOldSP-ConcurrenceRequestRecord Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogOldSP-ConcurrenceRequestPkg	(not registered)	Mandatory	m

9.9.2.                     lnpLogOldSP-ConcurrenceRequestRecord Name Bindings

Exhibit 32. lnpLogOldSP-ConcurrenceRequestRecord Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.9.3.                     lnpLogOldSP-ConcurrenceRequestRecord Attributes

Exhibit 33. lnpLogOldSP-ConcurrenceRequestRecord Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
subscriptionTN	{lnp-attribute 96}		m
subscriptionVersionId	{lnp-attribute 98}		m
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m
subscriptionNewCurrentSP	{lnp-attribute 83}		m
subscriptionNewSP-DueDate	{lnp-attribute 87}		m
accessControl	{lnp-attribute 1}		m

9.9.4.                     lnpLogOldSP-ConcurrenceRequestRecord Actions

No actions supported for this object.

9.9.5.                     lnpLogOldSP-ConcurrenceRequestRecord Notifications

No notifications supported for this object.

9.10.                        lnpLogOperational-InformationRecord Tables

9.10.1.               lnpLogOperational-InformationRecord Packages

Exhibit 34. lnpLogOperational-InformationRecord Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogOperational-InformationRecordPkg	(not registered)	Mandatory	m

9.10.2.               lnpLogOperational-InformationRecord Name Bindings

Exhibit 35. lnpLogOperational-InformationRecord Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.10.3.               lnpLogOperational-InformationRecord Attributes

Exhibit 36. lnpLogOperational-InformationRecord Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
downTime	{lnp-attribute 14}		m
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m
npacContactNumber	{lnp-attribute 23}		m
additionalDownTimeInformation	{lnp-attribute 4}		m
accessControl	{lnp-attribute 1}		m

9.10.4.               lnpLogOperational-InformationRecord Actions

No actions supported for this object.

9.10.5.               lnpLogOperational-InformationRecord Notifications

No notifications supported for this object.

9.11.                        lnpLogStatusAttributeValueChangeRecord Tables

9.11.1.               lnpLogStatusAttributeValueChangeRecord Packages

Exhibit 37. lnpLogOperational-InformationRecord Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpLogStatusAttributeValueChangePkg	(not registered)	Mandatory	m
subscriptionVersion Attribute ValueChangeFailed-SP-ListPkg	{lnp-package 13}	“if the version status is failed or partially failed”	o

9.11.2.               lnpLogStatusAttributeValueChangeRecord Name Bindings

Exhibit 38. lnpLogStatusAttributeValueChangeRecord Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
logRecord-log	{9 3 2 6 3}	log and subclasses	1.1	Create support
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.11.3.               lnpLogStatusAttributeValueChangeRecord Attributes

Exhibit 39. lnpLogStatusAttributeValueChangeRecord Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
subscriptionVersionAttributeValueChangeInfo	{lnp-attribute 98}		m
logRecordId	{9 3 2 8 3}	m	m
loggingTime	{9 3 2 8 59}		m
managedObject Class	{9 3 2 8 60}		m
managedObject Instance	{9 3 2 8 61}		m
eventType	{9 3 2 8 14}		m
accessControl	{lnp-attribute 1}		m

9.11.4.               lnpLogStatusAttributeValueChangeRecord Actions

No actions supported for this object.

9.11.5.               lnpLogStatusAttributeValueChangeRecord Notifications

No notifications supported for this object.

9.11.6.               lnpNetwork Packages

Exhibit 40. lnpNetwork Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpNetworkPkg	(not registered)	Mandatory	m
lnpDownloadPkg	{lnp-package-1}	“if the object is instantiated on the NPAC SMS”	o

9.11.7.               lnpNetwork Name Bindings

Exhibit 41. lnpNetwork Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpNetwork-lnpNPAC-SMS	{lnp-nameBinding 4}	lnpNPAC-SMS and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects
lnpNetwork-lnpLocalSMS	{lnp-nameBinding 5}	lnpLocal-SMS and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.11.8.               lnpNetwork Attributes

Exhibit 42. lnpNetwork Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
lnpNetworkName	{lnp-attribute 18}	m	m

9.11.9.               lnpNetwork Actions

Exhibit 43. lnpNetwork Actions

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
lnpDownload	{lnp-action 1}	o	1.1	DownloadAction	CHOICE	m
			1.1.1	subscriber-download	SEQUENCE	o
			1.1.1.1		CHOICE	m
			1.1.1.1.1	time-range	SEQUENCE	m

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.1.1.1.1.1	startTime	GeneralizedTime	m
			1.1.1.1.1.2	stopTime	GeneralizedTime	m
			1.1.1.1.2	tn	NumberString	m
			1.1.1.1.3	tn-range	SEQUENCE	m
			1.1.1.1.3.1	tn-start	NumberString	m
			1.1.1.1.3.2	tn-stop	NumberString	m
			1.1.1.2	lnp-type	ENUMERATED	o
			1.1.2	network-download	SEQUENCE	o
			1.1.2.1	time-range	SEQUENCE	o
			1.1.2.1.1	startTime	GeneralizedTime	m
			1.1.2.1.2	stopTime	GeneralizedTime	m
			1.1.2.2	chc1	CHOICE	m
			1.1.2.2.1	service-prov	NumberString	m
			1.1.2.2.1	all-serivce-provs		m
			1.1.2.3	chc2	CHOICE	m
			1.1.2.3.1	npa-nxx-data	CHOICE	m
			1.1.2.3.1.1	npa-nxx-range	SEQUENCE	m
			1.1.2.3.1.1.1	start-npa-nxx	SEQUENCE	m
			1.1.2.3.1.1.1.1	npa-value	NumberString	m
			1.1.2.3.1.1.1.2	nxx-value	NumberString	m
			1.1.2.3.1.1.2	stop-npa-nxx	SEQUENCE	m
			1.1.2.3.1.1.2.1	npa-value	NumberString	m
			1.1.2.3.1.1.2.2	nxx-value	NumberString	m
			1.1.2.3.1.2	all-npa-nxx		m
			1.1.2.3.2	lrn-data	CHOICE	m
			1.1.2.3.2.1	lrn-range	SEQUENCE	m
			1.1.2.3.2.1.1	start-lrn	OCTET STRING	m
			1.1.2.3.2.1.2	stop-lrn	OCTET STRING	m
			1.1.2.3.3	all-network-data	NULL	m
			1.2	DownloadReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2		CHOICE
			1.2.2.1	subscriber-data	SET OF SEQUENCE	m
			1.2.2.1.1	subscription-version-id	GraphicString	m
			1.2.2.1.2	subscription-version-tn	GraphicString	o
			1.2.2.1.3	subscription-data	SEQUENCE	m
			1.2.2.1.3.1	subscription-lrn	OCTET STRING	o
			1.2.2.1.3.2	subscription-new-current-sp	GraphicString	o
			1.2.2.1.3.3	subscription-activation-timestamp	GeneralizedTime	o
			1.2.2.1.3.4	subscription-customer-disconnect-date	GeneralizedTime	o
			1.2.2.1.3.5	subscription-class-dpc	CHOICE	m
			1.2.2.1.3.5.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.5.2	no-value-needed	NULL	o
			1.2.2.1.3.6	subscription-class-ssn	CHOICE	m
			1.2.2.1.3.6.1	ssn-value	INTEGER	o
			1.2.2.1.3.6.2	no-value-needed	NULL	o
			1.2.2.1.3.7	subscription-lidb-dpc	CHOICE	m
			1.2.2.1.3.7.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.7.2	no-value-needed	NULL	o
			1.2.2.1.3.8	subscription-lidb-ssn	CHOICE	m
			1.2.2.1.3.8.1	ssn-value	INTEGER	o
			1.2.2.1.3.8.2	no-value-needed	NULL	o
			1.2.2.1.3.9	subscription-isvm-dpc	CHOICE	m
			1.2.2.1.3.9.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.9.2	no-value-needed	NULL	o
			1.2.2.1.3.10	subscription-isvm-ssn	CHOICE	m
			1.2.2.1.3.10.1	ssn-value	INTEGER	o
			1.2.2.1.3.10.2	no-value-needed	NULL	o
			1.2.2.1.3.11	subscription-cnam-dpc	CHOICE	m
			1.2.2.1.3.11.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.11.2	no-value-needed	NULL	o
			1.2.2.1.3.12	subscription-cnam-ssn	CHOICE	m
			1.2.2.1.3.12.1	ssn-value	INTEGER	o

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.2.2.1.3.12.2	no-value-needed	NULL	o
			1.2.2.1.3.13	subscription-end-user-location-value	NumberString	o
			1.2.2.1.3.14	subscription-end-user-location-type	NumberString	o
			1.2.2.1.3.15	subscription-billing-id	GraphicString	o
			1.2.2.1.3.16	subscription-lnp-type	ENUMERATED	m
			1.2.2.1.3.17	subscription-download-reason	ENUMERATED	m
			1.2.2.2	network-data
			1.2.2.2.1	service-prov-data	SET OF SEQUENCE	m
			1.2.2.2.1.1	service-prov-id	GraphicString	m
			1.2.2.2.1.2	service-prov-name	GraphicString	o
			1.2.2.2.2	service-prov-npa-nxx-data	SET OF SEQUENCE	o
			1.2.2.2.2.1	service-prov-npa-nxx-id	INTEGER	m
			1.2.2.2.2.2	service-prov-npa-nxx-value	NPA-NXX	o
			1.2.2.2.2.3	service-prov-npa-nxx-effective-timestamp	GeneralizedTime	o
			1.2.2.2.2.4	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.2.5	service-prov-npa-nxx-creation-timestamp	GeneralizedTime	o
			1.2.2.2.3	service-prov-lrn-data	SET OF SEQUENCE	o
			1.2.2.2.3.1	service-prov-lrn-id	INTEGER	m
			1.2.2.2.3.2	service-prov-lrn-value	OCTET STRING	m
			1.2.2.2.3.3	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.3.4	service-prov-lrn-creation-timestamp	GeneralizedTime	o

9.11.10.         lnpNetwork Notifications

No notifications supported for this object.

9.12.                        lnpNPAC-SMS Tables

9.12.1.               lnpNPAC-SMS Packages

Exhibit 44. lnpNPAC-SMS Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpNPAC-SMSPkg	(not registered)	Mandatory	m
lnpRecoveryCompletePkg	lnp-package-2	Mandatory	m

9.12.2.               lnpNPAC-SMS Name Bindings

Exhibit 45. lnpNPAC-SMS Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpNPAC-SMS-root	{lnp-nameBinding 6}	“Rec. X.660 | ISO/IEC 9834-1 : 1992” : root	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.12.3.               lnpNPAC-SMS Attributes

Exhibit 46. lnpNPAC-SMS Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
lnpNPAC-SMS-Name	{lnp-attribute 19}	m	m

9.12.4.               lnpNPAC-SMS Actions

Exhibit 47. lnpNPAC-SMS Actions

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
lnpRecoveryComplete	{lnp-action 2}	m	1.1	RecoveryCompleteAction	NULL	m
			1.2	RecoveryCompleteReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2		SEQUENCE	o
			1.2.2.1	subscriber-data	SET OF SEQUENCE	m
			1.2.2.1.1	subscription-version-id	GraphicString	m
			1.2.2.1.2	subscription-version-tn	GraphicString	o
			1.2.2.1.3	subscription-data	SEQUENCE	m
			1.2.2.1.3.1	subscription-lrn	OCTET STRING	o
			1.2.2.1.3.2	subscription-new-current-sp	GraphicString	o
			1.2.2.1.3.3	subscription-activation-timestamp	GeneralizedTime	o
			1.2.2.1.3.4	subscription-customer-disconnect-date	GeneralizedTime	o
			1.2.2.1.3.5	subscription-class-dpc	CHOICE	m
			1.2.2.1.3.5.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.5.2	no-value-needed	NULL	o
			1.2.2.1.3.6	subscription-class-ssn	CHOICE	m
			1.2.2.1.3.6.1	ssn-value	INTEGER	o
			1.2.2.1.3.6.2	no-value-needed	NULL	o
			1.2.2.1.3.7	subscription-lidb-dpc	CHOICE	m
			1.2.2.1.3.7.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.7.2	no-value-needed	NULL	o
			1.2.2.1.3.8	subscription-lidb-ssn	CHOICE	m
			1.2.2.1.3.8.1	ssn-value	INTEGER	o
			1.2.2.1.3.8.2	no-value-needed	NULL	o
			1.2.2.1.3.9	subscription-isvm-dpc	CHOICE	m
			1.2.2.1.3.9.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.9.2	no-value-needed	NULL	o
			1.2.2.1.3.10	subscription-isvm-ssn	CHOICE	m
			1.2.2.1.3.10.1	ssn-value	INTEGER	o
			1.2.2.1.3.10.2	no-value-needed	NULL	o
			1.2.2.1.3.11	subscription-cnam-dpc	CHOICE	m
			1.2.2.1.3.11.1	dpc-value	OCTET STRING	o

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.2.2.1.3.11.2	no-value-needed	NULL	o
			1.2.2.1.3.12	subscription-cnam-ssn	CHOICE	m
			1.2.2.1.3.12.1	ssn-value	INTEGER	o
			1.2.2.1.3.12.2	no-value-needed	NULL	o
			1.2.2.1.3.13	subscription-end-user-location-value	NumberString	o
			1.2.2.1.3.14	subscription-end-user-location-type	NumberString	o
			1.2.2.1.3.15	subscription-billing-id	GraphicString	o
			1.2.2.1.3.16	subscription-lnp-type	ENUMERATED	m
			1.2.2.1.3.17	subscription-download-reason	ENUMERATED	m
			1.2.2.2	network-data
			1.2.2.2.1	service-prov-data	SET OF SEQUENCE	m
			1.2.2.2.1.1	service-prov-id	GraphicString	m
			1.2.2.2.1.2	service-prov-name	GraphicString	o
			1.2.2.2.2	service-prov-npa-nxx-data	SET OF SEQUENCE	o
			1.2.2.2.2.1	service-prov-npa-nxx-id	INTEGER	m
			1.2.2.2.2.2	service-prov-npa-nxx-value	NPA-NXX	o
			1.2.2.2.2.3	service-prov-npa-nxx-effective-timestamp	GeneralizedTime	o
			1.2.2.2.2.4	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.2.5	service-prov-npa-nxx-creation-timestamp	GeneralizedTime	o
			1.2.2.2.3	service-prov-lrn-data	SET OF SEQUENCE	o
			1.2.2.2.3.1	service-prov-lrn-id	INTEGER	m
			1.2.2.2.3.2	service-prov-lrn-value	OCTET STRING	m
			1.2.2.2.3.3	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.3.4	service-prov-lrn-creation-timestamp	GeneralizedTime	o

9.12.5.               lnpNPAC-SMS Notifications

Exhibit 48. lnpNPAC-SMS Notifications

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status	Additional Information
lnpNPAC-SMS-Operational —Information	{lnp-notification 1}	1.1	NPAC-SMS-Operational-Info		SEQUENCE	m
		1.1.1	downTime		timeRange	m
		1.1.1.1	timeRange		SEQUENCE	m
		1.1.1.1.1	startTime		GeneralizedTime	m	p. 108
		1.1.1.1.2	stopTime		GeneralizedTime	o
		1.1.2	npacContactNumber			m
		1.1.3	additionalDownTimeInformation		GraphicString	m
		1.1.4	accessControl		SEQUENCE	m

9.13.                        lnpServiceProvs Tables

9.13.1.               lnpServiceProvs Packages

Exhibit 49. lnpServiceProvs Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpServiceProvsPkg	(not registered)	Mandatory	m

9.13.2.               lnpServiceProvs Name Bindings

Exhibit 50. lnpServiceProvs Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpServiceProvs-lnpNPAC-SMS	{lnp-nameBinding 7}	lnpNPAC-SMS and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.13.3.               lnpServiceProvs Attributes

Exhibit 51. lnpServiceProvs Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
lnpServiceProvsName	{lnp-attribute 20}	m	m

9.13.4.               lnpServiceProvs Actions

No actions supported for this object.

9.13.5.               lnpServiceProvs Notifications

No notifications supported for this object.

9.14.                        lnpSubscriptions Tables

9.14.1.               lnpSubscriptions Packages

Exhibit 52. lnpSubscriptions Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
lnpSubscriptionsPkg	(not registered)	Mandatory	m
subscriptionVersionLocalSMS-CreatePkg	{lnp package 16}	Mandatory	m
lnpDownload Pkg	{lnp package 1}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionOldSP-CreatePkg	{lnp package 24}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionNewSP-CreatePkg	{lnp package 21}	“if the object is instantiated on the NPAC SMS”	o

Package Label	Object Identifier	Condition	Base Status	Addition Information
subscriptionVersionDisconnectPkg	{lnp package 15}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionModifyPkg	{lnp package 17}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionActivatePkg	{lnp package 12}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionCancelPkg	{lnp package 14}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionOldSP-CancellationPkg	{lnp package 22}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionNewSP-CancellationPkg	{lnp package 18}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionOldSP-ConflictResolutionPkg	{lnp package 23}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionNewSP-ConflictResolutionPkg	{lnp package 19}	“if the object is instantiated on the NPAC SMS”	o
subscriptionVersionNewSP-ConfilictResolutionPendingPkg	{lnp package 20}	“if the object is instantiated on the NPAC SMS”	o

9.14.2.               lnpSubscriptions Name Bindings

Exhibit 53. lnpSubscriptions Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
lnpSubscriptions-lnpNPAC-SMS	{lnp-nameBinding 8}	lnpNPAC-SMS and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects
lnpSubscriptions-lnpLocalSMS	{lnp-nameBinding 9}	lnpLocalSMS and subclasses	2.1	Create support	m
			2.2	Create with reference object	m
			2.3	Create with automatic instance naming	m
			2.4	Delete support	m
			2.5	Delete only if no contained objects	m
			2.6	Delete contained objects

9.14.3.               lnpSubscriptions Attributes

Exhibit 54. lnpSubscriptions Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
lnpSubscriptionsName	{lnp-attribute 22}	m	m

9.14.4.               lnpSubscriptions Actions

Exhibit 55. lnpSubscriptions Actions

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
lnpDownload	{lnp-action 1}	o	1.1	DownloadAction	CHOICE	m
			1.1.1	subscriber-download	SEQUENCE	o
			1.1.1.1		CHOICE	m
			1.1.1.1.1	time-range	SEQUENCE	m
			1.1.1.1.1.1	startTime	GeneralizedTime	m
			1.1.1.1.1.2	stopTime	GeneralizedTime	m
			1.1.1.1.2	tn	NumberString	m
			1.1.1.1.3	tn-range	SEQUENCE	m
			1.1.1.1.3.1	tn-start	NumberString	m
			1.1.1.1.3.2	tn-stop	NumberString	m
			1.1.1.2	lnp-type	ENUMERATED	o
			1.1.2	network-download	SEQUENCE	o
			1.1.2.1	time-range	SEQUENCE	o
			1.1.2.1.1	startTime	GeneralizedTime	m
			1.1.2.1.2	stopTime	GeneralizedTime	m
			1.1.2.2	chc1	CHOICE	m
			1.1.2.2.1	service-prov	NumberString	m
			1.1.2.2.2	all-serivce-provs		m
			1.1.2.3	chc2	CHOICE	m
			1.1.2.3.1	npa-nxx-data	CHOICE	m
			1.1.2.3.1.1	npa-nxx-range	SEQUENCE	m
			1.1.2.3.1.1.1	start-npa-nxx	SEQUENCE	m
			1.1.2.3.1.1.1.1	npa-value	NumberString	m
			1.1.2.3.1.1.1.2	nxx-value	NumberString	m
			1.1.2.3.1.1.2	stop-npa-nxx	SEQUENCE	m
			1.1.2.3.1.1.2.1	npa-value	NumberString	m
			1.1.2.3.1.1.2.2	nxx-value	NumberString	m
			1.1.2.3.1.2	all-npa-nxx		m
			1.1.2.3.2	lrn-data	CHOICE	m
			1.1.2.3.2.1	lrn-range	SEQUENCE	m
			1.1.2.3.2.1.1	start-lrn	OCTET STRING	m
			1.1.2.3.2.1.2	stop-lrn	OCTET STRING	m
			1.1.2.3.3	all-network-data	NULL	m
			1.2	DownloadReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2		CHOICE	o
			1.2.2.1	subscriber-data	SET OF SEQUENCE	m
			1.2.2.1.1	subscription-version-id	GraphicString	m
			1.2.2.1.2	subscription-version-tn	GraphicString	o
			1.2.2.1.3	subscription-data	SEQUENCE	m
			1.2.2.1.3.1	subscription-lrn	OCTET STRING	o
			1.2.2.1.3.2	subscription-new-current-sp	GraphicString	o
			1.2.2.1.3.3	subscription-activation-timestamp	GeneralizedTime	o
			1.2.2.1.3.4	subscription-customer-disconnect-date	GeneralizedTime	o
			1.2.2.1.3.5	subscription-class-dpc	CHOICE	m
			1.2.2.1.3.5.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.5.2	no-value-needed	NULL	o
			1.2.2.1.3.6	subscription-class-ssn	CHOICE	m
			1.2.2.1.3.6.1	ssn-value	INTEGER	o
			1.2.2.1.3.6.2	no-value-needed	NULL	o
			1.2.2.1.3.7	subscription-lidb-dpc	CHOICE	m
			1.2.2.1.3.7.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.7.2	no-value-needed	NULL	o
			1.2.2.1.3.8	subscription-lidb-ssn	CHOICE	m
			1.2.2.1.3.8.1	ssn-value	INTEGER	o
			1.2.2.1.3.8.2	no-value-needed	NULL	o
			1.2.2.1.3.9	subscription-isvm-dpc	CHOICE	m
			1.2.2.1.3.9.1	dpc-value	OCTET STRING	o

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.2.2.1.3.9.2	no-value-needed	NULL	o
			1.2.2.1.3.10	subscription-isvm-ssn	CHOICE	m
			1.2.2.1.3.10.1	ssn-value	INTEGER	o
			1.2.2.1.3.10.2	no-value-needed	NULL	o
			1.2.2.1.3.11	subscription-cnam-dpc	CHOICE	m
			1.2.2.1.3.11.1	dpc-value	OCTET STRING	o
			1.2.2.1.3.11.2	no-value-needed	NULL	o
			1.2.2.1.3.12	subscription-cnam-ssn	CHOICE	m
			1.2.2.1.3.12.1	ssn-value	INTEGER	o
			1.2.2.1.3.12.2	no-value-needed	NULL	o
			1.2.2.1.3.13	subscription-end-user-location-value	NumberString	o
			1.2.2.1.3.14	subscription-end-user-location-type	NumberString	o
			1.2.2.1.3.15	subscription-billing-id	GraphicString	o
			1.2.2.1.3.16	subscription-lnp-type	ENUMERATED	m
			1.2.2.1.3.17	subscription-download-reason	ENUMERATED	m
			1.2.2.2	network-data
			1.2.2.2.1	service-prov-data	SET OF SEQUENCE	m
			1.2.2.2.1.1	service-prov-id	GraphicString	m
			1.2.2.2.1.2	service-prov-name	GraphicString	o
			1.2.2.2.2	service-prov-npa-nxx-data	SET OF SEQUENCE	o
			1.2.2.2.2.1	service-prov-npa-nxx-id	INTEGER	m
			1.2.2.2.2.2	service-prov-npa-nxx-value	NPA-NXX	o
			1.2.2.2.2.3	service-prov-npa-nxx-effective-timestamp	GeneralizedTime	o
			1.2.2.2.2.4	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.2.5	service-prov-npa-nxx-creation-timestamp	GeneralizedTime	o
			1.2.2.2.3	service-prov-lrn-data	SET OF SEQUENCE	o
			1.2.2.2.3.1	service-prov-lrn-id	INTEGER	m
			1.2.2.2.3.2	service-prov-lrn-value	OCTET STRING	m
			1.2.2.2.3.3	service-prov-download-reason	ENUMERATION	m
			1.2.2.2.3.4	service-prov-lrn-creation-timestamp	GeneralizedTime	o
subscription VersionActivate	{lnp-action 3}	o	1.1	ActivateAction	CHOICE	m
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	ActivateReply	ENUMERATED	m
subscription VersionCancel	{lnp-action 4}	o	1.1	CancelAction	CHOICE	m
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	CancelReply	ENUMERATED	m
subscription Version Disconnect	{lnp-action 5}	o	1.1	DisconnectAction	SEQUENCE	m
			1.1.1	chc1	CHOICE	m
			1.1.1.1	subscription-version-action	GraphicString	o
			1.1.1.1.1	version-id	Integer	m
			1.1.1.1.2	tn	NumberString	m
			1.1.1.2	subscription-version-tn-range	SEQUENCE	o
			1.1.1.2.1	start-tn	NumberString	m
			1.1.1.2.2	stop-tn	NumberString	m
			1.1.2	customer-disconnect-date	GeneralizedTime	m
			1.1.3	effective-release-date	GeneralizedTime	m
			1.2	DisconnectReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2	version-id	SET OF Integer	o
subscription VersionLocal SMS-Create	{lnp-action 6}	o	1.1	LocalSMS-CreateAction	SEQUENCE	m
			1.1.1	actionId	Integer	m
			1.1.2	subscriptionVersionObjects	SET OF SEQUENCE	m
			1.1.2.1	tn-version-id	SET OF SEQUENCE	m

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.1.2.1.1	tn	NumberString	m
			1.1.2.1.2	version-id	Integer	m
			1.1.2.2	subscription-data	SEQUENCE	m
			1.1.2.2.1	subscription-lrn	OCTET STRING	o
			1.1.2.2.2	subscription-new-current-sp	GraphicString	o
			1.1.2.2.3	subscription-activation-timestamp	GeneralizedTime	o
			1.1.2.2.4	subscription-customer-disconnect-date	GeneralizedTime	o
			1.1.2.2.5	subscription-class-dpc	CHOICE	m
			1.1.2.2.5.1	dpc-value	OCTET STRING	o
			1.1.2.2.5.2	no-value-needed	NULL	o
			1.1.2.2.6	subscription-class-ssn	CHOICE	m
			1.1.2.2.6.1	ssn-value	INTEGER	o
			1.1.2.2.6.2	no-value-needed	NULL	o
			1.1.2.2.7	subscription-lidb-dpc	CHOICE	m
			1.1.2.2.7.1	dpc-value	OCTET STRING	o
			1.1.2.2.7.2	no-value-needed	NULL	o
			1.1.2.2.8	subscription-lidb-ssn	CHOICE	m
			1.1.2.2.8.1	ssn-value	INTEGER	o
			1.1.2.2.8.2	no-value-needed	NULL	o
			1.1.2.2.9	subscription-isvm-dpc	CHOICE	m
			1.1.2.2.9.1	dpc-value	OCTET STRING	o
			1.1.2.2.9.2	no-value-needed	NULL	o
			1.1.2.2.10	subscription-isvm-ssn	CHOICE	m
			1.1.2.2.10.1	ssn-value	INTEGER	o
			1.1.2.2.10.2	no-value-needed	NULL	o
			1.1.2.2.11	subscription-cnam-dpc	CHOICE	m
			1.1.2.2.11.1	dpc-value	OCTET STRING	o
			1.1.2.2.11.2	no-value-needed	NULL	o
			1.1.2.2.12	subscription-cnam-ssn	CHOICE	m
			1.1.2.2.12.1	ssn-value	INTEGER	o
			1.1.2.2.12.2	no-value-needed	NULL	o
			1.1.2.2.13	subscription-end-user-location-value	NumberString	o
			1.1.2.2.14	subscription-end-user-location-type	NumberString	o
			1.1.2.2.15	subscription-billing-id	GraphicString	o
			1.1.2.2.16	subscription-lnp-type	ENUMERATED	m
			1.1.2.2.17	subscription-download-reason	ENUMERATED	m
			1.1.3	accessControl	SEQUENCE	m
			1.1.3.1	systemId	SEQUENCE
			1.1.3.1.1	serviceProvId	GraphicString	m
			1.1.3.1.2	npac-sms	GraphicString	m
			1.1.3.2	systemType	ENUMERATED	m
			1.1.3.3	userId	GraphicString	o
			1.1.3.4	listId	Integer	m
			1.1.3.5	keyId	Integer	m
			1.1.3.6	cmipDepartureTime	GeneralizedTime	m
			1.1.3.7	sequenceNumber	Integer	m
			1.1.3.8	function	SEQUENCE	m
			1.1.3.8.1	soaUnits	SEQUENCE	m
			1.1.3.8.1.1	soaMgmt	NULL	o
			1.1.3.8.1.2	networkDataMgmt	NULL	o
			1.1.3.8.2	lsmsUnits	SEQUENCE	m
			1.1.3.8.2.1	dataDownload	NULL	o
			1.1.3.8.2.2	networkDataMgmt	NULL	o
			1.1.3.8.2.3	query	NULL	o
			1.1.3.9	recoveryMode	BOOLEAN	m
			1.1.3.10	signature	BIT STRING	m
			1.2	LocalSMS-CreateReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
subscription VersionModify	{lnp-action 7}	o	1.1	ModifyAction	SEQUENCE	m
			1.1.1	chc1	CHOICE	m
			1.1.1.1	subscription-version-action	GraphicString	o

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.1.1.1.1	version-id	Integer	m
			1.1.1.1.2	tn	NumberString	m
			1.1.1.2	subscription-verion-tn-range	SEQUENCE	o
			1.1.1.2.1	start-tn	NumberString	m
			1.1.1.2.2	stop-tn	NumberString	m
			1.1.2	version-status	ENUMERATED	o
			1.1.3	data-to-modify	SEQUENCE	m
			1.1.3.1	subscription-lrn	OCTET STRING	o
			1.1.3.2	subscription-new-sp-due-date	GeneralizedTime	o
			1.1.3.3	subscription-old-sp-due-date	GeneralizedTime	o
			1.1.3.4	subscription-old-sp-authorization	BOOLEAN	o
			1.1.3.5	subscription-class-dpc	CHOICE	m
			1.1.3.5.1	dpc-value	OCTET STRING	o
			1.1.3.5.2	no-value-needed	NULL	o
			1.1.3.6	subscription-class-ssn	CHOICE	m
			1.1.3.6.1	ssn-value	INTEGER	o
			1.1.3.6.2	no-value-needed	NULL	o
			1.1.3.7	subscription-lidb-dpc	CHOICE	m
			1.1.3.7.1	dpc-value	OCTET STRING	o
			1.1.3.7.2	no-value-needed	NULL	o
			1.1.3.8	subscription-lidb-ssn	CHOICE	m
			1.1.3.8.1	ssn-value	INTEGER	o
			1.1.3.8.2	no-value-needed	NULL	o
			1.1.3.9	subscription-isvm-dpc	CHOICE	m
			1.1.3.9.1	dpc-value	OCTET STRING	o
			1.1.3.9.2	no-value-needed	NULL	o
			1.1.3.10	subscription-isvm-ssn	CHOICE	m
			1.1.3.10.1	ssn-value	INTEGER	o
			1.1.3.10.2	no-value-needed	NULL	o
			1.1.3.11	subscription-cnam-dpc	CHOICE	m
			1.1.3.11.1	dpc-value	OCTET STRING	o
			1.1.3.11.2	no-value-needed	NULL	o
			1.1.3.12	subscription-cnam-ssn	CHOICE	m
			1.1.3.12.1	ssn-value	INTEGER	o
			1.1.3.12.2	no-value-needed	NULL	o
			1.1.3.13	subscription-end-user-location-value	NumberString	o
			1.1.3.14	subscription-end-user-location-type	NumberString	o
			1.1.3.15	subscription-billing-id	GraphicString	o
			1.2	ModifyReply	SEQUENCE	m
			1.2.1	status	ENUMERATED
			1.2.2	chc1	CHOICE	m
			1.2.2.1	subscription-version-action	GraphicString	o
			1.2.2.1.1	version-id	Integer	m
			1.2.2.1.2	tn	NumberString	m
			1.2.2.2	subscription-version-tn-range	SEQUENCE	o
			1.2.2.2.1	start-tn	NumberString	m
			1.2.2.2.2	stop-tn	NumberString	o
			1.2.3	version-status	ENUMERATED	o
			1.2.4	data-to-modify	SEQUENCE	m
			1.2.4.1	subscription-lrn	OCTET STRING	o
			1.2.4.2	subscription-new-sp-due-date	GeneralizedTime	o
			1.2.4.3	subscription-old-sp-due-date	GeneralizedTime	o
			1.2.4.4	subscription-old-sp-authorization	BOOLEAN	o
			1.2.4.5	subscription-class-dpc	CHOICE	m
			1.2.4.5.1	dpc-value	OCTET STRING	o
			1.2.4.5.2	no-value-needed	NULL	o
			1.2.4.6	subscription-class-ssn	CHOICE	m
			1.2.4.6.1	ssn-value	INTEGER	o
			1.2.4.6.2	no-value-needed	NULL	o
			1.2.4.7	subscription-lidb-dpc	CHOICE	m
			1.2.4.7.1	dpc-value	OCTET STRING	o
			1.2.4.7.2	no-value-needed	NULL	o

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.2.4.8	subscription-lidb-ssn	CHOICE	m
			1.2.4.8.1	ssn-value	INTEGER	o
			1.2.4.8.2	no-value-needed	NULL	o
			1.2.4.9	subscription-isvm-dpc	CHOICE	m
			1.2.4.9.1	dpc-value	OCTET STRING	o
			1.2.4.9.2	no-value-needed	NULL	o
			1.2.4.10	subscription-isvm-ssn	CHOICE	m
			1.2.4.10.1	ssn-value	INTEGER	o
			1.2.4.10.2	no-value-needed	NULL	o
			1.2.4.11	subscription-cnam-dpc	CHOICE	m
			1.2.4.11.1	dpc-value	OCTET STRING	o
			1.2.4.11.2	no-value-needed	NULL	o
			1.2.4.12	subscription-cnam-ssn	CHOICE	m
			1.2.4.12.1	ssn-value	INTEGER	o
			1.2.4.12.2	no-value-needed	NULL	o
			1.2.4.13	subscription-end-user-location-value	NumberString	o
			1.2.4.14	subscription-end-user-location-type	NumberString	o
			1.2.4.15	subscription-billing-id	GraphicString	o
subscription VersionNewSP-Cancellation Acknowledge	{lnp-action 8}	o	1.1	CancellationAcknowledgeAction	CHOICE	m
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	CancellationAcknowledgeReply	ENUMERATED	m
subscription VersionNewSP-Conflict Resolution Acknowledge	{lnp-action 9}	o	1.1	ConflictResolutionAcknowledgeAction	CHOICE	m
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	ConflictResolutionAcknowledge-Reply	ENUMERATED	m
subscription VersionNewSP-Conflict Resolution Pending	{lnp-action 10}	o	1.1	ConflictResolutionPendingAction	CHOICE	m
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	ConflictResolutionPendingReply	ENUMERATED	m
subscription VersionNewSP-Create	{lnp-action 11}	o	1.1	NewSP-CreateAction	SEQUENCE	m
			1.1.1	chc1	CHOICE	m
			1.1.1.1	subscription-version-tn	GraphicString	o
			1.1.1.2	subscription-version-tn-range	SEQUENCE	o
			1.1.1.2.1	start-tn	NumberString	m
			1.1.1.2.2	stop-tn	NumberString	m
			1.1.2	subscription-lrn	OCTET STRING	o
			1.1.3	subscription-new-current-sp	GraphicString	o
			1.1.4	subscription-new-old-sp	GraphicString	o
			1.1.5	subscription-new-sp-due-date	GeneralizedTime	o
			1.1.6	subscription-class-dpc	CHOICE	m
			1.1.6.1	dpc-value	OCTET STRING	o
			1.1.6.2	no-value-needed	NULL	o
			1.1.7	subscription-class-ssn	CHOICE	m
			1.1.7.1	ssn-value	INTEGER	o
			1.1.7.2	no-value-needed	NULL	o
			1.1.8	subscription-lidb-dpc	CHOICE	m
			1.1.8.1	dpc-value	OCTET STRING	o
			1.1.8.2	no-value-needed	NULL	o
			1.1.9	subscription-lidb-ssn	CHOICE	m

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.1.9.1	ssn-value	INTEGER	o
			1.1.9.2	no-value-needed	NULL	o
			1.1.10	subscription-isvm-dpc	CHOICE	m
			1.1.10.1	dpc-value	OCTET STRING	o
			1.1.10.2	no-value-needed	NULL	o
			1.1.11	subscription-isvm-ssn	CHOICE	m
			1.1.11.1	ssn-value	INTEGER	o
			1.1.11.2	no-value-needed	NULL	o
			1.1.12	subscription-cnam-dpc	CHOICE	m
			1.1.12.1	dpc-value	OCTET STRING	o
			1.1.12.2	no-value-needed	NULL	o
			1.1.13	subscription-cnam-ssn	CHOICE	m
			1.1.13.1	ssn-value	INTEGER	o
			1.1.13.2	no-value-needed	NULL	o
			1.1.14	subscription-end-user-location-value	NumberString	o
			1.1.15	subscription-end-user-location-type	NumberString	o
			1.1.16	subscription-billing-id	GraphicString	o
			1.1.17	subscription-lnp-type	ENUMERATED	m
			1.1.18	subscription-porting-to-original-sp-switch	BOOLEAN	m
			1.2	NewSP-CreateReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2	chc1	CHOICE	m
			1.2.2.1	subscription-version-tn	GraphicString	o
			1.2.2.2	subscription-version-tn-range	SEQUENCE	o
			1.2.2.2.1	start-tn	NumberString	m
			1.2.2.2.2	stop-tn	NumberString	m
			1.2.3	subscription-lrn	OCTET STRING	o
			1.2.4	subscription-new-current-sp	GraphicString	o
			1.2.5	subscription-new-old-sp	GraphicString	o
			1.2.6	subscription-new-sp-due-date	GeneralizedTime	o
			1.2.7	subscription-class-dpc	CHOICE	m
			1.2.7.1	dpc-value	OCTET STRING	o
			1.2.7.2	no-value-needed	NULL	o
			1.2.8	subscription-class-ssn	CHOICE	m
			1.2.8.1	ssn-value	INTEGER	o
			1.2.8.2	no-value-needed	NULL	o
			1.2.9	subscription-lidb-dpc	CHOICE	m
			1.2.9.1	dpc-value	OCTET STRING	o
			1.2.9.2	no-value-needed	NULL	o
			1.2.10	subscription-lidb-ssn	CHOICE	m
			1.2.10.1	ssn-value	INTEGER	o
			1.2.10.2	no-value-needed	NULL	o
			1.2.11	subscription-isvm-dpc	CHOICE	m
			1.2.11.1	dpc-value	OCTET STRING	o
			1.2.11.2	no-value-needed	NULL	o
			1.2.12	subscription-isvm-ssn	CHOICE	m
			1.2.12.1	ssn-value	INTEGER	o
			1.2.12.2	no-value-needed	NULL	o
			1.2.13	subscription-cnam-dpc	CHOICE	m
			1.2.13.1	dpc-value	OCTET STRING	o
			1.2.13.2	no-value-needed	NULL	o
			1.2.14	subscription-cnam-ssn	CHOICE	m
			1.2.14.1	ssn-value	INTEGER	o
			1.2.14.2	no-value-needed	NULL	o
			1.2.15	subscription-end-user-location-value	NumberString	o
			1.2.16	subscription-end-user-location-type	NumberString	o
			1.2.17	subscription-billing-id	GraphicString	o
			1.2.18	subscription-lnp-type	ENUMERATED	m
			1.2.19	subscription-porting-to-original-sp-switch	BOOLEAN	m
subscription VersionOldSP-Cancellation Acknowledge	{lnp-action 12}	o	1.1	CancellationAcknowledgeAction	CHOICE	m

Action Label	Object Identifier	Status	Subindex	Action Field	Constraints and Values	Base Status	Additional Information
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	CancellationAcknowledgeReply	ENUMERATED	m
subscription VersionOldSP-Conflict Resolution Acknowledge	{lnp-action 13}	o	1.1	ConflictResolutionAcknowledge-Action	CHOICE	m
			1.1.1	version-id	Integer	m
			1.1.2	tn	NumberString	m
			1.2	ConflictResolutionAcknowledge-Reply	ENUMERATED	m
subscription VersionOldSP-Create	{lnp-action 14}	o	1.1	OldSP-CreateAction	SEQUENCE	m
			1.1.1	chc1	CHOICE	m
			1.1.1.1	subscription-version-tn	NumberString	m
			1.1.1.2	subscription-version-tn-range	SEQUENCE	m
			1.1.1.2.1	tn-start	NumberString	m
			1.1.1.2.2	tn-stop	NumberString	m
			1.1.2	subscription-new-current-sp	NumberString	m
			1.1.3	subscription-old-sp	NumberString	m
			1.1.4	subscription-old-sp-due-date	GeneralizedTime	m
			1.1.5	subscription-old-sp-authorization	BOOLEAN
			1.2	OldSP-CreationReply	SEQUENCE	m
			1.2.1	status	ENUMERATED	m
			1.2.2	invalid-data	SEQUENCE	m
			1.2.2.1	chc1	CHOICE	m
			1.2.2.1.1	subscription-version-tn	NumberString	m
			1.2.2.1.2	subscription-version-tn-range	SEQUENCE	m
			1.2.2.1.2.1	tn-start	NumberString	m
			1.2.2.1.2.2	tn-stop	NumberString	m
			1.2.2.2	subscription-new-current-sp	NumberString	m
			1.2.2.3	subscription-old-sp	NumberString	m
			1.2.2.4	subscription-old-sp-due-date	GeneralizedTime	m
			1.2.2.5	subscription-old-sp-authorization	BOOLEAN	m

9.14.5.               lnpSubscriptions Notifications

Exhibit 56. lnpSubscriptions Notifications

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
subscriptionVersionLocalSMS-ActionResults		1.1	LocalSMS-ActionResults		SEQUENCE	m
		1.1.1	actionId	{lnp-attribute 2}	Integer	m
		1.1.2	status	{lnp-attribute 3}	ENUMERATION	m
		1.1.3	failed-tn-list	{lnp-attribute 15}	SET OF SEQUENCE	o
		1.1.3.1	subscriptionVersionId		Integer	m
		1.1.3.2	tn		NumberString	m
		1.1.3.3	errorId		Integer	m
		1.1.4	time-of-completion	{lnp-attribute 25}	Integer	m
		1.1.5	accessControl	{lnp-attribute 1}	SEQUENCE	m
		1.1.5.1	systemId		SEQUENCE	m
		1.1.5.1.1	serviceProvId		GraphicString	m
		1.1.5.1.2	npac-sms		GraphicString	m
		1.1.5.2	systemType		ENUMERATED	m

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
		1.1.5.3	userId		GraphicString	o
		1.1.5.4	listId		Integer	m
		1.1.5.5	keyId		Integer	m
		1.1.5.6	cmipDepartureTime		GeneralizedTime	m
		1.1.5.7	sequenceNumber		Integer	m
		1.1.5.8	function		SEQUENCE	m
		1.1.5.8.1	soaUnits		SEQUENCE	m
		1.1.5.8.1.1	soaMgmt		NULL	o
		1.1.5.8.1.2	networkDataMgmt		NULL	o
		1.1.5.8.2	lsmsUnits		SEQUENCE	m
		1.1.5.8.2.1	dataDownload		NULL	o
		1.1.5.8.2.2	networkDataMgmt		NULL	o
		1.1.5.8.2.3	query		NULL	o
		1.1.5.9	recoveryMode		BOOLEAN	m
		1.1.5.10	signature		BIT STRING	m

9.15.                        serviceProv Tables

9.15.1.               serviceProv Packages

Exhibit 57. serviceProv Packages

Package Label	Object Identifier	Condition	Base Status	Additional— Information
serviceProvPkg	(not registered)	Mandatory	m
serviceProvNetworkPkg	(not registered)	Mandatory	m
serviceProvBillingAddressPkg	{lnp-package 3}	“if the service provider has billing address and contact information”	o
serviceProvSOA-AddressPkg	{lnp-package 9}	“if the service provider has SOA address and contact information”	o
serviceProvLSMS-AddressPkg	{lnp-package 5}	“if the service provider has LSMS address and contact information”	o
serviceProvWebAddressPkg	{lnp-package 11}	“if the service provider has Web address and contact information”	o
serviceProvNetAddressPkg	{lnp-package 6}	“if the service provider has network and communication facilities address and contact information”	o
serviceProvConflictAddressPkg	{lnp-package 4}	“if the service provider has conflict resolution interface address and contact information”	o
serviceProvOperationsAddressPkg	{lnp-package 7}	“if the service provider has operations address and contact information”	o
serviceProvUserAdminAddressPkg	{lnp-package 10}	“if the service provider has user administration and interface address and contact information”	o
serviceProvRepairCenterInfoPkg	{lnp-package 8}	“if the service provider has repair contact information”	o

9.15.2.               serviceProv Name Bindings

Exhibit 58. serviceProv Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
serviceProv-lnpServiceProvs	{lnp-nameBinding 10}	lnpServiceProvs and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.15.3.               serviceProv Attributes

Exhibit 59. serviceProv Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
serviceProv Address	{lnp-attribute 26}	o	m	m
serviceProvSysLinkInfo	{lnp-attribute 44}	o	m	m
serviceProvTunables	{lnp-attribute 45}		m	m
npacCustomerAllowableFunctions	{lnp-attribute 24}		m	m

9.15.4.               serviceProv Actions

No actions supported for this object.

9.15.5.               serviceProv Notifications

No notifications supported for this object.

9.16.                        serviceProvLRN Tables

9.16.1.               serviceProvLRN Packages

Exhibit 60. serviceProvLRN Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
serviceProvLRNPkg	(not registered)	Mandatory	m

9.16.2.               serviceProvLRN Name Bindings

Exhibit 61. serviceProvLRN Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
serviceProvLRN-serviceProvNetwork	{lnp-nameBinding 11}		1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.16.3.               serviceProvLRN Attributes

Exhibit 62. serviceProvLRN Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
serviceProv LRN-ID	{lnp-attribute 32}	m	m
serviceProv LRN-Value	{lnp-attribute 33}	o	m
serviceProv Download Reason	{lnp-attribute 29}	o	m
serviceProv LRNCreation TimeStamp	{lnp-attribute 31}		m

9.16.4.               serviceProvLRN Actions

No actions supported for this object.

9.16.5.               serviceProvLRN Notifications

No notifications supported for this object.

9.17.                        serviceProvNetwork Tables

9.17.1.               serviceProvNetwork Packages

Exhibit 63. serviceProvNetwork Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
serviceProvNetworkPkg	(not registered)	Mandatory	m

9.17.2.               serviceProvNetwork Name Bindings

Exhibit 64. serviceProvNetwork Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
serviceProvNetwork-lnpNetwork	{lnp-nameBinding 12}	lnpNetwork and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.17.3.               serviceProvNetwork Attributes

Exhibit 65. serviceProvNetwork Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
serviceProvID	{lnp-attribute 30}		m
serviceProvName	{lnp-attribute 35}		m	m

9.17.4.               serviceProvNetwork Actions

No actions supported for this object.

9.17.5.               serviceProvNetwork Notifications

No notifications supported for this object.

9.18.                        serviceProvNPA-NXX Tables

9.18.1.               serviceProvNPA-NXX Packages

Exhibit 66. serviceProvNPA-NXX Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
serviceProvNPA-NXX-Pkg	(not registered)	Mandatory	m

9.18.2.               serviceProvNPA-NXX Name Bindings

Exhibit 67. serviceProvNPA-NXX Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
serviceProvNPA-NXX-serviceProvNetwork	{lnp-nameBinding 13}		1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
			1.6	Delete contained objects

9.18.3.               serviceProvNPA-NXX Attributes

Exhibit 68. serviceProvNPA-NXX Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
serviceProv NPA-NXX-ID	{lnp-attribute 39}	m	m
serviceProv NPA-NXX-Value	{lnp-attribute 40}	o	m
serviceProvDownloadReason	{lnp-attribute 29}	o	m
serviceProvNPA-NXX-EffectiveTimeStamp	{lnp-attribute 38}	o	m
serviceProvNPA-NXX-CreationTimeStamp	{lnp-attribute 37}

9.18.4.               serviceProvNPA-NXX Actions

No actions supported for this object.

9.18.5.               serviceProvNPA-NXX Notifications

No notifications provided for this object.

9.19.                        subscriptionAudit Tables

9.19.1.               subscriptionAudit Packages

Exhibit 69. subscriptionAudit Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
subscriptionAuditPkg	(not registered)	Mandatory	m
“Rec. M.3100 : 1992” :attributeValueChangeNotificationPackage	{0 0 12 3100 0 4 4}	Mandatory	m
“Rec. M.3100 : 1992” :createDeleteNotificationPackage	{0 0 12 3100 0 4 10}	Mandatory	m

9.19.2.               subscriptionAudit Name Bindings

Exhibit 70. subscriptionAudit Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
subscriptionAudit-lnpAudits	{lnp-nameBindings 14}	lnpAudits and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.19.3.               subscriptionAudit Attributes

Exhibit 71. subscriptionAudit Attributes

Base Status
Attribute Label	Object Identifier	set-by-create	get	replace	add	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
subscriptionAuditId	{lnp-attribute 50}	m	m
subscriptionAuditName	{lnp-attribute 51}	o	m
subscriptionAuditStatus	{lnp-attribute 56}	o	m
subscriptionAuditAttribute List	{lnp-attribute 49}	o	m
subscriptionAuditTN-Range	{lnp-attribute 59}	o	m
subscriptionAuditTN-ActivationRange	{lnp-attribute 57}	o	m
subscriptionAuditServiceProvIdRange	{lnp-attribute 55}	o	m
serviceProvId	{lnp-attribute 6}	o	m
subscription AuditTN-NotificationNumber	{lnp-attribute 58}		m
subscriptionAuditNumberof TNs	{lnp-attribute 52}		m
subscriptionAuditNumberof TNsComplete	{lnp-attribute 53}		m
subscriptionAuditRequestingSP	{lnp-attribute 54}		m

9.19.4.               subscriptionAudit Actions

No actions supported for this object.

9.19.5.               subscriptionAudit Notifications

Exhibit 72. subscriptionAudit Notifications

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
subscriptionAuditResults	{lnp-notification 3}	1.1	AuditResults		SEQUENCE	m
		1.1.1	status	{lnp-attribute 13}	ENUMERATED	m
		1.1.2	audit-response-level	{lnp-attribute 9}	ENUMERATED	m
		1.1.3	failed-service-provider-list	{lnp-attribute 11}	GENERALIZED TIME	m
		1.1.3.1	service-prov-id	{lnp-attribute 6}	GRAPHICSTRING(4)	m
		1.1.3.2	service-prov-name	{lnp-attribute 35}	GRAPHICSTRING(40)	m
		1.1.4	number-of-discrepancies	{lnp-attribute 12}	INTEGER	m
		1.1.5	time-of-completion	{lnp-attribute 10}	GENERALIZEDTIME	m
		1.1.6	access-control	{lnp-attribute 1}	SEQUENCE	m
subscriptionAudit-DiscrepancyRpt	{lnp-notification 2}	2.1	AuditDiscrepancyRpt		SEQUENCE	m
		2.1.1	TN	{lnp-attribute 7}	NUMBERSTRING (10)	m
		2.1.2	Version-ID	{lnp-attribute 8}	INTEGER	m
		2.1.3	lsms-serviceProv-ID	{lnp-attribute 6}	NUMBERSTRING (8)	m
		2.1.4	failure-Reason	{lnp-attribute 5}	CHOICE	m
		2.1.4.1	TN-Version-Missing		NULL
		2.1.4.2	mismatchData		SEQUENCE
		2.1.4.2.1	SEQ0		SEQUENCE	c:0.1
		2.1.4.2.1.1	lsms-subscriptionLRN		OCTETSTRING (5)	c:0.1
		2.1.4.2.1.2	npac-subscriptionLRN		OCTETSTRING (5)	c:0.1
		2.1.4.2.2	SEQ1		SEQUENCE	c:0.2
		2.1.4.2.2.1	lsms-subscriptionNewCurrentSP		NUMBERSTRING (10)	c:0.2
		2.1.4.2.2.2	npac-subscriptionNewCurrentSP		NUMBERSTRING (10)	c:0.2
		2.1.4.2.3	SEQ2		SEQUENCE	c:0.3
		2.1.4.2.3.1	lsms-subscriptionNewCurrentSP-ActivationTimeStamp		GeneralizedTime	c:0.3
		2.1.4.2.3.2	npac-subscriptionNewCurrentSP-ActivationTimeStamp		GeneralizedTime	c:0.3
		2.1.4.2.3.3	lsms-subscriptionCustomerDisconnect-Date		GeneralizedTime
		2.1.4.2.3.4	npac- subscriptionCustomerDisconnect-Date		GeneralizedTime
		2.1.4.2.4	SEQ3		SEQUENCE	c:0.4
		2.1.4.2.4.1	lsms-subscriptionCLASS-DPC		DPC	c:0.4
		2.1.4.2.4.2	npac- subscriptionCLASS-DPC		DPC	c:0.4
		2.1.4.2.5	SEQ4		SEQUENCE	c:0.5
		2.1.4.2.5.1	lsms-subscriptionCLASS-SSN		SSN	c:0.5
		2.1.4.2.5.2	npac- subscriptionCLASS-SSN		SSN	c:0.5
		2.1.4.2.6	SEQ5		SEQUENCE	c:0.6
		2.1.4.2.6.1	lsms-subscriptionLIDB-DPC		DPC	c:0.6
		2.1.4.2.6.2	npac- subscriptionLIBD-DPC		DPC	c:0.6
		2.1.4.2.7	SEQ6		SEQUENCE	c:0.7
		2.1.4.2.7.1	lsms-subscriptionLIDB-SSN		SSN	c:0.7
		2.1.4.2.7.2	npac-subscriptionLIDB-SSN		SSN	c:0.7
		2.1.4.2.8	SEQ7		SEQUENCE	c:0.8
		2.1.4.2.8.1	lsms-subscriptionISVM-DPC		DPC	c:0.8
		2.1.4.2.8.2	npac-subscriptionISVM-DPC		DPC	c:0.8
		2.1.4.2.9	SEQ8		SEQUENCE	c:0.9
		2.1.4.2.9.1	lsms-subscriptionISVM-SSN-SSN		SSN	c:0.9
		2.1.4.2.9.2	npac-subscriptionISVM-SPC		DPC	c:0.9
		2.1.4.2.10.	SEQ9		SEQUENCE	c:0.10
		2.1.4.2.10.1	lsms-subscriptionCNAM-DPC		DPC	c:0.10
		2.1.4.2.10.2	npac-subscriptionCNAM-DPC		DPC	c:0.10
		2.1.4.2.11	SEQ10		SEQUENCE	c:0.11
		2.1.4.2.11.1	lsms-subscriptionCNAM-SSN		SSN	c:0.11
		2.1.4.2.11.2	npac-subscriptionCNAM-SSN		SSN	c:0.11
		2.1.4.2.12	SEQ11		SEQUENCE	c:0.12
		2.1.4.2.12.1	lsms-subscriptionEndUserLocationValue		EndUserLocationValue	c:0.12

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
		2.1.4.2.12.2	npac-subscriptionEndUserLocationValue		EndUserLocationValue	c:0.12
		2.1.4.2.13	SEQ12		SEQUENCE	c:0.13
		2.1.4.2.13.1	lsms-subscriptionEndUserLocationType		EndUserLocation Type	c:0.13
		2.1.4.2.13.2	npac-subscriptionEndUserLocationType		EndUserLocation Type	c:0.13
		2.1.4.2.14	SEQ13		SEQUENCE	c:0.14
		2.1.4.2.14.1	lsms-subscriptionBillingId		BillingId	c:0.14
		2.1.4.2.14.2	npac-subscriptionBillingId		BillingId	c:0.14
		2.1.4.2.15.1	lsms-subscriptionLNPType		LNPType	c:0.30
		2.1.4.2.15.2	npac-subscriptionLNPType		LNPType	c:0.30
		2.1.5	access-control	{lnp-attribute 1}
Rec. X. 721 | ISO/IEC 10165-2 : 1992 attributeValueChange	{2 93 2 10 1}	3.1	AttributeValueChangeInfo		information Syntex SEQUENCE	m
		3.1.1	sourceIndicator	{2 9 3 2 7 26}	ENUMERATED	o
		3.1.2	attributeIdentifier List	{2 9 3 2 7 8}	SET OF AttributeId	o
		3.1.3	attributeValue ChangeDefinition	{2 9 3 2 7 10}	SET OF SEQUENCE	m
		3.13.1	attributeID	—	Attributed	m
		3.1.3.2	oldAttributeID	—	ANY DEFINED BY attributeID	o
		3.1.3.3	newAttributeID	—	ANY DEFINED BY attributeID	m
		3.1.4	notificationIdentifier	{2 9 3 2 7 19}	INTEGER	o
		3.1.5	correlatedNotifications	{2 9 3 2 7 12}	SET OF SEQUENCE	o
		3.1.5.1	correlatedNotifications	{2 9 3 2 7 12}	SET OF INTEGER	c:m
		3.1.5.2	sourceObjectInst	—	objectInstance	c:o
		3.1.6	additionalText	{2 9 3 2 7 7}	graphicString	o
		3.1.7	additionalInformation	{2 9 3 2 7 6}	SET OF SEQUENCE	o
		3.1.7.1	identifier	—	OBJECT IDENTIFIER	c:m
		3.1.7.2	significance	—	BOOLEAN	c:o
		3.1.7.3	information	—	ANY DEFINED BY identifier	c:m
Rec. X. 721 | ISO/IEC 10165-2 : 1992 objectCreation	{2 93 2 10 6}	4.1	Objectinfo		information Syntex SEQUENCE	m
		4.1.1	sourceIndicator	{2 9 3 2 7 26}	ENUMERATED	o
		4.1.2	attributeList	{2 9 3 2 7 9}	SET OF AttributeId	o
		4.1.3	notificationIdentifier	{2 9 3 2 7 16}	INTEGER	o
		4.1.4	correlatedNotifications	{2 9 3 2 7 12}	SET OF SEQUENCE	o
		4.1.4.1	correlatedNotifications	{2 9 3 2 7 12}	SET OF INTEGER	c:m
		4.1.4.2	sourceObjectInst	—	objectInstance	c:o
		4.1.5	additionalText	{2 9 3 2 7 7}	graphicString	o
		4.1.6	additionalInformation	{2 9 3 2 7 6}	SET OF SEQUENCE	o
		4.1.6.1	identifier	—	OBJECT IDENTIFIER	c:m
		4.1.6.2	significance	—	BOOLEAN	c:o
		4.1.6.3	information	—	ANY DEFINED BY identifier	c:m
Rec. X. 721 | ISO/IEC 10165-2 : 1992 objectDeletion	{2 93 2 10 6}	5.1	Objectinfo		information Syntex SEQUENCE	m
		5.1.1	sourceIndicator	{2 9 3 2 7 26}	ENUMERATED	o
		5.1.2	attributeList	{2 9 3 2 7 9}	SET OF Attribute	o
		5.1.3	notificationIdentifier	{2 9 3 2 7 16}	INTEGER	o
		5.1.4	correlatedNotifications	{2 9 3 2 7 12}	SET OF SEQUENCE	o
		5.1.4.1	correlatedNotifications	{2 9 3 2 7 12}	SET OF INTEGER	c:m
		5.1.4.2	sourceObjectInst	—	objectInstance	c:o
		5.1.5	additionalText	{2 9 3 2 7 7}	graphicString	o
		5.1.6	additionalInformation	{2 9 3 2 7 6}	SET OF SEQUENCE	o
		5.1.6.1	identifier	—	OBJECT IDENTIFIER	c:m
		5.1.6.2	significance	—	BOOLEAN	c:o
		5.1.6.3	information	—	ANY DEFINED BY identifier	c:m

9.20.                        subscriptionVersion Tables

9.20.1.               subscriptionVersion Packages

Exhibit 73. subscriptionVersion Packages

Package Label	Object Identifier	Condition	Base Status	Addition Information
subscriptionVersionPkg	(not registered)	Mandatory	m

9.20.2.               subscriptionVersion Name Bindings

Exhibit 74. subscriptionVersion Name Bindings

Name Bindings Label	Object Identifier	Superior Class	Subindex	Operation	Base Status	Additional Information
subscriptionVersion-lnpSubscriptions	{lnp-nameBinding 15}	lnpSubscriptions and subclasses	1.1	Create support	m
			1.2	Create with reference object	m
			1.3	Create with automatic instance naming	m
			1.4	Delete support	m
			1.5	Delete only if no contained objects	m
			1.6	Delete contained objects

9.20.3.               subscriptionVersion Attributes

Exhibit 75. subscriptionVersion Attributes

Base Status
Attribute Label	Object Identifier	set -by -create	get	replace	add	remove	set default	remove	set default	Additional Information
objectClass	{9 3 2 7 65}
nameBinding	{9 3 2 7 63}
packages	{9 3 2 7 66}
allomorphs	{9 3 2 7 50}
subscriptionVersionId	{lnp-attribute 99}	m	m
subscriptionTN	{lnp-attribute 97}	o	m	m
subscriptionNewCurrentSP	{lnp-attribute 83}	o	m	m
subscriptionActivationTimeStamp	{lnp-attribute 48}	o	m	m
subscriptionCLASS-DPC	{lnp-attribute 63}	o	m	m
subscriptionCLASS-SSN	{lnp-attribute 64}	o	m	m
subscriptionLIDB-DCP	{lnp-attribute 78}	o	m	m
subscriptionLIDB-SSN	{lnp-attribute 79}	o	m	m
subscriptionCNAM-DPC	{lnp-attribute 65}	o	m	m
subscriptionCNAM-SSN	{lnp-attribute 66}	o	m	m
subscriptionISVM-DPC	{lnp-attribute 76}	o	m	m
subscriptionISVM-SSN	{lnp-attribute 77}	o	m	m
subscriptionEndUserLocationValue	{lnp-attribute 73}	o	m	m
subscriptionEndUserLocationType	{lnp-attribute 74}	o	m	m
subscriptionBillingId	{lnp-attribute 60}	o	m	m

Base Status
Attribute Label	Object Identifier	set -by -create	get	replace	add	remove	set default	remove	set default	Additional Information
subscriptionLNPType	{lnp-attribute 80}	o	m	m
subscriptionLRN	{lnp-attribute 81}	o	m	m
subscriptionDownLoadReason	{lnp-attribute 71}	o	m	m
subscriptionCustomerDisconnectDate	{lnp-attribute 69}	o	m	m

9.20.4.               subscriptionVersion Actions

No actions are supported for this object.

9.20.5.               subscriptionVersion Notifications

No notifications are supported for this object.

9.21.                        subscriptionVersionNPAC Tables

9.21.1.               subscriptionVersionNPAC Packages

Exhibit 76. subscriptionVersionNPAC Packages

Package Label	Object Identifier	Condition	Base Status	Additional Information
subscriptionVersionNPAC-Pkg	(not registered)	Mandatory	m
“Rec. M. 3100 : 1992”:attributeValueChangeNotification Package	{0 0 13 3100 0 4 4}	Mandatory	m
“Rec. M. 3100 : 1992”:createDeleteNotificationPackage	{0 0 13 3100 0 4 10}	Mandatory	m

9.21.2.               subscriptionVersionNPAC Name Bindings

No name binding are supported for this object

9.21.3.               subscriptionVersionNPAC Attributes

Exhibit 77. subscriptionVersionNPAC Attributes

Base Status
Attribute Label	Object Identifier	se t -by -create	ge t	re place	add	remove	setde fault	Additional Information
subscriptionVersion Status	{lnp-attribute 100}	m	m
subscriptionOldSP	{lnp-attribute 88}	m	m
subscriptionNewSP-DueDate	{lnp-attribute 87}	m	m
subscriptionOldSP-DueDate	{lnp-attribute 93}	m	m
subscriptionOldSP-Authorization	{lnp-attribute 89}	m	m
subscription OldSP-AuthorizationTimeStamp	{lnp-attribute 90}	m	m
subscriptionBroadcastTimeStamp	{lnp-attribute 61}	m	m
subscriptionConflictTimeStamp	{lnp-attribute 67}	m	m
subscriptionCancellationTimeStamp	{lnp-attribute 62}	m	m
subscriptionOldTimeStamp	{lnp-attribute 94}	m	m
subscriptionModifiedTimeStamp	{lnp-attribute 82}	m	m
subscriptionCreationTimeStamp	{lnp-attribute 68}	m	m
subscriptionOldSP-CancellationTimeStamp	{lnp-attribute 91}	m	m
subscriptionNewSP-CancellationTimeStamp	{lnp-attribute 84}	m	m
subscriptionOldSP-ConflictResolutionTimeStamp	{lnp-attribute 92}	m	m
subscriptionNewSP-ConflictResolutionTimeStamp	{lnp-attribute 85}	m	m
subscriptionPortingToOriginal-SPSwitch	{lnp-attribute 95}	m	m
subscriptionEffectiveReleaseDate	{lnp-attribute 72}	m	m
subscriptionDisconnectCompleteTimeStamp	{lnp-attribute 70}	m	m
subscriptionPreCancellationStatus	{lnp-attribute 96}	m	m
subscriptionFailed-SP-List	{lnp-attribute 75}	m	m

9.21.4.               subscriptionVersionNPAC Actions

No actions are supported for this object.

9.21.5.               subscriptionVersionNPAC Notifications

Exhibit 78. subscriptionVersionNPAC Notifications

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
subscriptionVersionNewSP-CreateRequest	{lnp-notification 9}	1.1	VersionCreateConcurrenceRequest		SEQUENCE	m
		1.1.1	TN	{lnp-attribute 97}	NUMBERSTRING(10)	m
		1.1.2	VersionID	{lnp-attribute 99}	INTEGER	m
		1.1.3	lnpType	{lnp-attribute 80}	ENUMERATED	m
		1.1.4	serviceProvId	{lnp-attribute 83}	NUMBERSTRING(8)	m
		1.1.5	Authorization	{lnp-attribute 8}	Boolean	m
		1.1.6	serviceProvId-CreationTimeStamp	{lnp-attribute 86}	GeneralizedTime	m
subscriptionVersion OldSP-ConcurrenceRequest	{lnp-notification 10}	2.1	VersionCreateConcurrenceRequest		SEQUENCE	m
		2.1.1	TN	{lnp-attribute 97}	NUMBERSTRING(10)	m
		2.1.2	VersionID	{lnp-attribute 99}	INTEGER	m
		2.1.3	lnpType	{lnp-attribute 80}	ENUMERATED	m
		2.1.4	serviceProvId	{lnp-attribute 88}	NUMBERSTRING(8)	m
		2.1.5	serviceProvId-Authorization	{lnp-attribute 89}	Boolean	m
		2.1.6	serviceProvId-AuthorizationTimeStamp	{lnp-attribute 90}	GeneralizedTime	m
subscriptionVersion ConflictResolution AcknowledgeRequest	{lnp-notification 5}	3.1	VersionConflictResolutionAcknowledgeRequest		SEQUENCE	m
		3.1.1	Tn	{lnp-attribute 97}	NUMBERSTRING(10)	m
		3.1.2	version-ID	{lnp-attribute 99}	Integer	m
		3.1.3	lnp-type	{lnp-attribute 80}	enumerated	m
		3.1.4	access-Control	{lnp-attribute 1}	SEQUENCE	m
subscriptionVersionCancellation-AcknowlegeRequest	{lnp-notification 4}	4.1	VersionCancellationAcknowlegeRequest		SEQUENCE	m
		4.1.1	Tn	{lnp-attribute 97}	NUMBERSTRING(10)	m

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
		4.1.2	version-ID	{lnp-attribute 99}	Integer	m
		4.1.3	lnp-type	{lnp-attribute 80}	enumerated	m
		4.1.4	access-Control	{lnp-attribute 1}	SEQUENCE	m
subscriptionVersion StatusAttributeValue Change	{lnp-notification 11}	5.1	VersionStatusAttributeValve Change		SEQUENCE	m
		5.1.1	valveChangeInfo		SEQUENCE	m
		5.1.2	failedServiceProvs		SET OF SEQUENCE	m
		5.1.2.1	serviceProvId	{lnp-attribute 30}	NUMBERSTRING(8)	m
		5.1.2.2	serviceProvName	{lnp-attribute 35}	GRAPHICSTRING(40)	m
Rec.X.721 | ISO/IEC 10165-2: 1992 attributeValue Change	(2 93 2 10 1)	6.1	AttributeValueChangeInfo		information Syntax SEQUENCE	m
		6.1.1	sourceIndicator	{2 9 3 2 7 26}	ENUMERATED	o
		6.1.2	attributeIdentifier List	{2 9 3 2 7 8}	SET OF AttributeId	o
		6.1.3	attributeValue ChangeDefinition	{2 9 3 2 7 10}	SET OF SEQUENCE	m
		6.13.1	attributeID	—	Attributed	m
		6.1.3.2	oldAttributeID	—	ANY DEFINED BY attributeID	o
		6.1.3.3	newAttributeID	—	ANY DEFINED BY attributeID	m
		6.1.4	notificationIdentifier	{2 9 3 2 7 19}	INTEGER	o
		6.1.5	correlatedNotifications	{2 9 3 2 7 12}	SET OF SEQUENCE	o
		6.1.5.1	correlatedNotifications	{2 9 3 2 7 12}	SET OF INTEGER	c:m
		6.1.5.2	sourceObjectInst	—	objectInstance	c:o
		6.1.6	additionalText	{2 9 3 2 7 7}	graphicString	o
		6.1.7	additionalInformation	{2 9 3 2 7 6}	SET OF SEQUENCE	o
		6.1.7.1	identifier	—	OBJECT IDENTIFIER	c:m
		6.1.7.2	significance	—	BOOLEAN	c:o
		6.1.7.3	information	—	ANY DEFINED BY identifier	c:m
Rec.X.721 | ISO/IEC 10165-2: 1992 objectCreation	(2 93 2 10 6)	7.1	Objectinfo		information Syntax SEQUENCE	m
		7.1.1	sourceIndicator	{2 9 3 2 7 26}	ENUMERATED	o
		7.1.2	attributeList	{2 9 3 2 7 9}	SET OF AttributeId	o
		7.1.3	notificationIdentifier	{2 9 3 2 7 16}	INTEGER	o
		7.1.4	correlatedNotifications	{2 9 3 2 7 12}	SET OF SEQUENCE	o
		7.1.4.1	correlatedNotifications	{2 9 3 2 7 12}	SET OF INTEGER	c:m
		7.1.4.2	sourceObjectInst	—	objectInstance	c:o
		7.1.5	additionalText	{2 9 3 2 7 7}	graphicString	o
		7.1.6	additionalInformation	{2 9 3 2 7 6}	SET OF SEQUENCE	o
		7.1.6.1	identifier	—	OBJECT IDENTIFIER	c:m
		7.1.6.2	significance	—	BOOLEAN	c:o
		7.1.6.3	information	—	ANY DEFINED BY identifier	c:m
Rec.X.721 | ISO/IEC 10165-2: 1992 objectDeletion	(2 93 2 10 6)	8.1	Objectinfo		information Syntax SEQUENCE	m
		8.1.1	sourceIndicator	{2 9 3 2 7 26}	ENUMERATED	o
		8.1.2	attributeList	{2 9 3 2 7 9}	SET OF Attribute	o
		8.1.3	notificationIdentifier	{2 9 3 2 7 16}	INTEGER	o
		8.1.4	correlatedNotifications	{2 9 3 2 7 12}	SET OF SEQUENCE	o
		8.1.4.1	correlatedNotifications	{2 9 3 2 7 12}	SET OF INTEGER	c:m
		8.1.4.2	sourceObjectInst	—	objectInstance	c:o
		8.1.5	additionalText	{2 9 3 2 7 7}	graphicString	o
		8.1.6	additionalInformation	{2 9 3 2 7 6}	SET OF SEQUENCE	o
		8.1.6.1	identifier	—	OBJECT IDENTIFIER	c:m
		8.1.6.2	significance	—	BOOLEAN	c:o
		8.1.6.3	information	—	ANY DEFINED BY identifier	c:m
subscriptionVersionDonorSP-CustomerDisconnectDate	{lnp-notification 6}	9.1	VersionCustomerDisconnectDate		SEQUENCE	m
		9.1.1	tn	{lnp-attribute 97}	NumberString	m
		9.1.2	version-id	{lnp-attribute 99}	Integer	m
		9.1.3	service-prov-customer-disconnect-date	{lnp-attribute 69}	GeneralizedTime	m

Notification Label	Object Identifier	Subindex	Notification Field	Value of object identifier of attribute type associated with field	Constraints and values	Base Status
		9.1.4	service-prov-effective-release-date	{lnp-attribute 72}	GeneralizedTime	m
		9.1.5	accessControl	{lnp-attribute 1}	SEQUENCE	m
subscriptionVersionNewNPA-NXX	{lnp-notification 8}	10.1	VersionNewNPA-NXX		SEQUENCE	m
		10.1.1	service-prov-npa-nxx-id	{lnp-attribute 39}	Integer	m
		10.1.2	service-prov-npa-nxx-value	{lnp-attribute 40}	SEQUENCE	m
		10.1.3	accessControl	{lnp-attribute 1}	SEQUENCE	m

Subscription Version Status

10.                               Subscription Version Status

[Graphic Omitted: State diagram for subscription version status]

1.               Conflict to Cancel

A.           NPAC SMS Internal

NPAC SMS automatically sets a subscription version in conflict directly to canceled after it has been in conflict for a tunable number of days.

2.               Conflict to Cancel Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User cancels a subscription version with a status of conflict.

3.               Cancel Pending to Conflict

A.           NPAC SMS OP GUI - NPAC Personnel

User sets a subscription version with a status of cancel pending to conflict.

B.             NPAC SMS Internal

NPAC SMS automatically sets a subscription version to conflict if cancel pending acknowledgment has not been received from the old and/or new service provider within a tunable timeframe.

4.               Conflict Resolution Pending to Cancel Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User cancels a subscription version with a status of conflict resolution pending.

B.             SOA to NPAC SMS Interface

User sends a cancellation request for a subscription version with a status of conflict resolution pending.

5.               Conflict to Conflict Resolution Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User sets a subscription version with a status of conflict to conflict resolution pending.

6.               Conflict Resolution Pending to Conflict

A.           NPAC SMS OP GUI - NPAC Personnel

User sets a subscription version with a status of conflict resolution pending to conflict.

B.             NPAC SMS Internal

NPAC SMS automatically sets a subscription version to conflict after conflict resolution pending acknowledgment has not been received from old and/or new service provider within a tunable timeframe.

C.             SOA to NPAC SMS Interface - Old Service Provider

Old Service Provider sends a subscription version modification request for a subscription version with a status of conflict resolution pending, which revokes the Old Service Provider’s authorization for transfer of service.

7.               Pending to Conflict

A.           NPAC SMS OP GUI - NPAC Personnel

User sets a subscription version with a status of pending to conflict.

B.             NPAC SMS Internal

NPAC SMS automatically sets a pending subscription version to conflict after authorization for transfer of service has not been received from the old service provider within a tunable timeframe.

C.             SOA to NPAC SMS Interface - Old Service Provider

Old Service Provider sends a subscription version creation request for a subscription version with a status of pending, which revokes the old Service Provider’s authorization for transfer of service.

8.               Conflict Resolution Pending to Pending

A.           NPAC SMS Internal

NPAC SMS automatically sets a conflict resolution pending subscription version to pending after receiving conflict resolution pending acknowledgment from the old and/or new service provider.

9.               Pending to Cancel Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User cancels a subscription version with a status of pending.

B.             SOA to NPAC SMS Interface

User sends a cancellation request for a subscription version with a status of pending.

C.             NPAC SMS Internal

1.               NPAC SMS automatically sets a pending subscription version to cancel pending after authorization for the transfer of service has not been received from the new service provider within a tunable timeframe.

2.               NPAC SMS automatically sets a pending subscription version to cancel pending if an activation request is not received a tunable amount of time after the most current due date (new or old).

10.         Cancel Pending to Canceled

A.           NPAC SMS Internal

NPAC SMS automatically sets a cancel pending subscription version to canceled after receiving cancel pending acknowledgment from the old an/or new service provider.

11.         Creation - Set to Conflict

A.           NPAC SMS OP GUI - NPAC Personnel

User creates a subscription version for the Old Service Provider and does not provide authorization for the transfer of service.

B.             SOA to NPAC SMS Interface - Old Service Provider

User sends an Old Service Provider - subscription version creation request and does not provide authorization for the transfer of service.

12.         Creation - Set to Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User creates a subscription version for either the new or old Service Provider. If the create is for the old Service Provider and authorization for the transfer of service is not provided, refer to step 11.

B.             SOA to NPAC SMS Interface

User sends a subscription version creation request for either the new or old Service Provider. If the create is for the old Service Provider, and authorization for the transfer of service is not provided, refer to step 11.

13.         Disconnect Pending to Cancel Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User cancels a subscription version with a disconnect pending status.

B.             SOA to NPAC SMS Interface - New Service Provider

User sends a cancellation request for a disconnect pending subscription version.

14.         Disconnect Pending to Sending

A.           NPAC SMS Internal

NPAC SMS automatically sets a disconnect pending subscription version to sending after the effective release date is reached.

15.         Pending to Sending

A.           NPAC SMS OP GUI - NPAC Personnel

User activates a pending subscription version.

B.             SOA to NPAC SMS Interface - New Service Provider

User sends an activation message for a pending subscription version.

16.         Sending to Failed

A.           NPAC SMS Internal

NPAC SMS automatically sets a subscription version from sending to failed after all Local SMSs fail subscription version activation, modification, or disconnect after the tunable retry period expires.

17.         Failed to Sending

A.           NPAC SMS OP GUI - NPAC Personnel

User resends a failed subscription version.

18.         Partial Failure to Sending

A.           NPAC SMS OP GUI - NPAC Personnel

User resends a partially failed subscription version.

19.         Sending to Partial Failure

A.           NPAC SMS Internal

NPAC SMS automatically sets a subscription version from sending to partial failure after some of the Local SMSs fail the subscription version activation, modification, or disconnect after the tunable retry period expires.

20.         Sending to Old

A.           NPAC SMS Internal

NPAC SMS automatically sets a sending subscription version to old after the disconnect to the Local SMSs successfully completes.

21.         Sending to Active

A.           NPAC SMS Internal

NPAC SMS automatically sets a sending subscription version to active after the subscription version activation or modification is successful in all of the Local SMSs.

22.         Active to Old

A.           NPAC SMS Internal

NPAC SMS automatically sets the previously active subscription version to old after an activation, modification, or disconnect to all of the Local SMSs successfully complete.

23.         Immediate Disconnect to Sending

A.           NPAC SMS OP GUI - NPAC Personnel

User disconnects an active subscription version and does not supply an effective release date.

B.             SOA Current Service Provider

User sends a disconnect request for an active subscription version and does not supply an effective release date.

24.         Deferred Disconnect - Set to Disconnect Pending

A.           NPAC SMS OP GUI - NPAC Personnel

User disconnects an active subscription version and supplies an effective release date.

B.             SOA to NPAC SMS Interface - Current Service Provider

User sends a disconnect request for an active subscription version and supplies an effective release date.

25.         Modify Active to Sending

A.           NPAC SMS OP GUI - NPAC Personnel

User modifies an active subscription version.

B.             Mechanized SOA - Current Service Provider

User sends a modification request for an active subscription version.

Errors

Appendix A.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                Errors

CMISE Primitive Errors

The following exhibit contains the valid errors associated with CMISE confirmed primitives used in the interoperable interfaces definitions.  The situations under which these errors occur are documented in the message flow diagrams in Chapter 6.

Exhibit 79. Valid Errors Associated with CMISE-Confirmed Primitives Used by the NPAC SMS.

CMISE PRIMITIVE ERRORS

CMISE Primitive	Errors
M-EVENT-REPORT	invalidArgumentValue, noSuchArgument, noSuchObjectClass, noSuchObjectInstance, processingFailure
M-GET	accessDenied, classInstanceConflict, complexityLimitation, getListError, invalidFilter, invalidScope, noSuchObjectClass, noSuchObject-Instance, processingFailure, resourceLimitation, syncNotSupported
M-SET	accessDenied, class-InstanceConflict, complexityLimitation, invalidFilter, invalidScope, noSuchObjectClass, noSuchObject-Instance, processingFailure, syncNotSupported
M-ACTION

accessDenied, class-InstanceConflict, complexityLimitation, invalidArgumentValue, invalidFilter, invalidScope, noSuchAction, noSuchArgument, noSuchObjectClass, noSuchObject-Instance, processingFailure, syncNotSupported

M-CREATE

accessDenied, class-InstanceConflict, duplicateManaged-ObjectInstance, invalidAttributeValue, invalidObjectInstance, missingAttributeValue, noSuchAttribute, noSuchObjectClass, noSuchObject-Instance, processingFailure

M-DELETE	accessDenied, class-InstanceConflict, complexityLimitation, invalidFilter, invalidScope, noSuchObjectClass, noSuchObject-Instance, processingFailure, syncNotSupported
M-CANCEL-GET	mistypedOperation, noSuchInvokeID, processingFailure

CMISE Primitive Error Descriptions

accessDenied

The service provider does not have the authorization to do this operation.

Examples:

•                         The service provider is not authorized to perform this type of operation.

•                         The service provider is not the old or new service provider for the subscription version.

•                         The modify of the subscription version will cause a mass update.

•                         The version selected for a disconnect is not active.

duplicateManagedObjectInstance

For create operations, the requested object already exists.

Examples:

•                         Pending subscription version, NPA-NXX or LRN already exist on NPAC SMS.

classInstanceConflict

The object specified is not a member of the specified class.

complexityLimitation

A parameter was too complex to complete the operation.

invalidArgumentValue

A specified argument is not valid.

Examples:

•                         An argument value does not pass validation for an action or event report.

•                         A required parameter is missing for an action or event report.

•                         An argument value does not exist.

invalidAttributeValue

A specified attribute is not valid.

invalidFilter

A filter specified is not valid.

invalidScope

The scope specified is not valid.

noSuchAction

A specified action is not recognized.

noSuchArgument

A specified argument is not recognized.

noSuchAttribute

A specified attribute is not recognized.

noSuchObjectClass

A specified object class is not recognized.

noSuchObjectInstance

The requested object does not exist.

Examples:

•                         A query fails based on the search criteria.

•                         The referenced object (subscription version, NPA-NXX, LRN, etc.) does not exist.

processingFailure

A general failure has occurred in processing the operation or notification A text string is needed to qualify the error message.

Exhibit 80. processingFailure Errors.

processingFailure Errors

Error ID		Description
0	lnpSpecificInfo (GraphicString)	Number of records in query response, <#records>, exceeds the number of records that can be returned (<tunable>).

resourceLimitation

The operation was not processed due to a resource limitation.

synchronizationNotSupported

The type of synchronization specified is not supported.

EXHIBIT  D

RESERVED

EXHIBIT  E

PRICING SCHEDULES

NPAC/SMS SERVICES

PRICING SCHEDULES

The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement.  A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement.  See Agreement for other applicable charges.

Notwithstanding anything in the Agreement to the contrary: (a) all amounts chargeable, payable, or to be credited under the Agreement, including, for greater certainty and without limitation, amounts listed in Exhibit E, Exhibit G and amounts under or pursuant to any Statement of Work and any Performance Credits, shall be in Canadian dollars; and (b) all amounts described in subparagraph (a) immediately above, excluding the amounts set forth in Sections 20.1(iv) and 20.4(iv), will be adjusted as follows:

(I)                                    effective on the Effective Date, for the period June 1, 2003 to May 31, 2004, each such dollar amount, shall be converted from its U.S. dollar amount, as such amounts appear in the Agreement immediately prior to the Effective Date (other than such of those amounts expressly amended by an Amending Agreement between Contractor and Customer, dated March 31, 2003, which amended amounts shall be utilized for the purposes of the conversion described herein) into Canadian dollars by multiplying each such amount by the number 1.5723; and

(II)                                effective on each anniversary of the Effective Date, each such dollar amount shall be converted from its U.S. dollar amount, as such U.S. dollar amounts appear in the Agreement immediately prior to the Effective Date (other than such of those amounts expressly amended by an Amending Agreement between Contractor and Customer, dated March 31, 2003, which amended amounts shall be utilized for the purposes of the conversion described herein), into Canadian dollars by multiplying each such amount by the average of the exchange rates for each of the last five (5) Business Days in the month of April immediately preceding the applicable anniversary of the Effective Date, as published in the Key Currency Cross Rates column of the Wall Street Journal.

Effective on the Effective Date, and throughout the Initial Term, the dollar amounts set forth in Sections 20.1(iv) and 20.4(iv) shall be converted from their U.S. dollar amounts, as such amounts appear in the Agreement immediately prior to the Effective Date, into Canadian dollars by multiplying each such amount by the number 1.

Within fifteen (15) days following the last Business Day in April of each year, the Parties shall amend and restate Exhibit E, Exhibit G, and Article 16 in their entirety, to reflect all dollar amounts in Canadian dollars based on the applicable exchange rate;

Schedule 1

Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price	Price Canadian Dollars
[* * *]
	[* * *](1)	[* * *]	$[* * *]	$[* * *]
	[* * *](1)	[* * *]	$[* * *]	$[* * *]
	[* * *](1)	[* * *]	$[* * *]	$[* * *]
[* * *]
	[* * *](2)	[* * *]	$[* * *]	$[* * *]
	[* * *](4)	[* * *]
			USD$[* * *] USD$[* * *] USD$[* * *]	$[* * *] $[* * *] $[* * *]
	[* * *]	[* * *]	$[* * *]	$[* * *]
		[* * *]	USD$[* * *]	$[* * *]
	[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]
	[* * *](4)	[* * *]	$[* * *]	$[* * *]
	[* * *](5)	[* * *]	$[* * *]	$[* * *]

(1)                                  Monthly port charges [* * *] The specific cost elements include:

[* * *]

2      [* * *]

3      The TN Porting Event [* * *].

The TN Porting Event [* * *].

4      The one-time Log-on ID [* * *]

5                                          The Mechanized Interface [* * *]

Schedule 2

Training Charges

Year	Cost Per Participant *	Cost Per Participant Canadian Dollars
[* * *]	$[* * *]	$[* * *]
[* * *]	$[* * *]	$[* * *]
[* * *]	$[* * *]	$[* * *]
[* * *]	$[* * *]	$[* * *]
[* * *]	$[* * *]	$[* * *]

* [* * *]

Schedule 3

Interoperability Testing *

Category & Service Element	Unit	Price	Price Canadian Dollars
[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]

[* * *]

EXHIBIT  F

PROJECT PLAN AND TEST SCHEDULE

NPAC/SMS SERVICES

[Deleted]

EXHIBIT  G

SERVICE LEVEL REQUIREMENTS

NPAC/SMS SERVICES

EXHIBIT G

SERVICE LEVEL REQUIREMENTS

                                                The following is a schedule of Service Affecting and Non-Service Affecting Service Levels for the NPAC/SMS in the Service Area.  The  Service Levels below are subject to change from time to time as provided in the Agreement.

                                                The following are definitions of certain of the terms used in the Service Level Requirements table set forth below in this Exhibit G:

                                                (a)                                  The term “Service Availability” means  the NPAC/SMS service is available if one or more Users are able to access and invoke all NPAC/SMS capabilities through their respective interfaces, to either the NPAC/SMS Production Computer System or the NPAC/SMS Disaster Recovery Computer System.  Service Availability measures the reliability of the services provided by the NPAC/SMS, and does not include time due to Scheduled Service Unavailability (as defined in SLR 2), if any.  The term “Service Unavailability” shall have the correlative meaning.

                                                (b)                                 The term “Interface Availability” means an NPAC/SMS interface is available to each mechanized User that is able to establish, maintain, and utilize an association with the NPAC/SMS system designated as the “live” system (either the NPAC/SMS Production Computer System or the NPAC/SMS Disaster Recovery Computer System) at any point in time.  Interface Availability measures the reliability of the NPAC/SMS interfaces collectively, excluding interface outages resulting from Service Unavailability events and Scheduled Service Unavailability (as defined in SLR 2).

                                                (c)                                  The terms “Business Day,” “Normal Business Hours,” “NPAC/SMS Software,”  “Parties” and “Statement of Work” shall have the meanings ascribed to them in Section 1 of the Agreement.

                                                (d)                                 More specific descriptions of the meaning of the Service Levels below, as well as the manner of measurement of compliance with such Service Levels is provided as part of Exhibit K - External Design.

SERVICE LEVEL REQUIREMENTS

NPAC/SMS

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Performance Credit Canadian Dollars	Report Frequency and Performance Credit Calculation Interval
1.	Service Availability (Customer)	Maintain a 99.9% minimum Service Availability	Service Affecting

>99.85% but <99.90%: $[* * *];
>99.80% but <99.85%: $[* * *];
>99.75% but <99.80%: $[* * *];
>99.70% but <99.75%: $[* * *];
>99.65% but <99.70%: $[* * *];
>99.60% but <99.65%: $[* * *];
<99.60%: $[* * *]

>99.85% but <99.90%: $[* * *];
>99.80% but <99.85%: $[* * *];
>99.75% but <99.80%: $[* * *];
>99.70% but <99.75%: $[* * *];
>99.65% but <99.70%: $[* * *];
>99.60% but <99.65%: $[* * *];
<99.60%: $[* * *]

Monthly
2.	Scheduled Service Unavailability (Customer)

Scheduled Service Unavailability will be equal to or less than 20 hours per calendar quarter, or such longer period otherwise agreed to by the Parties, provided that such twenty (20) hour period (each, a “20 Hour Period”) shall not include time reasonably required for release implementations, data rebuilds, and other non-routine tasks (the time for which shall be agreed to on a case by case basis). Contractor shall, not less than ten (10) business days prior to, and not less than four (4) business days after, each Scheduled Service Unavailability event, provide to Customer a request for maintenance and report, respectively, both in the form of Annex A attached to this Exhibit G. Contractor shall not proceed with the proposed Scheduled Service Unavailability unless it has received prior written approval (e-mail is acceptable) from Customer for its request for maintenance, which approval shall not be unreasonably withheld. For greater certainty, for any Scheduled Service Unavailability in excess of 20 hours in each 20 Hour Period, Customer shall be entitled to enforce all remedies available to it, including without limitation Performance Credits as set forth in this SLR 2. No Scheduled Service Unavailability event shall exceed ten (10) hours. Each such event shall be scheduled in advance and shall be coordinated with each User’s maintenance schedule.

			Service Affecting	$[* * *] for each hour or portion thereof in excess of approved Scheduled Service Unavailability or such longer period otherwise agreed to by the Parties	$[* * *] for each hour or portion thereof in excess of approved Scheduled Service Unavailability or such longer period otherwise agreed to by the Parties	Monthly
3.	SOA/LSMS Acknowledge-ment Response Times (Customer)	Response time (i.e., means NPAC processing time) for 95% of the responses will be equal to or less than 3 seconds, except for miscellaneous transactions, such as queries, audits and edits	Service Affecting	$[* * *]	$[* * *]	Monthly
4.	LSMS Broadcast Time (Customer)	A mean time maximum of 60 seconds from activation to broadcast	Service Affecting	$[* * *]	$[* * *]	Monthly
5.	SOA to NPAC Interface Transaction Rates (Customer)	Maintain a minimum of 2 transactions per second per User SOA for 95% of the transactions.	Service Affecting	$[* * *]	$[* * *]	Monthly
6.	NPAC to LSMS Interface Transaction Rates (Customer)	Maintain a minimum of 10 transactions per second per User LSMS for 95% of the transactions (excluding the impact of delays caused by Users)	Service Affecting	$[* * *]	$[* * *]	Monthly
7.	SOA/LSMS Interface Availability (User)	Maintain an Interface Availability at a minimum of 99.9%	Service Affecting

>99.85% but <99.90%: $[* * *]; >99.80% but <99.85%: $[* * *]; >99.75% but <99.80%: $[* * *]; >99.70% but <99.75%: $[* * *]; >99.65% but <99.70%: $[* * *]; >99.60% but <99.65%: $[* * *]; <99.60%: $[* * *]

>99.85% but <99.90%: $[* * *]; >99.80% but <99.85%: $[* * *]; >99.75% but <99.80%: $[* * *]; >99.70% but <99.75%: $[* * *]; >99.65% but <99.70%: $[* * *]; >99.60% but <99.65%: $[* * *]; <99.60%: $[* * *]

Monthly
8.	Unscheduled Backup Cutover time (Customer)	A maximum of 10 minutes to cutover to the backup site	Service Affecting	$[* * *]	$[* * *]	Per Event
9.	NPAC/SMS Partial Disaster Restoral Interval (Customer)	Partial restoration will be equal to or less than 24 hours (Partial restoration meaning the capability of receiving, processing and broadcasting updates)	Service Affecting	$[* * *] for each day or portion thereof in excess of 24 hours	$[* * *] for each day or portion thereof in excess of 24 hours	Per Event

10.	NPAC/SMS Full Disaster Restoral (Customer)	Full restoration will occur at a maximum of 48 hours	Service Affecting	$[* * *] for each day or portion thereof in excess of 24 hours	$[* * *] for each day or portion thereof in excess of 24 hours	Per Event
11.	RESERVED
12.	User Problem Resolution	Minimum 80% calls during Normal Business Hours answered by live operators within 10 seconds	Non-Service Affecting	[* * *]	[* * *]	Monthly
13.	RESERVED
14.	User Problem Resolution	99.0% callback within 30 minutes for requests made during other than Normal Business Hours	Non Service Affecting	[* * *]	[* * *]	Monthly
15.	User Problem Resolution	A minimum of 99.5% of all commitments to get back to the User after the initial contact will be met	Non-Service Affecting	[* * *]	[* * *]	Monthly
16.	RESERVED
17.	RESERVED
18.	System Security	Monitor and record unauthorized system access	Non-Service Affecting	[* * *]	[* * *]	Per Event
19.	System Security	Remedy logon security permission errors immediately after User notification	Non-Service Affecting	[* * *]	[* * *]	Per Event
20.	RESERVED
21.	Scheduled Service Unavailability Notification

Notice of Scheduled Service Unavailability for routine maintenance of NPAC/SMS to be given a minimum of 2 weeks in advance. Notice of Scheduled Service Unavailability for non-routine maintenance of NPAC/SMS to be given as follows:

•           During Normal Business Hours - a minimum of 7 days in advance

•           During Non-Normal Business Hours - a minimum of 24 hours in advance

			Non-Service Affecting	[* * *]	[* * *]	Per Event
22.	Unscheduled Service Unavailability Notification	Notify User within 15 minutes of detection of an occurrence of unscheduled Service Unavailability	Non-Service Affecting	[* * *]	[* * *]	Per Event
23.	Unscheduled Service Unavailability Notification	Provide 30-minute updates of NPAC status following an occurrence of unscheduled Service Unavailability through recorded announcement and client bulletins	Non-Service Affecting	[* * *]	[* * *]	Per Event
24.	RESERVED
25.	RESERVED
26	RESERVED
27.	RESERVED

Annex A To Exhibit G

FORM OF SAMPLE REQUEST FOR MAINTENANCE REQUIRED BY SLR 2

Date of Request: Sunday, 11-21-1999	Control Number: 000002

[FORM OF] REQUEST FOR MAINTENANCE

The following is a list of maintenance tasks NPAC would like to perform during the Sunday maintenance on December 12th, 1999.

The scheduled maintenance tasks are:

The unscheduled maintenance tasks are:

1)                                      Oracle patch upgrade to version 8.0.5.2.2.  This upgrade has been certified by Oracle to be Y2K compliant and is a supported Y2K product.  The major enhancements in this patch include:

•                    The replication SNP process memory leak is fixed;

•                    Replication Push and Purge job failure has been fixed;

•                    ORA-600 error on SNP processes has been fixed;

•                    The Oracle replication algorithm has been improved;

•                    Oracle has fixed the parallelism option for replication giving greater replication performance;

•                    One Y2K related fix.

The estimated time to complete this task is up to 10 hours per region.   The time varies depending on the regional database size.  This patch will be applied to all NPAC regions.

[Form of] Post Mortem:

Unfortunately the Mid-Atlantic region had some problems with bad blocks and caused the upgrade to fail.  These bad blocks are caused by Oracle 8.0.4 replication that the 8.0.5.2.2 release should help remedy.  In addition, the bad blocks were only replication related and no NPAC/SMS data is effected at all.  However, due to the timing of the problem manifestation, we had no other option but to re-import the backup data.  The upgrade for the Mid-Atlantic region can be completed within the maintenance window scheduled on 12/19.

The Northeast region installation when relatively smoothly.  However, we ran into a problem at about 1:50 p.m. CST and could not get the OSI stack to work properly.  Because of this, we took the network and application back down to debug and restated the stack.  We ran into this problem again on Monday morning and restarted the stack once again.  After investigation, we found that a service provider attempted both days to bind to NPAC about 7,000 times and was aborted just about the same amount of times within a short period (several hours).  What seem to have happened is that the particular provider took down their system during the maintenance but continued to send the bind request and exhausted both npac and their own keys on their system.  We have reported this problem to HP and have opened a trouble ticket with them.  This issue is a great example of what happens when an SP doesn’t have the proper system monitors in place and depends on the NPAC to perform that function.

The Southwest region was successfully upgraded on the primary site.  However, we’ll need time to complete the upgrade on the secondary site and resync both databases based on 8.0.5 replication.

The Canadian production boxes were upgraded successfully within the scheduled time period.

AFFECTED REGIONS

NPAC Region	Task Description	Start Time:	End Time:	Start Time:	End Time:	Duration
Mid-Atlantic	to be completed on 12/19	4:00	2:00	4:08	20:09	16:01
Midwest	postpone till 12/19	4:00	2:00			0:00
Northeast	completed	4:00	2:00	4:09	15:03	10:54
Southeast	to be completed on 12/19	4:00	2:00			0:00
Southwest	to be completed on 12/19	4:00	2:00	4:01	13:45	9:44
Western	to be completed on 12/19	4:00	2:00			0:00
West Coast	to be completed on 12/19	4:00	2:00			0:00
Canada	completed	4:00	2:00	2:06	10:08	8:01

Requested by:____kcq____________Date 11/21/99        Approved by:_______gg______Date 11/21/99

                                                                                                Ky Quan                                                                                                                                                                                                                                                                                                George Guo

Completion Approval:

___________________Date_____________                                       ___________________Date_____________

Ky Quan                                                                                                                                                                                                                                        George Guo

EXHIBIT  H

REPORTING AND MONITORING REQUIREMENTS

NPAC/SMS SERVICES

EXHIBIT H — REPORTING AND MONITORING REQUIREMENTS

Name of Report	Items Covered	Frequency of Issuance*	Pricing
Reports for Individual Service Provider/Users

Reports described in the following items in Section 9.2 of Exhibit B — NPAC/SMS Functional Requirement Specifications:

•               RP9-1 Service and Network Data Reports

•               RP9-2 Service Provider Reports

•               RP9-3 Subscription Data Reports

•               RP9-4 System Reports

•               RP9-5 Security Reports

•               RP9-6 Log File Reports

•               RP9-7 Audit Reports

•               RR9-1 Data Integrity Reports

		R	[* * *]

Monthly and Quarterly Management and Performance Reports to Customer

As to the entire Service Area:

•               Information and data covered by reports listed in “Reports for Individual Service Provider/Users” above

•               Actual performance compared with Service Levels in Exhibit G

•               Significant changes in or new installations of:

•                System Software

•                System hardware

•                Communications Networks

•                Application Software

•                Key Personnel

•               All Software/hardware problems (even if not impacting system availability)

•               “Top 10” most frequent trouble reports

		M, Q	[* * *]

Annual Management and Performance Reports

Same as monthly/quarterly reports, and also including:

•               Summary of significant events and accomplishments of the year

•               Comparison of goals for previous period with actual performance

•               Plans/goals for following year

		A	[* * *]

*KEY:

R =     Report Issued on Request of Service Provider or User

M =Monthly (due by the 15th calendar day of each month following the month with respect to which the Report relates, except for the December Report which shall be due by the following February 1 — see key for Annual Report, below)

Q =    Quarterly (the Monthly Reports for March, June, September and December, which are due by the 15th calendar day of each month following the close of each quarter, shall also serve as Quarterly Reports, and shall present information for the calendar quarter in which such month falls in addition to monthly information for said month)

A =     Annually (due by February 1 of each year for the immediately preceding January - December period; the December Monthly/Quarterly Report shall also serve as the Annual Report, and shall present information for the full year in addition to the monthly information for December and the quarterly information for the fourth calendar quarter of the year)

EXHIBIT I

KEY PERSONNEL

NPAC/SMS SERVICES

EXHIBIT I
KEY PERSONNEL

1.                                       INTRODUCTION.  This Exhibit I identifies the initial Project Executives and Project Managers, as required under Section 11 - Project Staff.

2.                                       PROJECT EXECUTIVES.  The following Project Executives are identified

• NeuStar Inc. Contractor’s Project Executive [* * *]
• Canadian LNP Consortium Inc. Contractor’s Project Executive Name: Marian Hearn Phone: (780) 436-2630 Fax: (780) 436-4075 E-mail: clnpc@telusplanet.net	West Coast Portability Services, LLC Customer Project Executive Name:Anousheh Raissyan Phone: 972-301-4949 Fax: 972-918-0203 E-mail: anousheh.raissyan@mci.com

• Mid-Atlantic Carrier Acquisition Company, L.L.C. Customer Project Executive Name: David Heath Phone: 703-918-6892 Fax: 703-918-0756 E-mail: davidh@mci.net	LNP, L.L.C. (Midwest) Customer Project Executive Name: Roger Marshall Phone: 847-248-5482 Fax: 847-248-3970

• Northeast Carrier Acquisition Company, L.L.C. Customer Project Executive Name: David Heath Phone: 703-918-6892 Fax: 703-918-0756 E-mail: davidh@mci.net	Southwest Region Portability Company, LLC Customer Project Executive Name:Marilyn Murdock Phone: 816-275-3990 Fax: 816-275-0683 E-mail: mm0771@kcmaill.sbc.com

• Southeast Number Portability Administration Company, LLC Customer Project Executive Name: David Heath Phone: 703-918-6892 Fax: 703-918-0756 E-mail: davidh@mci.net	Western Region Telephone Number Portability, LLC Customer Project Executive Name:Marilyn Overton-Hall Phone: 303-965-3805 Fax: 303-896-7825 E-mail: mkhall@uswest.com

3.                                       PROJECT MANAGERS

                                                The following Project Managers for the initial implementation of the NPAC/SMS are identified:

Customer’s Project Manager	Contractor’s Project Manager
Name:	Name:
Phone:	Phone
Fax:	Fax
E-mail:	E-mail:

THE ABOVE PROJECT EXECUTIVES AND PROJECT MANAGERS ARE SUBJECT TO CHANGE FROM TIME TO TIME AS DEFINED IN SECTION 11.1.  THE PROJECT EXECUTIVES AT THE TIME OF EXECUTION OF A USER AGREEMENT ARE IDENTIFIED IN ATTACHMENT D OF THE USER AGREEMENT.

EXHIBIT  J

FORM

OF

NPAC/SMS USER AGREEMENT

NPAC/SMS SERVICES

EXHIBIT  K

EXTERNAL DESIGN

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The Response to the RFP is available on the Internet at
http://www.npac.com/secure/docs/SPExtDesignV1_4.doc
A copy is also

available upon request for the cost of copying and handling from Customer,

by request made to the attention of Canadian LNP Consortium Inc.

[Information referred to in this exhibit immediately follows this page.]

[Graphic Omitted: Title graphic]

NPAC SMS External

Design Specification

(SP Version)

Document Version 1.4

Covering NPAC Software Releases 1.0 and 1.1

September 19, 1997

Prepared by:

[Graphic Omitted:  Evolving Systems Logo]

Copyright © 1997 Lockheed Martin IMS Corporation.

This document contains information that is proprietary to Lockheed Martin IMS Corporation and Evolving Systems, Inc. Unauthorized reproduction or disclosure of this information in whole or in part is prohibited. Limit distribution accordingly.

Evolving Systems makes no representation as to the completeness, quality, or accuracy of this document.

Contents

Contents

NPAC SMS Error Messages

Terms and Acronyms

NPAC SMS Reports

Download File Examples

Subscription Download File

Network Download File

Encryption Key Exchange

Key Exchange File

Key Acknowledgment File

Key Exchange using PGP

Service Element Usage Export File

NPAC SMS Web Site

Open NPA-NXX Data

Open LRN Window

NPAC Customer Information Window

[Graphic Omitted: Title Graphic]

NPAC SMS Error Messages

Table 1, “NPAC SMS Error Messages,” contains a full listing (arranged in numericalorder) of the error messages potentially returned to a user while interacting with the NPAC SMS. The messages are divided into general functional ranges as shown below:

Message Range	Description

0000 - 0999	Run Time Environment Error Messages
1000 - 1499	Run Time Environment Warning Messages
1500 - 1999	Run Time Environment Informational Messages
2000 - 2499	GUI Error Messages
2500 - 2749	GUI Warning Messages
2750 - 2999	GUI Informational Messages
3000 - 3499	System Administration Error Messages
3500 - 3749	System Administration Warning Messages
3750 - 3999	System Administration Informational Messages
4000 - 4499	Security Administration Error Messages
4500 - 4749	Security Administration Warning Messages
4750 - 4999	Security Administration Informational Messages
5000 - 5499	Network Data Management Error Messages
5500 - 5749	Network Data Management Warning Messages
5750 - 5999	Network Data Management Informational Messages
6000 - 6499	NPAC Customer Management Error Messages
6500 - 6749	NPAC Customer Management Warning Messages
6750 - 6999	NPAC Customer Management Informational Messages
7000 - 7499	Subscription Version Management Error Messages
7500 - 7749	Subscription Version Management Warning Messages
7750 - 7999	Subscription Version Management Informational Messages
9000 - 9499	Audit Administration Error Messages
9500 - 9749	Audit Administration Warning Messages
9750 - 9999	Audit Administration Informational Messages
10000 - 10499	Report Administration Error Messages
10500 - 10749	Report Administration Warning Messages
10750 - 10999	Report Administration Informational Messages
11000 - 11499	Service Element Usage Management Error Messages
11500 - 11749	Service Element Usage Management Warning Messages
11750 - 11999	Service Element Usage Management Informational Messages
12000 - 12099	Database Error Messages

Note: For a listing of all CMIP errors, please see the NANC Interoperable Interface Specification.

Table 1 NPAC SMSError Messages

Error Number	Functional Area	Message Text
101	Run Time Environment	APE Error 101
102	Run Time Environment	APE Error 102
103	Run Time Environment	APE Error 103
200	Run Time Environment	Timer expected event that was missing, timer will be removed
201	Run Time Environment	Timer could not post event to queue due to database error
202	Run Time Environment	System call failed, PLEASE specify call in additional text.
203	Run Time Environment	operator new failed
204	Run Time Environment	Exception w/descriptive text thrown
205	Run Time Environment	Unknown Exception
206	Run Time Environment	Unable to access CurrentEvent
207	Run Time Environment	Unable to access Events Manager
208	Run Time Environment	Could not open a directory
209	Run Time Environment	Event retry limit reached
210	Run Time Environment	Can’t open a file
211	Run Time Environment	Event failed, unknown reason
212	Run Time Environment	Event failed, loaded with unknown reason
2000		Required data for TN field(s) missing.
2001		Required due date entry missing from the subscription version.
2002		Required Customer Disconnect Date missing from the subscription version.
2003		Required New Service Provider ID missing from the subscription version.
2004		Required Old Service Provider ID missing from the subscription version.
2005		Required LRN missing.
2006		Required CLASS DPC missing.

Error Number	Functional Area	Message Text
2007		Required CLASS SSN missing.
2008		Required CNAM DPC missing.
2009		Required CNAM SSN missing.
2010		Required ISVM DPC missing.
2011		Required ISVM SSN missing.
2012		Required LIDB DPC missing.
2013		Required LIDB SSN missing.
2014		Required value for Date is missing from Network Data.
2015		Required value for Time is missing from Network Data.
2016		Required value for NPAC Customer Name is missing.
2017		Required value for NPAC Customer Id is missing.
2018		Required value for Transmission Media is missing from Network Data.
2019		Required value for NPAC Customer Type is missing from NPAC Customer.
2020		Required value for Allowable Functions is missing from NPAC Customer.
2021		Required value for Download is missing from NPAC Customer.
2022		Required value for Maximum Query is missing from NPAC Customer.
2023		Required value for Contact Name is missing from NPAC Customer.
2024		Required value for Address Line 1 is missing from NPAC Customer.
2025		Required value for NPAC Customer City is missing from NPAC Customer.
2026		Required value for Repair Center City is missing from NPAC Customer.
2027		Required value for NPAC Customer State is missing from NPAC Customer.
2028		Required value for Repair Center State is missing from NPAC Customer.
2029		Required value for NPAC Customer Zip Code is missing from NPAC Customer.
2030		Required value for Repair Center Zip Code is missing from NPAC Customer.
2031		Required value for Pager is missing from NPAC Customer.
2032		Required value for Pager PIN is missing from NPAC Customer.
2033		Required value for Fax is missing from NPAC Customer.
2034		Required value for Email is missing from NPAC Customer.
2035		Required value for NSAP is missing from NPAC Customer.
2036		Required value for TSAP is missing from NPAC Customer.
2037		Required value for SSAP is missing from NPAC Customer.
2038		Required value for PSAP is missing from NPAC Customer.
2039		Required value for IP is missing from NPAC Customer.

Error Number	Functional Area	Message Text
2040		Invalid value for CLASS DPC entered.
2041		Invalid value for CLASS SSN entered.
2042		Invalid value for CNAM DPC entered.
2043		Invalid value for CNAM SSN entered.
2044		Invalid value for ISVM DPC entered.
2045		Invalid value for ISVM SSN entered.
2046		Invalid value for LIDB DPC entered.
2047		Invalid value for LIDB SSN entered.
2048		TN NPA contains invalid data.
2049		TN NXX contains invalid data.
2050		TN extension field contains invalid data.
2051		Month field contains invalid data.
2052		Day field contains invalid data.
2053		Year field contains invalid data.
2054		TN range ‘through’ field (ending extension value) contains invalid data.
2055		The entered due date must be greater than or equal to today’s date.
2056		Billing Service Provider ID contains invalid data.
2057		End-User Location Value contains invalid data.
2058		End-User Location Type contains invalid data.
2059		Invalid value for Time entered.
2060		Invalid value for NPAC Customer Name entered.
2061		Invalid value for NPAC Customer Id entered.
2062		Invalid value for LRN entered.
2063		Invalid value for Transmission Media entered.
2064		Invalid value for NPAC Customer Type entered.
2065		Invalid value for Allowable Functions entered.
2066		Invalid value for Download entered.
2067		Invalid value for Maximum Query entered.
2068		Invalid value for Contact Name entered.
2069		Invalid value for Address Line 1 entered.
2070		Invalid value for Address Line 2 entered.
2071		Invalid value for City entered.
2072		Invalid value for State entered.

Error Number	Functional Area	Message Text
2073		Invalid value for Zip Code entered.
2074		Invalid value for Pager entered.
2075		Invalid value for Pager PIN entered.
2076		Invalid value for Fax entered.
2077		Invalid value for Email entered.
2078		Invalid value for NSAP entered.
2079		Invalid value for TSAP entered.
2080		Invalid value for SSAP entered.
2081		Invalid value for PSAP entered.
2082		Invalid value for IP entered.
2083		Identical values must be entered into both PASSWORD fields.
2084		Password field must be non-null.
2085		Password must consist of at least 6 case-sensitive alphanumeric characters including at least 1 alphabetic and 1 numeric or punctuation character.
2086		Password may not contain the associated userid.
2087	GUI Messages	Input attribute not recognized
2088	GUI Messages	Required value for contact type is missing from NPAC Customer.
2089	GUI Messages	Required data for TN field(s) missing from contact list
3000		Value entered for system tunable is out of range.
3001		You entered an invalid logon name or password.
3002		The User Group and User Level have conflicting access levels.
3003		Non-unique userid was entered for this user.
3004		Your password has expired.
3005		The password entered was not acceptable
3006	System Administration	System was unable to add user
3007	System Administration	Not all user data needed was provided
3008	System Administration	Operation referenced a user that does not exist.
3009	System Administration	Update of a tunable failed.
3010	System Administration	Unable to load holiday collection from DB.
3011	System Administration	Unable to add a holiday to the collection
3012	System Administration	Unable to delete a holiday from the collection
3013	System Administration	Unable to find a holiday in the collection
3014	System Administration	Event has incorrect subtype

Error Number	Functional Area	Message Text
3500		Password will expire in <x> days.
3501		The user about to be deleted is currently logged on to the system.
3502		This action will affect the entire NPAC SMS.
3503		Your password has expired. NOTE - duplicate with 3004
3504	System Administration	The NPAC is not accepting logins at this time
4000		Key List creation failure.
4001		Mismatch of hash values for key in key list.
4002		Failure calculating checksum for key list.
4003		No keys available for this NPAC Customer in any active key list.
4004		Non-unique keys found in key list.
4005		No active key list available for this NPAC Customer.
4006		Invalid Key File Format.
4007		Key List generation is already in progress.
4008	Security Administration	Key List generation is already in progress.
4009	Security Administration	Missing required data in key management event
4010	Security Administration	Key File event failed to process correctly
4011	Security Administration	New key specified by service provider is not usable
4500		There are fewer than 100 keys remaining for this Service Provider.
4750		No match found in the database for the search criteria.
5000		Item being added already exists in the database.
5001	Network Data Management	One or more subscriptions will be affected by change. Change is denied.
5002	Network Data Management	One or more LRNs will be affected by change. Change/Delete is denied.
5003	Network Data Management	One or more NPA-NXXs will be affected by change. Change/Delete is denied.
5004		Subscriptions in either partial failed or sending state are associated with the change. Change/Delete is denied.
5005		GTT data is not equivalent across TN range specified. Modify the TN range.
5006	Network Data Management	Bulk Download - invalid criteria specified
5007	Network Data Management	Bulk Download - file error
5008	Network Data Management	Resync Data - invalid criteria specified
5009	Network Data Management	LrnId is required if no customer id, on delete lrn action.
5010	Network Data Management	The LRN to be deleted does not exist in the NPAC SMS system.
5011	Network Data Management	No network data match for search criteria in database.
5012	Network Data Management	Requestor doesnt own item being deleted.

Error Number	Functional Area	Message Text
5014	Network Data Management	Resync Data - Maximum records reached or exceeded.
5015	Network Data Management	Npa required for delete if no NpaNxxId.
5016	Network Data Management	Nxx required for delete if no NpaNxxId.
5017	Network Data Management	Lrn required for delete if no lrnId.
5018	Network Data Management	NpaNxx Accepted - invalid or missing npa
5019	Network Data Management	NpaNxx Accepted - invalid or missing nxx
5020	Network Data Management	NpaNxx Accepted - invalid or missing customer id
5021	Network Data Management	NpaNxx Accepted - invalid or missing accepted id
5022	Network Data Management	CustomerId and name passed in do not match those in database.
5023	Network Data Management	Starting npa/nxx doesnt exist in database.
5024	Network Data Management	Ending npa/nxx doesnt exist in database.
5025	Network Data Management	Starting npa/nxx doesnt have sub.
5026	Network Data Management	Ending npa/nxx doesnt have sub.
5027	Network Data Management	Npa required for npa split.
5028	Network Data Management	New Npa required for npa split.
5029	Network Data Management	Starting Nxx required for npa split.
5030	Network Data Management	Ending Nxx required for npa split.
5031	Network Data Management	PDP Start required for npa split.
5032	Network Data Management	PDP End required for npa split.
5033	Network Data Management	Resync Type required for resync.
5034	Network Data Management	Resync Start TS required for resync.
5035	Network Data Management	Npa required for resync of type npa range.
5036	Network Data Management	Ending Npa required for resync of type npa range.
5037	Network Data Management	Nxx required for resync of type npa range.
5038	Network Data Management	Ending Nxx required for resync of type npa range.
5039	Network Data Management	Lrn required for resync of type lrn range.
5040	Network Data Management	End Lrn required for resync of type lrn range.
5041	Network Data Management	No NpaNxx is available from the NPANXX::SelectRandom() method.
5042	Network Data Management	Request failed on previous npaNxx.
5043	Network Data Management	Request failed on previous lrn.
5044	Network Data Management	There are no npanxx’s in the specified range
5045	Network Data Management	Supplied customer id does not match any npanxx’s in range

Error Number	Functional Area	Message Text
5500		One or more subscriptions will be affected by change. Require user acknowledgment to proceed.
6000		Item being added already exists in the database.
6001		One or more subscriptions will be affected by change. Change is denied.
6002	NPAC Customer Management	One or more npa-nxxs are associated with this customer, Delete is denied.
6003	NPAC Customer Management	One or more lrns are associated with this customer, Delete is denied.
6004		Management
6005		The NPAC Customer being modified does not exist in the database.
6006		The NPAC Customer being deleted does not exist in the database, or has already been deleted.
6007	NPAC Customer Management	Invalid contact type for NPAC Customer
6008	NPAC Customer Management	The contact info array is missing from the Customer.
6009	NPAC Customer Management	The network address list array is missing from the Customer.
6010	NPAC Customer Management	The network address type is missing from the Customer.
6011	NPAC Customer Management	The npac customer contact is missing from the Customer.
6012	NPAC Customer Management	The billing contact is missing from the Customer.
6013	NPAC Customer Management	The security contact is missing from the Customer.
6014	NPAC Customer Management	The repair contact is missing from the Customer.
6015	NPAC Customer Management	At least one network address is required for Customer.
6016	NPAC Customer Management	Required value for Contact Name is missing from Billing Contact.
6017	NPAC Customer Management	Required value for Address Line 1 is missing from Billing Contact.
6018	NPAC Customer Management	Required value for NPAC Customer City is missing from Billing Contact.
6019	NPAC Customer Management	Required value for NPAC Customer State is missing from Billing Contact.
6020	NPAC Customer Management	Required value for NPAC Customer Zip Code is missing from Billing Contact.
6021	NPAC Customer Management	Required value for Contact Name is missing from Repair Contact.
6022	NPAC Customer Management	Required value for Address Line 1 is missing from Repair Contact.
6023	NPAC Customer Management	Required value for Contact Name is missing from Security Contact.
6024	NPAC Customer Management	Required value for Address Line 1 is missing from Security Contact.
6025	NPAC Customer Management	Required value for NPAC Customer City is missing from Security Contact.
6026	NPAC Customer Management	Required value for NPAC Customer State is missing from Security Contact.
6027	NPAC Customer Management	Required value for NPAC Customer Zip Code is missing from Security Contact.
6028	NPAC Customer Management	Event subtype not reqcognized
6029	NPAC Customer Management	Invalid operation for this NPAC Customer
6030	NPAC Customer Management	SP User cannot modify Customer Name on modify.

Error Number	Functional Area	Message Text
6031	NPAC Customer Management	SP User cannot modify allowable functions mask on modify.
6032	NPAC Customer Management	Required value for country is missing from contact data.
6500		One or more subscriptions will be affected by change. Require user acknowledgment to proceed.
6750		No match found in the database for the search criteria.
6751		<x> Subscriptions found: exceed maximum query limit.
6752		No subscription versions found for the given input search criteria.
7000		The NPA-NXX of the TN to be ported does not exist in the NPAC SMS system.
7001		Service Provider ID does not exist in the NPAC SMS system.
7002		The Service Provider issuing this subscription version request is not the Service Provider identified as the New Service Provider ID or the Old Service Provider ID on the subscription version
7003		This Service Provider has already issued a create for the subscription version.
7004		The entered LRN is not associated with the New Service Provider in the NPAC SMS system.
7005		The Old Service Provider ID in the subscription version does not match the current Service Provider ID on an existing active subscription version for this TN.
7006		The New Service Provider ID input data does not match the new Service Provider ID in an existing pending subscription version for this TN.
7007		The Old Service Provider ID input data does not match the new Service Provider ID in an existing pending subscription version for this TN.
7008		Releasing a subscription version for an Intra-Service Provider port does not apply.
7009		The Old Service Provider ID must match the New Service Provider ID for an Intra-Service Port.
7010		The New and Old Service Provider Due Dates must match.
7011		An active subscription version must exist for an Intra-SP port.
7012		A subscription version with sending status cannot be modified.
7013		A subscription version with failed status cannot be modified.
7014		A subscription version with partial failure status cannot be modified.
7015		A subscription version with canceled status cannot be modified.
7016		A subscription version with old status cannot be modified.
7017		A subscription version with disconnect pending status cannot be modified.
7018		A subscription version with cancel pending status cannot be modified.
7019		A subscription version must be in pending status to be activated.
7020		The Old Service Provider ID is not equal to the New Service Provider ID on the active subscription version, as required for an Intra-Service Provider port.

Error Number	Functional Area	Message Text
7021		The Service Provider originating the modification request is not the current Service Provider.
7022		The subscription version cannot be put in conflict because its current status is not pending, or cancel pending.
7023		The subscription version cannot be disconnected because there is no current subscription version in active status.
7024		This active subscription version cannot be disconnected until a sending subscription version successfully completes.
7025		This active subscription version cannot be disconnected until a failed or partial failure subscription version is re-sent and successfully completes.
7026		The subscription version cannot be canceled because its current status is not pending, conflict or disconnect pending.
7027		The subscription version cannot be resent because its current status is not partial failure, failure, disconnect pending, old or active.
7028		Active subscription version may not be modified because a related subscription version for this TN has been activated.
7029		Pending subscription version may not be activated until a related subscription version in sending status becomes active.
7030		Deferred disconnect request is not allowed because a pending subscription version exists for this TN.
7031		This subscription version may not be activated because authorization for transfer of service has not been received from the New SP.
7032		The due date of a subscription version with active status cannot be modified.
7033	Subscription Version Management	Porting To Original must be false for inter-service ports.
7034	Subscription Version Management	Required Port Type is missing from input data.
7035	Subscription Version Management	Required TN data (NPA) is missing from input data.
7036	Subscription Version Management	Required TN data (NXX) is missing from input data.
7037	Subscription Version Management	Required TN data (starting station) is missing from input data.
7038	Subscription Version Management	Required TN data (ending station) is missing from input data.
7039	Subscription Version Management	Required Old Service Provider Authorization Flag missing from the subscription version.
7040	Subscription Version Management	Required Porting To Original Flag is missing from input data.
7041	Subscription Version Management	NPAC SMS allows only one of pending, cancel pending, conflict, disconnect pending, failed or parital failure Subscription Version per subscription.

Error Number	Functional Area	Message Text
7042	Subscription Version Management	Porting To Original Flag is not allowed for Intra-Service Provider ports.
7043	Subscription Version Management	LIDB SSN is not allowed for Porting-to-Original ports.
7044	Subscription Version Management	LIDB SSN is not allowed for old service provider input.
7045	Subscription Version Management	LIDB DPC is not allowed for old service provider input.
7046	Subscription Version Management	LIDB DPC is not allowed for Porting-to-Original ports.
7047	Subscription Version Management	ISVM SSN is not allowed for Porting-to-Original ports.
7048	Subscription Version Management	ISVM SSN is not allowed for old service provider input.
7049	Subscription Version Management	ISVM DPC is not allowed for old service provider input.
7050	Subscription Version Management	ISVM DPC is not allowed for Porting-to-Original ports.
7051	Subscription Version Management	CNAM SSN is not allowed for Porting-to-Original ports.
7052	Subscription Version Management	CNAM SSN is not allowed for old service provider input.
7053	Subscription Version Management	CNAM DPC is not allowed for old service provider input.
7054	Subscription Version Management	CNAM DPC is not allowed for Porting-to-Original ports.
7055	Subscription Version Management	CLASS SSN is not allowed for Porting-to-Original ports.
7056	Subscription Version Management	CLASS SSN is not allowed for old service provider input.
7057	Subscription Version Management	CLASS DPC is not allowed for old service provider input.
7058	Subscription Version Management	CLASS DPC is not allowed for Porting-to-Original ports.
7059	Subscription Version Management	LRN is not allowed for Porting-to-Original ports.
7060	Subscription Version Management	LRN is not allowed for old service provider input.
7061	Subscription Version Management	New Service Provider due date is not allowed for Old Service Provider input.
7062	Subscription Version Management	Old Service Provider due date is not allowed for New Service Provider input.

Error Number	Functional Area	Message Text
7063	Subscription Version Management	Old Service Provider Authorization Flag is not allowed for New Service Provider input.
7064	Subscription Version Management	Old Service Provider Authorization Flag is not allowed for Intra-Service Ports.
7065	Subscription Version Management	Billing Service Provider ID is not allowed for Old Service Provder input.
7066	Subscription Version Management	End User Location is not allowed for Old Service Provder input.
7067	Subscription Version Management	End User Location Type is not allowed for Old Service Provder input.
7068	Subscription Version Management	Either the Ported Telephone Number or the Subscription Version ID is required to activate a subscription version.
7069	Subscription Version Management	The Old Service Provider cannot modify an intra-service port.
7070	Subscription Version Management	Only the Current Service Provider can disconnect a subscription version.
7071	Subscription Version Management	The subscription version cannot be disconnected until a pending subscription version is canceled.
7072	Subscription Version Management	The subscription version cannot be put in conflict resolution because its current status is not conflict.
7073	Subscription Version Management	Only the Current Service Provider can activate a subscription version.
7074	Subscription Version Management	A pending subscription version cannot be activated before its npa_nxx’s effective date.
7075	Subscription Version Management	NPAC SMS allows only one sending Subscription Version per subscription.
7076	Subscription Version Management	NPAC SMS allows only one active Subscription Version per subscription.
7077	Subscription Version Management	Request failed on previous subscription version.
7078	Subscription Version Management	Required subscription version ID is missing from input data.
7079	Subscription Version Management	Required TimerId is missing from input data.
7080	Subscription Version Management	Required ConflictDate is missing from input data.
7081	Subscription Version Management	Required PendingDate is missing from input data.
7082	Subscription Version Management	The Service Provider requesting this cancel did not create the subscription version.
7083	Subscription Version Management	There is no subscription version with the requested status.

Error Number	Functional Area	Message Text
7084	Subscription Version Management	The subscription version status is required to modify a subscription version.
7085	Subscription Version Management	The action ID field is required for LsmsSvNotifyResponseEvent event type.
7086	Subscription Version Management	The old service provider cannot request conflict resolution.
7087	Subscription Version Management	Mass Update requires at least one of the following as input: LRN, a gtt data item, billing id, end user location, end user location type.
7088	Subscription Version Management	Active subscription versions cannot be modified via CMIP set.
7089	Subscription Version Management	The Old Service Provider has already put this subscription version into conflict the maximum number of times.
7090	Subscription Version Management	It is too close to the New Service Provider due date for the Old Service Provider to place the subscription version into conflict.
7091	Subscription Version Management	This subscription version may not be activated because the Old Service Provider’s concurrence window has not yet expired.
7092	Subscription Version Management	Required originating SPID is missing from input data.
7093	Subscription Version Management	SV - Notification SV_MODIFIED missing response.
7094	Subscription Version Management	Either the Ported Telephone Number or the Subscription Version ID is required to modify a subscription version.
7095	Subscription Version Management	Required Resync Type is missing from input data.
7096	Subscription Version Management	Required Resync Start Timestamp is missing from input data.
7097	Subscription Version Management	Either the Ported Telephone Number or the Subscription Version ID is required to cancel a subscription version.
7098	Subscription Version Management	Either the Ported Telephone Number or the Subscription Version ID is required to resolve a conflicted subscription version.
7099	Subscription Version Management	Either the Ported Telephone Number or the Subscription Version ID is required to disconnect a subscription version.
7100	Subscription Version Management	Either the Ported Telephone Number or the Subscription Version ID is required to create a subscription version.
7101	Subscription Version Management	The NPA-NXX of the TN has been split. The entered TN is the old NPA-NXX.
7102	Subscription Version Management	Either the subscription version ID or TN is required for concurrence.
7103	Subscription Version Management	A TN range is not allowed for concurrence.
7104	Subscription Version Management	The Status Change Cause Code is required if the authorization flag is false.

Error Number	Functional Area	Message Text
7105	Subscription Version Management	The Status Change Cause Code cannot be set if the authorization flag is true.
7106	Subscription Version Management	The Status Change Cause Code cannot be set if the new service provider is the originator.
7107	Subscription Version Management	Invalid Status Change Cause Code.
7108	Subscription Version Management	A pending subscription version cannot be activated before its due date.
7109	Subscription Version Management	The Old Service Provider cannot cancel this subscription version which is in conflict because the New Service Provider did not concur with a prior cancellation.
7110	Subscription Version Management	The New Service Provider cannot resolve this conflict until the tunable period of time has passed since the Old Service Provider moved it into conflict.
7111	Subscription Version Management	Porting To Original Flag is not allowed for old service provider input.
7112	Subscription Version Management	At least one of the following is required as input for subscription version modification: LRN, a gtt data item, billing id, end user location, end user location type.
7113	Subscription Version Management	LSMS did not respond in allotted time.
7114	Subscription Version Management	Missing SV Tunable value.
7115	Subscription Version Management	The Status Change Cause Code is required if the old service provider is the originator.
7116	Subscription Version Management	The subscription version cannot be resent because it does not have a failed LSMS list.
7117	Subscription Version Management	Either the due date or the authorization flag is required to modify a subscription version by the old Service Provider.
7118	Subscription Version Management	On a modify by new/current Service Provider, one of the GTT input data fields, lrn, billing data, or due date is required.
7119	Subscription Version Management	A Disconnect request for an active subscription version for this TN previously failed. This failure must be resolved before a create is allowed.
7120	Subscription Version Management	The LNP Type input in the event does not match the LNP type of a pending SV for this TN.
7121	Subscription Version Management	A subscription version with cancel pending status exists. A new one cannot be created for this TN.
7122	Subscription Version Management	A pending subscription version for the TN exists.
7123	Subscription Version Management	A subscription version with disconnect pending status exists. A new one cannot be created for this TN.
7124	Subscription Version Management	The old authorization flag of a subscription version with active status cannot be modified.
7125	Subscription Version Management	The change cause code of a subscription version with active status cannot be modified.

Error Number	Functional Area	Message Text
7126	Subscription Version Management	A Failed subscription version for the TN exists. This failure must be resolved before a modify is allowed.
7127	Subscription Version Management	There is no subscription version matching the query filter data.
7128	Subscription Version Management	The Service Provider requesting this modify did not create the subscription version.
7129	Subscription Version Management	The Ending Station must be a number greater than the Starting Station.
7130	Subscription Version Management	The LNP Type must be either LISP or LSPP.
7131	Subscription Version Management	The Old Service Provider cannot cancel a disconnect pending subscription version.
7132	Subscription Version Management	A subscription version with sending status exists. A new one cannot be created for this TN.
7133	Subscription Version Management	The Service Provider requesting this conflict did not create the subscription version.
7134	Subscription Version Management	Waiting on New SP concurrence. The Service Provider issuing this cancel already cancelled the subscription version.
7135	Subscription Version Management	Waiting on Old SP concurrence. The Service Provider issuing this cancel already cancelled the subscription version.
7136	Subscription Version Management	There must be an active SV for a porting to original port.
7137	Subscription Version Management	The requested subscription version does not exist.
7138	Subscription Version Management	A subscription version with pending status exists. A new one cannot be created for this TN.
7139	Subscription Version Management	The Service Provider requesting this conflict resolution did not create the subscription version.
7140	Subscription Version Management	The Old Service Provider ID must not match the New Service Provider ID for an Inter-Service Port.
7141	Subscription Version Management	Subscription version must be in cancel pending state for concurrence.
7500		The entered due date differs from the due date entered by the other Service Provider.
7750		No subscription versions found for the given input search criteria.
7751		Subscriptions found exceed maximum query limit.
7752	Subscription Version Management	Subscription version must be in pending or conflict state for create timeout.
7753	Subscription Version Management	Subscription version must be in cancel pending state for cancel timeout.
7800	Subscription Version Management	The old customer id on the create does not match the owner of the associated npanxx.

Error Number	Functional Area	Message Text
9000		Invalid date entered.
9001		Invalid time entered.
9002		Audit Profile name too long.
9003		Invalid TN data entered.
9004		Audit Profile name is not unique.
9005	Audit Administration	No audits match the entered criteria.
9006	Audit Administration	Could not cancel specified Audit(s)
9007	Audit Administration	Audit validation failed.
9008	Audit Administration	No SPs to audit.
9009	Audit Administration	Need required event input data
9010	Audit Administration	Failed to generate a unique name for a periodic audit.
9011	Audit Administration	Failed to generate a discrepancy for an SV mismatch.
9012	Audit Administration	Failed to issue query events.
9013	Audit Administration	Starting Station > Ending Station Error
9014	Audit Administration	CMIP bounced, which killed our query.
9015	Audit Administration	We can’t use input data that conflicts with itself
9016	Audit Administration	Failed to issue SP Notification events.
9017	Audit Administration	Failed to retrieve allowable function mask
9018	Audit Administration	Event Process failed
9019	Audit Administration	Discrepancy created with invalid reason code.
9500		NPA does not exist in the NPAC SMS data.
9501		NPA-NXX combination does not exist in the NPAC SMS data.
9750		No TNs found within the range entered.
9751		No results have yet been reported for the selected audit.
10000		Invalid NPA data entered.
10001		Invalid NXX data entered.
10002		Invalid LRN data entered.
10003		Invalid range for NXXs (second must be greater than first).
10004		Invalid range for LRNs (second must be greater than first).
10005		Invalid printer name entered.
10006		Too many characters entered in printer field.
10007		Invalid TN entered in fax field.
10008		Too many characters entered in file name field.

Error Number	Functional Area	Message Text
10009		Invalid file name entered.
10010		No generated file name entered.
10011		No destination designated for report.
10012		Invalid date entered.
10013		Invalid parameters detected in Report Parameters.
10014		End date occurs before the start date.
10015		Requester does not have privileges to generate this report.
10016		Event missing customer ID
10017	Report Administration	No existing report or incorrect permissions
10018	Report Administration	Failure scanning existing report directory
10019	Report Administration	Failure opening existing report directory
10020	Report Administration	Failure retrieving originator information
10021	Report Administration	Failure printing report file
10022	Report Administration	Failure emailing report file
10023	Report Administration	Failure faxing report file
10024	Report Administration	Failure moving report file
10025	Report Administration	Failure renaming report file
10026	Report Administration	Failure running report
10750		No billing data exists for the entered criteria.
11000		Invalid date entered.
11001		Invalid printer name entered.
11002		Too many characters entered in printer field.
11003		Invalid TN entered in fax field.
11004		Too many characters entered in file name field.
11005		End date occurs before the start date.
11006		You cannot post-date service element collection changes.
11007		Invalid file name entered.
11008		Incomplete Request Parameter Set.
11009	Service Element Usage Management	Invalid category for billing
11010	Service Element Usage Management	Invalid Multiplier Specified.
11011	Service Element Usage Management	Unable To Read Multiplier.

Error Number	Functional Area	Message Text
11500		Unable to connect to entered fax number.
12000		Oracle RDBMS has reported the following Database Server Error: ORA-nnnnn
12001		Oracle RDBMS has reported the following SQL Execution Error: ORA-nnnnn
12002		Oracle RDBMS has reported the following Stored Procedure/Trigger Error: ORAnnnnn
12003		Oracle RDBMS has reported the following Database Networking (SQL*NET) Error: ORA-nnnnn
12004		Oracle RDBMS has reported the following Replication Server Error ORA-nnnnn
12005		Oracle RDBMS has reported the following Report Writer Error: ORA-nnnnn
12006	Database	Oracle RDBMS database has been disconnected.
13000	Housekeeping	Housekeeping error
13001	Housekeeping	Housekeeping tuna value error
13002	Housekeeping	Invalid event subtype
13003	Housekeeping	Tunable Not Found
13004	Housekeeping	InvalidPurgeAction
14000		No Desc
14001		No Desc
14002		No Desc
14003		No Desc
14004		No Desc
14005		No Desc
14006		No Desc
14007		No Desc
14008		No Desc
14009		No Desc
14010		No Desc
14011		No Desc
14012		No Desc
14013		No Desc
14014		No Desc
14015		No Desc
14016	CMIP	CMIP process restarted
14017		No Desc
14018		No Desc

Error Number	Functional Area	Message Text
14019		No Desc
14020		No Desc
14021		No Desc
14022		No Desc
14023		No Desc
14024		No Desc
14025		No Desc
14026		No Desc
14027		No Desc
14028		No Desc
14029		No Desc
14030		No Desc
14031		No Desc
14032		No Desc
14033		No Desc
14034		No Desc

[Graphic Omitted:  Title graphic – Terms and Acronyms]

Terms and
Acronyms

Following are the acronyms associated with the NPAC SMS.

Term	Definition
APDU	Application Protocol Data Unit
ASN.1	Abstract Syntax Notation 1
BER	Basic Encoding Rules
CARE	Customer Account Record Exchange
CER	Canonical Encoding Rules
CLASS	Custom Local Area Signaling Services.
CME	Conformance Management Entity
CMIP	Common Management Information Protocol
CMISE	Common Management Information Service Element
CNAM	Caller Id with Name
DER	Distinguished Encoding Rules
DES	Data Encryption Standard
DPC	Destination Point Code
FR	Frame Relay
FTP	File Transfer Protocol
GDMO	Generalized Definitions of Managed Objects
GMT	Greenwich Mean Time
GTT	Global Title Translation
GUI	Graphical User Interface
HTML	Hypertext Markup Language
ICC	Illinois Commerce Commission
IEC	International Electrotechnical Commission
IIS	Interoperable Interface Specification
IP	Internet Protocol
ISO	International Organization of Standardization
ISVM	Inter-Switch Voice Mail
KEK	Key Encryption Key
LIDB	Line Information Database
LISP	Local Intra-Service Provider Port
LNP	Local Number Portability
LRN	Location Routing Number
LSMS	Local Service Management System
LSPP	Local Service Provider Portability
MAC	Media Access Control
MD5	Message Digest (Version 5)
NANP	North American Numbering Plan.
NE	Network Element
NMF	Network Management Forum
NPA	Numbering Plan Area
NPAC	Number Portability Administration Center
NPAC SMS	Number Portability Administration Center and Service Management System

NSAP	Network Layer Service Access Point
NXX	Exchange
OCN	Operating Company Number
OSI	Open Systems Interconnect
OpGUI	Operational GUI
PIN	Personal Identification Number
PKCS	Public Key Crypto System
POP	Point-Of-Presence.
PPP	Point-To-Point Protocol
PSAP	Presentation Layer Service Access Point
RFP	Request for Proposal
RSA	Rivest, Shamir, and Adelman (encryption algorithm)
SCP	Service Control Point
SMS	Service Management System
SOA	Service Order Activation
SP	Service Provider
SPID	Service Provider ID
SSAP	Session Layer Service Access Point
SSN	Subsystem Number
STP	Signal Transfer Point.
SV	Subscription Version
TCAP	Transaction Capabilities Action Part.
TMN	Telecommunications Management Network
TN	Telephone Number

September 19, 1997	Lockheed Martin IMS Corporation Confidential	Page 22

TSAP Transport Layer Service Access Point WWW World Wide Web

[Graphic Omitted:  Title graphic – NPAC SMS Reports]

NPAC SMS Reports

This section contains samples of the reports that are produced by the NPAC SMS.

Note: Please note that all times are reported in GMT.  All reports are sorted in ascending order.

Note: All Activation Date or Activation Timestamp columns in the reports refer to the Activation Broadcast Complete Timestamp.

[Graphic Omitted:  Screen shot of sample audit summary report for NPAC SMS]

Figure 1 Audit Summary Report (NPAC and SP) Figure 2 Encryption Keys Report (NPAC Only) Figure 3 Error Log Report (NPAC Only) Figure 4 History Report (NPAC Only) Figure 5 LRN Report (NPAC and SP) Figure 6 Notification Log Report (NPAC Only) Figure 7 NPA Split Report (NPAC and SP) Figure 8 NPAC Customer Report (NPAC and SP)

[Graphics Omitted (Series of 7):  Screen shots of sample reports generated by NPAC SMS]

Note: SP versions of this report contain the requesting SP’s specific information only.

[Graphic Omitted:  Screen shot of sample report generated by NPAC SMS]

Figure 9 Open NPA-NXX Report (NPAC and SP)

[Graphics Omitted (Series of 16):  Screen shots of sample reports generated by NPAC SMS]

September 19, 1997 Lockheed Martin IMS Corporation Confidential Page 50

[Graphics Omitted (Series of 5):  Screen shots of sample reports generated by NPAC SMS]

07/23/1996 Downloads Performance Report Page 1 of 1

07:00

Report of average number of downloads for date/time range

From 07/22/1996 18:00 to 07/22/1996 19:30

SERVICE PROVIDER TELEPHONE NUMBERS

PER SECOND

Ameritech 25.1
AT&T 23.1
MCI Metro 22.1
MFS 22.4
Sprint 23.3
TCG 26.3

Figure 31 System Statistics - Download Performance Report (NPAC Only)

07/22/1996 Transaction Performance Report Page 1 of 1

16:00

Report of average number of CMISE transactions for date/time range

From 07/22/1996 13:30 to 07/22/1996 15:30

SERVICE PROVIDER CMISE TRANSACTIONS

PER SECOND
Ameritech 25.1
AT&T 23.1
MCI Metro 22.1
MFS 22.4
Sprint 23.3
TCG 26.5

Figure 32 System Statistics - Transaction Performance Report (NPAC Only)

[Graphics Omitted (Series of 6):  Screen shots of sample reports generated by NPAC SMS]

[Graphic Omitted:  Title graphic – Download File Examples]

Download File Examples

Subscription Download File

Note: All fields within files discussed in the following section are variable length.

The following table describes each field of the sample subscription download file. This download file example contains data for three subscriptions, with three lines for each subscription. Each subscription is one record in the file, pipe delimited, with a carriage return(CR) between each subscription. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

Table 2 describes the entries for subscription 1: The “Value in Example” column directly correlates to the values for subscription 1 in the download file example, as seen in Figure 39.

The file name for the Subscriptions download file will be in the format:

NPANXX - NPANXX.DD-MM-YYYYHHMMSS

The Subscriptions file given in the example would be named:

303123-303125.13-10-1996081122

Note: The files available for LSMS compares will be defined as one NPA-NXX per file.

Table 2  Explanation of the Fields in the Subscription Download File

Field Number	Field Name	Value in Example
1	Version Id	0000000001
2	Version TN	3031231000
3	LRN	1234567890
4	New Current Service Provider Id	0001
5	Activation Timestamp	19960916152337 (yyyymmddhhmmss)
7	CLASS DPC	123456789
8	CLASS SSN	123
9	LIDB DPC	123456789
10	LIDB SSN	123
11	ISVM DPC	123456789
12	ISVM SSN	123
13	CNAM DPC	123456789
14	CNAM SSN	123
15	End user Location Value	123456789012
16	End User Location Type	12
17	Billing Id	0001
18	LNP Type	0
19	Download Reason	0

[Graphic Omitted:  Sample download file]

Network Download File

The following tables describe each field of the network download files.This series of download file examples contain data for one Service Provider that has three NPA-NXXs and three LRNs.

The Service Provider block contains one record in the file, individual fields are pipe delimited, with a carriage return(CR) after the Service Provider Id/Name.The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table 2 directly correlates to the values for the Service Provider in the download file example, as seen in Figure 40.

The file name for the Service Provider download file will be in the format:

SPID.DD-MM-YYYYHHMMSS

The Service Provider file given in the example would be named:

SPID.13-10-1996081122

Table 3  Explanation of the Fields in the Network Service Provider Download File

Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	Service Provider Name	AMERITECH

0001|AMERITECH(CR)(Service Provider Id/Name)

Figure 40 Service Provider Download File Example

The NPA/NXX download block contains three records in the file, individual fields are pipe delimited, with a carriage return(CR) after each NPA-NXX record. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table 2 directly correlates to the values for the first NPA/NXX in the download file example, as seen in Figure 41.

The file name for the NPA-NXX download file will be in the format:

NPANXX.DD-MM-YYYYHHMMSS

The NPA-NXX file given in the example would be named:

NPANXX.13-10-1996081122

Table 4  Explanation of the Fields in the Network NPA/NXX Download File

Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	NPA-NXX Id	2853
3	NPA-NXX Value	303-123
4	Creation TimeStamp	19960101155555
5	Effective TimeStamp	19960105000000
6	Download Reason	0

0001|2853|303-123|19960101155555|19960105000000|0|(NPA-NXX	1)
0001|2864|303-124|19960101155556|19960105000000|0|(NPA-NXX	2)
0001|2870|303-125|19960101155557|19960105000000|0(CR)(NPA-NXX	3)

Figure 41 NPA-NXX Download File Example

The LRN download block contains three records in the file, individual fields are pipe delimited, with a carriage return(CR) after each LRN record. The breaks in the lines and the parenthesized comments are solely for ease of reading and understanding.

The “Value in Example” column in Table 2 directly correlates to the values for the first LRN in the download file example, as seen in Figure42.

The file name for the LRN download file will be in the format:

LRN.DD-MM-YYYYHHMMSS

The LRN file given in the example would be named:

LRN.13-10-1996081122

Table 5  Explanation of the Fields in the Network LRN Download File

Field Number	Field Name	Value in Example
1	Service Provider Id	0001
2	LRN Id	1624
3	LRN Value	1234567890
4	Creation TimeStamp	19960101155559
5	Download Reason	0

0001|1624|1234567890|19960101155559|0|(LRN 1)
0001|1633|1234567891|1996010115570010|0|(LRN 2)
0001|1650|1234567892|1996010115580505|0(CR)(LRN 3)

Figure 42 Network LRN Download FIle Example

[Graphic Omitted:  Title graphic – Encryption Key Exchange]

Encryption Key Exchange

The mechanized interface to NPAC SMS requires an exchange of the encryption keys used to verify digital signatures. This exchange will consist of a file containing the 1000 key list, and an acknowledgment of receipt of the list will consist of a file containing the MD5 checksum value of each key in the list. The formats for these files is described here.

Key Exchange File

The following table shows the format of the encryption key exchange file. This file consists of some header information, followed by 1000 instances of key information. There are no separators of any kind between the individual fields, between the header and key data, or between each set of key data.

Table 6  Encryption Key Exchange File Format

Field #	Field Name	Type	Size (bytes)	Format
1	NPAC Customer Id	ASCII	4	Character String
2	File Creation Date	ASCII	14	MMDDYYYYHHmmSS
3	List Id	Binary	2	16 bit integer
4	Key Size (in bits)	Binary	4	32 bit integer
5	Key Id	Binary	2	16 bit integer
6	public exponent size	Binary	2	16 bit integer
7	public exponent	Binary	variable(a)	integer
8	public modulus	Binary	variable(b)	integer
9	Key Id	Binary	2	16 bit integer
10	public exponent size	Binary	2	16 bit integer
11	public exponent	Binary	variable	integer
12	public modulus	Binary	variable	integer
. . .	. . .	. . .	. . .	. . .
4001	Key Id	Binary	2	16 bit integer
4002	public exponent size	Binary	2	16 bit integer
4003	public exponent	Binary	variable	integer
4004	public modulus	Binary	variable	integer

(a)  The size of the public exponent is determined by the previous field of the key data, public exponent size.

(b)  The size of the public modulus is determined by the key size field in the header data. The number of bytes for each modulus is equal to the number of bits divided by 8, rounded up.

Key Acknowledgment File

Before a key list may be used, the sender must receive a key acknowledgment file. The key acknowledgment file serves two purposes:

1.                                       1. Verify that the key list has been received by the intended recipient.

2.                                       2. Verify the correctness of each key in the list.

Furthermore, the need for an acknowledgment of this kind is specified in requirement R7-108.2. Once this file has been received, the sender of the key list can put the list into active use.

Table 7 below shows the format of the encryption key acknowledgment file. This file consists of some header information, followed by 1000 instances of key hash information. There are no separators of any kind between the individual fields, between the header and key hash data, or between each set of key hash data. The MD5 hash value will be calculated from the public modulus value of the key.

Table 7  Encryption Key acknowledgment File Format

Field #	Field Name	Type	Size (bytes)	Format
1	NPAC Customer Id	ASCII	4	Character String
2	File Creation Date	ASCII	14	MMDDYYYYHHmmSS
3	List Id	Binary	2	16 bit integer
4	Key Id	Binary	2	16 bit integer
5	Key’s MD5 hash	Binary	16	128 bit integer
6	Key Id	Binary	2	16 bit integer
7	Key’s MD5 hash	Binary	16	128 bit integer
. . .	. . .	. . .	. . .	. . .
2002	Key Id	Binary	2	16 bit integer
2003	Key’s MD5 hash	Binary	16	128 bit integer

Key Exchange using PGP

LNP Key exchange can be accomplished via email, ftp or an exchange of physical media using

PGP for security. Using PGP, a Service Provider will generate a pair of keys, one private and one public. The Service Provider will transmit the public key to the NPAC. This may be done via email or ftp, or any other mechanism of exchanging files. The key in this file is then saved by the NPAC’s PGP program. This key can now be used to encrypt files that only the Service Provider may decrypt, even if the key is intercepted by someone, it will not matter, they cannot use it to do anything other than encrypt messages for the Service Provider.

At this point, the NPAC can encrypt a file containing the keys for the Service Provider. This file may be emailed, put on the ftp site, or put on a disk for the Service Provider.

For LNP key lists that the Service Provider must provide to the NPAC, the reverse procedure would apply. First the NPAC would send a public key to the Service Provider. The Service Provider then encrypts their key list using the public key, and somehow gets the encrypted file to the NPAC.

[Graphic Omitted:  Title graphic – Service Element Usage Export File]

Service Element
Usage Export File

This section contains a sample export file for a third party billing system.

Note: The format and contents of the export file is open for change, depending on the capabilities and requirements of the third party billing system (to be selected.)

Table 8  Sample Export File Field Formats

Field #	Field Name	Type	Length	Format
1	Event Identifier	Numeric	10	Character String
2	Start Date of Usage	YYMMDD	6	Character String
3	Start Time of Usage	HHMM	4	Character String
4	End Date of Usage	YYMMDD	6	Character String
5	End Time of Usage	HHMM	4	Character String
6	Actual Usage Date	YYMMDD	6	Character String
7	Actual Usage Time	HHMM	4	Character String
8	Service Element Type	One of: • Storage • SV transactions • Report generation • Service activation • Login session • Add User • Audit	Variable	Character String
9	Service Element Subtype	For SV Transactions: • SV create • SV activate • SV modify • SV disconnect • SV conflict • SV conflict resolution • SV cancel For Storage: • Disk • LRN • NPA-NXX • SV	Variable	Character String
10	Quantity	Numeric	10	Character String
11	TN	For SV transactions only: • NPANXX Station	2	Character String
12	NPAC Customer	Alphanumeric	Variable	Character String
13	Audit Originator	For audits only: • Audit originator	Variable	Character String

# Checksum: 1010715438 9700
# Record Count: 83
# Regional Identifier: Midwest Regional NPAC SMS
#
# NOTE: To verify checksum, use the following command,
# replacing <datafile> with the name of this file.
# grep -v ‘^#’ | cksum <datafile>

#
1641,091797,0000,091797,2359,091797,1642,Storage,Disk,0,,Ameritech,
1642,091797,0000,091797,2359,091797,1217,Storage,SV,6500,,Ameritech,
1643,091797,0000,091797,2359,091797,2359,Storage,LRN,259,,Ameritech,
1644,091797,0000,091797,2359,091797,2359,Storage,NPANXX,6656,,Ameritech,
1645,091797,0000,091797,2359,091797,2359,SvcActivation,,0,,Ameritech,
1646,091797,0000,091797,2359,091797,2359,AddUser,,0,,Ameritech,
1647,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791090,Ameritech,
1648,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791091,Ameritech,
1649,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791092,Ameritech,
1650,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791093,Ameritech,
1651,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791095,Ameritech,
1652,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791096,Ameritech,
1653,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791097,Ameritech,
1654,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791098,Ameritech,
1655,091797,0000,091797,2359,091797,1802,SVTxn,Create,1,6145791099,Ameritech,
1656,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791095,Ameritech,
1657,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791095,Ameritech,
1658,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791096,Ameritech,
1659,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791096,Ameritech,
1660,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791097,Ameritech,
1661,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791097,Ameritech,
1662,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791098,Ameritech,
1663,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791098,Ameritech,
1664,091797,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791099,Ameritech,
1665,091697,0000,091797,2359,091797,2017,SVTxn,Activation,1,6145791099,Ameritech,
1666,091797,0000,091797,2359,091797,2120,Login,,8,,Ameritech,
1667,091797,0000,091797,2359,091797,2359,Storage,Disk,0,,Customer SPID 0288,
1668,091797,0000,091797,2359,091797,2359,Storage,SV,66000,,Customer SPID 0288,
1672,091797,0000,091797,2359,091797,0642,AddUser,,0,,Customer SPID 0288,
1682,091697,0000,091797,2359,091797,0700,Login,,2,,Customer SPID 0288,
1683,091697,0000,091797,2359,091797,2359,Storage,Disk,0,,MFS Worldcom,
1684,091697,0000,091797,2359,091797,2359,Storage,SV,8000,,MFS Worldcom,
1685,091697,0000,091797,2359,091797,2359,Storage,LRN,37,,MFS Worldcom,
1686,091697,0000,091797,2359,091797,2359,Storage,NPANXX,576,,MFS Worldcom,
1687,091697,0000,091797,2359,091797,2359,SvcActivation,,0,,MFS Worldcom,
1688,091697,0000,091797,2359,091797,2359,AddUser,,0,,MFS Worldcom,
1709,091697,0000,091797,2359,091797,2217,SVTxn,Activation,1,6145791091,MFS Worldcom,
1710,091697,0000,091797,2359,091797,2217,SVTxn,Activation,1,6145791093,MFS Worldcom,
1711,091697,0000,091797,2359,091797,2217,SVTxn,Activation,1,6145791095,MFS Worldcom,
1712,091697,0000,091797,2359,091797,2217,SVTxn,Activation,1,6145791096,MFS Worldcom,
1713,091697,0000,091797,2359,091797,2217,SVTxn,Activation,1,6145791097,MFS Worldcom,

1714,091697,0000,091797,2359,091797,2217,SVTxn,Activation,1,6145791098,MFS Worldcom,
1715,091697,0000,091797,2359,091797,2217,Audit,,1,,MFS Worldcom,MFS Woldcom
# END-OF-EXPORT-FILE

Figure 43 Sample Export FIle for a Third Party Billing System

September 19, 1997 Lockheed Martin IMS Corporation Confidential Page 77

[Graphic Omitted:  Title graphic – NPAC SMS Web Site]

NPAC SMS Web Site

The NPAC SMS will provide the NPAC Customer Information, Open LRN information, the Open NPA-NXX information from the LNP Web site home page.

Open NPA-NXX Data

Figure 45 , “Open NPA-NXX Window,” on page 81 , shows the set of NPA-NXXs, per NPAC Customer, that are available for porting.

An NPA-NXX entry followed by a parenthesized date will become available for porting on the indicated date.

Open LRN Window

Figure 46, “Open LRN Window,” shows the set of LRNs, per NPAC Customer, used for LNP switch identification.

NPAC Customer Information Window

Figure 47, “NPAC Customer Information Window,” shows the Service Provider ID and repair contact information within the NPAC SMS that will be posted to the Web site:

[Graphic Omitted: Screen shot of NPAC Customer Information Window]

Figure 44 LNP Web Main Window Figure 45 Open NPA-NXX Window Figure 46 Open LRN Window Figure 47 NPAC Customer Information WIndow

[Graphics Omitted (Series of 3):  NPAC SMS web site screen shots]

[Graphic Omitted:  Title graphic – NPAC SMS External Design Specification]

NPAC SMS External Design Specification

NPAC SMS External Design Specification has been prepared for Lockheed Martin IMS Corporation by:

Evolving Systems, Inc. 9777 Mt. Pyramid Court Englewood, Colorado 80112 (303) 802-1000 FAX (303) 802-1420

[Graphic Omitted: Evolving Systems Logo]

EXHIBIT  L

ADDITIONAL TERMS AND CONDITIONS OF SOFTWARE LICENSE

EXHIBIT L

ADDITIONAL TERMS AND CONDITIONS OF SOFTWARE LICENSE

In addition to the terms and conditions set forth in Section 9.2 or 9.3 of the Agreement, as applicable, the license of the Object Code and Source Code for the NPAC/SMS Software granted to Customer under Section 9.2 or 9.3 shall include the following terms and conditions:

(a)                                 The licensee shall be Customer (or its permitted successors or assigns), and is non-transferable and non-exclusive.

(b)                                The license shall be for use only in connection with providing services similar to the Services to the Users or to any other entity performing a function similar to that of Customer for use in creating, managing and operating a data centre similar to the NPAC/SMS Data Centre for the Service Area as it exists at the time of the grant of the license.  In addition to the above, at the time of the grant of the license, Contractor shall deliver to Customer a current copy of the NPAC/SMS data base records in machine readable format as well as in a format compatible with the current version of the NPAC/SMS Software.

(c)                                 The license shall authorize Customer to use, modify, enhance and copy  the NPAC/SMS Software  to the extent necessary or appropriate under the rights granted in paragraph (b) above.  All other rights shall be reserved to Contractor.

(d)                                The license shall be subject to a confidentiality agreement that incorporates the same confidentiality provisions set forth in Article 15 of the Agreement.  All persons accessing the Object Code or Source Code (including any subcontractor or Successor Contractor personnel) shall be required to sign such confidentiality agreement directly in favor of Contractor (a copy of which shall be delivered to Contractor).

(e)                                 Any sublicense shall be conditioned on the sublicensee’s written acceptance of all of the terms and conditions of the license to provide Customer the services set forth in paragraph (b) above and acknowledgment that Contractor is an intended third party beneficiary of sublicensee’s acknowledgment.

(f)                                   The license shall be terminable at will by Customer, and by Contractor for a material breach of license terms by Customer, its representatives, agents or sublicensees, which breach cannot be cured within 30 days; provided, however, that where such breach (other than with respect to a payment obligation) cannot be reasonably cured within such 30 day period, so long as Customer is diligently pursuing such cure, the time for curing such breach shall be extended for such period as may be reasonably necessary for Customer to complete such cure.  Notwithstanding the foregoing, with respect to breaches of the obligations with respect to maintaining the confidentiality of the Software (a “Confidentiality Breach”), Contractor may not terminate this license solely on the basis of a Confidentiality Breach (a) which does not create a material adverse effect to Contractor’s business and (b) where Customer has promptly documented to Contractor’s reasonable satisfaction, in a writing certified by an officer of Customer, that the Confidentiality Breach was inadvertent and not the result of any failure by Customer, its officers, employees, agents and independent contractors to use all reasonable efforts to comply with their confidentiality obligations to Contractor pursuant to this Agreement (including without limitation compliance with internal Customer confidentiality procedures).

In the event of any Confidentiality Breach, Customer shall use its best efforts to effect prompt cure of such Confidentiality Breach and shall at its own expense take all steps reasonably requested by Contractor to (a) identify the source or causes of the Confidentiality Breach, (b) to prevent any further such breaches, (c) to retrieve any Contractor materials which may have been disseminated in connection with the Confidentiality Breach, (d) to cooperate in Contractor’s pursuit of legal or equitable remedies against any third parties (including Customer employees, agents and independent contractors) responsible for such breach, and (e) to cooperate with Contractor’s efforts to mitigate the effects of the Confidentiality Breach.  Customer’s compliance with this subparagraph shall be a condition for Contractor’s obligation to limit its termination rights hereunder.

Nothing in this clause (f) shall limit or be deemed a waiver of any other remedies available to Contractor under law, equity or contract with respect to any Confidentiality Breach or other breach by Customer of this Agreement.

(g)                                Contractor will not cause the NPAC/SMS Software to contain any feature which would render inaccessible or materially impair in any way the operation of the Object Code and Source Code (including, but not limited to, software locks or drop-dead devices). Except in circumstances where the license is granted following a termination of the Agreement as a result of a breach caused by failure of the NPAC/SMS Software to perform in accordance with the Specifications (a “Software Failure License”), Contractor warrants that the NPAC/SMS Software in the form licensed will perform in compliance with the specifications for 90 days from the date of delivery.  Contractor warrants that the NPAC/SMS Software is accurate and complete as to the software run on the NPAC/SMS Production Computer System at the time of delivery.  Except with respect to a Software Failure License, Contractor warrants that the NPAC/SMS Software in the form licensed can be compiled and run by a programmer reasonably expert in the field and using software tools, libraries, compilers, etc. that are commercially available as of the date of the last release of the NPAC/SMS Software.  Otherwise the license provided herein shall be “as is”.  Contractor shall only be obligated to provide support, maintenance and training if the parties reach mutual agreement therefor, including providing for payment for such services.

(h)                                Contractor’s indemnification for infringement shall be as set forth in Article 18 of the Agreement.  However, such indemnification for infringement shall not apply to the extent the infringement would not have occurred absent modifications, enhancement, combinations or other actions taken by Customer or its sublicensee or any of their representatives, agents or subcontractors.

(i)                                    Customer shall covenant to cooperate with Contractor in connection with any breaches of license terms by Customer representatives, agents and sublicensees, including former employees of such representatives, agents and sublicensees who are given Source Code access and subsequently leave such employ.

(j)                                    Notwithstanding the license, Contractor shall retain ownership of and all rights in the Object Code and Source Code, subject only to license to Customer (and rights granted others by Contractor).  Customer shall own modifications it makes pursuant to the license, subject to Contractor’s ownership of underlying code and documentation. Customer shall not transfer or license its modifications of Source Code to the extent such transfer or license would  include or reveal any  portion of the Source Code or any of Contractor’s Confidential Information.

(k)                                 Upon termination of the license: (i) Customer shall return or destroy, at Contractor’s option, all copies of the Object Code and Source Code in all media and any other materials containing part or all of the Source Code, except for Customer owned modifications, enhancements and related work product; (ii) Customer shall provide Contractor with a complete copy of all Source Code release/access records with respect to the Source Code, as well as any fee or royalty-related records requested by Contractor in connection with a final royalty audit; and (iii) Customer obligations of confidentiality survive any termination.

(l)                                    The insurance requirements set forth in Article 20 shall remain in full force during the term of the license.

(m)                              The royalty for use of the NPAC/SMS Software and related Documentation (the “Royalty”) shall be paid monthly in advance in an amount equal to one-sixtieth (1/60) of the Unrecovered Software Cost (as determined below).

(n)                                Defined Terms for Royalty. [As with Pricing Schedules, this is specifically limited to a US/US solution without divergence from existing US Software]

Contractor shall, upon request for a license at the time of termination of the NPAC/SMS Agreement, calculate the amount of the Royalty.  For purposes of determining the Royalty, the following terms shall have the meanings specified:

“Unrecovered Software Costs” shall equal  (i) the product of the total Development Costs multiplied by the Applicable Margin Factor, less (ii) aggregate Software Revenue; divided by the number of Centralized NPAC LLCs.

“Development Costs” shall mean the aggregate amount of all costs incurred by Contractor in designing, coding, developing, testing, implementing, maintaining and enhancing the NPAC/SMS Software and related Documentation before or during the term of this Agreement, but excluding Statements of Work Development Costs.

“Statements of Work Development Costs” shall mean reimbursable Development Costs incurred by Contractor in the performance of its obligations under Statements of Work for one or more Centralized NPAC LLCs or any User of the NPAC/SMS Software for whom a Centralized NPAC LLC is a liaison to Contractor.

“Applicable Margin Factor” shall be the quotient of (i) one (1) divided by (ii) the remainder of one (1) minus the Reasonable Margin (expressed as a decimal equivalent of the percentage, e.g., for a Reasonable Margin of six percent (6%), use .06).

“Reasonable Margin” shall mean the quotient (expressed as a percentage) of (i) Total LNP Revenue, less the sum of all direct costs of providing the Services to all Centralized NPAC LLCs for the period for which Total LNP Revenue was calculated, divided by (ii) Total LNP Revenue.  For purposes of this calculation, “direct costs” shall be calculated in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the term of the NPAC/SMS Agreement.

“Total LNP Revenue” shall mean all revenue of Contractor under Article 6 of any NPAC/SMS Agreement with any Centralized NPAC LLC (such agreements, the “Centralized NPAC Agreements”) related to the provision of Services by Contractor to the Centralized NPAC LLCs during the twelve (12) months ended on the last day of the last fiscal quarter ending prior to termination of the NPAC/SMS Agreement.

“Software Revenue” shall mean the dollar amount which is the product of (i) the Software Cost Percentage multiplied by (ii) the sum of (A) the aggregate of (x) all TN Porting Event charge revenue received by Contractor under any of the Centralized NPAC Agreements and (y) the aggregate amount of any and all Allocable Target Shortfall Amounts (as defined in Section 6.6 of each Centralized NPAC Agreement) received by Contractor under a Centralized NPAC Agreement.

“Software Cost Percentage” shall be the quotient (expressed in terms of a percentage) of the aggregate amount of Development Costs divided by the aggregate costs, excluding reimbursed Development Costs, incurred by Contractor (before or during the term of the NPAC/SMS Agreement) in providing that portion of the Services (as defined in each of the Centralized NPAC Agreements) that is billed for via the TN Porting Event charge.

(o)                                Customer may, upon request made within 30 days of receiving Contractor’s determination of the Royalty, have Contractor’s determination of the Royalty reviewed by a neutral Third Party.  Upon Customer’s request, Contractor and Customer shall mutually determine a Third Party to review Contractor’s determination of the Royalty.  Either Party shall have reasonable grounds to oppose the selection of the Third Party nominated by the other on the basis of ongoing relationships between the Party, or its members or affiliates, and the nominated Third Party, and each Party shall, and shall require the nominee to, disclose to the other Party any such ongoing relationships.  Once such Third Party is selected and upon receipt by Contractor of an executed confidentiality agreement from such Third Party, Contractor shall provide the Third Party access to the books and records of Contractor and supporting materials as is reasonably necessary to audit Contractor’s determination of the Royalty.  If the Third Party concludes that Contractor’s determination of the Royalty is incorrect the Royalty shall be the lesser of the amounts determined by the Contractor and the Third Party, retroactive to the granting of the license.

(p)                               All disputes between Contractor and Customer with respect to the license herein or matters relating hereto shall be resolved in accordance with the dispute resolution mechanism provided in the Agreement.

EXHIBIT  M

SOFTWARE ESCROW AGREEMENT

NPAC/SMS SERVICES

EXHIBIT M

SOFTWARE ESCROW AGREEMENT

Account Number _____________

THIS SOFTWARE ESCROW AGREEMENT (“Agreement”) is made and entered into as of ____________, _______ (“Effective Date”) by and among _______________________, a ______________ corporation, having offices at _______________________________ (“Escrow Agent”), Lockheed Martin IMS, a New York corporation, having its principal offices at 1200 K Street NW, 11th Floor, Washington, D.C.  20005 (“Contractor”), and Canadian LNP Consortium Inc., a corporation incorporated pursuant to the laws of Canada, having offices at ** (“Customer”).

RECITALS

A.                                   Contractor and Customer have entered into that certain Agreement for Number Portability Administration Center/Service Management System dated as of **, 1998 (as it may be amended from time to time, the “NPAC/SMS Agreement”; all capitalized terms used herein shall have the meanings ascribed therein).

B.                                     Under certain circumstances following the termination of the NPAC/SMS Agreement, Customer is entitled to receive a copy of and a limited license to use the NPAC/SMS Software.

C.                                     Contractor and Customer agree and desire to establish an escrow with Escrow Agent to provide for the retention and administration of the Escrow Materials (described below) pursuant to the following terms and conditions.

AGREEMENT

1.                                      Deposits

Section 1.1                                   Obligation to Make Deposit.  Upon the signing of this Agreement by the parties, Contractor shall deliver to Escrow Agent copies of the NPAC/SMS Software and all NPAC/SMS Software related documentation (the “Escrow Materials”).  The Escrow Materials shall include at least those materials described in Schedule A attached hereto.

Section 1.2                                   Identification of Tangible Media.  Prior to the delivery of the Escrow Materials to Escrow Agent, Contractor shall conspicuously label for identification each document, schematic, magnetic tape, disk, or other tangible media comprising the Escrow Materials.  Additionally, Contractor shall complete Exhibit 1.2, which shall identify Escrow Materials by the item label description, the type of media and the quantity.  At the time of deposit, Exhibit 1.2 must be completed and signed by Contractor and delivered to Escrow Agent with the Escrow Materials.  Unless and until Contractor makes the initial deposit with Escrow Agent, Escrow Agent shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

Section 1.3                                   Deposit Inspection.  When Escrow Agent receives the Escrow Materials and Exhibit 1.2, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Escrow Materials to the item descriptions and quantity listed on Exhibit 1.2. In addition to the deposit inspection, Customer may elect to cause a verification of the Escrow Materials in accordance with Section 1.6 below.

Section 1.4                                   Acceptance of Deposit.  At completion of the deposit inspection, if Escrow Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit 1.2, Escrow Agent will sign Exhibit 1.2 and mail a copy thereof to Contractor and Customer.  If Escrow Agent determines the labeling does not match the item descriptions or quantity on Exhibit 1.2, Escrow Agent will (a) note the discrepancies in writing on Exhibit 1.2; (b) sign Exhibit 1.2 with the exceptions noted; and (c) provide a copy of Exhibit 1.2 to Contractor and Customer.  Escrow Agent’s acceptance of the deposit occurs upon the signing of Exhibit 1.2 by Escrow Agent.  Delivery of the signed Exhibit 1.2 to Customer is Customer’s notice that the Escrow Materials have been received and accepted by Escrow Agent.

Section 1.5                                   Contractor’s Representations.  Contractor represents and warrants as follows as to each deposit of the Escrow Materials:

a.                                       Contractor lawfully possesses all title, rights, and interest in and to all of the Escrow Materials deposited with Escrow Agent;

b.                                      With respect to all of the Escrow Materials, Contractor has the right and authority to grant to Escrow Agent and Customer the rights as provided in this Agreement;

c.                                       The Escrow Materials are not subject to any lien or other encumbrance as of the date hereof, and

d.                                      The Escrow Materials consist of all materials required by the NPAC/SMS Agreement to be deposited with Escrow Agent.

Section 1.6                                   Verification.  Customer shall have the right at any time, at Customer’s expense, to verify itself, or cause a verification by Escrow Agent of, any Escrow Materials, including inspection and testing of the Escrow Materials.  A verification determines, in different levels of detail, the accuracy, completeness and sufficiency of the Escrow Materials and quality of the media.  The foregoing right of inspection is subject to Customer granting both the Escrow Agent and Contractor a reasonable opportunity to be present during any such inspection.

Section 1.7                                   Deposit Updates.  Contractor shall deposit new Escrow Materials, Escrow Materials not previously deposited, and any Enhancements and Maintenance Modifications to any Escrow Materials previously deposited, when completed or every 90 days during the first year of the Agreement and then at the end of each six month period, commencing on the Effective Date hereof, unless Customer agrees in writing that less frequent deposits are acceptable. The information provided on Schedule A and Exhibit 1.2 shall be revised to reflect any updates.  The processing of all deposit updates shall be in accordance with Section 1.2 through Section 1.6 above.  All references in this Agreement to the Escrow Materials shall include the initial Escrow Materials and any updates made pursuant to this Section 1.7.

Section 1.8                                   Removal of Escrow Materials.  The Escrow Materials may be removed, exchanged and/or destroyed only on written instructions signed by Contractor and Customer, or as otherwise provided in this Agreement.

2.                                      Confidentiality and Record Keeping

Section 2.1                                   Confidentiality.  Escrow Agent shall maintain the Escrow Materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized employees of Escrow Agent. Escrow Agent shall exercise at least the same degree of care in holding the Escrow Materials as it would exercise in holding its own similar materials, but in any event no less care than is customary in the industry.  Except as provided in this Agreement, Escrow Agent shall not disclose, transfer, make available, or use the Escrow Materials or other information disclosed to it pursuant to this Agreement.  Escrow Agent shall not disclose the content of this Agreement to any third party.  Escrow Agent shall maintain complete written records of all Escrow Materials deposited with Escrow Agent and all other documents and records relating to this Agreement.  If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Escrow Materials, Escrow Agent will immediately notify the parties to this Agreement.  It shall be the responsibility of Contractor and/or Customer to challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order.  Escrow Agent will not be required to disobey any court or other judicial tribunal order.

Section 2.2                                   Status Reports.  Escrow Agent will issue to Contractor and Customer a report profiling the history of the deposit account created hereunder at least semi-annually.  Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

Section 2.3                                   Audit Rights.  During the term of this Agreement, Contractor and Customer shall each have the right to inspect the written records of Escrow Agent pertaining to this Agreement.  Any inspection shall be held during normal business hours and following reasonable prior notice.

3.                                      Grant of Rights to Escrow Agent

Section 3.1                                   Right to Make Copies.  Escrow Agent shall have the right to make copies of the Escrow Materials as reasonably necessary to perform this Agreement.  Escrow Agent shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the original Escrow Materials onto any copies made by Escrow Agent.

Section 3.2                                   Right to Release.  As of the Effective Date of this Agreement, Contractor hereby grants to Escrow Agent the right to release the Escrow Materials to Customer in accordance with Section 4, below.  Except upon such a release, Escrow Agent is not authorized to, and shall not sublicense, assign or otherwise transfer or release the Escrow Materials.

4.                                      Release of Deposit

Section 4.1                                   Filing For Release.  Customer may request that the Escrow Materials be released by providing to Escrow Agent (i) a duly executed certificate of an officer of Customer certifying that the NPAC/SMS Agreement has been terminated under the circumstances where Customer is entitled to receive a license to the NPAC/SMS Software as set forth in Sections 9.2 and 9.3 of the NPAC/SMS Agreement (the “Release Condition”) and (ii) a written request for the release of the Escrow Materials.  Customer shall also provide a copy of each to Contractor, which shall be forwarded by fax and recognized overnight commercial courier to the addresses then in effect as provided in the NPAC/SMS Agreement.  Upon receipt of such certificate and request, Escrow Agent shall provide a copy of both to Contractor by fax or recognized same day or overnight commercial courier.

Section 4.2                                   Release of Escrow Materials.  If Escrow Agent does not receive Contrary Instructions (as defined below) within 7 days following Escrow Agent’s delivery of a copy of the request for release to Contractor, Escrow Agent shall deliver the Escrow Materials to Customer within 10 days of the date of Customer’s original request for release is delivered to Escrow Agent; provided, however, that Escrow Agent is entitled to receive any fees due Escrow Agent before making such release. “Contrary Instructions” for the purposes of this Article 4 shall mean the filing with Escrow Agent of a duly executed certificate of an officer of Contractor, stating that the Release Condition has not occurred or has been cured in accordance with the terms of the NPAC/SMS Agreement.  On delivery of Contrary Instructions to Escrow Agent, Contractor shall also provide a copy of each to Customer, which shall be forwarded by fax and recognized overnight commercial courier to the addresses then in effect as provided in the NPAC/SMS Agreement.  Upon receipt of Contrary Instructions, Escrow Agent shall provide a copy thereof to Customer by fax or recognized same-day or overnight commercial courier.

Section 4.3                                   Escrow Agent’s Retention in the Event of a Dispute. If Escrow Agent timely receives Contrary Instructions, Escrow Agent shall not release the Escrow Materials and shall continue to store the Escrow Materials until (i) Escrow Agent is delivered a copy of joint written instructions from Contractor and Customer dated after the date of Contrary Instructions, or (ii) Escrow Agent is delivered a copy of an order of the arbitration panel selected by the parties certified by the delivering party to be the final order of such arbitration panel, in either case directing the Escrow Agent as to the disposition of the Escrow Materials.  If the provisions of either Section 4.1 or this Section are satisfied, Escrow Agent shall have no right or obligation to evaluate the merits of the demand or refuse to deliver the Deposit Materials to Customer.

                                                Section 4.4                                   Resolution of Specific Dispute Regarding Release. Contractor shall only dispute the release of the Escrow Materials on the basis that a Release Condition has not occurred or has been cured in accordance with the terms of the NPAC/SMS Agreement.  Any dispute regarding the occurrence and continuation of a Release Condition shall be resolved in accordance with the provisions of the NPAC/SMS Agreement, subject to any arbitration being expedited as provided herein.  Within 7 days of Contractor’s delivery of Contrary Instructions, Contractor and Customer shall each identify to the other (and Escrow Agent) its nominee as arbitrator.  Each party shall instruct its nominee to select a third arbitrator jointly with the nominee of the other party within 7 days of the selection of the latter of the two arbitrators.  The arbitrators nominated by the parties shall also be instructed to notify the parties (and Escrow Agent) of the identity of the third arbitrator within 2 days after the naming of the third arbitrator and the arbitration panel shall have authority only to determine whether or not Escrow Agent shall release the Escrow Materials.  Contractor shall submit its memorandum of fact and law to the arbitrators and Customer within 4 days of notice of the completion of the arbitration panel.  Customer shall have 4 days thereafter to submit its memorandum of fact and law to the arbitrators.  Thereafter, Contractor shall have 3 days to submit its reply to Customer’s memorandum.  The arbitration panel shall be instructed to commence a hearing on the points at issue 5 days following the submission of Customer’s papers, which hearing shall continue day to day until complete and if such hearing is not commenced within 34 days from the delivery of the certificate as described in Section 4.1(i) due to delays caused by Contractor, the Escrow Materials shall be immediately released by Escrow Agent.  Each of Contractor and Customer shall be allotted not more than 4 days to present its principal case at the hearing and Contractor shall be allotted 1 day for rebuttal.  In preparing for the hearing each party agrees to cooperate with the other in allowing expedited depositions of relevant key witnesses.  The arbitration panel shall be instructed to rule on the release of the Escrow Materials at the close of the hearing.  Any other dispute or disagreement between Contractor and Customer relating to this Escrow Agreement shall be resolved by arbitration as more fully set forth in Article 26 of the NPAC/SMS Agreement, and subject to Contractor’s right to petition a court of competent jurisdiction for injunctive relief or a temporary restraining order in connection with an alleged violation of Contractor’s intellectual property rights, as provided in the NPAC/SMS Agreement.

Section 4.5                                   Effect of Release. If (i) the Escrow Materials are released to Customer by the Escrow Agent, and (ii) Contractor thereafter obtains a final judgment of a court in accordance with the NPAC/SMS Agreement concluding that termination was wrongful or did not occur or that the Release Condition did not occur or was cured such that Customer has no right to be in possession of the Escrow Materials, then Customer shall cause all copies of any of the Escrow Materials to be promptly redelivered to the Escrow Agent.  Customer shall also ensure that all of Customer’s agreements with third parties to which it discloses the Escrow Materials include provisions implementing the foregoing return and protective provisions.

5.                                      Term and Termination

Section 5.1                                   Term of Agreement.  The term of this Agreement is year to year, renewing automatically from year to year until such time as (a) Contractor and Customer jointly instruct Escrow Agent in writing as to the disposition of the Escrow Materials or (b) this Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2.  The parties acknowledge that a termination of the NPAC/SMS Agreement shall not cause a termination of this Agreement.

Section 5.2                                   Termination for Nonpayment.  In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to Customer and Contractor.   Any party to this Agreement shall have the right to make the payment to Escrow Agent to cure the default.  If the past-due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent shall have the right to terminate this Agreement 10 days thereafter by sending written notice of termination to all parties, unless the past-due payment is made during such 10 day period.  Escrow Agent shall have no obligation to take any other action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

Section 5.3                                   Disposition of Escrow Materials Upon Termination.  Upon any termination of this Agreement by joint instruction of Contractor and Customer, Escrow Agent shall destroy, return, or otherwise deliver the Escrow Materials in accordance with such instructions.

Section 5.4                                   Survival of Terms Following Termination.  Upon any termination of this Agreement, the following provisions of this Agreement shall survive:

a.                    The obligations of confidentiality set forth in Section 2.1.

b.                   The obligation to pay Escrow Agent any fees and expenses due.

c.                    The provisions of Section 7.

d.                   Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

6.                                      Escrow Agent Fees

                                                Contractor shall solely be responsible for and shall pay Escrow Agent its standard fees and expenses applicable to the services provided.  The fees shall be the standard fees charged by Escrow Agent from time to time.  Escrow Agent shall notify the parties at least 90 days prior to any increase in fees.  For any service not listed on Escrow Agent’s standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.

7.                            Liability and Disputes

Section 7.1                                   Right to Rely on Instructions.  Escrow Agent may act in reliance upon any instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine.  Escrow Agent may assume that only the Customer’s Chairperson or President and such authorized employee of Contractor who gives any written notice, request, or instruction has the authority to do so.  Escrow Agent shall not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

Section 7.2                                   Indemnification.  Escrow Agent shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement.  Provided Escrow Agent has acted in the manner stated in the preceding sentence, Contractor and Customer each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorneys’ fees and other liabilities incurred by Escrow Agent relating in any way to this escrow arrangement.

Section 7.3                                   Dispute Resolution.  Any dispute relating to or arising from this Agreement shall be brought in, and shall be subject to the jurisdiction of, the appropriate court located in **.

Section 7.4                                   Controlling Law.  This Agreement is to be governed and construed in accordance with the laws of ** without regard to its conflict of law provisions.

Section 7.5                                   Notice of Requested Order.  If any party intends to obtain an order from any court of competent jurisdiction which may direct Escrow Agent to take, or refrain from taking, any action, that party shall:

a.                    Give Escrow Agent at least 2 Business Days prior notice of the hearing;

b.                   Include in any such order that, as a precondition to Escrow Agent’s obligation, Escrow Agent be paid in full for any past-due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

                                                c.                    Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Escrow Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other escrow duties.

8.                                      General Provisions

Section 8.1                                   Entire Agreement.  This Agreement, which includes the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written.  No amendment or modification of this Agreement shall be valid or binding unless signed by all parties hereto, except Schedule A need not be signed by Escrow Agent and Exhibit 1.2 need not be signed by Customer.

Section 8.2                                   Notices.  All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit 8.2. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address.  The parties shall have the right to rely on the last known address of the other parties.  Any notice provided for or permitted under this Agreement shall be in writing and will be treated as having been given (i) when delivered personally, (ii) when sent by confirmed facsimile, (iii) three days after it’s sent by a recognized commercial courier with written verification of receipt, or (iv) one week after mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address and to the person set forth in Exhibit 8.2, or at such other place of which, and to the attention of such person of whom, the other party has been notified in accordance with the provisions of this Section.

Section 8.3                                   Severability.  In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

Section 8.4                                   Successors.  This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.  However, Escrow Agent shall have no obligation in performing this Agreement to recognize any successor or assignee of Contractor or Customer unless Escrow Agent receives clear, authoritative and conclusive written evidence of parties hereto by succession or assignment.

Section 8.5                                   Bankruptcy.  Contractor and Customer acknowledge that this Agreement is an “agreement supplementary to” the NPAC/SMS Agreement as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”).  Contractor acknowledges that if either Contractor (as a debtor in possession) or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the NPAC/SMS Agreement or this Agreement, Customer may elect to retain its rights under the NPAC/SMS Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code.  Upon written request of Customer to Contractor or the Bankruptcy Trustee, Contractor or such Bankruptcy Trustee shall not interfere with the rights of Customer as provided in the NPAC/SMS Agreement and this Agreement, including the right to obtain a copy of the Escrow Materials from Escrow Agent.

LOCKHEED MARTIN IMS,	CANADIAN LNP CONSORTIUM INC.
a New York corporation	a Canadian corporation

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Escrow Agent
[____________]

By:
Name:
Title:
Date:

SCHEDULE A

ESCROW MATERIALS

EXHIBIT 1.2

DESCRIPTION OF ESCROW MATERIALS

Deposit Account Number

Contractor Company Name

DEPOSIT TYPE:                                                                                                                                                                                     Initial                                                                                                                                                          Supplemental

DEPOSIT MATERIAL:

Item label description                                                                                                                                                                        Media                                                                                                                                                              Quantity

                                                                                                                                                                                                                                                                                                                                                For Escrow Agent, I certify

                                                                                                                                                                                                                                                                                                                                                that deposit inspection has

                                                                                                                                                                                                                                                                                                                                                been completed (any exceptions

                                                                                                                                                                                                                                                                                                                                                are noted above):

For Contractor, I certify that the above described Escrow Materials completed have been transmitted to Escrow Agent	For Escrow Agent, I certify that deposit inspection has been completed (any exceptions are noted above):
By:	By:
Print Name:	Print Name:
Date:	Date:

EXHIBIT 8.2

PARTY ADDRESSES

EXHIBIT  N

SYSTEM PERFORMANCE PLAN

[Deleted]

EXHIBIT O

STATEMENT OF WORK COST PRINCIPLES

EXHIBIT O

STATEMENT OF WORK COST PRINCIPLES

1.                                      General Principle and Pricing Methodology

The total cost payable by Users or the Customer to Contractor under any Statement of Work (“SOW”), shall be the sum of the applicable Costs (as defined in this Exhibit O) which shall be Reasonable Costs (as defined in this Exhibit O) and which are, or are to be, reasonably and properly incurred and allocated, in accordance with the principles set out herein, in the performance of the SOW, plus the Fee (as defined in this Exhibit O), less any applicable income, rebate, allowance or other credits owing to the Customer or Users.  Such Costs shall be determined in accordance with Contractor’s cost accounting practices, as accepted by the Customer, acting reasonably, and applied consistently on an SOW by SOW basis and demonstrated to the satisfaction of the Customer, acting reasonably.

2.                                      Definition of Costs

“Costs” means the sum of the applicable Direct Costs and Indirect Costs (as defined in this Exhibit O), both of which shall be Reasonable Costs, that have been incurred or will be reasonably incurred by Contractor as a result of implementing a Statement of Work, or postponing implementation of a Statement of Work as a result of delay caused primarily by the Customer or Users (in the case of such postponement, the Costs shall be borne by the party causing such delay in proportion to their respective responsibilities therefor).

I.                                         Definition of a Reasonable Cost

A.                                   A Cost is reasonable if, in nature and amount, it does not exceed that which would be incurred by an ordinary prudent person in the conduct of a competitive business.

B.                                     In determining the reasonableness of a particular Cost, consideration shall be given to:

1.                                       whether the cost is of a type generally recognized as normal and necessary in connection with the performance of the Statement of Work;

2.                                       the restraints and requirements imposed by such factors as generally accepted sound business practices, arm’s length bargaining, federal, provincial, state, and local laws and regulations, and the terms set out in the Statement of Work;

3.                                       the action that prudent business persons would take in the circumstances;

4.                                       significant deviations from the established practices of previous Statements of Work which result in an unjustifiable increase in costs; and

5.                                       the specifications, delivery schedule and quality requirements set out in the Statement of Work.

II.                                     Definition of Direct Costs

A.                                   “Direct Costs” shall be comprised of the following:

1.                                       “Direct Material Costs”, meaning the cost of materials which can be specifically identified and measured as having been used or to be used in performance of the Statement of Work and which are so identified and measured consistently by Contractor’s cost accounting practices as accepted by the Customer, acting reasonably.

a)                                      These materials may include, in addition to materials purchased solely for the Statement of Work or obtained from subcontractors, any other materials issued from Contractor’s general stocks.

b)                                     Materials purchased solely for the Statement of Work or subcontracts shall be charged to the Statement of Work at the net cost to Contractor before cash discounts for prompt payment.

c)                                      Materials issued from Contractor’s general stocks shall be charged to the Statement of Work in accordance with the method as used consistently by Contractor in pricing material inventories.

2.                                       “Direct Labour Cost”, meaning that portion of gross wages or salaries incurred for work which can be specifically identified and measured as having been performed or to be performed pursuant to the Statement of Work and which is so identified and measured consistently by Contractor’s cost accounting practices as accepted by the Customer, acting reasonably.

3.                                       “Other Direct Costs”, meaning those applicable costs, not falling within the categories of Direct Material Cost or Direct Labour Costs, but which can be specifically identified and measured as having been incurred or to be incurred in performance of the Statement of Work and which are so identified and measured consistently by Contractor’s costing practices as accepted by the Customer, acting reasonably.

4.                                       Without restricting the generality of the foregoing principles, Direct Costs may include, but are not limited to costs incurred by Contractor as a result of Contractor attending technical meetings for the purpose of further defining the requirements of, or changes to, the Canadian NPAC/SMS defining requirements and providing a high level analysis of requirements; design, coding and unit testing, system integration testing, regression testing, program management, quality assurance, configuration control, documentation management, direct costs reasonably incurred as a result of any delay caused primarily  by the Customer or a User (in the case of such a delay, the Costs shall be borne by the party causing such delay in proportion to their respective responsibilities therefor), employee benefits, incentive payments, bonuses, necessary travel, meals, costs of subcontractors and consultants, software development and testing infrastructure, software, and associated and incremental maintenance and operating expenses thereof and other direct or allocable direct charges, provided that each of the foregoing costs satisfy the principles set forth herein with respect to Direct Costs including, without limitation, that such Costs are Reasonable Costs.

III.                                 Definition of Indirect Costs

A.                                   “Indirect Costs” shall mean those costs which, though necessarily having been incurred during the period of performance of the Statement of Work in respect of the conduct of Contractor’s business in general, cannot be identified and measured as directly applicable to the Statement of Work.

B.                                     Indirect Costs may include, but are not necessarily restricted to, such items as:

1.                                       indirect materials and supplies;(1)

2.                                       indirect labour;

3.                                       service expenses: expenses of a general nature such as power, heat, light, operation and maintenance of general assets and facilities;

4.                                       fixed/period charges: recurring charges such as property taxes, rentals and reasonable provision for depreciation;

(1)                                  For supplies of similar low-value, high-usage items the costs of which meet the above definition of Direct Material Costs but for which it is economically expensive to account for these costs in the manner prescribed for Direct Costs, then they may be deemed to be Indirect Costs for Statement of Work purposes.

5.                                       general and administrative expenses: including remuneration of executive and corporate officers, office wages and salaries and expenses such as stationery, office supplies, postage and other necessary administration and management expenses;

6.                                       selling and marketing expenses associated with the products or services being acquired under the Statement of Work;

7.                                       general research and development expenses as considered reasonable by the Customer; and

8.                                       costs based on Contractor’s weighted average cost of capital for the preceding twelve (12) months as determined by Contractor’s Chief Financial Officer and verified by Contractor’s external auditors, for financing the Direct Costs and other Indirect Costs from inception to delivery of the work under a Statement of Work.

IV.                                Allocation of Indirect Costs

A.                                   “Indirect Costs” shall be accumulated in appropriate indirect cost pools, reflecting Contractor’s organizational or operational lines, and these pools may subsequently be allocated to Statements of Work in accordance with the following two principles:

1.                                       the costs included in a particular indirect cost pool shall have a similarity of relationship with each Statement of Work to which that indirect cost pool is attributed; further, the costs included in an indirect cost pool should be similar enough in their relationship to each other that the allocation of the total costs in the pool provides a result which would be similar to that achieved if each cost within that pool were separately attributed to such Statement of Work; and

2.                                       the allocation basis for each indirect cost pool should reflect, as far as possible, the causal relationship of the pooled costs to the Statements of Work to which these costs are attributed.

V.                                    Definition of the Fee

The Fee shall be equal to [* * *] percent ([* * *]%) of the aggregate of Direct Costs and Indirect Costs with respect to each discrete SOW.

VI.                                Credits

The portion of any income, rebate, allowance, or any other credit relating to any applicable Direct Cost or Indirect Cost applicable to a Statement of Work, received by or accruing to Contractor, shall be credited to the Customer or Users.

VII.                            Non-applicable Costs

A.                                   Notwithstanding that the following costs may have been or may be reasonably and properly incurred by Contractor in connection with the performance of a Statement of Work, such costs shall not be included for the purposes of any Statement of Work and may not be charged to the Customer or Users:

1.                                       allowance for interest on invested capital, bonds, debentures, bank or other loans together with related bond discounts and finance charges;

2.                                       legal, accounting and consulting fees in connection with financial reorganization, security issues, capital stock issues, obtaining of patents and licenses and prosecution of claims against the Customer or Users;

3.                                       losses on investments, bad debts and expenses for the collection thereof;

4.                                       losses on other contracts;

5.                                       federal, provincial, and state income taxes, excess profit taxes or surtaxes and/or special expenses in connection therewith;

6.                                       provisions for contingencies;

7.                                       premiums for life insurance on the lives of officers and/or directors where proceeds accrue to Contractor;

8.                                       amortization of unrealized appreciation of assets;

9.                                       depreciation of assets paid for by the Customer;

10.                                 fines and penalties;

11.                                 expenses and depreciation of excess facilities;

12.                                 unreasonable compensation for officers and employees;

13.                                 product development or improvement expenses not associated with the products or services being acquired under the Statement of Work;

14.                                 advertising, except reasonable advertising of an industrial or institutional character placed in trade, technical or professional journals for the dissemination of information for the industry or institution;

15.                                 entertainment expenses and travel expenses not directly related to the applicable Statement of Work;

16.                                 donations, except those to charities registered under the Canadian Income Tax Act;

17.                                 dues and other memberships, other than regular trade and professional associations; and

18.                                 fees that are extraordinary or abnormal for professional advice in regard to technical, administrative or accounting matters, unless approval from the Customer is obtained.

VIII.                        Third Party Suppliers

To the extent that any services or materials in connection with a Statement of Work are provided directly or indirectly to the Customer or the Users by a third party, Contractor shall use its best efforts to ensure that the prices charged by such third party are consistent and competitive with those charged by other suppliers of similar services or materials.  Contractor shall continually seek out the best possible prices from all third party suppliers of materials or services.

Amendment No. 37(CA)			Date: October 10, 2003
SOW:	☐	No	October 8, 2003 DRAFT
	☒	Yes

STATEMENT OF WORK

FOR

CANADIAN VIRTUAL POINT OF PRESENCE

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

STATEMENT OF WORK

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Canadian Virtual Point of Presence

1.          PARTIES.

This amendment (this “Amendment” or “Statement of Work” or “SOW”) is entered into pursuant to Article 13 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System (the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).

2.          EFFECTIVENESS.

This Amendment shall be effective as of the 16th day of July, 2003 (the “Amendment Effective Date”) only upon execution of this Amendment by Contractor and Customer.  The number in the upper left-hand corner refers to this Amendment.  Undefined capitalized terms used herein shall have the meanings ascribed by the Master Agreement.

3.          ADDITIONAL SERVICES.

3.1                           Scope.

Contractor shall establish a virtual point of presence (“VPOP”) in a central location in Mississauga, Canada, through which Users shall be able to connect from time to time to Contractor’s Disaster Recovery Data Center, currently located in [* * *] (the “Disaster Recovery Center”). The provision of the VPOP by Contractor pursuant to this SOW shall comprise Additional Services.  The Additional Services set forth in this SOW are not an Enhancement to the NPAC/SMS Software as defined under the Master Agreement.

3.2                           Services.

Contractor shall procure, obtain, and deploy all necessary facilities, hardware, and software, as well as all required licenses, permits, consents, and other rights (the “Underlying Rights”) to establish the VPOP in Mississauga, Ontario, Canada to enable all Users requiring circuit connectivity to the Disaster Recovery Center to connect to such center through the VPOP.  Contractor shall be solely and fully responsible for all aspects of the provision of the VPOP including, without limitation, space, equipment, management, Underlying Rights, and the responsibility for the delivery of User traffic between the VPOP and the Disaster Recovery Center.

In order to access the VPOP, Users will be required to bring their fractional T1 or higher circuit(s) to the VPOP, as further described below.  The VPOP shall have a capacity equal to eight T1’s.  All Users connecting to the VPOP must meet the requirements set forth in the Minimum Connectivity Requirements document issued by Contractor and approved by Customer.  The point of demarcation between Users’ and Contractor’s networks shall be the Users’ connection to the VPOP third party service provider’s patch panel (the “Patch Panel”).  Users are responsible for their circuit up to such connection.  Contractor shall be responsible for connecting its circuit to the VPOP.  For the avoidance of doubt, SLR-7 (SOA/LSMS Interface Availability (User)) as set forth in Exhibit G to the Master Agreement, applies from the User’s connection point to the Patch Panel up to and including the Disaster Recovery Data Center.

3.3                           Limitations.

The provision of the Additional Services set forth in this SOW does not convey any form or type of title or ownership in any real or personal property, including, but not limited to, any networks or any transmission or other facilities and equipment related to the VPOP.

3.4                           Non-Interference.

Subject to and conditional upon Contractor’s provision of the Additional Services in accordance with this SOW and otherwise in accordance with the Master Agreement, Customer and Users agree that Users’ use of and connection to the VPOP shall at all times be in accordance with the terms and conditions of this SOW and the Master Agreement, and that Users’ use of the VPOP otherwise than in accordance with this SOW and the Master Agreement shall not cause any material negative interference with, or material negative impairment of, delivery of the Services by the Contractor to other Users.

4.          OUT OF SCOPE SERVICES.

This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW, and for which Contractor shall be compensated in accordance with Article 8 and Section 7.2, shall not be interpreted, implied, or assumed to include any other service(s) (hereinafter “Out of Scope Services”), which Out of Scope Services shall be provided in accordance with the Master Agreement and, specifically, Article 13, Additional Services.

5.          PROJECT SCHEDULE.

Contractor shall establish the VPOP by July 16, 2003.

6.          COMPLETION AND ACCEPTANCE CRITERIA.

The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A                     Functional Requirements Specifications

N/A                     Requirements Traceability Matrix

N/A                     External Design

N/A                     System Design

N/A                     Detailed Design

N/A                     Integration Test Plan

N/A                     System Test Plan

N/A                     Software Quality Assurance Program Report

   ☒                     User Documentation

N/A                     Software Configuration Management Plan

N/A                     Standards and Metrics

7.          IMPACTS ON MASTER AGREEMENT.

7.1                           Applicable.  The following portions of the Master Agreement are impacted by this SOW:

None                                         Master Agreement

None                                         Exhibit B Functional Requirements Specification

None                                         Exhibit C Interoperable Interface Specification

   ☒                                             Exhibit E Pricing Schedules

None                                         Exhibit F Project Plan and Test Schedule

None                                         Exhibit G Service Level Requirements

None                                         Exhibit H Reporting and Monitoring Requirements

None                                           Exhibit I Key Personnel

None                                           Exhibit J User Agreement Form

None                                         Exhibit K External Design

None                                         Exhibit L Infrastructure/Hardware

None                                           Exhibit M Software Escrow Agreement

None                                       Exhibit N System Performance Plan for NPAC/SMS Services

None                                         Exhibit O Statement of Work Cost Principles

7.2                           Pricing Schedule.  Effective on the Amendment Effective Date, Schedule 1 (Service Element Fees/Unit Pricing) of Exhibit E (Pricing Schedules) of the Master Agreement shall be amended by inserting the following  item under Category 2 (Per User/Per Request Charges) as follows:

VPOP access to Disaster Recovery Data Center	Per month in accordance with SOW37)	CDN$[* * *]

7.3                           Numbering Scheme.  Beginning with this SOW, each amendment to the Master Agreement by way of the execution and delivery of a Statement of Work contemplated by Article 13 of the Master Agreement shall be referenced as an “Amendment” followed by a number signifying the sequence of such amendment, e.g., “Amendment No. 37”.  If such amendment embodies a Statement of Work under the Master Agreement, then the amendment shall also be identified as a Statement of Work.

8.          PRICING.

8.1                           Obligation.

Upon execution of this SOW, Contractor shall be entitled to be compensated for the Additional Services described herein in the amount and on the terms and conditions described below. Such compensation shall be the obligation of each applicable User.  For the purposes of and in accordance with Section 23.3 of the Master Agreement (“Users’ Liability for Payments”), Additional Services, to the extent actually performed, shall be considered to be services performed prior to any such effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, but subject to Section 23.3 of the Master Agreement, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the applicable User(s) as provided for herein.

8.2                           Compensation.

The Parties acknowledge and agree that the pricing expressed in this SOW was calculated prior to the effective date of Exhibit O to the Master Agreement. Notwithstanding the foregoing, the Contractor acknowledges and agrees that the pricing for the Additional Services have been derived and calculated in material compliance with Exhibit O of the Master Agreement, which acknowledgment shall not be interpreted as an admission, by either Party, that Exhibit O is or is not a requirement for this SOW. The Contractor further expressly acknowledges and agrees, with respect to the pricing under this SOW, that such pricing shall not in any way be construed, directly or indirectly, as an agreement of, or waiver by, Customer of its rights to enforce the obligations of Contractor under Exhibit O in respect of any Statement of Work entered into by the Parties following the date of this SOW.

[* * *] US [* * *] Cents (US$[* * *]) Canadian Dollars [* * *] US Dollars [* * *] $[* * *] Canadian Dollars [* * *] $[* * *].

8.3                           Payment.

Contractor shall prepare invoices in accordance with the Master Agreement invoicing, which may include invoicing for charges under other Statements of Work agreed to pursuant to Article 13 of the Master Agreement, on the last day of a calendar month and shall send such invoice to each User for the amount of its User charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.   Late payments will be subject to a one and one-quarter percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.

8.4                           Disputes.

Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing.  Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due. User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the thirty (30) day payment schedule, then such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User.  User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice date.

8.5                           Taxes.

Each User is to remit to or reimburse Contractor for any taxes that it is obligated to pay by law, rule or regulation or under this SOW, the Master Agreement or its respective NPAC/SMS User Agreement.

8.6                           Termination Costs.

Customer shall be entitled to terminate this SOW 37(CA) at any time during the term of provision of the Additional Services under this SOW 37(CA) by Contractor, provided that, in the event of any such termination, Users shall be entitled to re-terminate their circuits in the same fashion, and under the same terms and conditions, as was the case prior to implementation of the VPOP, and the following termination charges shall be payable, by Customer in the periods described below as a Non-Recurring Fee:

Terminate after:	1 - 12 Months	13 - 18 Months	19 - 24 Months	25 - 30 Months	31 - 35 Months
A Commitment Adjustment Charge	$[* * *]	$[* * *]	$[* * *]	$[* * *]	$[* * *]
Service Termination Charge	$[* * *]	$[* * *]	$[* * *]	$[* * *]	$[* * *]
Installation Site Adjustment	$[* * *]	$[* * *]	$[* * *]	$[* * *]	$[* * *]
Installation Fee for the Circuit	$[* * *]	$[* * *]	$[* * *]	$[* * *]	$[* * *]
Total Termination Charge:	$[* * *]	$[* * *]	$[* * *]	$[* * *]	$[* * *]

All amounts set forth in the table above are in US Dollars, and are payable in Canadian Dollars upon conversion of such amounts into Canadian Dollars at the exchange rate determined in accordance with Exhibit E of the Master Agreement.

Notwithstanding the foregoing, Contractor represents and warrants that the foregoing termination charges are the exact charges (without mark up or margin) payable by Contractor to its VPOP supplier in the event of termination by Contractor pursuant to its agreements with its supplier.  Contractor agrees that if Contractor becomes entitled to any discount, rebate or other reduction from such termination charges, any such other discount, rebate or reduction shall be applied in favor of the Customer as a dollar for dollar reduction from the termination charges which may otherwise be, or have been, payable by Customer hereunder.

9.          CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT.

Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this SOW.  From and after the Amendment Effective Date, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

10.                           MISCELLANEOUS.

10.1                     Counterparts.

This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

10.2                     Entire Agreement.

This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this SOW:

CONTRACTOR:   NeuStar, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

CUSTOMER:  Canadian LNP Consortium, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

Amendment No. 39 (CA)			Date: October 10, 2003
SOW:	☒	No
	☐	Yes

AMENDMENT TO EXHIBIT E (PRICING SCHEDULES)

UNDER

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION
CENTER / SERVICE MANAGEMENT SYSTEM

AMENDMENT TO EXHIBIT E (PRICING SCHEDULES)

UNDER

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

PARTIES.

This amendment (this “Amendment”) is entered into pursuant to Article 13 of, and upon execution shall be a part of, the Agreement for Number Portability Administration Center/Service Management System, as amended (the “Master Agreement”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).

EFFECTIVENESS.

This Amendment shall be effective as of the 10th day of October, 2003 (the “Amendment Effective Date”) but only upon execution of this Amendment by Contractor and Customer.  The number in the upper left-hand corner refers to this Amendment.  Undefined capitalized terms used herein shall have the meanings ascribed thereto under the Master Agreement.

SCOPE.

Contractor and Customer agree that Exhibit E (Pricing Schedules) is amended to reflect the following agreements between Contractor and Customer:

3.1                                 Bulk Data Downloads.  [* * *] $[* * *] $[* * *]

3.2                                 Engineering Support.  [* * *]$[* * *]$[* * *]

3.3                                 Ad Hoc Reports.  [* * *] $[* * *] $[* * *] $[* * *] (CDN$[* * *].

IMPACTS ON MASTER AGREEMENT.

4.1                                 Applicable.  The following portions of the Master Agreement are impacted by this Amendment

None                                           Master Agreement

None                                           Exhibit B Functional Requirements Specification

None                                           Exhibit C Interoperable Interface Specification

   ☒                                               Exhibit E Pricing Schedules

None                                           Exhibit F Project Plan and Test Schedule

None                                           Exhibit G Service Level Requirements

None                                           Exhibit H Reporting and Monitoring Requirements

None                                           Exhibit I Key Personnel

None                                           Exhibit J User Agreement Form

None                                           Exhibit K External Design

None                                           Exhibit L Infrastructure/Hardware

None                                           Exhibit M Software Escrow Agreement

None                                         Exhibit N System Performance Plan for NPAC/SMS Services

4.2                                 Pricing Schedule.  Effective on the Amendment Effective Date, Schedule 1 (Service Element Fees/Unit Pricing), Section 2 (Per User/Per Request Charges) of Exhibit E (Pricing Schedules) of the Master Agreement is amended by deleting the row entitled “Ad Hoc Reports” and substituting the following rows therefor:

[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *](1)	[* * *]	$[* * *]	$[* * *]
[* * *](2)	[* * *]	$[* * *]	$[* * *]
[* * *](3)	[* * *]	$[* * *]	$[* * *]

(1)                                  [* * *]

(2)                                  [* * *]

(3)                                  [* * *]

MISCELLANEOUS.

Continuation

Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this Amendment.  From and after the Amendment Effective Date, this Amendment shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

Counterparts.

This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Entire Agreement.

This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment:

CONTRACTOR:   NeuStar, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

CUSTOMER:  Canadian LNP Consortium, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

Amendment No. 40 (CA)			Date: October 10, 2003
SOW:	☐	No	October 8, 2003 DRAFT
	☒	Yes

STATEMENT OF WORK

FOR

VPN ACCESS TO NPAC/SMS FOR LTI USERS

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER /
SERVICE MANAGEMENT SYSTEM

STATEMENT OF WORK

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTRE/SERVICE MANAGEMENT SYSTEM

VPN ACCESS TO NPAC/SMS FOR LTI USERS

1.          PARTIES.

This amendment (this “Amendment” or “Statement of Work” or “SOW”) is entered into pursuant to Article 13 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System (the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).

2.          EFFECTIVENESS.

This Amendment shall be effective as of the 10th day of October, 2003 (the “Amendment Effective Date”) only upon execution of this Amendment by Contractor and Customer.  The number in the upper left-hand corner refers to this Amendment.  Undefined capitalized terms used herein shall have the meanings as defined in the Master Agreement.

3.          ADDITIONAL SERVICES.

3.1                           No Enhancements.

The Additional Services set forth in this SOW are not an Enhancement to the NPAC/SMS as defined under the Master Agreement.

3.2                           Scope.

Contractor shall provide an alternative method for low-tech interface (“LTI”) Users to access the NPAC/SMS.  The Virtual Private Network to be provided by Contractor under this SOW (“VPN”) access method relies on the Internet rather than on the Public Switch Telephone Network (“PSTN”) for transport of data between the Users’ sites and the NPAC/SMS data center sites.  The VPN access method to be provided by Contractor under this SOW shall maintain the same 56K bandwidth provided under the dial-up-method currently provided.  LTI User screens other than the log-on screens will maintain the same look and feel as that used by LTI Users prior to transition to the VPN access method.

The VPN access method to be provided by Contractor under this SOW is a replacement of the dial-up access method currently provided for LTI Users.  The dial-up method will be withdrawn immediately for new requests for LTI access to the NPAC/SMS, provided that Users currently accessing the NPAC/SMS by the dial-up method will be able to continue using this access until June 1, 2004.

Users will connect to the Internet via their Internet Service Provider.  Users are solely responsible for obtaining access to the Internet.  Users will be required to use Contractor’s VPN client software to, among other things, perform security handshakes with the VPN access equipment at the NPAC/SMS data center site.  The software and instructions for its installation and use will be made available on the NPAC/SMS Secure Web Site.  Contractor shall maintain fully functional VPN client software available for download on the NPAC/SMS Secure Web Site.  Contractor’s VPN client software may be installed without the need to remove the dial-up port connection software in the User’s LTI.  Thus the User can maintain both methods of access if desired for transition purposes.  Schedule A to this SOW expresses the general terms and conditions described by the Contractor to the Customer related to the technical efficiency of the VPN service offered as an Additional Service by the Contractor to the Customer under this SOW.  Such technical efficiencies described in Exhibit A are referred to in this SOW as the “Technical Efficiencies”.  The Contractor acknowledges and agrees that the representations of Contractor contained in the Technical Efficiencies have been relied upon by the Customer in its determination to execute and deliver this SOW.

3.3                           Limitations.

The provision of the Additional Services hereunder does not convey any form or type of title or ownership in any real or personal property, including, but not limited to, any networks or any transmission or other facilities and equipment related to the VPN.

3.4                           Non-Interference

Subject to and conditional upon Contractor’s provision of the Additional Services in accordance with this SOW and otherwise in accordance with the Master Agreement, Customer and Users agree that Users’ use of the VPN shall at all times be in accordance with the terms and conditions of this SOW and the Master Agreement, and that Users’ use of the VPN otherwise than in accordance with this SOW and the Master Agreement shall not cause any material negative interference with, or material negative impairment of, delivery of the Additional Services by the Contractor to other Users.

3.5                           Out of Scope Services.

This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW, and for which Contractor shall be compensated in accordance with Article 7 and Section 6.2, shall not be interpreted, implied, or assumed to include any other service(s) (hereinafter “Out of Scope Services”), which Out of Scope Services shall be provided in accordance with the Master Agreement and, specifically, Article 13, Additional Services.

4.          PROJECT SCHEDULE.

The schedule set forth in the following table is a summary of tasks and time frames for implementation:

Phase	Summary Milestone	Date
Phase 0	Amendment Effective Date	Oct. 10, 2003
Phase 1	Notify LTI Users of VPN access availability (Instructions, User software required provided on NPAC Secure Web Site)	Week 1
Phase 2	Withdraw dial-up access method	June 1, 2004

5.          COMPLETION AND ACCEPTANCE CRITERIA.

The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A                     Functional Requirements Specifications

N/A                     Requirements Traceability Matrix

N/A                     External Design

N/A                     System Design

N/A                     Detailed Design

N/A                     Integration Test Plan

N/A                     System Test Plan

N/A                     Software Quality Assurance Program Report

   ☒                    User Documentation

N/A                     Software Configuration Management Plan

N/A                     Standards and Metrics

6.          IMPACTS ON MASTER AGREEMENT.

6.1                           Applicable.

The following portions of the Master Agreement are impacted by this Amendment:

None                 Master Agreement

None                 Exhibit B Functional Requirements Specification

None                 Exhibit C Interoperable Interface Specification

   ☒                     Exhibit E Pricing Schedules

None                 Exhibit F Project Plan and Test Schedule

None                 Exhibit G Service Level Requirements

None                 Exhibit H Reporting and Monitoring Requirements

None                   Exhibit I Key Personnel

None                   Exhibit J User Agreement Form

None                 Exhibit K External Design

None                 Exhibit L Infrastructure/Hardware

None                   Exhibit M Software Escrow Agreement

None                 Exhibit N System Performance Plan for NPAC/SMS Services

None                 Exhibit O Statement of Work Cost Principles

6.2                           Pricing Schedule.

Effective on the Amendment Effective Date, Schedule 1 (Service Element Fees/Unit Pricing) of Exhibit E (Pricing Schedules) of the Master Agreement shall be amended by inserting the following item under Category 1 ( Monthly Charges) as follows:

[* * *](1)	[* * *]	CDN$[* * *]

(1)                                  [* * *]

7.          PRICING.

7.1                           Obligation.

Upon execution of this SOW, Contractor shall be entitled to be compensated for the Additional Services described herein in the amount and on the terms and conditions described below. Such compensation shall be the obligation of each applicable User.  For the purposes of and in accordance with Section 23.3 of the Master Agreement, (“Users Liability For Payments”), Additional Services, to the extent actually performed, shall be considered to be services performed prior to any effective date of termination. Accordingly, and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, but subject to Section 23.3 of the Master Agreement, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the applicable User, as provided for herein.

7.2                           Compensation.

The Parties acknowledge and agree that the pricing expressed in this SOW was calculated prior to the effective date of Exhibit O to the Master Agreement. Notwithstanding the foregoing, the Contractor acknowledges and agrees that the pricing for the Additional Services have been derived and calculated in material compliance with Exhibit O of the Master Agreement, which acknowledgment shall not be interpreted as an admission, by either Party, that Exhibit O is or is not a requirement for this SOW. The Contractor further expressly acknowledges and agrees, with respect to the pricing under this SOW, that such pricing shall not in any way be construed, directly or indirectly, as an agreement of, or waiver by, Customer of its rights to enforce the obligations of Contractor under Exhibit O in respect of any Statement of Work entered into by the Parties following the date of this SOW.

[* * *] US Dollars US$[* * *] Canadian Dollars[* * *] CDN$[* * *]

7.3                           Payment.

Contractor hereby waives the VPN access charge for the first partial and first full month of use by each User that transitions to the VPN access method within thirty (30) days of execution of this SOW by the parties.  Thereafter, Contractor shall prepare invoices and bill Users for VPN access in accordance with the Master Agreement and NPAC/SMS User Agreements thereunder.  Contractor shall continue to charge Users for dial-up-port access until the User notifies Contractor that its dial-up port access is to be terminated, or until the dial-up access is no longer provided.  Contractor shall prepare invoices in accordance with the Master Agreement invoicing, which may include invoicing for charges under other Statements of Work agreed to pursuant to Article 13 of the Master Agreement, on the last day of a calendar month and shall send such invoice to each User for the amount of its User charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.   Late payments will be subject to a one and one-quarter percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.

7.4                           Disputes.

Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing.  Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due. User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the thirty (30) day payment schedule, then such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User.  User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice date.

7.5                           Taxes.

Each User shall remit to or reimburse Contractor for any taxes that it is obligated to pay by law, rule or regulation or under this Amendment, the Master Agreement or its respective NPAC/SMS User Agreement.

8.          MISCELLANEOUS.

8.1                           Continuation.

Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this SOW.  From and after the Amendment Effective Date, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

8.2                           Counterparts.

This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

8.3                           Entire Agreement.

This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this SOW:

CONTRACTOR:   NeuStar, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

CUSTOMER:  Canadian LNP Consortium, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

Exhibit A

To

Amendment No. 40 (CA)

Technical Efficiencies

Administration & Management

NetScreen utilizes a web interface that allows the administrator to either locally or remotely manage and configure the software.  Most other vendors also have this capability but the layout and ease of use with the WebUI (NetScreen’s term) was superior.  It provides multiple levels of administrative rights, a broader scope of capabilities that can be managed and the interface is intuitive.  Installation and management of NetScreen’s appliances are easily accomplished via a number of management interfaces including a built-in WebUI, Command Line Interface (CLI), or NetScreen-Global PRO, NetScreen’s central management solution.

Customer Support

NetScreen’s customer support was by far more responsive and helpful prior to our purchase of the devices.   In addition, the cost for the level of service obtained provides NeuStar a better value for the money.

Feature/Functionality

The top two products that were evaluated had comparable features.  Both Cisco and NetScreen offered a wide variety of parameters that would allow users to customize and tailor their application to meet specific needs.  For example,

•                    Common Criteria and ICSA certified stateful inspection firewall

•                    FIPS 140 and ICSA certified IPSec VPN gateway

•                    Traffic management capabilities for optimizing limited bandwidth

•                    High Availability (HA) to ensure maximum network reliability

•                    Embedded Antivirus using AV technology from Trend Micro - targeted for the second half of 2003*

•                    Rich set of management interfaces, both internal and external

•                    Dynamic routing support to ease integration of security into existing networks and to support dynamically routed VPNs

Encryption

NetScreen’s integrated security appliances are purpose-built network security devices.  This means they combine firewall, Virtual Private Networking (VPN), and Denial of Service (DoS) mitigation functions.  Utilizing hardware-accelerated security technology, all NetScreen security appliances feature very low latency, high throughput IPSec encryption and firewall functions, and robust DoS mitigation; allowing them to seamlessly integrate into any network.

Amendment No. 44 (CA)			Date: June 1, 2004
SOW:	☐	No
	☒	Yes

STATEMENT OF WORK

FOR

CANADIAN VIRTUAL POINT OF PRESENCE TO [* * *]

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

STATEMENT OF WORK

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Canadian Virtual Point of Presence

1.          PARTIES.

This amendment (this “Amendment” or “Statement of Work” or “SOW”) is entered into pursuant to Article 13 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System (the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).

2.          EFFECTIVENESS.

This Amendment shall be effective as of the June 1, 2004 (the “Amendment Effective Date”) only upon execution of this Amendment by Contractor and Customer.  The number in the upper left-hand corner refers to this Amendment.  Undefined capitalized terms used herein shall have the meanings ascribed by the Master Agreement.

3.          ADDITIONAL SERVICES.

3.1                           Scope.

Contractor shall establish a virtual point of presence (“VPOP”) in a central location in Montreal, Quebec, Canada, through which Users shall be able to connect from time to time to Contractor’s NPAC/SMS Data Center currently located in [* * *] (the “NPAC/SMS Data Center”). The provision of the VPOP by Contractor pursuant to this SOW shall comprise Additional Services.  The Additional Services set forth in this SOW are not an Enhancement to the NPAC/SMS Software as defined under the Master Agreement.

3.2                           Services.

Contractor shall procure, obtain, and deploy all necessary facilities, hardware, and software, as well as all required licenses, permits, consents, and other rights (the “Underlying Rights”) to establish the VPOP in Montreal, Quebec, Canada to enable all Users requiring circuit connectivity to the NPAC/SMS Data Center to connect to such center through the VPOP.  Contractor shall be solely and fully responsible for all aspects of the provision of the VPOP including, without limitation, space, equipment, management, Underlying Rights, and the responsibility for the delivery of User traffic between the VPOP and the NPAC/SMS Data Center.

In order to access the VPOP, Users will be required to bring their fractional T1 or higher circuit(s) to the VPOP, as further described below.  The VPOP shall have a capacity equal to eight T1’s.  All Users connecting to the VPOP must meet the requirements set forth in the Minimum Connectivity Requirements document issued by Contractor and approved by Customer.  The point of demarcation between Users’ and Contractor’s networks shall be the Users’ connection to the VPOP third party service provider’s patch panel (the “Patch Panel”).  Users are responsible for their circuit up to such connection.  Contractor shall be responsible for connecting its circuit to the VPOP.  For the avoidance of doubt, SLR-7 (SOA/LSMS Interface Availability (User)) as set forth in Exhibit G to the Master Agreement, applies from the User’s connection point to the Patch Panel up to and including the NPAC/SMS Data Center.

3.3                           Limitations.

The provision of the Additional Services set forth in this SOW does not convey any form or type of title or ownership in any real or personal property, including, but not limited to, any networks or any transmission or other facilities and equipment related to the VPOP.

3.4                           Non-Interference.

Subject to and conditional upon Contractor’s provision of the Additional Services in accordance with this SOW and otherwise in accordance with the Master Agreement, Customer and Users agree that Users’ use of and connection to the VPOP shall at all times be in accordance with the terms and conditions of this SOW and the Master Agreement, and that Users’ use of the VPOP otherwise than in accordance with this SOW and the Master Agreement shall not cause any material negative interference with, or material negative impairment of, delivery of the Services by the Contractor to other Users.

4.          OUT OF SCOPE SERVICES.

This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW, and for which Contractor shall be compensated in accordance with Article 8 and Section 7.2, shall not be interpreted, implied, or assumed to include any other service(s) (hereinafter “Out of Scope Services”), which Out of Scope Services shall be provided in accordance with the Master Agreement and, specifically, Article 13, Additional Services.

5.          PROJECT SCHEDULE.

Contractor shall establish the VPOP by March 31, 2004.

6.          COMPLETION AND ACCEPTANCE CRITERIA.

The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A                     Functional Requirements Specifications

N/A                     Requirements Traceability Matrix

N/A                     External Design

N/A                     System Design

N/A                     Detailed Design

N/A                     Integration Test Plan

N/A                     System Test Plan

N/A                     Software Quality Assurance Program Report

   ☒                     User Documentation

N/A                     Software Configuration Management Plan

N/A                     Standards and Metrics

7.          IMPACTS ON MASTER AGREEMENT.

7.1                           Applicable.  The following portions of the Master Agreement are impacted by this SOW:

None                                         Master Agreement

None                                         Exhibit B Functional Requirements Specification

None                                         Exhibit C Interoperable Interface Specification

   ☒                                             Exhibit E Pricing Schedules

None                                         Exhibit F Project Plan and Test Schedule

None                                         Exhibit G Service Level Requirements

None                                         Exhibit H Reporting and Monitoring Requirements

None                                           Exhibit I Key Personnel

None                                           Exhibit J User Agreement Form

None                                         Exhibit K External Design

None                                         Exhibit L Infrastructure/Hardware

None                                           Exhibit M Software Escrow Agreement

None                                       Exhibit N System Performance Plan for NPAC/SMS Services

None                                         Exhibit O Statement of Work Cost Principles

7.2                           Pricing Schedule.  Effective on the Amendment Effective Date, Schedule 1 (Service Element Fees/Unit Pricing) of Exhibit E (Pricing Schedules) of the Master Agreement shall be amended by inserting the following item under Category 2 (Per User/Per Request Charges) as follows:

[* * *]	Per month in accordance with SOW44)	US$[* * *]	CDN$[* * *]

The Canadian pricing is calculated at the currently-specified conversion rate of 1.3612.

8.          PRICING.

8.1                           Obligation.

Upon execution of this SOW, Contractor shall be entitled to be compensated for the Additional Services described herein in the amount and on the terms and conditions described below. Such compensation shall be the obligation of each applicable User.  For the purposes of and in accordance with Section 23.3 of the Master Agreement (“Users’ Liability for Payments”), Additional Services, to the extent actually performed, shall be considered to be services performed prior to any such effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, but subject to Section 23.3 of the Master Agreement, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the applicable User(s) as provided for herein.

8.2                           Compensation.

[* * *] US Dollars[* * *] US$[* * *] Canadian Dollars[* * *] CDN$[* * *] US Dollars[* * *] US$[* * *] Canadian Dollars[* * *] CDN$[* * *]

8.3                           Payment.

Billing hereunder for the Monthly Recurring Charge shall commence the month or partial month following the date upon which the VPOP is made available to the Users.  Billing hereunder for the Non-Recurring Fee shall commence in the month immediately following the date set forth in Article 5.  Contractor shall prepare invoices in accordance with the Master Agreement invoicing, which may include invoicing for charges under other Statements of Work agreed to pursuant to Article 13 of the Master Agreement, on the last day of a calendar month and shall send such invoice to each User for the amount of its User charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.   Late payments will be subject to a one and one-quarter percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.

8.4                           Disputes.

Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing.  Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due. User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the thirty (30) day payment schedule, then such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User.  User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice date.

8.5                           Taxes.

Each User is to remit to or reimburse Contractor for any taxes that it is obligated to pay by law, rule or regulation or under this SOW, the Master Agreement or its respective NPAC/SMS User Agreement.

8.6                           Termination Costs.

Customer shall be entitled to terminate this SOW at any time during the term of provision of the Additional Services under this SOW by Contractor, provided that, in the event of any such termination, Users shall be entitled to re-terminate their circuits in the same fashion, and under the same terms and conditions, as was the case prior to implementation of the VPOP, and the following termination charges shall be payable, by Customer in the periods described below as a Non-Recurring Fee:

Terminate:	1 - 6 Months	7-12 Months	13 - 18 Months	19 - 24 Months	25 - 30 Months	31 - 36 Months
Total Termination Charge:	US $[* * *]	US $[* * *]	US $[* * *]	US $[* * *]	US $[* * *]	US$[* * *]

All amounts set forth in the table above are in US Dollars, and are payable in Canadian Dollars upon conversion of such amounts into Canadian Dollars at the exchange rate determined in accordance with Exhibit E of the Master Agreement.

Notwithstanding the foregoing, Contractor represents and warrants that the foregoing termination charges are the exact charges (without mark up or margin) payable by Contractor to its VPOP supplier in the event of termination by Contractor pursuant to its agreements with its supplier.  Contractor agrees that if Contractor becomes entitled to any discount, rebate or other reduction from such termination charges, any such other discount, rebate or reduction shall be applied in favor of the Customer as a dollar for dollar reduction from the termination charges which may otherwise be, or have been, payable by Customer hereunder.

9.          CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT.

Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this SOW.  From and after the Amendment Effective Date, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

10.                           MISCELLANEOUS.

10.1                     Counterparts.

This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

10.2                     Entire Agreement.

This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this SOW:

CONTRACTOR:   NeuStar, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

CUSTOMER:  Canadian LNP Consortium, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

Amendment No. 45 (CA)			Date: March 8, 2004
SOW:	☒	No
	☐	Yes

AMENDMENT

TO

CONTRACTOR SERVICES AGREERMENT

FOR

NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

TRAINING CHARGES

AMENDMENT

TO

CONTRACTOR SERVICES AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Training Charges

1.          PARTIES.

This amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System (the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).

2.          CONSIERATION & EFFECTIVENESS.

Customer and Contractor consider this Amendment to be part of the Amending Agreement, effective March 31, 2003, of the Master Agreement.

This Amendment shall be effective as of the 8th day of March, 2004 (the “Amendment Effective Date”) only upon execution of this Amendment by Contractor and Customer.  The number in the upper left-hand corner refers to this Amendment.  Undefined capitalized terms used herein shall have the meanings ascribed by the Master Agreement.

3.          NEW TRAINING CHARGES.

Effective on the Amendment Effective Date, Schedule 2 (Training Charges) of Exhibit E (Pricing Schedules) of the Master Agreement is hereby deleted in its entirety and replaced with Attachment 1 hereto.

4.          COMPLETION AND ACCEPTANCE CRITERIA.

The following internal documents are applicable to the Additional Services contemplated under this Amendment:

N/A                     Functional Requirements Specifications

N/A                     Requirements Traceability Matrix

N/A                     External Design

N/A                     System Design

N/A                     Detailed Design

N/A                     Integration Test Plan

N/A                     System Test Plan

N/A                     Software Quality Assurance Program Report

   ☒                     User Documentation

N/A                     Software Configuration Management Plan

N/A                     Standards and Metrics

5.          IMPACTS ON MASTER AGREEMENT.

The following portions of the Master Agreement are impacted by this Amendment:

None                                         Master Agreement

None                                         Exhibit B Functional Requirements Specification

None                                         Exhibit C Interoperable Interface Specification

   ☒                                             Exhibit E Pricing Schedules

None                                         Exhibit F Project Plan and Test Schedule

None                                         Exhibit G Service Level Requirements

None                                         Exhibit H Reporting and Monitoring Requirements

None                                           Exhibit I Key Personnel

None                                           Exhibit J User Agreement Form

None                                         Exhibit K External Design

None                                         Exhibit L Infrastructure/Hardware

None                                           Exhibit M Software Escrow Agreement

None                                       Exhibit N System Performance Plan for NPAC/SMS Services

None                                         Exhibit O Statement of Work Cost Principles

6.          MISCELLANEOUS.

6.1                           Continuation of Master Agreement and User Agreement

Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this Amendment.  From and after the Amendment Effective Date, this Amendment shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

6.2                           Counterparts.

This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

6.3                           Entire Agreement.

This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment:

CONTRACTOR:   NeuStar, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

CUSTOMER:  Canadian LNP Consortium, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

ATTACHMENT 1

TO

AMENDMENT NO. 45(CA)

New Training Charges

Schedule 2

Training Charges

Service Element	UNIT	US PRICE	CA PRICE
[* * *]*	[* * *]	$[* * *]	$[* * *]**

*   [* * *]

** [* * *]

AMENDMENT

TO

CONTRACTOR SERVICES AGREERMENT

FOR

NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

ANNUAL UPDATE TO CONVERSION FACTOR

AMENDMENT

TO

CONTRACTOR SERVICES AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Annual Update to Conversion Factor

1.          PARTIES

This amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System (the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the Canadian LNP Consortium, Inc., a corporation incorporated under the laws of Canada (the “Customer”).

2.          EFFECTIVENESS

This Amendment shall be effective as of the 1st day of June 2004 (the “Amendment Effective Date”) only upon execution of this Amendment by Contractor and Customer.  The number in the upper left-hand corner refers to this Amendment.  Undefined capitalized terms used herein shall have the meanings ascribed by the Master Agreement.

3.          ANNUAL UPDATE

Pursuant to that certain Amending Agreement, effective March 31, 2003 (the “Amending Agreement”), of the Master Agreement, Contractor and Customer agreed to specify all amounts chargeable, payable, or to be credited under the Master Agreement, including, for greater certainty and without limitation, amounts listed in Exhibit E, Exhibit G and amounts under or pursuant to any Statement of Work and any Performance Credits, in Canadian dollars, but except as otherwise provided in the Amending Agreement.  For the period June 1, 2003 to May 31, 2004, each such dollar amount, was initially converted from its U.S. dollar amount into Canadian dollars by multiplying each such amount by a conversion factor equal to 1.5723.

In accordance with the terms of the Amending Agreement, effective on each anniversary of the Amending Agreement, the conversion factor set forth above is recomputed based on the average of the exchange rates for each of the last five (5) Business Days in the month of April immediately preceding the applicable anniversary of the Amending Agreement’s effective date, as published in the Key Currency Cross Rates column of the Wall Street Journal.  In accordance with the terms and conditions of the Amending Agreement, the conversion factor as of June 1, 2004 was calculated and equals 1.3612.

4.          AMENDMENT AND RESTATEMENT

Effective on the Amendment Effective Date, and throughout the Initial Term, the parties hereby amend and restate Exhibit E and Exhibit G to the Master Agreement and Article 16 of the Master Agreement in their entirety to reflect all amounts chargeable, payable, or to be credited under the Master Agreement in Canadian dollars based on the conversion factor set forth in Article 3 above (attached hereto as Attachments 1, 2 and 3, respectively).  Notwithstanding the foregoing, except when and as otherwise expressly provided by a written agreement between Contractor and Customer, and subject to the reservation in Article 5 below, any amended and restated document attached hereto is intended for information purposes only.

5.          RESERVATION

The rights and obligations of the parties with respect to the calculation and application of a conversion factor are defined in the Master Agreement, as amended, by the Amending Agreement.  It is the intent of the parties that neither party will be prejudiced by any errors or mistakes in calculating any conversion factor or by the application of any conversion factor.  Upon the discovery of any such error or mistake, the parties will promptly and in good faith issue a correction; e.g., by issuing a revised Statement of Work.

6.          COMPLETION AND ACCEPTANCE CRITERIA

The following internal documents are applicable to the Additional Services contemplated under this Amendment:

N/A                     Functional Requirements Specifications

N/A                     Requirements Traceability Matrix

N/A                     External Design

N/A                     System Design

N/A                     Detailed Design

N/A                     Integration Test Plan

N/A                     System Test Plan

N/A                     Software Quality Assurance Program Report

N/A                     User Documentation

N/A                     Software Configuration Management Plan

N/A                     Standards and Metrics

7.          IMPACTS ON MASTER AGREEMENT.

The following portions of the Master Agreement are impacted by this Amendment:

   ☒                                             Master Agreement

None                                         Exhibit B Functional Requirements Specification

None                                         Exhibit C Interoperable Interface Specification

   ☒                                             Exhibit E Pricing Schedules

None                                         Exhibit F Project Plan and Test Schedule

   ☒                                             Exhibit G Service Level Requirements

None                                         Exhibit H Reporting and Monitoring Requirements

None                                           Exhibit I Key Personnel

None                                           Exhibit J User Agreement Form

None                                         Exhibit K External Design

None                                         Exhibit L Infrastructure/Hardware

None                                           Exhibit M Software Escrow Agreement

None                                       Exhibit N System Performance Plan for NPAC/SMS Services

None                                         Exhibit O Statement of Work Cost Principles

8.          MISCELLANEOUS.

8.1                           Continuation of Master Agreement and User Agreement

Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this Amendment.  From and after the Amendment Effective Date, this Amendment shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

8.2                           Counterparts.

This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

8.3                           Entire Agreement.

This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment:

CONTRACTOR:   NeuStar, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

CUSTOMER:  Canadian LNP Consortium, Inc.

By:__________________________________

Its:__________________________________

Date:_________________________________

ATTACHMENT 1

TO

AMENDMENT NO. 46(CA)

Amended and Restated Exhibit E to Master Agreement

ATTACHMENT 2

TO

AMENDMENT NO. 46(CA)

Amended and Restated Exhibit G to Master Agreement

EXHIBIT G

SERVICE LEVEL REQUIREMENTS

NPAC/SMS

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Performance Credit Canadian Dollars	Report Frequency and Performance Credit Calculation Interval
1.	Service Availability (Customer)	Maintain a 99.9% minimum Service Availability	Service Affecting

>99.85% but <99.90%: $[* * *];

>99.80% but <99.85%: $[* * *];

>99.75% but <99.80%: $[* * *];

>99.70% but <99.75%: $[* * *];

>99.65% but <99.70%: $[* * *];

>99.60% but <99.65%: $[* * *];

<99.60%: $[* * *]

>99.85% but <99.90%: $[* * *];

>99.80% but <99.85%: $[* * *];

>99.75% but <99.80%: $[* * *];

>99.70% but <99.75%: $[* * *];

>99.65% but <99.70%: $[* * *];

>99.60% but <99.65%: $[* * *];

<99.60%: $[* * *]

Monthly

2.	Scheduled Service Unavailability (Customer)

Scheduled Service Unavailability will be equal to or less than 20 hours per calendar quarter, or such longer period otherwise agreed to by the Parties, provided that such twenty (20) hour period (each, a “20 Hour Period”) shall not include time reasonably required for release implementations, data rebuilds, and other non-routine tasks (the time for which shall be agreed to on a case by case basis). Contractor shall, not less than ten (10) business days prior to, and not less than four (4) business days after, each Scheduled Service Unavailability event, provide to Customer a request for maintenance and report, respectively, both in the form of Annex A attached to this Exhibit G. Contractor shall not proceed with the proposed Scheduled Service Unavailability unless it has received prior written approval (e-mail is acceptable) from Customer for its request for maintenance, which approval shall not be unreasonably withheld. For greater certainty, for any Scheduled Service Unavailability in excess of 20 hours in each 20 Hour Period, Customer shall be entitled to enforce all remedies available to it, including without limitation Performance Credits as set forth in this SLR 2. No Scheduled Service Unavailability event shall exceed ten (10) hours. Each such event shall be scheduled in advance and shall be coordinated with each User’s maintenance schedule.

		Service Affecting	$[* * *] for each hour or portion thereof in excess of approved Scheduled Service Unavailability or such longer period otherwise agreed to by the Parties	$[* * *] for each hour or portion thereof in excess of approved Scheduled Service Unavailability or such longer period otherwise agreed to by the Parties	Monthly

3.	SOA/LSMS Acknowledge-ment Response Times (Customer)	Response time (i.e., means NPAC processing time) for 95% of the responses will be equal to or less than 3 seconds, except for miscellaneous transactions, such as queries, audits and edits	Service Affecting	$[* * *]	$[* * *]	Monthly
4.	LSMS Broadcast Time (Customer)	A mean time maximum of 60 seconds from activation to broadcast	Service Affecting	$[* * *]	$[* * *]	Monthly
5.	SOA to NPAC Interface Transaction Rates (Customer)	Maintain a minimum of 2 transactions per second per User SOA for 95% of the transactions.	Service Affecting	$[* * *]	$[* * *]	Monthly
6.	NPAC to LSMS Interface Transaction Rates (Customer)	Maintain a minimum of 10 transactions per second per User LSMS for 95% of the transactions (excluding the impact of delays caused by Users)	Service Affecting	$[* * *]	$[* * *]	Monthly

7.	SOA/LSMS Interface Availability (User)	Maintain an Interface Availability at a minimum of 99.9%	Service Affecting

>99.85% but <99.90%: $[* * *]; >99.80% but <99.85%: $[* * *]; >99.75% but <99.80%: $[* * *]; >99.70% but <99.75%: $[* * *]; >99.65% but <99.70%: $[* * *]; >99.60% but <99.65%: $[* * *]; <99.60%: $[* * *]

>99.85% but <99.90%: $[* * *]; >99.80% but <99.85%: $[* * *]; >99.75% but <99.80%: $[* * *]; >99.70% but <99.75%: $[* * *]; >99.65% but <99.70%: $[* * *]; >99.60% but <99.65%: $[* * *]; <99.60%: $[* * *]

Monthly
8.	Unscheduled Backup Cutover time (Customer)	A maximum of 10 minutes to cutover to the backup site	Service Affecting	$[* * *]	$[* * *]	Per Event
9.	NPAC/SMS Partial Disaster Restoral Interval (Customer)	Partial restoration will be equal to or less than 24 hours (Partial restoration meaning the capability of receiving, processing and broadcasting updates)	Service Affecting	$[* * *] for each day or portion thereof in excess of 24 hours	$[* * *] for each day or portion thereof in excess of 24 hours	Per Event
10.	NPAC/SMS Full Disaster Restoral (Customer)	Full restoration will occur at a maximum of 48 hours	Service Affecting	$[* * *] for each day or portion thereof in excess of 24 hours	$[* * *] for each day or portion thereof in excess of 24 hours	Per Event
11.	RESERVED
12.	User Problem Resolution	Minimum 80% calls during Normal Business Hours answered by live operators within 10 seconds	Non-Service Affecting	[* * *]	[* * *]	Monthly
13.	RESERVED
14.	User Problem Resolution	99.0% callback within 30 minutes for requests made during other than Normal Business Hours	Non Service Affecting	[* * *]	[* * *]	Monthly
15.	User Problem Resolution	A minimum of 99.5% of all commitments to get back to the User after the initial contact will be met	Non-Service Affecting	[* * *]	[* * *]	Monthly

16.	RESERVED
17.	RESERVED
18.	System Security	Monitor and record unauthorized system access	Non-Service Affecting	[* * *]	[* * *]	Per Event
19.	System Security	Remedy logon security permission errors immediately after User notification	Non-Service Affecting	[* * *]	[* * *]	Per Event
20.	RESERVED

21.	Scheduled Service Unavailability Notification

Notice of Scheduled Service Unavailability for routine maintenance of NPAC/SMS to be given a minimum of 2 weeks in advance. Notice of Scheduled Service Unavailability for non-routine maintenance of NPAC/SMS to be given as follows:

•      During Normal Business Hours - a minimum of 7 days in advance

•      During Non-Normal Business Hours - a minimum of 24 hours in advance

			Non-Service Affecting	[* * *]	[* * *]	Per Event
22.	Unscheduled Service Unavailability Notification	Notify User within 15 minutes of detection of an occurrence of unscheduled Service Unavailability	Non-Service Affecting	[* * *]	[* * *]	Per Event
23.	Unscheduled Service Unavailability Notification	Provide 30-minute updates of NPAC status following an occurrence of unscheduled Service Unavailability through recorded announcement and client bulletins	Non-Service Affecting	[* * *]	[* * *]	Per Event
24.	RESERVED
25.	RESERVED
26	RESERVED
27.	RESERVED

ATTACHMENT 3

TO

AMENDMENT NO. 46(CA)

Amended and Restated Article 16 of the Master Agreement

EXHIBIT  E

PRICING SCHEDULES

NPAC/SMS SERVICES

Amendment No. 46 (CA)			Date: June 1, 2004
SOW:	☒	No
	☐	Yes

PRICING SCHEDULES

The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement.  A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement.  See Agreement for other applicable charges.

Notwithstanding anything in the Agreement to the contrary: (a) all amounts chargeable, payable, or to be credited under the Agreement, including, for greater certainty and without limitation, amounts listed in Exhibit E, Exhibit G and amounts under or pursuant to any Statement of Work and any Performance Credits, shall be in Canadian dollars; and (b) all amounts described in subparagraph (a) immediately above, excluding the amount set forth in Sections 20.1(iv) (which amount shall continue to be denominated in US dollars) and 20.4(iv) (which amount shall continue to be denominated in Canadian dollars as set forth below), will be adjusted as follows:

(I)                                    effective on the Effective Date, for the period June 1, 2003 to May 31, 2004, each such dollar amount, shall be converted from its U.S. dollar amount, as such amounts appear in the Agreement immediately prior to the Effective Date (other than such of those amounts expressly amended by an Amending Agreement between Contractor and Customer, dated March 31, 2003, which amended amounts shall be utilized for the purposes of the conversion described herein) into Canadian dollars by multiplying each such amount by the number 1.5723; and

(II)                                effective on each anniversary of the Effective Date, each such dollar amount shall be converted from its U.S. dollar amount, as such U.S. dollar amounts appear in the Agreement immediately prior to the Effective Date (other than such of those amounts expressly amended by an Amending Agreement between Contractor and Customer, dated March 31, 2003, which amended amounts shall be utilized for the purposes of the conversion described herein), into Canadian dollars by multiplying each such amount by the average of the exchange rates for each of the last five (5) Business Days in the month of April immediately preceding the applicable anniversary of the Effective Date, as published in the Key Currency Cross Rates column of the Wall Street Journal.

Effective on the Effective Date, and throughout the Initial Term, the dollar amount set forth in Section 20.4  will be adjusted by multiplying such dollar amount by the number 1.0000.

Within fifteen (15) days following the last Business Day in April of each year, the arties shall amend and restate Exhibit E, Exhibit G, and Article 16 in their entirety, to reflect all dollar amounts in Canadian dollars based on the applicable exchange rate.

The exchange rate determined at the June 1, 2004 anniversary is 1.3612.

Schedule 1

Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price U.S. Dollars	Price Canadian Dollars
[* * *]
	[* * *](1)	[* * *]	$[* * *]	$[* * *]
	[* * *](1)	[* * *]	$[* * *]	$[* * *]
	[* * *](2)	[* * *]	$[* * *]	$[* * *]
	[* * *](1)	[* * *]	$[* * *]	$[* * *]
	[* * *]	[* * *]	$[* * *]	$[* * *]
	[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]
	[* * *](3)	[* * *]	$[* * *]	$[* * *]
	[* * *](4)	[* * *]	$[* * *] $[* * *] $[* * *]	$[* * *] $[* * *] $[* * *]
	[* * *]	[* * *]	$[* * *]	$[* * *]
	[* * *]	$[* * *]	$[* * *]
	[* * *](5)	[* * *]	$[* * *] $[* * *]	$[* * *] $[* * *]
	[* * *](6)	[* * *]	$[* * *]	$[* * *]
	[* * *](7)	[* * *]	$[* * *]	$[* * *]

	[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]
	[* * *](8)	[* * *]	$[* * *]	$[* * *]
	[* * *](9)	[* * *]	$[* * *]	$[* * *]

Schedule 2

Training Charges

Service Element	Unit	Price U.S. Dollars	Price Canadian Dollars
[* * *]*[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]*[* * *](10) (11)	[* * *]	$[* * *]	$[* * *]

*                                         Training consists of LTI User Training lasting 8 to 12 hours.

Schedule 3

Interoperability Testing *

Category & Service Element	Unit	Price	Price Canadian Dollars
[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]
[* * *]	[* * *]	$[* * *]	$[* * *]

*                                         [* * *]

(1)                                  Monthly port charges [* * *]

(2)                                  Existing Dial-Up Port [* * *]

(3)                                  [* * *]

(4)                                  The TN Porting Event [* * *]

                                                The TN Porting Event [* * *]

(5)                                  An Ad Hoc Report [* * *]

(6)                                  [* * *]

(7)                                  [* * *]

(8)                                  The one-time Log-on ID [* * *]

(9)                                  The Mechanized Interface [* * *]

(10)                            [* * *]

(11)                            [* * *]